UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒      Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

New Fortress Energy Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

On April 1, 2026, New Fortress Energy Inc. (the “Company”) filed soliciting materials pursuant to Rule 14a-12 promulgated under the Securities Exchange Act of 1934, as amended (the “Original Filing”). The Original Filing was inadvertently tagged as a “DEF 14A” submission on EDGAR, despite the Original Filing not constituting a definitive proxy statement. This EDGAR filing submitted on May 27, 2027, constitutes the Company’s actual filing of its definitive proxy statement. The Company will distribute and make available to its stockholders this definitive proxy statement. However, due to the Original Filing, the Company is technically unable to file and tag this definitive proxy statement as a “DEF 14A” submission, as prescribed. Accordingly, the Company is filing and tagging this definitive proxy statement as a “DEFR14A” submission. The Company is including this Explanatory Note to clarify that this “DEFR14A” submission is not an amendment or revision to any prior definitive proxy statement.

NEW FORTRESS ENERGY INC.
May 27, 2026

Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of New Fortress Energy Inc. (the “Annual Meeting”) to be held at Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, One Manhattan West, New York, New York 10001, on June 17, 2026, at 9:00 a.m., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.
IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to vote today by the Internet, by telephone or by completing, signing and returning your proxy card in the envelope provided.
PLEASE NOTE THAT YOU MUST FOLLOW THESE INSTRUCTIONS IN ORDER TO ATTEND AND BE ABLE TO VOTE AT THE ANNUAL MEETING: All stockholders may vote in person at the Annual Meeting. In addition, any stockholder may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf. If you are a beneficial owner of shares, you must take the following three steps in order to be able to attend and vote at the Annual Meeting: (1) obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections along with your ballot; (2) contact our Investor Relations department to obtain an admission card and present this admission card to the inspector of elections; and (3) present an acceptable form of photo identification, such as a driver’s license or passport, to the inspector of elections.

Sincerely,

/s/ Wesley R. Edens

Wesley R. Edens
Chairman of the Board of Directors

NEW FORTRESS ENERGY INC.
NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of New Fortress Energy Inc.:

The annual meeting of stockholders (the “Annual Meeting”) of New Fortress Energy Inc., a Delaware corporation, will be held at Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, One Manhattan West, New York, New York 10001, on June 17, 2026, at 9:00 a.m., Eastern Time. The matters to be considered and acted upon by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)	a proposal to elect two Class I directors to serve until the 2029 annual meeting of stockholders and until their successors are duly elected or appointed and qualified (the "Directors Proposal");

(ii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2026 (the "Auditor Approval Proposal");

(iii)
proposals to approve and adopt, effective as of the closing of the Restructuring Transaction, an amendment and restatement to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), in the form attached to this Proxy Statement as Annex A (the “Amended Certificate of Incorporation”), for the following amendments (collectively, the “Charter Amendment Proposals”):
a)    Board Declassification – to amend certain provisions of the Certificate of Incorporation to remove the existing staggered board (Proposal 3A);

b)    Majority Voting for Directors – to amend the Certificate of Incorporation to provide for the election of directors by a majority of the total votes that may be cast in the election of directors by holders of all issued and outstanding shares of the Company entitled to vote (Proposal 3B);

c)    Minimum Board Size – to amend the Certificate of Incorporation to increase the minimum size of the Board from one director to three directors (Proposal 3C);

d)    Entitlement to Vote on Certain Matters – to amend the Certificate of Incorporation to provide that holders of shares of Class A common stock will not be entitled to vote on any amendment to the Certificate of Incorporation (including the Certificate of Designations and any other applicable designation of capital stock) that relates solely to the terms of one or more outstanding series of shares of preferred stock or other classes or series of capital stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the Certificate of Incorporation (including the Certificate of Designations and any other applicable designation of capital stock) or pursuant to the General Corporation Law of the State of Delaware (the "DGCL") (Proposal 3D);

e)    Officer Exculpation – to amend the Certificate of Incorporation to provide for exculpation of certain of the Company’s officers from liability to the extent permitted by Delaware law, substantially aligning the protections for the Company’s officers with those currently afforded to the Company’s directors (Proposal 3E);

f)    Removal of References to the Company’s Class B Shares – to amend the Certificate of Incorporation to remove any and all references to shares of the Company’s Class B common stock, including the terms associated with such stock (Proposal 3F);

g)    Reverse Stock Split – to amend the Certificate of Incorporation to effect a reverse split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Split”) at a reverse split ratio of 1-for-50 (Proposal 3G); and

h)    Amendment and Restatement of the Certificate of Incorporation – conditioned upon the receipt of the requisite vote on Proposals 3A through 3G, to approve the proposed Amended Certificate of Incorporation, which includes the approval of all other changes in the Amended Certificate of Incorporation in connection with replacing the Certificate of Incorporation with the proposed Amended Certificate of Incorporation (Proposal 3H);

(iv)
a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), and for all other relevant purposes, the potential issuance of shares of Common Stock in excess of 20% of our outstanding Common Stock (the “Stock Issuance Proposal”);

(v)
a proposal to approve an amendment and restatement of the Company’s 2019 Omnibus Incentive Plan (as amended and restated as of August 7, 2020, the “Incentive Plan”), in the form attached to this Proxy Statement as Annex C (the “Amended and Restated Incentive Plan”) (the “Incentive Plan Proposal” and, collectively with the Charter Amendment Proposals and the Stock Issuance Proposal, the “Restructuring Transaction Proposals”);

(vi)
a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of the Proposals (as defined below) at the time of the Annual Meeting (the “Adjournment Proposal” and, collectively with the Directors Proposal, the Auditor Approval Proposal and the Restructuring Transaction Proposals, the “Proposals”); and

(vii)	any other business properly presented at the Annual Meeting.
Stockholders of record at the close of business on May 15, 2026 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Return the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. You can also vote by telephone or by the Internet by following the instructions provided on the proxy card. Whether or not you plan to attend the Annual Meeting in person, please vote by one of these three methods. If you are the record holder of your shares and you attend the meeting, you may revoke your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

/s/ Kevin F. Sullivan
Kevin F. Sullivan
Secretary
111 W. 19th Street, 8th Floor
New York, New York 10011
May 27, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON June 17, 2026:

The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K
are available on the Investor Relations section of our website at
www.newfortressenergy.com.

ANNEX A    AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
ANNEX B     AMENDED AND RESTATED BYLAWS
ANNEX C     AMENDED AND RESTATED INCENTIVE PLAN
ANNEX D     CERTIFICATE OF DESIGNATIONS OF SERIES A CONVERTIBLE PREFERRED STOCK
ANNEX E     SEPARATION AGREEMENT
ANNEX F     AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF NFE
    FLNG 2 LLC
ANNEX G     REGISTRATION RIGHTS AGREEMENT
ANNEX H     PRO FORMA FINANCIAL INFORMATION REQUIRED UNDER REGULATION S-X,
    ARTICLE 11

NEW FORTRESS ENERGY INC.
111 W. 19th Street, 8th Floor
New York, New York 10011
PROXY STATEMENT
For the 2026 Annual Meeting of Stockholders to Be Held on
June 17, 2026

This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the board of directors of New Fortress Energy Inc. (the “Board of Directors” or "Board"), a Delaware corporation, for use at the Annual Meeting to be held on June 17, 2026 and any adjournments or postponements thereof. “We,” “our,” “us,” “the Company” and “NFE” each refers to New Fortress Energy Inc. The mailing address of our executive office is 111 W. 19th Street, 8th Floor, New York, New York 10011. Our proxy materials, including this Proxy Statement, the accompanying proxy card and the notice of annual meeting, or the Notice of Internet Availability of Proxy Materials (the “Internet Notice”), if applicable, are first being mailed to holders of Class A common stock, $0.01 par value per share, of the Company (“Common Stock”), on or about May 27, 2026.
As of the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy materials other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.
Matters to be considered at the Annual Meeting
At the Annual Meeting, the stockholders of the Company will vote upon:

(i)	a proposal to elect two Class I directors to serve until the 2029 annual meeting of stockholders and until their successors are duly elected or appointed and qualified (the "Directors Proposal");

(ii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2026 (the "Auditor Approval Proposal");

(iii)
proposals to approve and adopt, effective as of the closing of the Restructuring Transaction, an amendment and restatement to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), in the form attached to this Proxy Statement as Annex A (the “Amended Certificate of Incorporation”), for the following amendments (collectively, the “Charter Amendment Proposals”):
a)    Board Declassification – to amend certain provisions of the Certificate of Incorporation to remove the existing staggered board (Proposal 3A);

b)    Majority Voting for Directors – to amend the Certificate of Incorporation to provide for the election of directors by a majority of the total votes that may be cast in the election of directors by holders of all issued and outstanding shares of the Company entitled to vote (Proposal 3B);

c)    Minimum Board Size – to amend the Certificate of Incorporation to increase the minimum size of the Board from one director to three directors (Proposal 3C);

d)    Entitlement to Vote on Certain Matters – to amend the Certificate of Incorporation to provide that holders of shares of Class A common stock will not be entitled to vote on any amendment to the Certificate of Incorporation (including the Certificate of Designations and any other applicable designation of capital stock) that relates solely to the terms of one or more outstanding series of shares of preferred stock or other classes or series of capital stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the Certificate of Incorporation (including the Certificate of Designations and any other applicable designation of capital stock) or pursuant to the DGCL (Proposal 3D);

e)    Officer Exculpation – to amend the Certificate of Incorporation to provide for exculpation of certain of the Company’s officers from liability to the extent permitted by Delaware law, substantially aligning the protections for the Company’s officers with those currently afforded to the Company’s directors (Proposal 3E);

f)    Removal of References to the Company’s Class B Shares – to amend the Certificate of Incorporation to remove any and all references to shares of the Company’s Class B common stock, including the terms associated with such stock (Proposal 3F);

g)    Reverse Stock Split – to amend the Certificate of Incorporation to effect a reverse split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Split”) at a reverse split ratio of 1-for-50 (Proposal 3G); and

h)    Amendment and Restatement of the Certificate of Incorporation – conditioned upon the receipt of the requisite vote on Proposals 3A through 3G, to approve the proposed Amended Certificate of Incorporation, which includes the approval of all other changes in the Amended Certificate of Incorporation in connection with replacing the Certificate of Incorporation with the proposed Amended Certificate of Incorporation (Proposal 3H);

(iv)
a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), and for all other relevant purposes, the potential issuance of shares of Common Stock in excess of 20% of our outstanding Common Stock (the “Stock Issuance Proposal”);

(v)
a proposal to approve an amendment and restatement of the Company’s 2019 Omnibus Incentive Plan (as amended and restated as of August 7, 2020, the “Incentive Plan”), in the form attached to this Proxy Statement as Annex C (the “Amended and Restated Incentive Plan”) (the “Incentive Plan Proposal” and, collectively with the Charter Amendment Proposals and the Stock Issuance Proposal, the “Restructuring Transaction Proposals”);

(vi)
a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of the Proposals (as defined below) at the time of the Annual Meeting (the “Adjournment Proposal” and, collectively with the Directors Proposal, the Auditor Approval Proposal and the Restructuring Transaction Proposals, the “Proposals”); and

(vii)	any other business properly presented at the Annual Meeting.

GENERAL INFORMATION ABOUT VOTING
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of Common Stock held of record as of the close of business on May 15, 2026, and will provide reimbursement for the cost of forwarding the materials.
Stockholders Entitled to Vote
As of April 30, 2026, there were 285,634,650 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote. Stockholders of record at the close of business on May 15, 2026 are entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
Stockholders of Record. If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by the Company.
Street Name Holders. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials will be or have been forwarded to you by your bank or broker. The bank or broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your bank or broker on how to vote the shares held in your account. If you wish to attend the Annual Meeting, you will need to obtain a “legal proxy” from your bank or broker.
Required Vote
A quorum will be present if the holders of a majority of the outstanding shares of Common Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned a valid proxy or if you hold your shares in your own name as holder of record and attend the Annual Meeting in person, your shares will be counted as present for the purpose of determining whether there is a quorum. Abstentions and broker “non-votes” (as described below) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

The following table summarizes the board recommendation, voting standard, treatment of abstentions and expected treatment of broker non-votes relating to the Proposals.

Voting Item	Board Recommendation	Voting Standard	Treatment of Abstentions	Expected Treatment of Broker Non-Votes
Proposal 1- Directors Proposal	FOR	Plurality of the voting power of votes cast by holders of Common Stock	No effect	No effect
Proposal 2 - Auditor Approval Proposal	FOR	Majority of the voting power of votes cast by holders of Common Stock	No effect	No effect
Proposal 3 - Charter Amendment Proposals	FOR	Majority of the total votes that may be cast in the election of directors by holders of all issued and outstanding shares of Common Stock	Same effect as a vote AGAINST the Proposal	Same effect as a vote AGAINST the Proposal
Proposal 4 - Stock Issuance Proposal	FOR	Majority of the voting power of votes cast by holders of Common Stock	No effect	No effect
Proposal 5 - Incentive Plan Proposal	FOR	Majority of the voting power of votes cast by holders of Common Stock	No effect	No effect
Proposal 6 - Adjournment Proposal	FOR	Majority of the voting power of votes cast by holders of Common Stock	No effect	No effect
Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by stock exchange rules from voting on a particular matter. Under these rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters.

If the enclosed proxy card is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy card unless it is properly revoked prior thereto. If no specification is made on the proxy card as to any one or more of the Proposals, the shares of Common Stock represented by the proxy will be voted FOR the Directors Proposal, the Auditor Approval Proposal and the Restructuring Transaction Proposals, and in the discretion of the proxy holder on the Adjournment Proposal.
As of the date of this Proxy Statement, we are not aware of any other matters to be raised at the Annual Meeting.
Voting
Stockholders of Record. If you are a stockholder of record, you may instruct the proxies to vote your shares by telephone, by the Internet or by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of Common Stock in person at the Annual Meeting.
Street Name Holders. If you are a street name holder, you will receive instructions from your bank or broker that you must follow to be able to attend the Annual Meeting or to have your shares voted at the Annual Meeting.
Right to Revoke Proxy
Stockholders of Record. If you are a stockholder of record, you may revoke your proxy instructions through any of the following methods:

•	send written notice of revocation, prior to the Annual Meeting, to our Secretary, Mr. Kevin F. Sullivan, at New Fortress Energy Inc., 111 W. 19th Street, 8th Floor, New York, New York 10011;

•	sign, date and mail a new proxy card to our Secretary;

•	dial the number provided on the proxy card and vote again;

•	log onto the website provided on the proxy card and vote again; or

•	attend the Annual Meeting and vote your shares in person.

Street Name Holders. If you are a street name holder, you must contact your bank or broker to receive instructions as to how you may revoke your proxy instructions.
Copies of Annual Report to Stockholders
A copy of our Annual Report on Form 10-K for our most recently completed fiscal year, which was filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2026 (the "Annual Report"), accompanies this Proxy Statement. You can also find a copy of our Annual Report on the Investor Relations section of the NFE website (www.newfortressenergy.com).
Voting Results
Broadridge Financial Solutions, Inc., our independent tabulating agent, will count the votes and act as the Inspector of Election (the “Inspector of Election”). We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.
Confidentiality of Voting
We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only the Inspector of Election to examine these documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements regarding, among other things, our plans, strategies, prospects and projections, both business and financial. All statements contained in this Proxy Statement other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include:

•adequately addressing the substantial doubt as to our ability to continue as a going concern and satisfy our liquidity needs, including the consummation of certain items that management expects to occur and other transactions intended to enhance our liquidity;
•our ability to successfully consummate the Restructuring Transaction, on the timeline contemplated or at all, and our ability to realize the intended benefits of the Restructuring Transaction;
•risks related to the implementation of the Restructuring Transaction, including diverting management’s attention and resources, increased costs, and adverse effects on our relationships with customers, suppliers, employees, and other stakeholders;
•operational, financial, tax and other risks related to the separation of the Company into two independent entities as part of the Restructuring Transaction;
•our ability to maintain effective internal control over financial reporting and disclosure controls and procedures, including our ability to remediate our material weaknesses in our internal control over financial reporting and the timing of any such remediation;
•the results of our subsidiaries, affiliates, joint ventures and special purpose entities in which we invest and their ability to make dividends or distributions to us;
•construction and operational risks related to our facilities and assets, including cost overruns and delays;
•failure of LNG or natural gas to be a competitive source of energy in the markets in which we operate, and seek to operate;
•complex regulatory and legal environments related to our business, assets and operations, including actions by governmental entities or changes to regulation or legislation, in particular related to our permits, approvals and authorizations for the construction and operation of our facilities;
•delays or failure to obtain and maintain approvals and permits from governmental and regulatory agencies;
•failure to obtain a return on our investments for the development of our projects and assets and the implementation of our business strategy;
•failure to maintain sufficient working capital for the development and operation of our business and assets;
•failure to convert our customer pipeline into actual sales;
•lack of asset, geographic or customer diversification, including loss of one or more of our customers;
•competition from third parties in our business;
•cyclical or other changes in the demand for and price of liquefied natural gas (“LNG”) and natural gas;
•inability to procure LNG at necessary quantities or at favorable prices to meet customer demand, or otherwise to manage LNG supply and price risks, including hedging arrangements;
•inability to successfully develop and implement our technological solutions;
•inability to service our debt, preferred equity and comply with our covenant restrictions;
•inability to obtain additional financing to effect our strategy;
•inability to maintain the listing of our Common Stock on the Nasdaq stock market or another national securities exchange;
•inability to successfully complete mergers, sales, divestments or similar transactions related to our businesses or assets or to integrate such businesses or assets and realize the anticipated benefits, including the anticipated benefits from the sale of our Jamaica business, and our strategy and plans for the remaining portion of the Company, including the structure, form, timing and nature of potential actions with respect to the Company’s business in the future and characteristics of the business going forward;
•economic, political, social and other risks related to the jurisdictions in which we do, or seek to do, business;
•weather events or other natural or manmade disasters or phenomena;
•any future pandemic or any other major health and safety incident;
•increased labor costs, disputes or strikes, and the unavailability of skilled workers or our failure to attract and retain qualified personnel;
•changes in law, economic and financial conditions, including the effect of the tax treatment of, or changes in tax laws applicable to, us or our business or of an investment in the Common Stock, and changing trade policies and tariffs and the related uncertainty thereof; and

•other risks described in the "Risk Factors" section of this Proxy Statement and identified in the documents filed by us with the SEC.

All forward-looking statements speak only as of the date of this Proxy Statement. When considering forward-looking statements, you should keep in mind the risks set forth under “Risk Factors” and other cautionary statements included in this Proxy Statement and in Part I, Item 1A. “Risk Factors” in our Annual Report. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no duty to update these forward-looking statements, even though our situation may change in the future. Furthermore, we cannot guarantee future results, events, levels of activity, performance, projections or achievements.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following are answers to some questions that you, as a stockholder, may have regarding the Annual Meeting and the Proposals. The Company urges you to carefully read the remainder of this Proxy Statement because the information in this section does not provide all the information that might be important to you with respect to the Annual Meeting and the Proposals.

1.Why am I receiving these proxy materials?

You are receiving this Proxy Statement and proxy card from the Company because, at the close of business on the Record Date, you were a holder of record of shares of Common Stock. This Proxy Statement describes the matters that will be presented for your consideration at the Annual Meeting. It also gives you information concerning the matters to assist you in making an informed decision. In addition to the Directors Proposal and the Auditor Approval Proposal typically voted on at the Annual Meeting, this Proxy Statement is also being used to approve other Proposals, including the Restructuring Transaction Proposals. As discussed in greater detail below, the Restructuring Transaction cannot be completed unless and until the Restructuring Transaction Proposals are all approved. The approval of the Adjournment Proposal would permit the Board to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of the Proposals at the time of the Annual Meeting.

2.What am I voting on?

The Company’s stockholders are being asked to approve:

(i)	a proposal to elect two Class I directors to serve until the 2029 annual meeting of stockholders and until their successors are duly elected or appointed and qualified;

(ii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2026;

(iii)
proposals to approve and adopt, effective as of the closing of the Restructuring Transaction, an amendment and restatement to the Certificate of Incorporation, in the form attached to this Proxy Statement as Annex A, for the following amendments:
a)    Board Declassification – to amend certain provisions of the Certificate of Incorporation to remove the existing staggered board (Proposal 3A);

b)    Majority Voting for Directors – to amend the Certificate of Incorporation to provide for the election of directors by a majority of the total votes that may be cast in the election of directors by holders of all issued and outstanding shares of the Company entitled to vote (Proposal 3B);

c)    Minimum Board Size – to amend the Certificate of Incorporation to increase the minimum size of the Board from one director to three directors (Proposal 3C);

d)    Entitlement to Vote on Certain Matters – to amend the Certificate of Incorporation to provide that holders of shares of Class A common stock will not be entitled to vote on any amendment to the Certificate of Incorporation (including the Certificate of Designations and any other applicable designation of capital stock) that relates solely to the terms of one or more outstanding series of shares of preferred stock or other classes or series of capital stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the Certificate of Incorporation (including the Certificate of Designations and any other applicable designation of capital stock) or pursuant to the DGCL (Proposal 3D);

e)    Officer Exculpation – to amend the Certificate of Incorporation to provide for exculpation of certain of the Company’s officers from liability to the extent permitted by Delaware law, substantially aligning the protections for the Company’s officers with those currently afforded to the Company’s directors (Proposal 3E);

f)    Removal of References to the Company’s Class B Shares – to amend the Certificate of Incorporation to remove any and all references to shares of the Company’s Class B common stock, including the terms associated with such stock (Proposal 3F);

g)    Reverse Stock Split – to amend the Certificate of Incorporation to effect a reverse split of the Company’s issued and outstanding shares of Common Stock (the "Reverse Split") at a reverse split ratio of 1-for-50 (Proposal 3G); and

h)    Amendment and Restatement of the Certificate of Incorporation – conditioned upon the receipt of the requisite vote on Proposals 3A through 3G, to approve the proposed Amended Certificate of Incorporation, which includes the approval of all other changes in the Amended Certificate of Incorporation in connection with replacing the Certificate of Incorporation with the proposed Amended Certificate of Incorporation (Proposal 3H);

(iv)
a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), and for all other relevant purposes, the potential issuance of shares of Common Stock in excess of 20% of our outstanding Common Stock;

(v)	a proposal to approve an amendment and restatement of the Incentive Plan, in the form attached to this Proxy Statement as Annex C; and

(vi)
a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of the Proposals (as defined below) at the time of the Annual Meeting.

3.Are the Proposals conditioned on one another?

Each Transaction Proposal is conditioned on the approval of each of the other Restructuring Transaction Proposals. The Directors Proposal, the Auditor Approval Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this Proxy Statement.

4.What will happen if the Restructuring Transaction Proposals are not approved?

The Restructuring Transaction is conditioned upon the approval of the Restructuring Transaction Proposals. Accordingly, if the Restructuring Transaction Proposals are not all approved, we will be unable to complete the Restructuring Transaction. For a detailed discussion on the consequences of our failure to consummate the Restructuring Transaction, see “Risk Factors—Our ability to continue as a going concern is dependent upon our ability to complete the Restructuring Transaction and delay capital expenditures.” If we are unable to successfully consummate the Restructuring Transaction and address our near-term liquidity needs, we may be unable to satisfy our future debt service obligations, meet other financial obligations or comply with the debt covenants governing our indebtedness. If we cannot make scheduled payments on our debt, we will be in default and, as a result, lenders under and holders of any of our existing and future indebtedness could declare all outstanding principal and interest to be due and payable, the lenders under our debt instruments could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing such borrowings and the Company is likely to be required or compelled to pursue alternative in-court restructuring initiatives to preserve value, which would have a material and adverse impact on stockholders and likely result in no recovery to stockholders. Any such defaults could also have adverse consequences to our status and reporting requirements, reducing our ability to quickly access the capital markets. If the Adjournment Proposal is not approved, the Board of Directors may not be able to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of the Restructuring Transaction Proposals at the time of the Annual Meeting. However, the Restructuring Transaction is not conditioned upon approval of the Adjournment Proposal.

5.Does the Board of Directors and the Company’s management support the Restructuring Transaction?

The Board of Directors and the Company’s management support the Restructuring Transaction and believe it to be in the best interests of the Company and our stockholders. The Board of Directors recommends that you vote FOR the Proposals at the Annual Meeting.

6.What interests do the Company’s officers, directors and principal stockholders have in the approval of the Proposals?

Wesley R. Edens and Randal A. Nardone together beneficially own approximately 28% of our Common Stock. Mr. Edens and Mr. Nardone, like the rest of our stockholders, including certain of the Company's other officers and directors, will benefit from the Restructuring Transactions in that they will retain in a post-Restructuring Transaction equity interest in the Company, albeit substantially diluted by the issuance of Common Stock and CoreCo Convertible Preferred Stock (as defined herein) pursuant to the Restructuring Transaction. See “Security Ownership of Certain Beneficial Owners and Management.” Pursuant to the terms of the RSA (as defined herein), Mr. Edens will also purchase from certain of our existing creditors 6,672 shares of CoreCo Convertible Preferred Stock (liquidation preference of $1,000 per share) at a price of $250 per share. Additionally, subsequent to the execution of the RSA, Mr. Edens purchased approximately $110 million aggregate principal amount of the loans issued pursuant to the Term Loan A Credit Agreement (as defined herein) at a discount and is entitled by virtue of his ownership thereof to receive a pro rata portion of the consideration to be received by the lenders under the Term Loan A Credit Agreement pursuant to the Restructuring Transaction. Furthermore, Mr. Edens, Mr. Nardone and certain officers may receive future grants under the Incentive Plan and/or the FLNG 2 Incentive Program (each as described below). Mr. Edens is also expected to remain a director of the Company pursuant to the terms of the RSA.

Certain holders of the Company’s outstanding indebtedness or their affiliates may also hold equity positions in the Company and may benefit in such capacity from the approval of the Restructuring Transaction Proposals and the consummation of the Restructuring Transaction.

7.Who is soliciting my vote pursuant to this Proxy Statement and who will bear the cost of this proxy solicitation?

The Board of Directors is soliciting your vote at the Annual Meeting. The Company will bear the cost of the solicitation of proxies related to the Annual Meeting. Proxies may be solicited by officers, directors and employees of the Company, none of whom will receive any additional compensation for their services. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals.

8.Am I entitled to dissenters’ rights or appraisal rights?

None of the Company’s stockholders are entitled to dissenters’ or appraisal rights with respect to any of the Proposals being submitted to the stockholders at the Annual Meeting, or with respect to the Restructuring Transaction.

BACKGROUND OF THE RESTRUCTURING TRANSACTION PROPOSALS
Background to the Company’s Financial Difficulties
New Fortress Energy Inc. (the "Company") is a global energy infrastructure business whose integrated platform spans the full LNG value chain — from supply and liquefaction through its first-in-kind modular “Fast LNG” or “FLNG” units, to shipping via a fleet of floating storage and regasification units and LNG carriers, to downstream delivery through a network of terminals and power assets across the Americas, including facilities in Puerto Rico, Mexico, Brazil and Nicaragua supported by long-term customer arrangements and power purchase agreements.
The Company’s business model historically required significant capital and operating expenditures to timeously design, construct, procure and develop supply chain infrastructure and service its customer base. In some instances, the Company could not recoup capital outlay and generate income from customers until after the completion of construction of LNG terminal infrastructure, storage facilities and power plants. Moreover, most projects are completed in stages and are subject to risks of delay beyond the Company’s control, including: (i) the need for specialized oil and gas regulatory permits and governmental authorizations, bespoke design and engineering solutions, environmental or geological problems related to location; (ii) shortages or delays in the delivery of equipment and supplies; (iii) failure to meet technical specifications or adjustments being required based on testing or commissioning; (iv) weather interference; (v) potential labor shortages, work stoppages or labor union disputes; and (vi) where the Company successfully develops a project and/or executes on a customer contract, it faces the risk that customers may not fulfill their payment obligations. These risks are particularly pronounced in many of the non-U.S. jurisdictions in which the Company operates. Due to these factors the Company has experienced time delays and cost overruns in a number of its development and construction projects.

The Company’s liquidity position and ability to generate revenue from projects and customer contracts have been adversely impacted or delayed by the following:

•unanticipated delays in the permitting, construction or commencement of operations of its San Juan Terminal, La Paz Facility, Santa Catarina Terminal and Puerto Sandino Facility;

•the development of a first-in-kind, offshore modular FLNG 1, which experienced permitting and construction delays, and equipment failures that ultimately delayed the commencement of commercial operations;

•the Company has experienced a number of challenges in relation to its Puerto Rico business:

•local authorities’ decision to discontinue the allowance of ship-to-ship transfers of LNG within San Juan port necessitated the Company switching operational plans to less efficient and more costly means of delivery; and
•in 2023, the Company entered into a customer contract with the U.S. Army Corps of Engineers to provide services in Puerto Rico in connection with the territory’s grid stabilization project. This contract was terminated by the counterparty in March 2024, following which the Company has been pursuing a request to the Federal Emergency Management Agency (“FEMA”) for equitable adjustment to recover its unreimbursed costs and liabilities related to the early termination of this contract. The Company has received a settlement amount in connection with work undertaken for FEMA of $142 million, with the final amounts received in April 2026. This process has taken considerable time and not all costs could be recouped, which has impacted liquidity significantly;

•delays to certain scheduled power auctions in Brazil;

•the Company’s margins have been adversely impacted by fluctuations in natural gas feedstock, increases in the costs of construction materials, and swings in the shipping and freight markets; and

•the Company’s proposed LNG terminal in Shannon, Ireland has faced delays due to significant environmental activist opposition and governmental permitting denials.
The challenges above delayed the commencement of revenue-generating operations for the affected projects and, collectively, had a material impact on the Company’s liquidity. In November 2024, NFE Financing LLC (“NFE Financing”), an indirect subsidiary of the Company, issued approximately $2.73 billion in 12.000% senior secured notes due 2029 (the “New 2029 Notes”) pursuant to that certain Indenture, dated as of November 22, 2024, by and among NFE Financing, the guarantors from time to time party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “New 2029 Notes Indenture”). The proceeds of the New 2029 Notes were used to repay in full the Company’s then-outstanding 6.750% Senior Secured Notes due 2025 (the “2025 Notes”) and for general corporate purposes (together, the “2024 Refinancing Transactions”). The 2024 Refinancing Transactions improved near-term liquidity and addressed the maturities of the 2025 Notes. However, many of the operational challenges described above have persisted since the 2024 Refinancing Transactions and continue to impact the Company’s revenue-generation and its ability to service its indebtedness.
In light of these liquidity challenges, in 2025, the Company initiated a process to evaluate its strategic alternatives to improve its capital structure. It retained Houlihan Lokey Capital, Inc. and Alvarez & Marsal, as financial advisors, and Skadden, Arps, Slate, Meagher & Flom LLP, as legal advisor, to assist in this evaluation. The Company, along with its advisors, considered all options available, including asset sales, capital raising, debt amendments and refinancing transactions, and other strategic transactions to provide additional liquidity and relief from acceleration under its debt agreements.
During this process, the Company engaged in significant ongoing negotiations with its creditors related to amendments to institute covenant holidays with respect to financial covenants in certain debt agreements and forbearances with respect to, among other things, missed interest payments that, if not granted, would have required the Company to consider the material and adverse impact of events of defaults in such debt agreements on the Company’s liquidity. The Company’s liquidity challenges became critical in November 2025, by which point the Company had insufficient liquidity to make interest payments due on certain of its debt instruments. The Company entered into short-term, rolling waivers and forbearances with certain of its lenders and noteholders to allow it to pursue restructuring discussions.
The Company’s strategic review process resulted in its entry into the RSA on March 17, 2026. In addition to the Restructuring Transaction described below and the separation of the Company into BrazilCo and CoreCo (each, as defined below), the Company continues to actively consider and evaluate further opportunistic strategies that seek to optimize the value of CoreCo’s portfolio, while providing additional liquidity and cash flow to the remaining CoreCo business. These strategies may include the sale of certain CoreCo assets, capital raising transactions or other strategic transactions. However, there are inherent uncertainties regarding the ability of CoreCo to effect any such transactions, and substantial risks relating to the ability of CoreCo to realize the anticipated benefits of pursuing one or more of these strategies.
Restructuring Support Agreement
On March 17, 2026, the Company and certain of its subsidiaries (together, the "Company Parties" and each, a "Company Party") entered into a restructuring support agreement (together with all exhibits, annexes, schedules, and appendices thereto, the “RSA”) with certain of its lenders and noteholders, including:

•certain members of an ad hoc group of holders of the New 2029 Notes;

•certain members of an ad hoc group of term lenders under that certain Credit Agreement, dated as of October 30, 2023, by and among the Company, as the borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan B Credit Agreement”);

•certain holders of debt under that certain Credit Agreement, dated as of April 15, 2021, by and among the Company, as the borrower, the guarantors from time to time party thereto, the lenders and issuing banks from time to time party thereto, and MUFG Bank Ltd., as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), being lenders under a facility currently drawn at approximately $100 million (the “R-1 Revolving Credit Facility”) and under a facility currently drawn at approximately $560 million (the “R-2 Revolving Credit Facility”);

•certain members of an ad hoc group of term lenders under that certain Credit Agreement, dated as of July 19, 2024, by and among the Company, as the borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan A Credit Agreement”); and

•a majority of the members of an ad hoc group of creditors with recourse to the collateral assets in the Company’s core business, but not to the Company’s FLNG assets or Brazil business, including (1) holders of the 6.500% Senior Notes due 2026 (the “2026 Legacy Notes”) issued pursuant to that certain Indenture, dated as of April 12, 2021, by and among the Company, as the issuer, the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee and collateral agent, (2) holders of the 8.750% Senior Secured Notes (the “2029 Legacy Notes” and together with the 2026 Legacy Notes, the “Legacy Notes”) issued pursuant to that certain Indenture, dated as of March 8, 2024, by and among the Company, as the issuer, the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (as amended, supplemented or otherwise modified from time to time, the “2029 Legacy Notes Indenture”) and (3) creditors of the debt under that certain Credit Agreement, dated as of November 22, 2024, by and among the Company, as the borrower, the guarantors from time to time party thereto, NFE Brazil Investments LLC, as the lender, and Wilmington Savings Fund Society, FSB, as the administrative agent and as collateral agent (the “Series I Credit Agreement”), and under that certain Credit Agreement, dated as of December 6, 2024, by and among the Company, as the borrower, the guarantors from time to time party thereto, NFE Financing, as the lender, and Wilmington Savings Funds Society, FSB, as the administrative agent and as collateral agent (the “Series II Credit Agreement”) (collectively, the “Supporting Creditors”).

Holders of or lenders under the debt instruments described above that are not already party to the RSA may become Additional Supporting Creditors (as defined in the RSA) by executing and delivering a joinder in accordance with the terms of the RSA.

The RSA sets forth principal terms for a comprehensive corporate and organizational restructuring of the Company and a financial restructuring of the Company’s principal funded debt obligations (the “Restructuring Transaction”). Capitalized terms not defined herein will have the meanings ascribed to them in the RSA.

The RSA contemplates, among other things, the following material terms:

•The Company will separate into two independent groups: one generally comprising the Company’s businesses, assets and subsidiaries in Brazil and land in Wyalusing, Pennsylvania (“BrazilCo”), and the other generally comprising the Company’s other businesses, assets and subsidiaries, which will be retained by the Company (“CoreCo”);

•Obligations under the 2026 Legacy Notes, the 2029 Legacy Notes, the Term Loan A Credit Agreement, the Term Loan B Credit Agreement, the Revolving Credit Agreement, the New 2029 Notes, debt under the Series I Credit Agreement and debt under the Series II Credit Agreement will be released in full and exchanged (in each case on a ratable basis) for one or a combination of the following debt obligations and equity securities:

◦100% of the common equity interests in BrazilCo will be extinguished or distributed to the holders of the New 2029 Notes, holders of the debt under the R-2 Revolving Credit Facility, and the holders of the debt under the Term Loan A Credit Agreement, such that 100% of the common equity of BrazilCo (the “BrazilCo Common Equity”) shall be distributed to the holders of the New 2029 Notes in partial exchange for the New 2029 Notes subject to dilution by (a) the issuance of the BrazilCo Common Equity to holders of the debt under the R-2 Revolving Credit Facility and debt under the Term Loan A Credit Agreement to the extent such holders elect to receive their pro rata share of the RCF 2/ TLA BrazilCo Equity Pool and (b) the BrazilCo MIP;

◦approximately $571.3 million in senior secured term loans incurred by the Company, as the borrower, and guaranteed by each subsidiary of the Company that will be part of CoreCo (subject to customary exclusions and other exclusions to be agreed) (“New CoreCo Term Loans”);

◦convertible preferred stock of the Company with an aggregate liquidation preference of approximately $2.46 billion (“CoreCo Convertible Preferred Stock”);

◦issue such number of shares of Common Stock as is sufficient for the Supporting Creditors to hold 65% of Common Stock as of the restructuring effective date (the “Restructuring Effective Date”), before giving effect to an incentive plan for directors, officers and other employees of the Company or any conversion of the CoreCo Convertible Preferred Stock into Common Stock;

◦$400 million in non-recourse term loans (the “FLNG 2 Term Loans”) incurred or issued by the subsidiary that owns the Company’s Fast LNG 2 assets, NFE FLNG 2 LLC, a Delaware limited liability company, or an immediate holding company of that company (“FLNG 2 Co”), payable in full on the third anniversary of the Restructuring Effective Date, guaranteed by certain subsidiaries of FLNG 2 Co and secured by substantially all assets of FLNG 2 Co and such subsidiaries;

◦$200 million in non-convertible, preferred equity (the “FLNG 2 Preferred Equity”) issued by FLNG 2 Co; and/or

◦eligible creditors will receive the Early Consent Fee and the Standstill Fee (as applicable).

•Obligations under that certain Credit Agreement, dated as of November 22, 2024 (as amended, restated, supplemented, or otherwise modified from time to time, the “Brazil Parent Intercompany Credit Agreement”), among NFE Brazil Investments LLC, a Delaware limited liability company, as borrower, NFE Financing, as lender, the guarantors from time to time party thereto, and Wilmington Savings Fund Society, FSB as administrative agent and collateral agent, shall be released in full or otherwise discharged and the Brazil Parent Intercompany Credit Agreement will be terminated;

•Corporate governance matters regarding CoreCo ;

•Letters of credit issued under the Company’s existing letter of credit facility (the “Letter of Credit Facility”) or Revolving Credit Agreement will be backstopped or replaced by letters of credit issued under either Letter of Credit Facility for CoreCo or a new fully committed letter of credit facility for BrazilCo, as applicable;

•Certain other existing debt facilities and other liabilities will be refinanced, renegotiated, or compromised, or will remain outstanding in accordance with their existing terms;

•All shares of Common Stock outstanding immediately prior to the consummation of the Restructuring Transaction will remain outstanding and will represent 35% of Common Stock issued and outstanding following the consummation of the Restructuring Transaction but before giving effect to an incentive plan for directors, officers and other employees of the Company or any conversion of the CoreCo Convertible Preferred Stock into Common Stock;

•After the Restructuring Effective Date, and in any event, not later than 120 days thereafter, the Board of Directors of CoreCo (the “CoreCo Board”) will adopt an equity incentive program for directors, officers, and other employees of NFE (the “NFE MIP”) that provides for the issuance of equity and/or equity-based compensation. 10% of the shares of Common Stock on a fully diluted basis as of the Restructuring Effective Date (prior to giving effect to any conversion of the CoreCo Convertible Preferred Stock into shares of Common Stock) and 7% of the CoreCo Convertible Preferred Stock outstanding as of the Restructuring Effective Date will be reserved for issuance in connection with the NFE MIP. The participants of the NFE MIP, the allocations, the reservation for future issuances, the form of equity-based compensation to such participants (including the amount of allocations and the timing of the grant of the equity-based compensation), and the terms and conditions of such equity-based compensation (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) will be determined by the CoreCo Board. The anticipated CoreCo Board will, as soon as reasonably practicable following its selection, engage a compensation consultant to assist it in evaluating and determining the terms and conditions of the equity-based compensation to be awarded under the NFE MIP. Awards granted under the NFE MIP will be issued under the Amended and Restated Incentive Plan, if the Incentive Plan Proposal and the other Restructuring Transaction Proposals are approved by our stockholders. Subject to such approval, the Amended and Restated Incentive Plan will become effective as of the Restructuring Effective Date; and

•If required in order to meet a consolidated minimum liquidity threshold ($100 million) on the Restructuring Effective Date, or projected consolidated liquidity of not less than $100 million at the end of each monthly period projected by CoreCo’s business plan, the Company will offer to all eligible creditors the opportunity to participate in a capital raise, pursuant to which the Company would (x) raise up to $35 million (after giving effect to any original issue discount) in aggregate principal amount of additional New CoreCo Term Loans (such New CoreCo Term Loans, the "Senior Capital Raise Term Loans") and, (y) to the extent the consolidated minimum liquidity threshold would not be met after giving effect to the additional New CoreCo Term Loans, term loans second ranking to those described in (x) above (such term loans, the “Capital Raise Junior Term Loans,” and such raise of Senior Capital Raise Term Loans and/or Capital Raise Junior Term Loans, the “Capital Raise”) in an amount such that the consolidated minimum liquidity threshold would be met.

Provided certain conditions are met (as set out in the RSA), the Company will pay to holders of or lenders under the debt instruments described above that became Supporting Creditors on or before 5:00 p.m. New York City time on April 8, 2026, an early consent fee (the “Early Consent Fee”) in an amount equal to 0.75% of the principal amount of such Supporting Creditors’ pro rata claim in:

•the principal outstanding under the 2026 Legacy Notes for each supporting holder of 2026 Legacy Notes;

•the principal outstanding under the 2029 Legacy Notes for each supporting holder of 2029 Legacy Notes;

•the principal outstanding under the Term Loan B Credit Agreement for each supporting lender under the Term Loan B Credit Agreement;

•the principal outstanding under the R-1 Revolving Credit Facility for each supporting lender under the R-1 Revolving Credit Facility;

•for each supporting lender under the R-2 Revolving Credit Facility, (i) the principal outstanding under the R-2 Revolving Credit Facility, plus (ii) a share of principal outstanding under the Series I Credit Agreement and the Series II Credit Agreement in proportion to the share of recoveries for lenders under the R-2 Revolving Credit Facility in respect of certain assets of NFE Financing together with a guarantee from Bradford County Real Estate Partners LLC (the “Brazil Collateral”) governed by an intercreditor agreement dated December 6, 2024 (the “Brazil Parent ICA”);

•for each supporting lender under the Term Loan A Credit Agreement, (i) the principal outstanding under the Term Loan A Credit Agreement, plus (ii) a share of principal outstanding under the Series I Credit Agreement and the Series II Credit Agreement in proportion to the share of recoveries for lenders under the Term Loan A Credit Agreement in respect of the Brazil Collateral under the Brazil Parent ICA; and

•for each supporting holder of the New 2029 Notes, a share of principal outstanding under the Series I Credit Agreement and the Series II Credit Agreement in proportion to the share of recoveries for holders of the New 2029 Notes in respect of the Brazil Collateral under the Brazil Parent ICA.
As of April 30, 2026, the Company has received strong indications of support for the Restructuring Transaction from holders and lenders representing over 97% of its approximately $5.8 billion principal amount of aggregate indebtedness.
A Supporting Creditor’s entitlement to the Early Consent Fee will be determined by reference to the aggregate principal amount of notes and loans held by that Supporting Creditor as of the record date specified to creditors for voting under the Restructuring Plans. Such early consent fee will be payable in kind in the form of the consideration to be afforded to such Supporting Creditors under the Restructuring Plans. Separately, the Company has agreed to pay each lender under the Revolving Credit Agreement that agrees to forbear from taking any enforcement action under the Revolving Credit Agreement a standstill fee in an amount equal to 2.00% of the outstanding loans made by such forbearing lender, provided that a simple majority of lenders under the Revolving Credit Agreement agree to forbear.
Holder Elections
Holders of debt under the R-2 Revolving Credit Facility and the Term Loan A Credit Agreement were given the opportunity to elect to receive (a) their pro rata share of $45 million in lieu of the BrazilCo Common Equity they would receive in exchange for their debt and holders of debt under the Revolving Credit Agreement were given the opportunity to elect to receive (b) additional New CoreCo Term Loans in lieu of the CoreCo Convertible Preferred Stock they would receive in exchange for their claims, up to a cap, at a rate of 50% of the liquidation preference of the CoreCo Convertible Preferred Stock in aggregate principal amount of New CoreCo Term Loans.
In addition, pursuant to the terms of the RSA, upon consummation of the Restructuring Transaction, Wesley R. Edens will purchase from certain of our existing creditors 6,672 shares of CoreCo Convertible Preferred Stock (liquidation preference of $1,000 per share) at a price of $250 per share.
The following table summarizes the allocation of the debt obligations and equity securities to be incurred or issued pursuant to the Restructuring Plans (taking into account the foregoing elections):

The RSA sets forth the commitments of the Company and the Supporting Creditors to, among other things, cooperate in good faith to negotiate the definitive documents necessary or advisable to effect the Restructuring Transaction, use their commercially reasonable efforts to consummate the Restructuring Transaction in accordance with such definitive documents, and refrain from taking any actions that would impede or would otherwise be inconsistent with the Restructuring Transaction (including by supporting or consenting to any alternative transaction, subject, in the case of the Company, to a “fiduciary out”). In addition, the Supporting Creditors have agreed to forbear from exercising remedies (or directing or consenting to any such exercise of remedies) with respect to certain specified defaults and events of default under the applicable debt instruments while the RSA is in effect.
The parties’ obligations to consummate the Restructuring Transaction are subject to the satisfaction of certain conditions, including the High Court’s entry of an order sanctioning the Restructuring Plans and the recognition of that order in the United States pursuant to chapter 15 of title 11 of the United States Code (the "U.S. Bankruptcy Code"), completion of definitive documents acceptable to the parties in accordance with standards set forth in the RSA, approval of matters set forth herein by the Company’s stockholders, receipt of required regulatory and third-party consents and approvals, and satisfaction of certain process “milestones.”
The RSA may be terminated by the Company and/or the Supporting Creditors, as applicable, upon the occurrence of specified events, including, without limitation, if (1) a material, uncured breach of certain parties’ representations, warranties, covenants, or obligations under the RSA occurs, (2) any of the conditions to the closing of the Restructuring Transaction (including the timely satisfaction of any of the process “milestones” prescribed in the RSA) is not timely satisfied or waived, (3) certain issued letters of credit are drawn or (4) the Restructuring Transaction has not closed by September 15, 2026 (which date may be automatically extended by up to 90 calendar days in certain circumstances and further extended with the consent of certain parties in accordance with the terms of the RSA through December 31, 2026). In addition, the Company may terminate the RSA if the Board of Directors determines, upon the advice of counsel, that the Company’s continued performance under the RSA would be inconsistent with the fiduciary duties of the Company’s directors.
Although the Company intends to pursue the Restructuring Transaction in accordance with the terms set forth in the RSA, there can be no assurance that the Company will satisfy all of the conditions under the RSA and complete the Restructuring Transaction as contemplated or at all. If the Company is unable to complete the Restructuring Transaction or any other alternative transactions, the Company will be required or compelled to pursue alternative in-court restructuring initiatives to preserve value, which would have a material and adverse impact on stockholders and likely result in no recovery to stockholders.
The UK Restructuring Plans
The Company intends to implement the Restructuring Transaction through restructuring plans promoted by each of two indirect subsidiaries of the Company, (i) NFE Global Holdings Limited (“NFE Global”) and (ii) NFE Brazil Newco Limited (“NFE Brazil Newco”) (each, a “PlanCo”) under Part 26A of the UK Companies Act 2006 (for each PlanCo, the “Restructuring Plan” and together, the “Restructuring Plans”) and sanctioned by the High Court. NFE Global will propose a Restructuring Plan (the “CoreCo Plan”) that will compromise the debt under the Series I Credit Agreement, Series II Credit Agreement, 2026 Legacy Notes, 2029 Legacy Notes, Revolving Credit Agreement, Term Loan A Credit Agreement and Term Loan B Credit Agreement, and NFE Brazil Newco will propose a Restructuring Plan (the “BrazilCo Plan”) that will compromise the debt under the New 2029 Notes. The

PlanCos will seek recognition of the Restructuring Plans in the United States pursuant to chapter 15 of the U.S. Bankruptcy Code. The Restructuring Plans will bind all relevant creditors, and release the obligations of the Company and all guarantors, under the debt instruments addressed in the Restructuring Plans; however, neither the Company nor any of its subsidiaries other than the PlanCos anticipate being parties to the Restructuring Plans proceedings in the High Court, the chapter 15 recognition proceedings or any other restructuring, bankruptcy or insolvency proceeding in connection with the Restructuring Plans or the Restructuring Transaction.
The Company has chosen to implement the Restructuring Transaction through the Restructuring Plans. Doing so, among other things, would avoid placing the Company or its subsidiaries into a bankruptcy procedure under chapter 11 of the U.S. Bankruptcy Code, which would be value destructive for all stakeholders.
In order to be implemented, the Restructuring Plans will require: (i) in respect of the CoreCo Plan either (a) approval of the CoreCo Plan by a number representing at least 75 percent in value of each of the CoreCo Plan creditor classes, or (b) approval of the CoreCo Plan by a number representing at least 75 percent in value of one or more (but not all) CoreCo Plan creditor classes with a genuine economic interest in NFE Global in the event of the relevant alternative (being a bankruptcy procedure under chapter 11 of the U.S. Bankruptcy Code or other insolvency proceedings in respect of the Group), and reliance on the cross-class cram down feature in respect of the CoreCo Plan creditor classes not approving the CoreCo Plan, (ii) in respect of the BrazilCo Plan, approval of the BrazilCo Plan by a number representing at least 75 percent in value of the BrazilCo Plan creditor class, and (iii) in respect of both Restructuring Plans (a) the approval of the High Court by the granting of a sanction order, and (b) the delivery of a copy of the sanction order to the Registrar of Companies in England and Wales for registration. The Restructuring Plans are interconditional.
The Restructuring Plans will also be conditioned on the approval of the Restructuring Transaction Proposals described herein.
In addition, implementation of the Restructuring Transaction is conditioned upon certain regulatory and other approvals, which the Company is currently seeking, including:

•Antitrust approvals in respect of the CoreCo group;
•other regulatory consents and approvals required for the continued operations of the CoreCo group and the BrazilCo group; and
•consents for change of control and related amendments under certain agreements with third parties.
If these approvals are not obtained, then the Restructuring Transaction may not be implemented.

Key Dates and Deadlines in the Chapter 15 Cases of the PlanCos
The PlanCos intend to commence cases under chapter 15 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The PlanCos intend to file a verified petition (the "Verified Petition") in their chapter 15 cases seeking, among other things, entry of an order recognizing the proceedings before the High Court as foreign main proceedings pursuant to Bankruptcy Code section 1517, recognizing Christopher Boas as a “foreign representative” as defined in Bankruptcy Code section 101(24), and granting related relief.

The PlanCos intend to seek entry of a scheduling order from the Bankruptcy Court setting the deadline to object to the relief requested in the Verified Petition (the "Objection Deadline") and the date for the evidentiary hearing to consider the relief requested in the Verified Petition (the "Recognition Hearing"). The PlanCos will seek a Recognition Hearing date of June 23, 2026, or as soon as the Bankruptcy Court may be available, and an Objection Deadline of one week before such hearing.

Once the chapter 15 cases are filed, the Verified Petition, along with all other documents filed in the chapter 15 cases of the PlanCos will be available at https://cases.ra.kroll.com/NFEGlobal (the "Case Website"). An update regarding the Objection Deadline and the Recognition Hearing Date will be available on the Case Website.
Summary of the CoreCo Convertible Preferred Stock
General
Under our Certificate of Incorporation, our Board of Directors is authorized, without further stockholder action, to issue up to 200,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, in one or more series by filing a certificate of designations with the Secretary of State of the State of Delaware. Such certificate of designations may set forth the designations, powers, preferences and rights of the shares of each such series of preferred stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, if any, the amount payable in the event of our voluntary or involuntary liquidation, winding up or dissolution, the terms and conditions, if any, of conversion and the voting right. As of the date of this Proxy Statement, no shares of preferred stock are outstanding.
When issued, the CoreCo Convertible Preferred Stock, and any shares of Common Stock issued upon the conversion of the CoreCo Convertible Preferred Stock, will be fully paid and nonassessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the applicable holder).
Equiniti Trust Company, LLC serves as the transfer agent, registrar, paying agent and conversion agent for the CoreCo Convertible Preferred Stock.
Ranking
The CoreCo Convertible Preferred Stock, with respect to dividend rights and distribution rights upon our liquidation, dissolution or winding up, will rank:
•senior to (i) our Common Stock and (ii) each other class or series of our Capital Stock, now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the CoreCo Convertible Preferred Stock as to dividend rights and distribution rights upon our voluntary or involuntary liquidation, dissolution or winding up (collectively, “Junior Securities”);
•on parity with any class or series of our Capital Stock, the terms of which expressly provide that such class or series ranks pari passu with the CoreCo Convertible Preferred Stock as to dividend rights and distribution rights upon our voluntary or involuntary bankruptcy, liquidation, dissolution or winding up (collectively, “Parity Securities”); and
•junior to any class or series of our Capital Stock, the terms of which expressly provide that such class or series ranks senior to the CoreCo Convertible Preferred Stock, has preference or priority over the CoreCo Convertible Preferred Stock as to dividend rights and distribution rights upon our voluntary or involuntary liquidation, dissolution or winding up (the issuance of which shall be subject to the consent of the holders of the CoreCo Convertible Preferred Stock as described herein), and junior to our existing and future indebtedness with respect to any distribution upon our liquidation, dissolution or winding up (collectively, “Senior Obligations”).
Dividends
From and after the Restructuring Effective Date, cumulative dividends on each share of CoreCo Convertible Preferred Stock will accrue on a daily basis in arrears at the applicable dividend rate on the sum of (i) the liquidation preference of $1,000 per share (the “Original Liquidation Preference”) plus (ii) once compounded, any compounded dividends thereon (the “Liquidation Preference”). Dividends on the CoreCo Convertible Preferred Stock will accrue whether or not earned or declared, and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.
The dividend rate shall be as follows: (i) three percent (3.0%) per annum from the Restructuring Effective Date to, but not including, the first anniversary of the Restructuring Effective Date; (ii) five percent (5.0%) per annum from the first anniversary of the Restructuring Effective Date to, but not including, the second anniversary of the Restructuring Effective Date; and (iii) seven percent (7.0%) per annum thereafter to, but not including, the Mandatory Conversion Date (as defined herein).
Dividends on the CoreCo Convertible Preferred Stock will be computed on the basis of a 360-day year, consisting of twelve 30-day calendar day periods. All dividends will compound quarterly on the last day of March, June, September and December of each calendar year, and will be automatically added to the then-current Liquidation Preference.
Without the prior written consent of the holders constituting at least two-thirds of the outstanding voting power of the CoreCo Convertible Preferred Stock (the “Requisite Holders”), for so long as the shares of CoreCo Convertible Preferred Stock remain outstanding: (i) no dividends or other distributions (other than in shares of Common Stock or in shares of any class or series of preferred stock ranking junior to the CoreCo Convertible Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment upon shares of Common Stock or preferred stock ranking junior to or on parity with the CoreCo Convertible Preferred Stock as to dividends or upon liquidation; and (ii) any shares of Common Stock or preferred stock ranking junior to or on a parity with the CoreCo Convertible Preferred Stock as to dividends or upon liquidation will not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except (a) by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, other capital stock of the Company ranking junior to the CoreCo Convertible Preferred Stock as to dividends and upon liquidation, (b) in the case of the distribution of assets upon liquidation, dissolution or winding up, (c) repurchases of capital stock upon the exercise of warrants, options or other securities convertible into or exchangeable for capital stock or upon the vesting of any profits interests, restricted stock units or similar incentive interests, or (d) “net” or “cashless” exercises of warrants, options or other securities convertible into or exchangeable for capital stock (for purposes of exercising such warrants, options or other securities, including any transfer for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such warrants, options or other securities), in each case if such capital stock represents all or a portion of the exercise price of such warrants, options or other securities as part of a “cashless” exercise upon such exercise or vesting, as applicable.
Holders will fully participate in any dividends declared and paid or distributions on Common Stock as if the CoreCo Convertible Preferred Stock were converted into a number of shares of Common Stock (without regard to any limitations on conversion) equal to (i) the Liquidation Preference multiplied by (ii) the Conversion Rate in effect on the applicable record date (an “as-converted basis”).
Redemption
The CoreCo Convertible Preferred Stock may be redeemed by the Company at its option by irrevocable written notice out of funds legally available therefor. The Company may redeem the CoreCo Convertible Preferred Stock, in full or in part, at any time with proceeds from (A) cash flow from operations, (B) asset sales, (C) sales of Junior Securities, and (D) incurrence of indebtedness, to the extent such incurrence (after giving effect to the use of proceeds therefrom) would not result in the Company’s consolidated total debt exceeding the consolidated total debt as of the Restructuring Effective Date. In addition, the Company may redeem the CoreCo Convertible Preferred Stock in full at any time with proceeds from the incurrence of indebtedness to the extent permitted by the New CoreCo Credit Agreement.
The redemption price with respect to a share of CoreCo Convertible Preferred Stock will be equal to the Liquidation Preference as of the redemption date, plus any accrued and unpaid dividends not previously added to the Liquidation Preference to, but not including, the redemption date, payable in cash.
The Company must provide holders with written notice (a “Redemption Notice”) of a redemption at least 10 calendar days but no more than 60 calendar days prior to the applicable redemption date, which Redemption Notice must state: (i) that a redemption is being made and the number of shares being redeemed; (ii) the redemption price; (iii) any conditions to the consummation of the redemption; and (iv) the redemption date (or, to the extent not ascertainable at the time of such notice, a good faith estimate of the redemption date). Any Redemption Notice may, at the Company’s discretion, be subject to one or more conditions precedent.
On the redemption date, the Company will pay the aggregate redemption price to holders at account(s) designated by such holders. Upon payment in full, dividends with respect to redeemed shares of CoreCo Convertible Preferred Stock will cease to accumulate and all designations, rights, preferences, powers, qualifications, restrictions and limitations of such redeemed shares will terminate. If any shares of CoreCo Convertible Preferred Stock are not redeemed on the redemption date for any reason, such unredeemed shares will remain outstanding and continue to accumulate dividends until the earlier of the date the Company redeems and pays in full the redemption price for such shares and the Mandatory Conversion Date. All redemptions will be made on a pro rata basis among all holders in proportion to the number of shares of CoreCo Convertible Preferred Stock held by such holders.
The Company and its subsidiaries may, from time to time, repurchase CoreCo Convertible Preferred Stock in open market purchases or in negotiated transactions without prior notice to holders.
Upon any share of CoreCo Convertible Preferred Stock ceasing to be outstanding, such share will be deemed automatically retired and will resume the status of an authorized and unissued shares of preferred stock of the Company, and such share cannot thereafter be reissued as CoreCo Convertible Preferred Stock.
In determining whether the holders of the required number of outstanding shares of CoreCo Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of CoreCo Convertible Preferred Stock owned by the Company or any of its subsidiaries will be deemed not to be outstanding.
Liquidation Preference
In the event of a Liquidation Event (as defined below), subject to the rights of any of our creditors or holders of any outstanding indebtedness, each share of CoreCo Convertible Preferred Stock will entitle the holder thereof to receive payment for the

Liquidation Preference, plus any accrued and unpaid dividends not previously added to the Liquidation Preference, whether or not declared, out of our assets or funds legally available for distribution to our stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Junior Securities.
If, upon a Liquidation Event, our assets or funds are insufficient to fully pay such amount on all outstanding shares of CoreCo Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Parity Securities, if any, then, subject to the rights of any of our creditors or holders of any outstanding Senior Obligations, such assets or funds will be distributed ratably on the outstanding shares of CoreCo Convertible Preferred Stock and any Parity Securities in proportion to the full respective distributions to which such shares would otherwise be entitled.
Upon payment of such amount in full on the outstanding CoreCo Convertible Preferred Stock, holders of the CoreCo Convertible Preferred Stock will have no right or claim to any of our remaining assets or funds.
A “Liquidation Event” is defined in the Certificate of Designations to include: (i) any voluntary or involuntary liquidation, dissolution or winding up of the Company; (ii) the commencement of involuntary proceedings or filing of an involuntary petition seeking relief under Title 11 of the United States Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, or the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or a substantial part of its property, if such proceeding or petition continues undismissed for 60 days or an approving order or decree is entered; (iii) the voluntary commencement by the Company of any such proceeding, the Company’s consent to the institution of such proceedings or to the appointment of a receiver or similar official, the filing of an answer admitting material allegations, a general assignment for the benefit of creditors, or the Company’s inability or admission of inability to pay its debts as they become due; and (iv) a Deemed Liquidation Event (as defined below).
A “Deemed Liquidation Event” generally includes: (A) a consolidation or merger of the Company with or into another person (or a subsidiary merger in which the Company issues capital stock), unless the Company’s shares outstanding immediately prior thereto continue to represent at least a majority of the voting stock of the surviving entity (or its parent); (B) a disposition of assets representing greater than 80% of the aggregate book value of the Company’s and its subsidiaries’ consolidated assets; (C) a purchase, tender or exchange offer accepted by holders of more than 50% of the outstanding voting stock (not including shares held by the offeror or its affiliates); and (D) a stock purchase agreement or other business combination whereby another entity acquires more than 50% of the outstanding voting stock (not including shares held by such entity or its affiliates); provided, that any repurchase, redemption, or acquisition by the Company of its own capital stock, whether by open market purchase, tender offer, or otherwise, that results in a person acquiring at least a majority of the Company’s voting power will not be deemed a Liquidation Event.
Our Certificate of Incorporation, including the Certificate of Designations for the CoreCo Convertible Preferred Stock (the "Certificate of Designations"), does not contain any provision requiring funds to be set aside to protect the liquidation preference of the CoreCo Convertible Preferred Stock even though it is substantially in excess of the par value thereof.
Voting Rights
The holders of the CoreCo Convertible Preferred Stock will not have voting, consent or waiver rights except as described below and as specifically required by Delaware law from time to time.
Right to Vote with Holders of Common Stock on an As-Converted Basis
Holders of the CoreCo Convertible Preferred Stock will have the right to vote together as a single class with the holders of the Common Stock on an as-converted basis on each matter submitted for a vote, consent or waiver by the holders of Common Stock. Notwithstanding the foregoing, the aggregate voting power of the CoreCo Convertible Preferred Stock when voting with the holders of the Common Stock will be limited to the extent necessary to comply with the Nasdaq Listing Standard Rules, and any resulting limitation on the voting rights of the CoreCo Convertible Preferred Stock will apply pro rata among the holders thereof.
Protective Provisions
Each of the following events will require, and cannot be effected without, the affirmative vote, consent or waiver of the Requisite Holders:
•any amendment, modification or repeal of any provision of the Certificate of Incorporation (including the Certificate of Designations) or Bylaws that disproportionately and adversely affects the rights, preferences or voting powers of the CoreCo

Convertible Preferred Stock (other than an amendment, modification or repeal permitted in connection with the Company’s right to cure ambiguities or correct mistakes as described below);
•issuance of any new Parity Interests or Senior Interests, or reclassification, alteration or amendment of any existing Equity Interests into, or issuance of any Equity Interests or debt securities convertible into, Parity Interests or Senior Interests; (“Equity Interests” means the Capital Stock of the Company, and all warrants, options or other rights to acquire such Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, such Capital Stock);
•increases or decreases in the number of authorized or issued shares of CoreCo Convertible Preferred Stock; and
•any mandatory exchange, reclassification or cancellation of all or part of the CoreCo Convertible Preferred Stock.
Notwithstanding the foregoing, certain actions will be deemed not to adversely affect the special rights, preferences or voting powers of the CoreCo Convertible Preferred Stock and will not require any such vote, consent or waiver, including (A) increases in authorized shares of CoreCo Convertible Preferred Stock as necessary with respect to issuances of shares of CoreCo Convertible Preferred Stock pursuant to the terms of the Company’s Amended and Restated Incentive Plan, as may be further amended or supplemented and (B) the creation and issuance, or increase in the authorized or issued number, of any shares of any class or series of stock (notwithstanding the provisions of Section 242(b)(2) of the DGCL).
The Company may also amend, modify or repeal any of the terms of the CoreCo Convertible Preferred Stock that do not, directly or indirectly, disproportionately and adversely affect the rights, preferences or voting powers of the CoreCo Convertible Preferred Stock, without the vote, consent or waiver of any holder to cure any bona fide ambiguity or correct any bona fide mistake, omission, defect or inconsistency.
Procedures for Voting, Consents and Waivers
The CoreCo Board will adopt customary rules and procedures to govern any vote, consent or waiver of the holders, including fixing a record date, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by holders, of directors for election; provided that, with respect to any matters voted on together with holders of Common Stock, the same rules and procedures that apply to holders of Common Stock will apply.
Each share of CoreCo Convertible Preferred Stock outstanding as of the applicable record date will be entitled to one vote on each matter on which the holders are entitled to vote separately as a class and not together with the holders of any other class or series of stock.
An affirmative vote, consent or waiver of the holders on the protective provisions described above may be given or obtained in writing without a meeting, notwithstanding anything to the contrary in the Certificate of Incorporation, the Bylaws or otherwise.
Mandatory Conversion
Each outstanding share of CoreCo Convertible Preferred Stock, unless previously redeemed, will automatically convert on the third anniversary of the Restructuring Effective Date (the “Mandatory Conversion Date”), into a number of shares of Common Stock equal to the Conversion Rate as of immediately before the close of business on the business day immediately prior to the Mandatory Conversion Date.
The “Conversion Rate” initially means 45.954631 shares of Common Stock per share of CoreCo Convertible Preferred Stock, subject to adjustment as described in “Conversion Rate Adjustments” below.
In lieu of delivering any fractional share of Common Stock otherwise due upon conversion, we will, to the extent we are legally able to do so and permitted under the terms of our indebtedness for borrowed money, pay cash based on the last reported sale price per share of Common Stock on the trading day immediately preceding the Mandatory Conversion Date.
We will pay and deliver the conversion consideration due upon conversion through book-entry transfer through the facilities of the depositary, together with delivery of any cash in lieu of fractional shares, on the later of (i) the Mandatory Conversion Date and (ii) the business day after the holder has paid in full all applicable taxes and duties, if any.
Holders will be required to pay any taxes or duties relating to the issuance or delivery of our Common Stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Common Stock in a name other than your own. Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full.
The person or persons entitled to receive the Common Stock issuable upon conversion of the CoreCo Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the Mandatory Conversion Date.
Conversion Rate Adjustments
The Conversion Rate will be adjusted from time to time as follows:
Stock Dividends, Splits and Combinations. If we issue shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if we effect a stock split, stock combination or similar event, then the Conversion Rate will be adjusted based on the following formula: CR1 = CR0 × OS1 ÷ OS0, where CR0 is the Conversion Rate in effect immediately before the close of business on the record date for such dividend, distribution or other similar event, or immediately before the close of business on the effective date of such stock split, stock combination or other similar event, as applicable, CR1 is the Conversion Rate in effect immediately after such record date or effective date, as applicable, OS0 is the number of shares of Common Stock outstanding immediately before such date (without giving effect to such event), and OS1 is the number of shares of Common Stock outstanding immediately after giving effect to such event. If any such dividend, distribution, stock split, stock combination or similar event is declared or announced, but not actually paid or made, then the Conversion Rate will be readjusted to the price that would then be in effect had such event not been declared or announced.
Certain Issuances of Equity Interests. If we issue Equity Interests at any time after the initial issue date, without consideration or for a consideration per share less than the current market price as of the date of issuance, then the Conversion Rate will be increased concurrently with such issue to a price determined in accordance with the following formula: CR1 = CR0 × (OS1 × CMP) ÷ [OS0 × CMP + AC], where CR0 is the Conversion Rate in effect immediately prior to the close of business on the trading day immediately prior to the date of announcement of such issuance, CR1 is the Conversion Rate in effect immediately after the issuance, OS0 is the number of shares of Common Stock outstanding immediately prior to the issuance (including outstanding shares of Common Stock, all shares of CoreCo Convertible Preferred Stock on an as-converted basis, and all outstanding options on an as-exercised basis), OS1 is the number of shares of Common Stock outstanding immediately after the issuance (including outstanding shares of Common Stock, all shares of CoreCo Convertible Preferred Stock on an as-converted basis, and all outstanding options on an as-exercised basis), and AC is the aggregate consideration received in respect of the issuance, equal to the sum of (x) the purchase price payable solely in cash of all such securities, plus (y) the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock, plus (z) the fair market value (as determined in good faith by the CoreCo Board) of any consideration that consists all or in part of property other than cash. Such adjustment will become effective immediately after the public announcement of such issuance.
If any such issuance is announced but not completed, the Conversion Rate will again be adjusted to be the Conversion Rate that would then be in effect if such issuance had not been announced. This adjustment will not apply to exempt issuances, which include (a) issuances or grants of shares of Common Stock or equivalents to directors, officers, employees or consultants in connection with equity compensation plans, (b) issuances upon exercise, exchange or conversion of existing securities outstanding as of the Restructuring Effective Date, (c) issuances of CoreCo Convertible Preferred Stock and Common Stock upon conversion thereof, and (d) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion and, at the time of such conversion, we have in effect any stockholder rights plan, then holders will be entitled to receive, in addition to the consideration otherwise due upon conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, such separation will require, at the time of such separation, distribution of such rights to the holders of CoreCo Convertible Preferred Stock on an as-converted basis.
For purposes of Conversion Rate adjustments, the number of shares of Common Stock outstanding at any time will exclude shares of Common Stock held in the Company’s treasury, unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury.
Voluntary Conversion Rate Increases. To the extent permitted by law and applicable stock exchange rules, we may from time to time (but are not required to) increase the Conversion Rate if the CoreCo Board determines that such increase is in our best interest or advisable to avoid or diminish any income tax imposed on holders of Common Stock, provided that (i) such increase is in effect for a period of at least 20 business days, (ii) such increase is irrevocable during such period, and (iii) any such increase that would be reasonably expected to result in any income tax imposed on holders of CoreCo Convertible Preferred Stock requires the affirmative vote or consent of the Requisite Holders. No later than the first business day of the related 20 business day period, we will send notice to each holder, the Transfer Agent and the Conversion Agent of such increase to the Conversion Rate, the amount thereof and the period during which such decrease will be in effect.
Restriction on Conversions; Equity Treatment Limitation.
Notwithstanding anything to the contrary, we will in no event be required to deliver any shares of Common Stock in settlement of the conversion of any CoreCo Convertible Preferred Stock to the extent, but only to the extent, that we do not then have sufficient authorized and unissued shares of Common Stock that are not reserved for other purposes (the “Equity Treatment Limitation,” and any shares of Common Stock that would otherwise be deliverable in excess of such authorized and unissued shares, the “Deficit Shares”). If any Deficit Shares are withheld pursuant to the Equity Treatment Limitation and, at any time thereafter, some or all of such Deficit Shares could be delivered without violating the Equity Treatment Limitation, then we will deliver such Deficit Shares to the extent permitted by the Equity Treatment Limitation, and this obligation will continue to apply until there are no remaining Deficit Shares.
On the Restructuring Effective Date, the number of reserved shares will not be less than the share reserve requirement, and we will at all times reserve and keep available a number of shares of Common Stock to be no less than the share reserve requirement at any time when any CoreCo Convertible Preferred Stock is outstanding, including, if applicable, by seeking the approval of our stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock.
Effect of Common Stock Change Event
If there occurs any (i) recapitalization, reclassification or change of the Common Stock (other than changes solely resulting from a subdivision or combination, a change only in par value, or stock splits and stock combinations that do not involve the issuance of any other series or class of securities), (ii) consolidation, merger, combination or binding or statutory share exchange involving the Company, (iii) sale, lease or other transfer of all or substantially all of our assets and our subsidiaries’ assets, taken as a whole, to any person, or (iv) other similar event that does not constitute a liquidation event and as a result of which the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (a “Common Stock Change Event”), then from and after the effective time of such Common Stock Change Event, the consideration due upon conversion of any CoreCo Convertible Preferred Stock will be determined as if each reference to any number of shares of Common Stock were instead a reference to the same number of units of reference property (the kind and amount of consideration that a holder of one share of Common Stock would be entitled to receive on account of such Common Stock Change Event). If such reference property unit consists entirely of cash, we will pay the cash due in respect of all conversions occurring on the Mandatory Conversion Date no later than the tenth business day after the Mandatory Conversion Date. If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock, and we will notify the holders of such weighted average as soon as practicable after such determination is made.
We will not become a party to any Common Stock Change Event unless its terms are consistent with these provisions. On or before the effective date, we and, if applicable, the resulting, surviving or transferee person (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as we reasonably determine are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Rate in a manner consistent with the Common Stock Change Event provisions and (2) give effect to such other provisions, if any, as we reasonably determine are appropriate to preserve the economic interests of the holders and to give effect to the Common Stock Change Event provisions.
We will provide notice of each Common Stock Change Event to holders as promptly as possible after the effective date of the Common Stock Change Event.
Conversion Procedures
Any conversion consideration will be delivered through book-entry transfer through the facilities of the depositary. No fractional shares of Common Stock will be issued to holders of the CoreCo Convertible Preferred Stock upon conversion. We will instead pay cash in lieu of any fractional share based on the last reported sale price per share of Common Stock on the trading day immediately preceding the Mandatory Conversion Date.

Reservation of Shares
We will at all times reserve and keep available out of our authorized and unissued Common Stock, solely for issuance upon conversion of the CoreCo Convertible Preferred Stock, a number of shares of Common Stock equal to the number of shares of Common Stock that would be deliverable (without regard to any limitations on conversion) upon conversion of all CoreCo Convertible Preferred Stock outstanding as of such time (assuming such conversion occurred as of such time).
Transfer Agent and Registrar
Equiniti Trust Company, LLC is the transfer agent, registrar, paying agent and conversion agent for the CoreCo Convertible Preferred Stock.
Book-Entry, Delivery and Form
The CoreCo Convertible Preferred Stock will be issued in the form of one or more permanent global shares of CoreCo Convertible Preferred Stock in definitive, fully registered form eligible for book-entry settlement. The global preferred certificates will be deposited on behalf of holders with the registrar, at its New York office as custodian for the depositary (initially the Depository Trust Company (“DTC”) or its nominee), and registered in the name of the depositary.
Members of, or participants in, the depositary will have no rights under the Certificate of Designations with respect to any global preferred share held on their behalf by the depositary or by the registrar as the custodian of the depositary, and the depositary may be treated by us, the registrar and any of our agents as the absolute owner of such global preferred share for all purposes.
Owners of beneficial interests in global preferred shares will not be entitled to receive physical delivery of certificated shares of CoreCo Convertible Preferred Stock unless (x) the depositary notifies us that it is unwilling or unable to continue as depositary for the global preferred shares and we do not appoint a qualified replacement within 90 days, or (y) the depositary ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and we do not appoint a qualified replacement within 90 days, in which case the global preferred certificates will be exchanged in whole for definitive stock certificates that are not issued in global form.
Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We understand that DTC is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:
•securities brokers and dealers;
•banks and trust companies; and
•clearing corporations and certain other organizations.
Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, paying or conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Termination of Existing NFE Indebtedness
As described herein, the debt under the Series I Credit Agreement, Series II Credit Agreement, 2026 Legacy Notes, 2029 Legacy Notes, Revolving Credit Agreement, Term Loan A Credit Agreement, Term Loan B Credit Agreement, New 2029 Notes and Brazil Parent Intercompany Credit Agreement shall be released in full pursuant to the Restructuring Transaction and implemented by the Restructuring Plans.
On the Restructuring Effective Date, all valid net intercompany claims of CoreCo against BrazilCo (other than claims arising under the Series I Credit Agreement, Series II Credit Agreement and Brazil Parent Intercompany Credit Agreement) (such claims, the “Net BrazilCo–CoreCo Intercompany Claim”) will be replaced with the CoreCo-BrazilCo Loan (as defined below).
Certain BrazilCo entities, including NFE Power Brasil Participações S.A., a Brazil sociedade anônima and NFE Power SSLNG Participações Ltda., a Brazil sociedade limitada, intend to enter into unsecured loan agreements with a CoreCo entity as initial lender, pursuant to which CoreCo will be deemed to lend an aggregate principal amount of approximately $105 million to the borrowers (the “CoreCo-BrazilCo Loan”). The CoreCo-BrazilCo Loan will bear interest at a rate per annum equal to 8.00% on the aggregate outstanding principal amount payable quarterly in arrears and will mature three years after the Restructuring Effective Date.
In addition, on the Restructuring Effective Date, each of the 2026 Legacy Notes, the 2029 Legacy Notes, the Term Loan A Credit Agreement, Term Loan B Credit Agreement, Revolving Credit Agreement, the New 2029 Notes, the Series I Credit Agreement and Series II Credit Agreement, and all obligations thereunder shall be terminated, and all liens in connection therewith shall be released, and exchanged for one or a combination of the following debt obligations, (1) 100% of the common equity interests in BrazilCo, (2) the New CoreCo Term Loans, (3) shares of CoreCo Convertible Preferred Stock and Common Stock to be issued in the Proposed CoreCo Equity Issuances (as defined in Proposal 4), (4) corporate governance matters regarding CoreCo, (5) the FLNG 2 Term Loans and/or (6) the FLNG 2 Preferred Equity.
Separation of Brazil Business
Separation Agreement

The Company intends to enter into a separation agreement, substantially in the form attached to this Proxy Statement as Annex E (the “Separation Agreement”), with BrazilCo substantially concurrently with the consummation of the Restructuring Transaction, which will set forth the Company’s agreements with BrazilCo regarding the principal actions to be taken in connection with the separation of the Company’s Brazil business from its other businesses and the transfer of all of the issued and outstanding equity interests of BrazilCo to the holders of the New 2029 Notes, holders of the debt under the R-2 Revolving Credit Facility and the holders of the debt under the Term Loan A Credit Agreement, as applicable, pursuant to the RSA, the Restructuring Plans and the Transaction Implementation Deed (collectively, the “BrazilCo Separation”). It will also set forth other agreements that govern certain aspects of the Company’s relationship with BrazilCo following the BrazilCo Separation. For purposes of this section, references to “BrazilCo” shall mean NFE Brazil Holdings Limited, a Bermuda exempted company limited by shares, and Bradford County Real Estate Partners LLC, a Delaware limited liability company (or a holding company or holding companies thereof, if applicable).

Transfer of Assets and Assumption of Liabilities. The Separation Agreement will identify categories of assets and liabilities to be contractually allocated to each of the Company and BrazilCo as part of the BrazilCo Separation. In particular, the Separation Agreement will provide that, among other things and subject to the terms and conditions contained in the Separation Agreement:

Assets

•Generally, assets primarily or exclusively related to the Brazil business have been contractually allocated to BrazilCo, and all other assets of the Company have been contractually retained by the Company;

•BrazilCo has been contractually allocated the equity interests of certain subsidiaries and joint ventures and other minority equity interests intended to be owned by BrazilCo after the BrazilCo Separation, which, in each case, generally consist of BrazilCo’s current subsidiaries, joint ventures and other minority equity interests, and the Company has contractually retained all other subsidiaries, joint ventures and other minority equity interests;

•BrazilCo has been contractually allocated certain real property owned or leased by BrazilCo or its subsidiaries and as set forth on a schedule (including owned and leased property set forth therein), and the Company has contractually retained all other owned and/or leased real property;

•BrazilCo has been contractually allocated certain (i) contracts that are exclusively related to the Brazil business, assets and/or liabilities, (ii) contracts to which the Company or any of its subsidiaries was a party that are not related (other than in a de minimis respect) to either the Company or BrazilCo and are set forth on a schedule, and (iii) shared contracts (or portions thereof) set forth on a schedule, and the Company has contractually retained all other contracts;

•BrazilCo has been contractually allocated certain trademarks and patents set forth on a schedule and other intellectual property that is exclusively related to, or exclusively used or held for use in, the conduct of the Brazil business, and the Company has contractually retained the NFE name and has been contractually allocated all other intellectual property, trademarks and patents;

•Employees and/or other service providers who provide services to BrazilCo and are employed by BrazilCo will remain employees of BrazilCo;

•BrazilCo has contractually retained the sponsorship of and all assets of any BrazilCo employee benefit plan, and the Company has contractually retained the sponsorship of and all assets of any Company employee benefit plan;

•BrazilCo has been contractually allocated certain IT assets that are exclusively related to, or exclusively used or held for use in, the Brazil business (subject to certain limited exceptions), and the Company has contractually retained all other IT assets;

•BrazilCo has been contractually allocated all tax refunds and tax attributes of BrazilCo;

•BrazilCo has been contractually allocated financial assets to the extent related to the Brazil business and/or that are owned by BrazilCo or one of its subsidiaries, and the Company has generally been contractually allocated all other financial assets; and

•BrazilCo has been contractually allocated certain other assets set forth on a schedule.

Liabilities

•Generally, liabilities to the extent related to the Brazil business (and solely such portion of such liabilities) have been contractually allocated to BrazilCo, and all other liabilities of the Company have been contractually retained by the Company;

•Each of the Company and BrazilCo have been contractually allocated liabilities to the extent relating to any of their respective financing arrangements;

•BrazilCo has generally been contractually allocated liabilities (including environmental liabilities) to the extent related to businesses and operations of BrazilCo that were previously discontinued or divested that were, at the time of discontinuation or divestment, managed in all but de minimis respects by or exclusively associated with the Brazil business or any portion thereof as then conducted, or set forth on a schedule;

•In respect of other environmental liabilities not already covered by the above, BrazilCo has been contractually allocated (i) any environmental liabilities to the extent relating to any real property contractually allocated to BrazilCo, (ii) any environmental liabilities relating to any legacy sites that were managed in all but de minimis respects by or exclusively associated with the Brazil business or set forth on a schedule, (iii) any environmental liabilities to the extent related to, arising out of or resulting from the operation or conduct of the Brazil business and (iv) any offsite environmental liabilities to the extent related to, arising out of or resulting from wastes generated at such properties or by the Brazil business;

•BrazilCo and its applicable subsidiaries have been contractually allocated liabilities for borrowed money, interest rate swaps and similar arrangements and indebtedness that were incurred or guaranteed by BrazilCo or any of such subsidiaries;

•BrazilCo has contractually retained all liabilities related to, arising out of or resulting from (i) any current or former employee or other service provider of BrazilCo, whether occurring prior to, on or following the BrazilCo Separation, and (ii) BrazilCo employee benefit plans, and the Company has contractually retained all liabilities related to, arising out of or resulting from (x) any current or former employee or other service provider of the Company, whether occurring prior to, on or following the BrazilCo Separation, and (y) Company employee benefit plans;

•BrazilCo has generally retained, assumed or been contractually allocated other financial liabilities to the extent related to the Brazil business;

•BrazilCo has generally retained liabilities for taxes of BrazilCo, and has assumed or been contractually allocated liabilities for at least 50% of any transfer taxes arising in connection with the BrazilCo Separation;

•BrazilCo has been contractually allocated liabilities related to, arising out of or resulting from (i) any indemnification obligations to any of its or its subsidiaries’ current or former directors or officers and/or (ii) ownership of any specified joint venture or other minority equity interests owned by BrazilCo after the BrazilCo Separation; and

•BrazilCo has been contractually allocated certain other liabilities set forth on a schedule.
Except as may expressly be set forth in the Separation Agreement or any ancillary agreement, all assets will be transferred on an “as is,” “where is” basis and the respective transferees will bear the economic and legal risks that (i) any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of any security interest, and (ii) any necessary consents or governmental approvals are not obtained or that any requirements of laws or judgments are not complied with. In general, neither the Company nor BrazilCo will make any representations or warranties regarding any assets or liabilities transferred or contractually allocated pursuant to the Separation Agreement, any consents or governmental approvals that may be required in connection with such transfers or contractual allocations, or any other matters.

Information in this Proxy Statement with respect to the assets and liabilities of the parties following the BrazilCo Separation is presented based on the anticipated contractual allocation of such assets and liabilities pursuant to the Separation Agreement, unless the context otherwise requires. Certain of the liabilities and obligations contractually allocated to one party or for which one party will have an indemnification obligation under the Separation Agreement and the other agreements relating to the BrazilCo Separation are, and following the BrazilCo Separation may continue to be, the legal or contractual liabilities or obligations of another party. Each such party that continues to be subject to such legal or contractual liability or obligation will rely on the applicable party that was contractually allocated the liability or obligation or the applicable party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the Separation Agreement, to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability or obligation.

Further Assurances; Wrong Pockets. To the extent that any transfers of assets or contractual allocations of liabilities contemplated by the Separation Agreement have not been consummated on or prior to the BrazilCo Separation, the parties will agree to cooperate with each other to effect such transfers or assumptions while holding such assets or liabilities for the benefit or burden of the appropriate party so that all the benefits and burdens relating to such asset or liability inure to the party contractually allocated such asset or liability. Each party will agree to use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the Separation Agreement.

Except as otherwise provided in the Separation Agreement, if at any time within twenty-four months following the BrazilCo Separation, either party discovers that an asset contractually allocated to it under the Separation Agreement is held by the other party (or one of its subsidiaries), the parties will cooperate to promptly transfer such asset to the party to which it was contractually allocated, without additional consideration. If at any time within twenty-four months following the BrazilCo Separation, an asset is determined in good faith by both parties to more appropriately belong to the other party, or to be intended for the continued use of the other party, the parties will take commercially reasonable steps to effect a transfer or grant appropriate use rights so that the asset is held or used by the appropriate party.

Shared Contracts. Generally, shared contracts will be assigned in part if so assignable, or amended, bifurcated or replicated to facilitate the BrazilCo Separation so that the appropriate party is contractually allocated the rights, benefits and the related portion of any liabilities inuring to the business of the appropriate party, and each party will use commercially reasonable efforts to obtain the consents required to partially assign, amend, bifurcate or replicate any shared contract.

Intercompany Accounts. The Separation Agreement will provide that, subject to certain specified exceptions in the Separation Agreement, schedules or any ancillary agreement, certain accounts that were formerly intercompany accounts within the Company will be settled prior to the BrazilCo Separation and, if not settled, will be terminated and released at such time.

Release of Claims and Indemnification. Except as otherwise provided in the Separation Agreement and subject to customary exceptions for gross negligence, fraud or willful misconduct, each party will fully release and forever discharge the other parties and their respective subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the BrazilCo Separation. The releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the BrazilCo Separation pursuant to the Separation Agreement or any ancillary agreement. These releases are subject to certain exceptions set forth in the Separation Agreement.

The Separation Agreement will provide for cross-indemnities that, except as otherwise provided in the Separation Agreement, are principally designed to place financial responsibility for the obligations and liabilities contractually allocated to the Company under the Separation Agreement with the Company and financial responsibility for the obligations and liabilities contractually allocated to BrazilCo under the Separation Agreement with BrazilCo. Specifically, each party will indemnify, defend and hold harmless the other parties, their respective affiliates and subsidiaries and each of their respective officers, directors, employees and agents (and each of the heirs, executors, successors and assigns of any of the foregoing) for any losses to the extent relating to, arising out of or resulting from:

•the liabilities each party was contractually allocated pursuant to the Separation Agreement (or any third-party claim that would, if resolved in favor of the claimant, constitute such a liability); and
•any breach by such party of any provision of the Separation Agreement.

Each party’s indemnification obligations with respect to such liabilities pursuant to the Separation Agreement or such breach will be uncapped; provided that the amount of each party’s indemnification obligations will be subject to reduction by any insurance proceeds or other third-party proceeds received by the party being indemnified that reduce the amount of the loss. The Separation Agreement also will specify procedures with respect to claims subject to indemnification and related matters.

Legal Matters. Except as otherwise set forth in the Separation Agreement, BrazilCo will be contractually allocated liabilities relating to legal matters that are exclusively related to the Brazil business, assets, or the liabilities contractually allocated to BrazilCo or, for liabilities relating to legal matters shared between the Company and BrazilCo, liabilities relating to such legal matters to the extent related to the Brazil business, assets or the liabilities contractually allocated to BrazilCo, and the Company will be contractually allocated all other liabilities relating to legal matters. Each party to the Separation Agreement will indemnify the other party for its respective indemnifiable losses, if any, arising out of or resulting from such legal matters allocated to such party, as well as, following the BrazilCo Separation, for those arising out of or resulting from any legal matters related to the liabilities such party has been contractually allocated or (unless contractually allocated specifically to the other party) its ongoing business. Each party to a claim will agree to cooperate in defending any claims against both parties for events that took place prior to, on or after the date of the BrazilCo Separation.

Insurance. Following the BrazilCo Separation, BrazilCo generally will be responsible for obtaining and maintaining, at its own cost, its own insurance coverage for liabilities for which it is assuming responsibility, although BrazilCo will continue to have coverage under certain insurance policies issued to the Company and its subsidiaries (after giving effect to the BrazilCo Separation) for certain matters arising from occurrences, acts, omissions or other matters occurring at or prior to the BrazilCo Separation, subject to the terms, conditions and exclusions of such policies.

Dispute Resolution. Except as otherwise set forth in the Separation Agreement, if a dispute arises between the Company and BrazilCo under the Separation Agreement, the general counsels of the parties and/or such other executive officers as the parties may designate will negotiate to resolve any disputes for a reasonable period of time. If the parties are unable to resolve the dispute in this manner, then the dispute will be resolved through binding arbitration. If either party files a judicial proceeding to resolve a dispute in contravention of the arbitration provisions included in the Separation Agreement, the other party will be entitled to any costs they may incur in defending such an action, including a $10 million punitive fee (subject to an annual adjustment to account for inflation of 5%)

and any additional punitive, exemplary, treble or similar damages as may be awardable under applicable law. Each of the Company and BrazilCo acknowledges and agrees that if any party files an action in contravention of the arbitration provisions included in the Separation Agreement, the non-breaching party shall suffer reputational loss as a direct consequence of such action for which it is entitled to damages.

Term, Termination and Amendment. Upon the consummation of the BrazilCo Separation, the term of the Separation Agreement is indefinite and it may only be terminated or modified with the prior written consent of both BrazilCo and the Company.

Other Matters Governed by the Separation Agreement. Other matters to be governed by the Separation Agreement include, among others, access to financial and other information, confidentiality, access to and provision of records and separation of guarantees and other credit support instruments.

Transition Services Agreement
In connection with the BrazilCo Separation, the Company and BrazilCo will enter into a transition services agreement pursuant to which the Company will provide certain transitional services to BrazilCo. The services, including, without limitation, information technology support, trademark management support, and logistics support, will be provided for a limited time following the consummation of the BrazilCo Separation, and will be provided for specified fees as mutually agreed by the Company and BrazilCo.
New Brazil Financing Notes
On May 11, 2026, NFE Brazil Financing Limited, a private limited company incorporated under the laws of England and Wales entered into a commitment letter pursuant to which it received commitments for a proposed offering (the “New Brazil Financing Notes Offering”) of $885 million aggregate principal amount of senior secured notes due 2029 to be issued by NFE Brazil Financing Limited (the “New Brazil Financing Notes”). The New Brazil Financing Notes will bear interest at a rate of 12.00% per annum, payable in kind semi-annually on May 15 and November 15, and will mature three years from the issue date. The New Brazil Financing Notes will not be subject to any call protection or financial covenants. The New Brazil Financing Notes Offering includes a commitment premium, payable in kind.
NFE Brazil Financing Limited intends to use the net proceeds from the New Brazil Financing Notes Offering for the following purposes: (i) up to approximately $368 million for operations, capital expenditures, working capital, letter of credit and similar needs, transaction costs, and payment in full of all trade payables owed to New Fortress Energy Inc. and its subsidiaries as of the issue date, (ii) approximately $52 million to refinance the existing bridge term loan held by BrazilCo, (iii) approximately $420 million to refinance certain existing notes issued by NFE Brazil Financing Limited (the "Existing Brazil Financing Notes"), and (iv) approximately $45 million to certain cash reserves established in connection with the Restructuring Plans.
The New Brazil Financing Notes will be secured by first priority liens substantially consistent with the Existing Brazil Financing Notes. New Fortress Energy Inc. and NFE Brazil Funding LP will not provide any credit support or be a party to the financing documents in respect of the New Brazil Financing Notes.
The New Brazil Financing Notes will be convertible or exchangeable into debt and/or equity of NFE Brazil Financing Limited (or another parent company of the Brazil operations) upon the approval of (i) the new board of the applicable parent entity, (ii) holders of at least 66.67% of the outstanding principal amount of the New Brazil Financing Notes, and (iii) NFE Brazil Financing Limited.
The issuance of the New Brazil Financing Notes is subject to certain conditions precedent, including completion of definitive documentation, the receipt of certain consents, and other customary conditions, but the issuance of the New Brazil Financing Notes is not conditioned on the consummation of the transactions contemplated by the RSA.
New CoreCo Term Loan Facility
New CoreCo Term Loans
On the Restructuring Effective Date, NFE, as borrower, and certain of its subsidiaries, as guarantors, shall enter into a new senior secured term loan agreement (the “New CoreCo Credit Agreement”) providing for: (i) a senior term loan facility (the “New CoreCo Senior Term Loan Facility” and the loans made under the New CoreCo Senior Term Loan Facility, the “New CoreCo Senior Term Loans”) in an aggregate principal amount which is expected to be equal to the sum of (w) up to $475 million, (x) $52.5 million of FEMA Make Whole Incremental New CoreCo Term Loans (as defined in the RSA), (y) $43.8 million the aggregate principal amount of the Incremental Equity-for-Debt Exchange Election New CoreCo Term Loans (as defined in the RSA) and (z) solely to the extent necessary, if at all, to meet the minimum liquidity threshold, up to $35 million of Senior Capital Raise Term Loans, and (ii) a junior term loan facility (the “New CoreCo Junior Term Loan Facility” and the New CoreCo Junior Term Loan Facility, together with the New CoreCo Senior Term Loan Facility, the “New CoreCo Term Loan Facility” and the loans made under the New CoreCo Junior Term Loan Facility, the “Capital Raise Junior Term Loans” and the Capital Raise Junior Term Loans, together with the New CoreCo Senior Term Loans, collectively, the “New CoreCo Term Loans”) in an aggregate principal amount, if any, required to satisfy the minimum liquidity threshold to the extent the minimum liquidity threshold is not satisfied after giving pro forma effect to the incurrence of the Senior Capital Raise Term Loans, which will rank junior to the New CoreCo Senior Term Loans. The funding (or deemed funding) of the New CoreCo Term Loans are subject to certain customary conditions. The New CoreCo Senior Term Loans will bear an interest rate of Term SOFR plus 6.125% at a fixed rate per annum payable in cash (the “Cash Rate”). NFE will be permitted to, at its option, pay interest in kind during the period commencing on the Restructuring Effective Date and ending on the last day of the first full fiscal quarter after the 18-month anniversary thereof, at a rate equal to the Cash Rate plus 1.50%, compounding at the end of the applicable interest period (but at least quarterly). The New CoreCo Term Loan Facility matures five (5) years after the Restructuring Effective Date (as defined in the RSA), subject to extension of the maturity date of the New CoreCo Term Loans as set forth in the New CoreCo Credit Agreement, and will amortize at a rate of 1.00% per annum.
The New CoreCo Senior Term Loans will be guaranteed, jointly and severally, on a senior secured basis by NFE and each of its restricted material subsidiaries (collectively, the “New CoreCo Loan Parties”) and will be secured by first-priority liens (ranking junior only to certain permitted liens, including the super priority liens securing NFE’s Letter of Credit Facility) on substantially all of the assets of the New CoreCo Loan Parties, subject to certain exceptions to be agreed, including NFE’s FLNG 2 assets. The New CoreCo Term Loan Facility will be subject to a customary intercreditor agreement with respect to the liens securing the New CoreCo LC Facility (as defined in the RSA), pursuant to which the liens under the New CoreCo LC Facility will rank senior to the liens under the New CoreCo Term Loan Facility.
The New CoreCo Term Loans may be voluntarily prepaid by NFE, in whole or in part, subject to a prepayment premium for voluntary prepayments equal to 102% of the aggregate principal amount of the New CoreCo Term Loans prepaid plus accrued and unpaid interest for the first year following the Restructuring Effective Date. NFE will be required to prepay the New CoreCo Term Loans at par with the net proceeds of non-ordinary course asset sales (subject to certain exceptions), property/insurance claims, condemnation proceedings and certain other events enumerated in the New CoreCo Credit Agreement. The New CoreCo Loan Parties will not have reinvestment rights.
The New CoreCo Credit Agreement contains usual and customary representations and warranties for transactions of this type, and usual and customary affirmative and negative covenants for transactions of this type, in each case, subject to applicable materiality qualifiers, thresholds and exceptions as set forth in the New CoreCo Credit Agreement. The affirmative covenants include, among other things, the delivery of financial statements and notices, payment of taxes and other obligations, preservation of existence and compliance with applicable laws and regulations, maintenance of property and insurance, and compliance with the use of proceeds.
The negative covenants include, among other things, limitations on restricted payments, paying dividends and making other payments affecting restricted subsidiaries, limitations on the incurrence of indebtedness and the creation of new liens, limitations of effectuating assets sales, mergers, or the consolidation or sale of all or substantially all assets and limitations on transactions with affiliates.
The New CoreCo Credit Agreement includes usual and customary events of default for transactions of this type. These include, among other things, non-payment of principal, interest, fees or other amounts, material breach of representations or warranties, covenant defaults, cross-defaults with respect to other material debt, material judgments, bankruptcy or insolvency, ERISA-related defaults and impairment of security.
Capital Raise Junior Term Loans
As noted above, under the terms of the RSA, CoreCo will be required to have a consolidated minimum liquidity of $100 million on the Restructuring Effective Date and projected consolidated liquidity of not less than $100 million at the end of each monthly period projected by CoreCo’s business plan.
Solely to the extent required to satisfy the minimum liquidity threshold on the Restructuring Effective Date, the Company will offer to raise up to $35 million of the Senior Capital Raise Term Loans on the same terms and conditions applicable to the other New CoreCo Senior Term Loans and to the extent the minimum liquidity threshold would not be satisfied after giving pro forma effect to the funding of the Senior Capital Raise Term Loans, the Company is permitted to raise the Capital Raise Junior Term Loans which will be (i) issued by the issuer of the New CoreCo Senior Term Loans and guaranteed by the same guarantors guaranteeing the New

CoreCo Senior Term Loans but will be subordinated in right of payment to the New CoreCo Senior Term Loan Facility and (ii) secured by a lien (which may rank junior in priority) on all of the assets securing the obligations of the New CoreCo Senior Term Loans, in a principal amount, after giving pro forma effect to the application of proceeds from the Senior Capital Raise Term Loans and any original issue discount, not to exceed the amount required to satisfy the minimum liquidity threshold (such raise of Senior Capital Raise Term Loans and/or Capital Raise Junior Term Loans, the “Capital Raise”).
Promptly following the Company’s final determination of the required amount (if any) of the Capital Raise, the Company shall offer to each creditor receiving New CoreCo Senior Term Loans pursuant to the Restructuring Plans, an original issue discount for the Capital Raise Junior Term Loans, and to each creditor holding debt subject to the RSA, an original issue discount and interest rate for the Capital Raise Junior Term Loans, in each case, based on market terms. The issuance of Capital Raise Junior Term Loans (but not any Senior Capital Raise Term Loans) may be backstopped on market terms by creditors holding debt subject to the RSA. If applicable, the original issue discount and interest rate for the Capital Raise Junior Term Loans shall be determined by reference to such backstop. CoreCo Plan creditors, and other third parties acceptable to CoreCo and the Company, may offer to participate in unsubscribed allocations of the Capital Raise through a competitive pricing process.
Each creditor receiving New CoreCo Term Loans pursuant to the Restructuring Plans shall have the right to make an offer to the Company to subscribe for its pro rata share (relative to the aggregate principal amount of all New CoreCo Term Loans held by all such creditors) of the Senior Capital Raise Term Loans. Each creditor holding debt subject to the RSA shall have the right to make an offer to the Company to subscribe for its pro rata share (determined based on the aggregate number of shares of CoreCo Convertible Preferred Stock initially allocated to such creditors relative to all the issued CoreCo Convertible Preferred Stock) of Capital Raise Junior Term Loans.
Notwithstanding the foregoing rights, but subject to the following allocation methodology, each creditor receiving New CoreCo Term Loans pursuant to the Restructuring Plans (and any other person acceptable to the Company) shall have the right to make an offer to the Company to subscribe for additional Senior Capital Raise Term Loans and Capital Raise Junior Term Loans in excess of its pro rata share (if any).
Subject to ratable treatment for subscriptions with the same priority level, the Company will allocate to the required amount of the Capital Raise all valid and compliant subscriptions from any person for Senior Capital Raise Term Loans and Capital Raise Junior Term Loans; provided that subscriptions for a lower yield-to-maturity shall be allocated in full prior to any allocation of subscriptions for a higher yield-to-maturity, and pro rata subscriptions shall be allocated in full prior to any allocation of subscriptions in excess of a creditor’s ratable share. Additional subscriptions for Senior Capital Raise Term Loans or Capital Raise Junior Term Loans, respectively, provided by any person that has not elected to subscribe for its ratable share, as applicable, shall be subject to a customary right of last refusal, on a ratable basis, for the relevant electing creditors.
Additional terms, conditions, and procedures for the Capital Raise shall be determined by the Company in consultation with, and with the consent of, the Majority Supporting Creditors.
FLNG 2
FLNG 2 Co and its subsidiaries will remain subsidiaries of NFE but shall operate on an arm’s length basis vis-à-vis the Company’s other subsidiaries. On the Restructuring Effective Date, FLNG 2 Co shall incur $400 million of FLNG 2 Term Loans and issue $200 million of FLNG 2 Preferred Equity. The Company is reviewing tax considerations related to the structure of the Common Interests and Preferred Interests (each, as defined below) in FLNG 2 Co. The Company is considering structures in which the Preferred Interests and the Common Interests will be held directly in NFE FLNG 2 LLC or, alternatively, through a holding company. In either case, relevant creditors are expected to hold equity in (i.e., FLNG 2 Co is expected to be) an entity classified as a corporation for U.S. federal income tax purposes.
In the event that FLNG 2 is sold, transferred, or disposed (however such sale, transfer, or disposal is structured, including, without limitation, any sale of the equity interests of FLNG 2 Co or any direct or indirect subsidiary thereof or any of its or their respective assets) following the Restructuring Effective Date, the Company shall retain any proceeds from such sale, transfer, or disposal of FLNG 2 in excess of the sum of (a) the outstanding obligations under the FLNG 2 Term Loan Facility and (b) the FLNG 2 Preferred Equity, after giving effect to the FLNG 2 Incentive Program.
FLNG 2 Preferred Equity
On the Restructuring Effective Date, the members of FLNG 2 Co (the "Members") will enter into an amendment and restatement of the limited liability company agreement, substantially in the form attached to this Proxy Statement as Annex F (the

“A&R FLNG 2 LLCA”), to, among other things, recapitalize the equity interests of FLNG 2 Co into one class of one hundred (100) limited liability company membership interests (the "Common Interests"), one class of two hundred thousand (200,000) non-convertible, non-voting perpetual preferred limited liability company membership interests constituting the FLNG 2 Preferred Equity (referred to in the A&R FLNG 2 LLCA as the "Preferred Interests") and the FLNG 2 Term Loans. As of the Restructuring Effective Date, the Company, as the managing member of FLNG 2 Co will transfer, directly or indirectly, the Preferred Interests and the FLNG 2 Term Loans to the creditors as described above. The key terms of the Preferred Interests are as follows:
Ranking. The Preferred Interests shall be subordinated to all existing and future indebtedness of FLNG 2 Co. The Preferred Interests shall be, with respect to rights upon any liquidation, senior to all existing and future equity securities of FLNG 2 Co (including the Common Interests), unless otherwise approved or consented to by the holders of at least a majority of the Preferred Interests (the "Required Preferred Members").
Conversion. The Preferred Interests are not convertible into Common Interests of FLNG 2 Co, or otherwise. The A&R FLNG 2 LLCA will not contain any voluntary or mandatory conversion provisions with respect to the Preferred Interests.
Voting. The holders of Preferred Interests (the "Preferred Members") have no voting rights. However, the A&R FLNG 2 LLCA will contain certain protective consent rights requiring the prior affirmative vote or written consent of the Required Preferred Members for specified actions, as described below under "Consent Rights."
Liquidation. FLNG 2 Co shall be dissolved upon the occurrence of the following events: (a) the Managing Member votes for dissolution; (b) a judicial dissolution of the FLNG 2 Co under Section 18-802 of the Delaware Limited Liability Company Act (the “Act”); or (c) the termination of the legal existence of the last remaining holder of Interests or the occurrence of any other event that terminates the continued membership of the last remaining holder of Interests, unless FLNG 2 Co is continued without dissolution in a manner provided under the A&R FLNG 2 LLCA or the Act. Upon dissolution, FLNG 2 Co shall be liquidated in an orderly manner, with the Managing Member acting as the liquidator. The proceeds of liquidation shall be applied as follows: first, to pay, satisfy and discharge all debts, obligations and other liabilities of FLNG 2 Co to its creditors (or make adequate provision for payment thereof); and second, all remaining assets of FLNG 2 Co shall be distributed to the Members in accordance with the distribution waterfall described below.
Redemption. FLNG 2 Co generally shall have the right, but not the obligation, to redeem each of the outstanding Preferred Interests in cash at any time and from time to time, in full or in part, at a redemption price equal to the liquidation preference thereof (defined as $1,000 per Preferred Interest) (the “FLNG 2 Liquidation Preference”). FLNG 2 Co shall deliver a notice of redemption (the "Redemption Notice") to each holder of a Preferred Interest not less than five (5) calendar days nor more than sixty (60) calendar days before the applicable redemption date. Each Redemption Notice shall identify the number of Preferred Interests to be redeemed (the "Redemption Interests"), and shall state the redemption date, the aggregate FLNG 2 Liquidation Preference of the Redemption Interests and any conditions to the effectiveness of such redemption. Once a Redemption Notice is delivered, the aggregate FLNG 2 Liquidation Preference of the applicable Redemption Interests called for redemption shall become irrevocably due and payable on the redemption date, subject to any conditions specified in the Redemption Notice. In any case, failure to deliver such Redemption Notice or any defect in such Redemption Notice to any holder of a Preferred Interest shall not affect the validity of the proceedings for the redemption of any other Preferred Interest. All redemptions shall be made on a pro rata basis among all holders of Preferred Interests in proportion to the number of Preferred Interests held thereby, treating holders of vested warrants, options or other rights to acquire Preferred Interests as the holders thereof. Until the FLNG 2 Liquidation Preference of each outstanding Preferred Interest has been reduced to zero, no later than five (5) business days following the receipt by FLNG 2 Co or any of its subsidiaries of any portion of the net proceeds from any asset sale, FLNG 2 Co shall deliver a Redemption Notice to each holder of a Preferred Interest providing for the payment in cash of each such Preferred Interest’s pro rata share of such net proceeds (after taking into account any cash required or elected to be paid or reserved pursuant to the FLNG 2 Credit Agreement (as defined below)).
Distributions. The Managing Member shall determine profits available for distribution and the amount, if any, to be distributed to the Members. No distribution shall be made on Common Interests of FLNG 2 Co or any other equity securities junior to the Preferred Interests at any time that any Preferred Interests remain outstanding. Distributions shall be authorized and distributed on the Common Interests and the Preferred Interests, the determined amount when, as and if declared by the Managing Member, or in the event of any (a) voluntary or involuntary liquidation, dissolution or winding up, (b) bankruptcy or insolvency event, (c)(x) merger, change of control, or consolidation approved by the managing body of FLNG 2 Co or in which FLNG 2 Co issues equity securities, in each case, excluding, for the avoidance of doubt, any internal merger, consolidation or reorganization or (y) entry by FLNG 2 Co into a stock purchase agreement or other combination pursuant to which a person acquires a majority of the outstanding voting membership interests, or (d) sale, lease, transfer or other disposition of assets representing greater than 65% of the aggregate book value of the assets of FLNG 2 Co and its subsidiaries taken as a whole. Distributions shall be made in each case as follows: (i) first, to the Preferred Members, in accordance with their pro rata ownership thereof, until each Preferred Member has received an amount equal to the FLNG 2 Liquidation Preference (provided, that holders of at least a majority of the Preferred Interests may agree, on behalf of all Preferred Members, that the price per Preferred Interest payable in connection with any such liquidation be less than the FLNG 2 Liquidation Preference per Preferred Interest) for each Preferred Interest held; and (ii) second, to the holders of Common Interests (the "Common Members"), in accordance with their pro rata ownership thereof. Assets of FLNG 2 Co may be distributed in kind on the basis of fair market value as determined by the Managing Member, in the same proportion as if such distribution had been made in cash.
Consent Rights. Notwithstanding anything in the A&R FLNG 2 LLCA to the contrary, for so long as any Preferred Interest is outstanding, the prior affirmative vote or written consent of the Required Preferred Members shall be required with respect to the following actions of FLNG 2 Co and its subsidiaries:

•amendments, modifications, repeals or waivers of the A&R FLNG 2 LLCA that disproportionately and adversely affect the rights, preferences, privileges or powers of the Preferred Interests (other than an amendment, modification or repeal to cure any ambiguity or correct any mistake, omission, defect or inconsistency);

•authorizations or issuances of any new or additional equity securities, or reclassifications, alterations or amendments of any existing equity securities into, or issuances of any equity or debt securities convertible into or exchangeable or exercisable for, equity securities, including any equity securities the terms of which expressly provide that such securities rank senior to, pari passu with or junior to the Preferred Interests as to dividend rights and rights on the distribution of assets on any liquidation;

•increases or decreases in the number of authorized Preferred Interests or effecting of any interest split, combination, or other similar recapitalization or reorganization with respect to the Preferred Interests;

•transfers of Common Interests by Common Members;

•redemptions, purchases or other acquisitions for consideration by FLNG 2 Co of equity securities, except (i) by conversion into or exchange for, or options, warrants or rights to purchase or subscribe for, other equity securities ranking junior to the Preferred Interests as to dividends and upon liquidation, (ii) in the case of the distribution of assets upon liquidation, dissolution or winding up, (iii) repurchases of equity securities of FLNG 2 Co upon the exercise of warrants, options or other securities convertible into or exchangeable for equity securities of FLNG 2 Co or upon the vesting of any profits interests, restricted stock units or similar incentive interests, or (iv) "net" or "cashless" exercises of warrants, options or other securities convertible into or exchangeable for equity securities of FLNG 2 Co (for purposes of exercising such warrants, options or other securities convertible into or exchangeable for equity securities of FLNG 2 Co, including any transfer for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such warrants, options or other securities convertible into or exchangeable for equity securities of FLNG 2 Co), in each case if such equity securities represent all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for equity securities as part of a “cashless” exercise upon such exercise or vesting, as applicable; and

•entry into any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking or obligation to take any of the actions described above or that would restrict or require the approval or consent (with or without notice, lapse of time or both) of any other person with respect to any disposition of FLNG 2 Co or any of its subsidiaries.
Transferability. Each Preferred Member shall have the right to transfer all or any portion of its Preferred Interests, subject to applicable law. Upon receipt by FLNG 2 Co of a counterpart signature page to the A&R FLNG 2 LLCA executed by the transferee agreeing to be bound by the terms of the A&R FLNG 2 LLCA, such person shall be admitted as a Preferred Member. Upon any transfer of Preferred Interests, the transferee shall become a Preferred Member for all purposes of the A&R FLNG 2 LLCA and shall be entitled to receive the distributions and allocations of income, gain, loss, deduction, credit or similar items to which the transferring member would be entitled with respect to the Preferred Interests transferred, and shall be entitled to exercise all of the other rights and receive all of the other benefits of a Preferred Member. For the avoidance of doubt, no determination by the Managing Member shall be required to admit a transferee of Preferred Interests as a Preferred Member.
Management. The management of FLNG 2 Co is fully reserved to the Managing Member. Except for situations in which the approval of the Preferred Members is required by the terms of the A&R FLNG 2 LLCA, the powers of FLNG 2 Co shall be exercised by or under the authority of, and the business and affairs of FLNG 2 Co shall be managed under the direction of, the Managing Member. No Preferred Member shall have any right or authority to take any action on behalf of FLNG 2 Co with respect to third parties, except as authorized by the Managing Member or the express terms and provisions of the A&R FLNG 2 LLCA.

Governing Law. The A&R FLNG 2 LLCA is governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.
FLNG 2 Term Loans

On the Restructuring Effective Date, FLNG 2 Co, as borrower, and its subsidiaries, as guarantors, shall enter into a new non-recourse senior secured term loan agreement (the “FLNG 2 Credit Agreement”) in an aggregate principal amount equal to $400 million (the “FLNG 2 Term Loan Facility,” and the loans made under the FLNG 2 Term Loan Facility, the “FLNG 2 Term Loans”). The funding of the FLNG 2 Term Loans are subject to certain customary conditions. The FLNG 2 Term Loans bear an interest rate of Term SOFR plus 3.00% at a fixed rate per annum, payable in-kind and capitalized on the last day of each interest period (which will be at least quarterly). The FLNG 2 Term Loan Facility matures three (3) years after the Restructuring Effective Date (as defined in the RSA) and will have no amortization.

The FLNG 2 Term Loans will be guaranteed, jointly and severally, on a senior secured basis by FLNG 2 Co and each of its subsidiaries (collectively, the “FLNG 2 Loan Parties”), and will be secured by first-priority liens on all of the assets of the FLNG 2 Loan Parties, subject to certain exceptions.

The FLNG 2 Term Loans may be voluntarily prepaid by FLNG 2 Co, in whole or in part, subject to a prepayment premium for voluntary prepayments equal to 103% of the aggregate principal amount of such term loans prepaid plus accrued and unpaid interest during the third year following the Restructuring Effective Date. There will be no prepayment premium if prepaid during the first or second year following the Restructuring Effective Date. FLNG 2 Co will be required to prepay the FLNG 2 Term Loans at par with the net proceeds of non-ordinary course asset sales, condemnations, property/insurance claims, and certain other events enumerated in the FLNG 2 Credit Agreement, only after (x) payment in full of all obligations owing by any FLNG 2 Loan Party in respect of permitted management services provided by the New CoreCo Loan Parties to any FLNG 2 Loan Party (including the payment of costs and expenses relating thereto or in connection therewith) and (y) cash payments in respect of awards under the FLNG 2 MIP; provided that the FLNG 2 Loan Parties shall not have reinvestment rights.
The FLNG 2 Credit Agreement contains limited representations and warranties and affirmative and negative covenants, in each case, subject to applicable materiality qualifiers, thresholds and exceptions as set forth in the FLNG 2 Credit Agreement. The affirmative covenants include, among other things, the delivery of financial statements and notices; payment of taxes and other obligations, preservation of existence and compliance with applicable laws and regulations, maintenance of property and insurance, and compliance with the use of proceeds.
The negative covenants include, among other things, limitations on restricted payments, paying dividends and making other payments affecting restricted subsidiaries, limitations on the incurrence of indebtedness and the creation of new liens, limitations of effectuating assets sales, mergers, or the consolidation or sale of all or substantially all assets and limitations on transactions with affiliates.
The FLNG 2 Credit Agreement includes usual and customary events of default. These include, among other things, non-payment of principal, interest, fees or other amounts, material breach of representations or warranties, covenant defaults, cross-defaults with respect to other material debt, material judgements, bankruptcy or insolvency, ERISA-related defaults and impairment of security.
Incentive Plans
NFE MIP
After the Restructuring Effective Date, and in any event, not later than 120 days thereafter, the CoreCo Board will adopt the NFE MIP that provides for the issuance of equity and/or equity-based compensation. 10% of the shares of Common Stock on a fully diluted basis as of the Restructuring Effective Date (prior to giving effect to any conversion of the CoreCo Convertible Preferred Stock into shares of Common Stock) and 7% of the CoreCo Convertible Preferred Stock outstanding as of the Restructuring Effective Date will be reserved for issuance in connection with the NFE MIP. The participants of the NFE MIP, the allocations, the reservation for future issuances, the form of equity-based compensation to such participants (including the amount of allocations and the timing of the grant of the equity-based compensation), and the terms and conditions of such equity-based compensation (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) will be determined by the anticipated CoreCo Board. The anticipated CoreCo Board will, as soon as reasonably practicable following its selection, engage a compensation consultant to assist it in evaluating and determining the terms and conditions of the equity-based compensation to be awarded under the NFE MIP.

Awards granted under the NFE MIP will be issued under the Amended and Restated Incentive Plan, if the Incentive Plan Proposal and the other Restructuring Transaction Proposals are approved by our stockholders. Subject to such approval, the Amended and Restated Incentive Plan will become effective as of the Restructuring Effective Date.
FLNG 2 Incentive Program
NFE will adopt a cash incentive program for officers and other employees of NFE that are involved in the development of FLNG 2 (the “FLNG 2 Incentive Program”). A cash participation pool will be established under the FLNG 2 Incentive Program upon the sale of FLNG 2, in an amount based on cash proceeds of such FLNG 2 sale received by NFE FLNG 2 LLC, its subsidiaries or any direct parent of NFE FLNG 2 LLC, determined before deducting any such cash proceeds applied, or required to be applied, to pay amounts owing to NFE under any management services agreements entered into between or among NFE, NFE FLNG 2 LLC, its subsidiaries or any direct parent of NFE FLNG 2 LLC, but net of other transactions expenses and customary deductions (“FLNG 2 Sale Proceeds”), equal to the sum of: (i) 2 percent of every dollar of FLNG 2 Sale Proceeds up to and including $200,000,000, plus (ii) 3 percent of every dollar of FLNG 2 Sale Proceeds above $200,000,000 up to and including $400,000,000, plus (iii) 5 percent of every dollar of FLNG 2 Sale Proceeds above $400,000,000. Awards granted under the FLNG 2 Incentive Program may be issued as a cash-based award under the Incentive Plan.
BrazilCo MIP
After the Restructuring Effective Date, the new board of directors of BrazilCo will adopt an equity incentive plan for directors, officers, and employees of BrazilCo (the “BrazilCo MIP”).
Governance Matters
Pursuant to the terms of the Charter Amendment Proposals, NFE will remain a Delaware corporation, managed on a day-to-day basis by its chief executive officer and other senior executive officers with oversight from the CoreCo Board.
NFE will use its commercially reasonable efforts to continue as an SEC public reporting company. After the Restructuring Effective Date, if the Common Stock and CoreCo Convertible Preferred Stock are not then listed on the Nasdaq Global Select Market or another national securities exchange, the holders of a majority of the CoreCo Convertible Preferred Stock can require NFE to use commercially reasonable efforts to cause the Common Stock and, after NFE satisfies applicable listing standards, the CoreCo Convertible Preferred Stock, to be listed on a national securities exchange as promptly as reasonably practicable.
Immediately following the Restructuring Effective Date, the CoreCo Board will be comprised of seven directors: (i) Wesley R. Edens, (ii) to the extent lenders under the Revolving Credit Agreement receive at least seven percent of the voting equity of NFE, one director selected by the holders of a majority of the outstanding debt under the Revolving Credit Agreement (the “Majority RCF Lenders”), which director (if any) must have knowledge of or experience in the industry and satisfy Nasdaq independence rules (it being understood that such director shall neither be an employee nor an affiliate of any holder of debt under the Revolving Credit Agreement), and (iii) the remaining five directors (or six directors to the extent no director is selected pursuant to (ii)) selected by holders of a majority of the outstanding debt under the Term Loan B Credit Agreement (the “Majority TLB Lenders”) and holders of a majority of the outstanding New 2029 Notes (the “Majority 2029 New Noteholders”), the composition of which would satisfy Nasdaq independence rules (including committee composition) (it being understood that the directors appointed by the Majority TLB Lenders and Majority 2029 New Noteholders shall neither be employees nor affiliates of any holder of debt under the Term Loan B Credit Agreement or New 2029 Notes). The Majority TLB Lenders, the Majority 2029 New Noteholders and the Majority RCF Lenders, in their sole discretion, may collectively determine to increase the size of the board to up to nine directors. The members of the CoreCo Board shall serve until NFE’s next annual meeting following the Restructuring Effective Date, following which the CoreCo Board will be nominated/elected in accordance with standard public company board procedures (i.e., no ongoing right to serve, elected by majority vote of stockholders).
The chairperson of the CoreCo Board shall be an independent director initially selected collectively by the Majority TLB Lenders and Majority 2029 New Noteholders. Thereafter, the chairperson will be determined by a majority vote of the CoreCo Board; provided, that (i) such chairperson will not also serve as the chief executive officer and (ii) the initial chairperson shall be selected from the five directors selected by the Majority TLB Lenders and Majority 2029 New Noteholders (or six directors if no director is selected pursuant to (ii), above, or seven directors if the size of the CoreCo Board is increased to nine directors) and at all times shall be an independent director in accordance with SEC and Nasdaq independence rules.

NFE expects that the Common Stock and CoreCo Convertible Preferred Stock issued on the Restructuring Effective Date shall be freely transferable following the Restructuring Effective Date, subject to compliance with applicable securities laws as determined by NFE with the consent of the Majority Supporting Creditors.
On or about the Restructuring Effective Date, we expect to amend and restate the Company's Bylaws in substantially the form set forth as Annex B hereto and approved by the Board of Directors, included here for informational purposes only.
Securities Laws; Listing Matters
We expect that the Proposed CoreCo Equity Issuances, together with the issuance of the FLNG 2 Preferred Equity and the BrazilCo Common Equity, will be made in reliance upon the exemption from registration under the Securities Act provided by Section 3(a)(10) thereof. We have been advised that the sanction of the Restructuring Plans by the High Court, following notice to affected stakeholders and an opportunity to be heard, will satisfy the fairness hearing requirements of Section 3(a)(10). Accordingly, no registration of such securities under the Securities Act is expected to be required, and such securities would be issued without restrictive transfer legends. The availability of the Section 3(a)(10) exemption is contingent on High Court approval.
We expect these securities to be DTC-eligible, and plan to apply to list the CoreCo Convertible Preferred Stock on Nasdaq.
Registration Rights Agreement
In connection with the Restructuring Transaction, the Company will enter into a registration rights agreement (the “RRA”) with each Supporting Creditor, providing customary registration rights for any Common Stock and CoreCo Convertible Preferred Stock (including the shares of Common Stock underlying the CoreCo Convertible Preferred Stock) received pursuant to the Restructuring Transaction.
The Company will use commercially reasonable efforts to, on or as soon as reasonably practicable after the Restructuring Effective Date, but in no event greater than 10 business days after the Restructuring Effective Date, file a registration statement on Form S-1 (or applicable successor form) to register all of the Common Stock and CoreCo Convertible Preferred Stock (including the shares of Common Stock underlying the CoreCo Convertible Preferred Stock) (such securities, together with any securities issued or issuable in respect of such shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation or otherwise, the “Registrable Securities”) on a shelf registration statement (the “S-1 Resale Shelf”). The Company will use its commercially reasonable efforts to have the S-1 Resale Shelf declared effective as soon as practicable after the filing thereof, but no later than 30 calendar days after the filing thereof (or 90 calendar days after the filing thereof if the SEC notifies the Company that it will “review” the S-1 Resale Shelf). Any Registrable Securities will cease to be Registrable Securities on the first date that (i) all such securities have become freely tradable under Rule 144 under the Securities Act without a holding period, current public information requirement, limitation on volume, manner of sale restrictions or notice requirements and (ii) any and all securities law restrictive legends or designations associated with such shares have been removed. The S-1 Resale Shelf will provide for offerings on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Company will use commercially reasonable efforts to prepare and file such amendments, post-effective amendments and supplements to the S-1 Resale Shelf as may be necessary to keep the S-1 Resale Shelf effective until the earlier of (1) the date that no Registrable Securities remain, (2) the date that all Registrable Securities have been sold pursuant to Rule 144 or a registration statement or (3) the date the S-3 Resale Shelf (as defined below) has become effective.
Once the Company is eligible to file a shelf registration statement on Form S-3, the Company will use commercially reasonable efforts to, as promptly as practicable, file a registration statement under the Securities Act on Form S-3 (or similar or successor form) (the “S-3 Resale Shelf”), covering the remaining Registrable Securities that have not been sold pursuant to Rule 144 or a registration statement. The Company will use commercially reasonable efforts to prepare and make all such filings as may be necessary to keep the S-3 Resale Shelf effective until the earlier of (1) the date that no Registrable Securities remain and (2) the date that all such Registrable Securities have been sold pursuant to Rule 144 or a registration statement. The applicable holders will have the right to request an unlimited number of registrations on Form S-3.
If requested by holders of Registrable Securities representing at least 10% of the then-outstanding Registrable Securities, the Company will conduct a shelf takedown off of the S-1 Resale Shelf or S-3 Resale Shelf, as applicable, covering Common Stock and, if applicable, CoreCo Convertible Preferred Stock requested by such holders (a “Takedown Request”); provided that the Company will not be obligated to undertake more than five shelf takedowns in the aggregate and no more than two shelf takedowns in any twelve-month period. Such holders may specify the type of offering to be covered by the Takedown Request, such as an underwritten offering or registered block trade.

Each holder of Registrable Securities representing at least 5% of the then-outstanding Registrable Securities will have the right to include its CoreCo Convertible Preferred Stock and Common Stock each time the Company proposes for any reason to register CoreCo Convertible Preferred Stock and/or Common Stock under the Securities Act. The rights to piggyback registration may be exercised an unlimited number of occasions. The rights to piggyback registration will be subject to usual and customary exceptions and limitations (including, without limitation, exceptions for employee plan S-8 filings and acquisition transactions, and limitations on the selection of underwriters, priority and cutbacks).
The RRA will also contain customary provisions relating to the registration procedures to be followed by the Company, indemnification obligations, delay and suspension rights, selection of underwriters, priority, cutbacks, lock-ups (to the extent requested by an applicable underwriter) and payment of expenses of registrations by the Company (including reasonable fees and disbursements of one counsel for the selling holders of Registrable Securities, but excluding underwriter discounts and commissions).
Other Conditions to the Consummation of the Restructuring Transaction
In addition to the conditions described elsewhere in this Proxy Statement, the obligations of the parties to consummate the Restructuring Transaction under the RSA are subject to the satisfaction (or written waiver by the Company and the Majority Supporting Creditors, each acting reasonably) of the following additional conditions precedent:

•the Agreement Effective Date (as defined in the RSA) must have occurred, and the RSA must remain in full force and effect;

•each of the definitive documents governing the Restructuring Transaction must have been negotiated in good faith and finalized, consistent with the RSA (including the consent rights set forth in Section 8 thereof) and any applicable Term Sheet, and, where applicable, duly executed and delivered by the relevant parties thereto;

•all necessary corporate, board, and shareholder authorizations of the parties approving the execution, delivery, and performance of the definitive documents must have been obtained and remain in full force and effect;

•all other actions, documents, and agreements necessary or advisable to implement and consummate the Restructuring Transaction must have been duly executed and delivered by the parties required to be party thereto and must remain in full force and effect;

•all new money, exit financing, or backstop commitments required under the Restructuring Term Sheet must have been duly executed and, subject to satisfaction of customary draw conditions, must be available to be funded on or prior to the Restructuring Effective Date;

•the representations and warranties of the Company Parties (as defined in the RSA) set forth in Section 5 of the RSA must be true and correct in all material respects (without giving effect to any “materiality,” “material adverse effect,” or similar qualifiers contained therein) as of the Agreement Effective Date and as of the Restructuring Effective Date;

•no later than five Business Days prior to the Restructuring Effective Date, the Company Parties must have provided all diligence materials and sufficiently detailed information reasonably requested by the Advisors (as defined in the RSA) (which requests must be made within 45 days of the Agreement Effective Date) relating to certain representations and warranties set forth in the RSA, including those pertaining to anti-corruption, sanctions, and related matters;

•each agreement set forth on Schedule 13 to the RSA must be in full force and effect, and neither the applicable Group member nor the other party thereto may be in material breach or have delivered a notice of cancellation thereof, in each case, except as otherwise provided on such Schedule 13;

•no insolvency, winding-up, administration, receivership, or similar proceedings may have been commenced by or against any Company Party, other than as expressly contemplated by the Restructuring Term Sheet or the definitive documents; the Advisors to the Supporting Creditors must have received payment in full from the Company Parties for all accrued and unpaid Advisor Fees and Expenses (as defined in the RSA) on or prior to the Restructuring Effective Date, inclusive of any reasonable estimate of Advisor Fees and Expenses through and including the Restructuring Effective Date;

•from the Agreement Effective Date through the RSA Termination Date (as defined in the RSA), no letter of credit issued under the Revolving Credit Agreement may have been drawn upon; and

•such other conditions as may be mutually agreed in writing between the Company and the Majority Supporting Creditors.

In addition, prior to the Restructuring Effective Date, the Company must deliver to the Majority Supporting Creditors (through their counsel) a certificate executed by a duly authorized officer of the Company confirming the satisfaction (or waiver) of each of the Restructuring Conditions Precedent (as defined in the RSA).
Dilutive Effects of the Restructuring Transaction
The Restructuring Transaction, if consummated, will have a substantially dilutive effect on the existing Common Stock. The Company has provided the information below to illustrate the potential dilutive impact to existing stockholders as a result of the Restructuring Transaction. This information is being provided for illustrative purposes only and is not intended to serve as, and must not be relied on by stockholders as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. See “Cautionary Note Regarding Forward-Looking Statements.”

in millions, except percentages
Shares of Common Stock Issued pursuant to the Restructuring Transaction	10,609,287
Shares of Common Stock issuable upon conversion of CoreCo Convertible Preferred Stock Issued pursuant to the Restructuring Transaction	112,872,754
Shares of Common Stock Reserved for Issuance Under the Incentive Plan	1,813,553
Shares of Common Stock issuable upon conversion of CoreCo Convertible Preferred Stock Reserved for Issuance Under the Incentive Plan	8,495,816
Total Shares Issued	139,504,103
Dilution to Existing Stockholders	~96%

* Does not reflect any shares of Common Stock that may be issued upon the exercise or vesting of any equity awards that are granted or may be granted under the Company’s equity compensation plans other than as set forth above. Assumes approval of Proposal 5– Incentive Plan Proposal.
** Assumes approval of Proposal 3–Charter Amendment Proposals, and adoption of a reverse split of the Common Stock at a ratio of 1-for-50.
Recommendation of the Board of Directors
After consulting with its financial advisors and outside legal counsel, and after reviewing and considering the terms and conditions of the Restructuring Transaction and the Proposals, the Board of Directors has: (a) approved the Restructuring Transaction and the performance by the Company of its obligations in connection therewith; and (b) recommended that the Company’s stockholders approve the Proposals at the Annual Meeting. Accordingly, the Board recommends that you vote FOR each of the Proposals.
The foregoing descriptions of the RSA, the Amended Certificate of Incorporation, the Incentive Plan, the CoreCo Convertible Preferred Stock, the Separation Agreement, the A&R FLNG2 LLCA and the RRA, and the Restructuring Transactions generally, are not complete and are subject to, and qualified in their entirety by reference to, the full text of Annexes A-H hereto, as well as the RSA, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the SEC on March 17, 2026, and incorporated by reference herein.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The first proposal is to elect two Class I directors to serve until the 2029 annual meeting of stockholders and until their respective successors are duly elected or appointed and qualified.
Our Certificate of Incorporation authorizes the number of directors to be determined from time to time by resolution adopted by a majority of the Board of Directors then in office (subject to those certain exceptions in the Bylaws and the Shareholders’ Agreement, dated as of February 4, 2019, by and among the Company, Wesley R. Edens and Randal A. Nardone, as it may be amended (the “Shareholders’ Agreement”)), as described under “Certain Relationships and Related Persons.” The number of directors on the Board is currently fixed at eight. Our Board of Directors is divided into three classes. The members of each class of directors serve staggered three-year terms.
On April 23, 2025, John J. Mack retired as an independent director of the Company.
On April 28, 2025, our Board of Directors appointed Charles M. Sledge as a Class I director of the Board of Directors, effective immediately, and he will serve until the Company’s 2026 annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Sledge received the standard annual Board compensation for non-employee directors for 2025 pro-rated for the date that he joined the Board of Directors. In connection with his appointment, the Company entered into its customary indemnification agreement with Mr. Sledge.
Our current Board of Directors is classified as follows:

Class	Term Expiration	Director	Age
Class I	2026	Charles M. Sledge	60
		Katherine E. Wanner	58
Class II	2027	David J. Grain	63
		C. William Griffin	75
		Timothy W. Jay	66
Class III	2028	Desmond Iain Catterall	69
		Wesley R. Edens	64
		Randal A. Nardone	70
The Board of Directors has unanimously proposed Charles M. Sledge and Katherine E. Wanner as nominees for election as Class I directors. The director nominees currently serve on our Board of Directors.
If elected at the Annual Meeting, each of Mr. Sledge and Ms. Wanner will hold office until the 2029 annual meeting of stockholders and until their successors are duly elected or appointed and qualified, subject to earlier death, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR Mr. Sledge and Ms. Wanner. If any of the nominees become unable to stand for election as a director, an event that our Board of Directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our Board of Directors.
Notwithstanding the approval of this Proposal 1, as described under "Background of the Restructuring Transactions—Governance Matters," if the Restructuring Transaction Proposals are approved, and the Restructuring Transaction is consummated, we expect all directors (i) other than Mr. Edens or (ii) unless appointed to remain as a director pursuant to the terms of the RSA at the discretion of the applicable Supporting Creditors, to resign from the Board of Directors effective on or around the Restructuring Effective Date. We then expect the remaining directors will fill these vacancies consistent with the terms of the RSA, with all directors serving until the Company's next annual meeting. The continuing Board of Directors will then be nominated and elected in accordance with standard public company board procedures, and pursuant to the terms of the Amended Certificate of Incorporation, will no longer be composed of multiple classes.

Required Vote
The approval of the Directors Proposal requires a plurality of the voting power of votes cast by the holders of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions and broker non-votes, if any, will have no effect on the Directors Proposal. The Directors Proposal is not conditioned upon the approval of any other Proposal.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote FOR the election of Charles M. Sledge and Katherine E. Wanner to serve as our Class I directors until the 2029 annual meeting of the stockholders and until their successors are duly elected or appointed and qualified.
Information Concerning Our Directors, Including the Director Nominees
Set forth below is certain biographical information for our directors, including the director nominees, as well as the month and year each person was first elected as one of our directors.
In evaluating director candidates, our Board of Directors assessed whether a candidate possessed the integrity, judgment, knowledge, experience, skill and expertise that are likely to enhance the Board of Directors’ ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of committees of the Board of Directors to fulfill their duties.

Wesley R. Edens Founder, Chief Executive Officer and Chairman since August 2018
Mr. Edens has been our Chief Executive Officer and the Chairman of our board of directors since August 2018.
Mr. Edens was the Co-Chief Executive Officer of Fortress and was a member of the board of directors of Fortress from November 2006 to May 2024. Mr. Edens was a member of the Management Committee of Fortress since co-founding Fortress in May 1998 to May 2024. Mr. Edens has primary investment oversight of Fortress’ private equity and publicly traded alternative businesses.

Prior to co-founding Fortress, Mr. Edens was a partner and managing director of BlackRock Financial Management Inc. (an investment management firm), where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and managing director of Lehman Brothers Holdings Inc.

Mr. Edens’ extensive credit, private equity finance and management expertise, extensive experience as an officer and director of public companies and his deep familiarity with our Company led the Board to conclude that Mr. Edens should serve as a director.

Desmond Iain Catterall Director since January 2019
Iain Catterall became a member of our Board of Directors in January 2019. Mr. Catterall currently serves as a principal and Chief Executive Officer of Kirkham Capital, an investment business focused on seeding fund managers, a position he has held since founding the firm in January 2009. Prior to that, Mr. Catterall served as the head of equities at Rand Merchant Bank from January 2003 to December 2008 and was also a member of Rand Merchant Bank’s management board and investment committee. He was also a founding member of Thynk Capital, a private equity company, and, prior to that, a founding director of Cadiz Holdings Limited, a Johannesburg Stock Exchange listed financial services company.

Mr. Catterall holds a Bachelor of Commerce degree from the University of Natal (Durban). We believe that Mr. Catterall’s extensive experience in emerging markets, capital markets and financial services brings valuable expertise to our Board of Directors.

David J. Grain Director since January 2019
David Grain became a member of our Board of Directors in January 2019. Mr. Grain currently serves as the Chief Executive Officer of Grain Management, LLC, a private equity firm focused on investments in the media and communications sectors, which he founded in 2007. Prior to founding Grain Management, LLC, from January 2003 to December 2005, Mr. Grain served as the President of Global Signal, Inc. (formerly NYSE: GSL), the largest communication tower owner/operator at the time and an affiliate of Fortress. Prior to joining Global Signal, Inc., from 2000 to 2003, he served as Senior Vice President at AT&T Broadband in New England, a provider of digital video, high speed Internet and digital phone services to more than two million customers in the region. Prior to leading AT&T Broadband' s New England operations, Mr. Grain spent more than a decade in the financial services industry, most recently at Morgan Stanley & Co. LLC, a financial services company, in New York from 1992 to 2000 where he focused primarily on telecommunications, media and technology companies. Mr. Grain serves on the Board of Directors of The Southern Company (NYSE: SO), a gas and electric utility company, and of Dell
Technologies (NYSE: DELL), a multinational technology company, Vice Chair of the Advisory Council of the National Museum of African American History and Culture, and Board Chair of the Martha's Vineyard Museum. He is also a Lifetime Member of the Council on Foreign Relations, and was appointed as a member of the National Infrastructure Advisory Council in 2011 and again in 2024. Mr. Grain earned a Bachelor of Arts degree in English from the College of the Holy Cross and a Master of Business Administration degree from the Amos Tuck School at Dartmouth College. We believe that Mr. Grain's experience with publicly traded companies as an executive and as a member of the board of directors brings valuable skills and leadership to our Board of Directors.

C. William Griffin Director since January 2019
Bill Griffin became a member of our Board of Directors in January 2019. Mr. Griffin has more than 45 years of experience in financial services. Mr. Griffin currently serves as Executive Chairman of ServiceMac, a privately held financial services company specializing in mortgage sub-servicing. He previously served as Executive Vice President, Enterprise Strategy of ServiceLink, LLC, helping deliver end-to-end solutions to large financial institutions from January 2017 until mid-2019. Prior to that, Mr. Griffin served in various capacities within Fidelity National Financial, Inc. (“Fidelity”) and its affiliates, including as Executive Vice President of Black Knight Financial Services from January 2014 to December 2016 and Executive Vice President of Sales and Marketing for Lender Processing Services from November 2011 to December 2013.

He also served as President and Chief Executive Officer from 2002 to 2003 when Lender Processing Services was acquired by Fidelity. Mr. Griffin holds a Bachelor of Business Administration degree from The University of Georgia. We believe that Mr. Griffin’s leadership and extensive financial experience bring significant value to our Board of Directors.

Timothy W. Jay Director since March 2023
Timothy W. Jay became a member of our Board of Directors in March 2023. Mr. Jay has worked as Head of Government Bond Sales and Rates Trader at CRT Capital Group LLC, a financial services firm, from 2009 until his retirement in 2016. From 2005 to 2006, he served as Co-Managing Partner at Rockridge Advisors LLC, a multi-strategy hedge fund. Prior to 2005, he worked for Lehman Brothers as a Government Bond Trader, Head of Global Government Bond Business and a Liquid Markets Head Trader. During the same time, from 1996 to 2006, he served as both Chairman and Vice Chairman of the Treasury Borrowing Advisory Committee, which regularly advised the U.S. Treasury and the Federal Reserve Board on policy. He also served as a director of Intrawest Holdings from 2013 to 2017. We believe that Mr. Jay's significant knowledge of real estate and operational and financial development brings significant value to our Board of Directors.

Charles M. Sledge Director since April 2025
Charles M. Sledge became a member of our Board of Directors in April 2025. Mr. Sledge currently serves as the Non-Executive Chairman of the board of directors of Noble Holding Corporation plc and serves a position he has held since February 2021. Mr. Sledge has also served as a member of the board of directors of Talos Energy Inc. since May 2018 and currently chairs the Audit Committee of Talos Energy Inc. Additionally, he currently serves on the board of Weatherford International plc, where he serves as chairman since June 2018. Mr. Sledge previously served on the board of directors of Vine Energy, Inc. (which was acquired by Chesapeake Energy Corporation). Mr. Sledge previously served as the Chief Financial Officer of Cameron International Corporation, an oilfield services company, from 2008 until its sale to Schlumberger Limited in 2016. Prior to that, he served as the Corporate Controller of Cameron International Corporation from 2001 until 2008. Mr. Sledge received his Bachelor of Science in Accounting at Louisiana State University and is a graduate of the Advanced Management Program at Harvard University. We believe that Mr. Sledge's significant knowledge of the energy space and extensive financial experience will bring significant value to our Board of Directors.

Randal A. Nardone Director since August 2018
Randal Nardone has been a member of our Board of Directors since August 2018. A co-founder of Fortress in May 1998, he was also a member of its management committee from May 1998 to May 2024, as well as a member of its board of directors from November 2006 to May 2024. Mr. Nardone served as Fortress’s Chief Executive Officer from July 2013 through December 2017, after serving as its Interim Chief Executive Officer from December 2011 to July 2013. Prior to founding Fortress in 1998, Mr. Nardone was a principal of BlackRock Financial Management, Inc. Prior to joining BlackRock Financial Management, Inc., Mr. Nardone was a partner and a member of the executive committee at the law firm of Thacher Proffitt & Wood. Mr. Nardone received a Bachelor of Arts from the University of Connecticut and received a Juris Doctor from Boston University School of Law. We believe that Mr. Nardone’s leadership, management experience and experience with corporate and securities law bring valuable experience to our Board of Directors.

Katherine E. Wanner Director since January 2019
Katherine Wanner became a member of our Board of Directors in January 2019. From 1993 to 1997, Ms. Wanner served in various roles within the finance, communications and business development groups at Brinson Partners Inc. and UBS Global Asset Management, where she was responsible for the revenue cycle, statistical analysis and market research, and later joined the private equity group in 1998. In 2001, Ms. Wanner was a founding Partner at Adams Street Partners, LLC, a global private equity firm currently with $65 billion in assets under its management and offices in 15 locations around the world, and the successor firm to Brinson Partners Inc. and UBS Global Asset Management. From 2007 until her retirement in 2015, Ms. Wanner managed Adams Street Partners’ US Primary investment team and served on the firm’s Global Primary Investment Committee, which was responsible for sourcing, analyzing and monitoring investments in private equity partnerships, implementing strategy and approving all primary fund investments.
Post Ms. Wanner’s retirement from Adams Street Partners in 2015, Ms. Wanner has served as an Operating Partner at Abundant Venture Partners from 2016 to April 2018. Since April 2018 and through December 2019, Ms. Wanner served as an Advisor at Abundant Venture Partners. Ms. Wanner is currently a Senior Advisor and was a founding partner in 2020 at Fairway Capital Management, an institutional venture capital investment manager. Since 2024, Kathy Wanner is an Executive Partner with Shore Capital Partners, a lower middle-market private equity firm focused on partnering with companies that have between $1 to $10 million of EBITDA. Kathy focuses on supporting the firm’s strategic initiatives and supporting its funds and portfolio companies.
Since 1998, Ms. Wanner has served on many private equity and venture capital advisory boards and completed many primary investments across several sectors, and was responsible for managing relationships with several of the firm’s United States based venture, energy focused and special situation managers. Additionally, from 1989 to 1993, Ms. Wanner gained experience in statistical modeling, reporting, tracking and analysis as a Senior Financial Analyst at Frontier Risk Management, Range Wise, Inc. and Morgan Stanley & Co. LLC. Ms. Wanner received a Bachelor of Science in Finance from Binghamton University and a Master of Business Administration from the Kellogg School of Management at Northwestern University. We believe Ms. Wanner’s extensive financial experience in business investments and asset management brings significant value to our Board of Directors.

Determination of Director Independence
If required under the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”), the Board of Directors shall be comprised of a majority of directors who qualify as independent directors (“Independent Directors”) under the listing standards of Nasdaq.
Pursuant to the Company’s Corporate Governance Guidelines, the Board of Directors must be comprised of a majority of directors who qualify as Independent Directors. The Board of Directors review annually the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Board of Directors affirmatively determines satisfy the applicable independence requirements will be considered Independent Directors. The Board of Directors may adopt and disclose categorical standards to assist it in determining director independence. In the event that a director becomes aware of any change in circumstances that may result in such director no longer being considered independent under the listing standards of Nasdaq or under applicable law, the director must promptly inform the Chair of the Nominating and Corporate Governance Committee if such committee is established. Our Board of Directors determined that Messrs. Griffin, Sledge, Grain, Catterall, Jay and Ms. Wanner qualify as Independent Directors. Our Board of Directors also previously determined that Mr. Mack, who retired as a director of the Company on April 23, 2025, qualified as an Independent Director.
Statement on Corporate Governance

We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors consists of a majority of independent directors under the corporate governance standards of Nasdaq. We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics (the “Code of Conduct”), which delineate our standards for our employees, officers and directors. We make available, free of charge through a link on our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our website also contains our Code of Conduct, Corporate Governance Guidelines, and the charters of the Audit Committee and Compensation Committee of our Board of Directors. Our website address is www.newfortressenergy.com. You may also obtain these documents by writing the Company at 111 W. 19th Street, 8th Floor, New York, New York 10011, Attention: Investor Relations.
Sustainability
As part of our strategy, we are focused on supporting the transition to a low-carbon economy and aim to provide cleaner, sustainable energy solutions around the world by leveraging our expertise and business and financing relationships, as well as our access to capital. We highlighted certain of our current sustainability solutions and investments in our Annual Report, and we expect to continue to explore additional sustainability-related opportunities.
Code of Conduct
As mentioned above, the Board of Directors has adopted the Code of Conduct, which is available on our website, that applies to all of our officers, directors and employees, including our principal executive officer and principal financial officer. The purpose of the Code of Conduct is to promote, among other things:
•honest and ethical conduct;
•maintenance of accurate financial records and adherence to applicable accounting rules and policies;
•compliance with applicable governmental laws, rules and regulations; and
•accountability for adherence to the Code of Conduct and the reporting of violations thereof.
Our Company intends to disclose any changes in or waivers from our Code of Conduct, as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq, by posting such information on our website at the address and location specified above.
Insider Trading Policies and Procedures
The Company has adopted an insider trading policy that governs the purchase, sale and other dispositions of our securities by our directors, officers and employees, which we believe is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations and listing standards. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
Board Leadership Structure
The Company does not have a policy to separate the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Mr. Edens has served as both the Chairman of our Board of Directors and Chief Executive Officer since August 2018. The Board of Directors believes that having Mr. Edens serve as both Chief Executive Officer and Chairman is an appropriate, effective and efficient leadership structure, and has determined that combining the Chief Executive Officer and Chairman roles provides for clear accountability and leadership responsibility, and facilitates effective decision-making and a cohesive corporate strategy. The Board of Directors periodically reviews its leadership structure. The Company does not have a lead independent director; however, an independent director may preside over any executive sessions.
The Board and Its Committees
Our Certificate of Incorporation provides that the number of directors that constitute the whole Board of Directors shall be determined from time to time by resolution adopted by a majority of the Board of Directors then in office (subject to those certain exceptions in the Bylaws and the Shareholders’ Agreement). Our Board of Directors currently consists of eight directors. Our Board of Directors is divided into three classes of directors, with each class as equal in number as possible, serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meeting in 2026, 2027 and 2028, respectively. Mr. Sledge and Ms. Wanner are assigned to Class I; Messrs. Grain, Griffin and Jay are assigned to Class II; and Messrs. Edens, Nardone and Catterall are assigned to Class III. At each succeeding annual meeting, directors will be elected to succeed the class of directors whose terms have expired. This classification of the Board of Directors could have the effect of increasing the length of time necessary to change the composition of a majority of the Board of Directors. In general, at least two annual meetings will be necessary to effect a change in a majority of the members of the Board of Directors. All officers serve at the discretion of the Chief Executive Officer or the Board of Directors. Neither our Certificate of Incorporation nor our Bylaws provide for cumulative voting in the election of directors, which means that the holders of a majority of our issued and outstanding shares of Common Stock may elect all of the directors standing for election, and the holders of the remaining shares of Common Stock will not be able to elect any directors.

During the year ended December 31, 2025, our Board of Directors held 33 meetings. No person then serving as a director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Regulatory Compliance Committee. As of the effective date of the RSA, the Board also has a Transition Committee. During 2025, the Audit Committee met 13 times, the Compensation Committee met seven times and the Regulatory Compliance Committee met once. Although director attendance at the Company’s annual meeting each year is encouraged, the Company does not have an attendance policy. None of the persons serving then as our directors attended our annual meeting of stockholders in 2025.
Audit Committee
We are required to have an audit committee of at least three members, and all of its members are required to meet the independence and experience standards established by Nasdaq and the Exchange Act. We have established an audit committee compliant with Nasdaq and SEC rules, whereby Ms. Wanner and Messrs. Grain and Griffin serve as members of such committee with Ms. Wanner serving as the chairperson. SEC rules also require that a public company disclose whether or not its audit committee has at least one “audit committee financial expert” as a member. Ms. Wanner satisfies the definition of “audit committee financial expert.” As required by the SEC rules and Nasdaq listing standards, our Board of Directors have affirmatively determined that each of Messrs. Grain and Griffin and Ms. Wanner meet the definition of “independent director.” We adopted an audit committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq standards. You can find a copy of our audit committee charter on the Investor Relations section of the NFE website (www.newfortressenergy.com).
The audit committee assists the Board of Directors in its oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements and company policies and controls. The audit committee has the sole authority to: (1) retain and terminate our independent registered public accounting firm, (2) approve all auditing services and related fees and the terms thereof performed by our independent registered public accounting firm, and (3) pre-approve any non-audit services and tax services to be rendered by our independent registered public accounting firm. The audit committee is also responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm has been given unrestricted access to the audit committee and our management.
Risk Oversight
The Company’s risk management is overseen by the Chief Executive Officer, who receives reports directly from employees and individuals who perform services for the Company. Material risks are identified and prioritized by management, and material risks are periodically discussed with the Board of Directors. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, including risks and contingencies associated with each area. In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.
Compensation Committee
Because we were a “controlled company” within the meaning of Nasdaq corporate governance standards until October 1, 2024, we were not required to have a compensation committee. However, even as a controlled company, we established a compensation committee to ease the administrative burden on the full Board of Directors. So long as we continued to be a controlled company, our compensation committee was not required to be comprised solely of independent directors. As such, Messrs. Edens and Nardone served as the members of our compensation committee until October 1, 2024. As of October 1, 2024, we have established a compensation committee compliant with Nasdaq and SEC rules for non-controlled companies. Messrs. Grain, Griffin and Jay served as members of such committee through August 2025. Since August 2025, Messrs. Grain, Griffin and Sledge have served as members of such committee.

The compensation committee oversees our executive compensation programs and make recommendations to the Board of Directors regarding director compensation. We adopted a compensation committee charter defining the committee’s primary duties and authority. You can find a copy of our compensation committee charter on the Investor Relations section of the NFE website (www.newfortressenergy.com).
Nominating and Corporate Governance Committee
Under Nasdaq corporate governance standards, we are not required to, and do not currently, have a nominating and corporate governance committee. See “Certain Relationships and Related Transactions—Shareholders’ Agreement” for additional information about our significant shareholders' ability to designate certain members of our Board.
If we determine to establish a nominating and corporate governance committee, we anticipate that it would consist of three directors who will be “independent” under the rules of the SEC and Nasdaq. This committee would identify, evaluate and recommend qualified nominees to serve on our Board of Directors, develop and oversee our internal corporate governance processes and maintain a management succession plan. Upon formation of a nominating and corporate governance committee, we would expect to adopt a nominating and corporate governance committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq or market standards.
Our Bylaws provides certain procedures that a stockholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company’s Secretary at New Fortress Energy Inc., 111 W. 19th Street, 8th Floor, New York, New York 10011. The Secretary must receive the notice of a stockholder’s intention to introduce a nomination at an annual stockholder meeting (together with certain required information set forth in our Bylaws) within the timeframes set forth below under “Advance Notice for Stockholder Nominations and Proposals for 2027 Annual Meeting.”
The Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Board believes that the qualifications for serving as a director of the Company are, taking into account such person’s familiarity with the Company, possession of such knowledge, experience, skills, expertise and integrity as would enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or Nasdaq rule.
In addition to considering a director-candidate’s background and accomplishments, the process for identifying and evaluating all nominees includes a review of the current composition of the Board of Directors and the evolving needs of our business. The Board will identify potential nominees by asking current directors and executive officers to notify the Board if they become aware of suitable candidates. The Board also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Board will also consider candidates recommended by stockholders. Our evaluation of nominees does not necessarily vary depending on whether or not the nominee was nominated by a stockholder. In considering candidates submitted by stockholders, the Board may take into consideration the number of shares of Common Stock held by the recommending stockholder and the length of time that such shares have been held. We do not have a formal policy with regard to identifying director nominees, but the Board strives to nominate individuals with a variety of perspectives and complementary skills.

Transition Committee
Pursuant to the terms of the RSA, the Board of Directors formed a transition committee of the Board of Directors (the “Transition Committee”) comprised of two existing independent members of the Board of Directors, Charles M. Sledge (Chairperson) and Katherine E. Wanner.
Subject to certain exceptions, including in respect of (i) the restrictions and requirements of the DGCL or the Company’s organizational documents and (ii) any matters previously delegated to either the Audit Committee or Compensation Committee, the Board of Directors has exclusively delegated to the Transition Committee all power and authority of the Board of Directors with respect to the following matters until the consummation of the Restructuring Transaction (or termination thereof):

•reviewing, evaluating and approving (or, if required by the DGCL, providing a recommendation to the Board of Directors for or against), the entry by the Company or any of its direct or indirect subsidiaries into any agreement, arrangement or other transaction that is, or would reasonably be expected to be, significant to the Company or the Company’s business, taken as a whole, and that would not be in the ordinary course of business of the Company or its direct or indirect subsidiaries (as applicable);

•determining whether any matter constitutes a matter in which a conflict of interest exists or is reasonably expected to exist between any Company Party, on the one hand, and any of its current and former related parties and other professionals and advisors of such person or entity, and any such person’s or entity’s respective heirs, executors, estates, assigns and nominees, on the other hand (a “Conflict Matter”);

•reviewing, evaluating and approving (or, if required by the DGCL, providing a recommendation to the Board of Directors for or against), any matter that constitutes a Conflict Matter excluding any Conflict Matter in which there is a conflict that affects both members of the Transition Committee;

•with limited and specified exceptions already subject to the review and approval of the Compensation Committee, (x) prior to seeking the consent of any Supporting Creditor as required under Section 2(d)(1) of the RSA, reviewing, evaluating and recommending to the Board of Directors, the taking, or not taking, by the Company or any of its direct or indirect subsidiaries (as applicable) of any action or omission, as applicable, that also requires the consent of any Supporting Creditor, and (y) negotiating and approving any management retention agreements or similar arrangements with any employee, officer or director (or equivalents) of the Company or any of its direct or indirect subsidiaries (as applicable) with respect to, or in anticipation of, the Restructuring Transaction;

•causing the Company or any of its direct and indirect subsidiaries to enter into such contracts providing for the engagement of legal counsel, financial advisors and other outside professionals, consultants and agents (including with respect to reimbursement of expenses, indemnification and other rights) for the furtherance of the matters exclusively delegated to the Committee, and to cause a Company entity to perform all obligations required to be performed by it under, each such contract; and

•causing the Company’s management to, together with the Company’s advisors, provide updates to the advisors to the Supporting Creditors in regard to such matters and at such times as the Transition Committee deems appropriate and consistent with its activities.
The charter of the Transition Committee does not require the Transition Committee to take any specific action, nor the Board of Directors to take any specific action, including in response to a recommendation of the Transition Committee, in each case, if it deems so advisable, consistent with the exercise of fiduciary duties under applicable law, after consultation with outside counsel. Further, upon the Transition Committee’s approval of a delegated matter or action, the Transition Committee may, in its sole discretion, submit such matter or action to the Board of Directors for approval. Notwithstanding the foregoing, the Transition Committee is required to submit to the Board of Directors for approval any matter or action that cannot be delegated to or represents a power that cannot be exercised by the Transition Committee pursuant to the DGCL or the Company’s organizational documents.
Communications with the Board of Directors
Stockholders or other interested parties can contact any director, any committee of the Board of Directors or our independent directors as a group, by writing to them care of: General Counsel and Secretary, 111 W. 19th Street, 8th Floor, New York, New York 10011. All such communications will be forwarded to the appropriate member(s) of the Board of Directors. Any complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE
In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Exchange Act, and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).
The Audit Committee operates under a written charter approved by the Board of Directors, consistent with the corporate governance rules issued by the SEC and Nasdaq. The Audit Committee’s charter is available on the Company’s website at www.newfortressenergy.com. The members of the Audit Committee hold executive sessions during the course of the year.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s internal control over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal control over financial reporting and any significant deficiencies or material weaknesses.
The Audit Committee has reviewed and discussed with management the audited financial statements in our Annual Report.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable PCAOB requirements and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in our Annual Report, for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to shareholder approval, the selection of the Company’s independent registered public accounting firm for fiscal year 2026.
The Audit Committee

Katherine E. Wanner, Chairperson
David J. Grain
C. William Griffin

MANAGEMENT
The following table sets forth certain information with respect to the executive officers of the Company:

Name	Age	Position
Wesley R. Edens	64	Chief Executive Officer
Christopher S. Guinta	43	Chief Financial Officer
Michael Lowe	42	Chief Accounting Officer
Wesley R. Edens. Wesley Edens is our founder and has served as our Chief Executive Officer and the Chairman of our Board of Directors since August 2018. For more information regarding Mr. Edens, see above under “Proposal No. 1 Election of Directors—Information Concerning Our Directors, Including the Director Nominees.”
Christopher S. Guinta. Mr. Guinta has served as our Chief Financial Officer since August 2018, and the Chief Financial Officer of New Fortress Energy Holdings since April 2017. Prior to joining NFE, Mr. Guinta served as Chief Financial Officer of Ranger Offshore Inc. from November 2011 to April 2017. Prior to Ranger, Mr. Guinta served as an associate at SunTx Capital Partners from April 2009 to November 2011. Before joining SunTx Capital Partners, Mr. Guinta served as an associate at Citi Capital Markets in the Investment Banking Division.
Michael Lowe. Mr. Lowe began serving as our Chief Accounting Officer on April 29, 2025. Since 2019, Mr. Lowe has been a Senior Vice President of our accounting team, responsible for all financial reporting and technical accounting matters. Prior to joining NFE, Mr. Lowe was a Director in PwC's Capital Markets and Accounting Advisory Services practice, advising clients on capital markets transactions and complex accounting issues. Mr. Lowe began his career with PwC and served in various roles from 2008 to 2019.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
The Compensation Discussion and Analysis that follows provides a description of our compensation program for each of the individuals listed below. We refer to these individuals throughout the Compensation Discussion and Analysis and the tables that follow as our named executive officers. For 2025, our named executive officers were as follows:
•Wesley R. Edens, Chief Executive Officer
•Christopher S. Guinta, Chief Financial Officer

•Michael Lowe, Chief Accounting Officer

•Yunyoung Shin, Former Chief Accounting Officer
On April 29, 2025, Ms. Shin ceased serving as our Chief Accounting Officer and Mr. Lowe began serving as our Chief Accounting Officer.
Role of the Compensation Committee in Executive Compensation
It is our Compensation Committee’s responsibility to:
•oversee the design of our executive compensation programs, policies and practices;
•determine the types and amounts of compensation for our executive officers; and
•review and approve the adoption, termination and amendment of, and to administer and, as appropriate, make recommendations to the Board regarding, our incentive compensation plans.
Our objective is to provide a market-based executive compensation program tied to performance and aligned with the interests of our stockholders.
Role of the Compensation Consultant

During the summer of 2025, our Compensation Committee retained Lyons, Benenson & Company Inc. (“LB&Co.”) as its independent compensation consultant to advise on the 2025 Cash Retention Program (as described below in this Compensation Discussion and Analysis) and our new Director Compensation Program, which is described in the “Director Compensation” section of this Proxy Statement. LB&Co. does not provide any other services to the Company. Following a review of the relationship between the Company and LB&Co. during 2025, the Compensation Committee concluded that LB&Co.’s work did not raise any conflicts of interest.
Role of Executive Officers in Determining Compensation for our Executive Compensation
Prior to October 1, 2024, Messrs. Edens and Nardone served as the members of our Compensation Committee. As of October 1, 2024, our Compensation Committee has been composed entirely of independent directors.
As a member of our Compensation Committee until October 1, 2024, Mr. Edens was involved in all decisions regarding the compensation of our named executive officers prior to that date. As described more fully below, Mr. Edens does not receive any regular annual compensation from any party for services rendered to us.
At our 2024 Annual Meeting of Stockholders, we held a non-binding advisory stockholder vote on the compensation of our named executive officers for the year ended December 31, 2023 (the “2024 Say-on-Pay” vote). Our stockholders approved the compensation of our named executive officers, with approximately 99.5% of the votes cast in favor of our 2024 Say-on-Pay resolution. We currently hold our “say-on-pay” advisory vote every three years and expect the next such vote will be held at our 2027 annual meeting of stockholders. Our Compensation Committee will consider the outcome of the Company’s say-on-pay votes and other feedback from stockholders when making future compensation decisions.

Elements of our Executive Compensation Program
Mr. Edens has elected to serve as our CEO without regular annual compensation, primarily due to his substantial ownership stake in us. Mr. Edens is compensated by FIG LLC for services performed for the benefit of Fortress and certain other Fortress entities. However, none of the compensation received by Mr. Edens from FIG LLC is compensation for services rendered to us. As such, regular annual compensation information for Mr. Edens is not included below.
Base Salary. Base salary is a fixed component of our executive compensation for each year, which may be increased from time to time based on the individual’s performance and other factors as determined by our Compensation Committee. Base salaries were originally set pursuant to negotiations with our named executive officers at the time of hire, and are intended to reflect the position, duties and responsibilities of each executive. As previously noted, Mr. Edens does not receive regular annual compensation from us. For 2025, annual base salaries for Mr. Guinta and Mr. Lowe were $350,000 (which was unchanged from 2024) and $325,000, respectively.

Annual Cash Bonuses. Our named executive officers are eligible to receive annual cash bonuses. We consider annual cash incentive bonuses to be “at-risk” compensation. For 2025, Mr. Guinta had a target bonus opportunity equal to 125% of his annual base salary. For 2025, Mr. Lowe was eligible to receive a discretionary annual bonus. Mr. Guinta and Mr. Lowe must be actively employed at, and not have given or received notice of termination prior to, the time of the bonus payment in order to receive the bonus. As previously noted, Mr. Edens does not receive regular annual compensation from us. The Compensation Committee determined that no annual cash bonuses would be paid to the Company's executive officers for 2025 and instead determined to provide cash retention awards pursuant to the 2025 Cash Retention Program, as discussed below.
Historically, we have not used pre-established performance goals in our evaluation of performance with respect to the annual incentive payment. Instead, we considered many factors in our decision-making process relating to the amount, if any, of the annual incentive payment. The factors have generally involved the following:
•Reviewing Company performance. We review all aspects of financial and operational performance of the Company, and also assesses Company performance in relation to the direction of the Company’s business, taking into account changing economic and market environments.
•Individual performance. We also evaluate individual performance beyond purely financial measures, including, generally, one or any combination of the following: exceptional performance of the individual’s functional responsibilities; leadership; creativity; innovation; collaboration; development and implementation of growth initiatives; and other activities that are critical to driving long-term value for shareholders.
After the end of the fiscal year, we review both Company and individual performance to determine actual bonus payouts for the applicable year. Historically, we have not applied a pre-established formula for determining the relative importance of the factors discussed above.
Long-Term Incentive Awards. In 2019, in connection with our initial public offering, we adopted the Incentive Plan. Under the Incentive Plan, the Company may issue options, share appreciation rights, restricted shares, restricted share units (“RSUs”) and performance share units (“PSUs”), share bonuses or other share-based awards to selected officers, employees, non-employee directors and select non-employees of NFE or its affiliates. We did not grant any equity awards to our named executive officers during 2025.
Perquisites and Personal Benefits. We did not provide any perquisites or personal benefits to our named executive officers in 2025.
2025 Cash Retention Program
In the fall of 2025, our Compensation Committee reviewed and approved a cash retention program (the “2025 Cash Retention Program”), in consultation with LB&Co., to retain and incentivize certain critical executives and senior management employees of the Company (including each of our named executive officers other than Ms. Shin) during a period critical to the Company’s ongoing operations and corporate strategy. Each of Messrs. Edens, Guinta and Lowe received an award under the 2025 Cash Retention Program, the terms of which were set forth in a retention award agreement. The material terms of the retention award agreements entered into with Messrs. Edens, Guinta and Lowe are summarized below. Please see the section of this Proxy Statement entitled “Director Compensation” for additional information about the retention award agreement entered into with Mr. Nardone. The Company has not granted a retention award to any other non-employee director.

Edens Retention Agreement. In October 2025, the Company entered into a retention award agreement with Mr. Edens providing for the following cash retention payments: (i) a service retention payment equal to $3,125,000 (“Service Retention Payment”), (ii) a transaction resolution retention payment equal to $1,875,000 (“Transaction Retention Payment”) and (iii) a restructuring incentive payment equal to $2,500,000 (“Restructuring Incentive Payment”). Mr. Edens’ Service Retention Payment was paid upfront, subject to a clawback provision that lapses (and did lapse) on March 15, 2026 or, if earlier, upon Mr. Edens termination of employment by the Company without cause or due to his death or permanent disability (“Qualifying Termination”). Mr. Edens’ Transaction Retention Payment was also paid upfront, subject to a clawback provision that lapses (and did lapse) upon the negotiation and execution of a contract in a key operating jurisdiction (or a comparable contract elsewhere) or, if earlier, upon a Qualifying Termination. Such contract was executed in late 2025. Mr. Edens’ Restructuring Incentive Payment is payable upon the successful completion of the Company’s financial restructuring, provided that upon a Qualifying Termination prior to a financial restructuring, the Restructuring Incentive Payment will be paid if the financial restructuring is successfully completed within three months following such Qualifying Termination.
Guinta Retention Agreement. In September 2025, the Company entered into a retention award agreement with Mr. Guinta providing for the following cash retention payments: (i) a $3,000,000 Service Retention Payment and (ii) a $3,000,000 Restructuring Incentive Payment. Mr. Guinta’s Service Retention Payment was paid upfront, subject to a clawback provision that lapses (and did lapse) on March 15, 2026 or, if earlier, upon a Qualifying Termination. Mr. Guinta’s Restructuring Incentive Payment is payable on the earlier of the completion of a Restructuring or, if the Restructuring Incentive Payment had not been paid by January 1, 2026, on January 1, 2026, in each case, subject to Mr. Guinta’s continued employment on the payment date. The Restructuring Incentive Payment was paid on January 1, 2026, subject to the same repayment obligation as his Service Retention Payment, and will be reported in our Summary Compensation Table for 2026.
Lowe Retention Agreement. In September 2025, the Company entered into a retention award agreement with Mr. Lowe providing for a $875,000 Service Retention Payment, which was paid upfront, subject to a clawback provision that lapses (and did lapse) on March 15, 2026 or, if earlier, upon a Qualifying Termination.

Transaction Bonuses
Jamaica Transaction Bonuses. In May 2025, we completed the sale of the Company's Jamaica business to Excelerate Energy, Inc. (the “Jamaica Transaction”). In recognition of their efforts in connection with the completion of the Jamaica Transaction, Mr. Guinta received a cash bonus of $5,000,000 and Mr. Lowe received a cash bonus of $750,000, in each case, payable in two installments in 2025.

Energos Ship Sale Transaction Bonuses. In November 2025, we completed a transaction with Energos, pursuant to which the Company early terminated the long-term charter agreements with Energos for certain vessels and novated associated sub-charter agreements for these vessels to Energos, in exchange for cash consideration of $150 million (the “Energos Ship Sale Transaction”). In recognition of their efforts in connection with the completion of the Energos Ship Sale Transaction, Mr. Guinta received a cash bonus of $750,000 and Mr. Lowe received a cash bonus of $112,500, in each case, payable in 2026.
Offer Letters
We have entered into offer letters with Mr. Guinta and Mr. Lowe. We have not entered into an offer letter or employment agreement with Mr. Edens.
Guinta Offer Letter. On March 14, 2017, NFE Management, LLC entered into an offer letter (the “Guinta Offer Letter”) with Mr. Guinta. The Guinta Offer Letter provides Mr. Guinta with an annualized base salary of $350,000, a discretionary target bonus opportunity equal to 125% of annual base salary and eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans. The Guinta Offer Letter also contains certain restrictive covenants, including (a) non-competition and non-solicitation covenants that are applicable during Mr. Guinta’s term of employment, and for twelve months following his resignation or termination of his employment for cause (as defined below) and (b) restrictions on disclosure of confidential information.
Lowe Offer Letter. On June 10, 2019, NFE Management, LLC entered into an offer letter (the “Lowe Offer Letter”) with Mr. Lowe. The Lowe Offer Letter provided Mr. Lowe with an annualized base salary of $250,000, eligibility to receive a discretionary bonus and eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans. The Lowe Offer Letter also contains certain restrictive covenants, including (a) non-competition and non-solicitation covenants that are applicable during Mr. Lowe’s term of employment, and for twelve months following his resignation or termination of his employment for cause (as defined below) and (b) restrictions on disclosure of confidential information. Mr. Lowe's annual base salary for 2025 was $325,000.

As used in the Guinta Offer Letter and Lowe Offer Letter, “cause” generally means the executive’s (i) willful misconduct or gross negligence in the performance of his duties; (ii) failure to perform his duties or to follow the lawful directives of our Board; (iii) commission of, indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) failure to cooperate in any audit or investigation of the business or financial practices of any member of NFE Management, LLC or any of its affiliates or any facility managed by any of the foregoing entities (collectively, the “Company Group”); (v) performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the property of any member of the Company Group; or (vi) breach of the applicable offer letter or any other agreement with a member of the Company Group, including (without limitation), a violation of the code of conduct or other written policy of any such entity.
Tax Considerations
As a general matter, we consider the various tax and accounting implications of our existing and proposed compensation programs. We consider the tax-deductibility of compensation in designing our compensation programs, but it is not our sole consideration and we retain the discretion to award compensation that is non-deductible. Section 162(m) of the Internal Revenue Code limits to $1 million per year the federal income tax deduction available to public corporations for compensation paid for any fiscal year to the CEO and other named executive officers. As a result, compensation paid in excess of $1 million to each of our other named executive officers will generally not be deductible.
Hedging and Pledging Policy
Subject to certain exceptions (as described below), our insider trading policy expressly prohibits transactions involving hedging, margining or pledging of shares of our Common Stock and other equity securities and derivatives by officers, directors and employees of the Company (“Insiders”), as well as any such Insider’s spouse, minor children, adult family members sharing the same household on a continuous basis, financial dependents, and any other person or entity over whom the Insider exercises substantial influence or control over his, her or its securities trading decisions, and any other trust or other estate in which an Insider has a substantial beneficial interest or as to which he or she serves as trustee or in a similar capacity.
Our policy provides limited exceptions in the event of prior approval by the Company's insider trading compliance officer, securities that are margined and are sold by a broker without the customer's consent if the customer fails to meet a margin call, transactions made pursuant to a written trading plan designed and entered into in accordance with Rule 10b5-1 of the Exchange Act, exercises of share options where no shares of the Company are sold in the market to fund the option exercise price or related taxes, the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements, vesting of restricted shares or the exercise of a tax withholding right in connection with restricted shares or other equity awards pursuant to which such person has elected to have the Company withhold shares to satisfy tax withholding requirements upon the vesting of any restricted shares or other award, and purchases of Company shares in any present or future 401(k) plan resulting from a person’s periodic contributions to the plan pursuant to that person’s payroll deduction election.
Clawback Policy
Effective December 1, 2023, we adopted the New Fortress Energy Inc. Clawback Policy, which is included as Exhibit 97.1 to our Annual Report, covering our executive officers. Our Clawback Policy provides that in the event of a required accounting restatement, our Compensation Committee will seek reimbursement of the portion of any incentive-based compensation that would not have been paid had our financial statements been correctly stated.
Option Grant Practices and Policies
We do not grant equity in the form of stock options, stock appreciation rights, or similar option-like instruments. As such, we do not currently have any policies or practices in place with respect to the timing of such awards in relation to the disclosure of material non-public information.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the 2025 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.
Based on this review and their discussions, the Compensation Committee has recommended to the Board of Directors that the 2025 Compensation Discussion and Analysis be included in the Annual Report and the Proxy Statement for the 2026 Annual Meeting of Stockholders to be filed with the SEC.

The Compensation Committee
David J. Grain
C. William Griffin
Charles M. Sledge

Compensation Committee Interlocks and Insider Participation
None.
Summary Compensation Table for 2025
The following table provides information regarding the compensation earned by our named executive officers in respect of the applicable fiscal years set forth below.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Wesley R. Edens — Chief Executive Officer	2025	—	5,000,000	—	—	5,000,000
	2024	—	—	—	—	—
	2023	—	—	—	—	—
Christopher S. Guinta — Chief Financial Officer	2025	350,000	8,750,000	—	—	9,100,000
	2024	350,000	6,000,000	5,300,718	—	11,650,718
	2023	350,000	1,650,000	—	—	2,000,000
Michael Lowe — Chief Accounting Officer	2025	325,000	1,737,500	—	—	2,062,500
Yunyoung Shin — Former Chief Accounting Officer	2025	85,256	—	—	—	85,256
	2024	250,000	1,500,000	3,636,299	—	5,386,299
	2023	250,000	850,000	—	—	1,100,000

(1)
For fiscal years 2023 and 2024, the amounts in this column represent the cash discretionary annual bonuses for the respective periods awarded pursuant to our discretionary annual cash bonus program. For fiscal year 2025, the amounts in this column represent: (i) for Mr. Edens, the portion of his cash retention award paid in 2025 ($5,000,000); (ii) for Mr. Guinta, the portion of his cash retention award paid in 2025 ($3,000,000), his Jamaica Transaction bonus ($5,000,000) and his Energos Ship Sale Transaction bonus ($750,000); (iii) for Mr. Lowe, his cash retention award paid in 2025 ($875,000), his Jamaica transaction bonus ($750,000) and his Energos Ship Sale Transaction bonus ($112,500). For additional information regarding the cash retention awards, the Jamaica Transaction bonuses and the Energos Ship Sale Transaction bonuses, see "2025 Cash Retention Program", "Jamaica Transaction Bonuses" and "Energos Ship Sale Transaction Bonuses" in the Compensation Discussion and Analysis above.

(2)
The amounts in this column reflect the aggregate grant date value of awards made during the applicable calendar year computed in accordance with FASB ASC Topic 718. None of the named executive officers were granted equity awards in fiscal year 2025. Based on the closing price of $1.37 for our Class A common stock on February 3, 2026 (the date all of the Class A common stock underlying the RSUs was delivered to Mr. Guinta), the market value of the RSUs that he was granted on March 11, 2024 was $222,351.

Grants of Plan-Based Awards for 2025
We did not grant any incentive plan awards to our named executive officers during 2025.
Outstanding Equity Awards at Fiscal Year-End for 2025
The following table sets forth information concerning unvested RSU awards held by each of our named executive officers as of December 31, 2025.

Name	Number of units that have not vested(1) (#)	Market value of units that have not vested(2) ($)
Wesley R. Edens	—	—
Christopher S. Guinta	44,118	50,295
Michael Lowe	8,089	9,221
Yunyoung Shin	—	—

(1)	These RSUs vested on January 2, 2026.
(2)
The market value of the RSUs shown in this column represents the per share closing price of our Class A Common Stock as of December 31, 2025, which was $1.14, multiplied by the number of unvested RSUs outstanding.

Option Exercises and Stock Vested for 2025
The following table provides information on the RSUs held by our named executive officers that vested during 2025. We had no stock options that were exercised during 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Wesley R. Edens	—	—
Christopher S. Guinta	118,182	1,926,367
Michael Lowe	16,289	265,511
Yunyoung Shin	80,455	1,311,417
Pension Benefits for 2025

We do not maintain any defined benefit pension plans in which any of our named executive officers participate.
Nonqualified Deferred Compensation for 2025
We do not maintain any nonqualified deferred compensation plans in which any of our named executive officers participate.
Potential Payments Upon Change-in-Control or Termination
We generally do not have any employment agreements, offer letters, severance plans or change in control plans that provide for any cash payment to any of our named executive officers in connection with a termination of employment or a change in control of the Company. None of our named executive officers would have been entitled to any cash payments if their employment with the Company was terminated for any reason in 2025. Ms. Shin’s employment with the Company terminated on April 29, 2025, and she did not receive any severance payments or benefits in connection with her termination of employment.
Under the terms of the Incentive Plan, unless otherwise determined by our Board of Directors or our Compensation Committee prior to a change in control or evidenced in an award agreement, outstanding and unvested RSUs will fully vest upon a termination of employment by the Company without cause or by the participant for “good reason” (to the extent a “good reason” concept is provided in a participant’s applicable award agreement or individual employment or severance agreement) within 12 months following a change in control, with any performance conditions deemed to be fully achieved. Mr. Guinta’s and Mr. Lowe's RSU award agreements and offer letters do not provide for a “good reason” concept.
In addition, Mr. Edens, Mr. Guinta and Mr. Lowe would be entitled to certain payments or benefits under their respective retention award agreements if their employment is terminated by the Company without cause or upon death or permanent disability. The following describes the payments and benefits named executive officers would receive under their respective retention award agreements if such termination of employment occurred on December 31, 2025. For Mr. Edens, he would receive his Restructuring Incentive Payment ($2,500,000), to the extent then unpaid, if the Company completed its financial restructuring within three months following such termination of employment and the repayment obligation related to his Service Retention Payment ($3,125,000) and Transaction Retention Payment ($1,875,000) would lapse (these repayment obligations have already lapsed in the ordinary course). For Mr. Guinta, he would receive, to the extent not yet paid, his Restructuring Incentive Payment ($3,000,000) if the Company completed its financial restructuring prior to June 30, 2026 and the repayment obligation related to his Service Retention Payment ($3,000,000) would lapse (this repayment obligation lapsed in the ordinary course on March 15, 2026). Mr. Guinta’s Restructuring Incentive Payment was paid on January 1, 2026 and was subject to a repayment obligation that lapsed on March 15, 2026. For Mr. Lowe, the repayment obligation with respect to his Service Retention Payment ($875,000) would lapse (this repayment obligation lapsed in the ordinary course on March 15, 2026). The payments and benefits described above are subject to the named executive officer’s execution and non-revocation of a general release of claims (unless the termination of employment occurred following a change in control) and continued compliance with applicable restrictive covenants.
Pay Ratio Disclosure
As required by SEC rules, we are providing the information below to explain the relationship between the annual total compensation of Mr. Edens, who served as our Chief Executive Officer and the Chairman of our Board of Directors in 2025, and the annual total compensation of our median employee, excluding our CEO. Mr. Edens has elected to serve as our CEO without regular annual compensation and, in 2025, the only compensation Mr. Edens received was payment with respect to a portion of his cash retention award ($5,000,000). For 2025, the ratio of the annual total compensation of our CEO’s to the median annual total compensation of all employees was 73:1.
The 2025 annual total compensation of our median employee (other than our CEO), calculated in accordance with Item 402(c) of Regulation S-K, was $68,520. This reflects an analysis of our workforce of 1,301 employees as of December 31, 2025, including part-time employees. We did not include independent contractors in our determination. To identify our median employee, we reviewed the W-2 Box 1 for US employees and pay stub data for any non-US employee compensation for all of our employees, which measure was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying our median employee for 2025.
Once we identified our median employee for 2025 using the methodology described above, we determined the median employee’s annual total compensation for 2025 in accordance with the requirements of Item 402(c) of Regulation S-K consistent with the calculation of the 2025 annual total compensation of our named executive officers as reported in the Summary Compensation Table for 2025 in this Proxy Statement.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the past five years. In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have been reported in our Summary Compensation Table for each year presented, as the SEC’s valuation methods for this section differ from those required in our Summary Compensation Tables. As described more fully above, this table does not include information regarding regular annual compensation paid to Mr. Edens because Mr. Edens does not receive any regular annual compensation from any party for services rendered to us. The only compensation that Mr. Edens has received from the Company for the covered years was payment of a portion of his cash retention awards in 2025, as discussed above.

	Pay Versus Performance Table
	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(3)	Value of initial fixed $100 investment based on:				Net Income (Loss) (In thousands)	Adjusted EBITDA (In thousands)(5)
Year					Total Shareholder Return	Peer Group Total Shareholder Return (ICLN)(4)	Peer Group Total Shareholder Return (VDE)(4)	Peer Group Total Shareholder Return (XLE)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(g)	(g)	(h)	(i)
2025	$5,000,000	$5,000,000	$4,061,939	$3,436,241	$2.40	$62.36	$290.80	$284.68	$(1,831,953)	$219,717
2024	—	—	8,518,509	16,716,406	31.86	42.41	271.59	263.89	(244,537)	939,278
2023	—	—	4,087,514	1,550,000	78.90	57.10	254.41	250.08	548,224	1,122,859
2022	—	—	2,260,943	3,402,381	80.88	71.72	254.40	251.70	184,786	1,071,309
2021	—	—	1,736,742	3,801,911	45.58	75.82	156.21	153.31	92,711	604,560

(1)
For all five years shown in the table, our principal executive officer (“PEO”) was Mr. Edens. For 2021-2023, our non-PEO named executive officers were Mr. Guinta and Ms. Shin. For 2024, our non-PEO named executive officers were Mr. Guinta, Ms. Shin and Mr. Dete. For 2025, our non-PEO named executive officers were Mr. Guinta, Mr. Lowe and Ms. Shin.

(2)
The amounts in the following table represent each of the average amounts deducted and added to the equity award values for our non-PEO named executive officers for 2025 for purposes of computing the average “compensation actually paid” for our non-PEO named executive officers for 2025:

Year	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Minus Average Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus Average Year-End Fair Value of Equity Awards Granted During Applicable Year	Plus Average Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End	Plus Average Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year	Less Fair Value of Prior Year Awards Forfeited During the Applicable Year	Equals Average Compensation Actually Paid to Non-PEO Named Executive Officer
2025	$4,061,939	$—	$—	$(243,285)	$84,538	$(466,951)	$3,436,241

(3)
RSU grant date fair values are calculated using stock price as of the grant date, as adjusted for a post-vesting holding period. Adjustments have been made using the stock price as of year-end and as of each vesting date.

(4)	The iShare Global Clean Energy ETF Index ("ICLN"), Vanguard Energy ETF ("VDE") and Energy Select Sector (SPDR) Fund ("XLE"), as reported in the Company's Annual Report filed with the SEC on April 13, 2026, were used to calculate the Company's peer group total shareholder returns.

(5)
We calculate Adjusted EBITDA for the applicable year as net income, plus transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, asset impairment expense, loss on asset sales, interest expense, net, other (income) expense, net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities, expenses associated with changes to our corporate structure and certain non-capitalizable contract acquisition costs, plus our pro rata share of Adjusted EBITDA from unconsolidated entities, less the impact of equity in earnings (losses) of unconsolidated entities and gains from sales of assets.

Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of unconsolidated entities, minus deferred earnings for which a prepayment was received. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expenses, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.

(6)	Net Income (Loss) for the years ended December 31, 2024 and 2023 was restated as reported in the Company's Annual Report filed with the SEC on April 13, 2026, and accordingly Adjusted EBITDA for those years was recalculated based on the restated financial statements.

Description of the Relationship Between Pay and Performance

The graph below sets out the relationship between (x) the average “Compensation Actually Paid” to our non-PEO named executive officers and (y) the Company’s Adjusted EBITDA and net income (loss). The only year in which we had “Compensation Actually Paid” to our CEO was 2025, for a total of $5,000,000.

NFE Average Compensation Paid vs. Adjusted EBITDA and Net Income (Loss)
Average Compensation Paid (Thousands of dollars)
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
($2,000)
($4,000)
$1,400,000
$900,000
$400,000
($100,000)
($600,000)
($1,100,000)
($1,600,000)
($2,100,000)
Adjusted AEBITDA / Net Income (Loss) (Thousands of dollars)
2021
2022
2023
2024
2025
NFE Average Compensation Paid
Adjusted AEBITDA
Net Income (Loss)

The graph below sets out the relationship between (x) the Company’s TSR and (y) the peer group TSR, calculated using each of iShared Global Clean Energy ETF Index ("ICLN"), Vanguard Energy ETF ("VDE") and Energy Select Sector (SPDR) Fund ("XLE"), as well as the relationship between (x) the average “Compensation Actually Paid” to our non-PEO named executive officers and (z) the Company’s TSR. The only year in which we had “Compensation Actually Paid” to our CEO was 2025, for a total of $5,000,000.

Average Compensation Paid vs. NFE and Peer Group Total Shareholder Returns
Average Compensation Paid (in thousands)
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Returns in Dollars
$400
$350
$300
$250
$200
$150
$100
$50
$0
VDE
XLE
ICLN
NFE
2021
2022
2023
2024
2025
NFE Average Compensation Paid
NFE
ICLN
XLE
VDE

Tabular List of Most Important Performance Measures

The Company uses the following financial performance levels to assess the Company's performance:

Most Important Performance Measures
Adjusted EBITDA(1)
Net Income

(1)	Adjusted EBITDA is calculated as net income, plus transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, asset impairment expense, loss on asset sales, interest expense, net, other (income) expense, net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our selling, general and administrative expenses (“SG&A") not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expenses, non-capitalizable development expenses, cost to pursue new business opportunities, expenses associated with changes to our corporate structure and certain non-capitalizable contract acquisition costs, plus our pro rata share of Adjusted EBITDA from unconsolidated entities, less the impact of equity in earnings (losses) of unconsolidated entities and gains from sale of assets. Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of unconsolidated entities, minus deferred earnings for which a prepayment has been received. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.

DIRECTOR COMPENSATION
In 2025, the Board, with the support of its compensation consultant, LB&Co., adopted a non-employee director compensation program (the "Director Compensation Program"). The Director Compensation Program is designed to achieve three goals: (1) fairly compensate directors for their service to the Company given its size and the complexity of its operations and structure; (2) align the directors’ interests with the long-term interests of our stockholders; and (3) incentivize the directors to continue to serve as board members. Under the Director Compensation Program, our non-employee directors are eligible to receive cash retainers (payable quarterly) and an annual equity retainer as set forth below. Until the Company completes its restructuring, the annual equity retainer will be paid in cash. Mr. Nardone does not receive regular fees for his service as a director.
In addition, the Board adopted a special service fee for non-employee directors in connection with the Company’s restructuring. Non-employee directors (other than Mr. Nardone) who are materially involved in the restructuring (as determined by Mr. Nardone) may receive a special service fee equal to $25,000 per month until the completion of the Company’s restructuring. The special service fee is paid monthly in advance.
Mr. Nardone received a cash retention award pursuant to the 2025 Cash Retention Program. In October 2025, the Company entered into a retention award agreement with Mr. Nardone providing for the following cash retention payments: (i) a Service Retention Payment equal to $1,875,000, (ii) a Transaction Retention Payment equal to $1,875,000 and (iii) a Restructuring Incentive Payment equal to $3,750,000. Mr. Nardone’s Service Retention Payment was paid upfront, subject to a clawback provision that lapses (and did lapse) on March 15, 2026 or, if earlier, upon a Qualifying Termination. Mr. Nardone’s Transaction Retention Payment was also paid upfront, subject to a clawback provision that lapses (and did lapse) upon the negotiation and execution of a contract in a key operating jurisdiction (or a comparable contract elsewhere) or, if earlier, upon a Qualifying Termination. Such contract was executed in late 2025. Mr. Nardone’s Restructuring Incentive Payment is payable upon the successful completion of the Company’s financial restructuring, provided that upon a Qualifying Termination prior to a financial restructuring, the Restructuring Incentive Payment will be paid if the financial restructuring is successfully completed within three months following such Qualifying Termination.

Compensation Element	Compensation Amount
All non-employee directors Annual Cash Retainer	$100,000
All non-employee directors Annual Equity Retainer	150,000
Chair of the Audit Committee Cash Fee	27,500
Chair of the Compensation Committee Cash Fee	20,000
Audit Committee Member (other than Chairperson)	13,750
Compensation Committee Member (other than Chairperson)	10,000
Director Compensation Table for 2025
The following table provides additional information on the compensation we paid to our non-employee directors in 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Randal A. Nardone	$3,750,000	—	—	3,750,000
Desmond Iain Catterall	150,000	—	—	150,000
David J. Grain	157,917	—	—	157,917
C. William Griffin	157,917	—	—	157,917
Timothy W. Jay	150,000	—	—	150,000
John J. Mack	31,389	—	—	31,389
Katherine E. Wanner	265,833	—	—	265,833
Charles M. Sledge	220,833	—	—	220,833

(1) As of December 31, 2025, none of our non-employee directors held any unvested equity-based awards.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.
The following table sets forth the beneficial ownership of our shares of Common Stock issued and outstanding as of April 30, 2026 by:
•each person known to us to beneficially own more than 5% of our Common Stock;
•each director and named executive officer; and
•all of our directors and executive officers as a group.
Unless otherwise noted, the address for each beneficial owner listed below is 111 W. 19th Street, 8th Floor, New York, New York 10011. As of April 30, 2026, we had 285,634,650 shares of Common Stock outstanding.

	Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class
Greater Than 5% Shareholders:
Great Mountain Partners LLC(2)	25,559,846	8.9%
Edens Family Holdings LLC (3)	25,086,851	8.8%
Directors and Named Executive Officers:
Wesley R. Edens(4)	53,634,666	18.8%
Christopher S. Guinta	333,242	*
Yunyoung Shin(5)	47,660	*
Michael Lowe	16,486	*
Randal A. Nardone(6)	26,196,526	9.2%
Desmond Iain Catterall	73,000	*
David J. Grain	114,294	*
C. William Griffin	344,805	*
Charles M. Sledge	—	*
Katherine E. Wanner	82,599	*
Timothy W. Jay	42,551	*
All executive officers and directors as a group (10 persons)	80,838,169	28.3%

*	Less than 1.0%.

(1)	Shares beneficially owned includes all outstanding stock options or restricted stock units exercisable for or convertible into our common stock either currently or within 60 days after April 30, 2026.

(2)
Shared voting and dispositive power in respect of 25,559,846 shares, as stated in a Schedule 13D/A jointly filed with the SEC on February 17, 2026 by Energy Transition Holdings LLC, Great Mountain Partners LLC, Jonathan Rotolo and Alexander Thomson. Energy Transition Holdings LLC is managed by Great Mountain Partners LLC. Jonathan Rotolo and Alexander Thomson are the managers of Great Mountain Partners LLC and, in that capacity, have voting and dispositive power over the shares held by Energy Transition Holdings LLC. The address of the principal business office of the reporting persons is 157 Church Street, 20th Floor, New Haven, CT, 06510.

(3)
Shared voting and shared dispositive power in respect of 25,086,851 shares, as stated in a Schedule 13D/A jointly filed with the SEC on June 15, 2021 by Edens Family Holdings LLC and Lynn M. Edens. The address of the principal business office of the reporting persons is c/o Baobob Advisors LLC, 111 W. 19th St., 8th Floor, New York, New York 10011.

(4)	Based on the Schedule 13D/A filed with the SEC on April 2, 2026 by Wesley R. Edens. Mr. Edens reported sole voting and sole dispositive power with respect to the 53,634,666 shares of Common Stock.
(5)	Based on the Form 4 filed with the SEC on April 23, 2025 by Yunyoung Shin. Ms. Shin reported sole voting and sole dispositive power with respect to the 47,660 shares of Common Stock.

(6)	Based on the Schedule 13D/A filed with the SEC on May 22, 2023 by Randal A. Nardone. Mr. Nardone reported sole voting and sole dispositive power with respect to the 26,196,526 shares of Common Stock.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires directors, executive officers and persons beneficially owning more than ten percent of a registered class of a company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. To our knowledge, based solely on review of the copies of such reports filed with the SEC, or written representations from such persons, all reports required to be filed by our directors, executive officers and greater-than-ten-percent owners with respect to the year ended December 31, 2025 were timely filed in compliance with the Section 16(a) filing requirements, except for one Form 4 filed by Yunyoung Shin in April 2025, reporting 1 late transaction made in January 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Procedures for Review, Approval and Ratification of Transactions with Related Persons
SEC rules define “transactions with related persons” to include any transaction in which the Company is a participant, the amount involved exceeds $120,000, and in which any “related person,” including any officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing, has a direct or indirect material interest. Our Board of Directors has adopted a written policy that outlines procedures for approving transactions with related persons, and any such transactions will be reviewed and approved or ratified by a majority of our disinterested and independent directors pursuant to the procedures outlined in such policy. In determining whether to approve or ratify a transaction with a related person, we expect that the independent and disinterested directors will consider a variety of factors they deem relevant. The policy includes standing pre-approvals for specified categories of transactions, including, with certain limitations, investments in securities offerings, charter aircraft use and services provided pursuant to the Company’s Administrative Services Agreement with FIG LLC.
Certain Relationships and Related Transactions
The terms of the transactions and agreements disclosed in this section were determined by and among affiliated entities and, consequently, are not the result of arm’s length negotiations. These terms are not necessarily at least as favorable to the parties to these transactions and agreements as the terms that could have been obtained from unaffiliated third parties.
Agreements with Affiliates
Restructuring Transaction

Pursuant to the terms of the RSA, upon consummation of the Restructuring Transaction, Wesley R. Edens will purchase from certain of our existing creditors 6,672 shares of CoreCo Convertible Preferred Stock (liquidation preference of $1,000 per share) at a price of $250 per share. Subsequent to the execution of the RSA, Mr. Edens purchased approximately $110 million aggregate principal amount of the loans issued pursuant to the Term Loan A Credit Agreement at a discount and is entitled by virtue of his ownership thereof to receive a pro rata portion of the consideration to be received by the lenders under the Term Loan A Credit Agreement pursuant to the Restructuring Transaction. Additionally, Mr. Edens entered into a restructuring support agreement with the Company pursuant to which Mr. Edens agreed to support the Company’s comprehensive restructuring of its principal funded debt obligations on substantially the same terms as agreed to between the Company and its key creditors under the RSA.

Shareholders’ Agreement
General
In connection with the closing of our initial public offering in 2019 (the “Offering”), we entered into the Shareholders’ Agreement with New Fortress Energy Holdings and its affiliates. Our Shareholders’ Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our voting shares beneficially owned by each) so that no amendment is made to our Certificate of Formation or Bylaws in effect as of the date of the Shareholders’ Agreement that would add restrictions to the transferability of our shares by New Fortress Energy Holdings or its permitted transferees which are beyond those provided for in our Certificate of Formation or Bylaws, the Shareholders’ Agreement or applicable securities laws, or that nullify the rights set out in the Shareholders’ Agreements of New Fortress Energy Holdings or its permitted transferees unless such amendment is approved by New Fortress Energy Holdings.
New Fortress Energy Holdings has assigned, pursuant to the terms of the Shareholders’ Agreement, to the affiliates of certain entities controlled by Wesley R. Edens and Randal A. Nardone (the “Founder Entities”), New Fortress Energy Holdings’ rights and obligations under the Shareholders’ Agreement.
Designation and Election of Directors
Our Shareholders’ Agreement provides that, for so long as the Shareholders’ Agreement is in effect, we and the Founder Entities (including certain former members of New Fortress Energy Holdings) shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities entitled to vote generally in the election of our directors held of record or beneficially owned by the Founder Entities, and, with respect to us, including in the slate of nominees recommended by the Board of Directors those individuals designated by the Founder Entities) so as to elect to the Board of Directors, and to cause to continue in office, not more than eight directors (or such other number as the Founder Entities may agree in writing), of whom, at any given time:

•a number of directors equal to a majority of the Board of Directors, plus one director, shall be individuals designated by the Founder Entities, for so long as the Founder Entities directly or indirectly beneficially own, together with their permitted transferees, at least 30% of our voting power; provided that if the Board of Directors consists of six or fewer directors, then the Founder Entities shall have the right to designate a number of directors equal to a majority of the Board of Directors;
•a number of directors equal to a majority of the Board of Directors, minus one director, shall be individuals designated by the Founder Entities, for so long as the Founder Entities directly or indirectly beneficially own, together with their permitted transferees, less than 30% but at least 20% of our voting power; provided that if the Board of Directors consists of six or fewer directors, then the Founder Entities shall have the right to designate a number of directors equal to three directors;
•a number of directors (rounded up to the nearest whole number) that would be required to maintain the Founder Entities’ proportional representation on the Board of Directors shall be individuals designated by the Founder Entities for so long as the Founder Entities directly or indirectly beneficially own, together with their permitted transferees, less than 20% but at least 10% of our voting power; provided that if the Board of Directors consists of six or fewer directors, then the Founder Entities shall have the right to designate a number of directors equal to two directors; and
•a number of directors (rounded up to the nearest whole number) that would be required to maintain the Founder Entities’ proportional representation on the Board of Directors shall be individuals designated by the Founder Entities for so long as the Founder Entities directly or indirectly beneficially own, together with their permitted transferees, less than 10% but at least 5% of our voting power; provided that if the Board of Directors consists of six or fewer directors, then the Founder Entities shall have the right to designate a number of directors equal to one director.
So long as the Founder Entities are entitled to designate one or more nominees to the Board of Directors and notifies the Board of Directors of their desire to remove, with or without cause, any director previously designated by them to the Board of Directors, we are required to take all necessary action to cause such removal.
In accordance with the Shareholders’ Agreement, New Fortress Energy Holdings designated Messrs. Catterall, Grain, Griffin and Jay and Ms. Wanner for election to our Board of Directors.
Indemnification
The Shareholders’ Agreement provides that we will indemnify the Founder Entities and their officers, directors, employees, agents and affiliates against losses arising out of third-party claims (including litigation matters and other claims) based on, arising out of or resulting from:
•the ownership or the operation of our assets or properties, and the operation or conduct of our business, prior to or following the Offering; and
•any other activities we engage in.
In addition, we have agreed to indemnify the Founder Entities and their officers, directors, employees, agents and affiliates against losses, including liabilities under the Securities Act and the Exchange Act, relating to misstatements in or omissions from any registration statement or report that we file, other than misstatements or omissions made in reliance on information relating to and furnished by New Fortress Energy Holdings or the Founder Entities for use in the preparation of that registration statement or this Proxy Statement, against which New Fortress Energy Holdings or the Founder Entities, as applicable, has agreed to indemnify us.
Registration Rights
Demand Rights. Under our Shareholders’ Agreement, the Founder Entities have, for so long as the Founder Entities directly or indirectly beneficially owns, together with their permitted transferees, an amount of our shares of Common Stock (whether owned at the time of the Offering or subsequently acquired) equal to or greater than 1% of the shares of Common Stock issued and outstanding immediately after the consummation of the Offering (a “Registrable Amount”), “demand” registration rights that allow the Founder Entities, and on behalf of their permitted transferees, at any time after 180 days following the consummation of the Offering, to request that we register under the Securities Act an amount of shares of Common Stock equal to or greater than a Registrable Amount.
The Founder Entities, and on behalf of their permitted transferees, are entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. We also are not required to effect any demand registration within one month of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights, described below, and which included at least 50% of the shares of Common Stock requested by the requestor to be included or within one month of any other underwritten offering pursuant to a shelf registration statement.
Piggyback Rights. For so long as the Founder Entities beneficially owns, together with their permitted transferees, a Registrable Amount, the Founder Entities (and its permitted transferees) also have “piggyback” registration rights that allow them to include shares of Common Stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Form S-4 or Form S-8 or pursuant to an employee benefit plan arrangement) or by any of our other stockholders that have registration rights. These “piggyback” registration rights are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.
Shelf Registration. Under our Shareholders’ Agreement, we granted to the Founder Entities or any of their permitted transferees, for so long as the Founder Entities, together with their permitted transferees, beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of shares of Common Stock issuable upon exercise of the Redemption Right to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12-month period) if we determine that certain disclosures required by the shelf registration statement would be detrimental to us or our stockholders. In addition, the Founder Entities, and on behalf of their permitted transferees, may elect to participate in such shelf registrations within ten days after notice of the registration is given.
Indemnification; Expenses; Lock-ups. Under our Shareholders’ Agreement, we agreed to indemnify the applicable selling shareholder and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells shares of Common Stock, unless such liability arose from the applicable selling stockholder’s misstatement or omission, and the applicable selling stockholder agrees to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration and offering-related expenses incidental to our performance under the Shareholders’ Agreement, and the applicable selling stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of Common Stock under the Shareholders’ Agreement. We have entered into, and have caused our officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Founder Entities, and on behalf of their permitted transferees.
Information Rights
Under our Shareholders’ Agreement, the Founder Entities have the right to request certain information from us.
Assistance in the Sale of the Founder Entities’ Shares
Under our Shareholders’ Agreement, if the Founder Entities seek to sell their shares of Common Stock other than pursuant to a registration statement, we shall use our reasonable best efforts to assist the Founder Entities in the sale process, including by providing information to potential purchasers as requested by the Founder Entities.
In addition, if the Board of Directors starts and then abandons a sale process, and the Founder Entities subsequently indicate that they want to sell their shares of Common Stock, we shall permit the Founder Entities to engage in discussions with potential purchasers who participated in the abandoned sales process. We shall be obligated to assist the Founder Entities in any such sale process.
Other Transactions with Related Persons
Administrative Services Agreement
We are party to an Administrative Services Agreement (“Administrative Agreement”) with FIG LLC, an affiliate of Fortress (which currently employs Wesley R. Edens, our chief executive officer and chairman of our Board of Directors, and Randal A. Nardone, one of our directors), to charge us for certain administrative and general expenses incurred. The charges under the Administrative Agreement that are attributable to the Company totaled $0.8 million for the year ended December 31, 2025.
Private Aircraft

Mr. Edens owns an aircraft that we charter from a third-party aircraft operator for business purposes in the ordinary course of operations. We paid aircraft operator rates for the charters. For the year ended December 31, 2025, we incurred charter costs of $1.8 million, and such amount is included within selling, general and administrative expenses.
Corporate Headquarters Lease and Sublease
Since February 2023, we have subleased a portion of our corporate offices to FTAI Infrastructure Inc. (“FTAI Infrastructure”) and an affiliate that manages Brightline Trains ("Brightline"). During the year ended December 31, 2025, FTAI Infrastructure and Brightline incurred $0.6 million and $0.2 million of rent expenses, respectively. FTAI Infrastructure and Brightline did not make any payments to us in 2025. We may sublease a portion of our corporate offices to certain other affiliates.
Since September 2023, we have also leased land for development of a hydrogen facility in Beaumont, Texas from Jefferson Terminal South LLC, which is an indirect, majority-owned subsidiary of FTAI Infrastructure. During the year ended December 31, 2025, we incurred $0.7 million of costs under the lease agreement; no amounts were paid to Jefferson Terminal South LLC.
Fortress Affiliated Entities
Since 2017, the Company has provided certain administrative services to affiliates of FEP Holdco. There are no costs incurred by the Company as the Company is fully reimbursed for all costs incurred.

PROPOSAL NO. 2
APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Proposed Independent Registered Public Accounting Firm
Ernst & Young LLP, independent registered public accountants, served as the independent registered public accounting firm for us and our subsidiaries for the fiscal years ended December 31, 2025 and 2024. The Audit Committee has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the stockholders at the Annual Meeting.
Representatives of Ernst & Young LLP will be present in person at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Required Vote

Approval of the Auditor Approval Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast by holders of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions and broker non-votes, if any, will have no effect on the vote on the Auditor Approval Proposal. The Auditor Approval Proposal is not conditioned upon the approval of any other Proposal.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2026.
Principal Accountant Fees and Services
The table below sets forth the aggregate fees and expenses for the years ended December 31, 2025 and 2024 for professional services performed by our independent registered public accounting firm, Ernst & Young LLP:

	Year Ended December 31,
(in thousands)	2025	2024
Audit Fees(1)	$7,833	$7,112
Audit-Related Fees(2)	714	1,921
Tax Fees(3)	—	20
All Other Fees	7	7
Total Fees	$8,554	$9,059

(1)	Audit fees consists of fees for audit services rendered for the audit of our annual consolidated financial statements, the review of quarterly reports on Form 10-Q, statutory audits required, comfort letters, consents, assistance with and review of documents filed with the SEC, and other attest services.

(2)	Audit-related fees consist of fees for diligence services, attest services and audit services provided for transactions and potential transactions.

(3)	Tax fees consists of fees for professional services rendered by our principal accountant for tax compliance services.
Our audit committee has the sole authority to (1) retain and terminate our independent registered public accounting firm, (2) approve all auditing services and related fees and the terms thereof performed by our independent registered public accounting firm, and (3) pre-approve any non-audit services and tax services to be rendered by our independent registered public accounting firm. The audit committee is responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm has been given unrestricted access to the audit committee and our management.
The audit committee has adopted a pre-approval policy with respect to services which may be performed by Ernst & Young LLP. This policy lists specific audit-related and tax services as well as any other services that Ernst & Young LLP is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional audit committee authorization. The audit committee receives reports on the status of expenditures pursuant to that pre-approval policy. The audit committee reviews the policy at least annually in order to approve services and limits for the current year. Any service that is not enumerated in the policy must receive specific pre-approval by the audit committee. The charter of the audit committee and its pre-approval policy require that the audit committee review and pre-approve the plan and scope of Ernst & Young LLP’s audit, audit-related, tax and other services.
Our audit committee has approved the appointment of Ernst & Young LLP as independent registered public accounting firm to conduct the audit of the Company’s consolidated financial statements for the year ending December 31, 2026.

PROPOSAL NO. 3
THE CHARTER AMENDMENT PROPOSALS

The following sets forth a summary of the Charter Amendment Proposals. This summary is qualified by reference to the complete text of the proposed Amended Certificate of Incorporation, a copy of which is attached as Annex A. All stockholders and other interested parties are encouraged to read the proposed Amended Certificate of Incorporation in its entirety for a more complete description of its terms.

Board Declassification (Proposal 3A)

Amendments to Article Seventh of the Certificate of Incorporation to remove the existing staggered board of directors structure, which will result in all directors standing for election annually for a one-year term.

Majority Voting for Directors (Proposal 3B)

Amendments to Article Seventh of the Certificate of Incorporation to provide for the election of directors by a majority of the total votes that may be cast in the election of directors by holders of all issued and outstanding shares of the Company entitled to vote, replacing the existing plurality voting standard.

Minimum Board Size (Proposal 3C)

Amendments to Article Seventh of the Certificate of Incorporation to increase the minimum size of the Board from one director to three directors.

Entitlement to Vote on Certain Matters (Proposal 3D)

Amendments to Article Fifteenth of the Certificate of Incorporation to provide that holders of shares of Class A common stock will not be entitled to vote on any amendment to the Certificate of Incorporation (including the Certificate of Designations and any other applicable designation of capital stock) that relates solely to the terms of one or more outstanding series of shares of preferred stock or other classes or series of capital stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the Certificate of Incorporation (including the Certificate of Designations and any other applicable designation of capital stock) or pursuant to the DGCL.

Officer Exculpation (Proposal 3E)

Amendments to Article Ninth of the Certificate of Incorporation to provide for exculpation of certain of the Company’s officers from liability to the extent permitted by Delaware law, substantially aligning the protections for the Company’s officers with those currently afforded to the Company’s directors.

Removal of References to the Company’s Class B Shares (Proposal 3F)

Amendments to the Certificate of Incorporation to remove any and all references to shares of the Company’s Class B common stock, including the terms associated with such stock. There are no shares of the Company’s Class B common stock outstanding, and we have no plans to issue additional shares of Class B common stock in the future. As a result, all references to Class B common stock in the Certificate of Incorporation are superfluous. The proposed amendments do not effectuate any substantive change to the rights of the Company or its stockholders.

The authorized shares of the Company would, accordingly, consist of 750,000,000 shares of Class A common stock, each having a par value of $0.01, and 200,000,000 shares of preferred stock, each having a par value of $0.01.

Reverse Stock Split (Proposal 3G)

Our Common Stock is currently listed on the Nasdaq Global Select Market under the symbol “NFE.” The closing price of our Common Stock on April 30, 2026 was $0.69 per share. We believe that the Reverse Split will make our Common Stock more attractive to a broader range of institutional and other investors and, if necessary, help to satisfy Nasdaq’s continued listing requirements if deemed in the best interests of stockholders.

Amendment and Restatement of the Certificate of Incorporation (Proposal 3H)

The Certificate of Incorporation will be amended and restated in its entirety with the Amended Certificate of Incorporation. Conditioned upon the receipt of the requisite vote on Proposals 3A through 3G, Proposal 3H provides for the approval of the proposed Amended Certificate of Incorporation, which includes approval of all other changes in the proposed Amended Certificate of

Incorporation in connection with replacing the existing Certificate of Incorporation with the proposed Amended Certificate of Incorporation.

Reason for Request for Stockholder Approval

The Restructuring Transaction contemplates certain corporate governance matters in respect of the Company. As such, we are seeking stockholder approval for certain amendments to the Certificate of Incorporation. If the Charter Amendment Proposals are approved by the stockholders, the Company intends to file the Amended Certificate of Incorporation (the “Charter Amendment”), attached to this Proxy Statement as Annex A, with the Secretary of State of the State of Delaware substantially concurrently with the closing of the Restructuring Transaction. The Board of Directors may, at any time prior to effectiveness, abandon the Charter Amendment without further action by the stockholders or the Board of Directors (even if the requisite stockholder vote is obtained).

Reverse Split

It is our understanding that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors, and other members of the investing public. It is also our understanding that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the Reverse Split negatively because it reduces the number of shares of Common Stock available in the public market.

As previously reported, on May 1, 2026, the Company received a written notice from Nasdaq notifying the Company that because the minimum closing bid price of our Common Stock fell below $1.00 for at least 30 consecutive business days beginning March 18, 2026, the Company no longer complied with the minimum bid price requirement for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180-calendar days, or until October 28, 2026, to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on Nasdaq, the minimum bid price per share of the Company’s Common Stock must be at least $1.00 for at least 10 consecutive business days during this 180-calendar day grace period. If the Company does not regain compliance during this additional grace period, its Common Stock would be subject to delisting by Nasdaq. The Company intends to actively monitor the closing bid price of its Common Stock and evaluate all available options to regain compliance with the applicable Nasdaq listing rules, including seeking stockholder approval for the implementation of the Reverse Split.

Our Board believes that effecting the Reverse Split in connection with the Restructuring Transaction Proposals is prudent to minimize the chance of compliance issues with Nasdaq listing requirements moving forward.

Reducing the number of outstanding shares of our Common Stock through the Reverse Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions, long-term outlook, corporate strategy and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Split, that the market price of our Common Stock will not decrease in the future, or that our Common Stock will maintain a price per share sufficient to permit its continued listing by Nasdaq.

The Reverse Split

Effect on Outstanding Shares, Options, and Certain Other Securities. If the Reverse Split is adopted and effected, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged, except for any de minimis change resulting from the treatment of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of Common Stock that may be received upon conversion, exercise or exchange, as the case may be, of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be adjusted in accordance with their terms as of the effective time of the Reverse Split.

Effect on Registration and Stock Trading. Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and NFE is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock under the Exchange Act. If the Reverse Split is approved and effected, our Common Stock will receive a new CUSIP number.

Mechanics of Reverse Split. The mechanics of the Reverse Split will differ depending upon whether a stockholder holds its shares of Common Stock in brokerage accounts or “street name” or whether the shares are registered directly in a stockholder’s name and held in book-entry form.

Our stockholders who hold shares of Common Stock in “street name” through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures for processing the Reverse Split and stockholders holding shares in “street name” are encouraged to contact their nominees.

Our registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders holding registered shares of our Common Stock in book-entry form need not take any action to receive post-Reverse Split shares as a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares held.

Treatment of Fractional Shares. Stockholders who would otherwise hold fractional shares because the number of shares of our Common Stock they hold before the Reverse Split is not evenly divisible based on the Approved Split Ratio, will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, in an amount per share equal to the product obtained by multiplying (a) the closing price per share of our Common Stock on the effective date for the Reverse Split as reported on Nasdaq, after giving effect to the Reverse Split, by (b) the fraction of the share owned by the stockholder, without interest. The ownership of a fractional share interest will not give the holder any voting, dividend, or other rights, except to receive the above-described cash payment.

Effect on Authorized but Unissued Shares of Capital Stock. We are currently authorized to issue up to a total of 750,000,000 shares of Common Stock, of which 285,634,650 shares were issued and outstanding as of April 30, 2026. The Reverse Split would not have any effect on the authorized number of shares of our Common Stock.

Accounting Consequences. The Reverse Split will not affect the par value of our Common Stock per share, which will remain $0.01 per share. As a result, the total of the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act, and the implementation of the proposed Reverse Split would not cause the Company to go private.

No Dissenters’ Rights. Under the DGCL, stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to the Certificate of Incorporation to effect the Reverse Split, and we do not intend to independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Considerations. The following discussion is a general summary of certain U.S. federal income tax considerations related to the Reverse Split that may be relevant to holders of Common Stock that hold such Common Stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Code, final and temporary Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders that are U.S. holders (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (1) holders subject to an alternative minimum tax; (2) banks, insurance companies, or other financial institutions; (3) tax-exempt organizations; (4) dealers in securities or commodities; (5) regulated investment companies or real estate investment trusts; (6) partnerships (or other flow-through entities for U.S. federal income tax purposes) and their partners (or owners); (7) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (8) U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar; (9) persons holding Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction,” “constructive sale,” or other integrated transaction; (10) persons who acquire shares of Common Stock in connection with employment or other performance of services; or (11) expatriates or former long-term residents of the United States. If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entity or arrangement holds shares of Common Stock, the tax treatment of a holder that is a partner in the partnership or beneficial owner of the pass-through entity generally will depend upon the status of the partner or owner and the activities of the partnership, entity or arrangement.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. holder” is a beneficial owner of shares of Common Stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

The Reverse Split is intended to be treated as a “recapitalization,” within the meaning of Section 368(a)(1)(E) of the Code, for U.S. federal income tax purposes. Assuming the Reverse Split is so treated, a U.S. holder generally should not recognize gain or loss upon the Reverse Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis of the shares of Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received pursuant to the Reverse Split. Holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. holder that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for Common Stock surrendered exceeds one year at the effective time of the Reverse Split.

Effect of Not Obtaining Required Vote for Approval of the Charter Amendment Proposals

The Restructuring Transaction is conditioned upon the approval of the Restructuring Transaction Proposals, including the Charter Amendment Proposals. Accordingly, if the Charter Amendment Proposals are not approved, we will be unable to complete the Restructuring Transaction. If we are unable to complete the Restructuring Transaction on the terms currently contemplated, the Company will be required or compelled to pursue alternative in-court restructuring initiatives to preserve value, which would have a material and adverse impact on stockholders and likely result in no recovery to stockholders. These alternatives involve significant uncertainties, potential delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future. See “Risk Factors—Our ability to continue as a going concern is dependent upon our ability to complete the Restructuring Transaction and delay capital expenditures.”

Additionally, if the Reverse Split is not approved as part of the Charter Amendment Proposals, there is a possibility that our Common Stock could be delisted from the Nasdaq Global Select Market if the minimum bid price of our securities does not satisfy Nasdaq listing requirements, and it is possible we will not realize the other benefits described above of having higher priced securities. If we are unable to regain compliance and our Common Stock is subsequently delisted, it could significantly and negatively affect our ability to obtain debt or equity financing in order to support our continuing operations.

Required Vote

Approval of the Charter Amendment Proposals requires the affirmative vote of a majority of the total votes that may be cast in the election of directors by holders of all issued and outstanding shares of the Company entitled to vote. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Charter Amendment Proposals. The approval of the Charter Amendment Proposals is conditioned upon the approval of each of the other Restructuring Transaction Proposals.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR approval of the Charter Amendment Proposals.

PROPOSAL NO. 4
THE STOCK ISSUANCE PROPOSAL

Reason for Request for Stockholder Approval

As a result of our Common Stock being listed for trading on Nasdaq, issuances of our Common Stock are subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635. Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock), which equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price below than the lesser of: (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

As part of the Proposed CoreCo Equity Issuances, and assuming the approval of Proposal 5, the Company will:

(a)    issue to certain of the Supporting Creditors a number of shares of Common Stock as is sufficient for such Supporting Creditors to hold 65% of the Common Stock outstanding as of the Restructuring Effective Date (before giving effect to the NFE MIP or any conversion of the CoreCo Convertible Preferred Stock);

(b)    authorize the issuance of a number of shares of Common Stock under the Amended and Restated Incentive Plan
(for purposes of the NFE MIP equal to 10% of the Common Stock outstanding as of the Restructuring Effective Date (giving effect to the issuances described in (a) and (b)); and

(c)    (i) issue to certain of the Supporting Creditors shares of CoreCo Convertible Preferred Stock and (ii) authorize the issuance under the Amended and Restated Incentive Plan (for purposes of the NFE MIP) shares of CoreCo Convertible Preferred Stock, which together mandatorily convert after three years into a number of shares of Common Stock representing 87% of the Common Stock outstanding as of the Restructuring Effective Date (giving effect to the issuances described in (a)-(c)).

The Proposed CoreCo Equity Issuances represent a dilution to existing holders of Common Stock of approximately 96%. Consequently, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(d) of the Proposed CoreCo Equity Issuances in connection with the Restructuring Transaction.

For a more detailed description of the Proposed CoreCo Equity Issuances and the dilution to existing stockholders, see "Background of the Restructuring Transaction."

No Preemptive Rights

Our stockholders do not have a preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

Effect of Not Obtaining Required Vote for Approval of the Stock Issuance Proposal

The Restructuring Transaction is conditioned upon the approval of each of the Restructuring Transaction Proposals, including the Stock Issuance Proposal. If we are unable to complete the Restructuring Transaction on the terms currently contemplated, the Company will be required or compelled to pursue alternative in-court restructuring initiatives to preserve value, which would have a material and adverse impact on stockholders and likely result in no recovery to stockholders. These alternatives involve significant uncertainties, potential delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future. See “Risk Factors—Our ability to continue as a going concern is dependent upon our ability to complete the Restructuring Transaction and delay capital expenditures.”

Required Vote

Approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast by holders of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions and broker non-votes, if any, will have no effect on the vote on the Stock Issuance Proposal. The Stock Issuance Proposal is conditioned upon the approval of each of the other Restructuring Transaction Proposals.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR approval of the Stock Issuance Proposal.

PROPOSAL NO. 5
THE INCENTIVE PLAN PROPOSAL
Reason for Request for Stockholder Approval
We are asking our stockholders to approve the amendment and restatement of the Incentive Plan (as amended and restated, the “Amended and Restated Incentive Plan”), attached to this Proxy Statement as Annex C. The Amended and Restated Incentive Plan was adopted by our Board on May 6, 2026, subject to stockholder approval of the Amended and Restated Incentive Plan. If this Incentive Plan Proposal and the other Restructuring Transaction Proposals are approved by our stockholders, the Amended and Restated Incentive Plan will become effective as of the Restructuring Effective Date. As of April 30, 2026, the closing price of a share of our Common Stock on NASDAQ was $0.69.

The proposed Amended and Restated Incentive Plan would, among other things, (i) remove the evergreen provision and include a fixed maximum aggregate number of shares of Common Stock to be reserved for issuance thereunder equal to 10% of the total number of shares of Common Stock outstanding as of the Restructuring Effective Date (in addition to the number of shares of Common Stock subject to outstanding equity awards granted under the Incentive Plan as of the Restructuring Effective Date, which, as of April 30, 2026 was 49,587 shares of Common Stock) (the “New Common Stock Share Reserve”), (ii) provide for a new reserve of shares of CoreCo Convertible Preferred Stock for issuance thereunder equal to 7% of the total number of CoreCo Convertible Preferred Stock outstanding as of the Restructuring Effective Date, which CoreCo Convertible Preferred Stock will automatically convert to shares of Common Stock on the Mandatory Conversion Date as described below (together with the New Common Stock Reserve, the “New Share Reserve”), (iii) extend the term of the Amended and Restated Incentive Plan to the tenth anniversary of the Restructuring Effective Date and (iv) certain other updates, including a revised definition of change in control as described above. As of April 30, 2026, awards covering a total of 49,587 shares of Common Stock were subject to outstanding awards under the Incentive Plan and 28,356,107 shares of Common Stock remained available for future grants under the Incentive Plan.
The New Share Reserve under the Amended and Restated Incentive Plan has been reviewed and approved by our Board. In the process, the Board determined that the existing number of shares available for issuance under the Incentive Plan was insufficient to meet our needs to provide long-term incentive grants on an ongoing and regular basis to motivate, reward and retain key employees who the Board believes will be important in creating stockholder value. The New Share Reserve will enable us to continue our policy of equity ownership by employees and directors as an incentive to contribute to our continued success and allows to grant awards under the NFE MIP, as described above in this Proxy Statement. We are asking our stockholders to approve the Amended and Restated Incentive Plan because we believe the availability of an adequate reserve of shares under the Incentive Plan is an integral part of our compensation program, as well as our continued growth and success. If the Amended and Restated Incentive Plan is not approved, we believe the foregoing goals will be adversely affected. In addition, the shares of CoreCo Convertible Preferred Stock and Common Stock issued pursuant to the Transactions will substantially increase the Company’s outstanding share count. The Amended and Restated Incentive Plan will help maintain alignment between the reserved shares and total shares outstanding, ensuring the Company can remain competitive in recruiting and retaining key personnel following any such issuance.
Historical Annual Share Usage
While equity-based awards and incentives are an important part of our short and long-term incentive compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in granting equity-based awards.
Overhang
The following table sets forth information about the Incentive Plan as of April 30, 2026:

Number of full-value awards (restricted stock units (RSUs)) outstanding	49,587
Number of stock options outstanding	0
Weighted average exercise price of outstanding stock options.	N/A
Weighted average remaining term of outstanding stock options (in years)	N/A
Number of shares available for future issuance under the Incentive Plan(2)	28,356,107
Shares of Common Stock outstanding as of April 30, 2026	285,634,650
______________________
(1) Reflects shares of our Common Stock remaining available for issuance under the Incentive Plan as of April 30, 2026.
The aggregate shares shown in the table above represent a fully diluted overhang of approximately 10%, which we refer to in this Proxy Statement as the “overhang percentage.”

The New Share Reserve consisting of: (i) 10% of the total number of shares of Common Stock outstanding as of the Restructuring Effective Date (which, for these purposes, we assume will equal 90,677,667 shares of Common Stock), plus the number of shares of Common Stock subject to outstanding equity awards granted under the Incentive Plan as of the Restructuring Effective Date, which as of April 30, 2026 was 49,587 shares of Common Stock and (ii) 7% of the total number of CoreCo Convertible Preferred Stock outstanding as of the Restructuring Effective Date (which, for these purposes, we assume will equal 424,789,992 shares of Common Stock, assuming such shares of CoreCo Convertible Preferred Stock convert into shares of our Common Stock on a one for one basis), proposed to be added pursuant to the Amended and Restated Incentive Plan would result in an overhang percentage of approximately 7%.
Share Usage
The annual share usage, or burn rate, under the Incentive Plan for the last three fiscal years was as follows:

	2025	2024	2023	Average
A - Stock Options Granted During the Fiscal Year	—	—	—	—
B – Full-Value Awards (RSUs) Granted During the Fiscal Year	1,417,682	2,786,112	37,924	1,413,906
C – Full-Value Awards (PSUs) Vested During the Fiscal Year(1)	0	0	681,204	227,068
D—Basic Weighted Average Shares of Common Stock Outstanding	278,474,487	217,578,487	205,942,837	233,998,604
Burn Rate (A + B + C) / D	0.51%	1.28%	0.35%	0.70%
(1) PSUs were granted and vested under the Incentive Plan in each of the last three fiscal years as follows (no PSUs were granted or vested in 2024 or 2025):

PSUs	Number of Units
Non-Vested at December 31, 2022	1,423,277
Granted	—
Vested	(681,204)
Forfeited	(742,073)
Non-Vested at December 31, 2023	—
In determining the New Share Reserve, we took into account a variety of factors, including the need to adequately and appropriately incentivize our officers, employees, non-employee directors, independent contractors and consultants and to ensure that the interests of those individuals continue to be closely aligned with the interests of our stockholders more generally.
While the Company intends to issue awards under the Amended and Restated Incentive Plan in the future to eligible recipients as a recruiting and retention tool, specific parameters have not been established under the Amended and Restated Incentive Plan regarding future grants to eligible recipients. The Compensation Committee will determine the specific criteria surrounding awards under the Amended and Restated Incentive Plan. See below under “Material Features of the Amended and Restated Incentive Plan” for a summary of the material features of the Amended and Restated Incentive Plan.
Material Features of the Amended and Restated Incentive Plan
The following is a summary of the material features of the Amended and Restated Incentive Plan. This summary is qualified in its entirety by the full text of the Amended and Restated Incentive Plan. A copy of the Incentive Plan is publicly-filed as an exhibit to the Company’s Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the SEC on August 7, 2020, and a copy of the Amended and Restated Incentive Plan is included as Annex C to this Proxy Statement.
Purpose
The purposes of the Amended and Restated Incentive Plan are to provide an additional incentive to selected officers, employees, non-employee directors, independent contractors, and consultants of the Company or its affiliates whose contributions are essential to the growth and success of the business of the Company and its affiliates, in order to strengthen the commitment of such persons to the

Company and its affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its affiliates.
Eligible Participants
Awards under the Amended and Restated Incentive Plan may be granted to any officer, employee, non-employee director, independent contractor or consultant of the Company or any of its affiliates. All employees (including officers and directors who are employees) of the Company and its affiliates and non-employee directors of the Company and consultants engaged by the Company or its affiliates who are natural persons who render certain bona fide services are eligible to participate in the Amended and Restated Incentive Plan at the discretion of the Administrator (as defined in the Amended and Restated Incentive Plan). As of April 30, 2026, approximately 1,300 employees and seven non-employee directors would be eligible to participate in the Amended and Restated Incentive under its terms.
Administration
The Administrator (as defined in the Amended and Restated Incentive Plan) administers the Amended and Restated Incentive Plan and has the power and authority to select participants who may be granted awards, to determine the terms and conditions of awards, to construe and interpret the terms and provisions of the Amended and Restated Incentive Plan and any award issued under the plan (and any award agreement relating thereto), to adopt, alter and repeal such administrative rules, guidelines and practices governing the Amended and Restated Incentive Plan, and to make all other determinations necessary or advisable for the administration of the Amended and Restated Incentive Plan.
Amendment And Termination
The Amended and Restated Incentive Plan provides the Board with authority to amend, alter or terminate the Amended and Restated Incentive Plan, but generally such action may not impair the rights of any participant with respect to outstanding awards without the participant’s consent. The Administrator may amend an award, prospectively or retroactively, but generally such amendment may not impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law or the rules of the stock exchange on which the shares are traded.
Shares Available for Issuance

Subject to adjustment as provided in the Amended and Restated Incentive Plan, the maximum number of shares reserved for issuance under the Amended and Restated Incentive Plan will be comprised of (i) 10% of the total number of shares of Common Stock outstanding as of the Restructuring Effective Date shares of Common Stock plus the number of shares of Common Stock underlying equity awards that are outstanding under the Incentive Plan as of the effective date of the Amended and Restated Incentive Plan, which as of April 30, 2026 was 49,587 shares of Common Stock, and (ii) 7% of the total number of shares of CoreCo Convertible Preferred Stock outstanding as of the Restructuring Effective Date, except that, effective as of the Mandatory Conversion Date, (x) no CoreCo Convertible Preferred Stock will be available for issuance under the Amended and Restated Incentive Plan, (y) the number of shares of Common Stock reserved for issuance under the Amended and Restated Incentive Plan will be automatically increased by a number of shares of Common Stock equal to the number of shares of CoreCo Convertible Preferred Stock reserved for issuance under the Plan multiplied by the Conversion Rate and (z) each then-outstanding award relating to CoreCo Convertible Preferred Stock will be converted into an award relating to a number of shares of Common Stock equal to the number of shares of CoreCo Convertible Preferred Stock relating to such award multiplied by the Conversion Rate.
Shares subject to an award under the Amended and Restated Incentive Plan that remain unissued upon the cancellation, termination or expiration of the award will again become available for grant under the Amended and Restated Incentive Plan. Additionally, shares that are exchanged by a participant or withheld by us as full or partial payment in connection with any award under the Amended and Restated Incentive Plan, as well as any shares exchanged by a participant or withheld by us to satisfy the tax withholding obligations related to any award, will also be available for subsequent awards under the Amended and Restated Incentive Plan. To the extent an award is paid or settled in cash, the number of shares previously subject to the award will again be available for grants pursuant to the Amended and Restated Incentive Plan. To the extent that an award can only be settled in cash, such award will not be counted against the total number of shares available for grant under the Amended and Restated Incentive Plan.
Type of Awards
The Administrator has the discretion to award stock options, share appreciation rights, restricted stock, restricted stock units, other share-based awards, share bonuses and cash awards.

Options
A stock option is the right to acquire shares of Common Stock at a fixed exercise price for a fixed period of time. Options granted under the Amended and Restated Incentive Plan may be in the form of non-qualified options or “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (the “Code”), as set forth in the applicable individual option award agreement. The exercise price of all options granted under the Amended and Restated Incentive Plan will be determined by the Administrator, but in no event may the exercise price be less than 100% of the fair market value of the related shares on the date of grant. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The maximum term of all options granted under the Amended and Restated Incentive Plan will be determined by the Administrator, but may not exceed ten years. Each option will vest and become exercisable (including in the event of the optionee’s termination of employment or service) at such time and subject to such terms and conditions as determined by the Administrator in the applicable individual option agreement.
Share Appreciation Rights
Stock appreciation rights, or SARs, may be granted under the Amended and Restated Incentive Plan either alone or in conjunction with all or part of any option granted under the Amended and Restated Incentive Plan. A free-standing SAR entitles its holder to receive, at the time of exercise, an amount per share of Common Stock equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over the base price of the free-standing SAR. A SAR granted in conjunction with all or part of an option under the Amended and Restated Incentive Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share over the exercise price of the related option. Each SAR will be granted with a base price that is not less than 100% of the fair market value of the related share of Common Stock on the date of grant. The maximum term of all SARs will be determined by the Administrator, but may not exceed ten years. The Administrator may determine to settle the exercise of a SAR in shares of Common Stock, cash, or any combination thereof.
Restricted Shares
Awards of restricted shares are shares that vest in accordance with the terms and conditions established by the Administrator. The Administrator determines the number of shares of restricted stock granted to any participant. In determining whether an award of restricted shares should be made, and/or the period of restriction for any such award, the Administrator may impose whatever conditions it determines to be appropriate. A holder of restricted shares will have full voting rights, unless determined otherwise by the Administrator. A holder of restricted shares also generally will be entitled to receive all dividends paid with respect to the restricted shares (whether in cash or property) unless the Administrator provides otherwise, provided that such dividends will be held by the Company until the underlying restricted shares vest (and will be forfeited if the underlying restricted shares are forfeited) and be paid or distributed to the participant as soon as practicable after vesting. The rights of participants granted restricted shares upon termination of employment or service with the Company and all of its affiliates for any reason during the restricted period will be set forth in individual award agreements.
Restricted Share Units
Restricted share units represent a right to receive shares at a future date determined in accordance with the participant’s award agreement. In determining whether an award of restricted share units should be made, and/or the vesting schedule for any such award, the Administrator may impose whatever conditions to vesting it determines to be appropriate, including, without limitation, performance goals. Restricted shares units may be settled in cash, shares or in a combination of both.
Other Share-Based Awards
Other forms of awards valued in whole or in part by reference to, or otherwise based on, shares, including, but not limited to, dividend equivalents, may be granted either alone or in addition to other awards (other than in connection with options or SARs). Dividends or dividend equivalents awarded under the Amended and Restated Incentive Plan may be paid or distributed when accrued, or may be subject to the same restrictions, conditions and risks of forfeiture as the underlying awards and only become payable if (and to the extent) the underlying awards vest.
Share Bonuses; Cash Awards

The Administrator may grant bonuses payable in fully vested shares and awards that are payable solely in cash, with such terms as determined by the Administrator, including performance-based vesting conditions.
Change in Control
Unless otherwise determined by the Administrator prior to a change in control or evidenced in an award agreement, in the event that a "change in control" (as defined below) occurs and the participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without cause or by the participant for good reason (if applicable) on or after the effective date of the change in control but prior to twelve (12) months following the change in control, then: (i) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the Amended and Restated Incentive Plan will lapse and such awards will be deemed fully vested and any performance conditions will be deemed to be fully achieved.
Under the Amended and Restated Incentive Plan, a "change in control" has been revised to mean the occurrence of any of the following events: (i) any person or group of persons is or becomes the beneficial owner of Company securities (not including any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a beneficial owner in a transaction described in clause (A) of paragraph (ii); (ii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary with any other entity, other than (A) a merger or consolidation (1) which results in the Company’s voting securities outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent entity outstanding immediately after such merger or consolidation and (2) immediately following which the individuals who comprise the Board immediately prior to such transaction constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent entity, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner of the Company’s securities (not including any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities or (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a Subsidiary, the ultimate parent entity. For each award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a change in control will be deemed to have occurred under the plan with respect to such award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company will also be deemed to have occurred under Section 409A of the Code.
Under the current Incentive Plan, a "change in control" means an event or series of events after which Fortress Equity Partners (A) LP, New Fortress Energy Holdings LLC and their respective affiliates (“Fortress Entities”) collectively directly or indirectly legally or beneficially own less than 40% of the voting shares (or other voting equity interests) of the Company, provided, however, that a change in control will not be deemed to occur upon the occurrence of either of the following events: (i) an acquisition, merger, continuation into another jurisdiction or other business combination involving the Company, including the sale of all or substantially all of the assets of the Company (each, a “Business Combination”), if one or more Fortress Entities collectively (x) directly or indirectly legally or beneficially own at least 30% of the voting shares (or other voting equity interests) of the Company or the surviving/acquiring entity, as the case may be, and (y) continue to be the largest shareholder (or other holder of equity) of the Company or the surviving/acquiring entity, as the case may be, following such Business Combination; and a change in control will not result after any such Business Combination so long as (but only so long as) the conditions set forth in clause (x) and clause (y) continue to be satisfied; or (ii) (x) upon an initial public offering of the voting shares or other equity interests of the Company or any direct or indirect parent of the Company (without regard to the percentage of voting shares or other equity interests of the Company or such other entity directly or indirectly legally or beneficially owned by the Fortress Entities immediately after such offering) or (y) without limiting clause (x), if at any time following such initial public offering, one or more Fortress Entities collectively directly or indirectly legally or beneficially own at least 30% of the voting shares (or other voting equity interests) of the Company or such direct or indirect parent and are the largest shareholder (or other holder of equity) of the Company or such direct or indirect parent. For each award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a change in control will be deemed to have occurred under the plan with respect to such award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company will also be deemed to have occurred under Section 409A of the Code.
Changes in Capitalization
In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of shares, cash or other property), share split, reverse share split, subdivision or consolidation, combination, exchange of shares, or other change in corporate structure or sale or disposition of assets affecting the Company’s shares, the Company or any award, an equitable substitution or proportionate adjustment shall be made, at the sole discretion of the Administrator, in (i) the aggregate number of our shares reserved for issuance under the Amended and Restated Incentive Plan, (ii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the Amended and Restated Incentive Plan, (iii) the kind, number and purchase price of the shares, or the amount of cash or amount or type of property, subject to outstanding awards granted under the Amended and Restated Incentive Plan, or (iv) the performance goals and periods applicable to award granted under the Amended and Restated Incentive Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the Administrator. In addition, the Administrator may cancel all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares, cash or other property covered by such awards over the aggregate exercise price or base price, if any, of such awards, but if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of our shares, cash or other property covered by such award, the Board may cancel the award without the payment of any consideration to the participant.
Transferability
Unless determined otherwise by the Administrator, an award may not be sold, pledged, assigned, mortgaged, hypothecated, transferred, charged, pledged, encumbered, gifted or otherwise disposed in any manner until the award is fully vested and/or exercisable in accordance with the Amended and Restated Incentive Plan or the applicable award agreement, and any option or share appreciation right may be exercised, during the lifetime of the participant, only by the participant or, during any period during which the participant is under a legal disability, by the participant’s guardian or legal representative.
Clawback and Other Policies
All awards granted under the Amended and Restated Incentive Plan will be subject to any incentive compensation clawback or recoupment policy of the Company currently in effect or as may be adopted by the Company. All awards granted under the Amended and Restated Incentive Plan are subject to any other applicable Company policy, such as insider trading policies.
Plan Term
No award may be granted under the Amended and Restated Incentive Plan on or after the tenth anniversary of the Restructuring Effective Date, but awards granted before that time may extend beyond that date in accordance with their terms. If stockholders vote to approve the Amended and Restated Incentive Plan, the current term of the Incentive Plan will be extended for another ten years and the Amended and Restated Incentive Plan will continue in effect until the tenth anniversary of the Restructuring Effective Date. If our stockholders do not vote to approve the Amended and Restated Incentive Plan, the current term of the Incentive Plan will expire on January 31, 2029.
U.S. Federal Income Tax Consequences
The following is a summary of certain United States federal income tax consequences of awards under the Amended and Restated Incentive Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.
Options
An optionee generally will not recognize taxable income upon the grant of a nonqualified stock option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, the optionee recognizes as ordinary income. The optionee’s tax basis in any shares of Common Stock received upon exercise of an option will be the fair market value of the shares of Common Stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.
Incentive stock options are eligible for favorable federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted, and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares of Common Stock acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares of Common Stock acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the excess of the fair market value of the shares on the date of exercise or the date of sale, whichever is less, over the exercise price, and any additional amount realized will be taxed as capital gain.
Share Appreciation Rights
A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of Common Stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, the participant recognizes as ordinary income. The participant’s tax basis in any share of Common Stock received upon exercise of a SAR will be the fair market value of the share of Common Stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Stock
A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends that accrue on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income) when paid on the vesting date of the underlying restricted shares. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares of restricted stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact such shares of restricted stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent, ordinary income is recognized by such participant.
Restricted Stock Units
In general, the grant of restricted stock units (including performance stock units) will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Other-Share Based Awards, Share Bonuses and Cash Awards
With respect to other awards granted under the Amended and Restated Incentive Plan, including performance-based awards and share bonuses, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares of our common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Registration with the SEC

We intend to file with the SEC a registration statement on Form S-8 covering the shares reserved for issuance under the Amended and Restated Incentive Plan.
New Plan Benefits Table
No awards made under the current Incentive Plan were granted subject to stockholder approval of this Proposal 5. Future awards to be made under the Amended and Restated Incentive Plan are subject to the discretion of the Administrator, and accordingly, are not currently determinable.
Additional Plan Information
The outstanding aggregate number of shares subject to outstanding equity awards granted under the Incentive Plan since its inception through April 30, 2026, is set forth in the table below. There are currently no outstanding options under the Incentive Plan.

Name and Position	Number of Shares Subject to Other Stock Awards (1)	Market Value of Shares Subject to Awards (2) ($)
Wesley R. Edens Chief Executive Officer	0	0
Christopher S. Guinta Chief Financial Officer	0	$0
Michael Lowe Chief Accounting Officer	0	0
All current executive officers as a group	0	0
All current directors who are not executive officers as a group	0	0
All nominees for election as a director as a group	0	0
Each associate of any such directors, executive officers or nominees	0	0
Each other person who received or is to receive 5% of such options, warrants or rights	0	0
All employees, including all current officers who are not executive officers, as a group	49,587	34,215
(1) Includes shares issuable pursuant to outstanding RSUs under the Incentive Plan.
(2) Amounts calculated based on $0.69, the closing price of the Company’s common stock, as reported on NASDAQ on April 30, 2026.

Securities Authorized for Issuance under Equity Compensation Plans

EQUITY COMPENSATION PLAN INFORMATION
The Equity Compensation Plan Table below presents information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in the First Column of this Table) (c)
Equity Compensation Plans Approved by Stockholders
New Fortress Energy Inc. 2019 Omnibus Incentive Plan(2)	273,674	—	26,062,071
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	273,674	—	26,062,071

(1) Represents shares subject to outstanding equity awards under the Incentive Plan for which shares had not yet been delivered as of December 31, 2025.
(2) The Incentive Plan provides that 16,705,882 shares of Common Stock are reserved and available for issuance under the Incentive Plan, as increased on the first day of each fiscal year beginning in calendar year 2020 by a number of shares of Common Stock equal to the excess of 10% of the aggregate number of outstanding shares of Common Stock on the last day of the immediately preceding fiscal year, over the number of shares of Common Stock reserved and available for issuance under the Incentive Plan as of the last day of the immediately preceding fiscal year. The shares of Class A Common Stock reserved and available for issuance under the Incentive Plan increased by 7,041,727 shares on the first day of 2025.

Effect of Not Obtaining Required Vote for Approval of the Incentive Plan Proposal
The Restructuring Transaction is conditioned upon the approval of each of the Restructuring Transaction Proposals, including the Incentive Plan Proposal. If we are unable to complete the Restructuring Transactions on the terms currently contemplated, the Company will be required or compelled to pursue alternative in-court restructuring initiatives to preserve value, which would have a material and adverse impact on stockholders and likely result in no recovery to stockholders. These alternatives involve significant uncertainties, potential delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future. See “Risk Factors—Our ability to continue as a going concern is dependent upon our ability to complete the Restructuring Transaction and delay capital expenditures.”
Required Vote
Approval of the Incentive Plan Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast by holders of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions and broker non-votes, if any, will have no effect on the vote on the Incentive Plan Proposal. The Incentive Plan Proposal is conditioned upon the approval of each of the other Restructuring Transaction Proposals.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote FOR approval of the Incentive Plan Proposal.

PROPOSAL NO. 6
THE ADJOURNMENT PROPOSAL

Reason for Request for Stockholder Approval

The Adjournment Proposal, if adopted, will allow the Board to adjourn the Annual Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to stockholders in the event that based upon the tabulated vote at the time of the Annual Meeting there are insufficient votes for, or otherwise in connection with, the approval of any of the Proposals other than the Adjournment Proposal. In no event will the Board adjourn the Annual Meeting beyond the date by which it may properly do so under the Certificate of Incorporation or Delaware law.

Effect of Not Obtaining Required Vote for Approval of the Adjournment Proposal

If the Adjournment Proposal is not approved, the Board may not be able to adjourn the Annual Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Proposals.

Required Vote

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Annual Meeting. Abstentions and broker non-votes will have no effect on this Proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR approval of the Adjournment Proposal.

RISK FACTORS

In addition to the other information included in this Proxy Statement, you should read and carefully consider the following risks before deciding how to vote on the Proposals to be considered and voted upon at the Annual Meeting. In addition, you should read and consider the risks associated with the businesses of the Company found in our Annual Report, particularly under the caption “Risk Factors,” as may be updated by any of the Company’s subsequent Form 10-Qs, all of which are filed with the SEC. See “Cautionary Note Regarding Forward-Looking Statements” and “Additional Information.” As used herein, “Common Stock” refers to the Company’s Class A Common Stock prior to the consummation of the Restructuring Transaction and CoreCo’s Class A Common Stock after the consummation of the Restructuring Transaction.
Risks Related to the Restructuring Transaction
We are subject to risks and uncertainties associated with the Restructuring Transaction, the Restructuring Plans and the RSA.
On March 17, 2026, we entered into a RSA with certain of our key creditors, which contemplates a comprehensive restructuring of our principal funded debt obligations. The Company intends to implement the Restructuring Transaction through UK court-sanctioned Restructuring Plans promoted by two indirect subsidiaries, with recognition sought in the U.S. under chapter 15 of the Bankruptcy Code, which will bind all lenders and noteholders and release the Company and all guarantors from obligations under the relevant debt instruments. For additional detail on the RSA, the Restructuring Plans and the Restructuring Transaction, see “General Information—Background of the Restructuring Transaction Proposals.”
The successful implementation of the RSA, the Restructuring Plans and the Restructuring Transaction is critical to our ability to continue as a going concern and is subject to numerous conditions, milestones, and approvals, including the consent of various creditor groups, certain stockholder approvals and approval by the High Court of Justice in England and Wales (the “High Court”). and U.S. Bankruptcy Court, and regulatory authorities. Failure to satisfy or obtain waivers for these conditions or to meet required milestones could result in the termination of the RSA, loss of creditor support, or inability to consummate the Restructuring Transaction as contemplated. There can be no assurance that the Restructuring Transaction will be completed on the terms described, on the anticipated timeline, or at all. Failure to consummate the Restructuring Transaction would result in the Company being required or compelled to pursue alternative in-court restructuring initiatives to preserve value, which would have a material adverse effect on our business, financial condition, results of operations, and the value of our securities and likely result in no recovery to stockholders.
We are subject to additional risks in connection with the Restructuring Transaction, the Restructuring Plans and the RSA, including the following:

•our ability to obtain the High Court’s approval of the Restructuring Plans and recognition of the Restructuring Plans in the United States pursuant to chapter 15 of the U.S. Bankruptcy Code;
•our ability to comply with the milestones set forth in the RSA; the costs of the Restructuring Transaction and related fees;
•the process of implementing the Restructuring Transaction may divert management’s attention and resources, result in increased costs, and adversely affect our relationships with customers, suppliers, employees, and other stakeholders;
•the implementation of the Restructuring Transaction is expected to result in significant dilution to existing holders of our Common Stock and existing stockholders will exercise even less influence over management than they currently have;
•the value of our Common Stock may be highly volatile or decline as a result of the Restructuring Transaction;
•potential delisting of our Common Stock by Nasdaq as a consequence of the Restructuring Transaction;
•our ability to maintain our relationships with our other creditors, employees, customers, vendors, suppliers and other third parties;
•our ability to maintain contracts that are critical to our operations;
•our ability to execute competitive contracts with third parties;
•our ability to attract, motivate, and retain key employees;
•our ability to retain our current management team; and
•the actions and decisions of our stockholders, creditors and other third parties who have interests in the Restructuring Transaction and the RSA that may be inconsistent with our plans.

Because of the risks and uncertainties associated with the Restructuring Transaction, we may not be able to predict or quantify the ultimate impact the Restructuring Transaction may have on our business, cash flows, liquidity, financial condition, and results of operations, nor can we accurately predict the ultimate impact the Restructuring Transaction may have on our corporate or capital structure.

Our ability to continue as a going concern is dependent upon our ability to complete the Restructuring Transaction and delay capital expenditures.
As described in Note 2 to the notes to our consolidated financial statements included in our Annual Report, management has concluded that our current liquidity and forecasted cash flows from operations are not probable to be sufficient to support, in full, obligations as they become due over the next twelve-month period, and there is substantial doubt as to the Company’s ability to continue as a going concern. If the Restructuring Transaction is not consummated as contemplated, the Company will be required or compelled to pursue alternative in-court restructuring initiatives to preserve value, which would have a material and adverse impact on stockholders and likely result in no recovery to stockholders. The process of implementing the Restructuring Transaction and the associated Restructuring Plans is subject to significant risks and uncertainties, including the need for sanction by the High Court, recognition in the United States under chapter 15 of the U.S. Bankruptcy Code, and approval of several stockholder proposals. See “—We are subject to risks and uncertainties associated with the Restructuring Transaction, the Restructuring Plans and the RSA.” There is no assurance that these approvals will be obtained on the anticipated timeline or at all. The Company and its creditors must also negotiate and finalize definitive documentation, and any failure to reach agreement or to satisfy the process milestones could result in termination of the RSA, after which creditors may pursue enforcement actions that could accelerate the Company’s financial distress. In addition, volatility in financial markets, changes in interest rates, or adverse economic developments could impact the Company’s ability to raise additional capital or refinance obligations, even during the restructuring process. The Company must also meet a consolidated minimum liquidity threshold at closing, and if this threshold is not met, it may be required to raise additional capital under tight time constraints, which may not be possible on acceptable terms.
Even if the Restructuring Transaction is completed, the Company will continue to face substantial risks. Its future performance will depend on its ability to execute its revised business plan, which may be subject to operational, regulatory, and market risks, and it may require additional funding in the future to support operations, capital expenditures, or growth initiatives. There is no assurance that such funding will be available on favorable terms, or at all. The new debt and equity instruments issued in the restructuring may impose significant restrictions on the Company’s operations, including limitations on incurring additional indebtedness, asset sales, and distributions. The restructuring will result in significant dilution to existing equity holders, and the value of new equity securities may be volatile and subject to further decline. In addition to the Restructuring Transaction and the separation of BrazilCo, the Company continues to actively consider and evaluate further opportunistic strategies that seek to optimize the value of CoreCo’s portfolio, while providing additional liquidity and cash flow to the remaining CoreCo business. These strategies may include the sale of certain CoreCo assets, capital raising transactions or other strategic transactions. However, there are inherent uncertainties regarding the ability of CoreCo to effect any such transactions, and substantial risks relating to the ability of CoreCo to realize the anticipated benefits of pursuing one or more of these strategies. As such, even if the Restructuring Transaction is completed, substantial risks will remain that could adversely affect the Company’s financial condition, results of operations, and events of default under the Company's debt agreements, and management has concluded that there is substantial doubt as to the Company's ability to continue as a going concern.
If the RSA is terminated, our ability to consummate the Restructuring Plans may be materially and adversely affected.
The RSA contains a number of termination events, upon the occurrence of which certain parties to the RSA may terminate the agreement. If the RSA is terminated as to all parties thereto, each of the parties will be released from its obligations in accordance with the terms of the RSA. Such termination may result in the loss of support for the Restructuring Plans by the parties to the RSA, which could adversely affect our ability to confirm and consummate the Restructuring Plans. If the Restructuring Plans are not consummated, there can be no assurance that any new plan would be as favorable to holders of claims against the Company as contemplated by the RSA.
Effectiveness of the Restructuring Plans requires the approval of the Restructuring Plan creditors.
Pursuant to Part 26A of the UK Companies Act 2006, in order for:

•the CoreCo Plan to become legally binding on NFE Global and the creditors subject to the CoreCo Plan, either (a) a majority representing 75% in value of each class of CoreCo Plan creditors present and voting at the meeting ordered to be summoned by the High Court votes in favor of the CoreCo Plan; or (b) a majority representing 75% in value of at least one class of CoreCo Plan creditors votes in favor of the CoreCo Plan and the High Court is satisfied that (i) that class would receive a payment and/or have a genuine economic interest in NFE Global in the relevant alternative, and (ii) each dissenting class would be no worse off under the CoreCo Plan than in the relevant alternative; and

•the BrazilCo Plan to become legally binding on NFE Brazil Newco and the creditors subject to the BrazilCo Plan, a majority representing 75% in value of the class of BrazilCo Plan Creditors votes in favor of the BrazilCo Plan, (the “BrazilCo Plan Requisite Approval”).
In order for the Restructuring Plans to become effective, the Restructuring Plans must then be sanctioned by an order of the High Court, and an official copy of the order must be delivered to the Registrar of Companies in England and Wales for registration. The Restructuring Plans are conditional upon each other.
If the Restructuring Plans become effective (i) the CoreCo Plan creditors will be bound by the terms of the CoreCo Plan, and (ii) the BrazilCo Plan creditors will be bound by the terms of the BrazilCo Plan, in both cases from the effective date of the Restructuring Plans.
Although creditors that are party to the RSA are expected to vote in favor of the Restructuring Plans, in the event that the RSA was terminated in accordance with its terms, any Restructuring Plan creditor that was party to the RSA would cease to be bound by its obligation to support the Restructuring Plans.
If the BrazilCo Plan Requisite Approval is not obtained, the Restructuring Plans will not become effective and the Restructuring Transaction will not be implemented. Even if the CoreCo Plan creditors approve the CoreCo Plan and the BrazilCo Plan creditors approve the BrazilCo Plan, the Restructuring Plans may be objected to and may not be completed.
If the CoreCo Plan is approved at the creditor meetings for the CoreCo Plan and the BrazilCo Plan is approved at the creditor meeting for the BrazilCo Plan, it is possible for a person with an interest in the relevant Restructuring Plans (whether a Restructuring Plan creditor or otherwise) to lodge objections to the relevant Restructuring Plans with the High Court, and, if such objections have been lodged, to attend or be represented at the Restructuring Plans sanction hearing to make representations that the relevant Restructuring Plans should not be approved and/or to appeal against the granting of the sanction order. Therefore, there can be no assurance that objections will not be made at or before the sanction hearing, or that an appeal will not be made against the grant of the sanction order and that any such objections or appeal will not delay or possibly prevent the Restructuring Transaction.
Effectiveness of the Restructuring Plans requires the sanction of the High Court.
In order for the Restructuring Plans to become effective, they must receive the sanction of the High Court. The High Court will not sanction the Restructuring Plans unless it is satisfied that the correct procedures have been followed, the proposed arrangements are fair and that there are no other reasons why the Restructuring Plans should not be approved. There can be no assurance that the High Court will determine that the Restructuring Plans are fair or that the High Court will not conclude that there are other reasons why the Restructuring Plans should not be sanctioned. If the High Court does not exercise its discretion to sanction the Restructuring Plans, or sanctions either Restructuring Plans subject to conditions or amendments which: (i) the Company deems unacceptable; or (ii) would have (directly or indirectly) a material adverse effect on the interests of any Restructuring Plan creditor and such conditions or amendments are not approved by the Restructuring Plan creditors, the Restructuring Plans will not become effective and the Restructuring Transaction will not be implemented.
Availability of the Section 3(a)(10) exemption depends on High Court sanction of the Restructuring Plans.
The securities to be issued in the Restructuring Transaction are expected to be issued in reliance on the exemption from registration under the Securities Act provided by Section 3(a)(10). If the High Court does not sanction the Restructuring Plans, the Section 3(a)(10) exemption will not be available for those issuances.
Certain of the Company’s contracts may contain termination clauses which could be triggered by the Restructuring Plans.
The Company may be party to certain contracts that contain termination provisions which may be triggered by the Restructuring Plans. Certain of these material contracts might also be terminable as a result of insolvency-related events. There can be no assurance that the Company has identified all contracts material to its business with termination clauses that may be triggered by the Restructuring Plans or insolvency-related events. If the Company triggers such a termination clause in any of its material contracts (or in a number of contracts that, when looked at together, are material to its business) and a consent or waiver is not obtained from the relevant counterparty, such counterparty may terminate or threaten to terminate the contract, which could have a material adverse effect on the Company’s business, operating results, financial condition or prospects.
The Restructuring Plans may not be recognized or enforced in the United States or Mexico.

It is contemplated that the PlanCos will seek recognition of the Restructuring Plans under Chapter 15 of the U.S. Bankruptcy Code. However, there is a possibility that the U.S. Bankruptcy Court will not recognize the Restructuring Plans under Chapter 15 of the U.S. Bankruptcy Code. Notwithstanding the view expressed in the foreign expert opinion obtained by the PlanCos, if the U.S. Bankruptcy Court declines to issue the U.S. Chapter 15 recognition order, the Restructuring Plans may not be recognized or be enforceable against a Restructuring Plan creditor in the United States. In these circumstances, the Restructuring Plan creditors would not be prevented from trying to enforce their rights in the applicable courts, as they otherwise would be if the U.S. Chapter 15 recognition order were granted.
The PlanCos intend to obtain a foreign expert opinion that the Restructuring Plans will be recognized in Mexico. Notwithstanding the view expressed in the foreign expert opinion, the Restructuring Plans may not be recognized or be enforceable against a Restructuring Plan creditor in Mexico. In these circumstances, the Restructuring Plan creditors would not be prevented from trying to enforce their rights in the applicable courts.
Ongoing events of default subject to forbearance could result in the acceleration of substantially all of our indebtedness.
We are currently in default under the New 2029 Notes, Revolving Credit Agreement, the Term Loan A Credit Agreement, the Term Loan B Credit Agreement, the 2026 Notes, the 2029 Notes and certain intercompany debt. Such defaults are subject to forbearance under the RSA pursuant to which the lenders have agreed, subject to certain conditions, to refrain from exercising remedies with respect to specified defaults until termination of the RSA or the closing of the Restructuring Transaction. If the Restructuring Transaction is not consummated or the RSA is terminated, the applicable lenders or holders could accelerate the outstanding indebtedness under each of the foregoing debt instruments.
In addition, in March 2026, the Company entered into a forbearance agreement pursuant to which the lenders under the Letter of Credit Facility agreed not to exercise any remedies, subject to certain conditions, and to refrain from exercising remedies with respect to certain defaults until September 15, 2026. If the forbearance agreement is terminated, the lenders thereunder could accelerate the outstanding indebtedness. There can be no assurance that the lenders will agree to extend the forbearance period, waive existing or future defaults, or otherwise continue to refrain from exercising remedies. If the forbearance arrangement is terminated or not extended or if the Restructuring Transaction is not completed, the lenders could accelerate the outstanding indebtedness under the Letter of Credit Facility.
If our indebtedness under any of the foregoing facilities or agreements were accelerated, we would not have sufficient liquidity to repay such amounts, and we may be forced to seek additional waivers, amendments, or alternative restructuring transactions, including potentially commencing formal insolvency proceedings. Any of these outcomes could materially and adversely affect our business, financial condition, and results of operations
The separation of the Company into two independent entities as part of the Restructuring Transaction may result in operational, financial, tax and other risks, and there can be no assurance that the anticipated benefits of the separation will be realized.
If consummated, the Restructuring Transaction will result in a substantial reduction of the Company’s indebtedness, as well as the divestiture in full of BrazilCo, which holds the Company’s Brazil business. The loss of the Brazil business will materially reduce the Company’s asset base, revenue streams, and geographic diversification. As disclosed, the Brazil business includes major facilities such as the Barcarena Facility, the Barcarena Power Plant, and the PortoCem Power Plant, all of which are either operational or in advanced stages of development and are expected to generate substantial revenues under long-term contracts. Upon completion of the Restructuring Transaction, the Company will no longer own or consolidate the results of these businesses, which will have a material effect on our consolidated results of operations and financial condition. The planned separation, including the transfer of equity interests in certain subsidiaries to creditors or third parties, introduces significant operational, financial, and legal uncertainties. The divestiture of a core business may disrupt ongoing operations, result in the loss of key personnel, customers, or suppliers associated with the Brazil business, and require substantial management attention and resources to manage the transition. The Company may also face challenges in reallocating resources, restructuring remaining operations, and maintaining relationships with stakeholders who may perceive the Company as less diversified or less stable following the loss of a major business segment. There is no assurance that the separation will achieve its intended benefits, and the Company may face challenges in executing the separation efficiently or in a manner that preserves value for stakeholders. In addition, the Company may be exposed to additional risks related to the allocation of liabilities, potential disputes with creditors or counterparties, and the need to comply with regulatory and contractual obligations arising from the separation.
We have incurred, and may in the future incur, a significant amount of debt. The agreements governing our significant indebtedness place restrictions on us and our subsidiaries, reducing operational and financing flexibility and creating default risks.

On an ongoing basis, we engage with lenders and other financial institutions in an effort to improve our liquidity and capital resources. As of December 31, 2025, we had approximately $8.3 billion aggregate principal amount of indebtedness outstanding on a consolidated basis (which does not include any unconsolidated debt). The terms and conditions of our indebtedness, including the 2026 Legacy Notes Indenture, the 2029 Legacy Notes Indenture, certain intercompany credit agreements and existing credit agreements include restrictive covenants that may limit our ability to operate our business, to incur or refinance our debt, pay dividends or make distributions or make certain other restricted payments, create liens on our or our subsidiaries’ assets, sell or otherwise dispose of assets, engage in certain transactions, and require us to maintain certain financial ratios, among others, any of which may limit our ability to finance future operations and capital needs, react to changes in our business and in the economy generally, and to pursue business opportunities and activities.
Amendments and forbearances in connection with our Revolving Credit Agreement, Letter of Credit Facility, Term Loan B Credit Agreement, Term Loan A Credit Agreement, the 2029 New Notes Indenture and the Intercompany Credit Agreements have terms and conditions that impose additional restrictive covenants that further limit our ability to operate our business, to incur or refinance our debt, pay dividends or make distributions or make certain other restricted payments, create liens on our or our subsidiaries’ assets, sell or otherwise dispose of assets or engage in certain transactions.
The Company did not make certain interest and principal payments that were due during the fiscal quarters ended December 31, 2025 and March 31, 2026 under the 2029 New Notes, Term Loan A Credit Agreement, Term Loan B Credit Agreement, the Revolving Credit Agreement and the EB-5 Loan Agreement, resulting in events of default under these debt agreements. Additionally, the Company did not make interest and principal payments due in the fiscal quarter ended March 31, 2026 on the 2026 Legacy Notes and the 2029 Legacy Notes, which will result in events of default under each series of notes if not cured within 30 days. The defaults under the 2029 New Notes, Term Loan A Credit Agreement, Term Loan B Credit Agreement and the Revolving Credit Agreement are subject to forbearance under the RSA pursuant to which the lenders have agreed, subject to certain conditions, to refrain from exercising remedies with respect to specified defaults until termination of the RSA or the closing of the Restructuring Transaction. If the Restructuring Transaction is not consummated or the RSA is terminated, the lenders and noteholders have the right to accelerate the outstanding principal balance and all other amounts owing under the 2029 New Notes, the Term Loan A Credit Agreement, Term Loan B Credit Agreement, the Revolving Credit Agreement and other loan documents. If the lenders and noteholders exercise such right, substantially all of the Company’s other outstanding debt would become payable on demand. In addition, the administrative agent under the Revolving Credit Agreement has the ability to exercise remedies on the collateral.
On March 17, 2026, we entered into a RSA with certain of our key creditors, which contemplates a comprehensive restructuring of our principal funded debt obligations. There can be no assurance that the Restructuring Transaction will be completed on the terms described, on the anticipated timeline, or at all. See “—Our ability to continue as a going concern is dependent upon our ability to complete the Restructuring Transaction and delay capital expenditures” and “—We are subject to risks and uncertainties associated with the Restructuring Transaction, the Restructuring Plans and the RSA.” The failure to consummate the Restructuring Transaction as contemplated by the RSA, or the occurrence of additional events of default or cross-acceleration, would result in the Company being required or compelled to pursue alternative in-court restructuring initiatives to preserve value, which would have a material and adverse impact on stockholders and likely result in no recovery to stockholders.
Additionally, our Existing Credit Agreements and the intercompany loan agreements securing, directly or indirectly, the 2029 New Notes require proceeds of certain asset sales be used to pay down existing indebtedness, which may further limit our ability to operate our business and finance future operations and capital needs.
Our ability to service our existing and any future debt will depend on our performance and operations, which is subject to factors that are beyond our control and compliance with covenants in the agreements governing such debt. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to fund our day-to-day operations or to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations and other cash requirements, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to sell assets or operations, seek additional capital or restructure or refinance our operations or indebtedness. If we cannot make scheduled payments on our debt, we will be in default and, as a result, lenders under and holders of any of our existing and future indebtedness could declare all outstanding principal and interest to be due and payable, the lenders under our debt instruments could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing such borrowings and we could be forced into bankruptcy or liquidation. We may also incur additional debt to fund our business and strategic initiatives. If we incur additional debt and other obligations, the risks associated with our substantial leverage and the ability to service such debt would increase, which could have a material adverse effect on our business, results of operation and financial condition.

Despite our substantial level of indebtedness, we and our subsidiaries will be permitted to incur additional indebtedness in the future. This could further exacerbate the risks associated with our substantial indebtedness.
In addition, as our existing indebtedness matures, we may need to refinance that indebtedness with new indebtedness that may have a higher interest rate, which will increase our fixed costs. In accordance with the Restructuring Transaction, the Company will incur up to an aggregate amount of (i) $475 million of new term loans and $35 million (after giving effect to any original issue discount) of new term loans as a capital raise, each under the New CoreCo Credit Agreement and (ii) $400 million of new term loans under the FLNG 2 Credit Facility.
Although the instruments governing our indebtedness contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and the indebtedness incurred in compliance with these restrictions could be substantial. If we incur additional debt and other obligations, the risks associated with our substantial leverage and the ability to service such debt would increase, which could have a material adverse effect on our business, results of operation and financial condition. For example, the 2029 New Notes issued pursuant to the 2029 New Notes Indenture, issued in part to refinance our 6.750% Senior Secured Notes due 2025 (the “2025 Notes”), 2026 Legacy Notes and 2029 Legacy Notes, and in part to provide additional liquidity to the business, bear interest at a rate of 12.000% per annum, representing a significant increase in our annual interest expense, while also increasing our total aggregate principal amount of indebtedness outstanding.
The market price of our Common Stock may decline in the future as a result of the Restructuring Transaction, including owing to the substantial dilution thereof in the Proposed CoreCo Equity Issuances.
As part of the Restructuring Transaction contemplated by the RSA, certain creditors a substantial number of shares of Common Stock and of newly issued CoreCo Convertible Preferred Stock. On the Restructuring Effective Date, the Company will issue to certain existing lenders and noteholders shares of Common Stock representing 65% of the outstanding Common Stock as of the Restructuring Effective Date (giving effect to such issuance, but before giving effect to the NFE MIP or any conversion of the CoreCo Convertible Preferred Stock). If Proposal 5 is approved, the Company will also reserve for issuance under the NFE MIP a number of shares equal to 10% of the Common Stock outstanding as of the Restructuring Effective Date (giving effect to the issuance of the Common Stock on the Restructuring Effective Date and pursuant to the NFE MIP, but before giving effect to any conversion of the CoreCo Convertible Preferred Stock). Additionally, on the Restructuring Effective Date, the Company will (i) issue to certain creditors CoreCo Convertible Preferred Stock and (ii) reserve for issuance under the NFE MIP shares of CoreCo Convertible Preferred Stock, which together mandatorily converts after three years into a number of shares of Common Stock representing 87% of the Common Stock outstanding as of the Restructuring Effective Date (giving effect to the issuance and reservation of shares of Common Stock described above and the conversion in full of the CoreCo Convertible Preferred Stock.
Holders of CoreCo Convertible Preferred Stock will vote on an as-converted basis with the Common Stock during the first three years. These Proposed CoreCo Equity Issuances represent a dilution to holders of Common Stock of approximately 96%. See "Background of the Restructuring Transactions—Dilutive Effects of the Restructuring Transaction."
The holders of these newly issued shares may (subject to any contractual limitations, if applicable) seek to sell their shares. Other stockholders may also seek to sell shares held by them following, or in anticipation of, the completion of the Restructuring Transaction. Sales of substantial amounts of Common Stock in the public market, or the perception that these sales could occur, coupled with the increase in the outstanding number of shares of Common Stock relative to shares outstanding as of the date of this Proxy Statement, could cause the market price of our Common Stock to decline.
Acquisitions by third parties of the Company’s stock, including pursuant to the Proposed CoreCo Equity Issuances, may limit the Company’s ability to use some or all of its net operating loss carryforwards, capital loss carryforwards and disallowed business interest expense carryforwards in the future.
As of December 31, 2025, the Company had net operating loss carryforwards for U.S. federal income tax purposes of approximately $328 million. The Company also had disallowed business interest expense carryforwards of approximately $729 million. The Company did not have capital loss carryforwards but may recognize substantial capital losses in connection with the Restructuring.
Under Section 382 and Section 383 of the Code, a corporation that undergoes an “ownership change” may be subject to limitations on its ability to utilize its pre-change net operating loss carryforwards, capital loss carryforwards, disallowed business interest expense carryforwards and certain other tax attributes to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% stockholders, applying certain look-through and aggregation rules) increases by more than 50% over such stockholders’ lowest percentage ownership during the testing period (generally three years). It is expected that the Proposed CoreCo Equity Issuances will cause an ownership change, and it is possible that other acquisitions of the Company’s stock will cause an ownership change or increase the likelihood that the Company may undergo an ownership change for purposes of Section 382 and Section 383 of the Code in the future. In addition, the issuance of equity of the Company in exchange for the Company’s indebtedness pursuant to the Transactions, together with certain other Transactions, is expected to result in the realization by the Company of cancellation of indebtedness income, which, to the extent excluded from income for U.S. federal income tax purposes, could also or further limit the Company’s ability to utilize certain of its tax attributes. Limitations imposed on the Company’s ability to utilize net operating loss carryforwards, capital loss carryforwards, disallowed business interest expense carryforwards and other tax attributes could cause U.S. federal income taxes to be paid earlier than such taxes would be paid if such limitations were not in effect and could cause certain of such net operating loss carryforwards or capital loss carryforwards to expire unused, in each case reducing or eliminating the benefit of such net operating loss carryforwards, capital loss carryforwards, disallowed business interest expense carryforwards and other tax attributes, as applicable.
Risks Related to Our Common Stock
The market price and trading volume of our Common Stock has in the past and may continue to be volatile, which has subjected and may in the future subject us to securities class action litigation and could result in rapid and substantial losses for our stockholders.
The market price of our Common Stock has in the past and may continue to be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our Common Stock may fluctuate and cause significant price variations to occur. If the market price of our Common Stock declines significantly, you may be unable to resell your shares at or above your purchase price, if at all. The market price of our Common Stock may fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Common Stock include:

•a shift in our investor base;
•our quarterly or annual earnings, or those of other comparable companies; actual or anticipated fluctuations in our operating results;
•changes in accounting standards, policies, guidance, interpretations or principles; announcements by us or our competitors of significant investments, acquisitions or dispositions;
•the failure of securities analysts to cover our Common Stock;
•changes in earnings estimates by securities analysts or our ability to meet those estimates;
•the operating and share price performance of other comparable companies;
•overall market fluctuations;
•general economic conditions; and
•developments in the markets and market sectors in which we participate.
Stock markets in the United States have experienced extreme price and volume fluctuations. Market fluctuations, as well as general political and economic conditions such as acts of terrorism, prolonged economic uncertainty, changing trade policies and tariffs, and the related uncertainty thereof, including the imposition of and enforceability of new or additional tariffs, trade wars, barriers or restrictions, or threats of such actions, the potential for worsening economic conditions, economic downturn, a recession or interest rate or currency rate fluctuations, could adversely affect the market price of our Common Stock.
In addition, the completion of the Restructuring Transaction will result in significant dilution to existing holders of our Common Stock. Upon consummation of the Restructuring Transaction, all shares of our Common Stock outstanding immediately prior to the Restructuring Transaction will represent only 35% of the outstanding Common Stock of the Company, with the remaining 65% being held by creditors and other stakeholders following the restructuring. Furthermore, the mandatory conversion of the CoreCo Convertible Preferred Stock into Common Stock on the third anniversary of the Restructuring Effective Date into a number of shares of Common Stock representing 87% of the fully diluted Common Stock outstanding as of the closing of the Restructuring Transaction (after giving effect to the shares of the Company’s Common Stock to be issued on the Restructuring Effective Date and shares authorized under the Incentive Plan), will result in the issuance of additional shares, further diluting the ownership interests of existing stockholders. The potential for future issuances of Common Stock upon conversion of preferred equity or in connection with incentive plans may also increase the number of shares outstanding and place downward pressure on the market price of our Common Stock.
In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. We are currently subject to a putative securities class action complaint relating to a drop in our share price and could become involved in additional litigation of this type in the future if our share price is volatile for any reason. This type of litigation could result in reputational damage, substantial costs and a diversion of management’s attention and resources needed to successfully run our business.

Prior to the consummation of the Restructuring Transaction, a small number of our original investors have the ability to direct the voting of a significant amount of our Common Stock, and their interests may conflict with those of our other stockholders.
As of December 31, 2025, affiliates of certain entities controlled by Wesley R. Edens, Randal A. Nardone and affiliates of Fortress Investment Group LLC (“Founder Entities”) owned an aggregate of approximately 92,530,509 shares of Common Stock, representing approximately 32.8% of our voting power, and affiliates of Energy Transition Holdings LLC, party to the Shareholders’ Agreement, own an aggregate of approximately 25,559,846 shares of our Common Stock, representing approximately 9.0% of the voting power of our Common Stock. The beneficial ownership of almost 50% of our voting stock means affiliates of the Founder Entities and Energy Transition Holdings LLC are able to have significant influence over matters requiring stockholder approval, including the election of directors, changes to our organizational documents and significant corporate transactions. This concentration of ownership makes it unlikely that any other holder or group of holders of our Common Stock will be able to affect the way we are managed or the direction of our business. The interests of these parties with respect to matters potentially or actually involving or affecting us, such as future acquisitions, financings and other corporate opportunities and attempts to acquire us, may conflict with the interests of our other stockholders, including holders of the Common Stock.
Given this concentrated ownership, the affiliates of the Founder Entities and Energy Transition Holdings LLC would have significant influence over any potential acquisition of us. The existence of a significant stockholder may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in the best interests of our company. Moreover, the concentration of stock ownership with affiliates of the Founder Entities and Energy Transition Holdings LLC may adversely affect the trading price of our securities, including our Common Stock, to the extent investors perceive a disadvantage in owning securities of a company with a significant stockholder.
Furthermore, New Fortress Energy Holdings has assigned, pursuant to the terms of the Shareholders’ Agreement, to the Founder Entities, New Fortress Energy Holdings’ right to designate a certain number of individuals to be nominated for election to our Board of Directors so long as its assignees collectively beneficially own at least 5% of the outstanding Common Stock. The Shareholders’ Agreement provides that the parties to the Shareholders’ Agreement (including certain former members of New Fortress Energy Holdings) shall vote their stock in favor of such nominees. In addition, our Certificate of Incorporation provides the Founder Entities the right to approve certain material transactions so long as the Founder Entities and their affiliates collectively, directly or indirectly, own at least 30% of the outstanding Common Stock.
Future sales and issuances of our Common Stock, securities convertible or exchangeable into our Common Stock or rights to purchase our Common Stock could result in additional dilution of the percentage ownership of our stockholders and may cause our share price to fall.
To raise capital, we may sell substantial amounts of Common Stock or securities convertible into or exchangeable for Common Stock. These future issuances of Common Stock or Common Stock-related securities to purchase Common Stock, together with the exercise of outstanding restricted stock units and any additional shares issued in connection with other transactions, if any, may result in material dilution to our investors. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to those of holders of our Common Stock. In particular, the completion of the Restructuring Transaction, and the consummation of the Proposed CoreCo Equity Issuances contemplated thereby, will result in dilution to existing holders of Common Stock of up to 96%. These holders may seek to sell their shares. Other stockholders may also seek to sell shares held by them following, or in anticipation of, the completion of the Restructuring Transaction. Sales of substantial amounts of Common Stock in the public market, or the perception that these sales could occur, coupled with the increase in the outstanding number of shares of Common Stock, could cause the market price of our Common Stock to decline.
Our Certificate of Incorporation and By-Laws, as well as Delaware law, contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our Common Stock and could deprive our investors of the opportunity to receive a premium for their Common Stock.
Our Certificate of Incorporation and By-Laws authorize our Board of Directors to issue preferred stock (including the Series B Convertible Preferred Stock) without stockholder approval in one or more series, designate the number of stock constituting any series, and fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. If our Board of Directors elects to issue preferred stock, it could be more difficult for a third party to acquire us. In addition, some provisions of our Certificate of Incorporation and By-Laws could make it more difficult for a third party to acquire control of us, even if the change of control would be beneficial to our security holders. These provisions include:

•dividing our Board of Directors into three classes of directors, with each class serving staggered three-year terms;
•providing that any vacancies may, except as otherwise required by law, or, if applicable, the rights of holders of a series of preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (provided that vacancies that results from newly created directors requires a quorum);
•permitting special meetings of our stockholders to be called only by (i) the chairman of our Board of Directors, (ii) a majority of our Board of Directors, or (iii) a committee of our Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings;
•prohibiting cumulative voting in the election of directors; and
•establishing advance notice provisions for stockholder proposals and nominations for elections to the Board of Directors to be acted upon at meetings of the stockholders; and providing that the Board of Directors is expressly authorized to adopt, or to alter or repeal certain provisions of our organizational documents to the extent permitted by law.
Additionally, our Certificate of Incorporation provides that we have opted out of Section 203 of the Delaware General Corporation Law. However, our Certificate of Incorporation includes a similar provision, which, subject to certain exceptions, prohibits us from engaging in a business combination with an “interested stockholder,” unless the business combination is approved in a prescribed manner. Subject to certain exceptions, an “interested stockholder” means any person who, together with that person’s affiliates and associates, owns 15% or more of our outstanding voting stock or an affiliate or associate of ours who owned 15% or more of our outstanding voting stock at any time within the previous three years, but shall not include any person who acquired such stock from the Founder Entities or Energy Transition Holdings LLC (except in the context of a public offering) or any person whose ownership of stock in excess of 15% of our outstanding voting stock is the result of any action taken solely by us. Our Certificate of Incorporation provides that the Founder Entities and Energy Transition Holdings LLC and any of their respective direct or indirect transferees, and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.
Our By-Laws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.
Our By-Laws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is, to the fullest extent permitted by applicable law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers or employees arising pursuant to any provision of our organizational documents or the Delaware General Corporation Law, or (iv) any action asserting a claim against us or any of our directors, officers or employees that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in our stock will be deemed to have notice of, and consented to, the provisions described in the preceding sentence. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it considers more likely to be favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our organizational documents inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, results of operations or prospects.
The declaration and payment of dividends to holders of our Common Stock is at the discretion of our Board of Directors and we do not expect to pay dividends for the foreseeable future.
We do not expect to pay dividends for the foreseeable future. Any future declaration and payment of dividends to holders of our Common Stock will be at the discretion of our Board of Directors in accordance with applicable law and significant restrictions imposed by our debt agreements, and after taking into account various factors, including actual results of operations, liquidity and financial condition, net cash provided by operating activities, restrictions imposed by applicable law, restrictions imposed by our debt agreements, our taxable income, our operating expenses and other factors our Board of Directors deem relevant. Because we are a holding company and have no direct operations, we will only be able to pay dividends in the future from our available cash on hand and any funds we receive from our subsidiaries and our ability to receive distributions from our subsidiaries may be limited by the financing agreements to which they are subject.
The incurrence or issuance of debt which ranks senior to our Common Stock upon our liquidation and future issuances of equity or equity-related securities, which would dilute the holdings of our existing stockholders and may be senior to our Common Stock for the purposes of making distributions, periodically or upon liquidation, may negatively affect the market price of our Common Stock.

We have incurred and may in the future incur or issue debt or issue equity or equity-related securities to finance our operations, acquisitions or investments. Any future incurrence or issuance of debt would increase our interest cost and could adversely affect our results of operations and cash flows. We are not required to offer any additional equity securities to existing stockholders on a preemptive basis. Therefore, additional issuances of Common Stock, whether directly, through convertible securities, or exchangeable securities (including limited partnership interests in our operating partnership), warrants or options, will dilute the holdings of our existing stockholders and such issuances, or the perception of such issuances, may reduce the market price of our Common Stock. Any preferred stock issued by us would likely have a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to stockholders. Because our decision to incur or issue additional debt or equity or equity-related securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Thus, stockholders bear the risk that our future incurrence or issuance of debt or issuance of equity or equity-related securities will adversely affect the market price of our Common Stock.
Sales or issuances of our Common Stock could adversely affect the market price of our Common Stock.
Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, including in connection with the Proposed CoreCo Equity Issuances in the Restructuring Transaction, could adversely affect the market price of our Common Stock. The issuance of our Common Stock in connection with property, portfolio or business acquisitions or the exercise of outstanding options or otherwise could also have an adverse effect on the market price of our Common Stock.
An active, liquid and orderly trading market for our Common Stock may not be maintained and the price of our Common Stock may fluctuate significantly.
An active, liquid and orderly trading market for our Common Stock may not be maintained. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Common Stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Common Stock, you could lose a substantial part or all of your investment in our Common Stock.
We may be unable to maintain the listing of our Common Stock on the Nasdaq stock market or another national securities exchange.
Although our Common Stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. As previously disclosed, on May 1, 2026, we received written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq notifying us that, based on the closing bid price of our Common Stock for the last 30 consecutive trading days, we no longer comply with the requirement to maintain a minimum bid price of $1.00 per share for a period of 30 consecutive trading days for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5450(a)(1) and Nasdaq Listing Rule 5810(c)(3)(A) (the "Minimum Bid Price Requirement"). The Notice has no immediate effect on the continued listing status of our Common Stock on Nasdaq.
Pursuant to the Nasdaq Listing Rules, we have been provided an initial compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of 10 consecutive trading days prior to October 28, 2026, and we must otherwise satisfy Nasdaq’s requirements for continued listing. If we do not regain compliance within the compliance period(s), including any extensions that may be granted by Nasdaq, the Common Stock will be subject to delisting. Our Common Stock may also be suspended or delisted if we violate Nasdaq’s listing requirements, or if we fail to meet other Nasdaq’s listing standards, or if our Board of Directors determines that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing.
Although we are taking definitive steps to regain compliance with the applicable rules, including seeking stockholder approval for the implementation of the Reverse Split (see "Proposal No. 3 Charter Amendment Proposals—Reason for Request for Stockholder Approval—Reverse Split"), there can be no assurance that we will be successful in our effort to regain compliance with the Nasdaq listing rules. A delisting of our Common Stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. The delisting of our Common Stock could significantly impair our ability to raise capital and the value of your investment.
In connection with the Restructuring Transaction, we will be issuing a significant number of new securities, including CoreCo Convertible Preferred Stock and additional shares of Common Stock, and will be effecting a corporate separation and other material changes to our capital structure. The consummation of the Restructuring Transaction is conditioned upon, among other things, stockholder approval of amendments to our Certificate of Incorporation to increase the number of authorized shares of Common Stock and to authorize a Reverse Split, as well as approval for the potential issuance of Common Stock exceeding 20% of the current outstanding shares to comply with Nasdaq rules. If we are unable to obtain the necessary stockholder approvals or fail to comply with Nasdaq’s continued listing requirements as a result of the Restructuring Transaction, including requirements related to minimum market capitalization, public float, or other corporate governance standards, our Common Stock could be subject to delisting.
Furthermore, the significant dilution of existing holders of our Common Stock and the potential for further dilution upon conversion of preferred equity or in connection with future incentive plans may adversely affect the market price and trading volume of our Common Stock, increasing the risk that we may not satisfy Nasdaq’s listing standards. If our Common Stock is delisted as a result of the Restructuring Transaction or any related factors, it could materially and adversely affect the liquidity, market price, and value of your investment, and could significantly impair our ability to access the capital markets.
We cannot assure you that the proposed Reverse Split will increase the price of the Common Stock and have the desired effect of maintaining compliance with Nasdaq’s Bid Price Rule or other continued listing standards of Nasdaq.
If the Reverse Split is implemented, the Board of Directors expects that it will increase the market price of the Common Stock so that we are able to maintain compliance with the Nasdaq’s Bid Price Rule. However, the effect of the Reverse Split upon the market price of the Common Stock cannot be predicted with any certainty. It is possible that (i) the per share price of the Common Stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of the Common Stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of the Common Stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of the Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, minimum number of shares that must be in the public float and the minimum market value of the public float.
The proposed Reverse Split may decrease the liquidity of the Common Stock.
The liquidity of the Common Stock may be harmed by the proposed Reverse Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.
The Reverse Split could make it harder to comply with certain Nasdaq listing requirements.
Following the effectiveness of any Reverse Split approved by the stockholders, current stockholders will hold fewer shares of the Common Stock, with such number of shares dependent on the specific ratio for the Reverse Split. For example, a “round-lot” stockholder owning an aggregate of 500 shares of the Common Stock prior to the Reverse Split would hold 10 shares of the Common Stock following the Reverse Split. This could ultimately lead to fewer round lot holders and jeopardize the Company’s ability to comply with Nasdaq’s listing requirements regarding round lot holders.
Because the number of authorized shares of our Common Stock will not be reduced proportionately, the Reverse Split will increase the Board of Directors’ ability to issue authorized and unissued shares without further stockholder action and could make a takeover proposal more difficult.
Because the number of authorized shares of our Common Stock will not be reduced proportionately, the Reverse Split will increase the Board of Directors’ ability to issue authorized and unissued shares without further stockholder action. Without taking into account the impact of the proposed Reverse Split, we already have a substantial number of authorized but unissued shares of stock, the issuance of which would be dilutive to our existing stockholders and may cause a decline in the trading price of the Common Stock. With respect to authorized but unissued and unreserved shares, we could also use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management. Other than the foregoing and as part of the Restructuring Transactions, there are no existing plans, arrangements or understandings relating to the issuance of any of the authorized, but unissued and unreserved shares, whether available as a result of the proposed Reverse Split or otherwise.
Our Common Stock will rank junior to the preferred equity interests issued as part of the Proposed Equity Issuances.

Our Common Stock will rank junior to the CoreCo Convertible Preferred Stock with respect to the payment of dividends, and to the CoreCo Convertible Preferred Stock and the FLNG 2 Preferred Interests with respect to amounts payable in the event of liquidation, winding-up or dissolution of CoreCo and FLNG 2, respectively. This means that, unless accumulated dividends have been paid or set aside for payment on all our outstanding CoreCo Convertible Preferred Stock through the most recently completed dividend period, no dividends may be declared or paid on our Common Stock subject to limited exceptions. Likewise, in the event of the voluntary or involuntary liquidation, winding-up or dissolution of CoreCo or FLNG 2, no distribution of assets may be made to holders of our Common Stock until we have paid to holders of the CoreCo Convertible Preferred Stock and the FLNG 2 Preferred Interests, as applicable, a liquidation preference equal to $1,000 per share, plus accumulated and unpaid dividends, as applicable.
Risks Relating to Ownership of the CoreCo Convertible Preferred Stock
Holders will bear the risk of a decline in the market price of our Common Stock between the issue date of the CoreCo Convertible Preferred Stock and the Mandatory Conversion Date.
The number of shares of our Common Stock that a holder will receive upon mandatory conversion of the CoreCo Convertible Preferred Stock is fixed (subject to customary anti-dilution adjustments). If the share price of our Common Stock is less than the quotient of $1,000 divided by the Conversion Rate on the Mandatory Conversion Date, holders of CoreCo Convertible Preferred Stock will effectively be paying more for shares of Common Stock than the market price on the Mandatory Conversion Date and receive fewer shares of our Common Stock than if the Conversion Rate depended on the market price of our Common Stock on the Mandatory Conversion Date. Accordingly, a holder will bear the risk of a decline in the market price of our Common Stock. Any such decline could be substantial.
Sales or issuances of our Common Stock in the public market, or the perception that these sales or issuances may occur, or the conversion or redemption of the CoreCo Convertible Preferred Stock, could affect the market price of the CoreCo Convertible Preferred Stock.
Sales or issuances of substantial amounts of our Common Stock or other securities convertible or exchangeable into shares of our Common Stock, including securities issued in connection with the Restructuring Transaction, in the public market or the conversion or redemption of the CoreCo Convertible Preferred Stock, could cause the market price of the CoreCo Convertible Preferred Stock or our Common Stock to decline. See "—Risks Related to our Common Stock—Future sales and issuances of our Common Stock, securities convertible or exchangeable into our Common Stock or rights to purchase our Common Stock could result in additional dilution of the percentage ownership of our stockholders and may cause our share price to fall.” and "—Risks Related to our Common Stock—Sales or issuances of our Common Stock could adversely affect the market price of our Common Stock”.
Regulatory actions may adversely affect the trading price and liquidity of the CoreCo Convertible Preferred Stock.
Owners of the CoreCo Convertible Preferred Stock who employ, or seek to employ, a convertible arbitrage strategy with respect to the CoreCo Convertible Preferred Stock may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the CoreCo Convertible Preferred Stock to conduct a convertible arbitrage strategy with respect to the CoreCo Convertible Preferred Stock. This could, in turn, adversely affect the trading price and liquidity of the CoreCo Convertible Preferred Stock.
The Liquidation Preference may not adequately compensate a holder for the loss as a result of early conversion upon a Liquidation Event.
If a Liquidation Event occurs prior to the Mandatory Conversion Date (subject to the rights of certain creditors of CoreCo), holders of CoreCo Convertible Preferred Stock will be entitled to receive payment of the Liquidation Preference, plus accrued and unpaid dividends not otherwise included in the Liquidation Preference. The Liquidation Preference will be determined as described in “Background of the Restructuring Transaction Proposals—Summary of the CoreCo Convertible Preferred Stock—Liquidation Preference.” Payment of the Liquidation Preference may not fully compensate holders for any loss suffered in connection with a Liquidation Event. In addition, the agreements governing any of our and existing or future indebtedness may limit our ability to pay cash to holders upon a Liquidation Event unless we can repay or refinance the amounts outstanding under such agreements.
The Conversion Rate of the CoreCo Convertible Preferred Stock is fixed and may not be adjusted for all dilutive events that may adversely affect the market price of the CoreCo Convertible Preferred Stock or the Common Stock issuable upon conversion of the CoreCo Convertible Preferred Stock.

The Conversion Rate of the CoreCo Convertible Preferred Stock is subject to adjustment only for the issuance of certain stock dividends on our Common Stock, subdivisions or combinations of our Common Stock or the issuance of certain equity interests as described under “Background of the Restructuring Transaction Proposals—Summary of the CoreCo Convertible Preferred Stock—Conversion Rate Adjustments.” Subject to certain requirements, the Company may also voluntarily increase the Conversion Rate if such increase is in the Company’s best interest or to avoids or diminishes any income tax imposed on holders of our Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares of Common Stock or any similar event as described under “Background of the Restructuring Transaction Proposals—Summary of the CoreCo Convertible Preferred Stock—Conversion Rate Adjustments—Voluntary Conversion Rate Increases.” However, other events, such as employee and director grants that are settled in Common Stock and option grants or offerings of our Common Stock or securities convertible into shares of our Common Stock (other than those set forth in “Background of the Restructuring Transaction Proposals—Summary of the CoreCo Convertible Preferred Stock—Conversion Rate Adjustments”) for cash or in connection with acquisitions, or third-party tender or exchange offers, which may adversely affect the market price of our Common Stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our Common Stock, it may also adversely affect the market price of the CoreCo Convertible Preferred Stock. In addition, the terms of the CoreCo Convertible Preferred Stock do not restrict our ability to offer Common Stock or securities convertible into Common Stock in the future or to engage in other transactions that could dilute our Common Stock. We have no obligation to consider the specific interests of the holders of the CoreCo Convertible Preferred Stock in engaging in any such offering or transaction.
Holders of the CoreCo Convertible Preferred Stock may be adversely affected upon the issuance of a new series of preferred stock ranking senior or equally with the CoreCo Convertible Preferred Stock.
Our Certificate of Incorporation authorizes our Board, without the approval of our stockholders, to issue up to 200,000,000 shares of our preferred stock (including the CoreCo Convertible Preferred Stock), subject to limitations prescribed by applicable law, rules and regulations and the provisions of our Certificate of Incorporation, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. With the consent of at least two-thirds in voting power of the outstanding shares of the CoreCo Convertible Preferred Stock, these additional series of preferred stock may be on parity with or senior to, the CoreCo Convertible Preferred Stock, which may reduce its value.
The CoreCo Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities and shares of capital stock, and may rank junior to future classes or series of our capital stock.
In the event of a bankruptcy, liquidation, dissolution or winding-up, our assets will be available to pay obligations on the CoreCo Convertible Preferred Stock only after all of our consolidated liabilities have been paid. In addition, the CoreCo Convertible Preferred Stock will rank (i) structurally junior to all existing and future liabilities and shares of capital stock of our subsidiaries, including the FLNG 2 Preferred and FLNG 2 Term Loans and (ii) junior to each class or series of our capital stock established after the issue date the terms of which expressly provide that such class or series will rank senior to the CoreCo Convertible Preferred Stock with respect to dividends and distributions of assets upon liquidation, dissolution or winding up of the Company or certain other events. Holders rights to participate in the assets of our subsidiaries upon any bankruptcy, liquidation, dissolution or winding up of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors. In the event of a bankruptcy, liquidation, dissolution or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the CoreCo Convertible Preferred Stock then outstanding. As of December 31, 2025, we had approximately $8.4 billion aggregate principal amount of indebtedness outstanding on a consolidated basis (which does not include any unconsolidated debt).
We do not expect to pay cash dividends on the CoreCo Convertible Preferred Stock for the foreseeable future.
We do not expect to pay dividends for the foreseeable future. Any future declaration and payment of dividends to holders of the CoreCo Convertible Preferred Stock will be at the discretion of our Board of Directors in accordance with applicable law and significant restrictions imposed by our debt agreements, and after taking into account various factors, including actual results of operations, liquidity and financial condition, net cash provided by operating activities, restrictions imposed by applicable law, restrictions imposed by our debt agreements, our taxable income, our operating expenses and other factors our Board of Directors deem relevant. Because we are a holding company and have no direct operations, we will only be able to pay dividends in the future from our available cash on hand and any funds we receive from our subsidiaries and our ability to receive distributions from our subsidiaries may be limited by the financing agreements to which they are subject.
Holders may be subject to tax upon an adjustment to the Conversion Rate of the CoreCo Convertible Preferred Stock or upon a distribution paid in shares of our Common Stock even though holders do not receive a corresponding cash distribution.

The Conversion Rate of the CoreCo Convertible Preferred Stock is subject to anti-dilution adjustment in certain circumstances. If and to the extent that certain adjustments to the Conversion Rate increase the proportionate interest of a holder in our assets or earnings and profits, such holder may be treated as having received a deemed distribution includable in income as a dividend without a corresponding receipt of any cash or property. In addition, we may make distributions to holders of the CoreCo Convertible Preferred Stock that are paid in shares of our Common Stock, and any such distribution is expected to be taxable for U.S. federal income tax purposes in the same manner as a cash distribution of the same amount. In these circumstances and possibly others, a holder of CoreCo Convertible Preferred Stock may be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense.
If you are a non-U.S. holder, any of these deemed dividends or distributions made in common stock generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be withheld from cash, shares of our Common Stock, or sales proceeds otherwise payable to you by the applicable withholding agent.
An active trading market for the CoreCo Convertible Preferred Stock does not exist and may not develop.
The CoreCo Convertible Preferred Stock is a new issue of securities with no established trading market. The liquidity of the trading market in the CoreCo Convertible Preferred Stock, and the market price quoted for the CoreCo Convertible Preferred Stock, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. While we intend to apply to list the CoreCo Convertible Preferred Stock on Nasdaq, if an active trading market does not develop or is not maintained, the market price and liquidity of the CoreCo Convertible Preferred Stock may be adversely affected. In that case, holders may not be able to sell their CoreCo Convertible Preferred Stock at a particular time or they may not be able to sell their CoreCo Convertible Preferred Stock at a favorable price. In addition, as shares of the CoreCo Convertible Preferred Stock are converted or redeemed, the liquidity of the CoreCo Convertible Preferred Stock that remains outstanding may decrease.
The market price and trading volume of our Common Stock may be volatile, which will directly affect the market price for the CoreCo Convertible Preferred Stock.
The market price of our Common Stock may be highly volatile and could be subject to wide fluctuations. See “Risks Related to our Common Stock—The market price and trading volume of our Common Stock has in the past and may continue to be volatile, which could result in rapid and substantial losses for our stockholders.” We expect that, generally, the market price of our Common Stock will significantly affect the market price of the CoreCo Convertible Preferred Stock. This may result in greater volatility in the market price of the CoreCo Convertible Preferred Stock than would be expected for nonconvertible preferred stock. In addition, we expect that the market price of the CoreCo Convertible Preferred Stock will be influenced by yield and interest rates in the capital markets, the time remaining to the CoreCo Conversion Date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the Conversion Rate. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the CoreCo Convertible Preferred Stock and our Common Stock. Any such arbitrage could, in turn, affect the market prices of our Common Stock and the CoreCo Convertible Preferred Stock. The market price of our Common Stock could also be affected by possible sales of our Common Stock by investors who view the CoreCo Convertible Preferred Stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our Common Stock. This trading activity could, in turn, affect the market price of the CoreCo Convertible Preferred Stock.
Risks Related to the FLNG 2 Preferred Equity
The FLNG 2 Preferred Interests represent perpetual equity interests in FLNG 2 Co, and holders of FLNG 2 Preferred Interests should not expect FLNG 2 Co to redeem any FLNG 2 Preferred Interests on any particular date.
The FLNG 2 Preferred Interests are a perpetual equity securities. This means that they have no maturity or mandatory redemption date and are not redeemable at the option of holders. The FLNG 2 Preferred Equity may be redeemed by FLNG 2 at its option at any time and from time to time, in whole or in part, at a redemption price equal to $1,000 per Preferred Interest (unless holders of at least the majority interest in the FLNG 2 Preferred agree to a lesser amount). Any decision FLNG 2 Co may make at any time to redeem the FLNG 2 Preferred Interests will be determined by FLNG 2 in its sole discretion and depend upon, among other things, an evaluation of its capital position, the composition of its shareholders’ equity, its outstanding indebtedness and general market conditions at that time.
The FLNG 2 Preferred Interests will rank junior to all of FLNG 2 Co and its subsidiaries’ liabilities.

In the event of a bankruptcy, liquidation, dissolution or winding-up, the assets of FLNG 2 Co will be available to pay obligations on the FLNG 2 Preferred Interests only after all of FLNG 2 Co’s liabilities have been paid. In addition, the FLNG 2 Preferred Interests will rank structurally junior to all existing and future liabilities of FLNG 2’s subsidiaries. Holders of FLNG 2 Preferred Interests right to participate in the assets of FLNG 2 Co's subsidiaries upon any bankruptcy, liquidation, dissolution or winding up of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors. In the event of a bankruptcy, liquidation, dissolution or winding-up, there may not be sufficient assets remaining, after paying FLNG 2 Co and its subsidiaries’ liabilities, to pay amounts due on any or all of the FLNG 2 Preferred Interests then outstanding. After the consummation of the Restructuring Transaction, FLNG 2 Co expects to have $400 million in indebtedness under the FLNG 2 Term Loans.
FLNG 2 Co does not expect to pay cash distributions on the FLNG 2 Preferred Interests for the foreseeable future.
FLNG 2 Co does not expect to pay distributions for the foreseeable future. Any future declaration and payment of distributions to holders of the FLNG 2 Preferred Interests will be at the discretion of FLNG 2 in accordance with applicable law and significant restrictions imposed by its debt and operational agreements, and after taking into account various factors, including actual results of operations, liquidity and financial condition, net cash provided by operating activities, restrictions imposed by applicable law, restrictions imposed by FLNG 2 Co's debt agreements, including the FLNG 2 Term Loans, its taxable income, its operating expenses and other factors FLNG 2 Co deems relevant.
An active trading market for the FLNG 2 Preferred Interests does not exist and may not develop.
The FLNG 2 Preferred Interests represent a new issue of securities with no established trading market. The liquidity of the trading market in the FLNG 2 Preferred Interests, and the market price quoted for the FLNG 2 Preferred Interests, may be adversely affected by changes in the overall market for this type of security and by changes in FLNG 2 Co's financial performance or prospects or in the prospects for companies in our industry generally. FLNG 2 Co does not intend to apply to list the FLNG 2 Preferred Interests on any securities exchange. If an active trading market does not develop or is not maintained, the market price and liquidity of the FLNG 2 Preferred Interests may be adversely affected. In that case holders may not be able to sell their FLNG 2 Preferred Interests at a particular time or they may not be able to sell their FLNG 2 Preferred Interests at a favorable price. In addition, as the FLNG 2 Preferred Interests are redeemed, the liquidity of the FLNG 2 Preferred that remains outstanding may decrease.
The terms of the FLNG 2 Preferred Interests do not limit FLNG 2 Co's ability to incur indebtedness or other liabilities.
The terms of the FLNG 2 Preferred Interests will not limit FLNG 2 Co’s ability to incur indebtedness or other liabilities. As a result, FLNG 2 Co and its subsidiaries may incur indebtedness or other liabilities that will rank senior to the FLNG 2 Preferred Interests. The incurrence of indebtedness or other liabilities that will rank senior to the FLNG 2 Preferred Interests may reduce the amount available for distributions and the amount recoverable by holders of the FLNG 2 Preferred Interests in the event of FLNG 2 Co’s liquidation, dissolution or winding-up.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS
FOR 2027 ANNUAL MEETING
Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the Proxy Statement for the 2027 annual meeting of stockholders if they are received by the Company no later than December 31, 2026. However, if the 2027 annual meeting date is advanced or delayed by more than 30 days from the anniversary of this year’s meeting, to be timely a proposal by the stockholders must be received no later than a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals will need to comply with Rule 14a-8, which lists the requirements for inclusion of stockholder proposals in company-sponsored proxy materials. Any proposal should be directed to the attention of the Company’s Secretary at 111 W. 19th Street, 8th Floor, New York, New York 10011.
In order for a stockholder proposal, including proposals regarding director nominees, submitted outside of Rule 14a-8 to be considered at any annual meeting of stockholders, our Bylaws require that such proposal be made by an eligible stockholder who has delivered a timely notice to the Secretary of the Company at our principal executive offices and otherwise meets the information and procedural requirements prescribed by our Bylaws. Subject to certain exceptions, in order for a proposal relating to business to be conducted at our 2027 annual meeting of stockholders to be “timely” under the Bylaws, it must be received by the Secretary of the Company at our principal executive office no earlier than December 31, 2026 and no later than January 30, 2027. However, if the 2027 meeting is called for on a date that is more than 30 days before or after June 17, 2027, for a stockholder’s notice to be timely, it must be received no later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is first made by the Company. All director nominations and stockholder proposals, other than stockholder proposals made pursuant to Rule 14a-8, must comply with the requirements of our Bylaws, or they may be excluded from consideration at the meeting. In addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by June 17, 2027.

OTHER MATTERS
The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION
We file annual, quarterly and current reports, Proxy Statements and other information with the SEC, which are available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.newfortressenergy.com. Such information will also be furnished upon written request to New Fortress Energy Inc., 111 W. 19th Street, 8th Floor, New York, New York 10011, Attention: Investor Relations.
The SEC has adopted rules that permit companies and Intermediaries, such as brokers, to satisfy delivery requirements for proxy materials, including the annual report, Proxy Statement and Internet Notice, if applicable, with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to New Fortress Energy Inc. 111 W. 19th Street, 8th Floor, New York, New York 10011, Attention: Investor Relations or by contacting Investor Relations at ir@newfortressenergy.com, and we will deliver promptly a separate set of proxy materials.
Instead of receiving future copies of our proxy materials by mail, you can elect to receive an email that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and also will help preserve environmental resources.
Stockholders of Record. If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.
Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.
Your election to receive proxy materials by email will remain in effect until you terminate it.

By Order of the Board of Directors,

/s/ Kevin Sullivan
Kevin F. Sullivan
Secretary
New York, New York

ANNEX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NEW FORTRESS ENERGY INC.
[●], 2026

New Fortress Energy Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), hereby certifies as follows:
1.The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 3, 2020 under the name New Fortress Energy Inc. (as in effect immediately prior to the adoption and effectiveness hereof, the “Original Certificate of Incorporation”).
2.This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”), which amends and restates the Original Certificate of Incorporation, has been duly approved and adopted in accordance with Sections 242 and 245 of the DGCL and shall be effective as of [●], Eastern Time, on [●], 2026 (the “Effective Time”).
3.The Certificate of Designations of Series A Mandatorily Convertible Preferred Stock of the Corporation is attached hereto as Exhibit A (the “Convertible Preferred Stock Certificate of Designations”) and is hereby incorporated herein by reference in its entirety.
The Original Certificate of Incorporation is hereby amended and restated in its entirety as follows:
FIRST: The name of the Corporation is: New Fortress Energy Inc. The Corporation’s business may be conducted in accordance with applicable law under any other name or names, as determined by the Board of Directors of the Corporation (the “Board of Directors”). The words “Inc.,” “corporation,” or similar words or letters shall be included in the Corporation’s name where necessary for the purpose of complying with the DGCL. The Board of Directors may change the name of the Corporation at any time and from time to time in accordance with the DGCL and shall notify the Corporation’s stockholders of such change as required by the DGCL or other applicable law.
SECOND: The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Corporation in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Corporation shall be located at 111 W. 19th Street, 8th Floor, New York, New York 10011 or such other place as the Board of Directors may from time to time designate by notice to the stockholders. The Corporation may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.
THIRD: The purposes of the Corporation shall be to (a) promote, conduct or engage in, directly or indirectly, any lawful act or activity for which a corporation may be organized under the DGCL, (b) acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company or other entity, and, in connection therewith, to exercise all of the rights and powers conferred upon the Corporation with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes. The Corporation shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in this Article THIRD. The Corporation’s term shall be perpetual, unless and until it is dissolved in accordance with the provisions of the DGCL.
FOURTH: The total number of shares of capital stock that the Corporation shall be authorized to issue is 950 million shares (“Shares”), consisting of: (a) 750 million shares of Class A common stock (“Class A Shares”), each having a par value of one cent ($0.01), and (b) 200 million shares of preferred stock (“Preferred Shares”), each having a par value of one cent ($0.01). All Shares issued pursuant to, and in accordance with the requirements of, this Article FOURTH shall be validly issued, fully paid and nonassessable Shares in the Corporation, except to the extent otherwise provided in the DGCL or this Certificate of Incorporation (including the Convertible Preferred Stock Certificate of Designations and any other applicable Share Designation (as defined below)).
Subject to applicable law and the rights, if any, of holders of the Convertible Preferred Stock (as defined in the Convertible Preferred Stock Certificate of Designations) and any other Shares issued pursuant to any other applicable Share Designation, the Corporation may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any corporate purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) and on such terms and conditions as the Board of Directors shall determine in accordance with the DGCL, all without the approval of any stockholders to the extent permitted by applicable law. Each Share shall have the rights and be governed by the provisions set forth in this Certificate of Incorporation (including the Convertible Preferred Stock Certificate of Designations and any other applicable Share Designation). Except to the extent expressly provided in this Certificate of Incorporation (including the Convertible Preferred Stock Certificate of Designations or any other applicable Share Designation), no Shares shall entitle any stockholder to any preemptive, preferential or similar rights with respect to the issuance of Shares.
The Class A Shares shall entitle the Record Holders thereof to one vote per Share on any and all matters submitted for the consent or approval of stockholders generally. The voting rights with respect to the Convertible Preferred Stock are set forth in full in the Convertible Preferred Stock Certificate of Designations.
Subject to applicable law and the rights, if any, of holders of the Convertible Preferred Stock and any other Shares issued pursuant to any other applicable Share Designation, in addition to the Shares outstanding on the date hereof, and without the consent or approval of any stockholders to the extent permitted by applicable law, additional Shares may be issued by the Corporation in one or more classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares), as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors (each, a “Share Designation”), including, without limitation, (a) the right to share Corporation profits and losses or items thereof; (b) the right to share in Corporation distributions, the dates distributions will be payable and whether distributions with respect to such series or class will be cumulative or non-cumulative; (c) rights upon dissolution and liquidation of the Corporation; (d) whether, and the terms and conditions upon which, the Corporation may redeem such Shares; (e) whether such Shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, or any adjustments thereto, the date or dates on which, or the period or periods during which, the Shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made; (f) the terms and conditions upon which such Shares will be issued, evidenced by certificates and assigned or transferred; (g) the terms and amounts of any sinking fund provided for the purchase or redemption of Shares of the class or series; (h) whether there will be restrictions on the issuance of Shares of the same class or series or any other class or series; and (i) the right, if any, of the holder of each such Share to vote on Corporation matters, including matters relating to the relative rights, preferences and privileges of such Shares. Unless otherwise provided in the Convertible Preferred Stock Certificate of Designations or any other applicable Share Designation, the Board of Directors may at any time increase or decrease the amount of Preferred Shares of any class or series then outstanding, but not (a) below the number of Shares of Convertible Preferred Stock or any other class or series of Preferred Shares of such class or series then outstanding or (b) above the total number of authorized Convertible Preferred Stock (together with all other authorized Preferred Shares).
Upon the Effective Time and without any further action of the Corporation or any stockholder of the Corporation, each fifty (50) shares of Class A Shares issued and outstanding immediately prior to the Effective Time shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable Class A Share, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). As of the Effective Time, there are no longer any Shares designated as “Class B” Shares issued and outstanding. No fractional shares shall be issued at the Effective Time and, in lieu thereof, the stockholders who would otherwise be issued fractional shares will be entitled to receive from the Corporation’s transfer agent, upon receipt by the Corporation’s transfer agent of a properly completed and duly executed transmittal letter, cash (without interest or deduction) in an amount equal to the product obtained by multiplying (a) the closing price per share of the Class A Shares on the date of the Effective Time as reported on the Nasdaq Stock Market by (b) the fraction of the Class A Share that would otherwise be issued to such stockholder, in each case, after giving effect to the Reverse Stock Split. Each stock certificate or book-entry position that represented Class A Shares that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for the exchange, represent that number of whole shares of Class A Shares into which the Shares formerly represented by such certificate or book-entry position have been automatically reclassified and combined; provided, however, that each stockholder of record holding a certificate that represented shares of Class A Shares that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new book-entry position evidencing and representing the number of whole shares of Class A Shares after the Effective Time into which the Shares of Class A Shares formerly represented by such certificate shall have been reclassified and combined.

To the extent permitted by the DGCL, but subject to the rights, if any, of holders of the Convertible Preferred Stock and any other Shares issued pursuant to any other applicable Share Designation, the Board of Directors may, without the consent or approval of any stockholders, amend this Certificate of Incorporation and make any filings under the DGCL or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to reflect any Share Designation of Preferred Shares pursuant to this Article FOURTH.
FIFTH: Subject to the rights and preferences, if any, applicable to Preferred Shares or any series thereof, the holders of Class A Shares shall be entitled to receive ratably in proportion to the number of Class A Shares held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor. Each distribution in respect of a Class A Share shall be paid by the Corporation, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Class A Share as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Corporation’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.
SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:
(1)     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(2)     The Board of Directors shall consist of not fewer than three nor more than fifteen members, the exact number of which shall be determined from time to time by resolution adopted by a majority of the Board of Directors then in office. Each Director shall be elected to serve a term expiring at the next annual meeting of stockholders following such Director’s election and until such Director’s successor is duly elected or appointed and qualified, or until such Director’s earlier death, resignation, incapacity or removal in the manner herein provided. Directors need not be stockholders. The Directors shall be elected at the annual meeting of stockholders, except as provided in clause (3) of this Article SIXTH. Directors shall be elected by the majority of the votes cast affirmatively or negatively by stockholders of the issued and outstanding Voting Shares, which action may be taken without a meeting by written consent in accordance with Section 9 of Article II of the By-Laws (as defined below). Any Director or the whole Board of Directors may be removed, with or without cause, at any time, by the affirmative vote of holders of a Share Majority. The vacancy in the Board of Directors caused by any such removal shall be filled by the Board of Directors as provided in clause (3) of this Article SIXTH.
(3)    Unless otherwise required by law and subject to clause (2) of this Article SIXTH, any vacancy on the Board of Directors that results from newly created directorships resulting from any increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the remaining Directors then in office; provided that a quorum is present, and any other vacancies, including as a result of the resignation, removal (with or without cause), death or incapacity of a Director, may be filled by the affirmative vote of a majority of the remaining Directors then in office, though less than a quorum, or by the affirmative vote of a sole remaining Director. Any Director elected to fill a vacancy resulting from an increase in the authorized number of Directors on the Board of the Directors pursuant to the foregoing sentence shall have a term expiring at the next annual meeting of stockholders and until such Director’s successor is duly elected or appointed and qualified, or until such Director’s earlier death, resignation, incapacity or removal in the manner herein provided. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of such Director’s predecessor and until such Director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation, incapacity or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by the DGCL.
(4)    In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation (including the Convertible Preferred Stock Certificate of Designations and any other applicable Share Designation), and any by-laws of the Corporation (the “By-Laws”) adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the Directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.
EIGHTH: No Director or officer shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a Director or officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a Director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. All references in this Article EIGHTH to an “officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.
The Corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (each, a “Proceeding”), by reason of the Indemnified Person’s status as such, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a Person who has ceased to be an Indemnified Person and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for Proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any Indemnified Person (or his or her heirs, executors or personal or legal representatives) in connection with a Proceeding (or part thereof) initiated by such Person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of a written undertaking by or on behalf of the Indemnified Person receiving advancement to repay the amount advanced if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Corporation under this Article EIGHTH.
The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to Indemnified Persons.
The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any Person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested Directors or otherwise.
Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of an Indemnified Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
NINTH: The Corporation hereby renounces, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the Corporation in, or in being offered, an opportunity to participate in, any Business Opportunity. A “Business Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any Director of the Corporation who is not an employee of the Corporation or any of its Subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person solely in such Covered Person’s capacity as a Director of the Corporation. To the fullest extent permitted by law, the Corporation hereby waives any claim against a Covered Person, and agrees to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could limit any Covered Person from pursuing or engaging in any Business Opportunity. Directors shall have no obligation hereunder or as a result of any duty expressed or implied by law to present Business Opportunities to the Corporation that may become available to Affiliates of such Director. None of any Group Member, any stockholder or any other Person shall have any rights by virtue of a Director’s duties as a director, this Certificate of Incorporation or any Group Member Agreement in any business ventures of any Director.
TENTH: Unless otherwise required by law, special meetings of the stockholders may be called only by the Chairman of the Board or a majority of the Board of Directors or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings. No stockholders or group of stockholders, acting in its or their capacity as stockholders, shall have the right to call a special meeting of the stockholders.

ELEVENTH:
(1)     Except as provided in clauses (2) and (3) of this Article ELEVENTH and subject to the Convertible Preferred Stock Certificate of Designations and any other applicable Share Designation, the Board of Directors may amend any of the terms of this Certificate of Incorporation or the By-Laws but only in compliance with the terms, conditions and procedures set forth in this clause (1). If the Board of Directors desires to amend any provision of this Certificate of Incorporation or the By-Laws other than, with respect to the By-Laws, pursuant to Section 3 of Article X of the By-Laws, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then, to the extent required by the DGCL, (a) call a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment, (b) direct that the amendment proposed be considered at the next annual meeting of the stockholders or (c) seek the written consent of the stockholders. Amendments to this Certificate of Incorporation may be proposed only by or with the consent of the Board of Directors. Such special or annual meeting shall be called and held upon notice in accordance with the By-Laws. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable. At the meeting, a vote of stockholders entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a Share Majority, unless a greater percentage is required under this Certificate of Incorporation (including the Convertible Preferred Stock Certificate of Designations and any other applicable Share Designation), the By-Laws, applicable law or the rules and regulations of any securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading.
(2)    Notwithstanding clause (1) of this Article ELEVENTH, the affirmative vote of the holders of the issued and outstanding Voting Shares representing at least two-thirds of the total votes that may be cast by all the issued and outstanding Voting Shares in the election of Directors, voting together as a single class, shall be required to alter or amend any provision of this clause (2) or clause (3)(b) of this Article ELEVENTH.
(3)
(a)    Notwithstanding the provisions of clause (1) of this Article ELEVENTH, no provision of this Certificate of Incorporation or the By-Laws that establishes a percentage of Outstanding Voting Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote (including by written consent) of holders of Outstanding Voting Shares whose aggregate Outstanding Voting Shares constitute not less than the voting requirement sought to be reduced.
(b)    Notwithstanding the provisions of clause (1) of this Article ELEVENTH, but subject to the provisions of clause (2) of this Article ELEVENTH, no amendment to this Certificate of Incorporation or the By-Laws may (i) enlarge the obligations of any stockholder without its consent, unless such shall occur as a result of an amendment approved pursuant to clause (3)(c) of this Article ELEVENTH or (ii) change the term of the Corporation.
(c)    Without limitation of the Board of Directors’ authority to adopt amendments to this Certificate of Incorporation or the By-Laws without the approval of any stockholders as contemplated in clause (1) of this Article ELEVENTH, and notwithstanding the provisions of clause (1) of this Article ELEVENTH, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Shares in relation to other classes or series of Shares must be approved by the holders of a majority of the issued and outstanding shares of the class or series affected.
(d)     Without limitation of the Board of Directors’ authority to adopt amendments to this Certificate of Incorporation or the By-Laws without the approval of any stockholders as contemplated in clause (1) of this Article ELEVENTH, and notwithstanding the provisions of clause (1) of this Article ELEVENTH, holders of Class A Shares will not be entitled to vote on any amendment to this Certificate of Incorporation (including the Convertible Preferred Stock Certificate of Designations and any other applicable Share Designation) that relates solely to the terms of one or more outstanding series of Preferred Shares or other classes or series of Shares if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to this Certificate of Incorporation (including the Convertible Preferred Stock Certificate of Designations and any other applicable Share Designation) or pursuant to the DGCL.

TWELFTH: For purposes of this Certificate of Incorporation:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York.
“Company Group” means the Corporation and each Subsidiary of the Corporation.
“Director” means a member of the Board of Directors of the Corporation.
“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.
“Group Member” means a member of the Company Group.
“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Corporation, that is a limited liability company, the certificate of incorporation and by-laws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.
“Indemnified Person” means (a) any Person who is or was a Director or officer of the Corporation or its predecessor, (b) any Person who is or was serving at the request of the Corporation or its predecessor as an officer, director, member, manager, partner, fiduciary or trustee of another Person (including any Subsidiary); provided that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (c) any Person the Board of Directors designates as an “Indemnified Person” for purposes of this Certificate of Incorporation following the effectiveness of this Certificate of Incorporation.
“New Fortress Intermediate” means New Fortress Intermediate LLC, a Delaware limited liability company.
“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.
“Record Date” means the date established by the Board of Directors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of stockholders or entitled to exercise rights in respect of any lawful action of stockholders or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
“Record Holder” or “holder” means (a) with respect to any Class A Shares, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the books that the Corporation has caused to be kept as of the opening of business on such Business Day.
“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
“Share Majority” means a majority of the total votes that may be cast in the election of Directors by holders of all the issued and outstanding Voting Shares.
“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, (a) more than 50% of the (1) voting shares or other similar interests or (2) economic interest, (b) a sole general partner interest or managing member or similar interest of such Person, (c) the right to appoint a majority of the members of the governing body of such Person or (iv) the power affirmatively to direct the policies and management of such Person. For the avoidance of doubt, New Fortress Intermediate and its Subsidiaries shall be deemed to be Subsidiaries of the Corporation.
“transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or becomes a stockholder, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.
“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Corporation or one of its Affiliates) as shall be appointed from time to time by the Corporation to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Corporation shall act in such capacity.
“Voting Shares” means the Class A Shares, the Convertible Preferred Stock (on an as-converted basis as specified in the Convertible Preferred Stock Certificate of Designations) and any other class of Shares issued after the date of this Certificate of Incorporation in accordance with the terms hereof, the Convertible Preferred Stock Certificate of Designations, and any other applicable Share Designation that entitles the Record Holder thereof to vote on any matter submitted for consent or approval of stockholders.
* * * *
This Certificate of Incorporation shall become effective at
the Effective Time.
[The rest of this page is intentionally blank.]

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation, as of the date first written above.
NEW FORTRESS ENERGY INC.

Name: Kevin Sullivan
Title: Authorized Officer

Exhibit A

Certificate of Designations
Series A Mandatorily Convertible Preferred Stock
of New Fortress Energy Inc.

[See attached.]

ANNEX B

AMENDED AND RESTATED
BY-LAWS
OF
NEW FORTRESS ENERGY INC.
A Delaware Corporation

Effective [●], 2026

TABLE OF CONTENTS
Page
Section 1.1    Registered Office    1
Section 1.2    Other Offices    1
ARTICLE II

MEETINGS OF STOCKHOLDERS
Section 2.1    Place of Meetings    1
Section 2.2    Stockholder Actions    1
Section 2.3    Annual Meetings    1
Section 2.4    Special Meetings    2
Section 2.5    Notice    2
Section 2.6    Adjournments and Postponements    3
Section 2.7    Quorum    3
Section 2.8    Voting and Other Rights    3
Section 2.9    Proxies and Voting    4
Section 2.10    Consent of Stockholders in Lieu of Meeting    4
Section 2.11    List of Stockholders Entitled to Vote    5
Section 2.12    Record Date    5
Section 2.13    Stock Ledger    6
Section 2.14    Conduct of Meetings    6
Section 2.15    Inspectors of Election    6
Section 2.16    Nomination of Directors    6
Section 2.17    Notice of Stockholder Business and Nominations    6
ARTICLE III

DIRECTORS
Section 3.1    Duties and Powers    11
Section 3.2    Meetings    13
Section 3.3    Organization    13
Section 3.4    Chairman of the Board of Directors    13
Section 3.5    Resignations and Removals of Directors    14
Section 3.6    Quorum    14
Section 3.7    Actions of the Board by Written Consent    14
Section 3.8    Meetings by Means of Conference Telephone    15
Section 3.9    Committees    15
Section 3.10    Remuneration    16
Section 3.11    Interested Directors    16
ARTICLE IV

OFFICERS
Section 4.1    General    17
Section 4.2    Resignation and Removal    17
Section 4.3    Voting Securities Owned by the Corporation    17
Section 4.4    Chief Executive Officer    17
Section 4.5    Senior Officers    18
Section 4.6    Treasurer and Assistant Treasurer    18
Section 4.7    Secretary and Assistant Secretary    18
Section 4.8    Other Officers    19

ARTICLE V

STOCK
Section 5.1    Certificates    19
Section 5.2    Signatures    19
Section 5.3    Lost or Mutilated Certificates    20
Section 5.4    Transfer of Shares    20
Section 5.5    Settlement of Transactions    20
Section 5.6    Dividend Record Date    20
Section 5.7    Record Owners    21
Section 5.8    Splits and Combinations    21
ARTICLE VI

NOTICES
Section 6.1    Notices    21
Section 6.2    Waivers of Notice    22
ARTICLE VII

GENERAL PROVISIONS
Section 7.1    Disbursements    22
Section 7.2    Fiscal Year    22
Section 7.3    Corporate Seal    22
Section 7.4    Title to Corporation Assets    22
Section 7.5    Construction    23
Section 7.6    Formation    23
Section 7.7    Records and Accounting    23
Section 7.8    Reports    23
Section 7.9    Invalidity of Provisions    24
Section 7.10    Definitions    24
ARTICLE VIII

INDEMNIFICATION
Section 8.1    Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation    26
Section 8.2    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation    27
Section 8.3    Authorization of Indemnification    27
Section 8.4    Good Faith Defined    27
Section 8.5    Indemnification by a Court    28
Section 8.6    Expenses Payable in Advance    28
Section 8.7    Nonexclusivity of Indemnification and Advancement of Expenses    28
Section 8.8    Insurance    29
Section 8.9    Certain Definitions    29
Section 8.10    Survival of Indemnification and Advancement of Expenses    29
Section 8.11    Limitation on Indemnification    30
Section 8.12    Indemnification of Employees and Agents    30
Section 8.13    Indemnification with Respect to Employee Benefit Plans    30

ARTICLE IX

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES
Section 9.1    Forum for Adjudication of Certain Disputes    30
ARTICLE X

AMENDMENTS
Section 10.1    General    31
Section 10.2    Super-Majority Amendments    32
Section 10.3    Amendments to be Adopted Solely by the Board of Directors    32
Section 10.4    Amendment Requirements    33

AMENDED AND RESTATED BY-LAWS (the “By-Laws”)

OF

NEW FORTRESS ENERGY INC.

(hereinafter called the “Corporation”)
ARTICLE I

OFFICES
Section 1.1Registered Office
The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Corporation in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Corporation shall be located at 111 W. 19th Street, 8th Floor, New York, New York 10011 or such other place as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate by notice to the stockholders.
Section 1.2Other Offices
The Corporation may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1Place of Meetings
The Board of Directors shall designate the place of meeting for any annual meeting or for any special meeting of the stockholders. The Board may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 3.8 of Article III. If no designation is made, the place of meeting shall be the principal office of the Corporation.
Section 2.2Stockholder Actions
All acts of stockholders to be taken hereunder, or under the Certificate of Incorporation of the Corporation, as amended from time to time (including by any certificate of designation in respect of any series of Preferred Shares of the Corporation, collectively, the “Certificate of Incorporation”), the DGCL or otherwise, shall be taken in the manner provided in this Article II or, with respect to the rights of holders of any series of Preferred Shares then outstanding, as otherwise set forth in the applicable Share Designation (as defined in the Certificate of Incorporation).
Section 2.3Annual Meetings
An annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify. Subject to the provisions of the DGCL or if otherwise authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt in accordance with the DGCL, stockholders and proxyholders not physically present at a meeting of stockholders may by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting; provided that the Corporation shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, to provide such stockholders or proxyholders a reasonable opportunity to participate in the meeting and to record the votes or other action made by such stockholders or proxyholders. A failure to hold the annual meeting of the stockholders at the designated time or to elect a sufficient number of Directors to conduct the business of the Corporation shall not affect otherwise valid acts of the Corporation or work a forfeiture or dissolution of the Corporation. If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 18 months after the last annual meeting, the Court of Chancery of the State of Delaware (the “Court of Chancery”) may summarily order a meeting to be held upon the application of any stockholder or Director. The Court of Chancery may issue such orders as may be appropriate, including orders designating the time and place of such meeting, the record date for determination of stockholders entitled to vote, and the form of notice of such meeting.
Section 2.4Special Meetings
Unless otherwise required by law or by the Certificate of Incorporation, special meetings of the stockholders may be called only by the Chairman of the Board or a majority of the Board of Directors or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings. Unless otherwise required by applicable law or by the Certificate of Incorporation (including any Share Designation with respect to any Preferred Shares then outstanding), no stockholders or group of stockholders, acting in its or their capacity as stockholders, shall have the right to call a special meeting of the stockholders.
Section 2.5Notice
Notice, stating the place, day and hour of any annual or special meeting of the stockholders, as determined by the Board of Directors, and (a) in the case of a special meeting of the stockholders, the purpose or purposes for which the meeting is called, as determined by the Board of Directors if applicable, or (b) in the case of an annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders, shall be delivered by the Corporation not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with Article VI to each Record Holder, as of the applicable Record Date for such meeting, of Shares entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware law. The notice of any meeting of the stockholders at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of the stockholders. Any document enclosed with, annexed to, or appended to a notice shall be deemed part of such notice for purposes of determining whether notice was duly given.
Section 2.6Adjournments and Postponements
Any meeting of the stockholders may be adjourned or postponed by the chairman of such meeting or by the Board of Directors from time to time, without the need for approval thereof by the stockholders to reconvene or convene, respectively, at the same or some other place. When a meeting is adjourned or postponed to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in accordance with Section 222(a) of the DGCL. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new Record Date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the Record Date fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
Section 2.7Quorum
Unless otherwise required by the DGCL or other applicable law or the Certificate of Incorporation, at any meeting of the stockholders, the holders of a majority of the Outstanding Voting Shares of the class or classes or series for which a meeting has been called represented in person or by proxy shall constitute a quorum of such class or classes or series unless any such action by the stockholders requires approval by holders of a greater percentage of Outstanding Voting Shares, in which case the quorum shall be such greater percentage. The submission of matters to stockholders for approval and the election of Directors shall occur only at a meeting of the stockholders duly called and held in accordance with the Certificate of Incorporation and these By-Laws at which a quorum is present; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Voting Shares required under applicable law, the Certificate of Incorporation or these By-Laws. Any meeting of stockholders may be adjourned from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

Section 2.8Voting and Other Rights
Unless otherwise provided in the Certificate of Incorporation, each Outstanding Class A Share shall be entitled to one vote per Share on all matters submitted to stockholders for approval and in the election of Directors. All matters (including the election of Directors) submitted to stockholders for approval shall be determined by a majority of the votes cast affirmatively or negatively by stockholders holding Outstanding Voting Shares unless a greater percentage is required with respect to such matter under the DGCL, under the rules of any National Securities Exchange on which the Shares are listed or quoted for trading, or under the provisions of the Certificate of Incorporation (including any Share Designation) or these By-Laws, in which case the approval of stockholders holding Outstanding Voting Shares that in the aggregate represent at least such greater percentage shall be required. All elections of Directors will be by written ballots; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission; provided that any such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the stockholder or proxyholder. Only those Record Holders of Outstanding Voting Shares on the Record Date set pursuant to Section 2.12 of this Article II shall be entitled to notice of, and to vote at, a meeting of stockholders or to act with respect to matters as to which the holders of the Outstanding Voting Shares have the right to vote or to act. All references in these By-Laws to votes of, or other acts that may be taken by, the Outstanding Voting Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date. With respect to Outstanding Voting Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Voting Shares are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Voting Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Voting Shares in favor of, and at the direction of, the Person who is the beneficial owner, and the Corporation shall be entitled to assume it is so acting without further inquiry.
Section 2.9Proxies and Voting
On any matter that is to be voted on by stockholders, the stockholders may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Any such proxy shall be filed in accordance with the procedure established for the meeting. For purposes of these By-Laws, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication, email or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication, email or other reproduction shall be a complete reproduction of the entire original writing or transmission.
Section 2.10Consent of Stockholders in Lieu of Meeting
On any matter that is to be voted on, consented to or approved by stockholders, the stockholders may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing or in an electronic transmission, setting forth the action so taken, shall be signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote thereon were present and voted. A consent of the stockholders may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL.
Section 2.11List of Stockholders Entitled to Vote
The Corporation shall prepare, not later than the tenth (10th) day before each meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order, and show the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 2.12Record Date
(a)For purposes of determining the stockholders entitled to notice of or to vote at a meeting of the stockholders, the Board of Directors may set a Record Date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be less than 10 nor more than 60 days before the date of the meeting (subject to compliance with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are listed or quoted for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). If no Record Date is fixed by the Board of Directors, the Record Date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. A determination of Record Holders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned or postponed meeting.
(b)In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228(d) of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
Section 2.13Stock Ledger
The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by Section 2.11 of this Article II or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders. As used herein, the stock ledger of the Corporation shall refer to one or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of Shares registered in the name of each such stockholder, and all issuances and transfer of stock of the Corporation are recorded in accordance with Section 224 of the DGCL.
Section 2.14Conduct of Meetings
To the extent permitted by applicable law, the Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the stockholders, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article II, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Corporation maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law, the Certificate of Incorporation and these By-Laws as it may deem advisable concerning the conduct of any meeting of the stockholders, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.
Section 2.15Inspectors of Election
The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the Person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.
Section 2.16Nomination of Directors
Except to the extent otherwise provided in clause (3) of Article SIXTH of the Certificate of Incorporation with respect to vacancies or with respect to actions approved by written consent of the stockholders in accordance with Section 2.10 of Article II of these By-

Laws, only persons who are nominated in accordance with the procedures set forth in Section 2.17 of Article II of these By-Laws shall be eligible for election as Directors of the Corporation, except as may be otherwise provided in any Share Designation with respect to the right of stockholders of any class of Shares to nominate and elect a specified number of Directors in certain circumstances.
Section 2.17Notice of Stockholder Business and Nominations
(a)Subject to clause (3) of Article SIXTH of the Certificate of Incorporation and Article III of these By-Laws and the stockholders’ right to act by written consent pursuant to Section 2.10 of Article II of these By-Laws, nominations of Persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.5 of Article II of these By-Laws, (ii) by or at the direction of the Board of Directors, or (iii) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complied with the procedures set forth in paragraphs (b) or (c) of this Section 2.17 of Article II and who is a Record Holder of Outstanding Voting Shares at the time such notice is delivered to the Secretary of the Corporation.
(b)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.17(a)(iii) of Article II, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) such business must be a proper matter for stockholder action under the Certificate of Incorporation, these By-Laws and the DGCL and (iii) such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s Outstanding Shares required under the Certificate of Incorporation, these By-Laws or Delaware law to carry any such proposal, or, in the case of a nomination or nominations, have solicited proxies from holders of Shares in support of the election of any proposed nominee in accordance with the requirements of Rule 14a-19(a)(3) of the Exchange Act. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Corporation first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than thirty (30) days before or more than sixty (60) days after the anniversary of the previous year’s annual meeting, notice by the stockholders in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first made (which may be the date on which proxy materials for such meeting are first made publicly available, whether by mailing, by filing with the Commission or by posting on an internet web site). In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.17(b) of Article II. Such stockholder’s notice shall set forth: (A) as to each Person whom the stockholder proposes to nominate for election or reelection as a Director (1) the name, age, business address and residence address of such Person, (2) the principal occupation or employment of such Person, (3) the class or series and number of all Shares of the Corporation which are owned beneficially or of record by such Person and any Affiliates or Associates of such Person, (4) the name of each nominee holder of Shares of the Corporation owned beneficially but not of record by such Person or any Affiliates or Associates of such Person, and the number of such Shares of the Corporation held by each such nominee holder, (5) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Person or any Affiliates or Associates of such Person, with respect to Shares of the Corporation, (6) whether and the extent to which any other transaction, arrangement or understanding (including any short position or any borrowing or lending of Shares of the Corporation) has been made by or on behalf of such Person or any Affiliates or Associates of such Person, the effect or intent of any of the foregoing being to mitigate loss to or manage risk or benefit of the price changes of Shares of the Corporation for such Person or any Affiliates or Associates of such Person, or to increase or decrease the voting power or pecuniary or economic interest of such Person or any Affiliates or Associates of such Person with respect to Shares of the Corporation, (7) such Person’s written representation and agreement that such Person (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such Person, if elected as a Director, will act or vote on any issue or question, (II) is not and will not become party to any agreement, arrangement or understanding with any Person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation in such representation and agreement and (III) in such Person’s individual capacity, would be in compliance, if elected as a Director, with all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics and Share ownership and trading policies and guidelines of the Corporation, and (8) any other information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and a written questionnaire (which questionnaire shall be in the form provided by the Corporation upon written request) delivered to the Secretary of the Corporation with respect to the background and qualification of such Person to serve as a Director and the background of any other Person on whose behalf the nomination is being made, (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these By-Laws, the text of the proposed amendment), reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and each of their Affiliates and Associates, (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner or any Affiliates of such stockholder or beneficial owner, (2) the class or series and number of Shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, (3) the name of each nominee holder of Shares of the Corporation owned beneficially but not of record by such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, and the number of such Shares of the Corporation held by each such nominee holder, (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, with respect to Shares of the Corporation, (5) whether and the extent to which any other transaction, arrangement or understanding (including any short position or any borrowing or lending of Shares of the Corporation) has been made by or on behalf of such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, the effect or intent of any of the foregoing being to mitigate loss to or manage risk or benefit of the price changes of Shares of the Corporation for such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner with respect to Shares of the Corporation, (6) a description of (I) in the case of any nomination, all agreements, arrangements or understandings (whether written or oral) between such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, and any proposed nominee for election as a Director, or any Affiliates or Associates of such proposed nominee, (II) all agreements, arrangements or understandings (whether written or oral) between such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, and any other Person or Persons (including their names) pursuant to which the nomination(s) or other business proposal(s) are being made by such stockholder, or otherwise relating to the Corporation or their ownership of Shares of the Corporation and (III) any material interest of such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, in such nomination or other business proposal, including any anticipated benefit therefrom to such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, (7) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to nominate the Person named or propose the business described in its notice, (8) any other information relating to such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, and (9) whether such stockholder and such beneficial owner or any Affiliates of such stockholder or beneficial owner intend, in the case of a proposal, to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s Outstanding Voting Shares required under the Certificate of Incorporation, these By-Laws or Delaware law to carry the proposal or, in the case of a nomination or nominations, to solicit proxies from holders of Shares in support of the election of any proposed nominee in accordance with the requirements of Rule 14a-19(a)(3) of the Exchange Act. The Corporation may also require each proposed nominee to furnish any other information (x) that may reasonably be requested by the Corporation to determine whether such Person would be independent under the listing standards of any stock exchange applicable to the Corporation, any applicable rules of the Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors or (y) that could be material to a reasonable stockholder’s understanding of independence and suitability, or lack thereof, of such Person. If requested by the Corporation, any supplemental information required pursuant to the immediately preceding sentence shall be provided within five (5) Business Days after it has been requested by the Corporation.
(c)Notwithstanding anything in the second sentence of Section 2.17(b) of Article II to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least ninety (90) days prior to the anniversary of the date on which the Corporation first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of stockholders, then a stockholder’s notice required by this Section 2.17 of Article II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(d)Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.5 of this Article II. Subject to clause (3) of Article SIXTH of the Certificate of Incorporation, nominations of Persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors, or (ii) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complies with the procedures set forth in paragraph (b) of this Section 2.17 of Article II and who is a Record Holder of Outstanding Voting Shares at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of Persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by Section 2.17(b) of Article II for an annual meeting shall be delivered to the Secretary of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
(e)Except to the extent otherwise provided in clause (3) of Article SIXTH of the Certificate of Incorporation with respect to vacancies, and subject to the stockholders’ right to act by written consent pursuant to Section 2.10 of Article II of these By-Laws, only Persons who are nominated in accordance with the procedures set forth in this Section 2.17 of Article II shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.17 of Article II. Except as otherwise provided herein or required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.17 of Article II and, if any proposed nomination or business is not in compliance with this Section 2.17 of Article II, to declare that such defective proposal or nomination shall be disregarded.
(f)Notwithstanding the foregoing provisions of this Section 2.17 of Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.17 of Article II. Nothing in this Section 2.17 of Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(g)A stockholder providing notice of nomination or any other business proposed to be brought before any meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.17(b) of Article II or Section 2.17(c) of Article II, as applicable, shall be true and correct as of the Record Date for such meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Corporation not later than five (5) Business Days after the Record Date for such meeting. Any information provided pursuant to this Section 2.17(g) of Article II shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to Section 2.17(b) of Article II or Section 2.17(c) of Article II, as applicable, and shall not extend the time period for the delivery of notice pursuant to the provisions thereof. If a stockholder fails to provide any update in accordance with the foregoing provisions of this Section 2.17(g) of Article II, the information as to which such written update relates may be deemed not to have been provided in accordance with Section 2.17 of Article II.
(h)Notwithstanding anything herein to the contrary, if (i) any stockholder or any beneficial owner provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) such stockholder or beneficial owner (1) subsequently notifies the Corporation that such stockholder or beneficial owner no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (2) then fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies solicited for such proposed nominee (subject to applicable law). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five (5) Business Days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

ARTICLE III
DIRECTORS
Section 3.1Duties and Powers
Except as otherwise expressly provided in these By-Laws, the DGCL or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. As provided in Article IV, the Board of Directors shall have the power and authority to appoint Officers of the Corporation. No stockholder, by virtue of its status as such, shall have any management power over the business and affairs of the Corporation or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Corporation. Except as otherwise expressly provided in the DGCL or these By-Laws, in addition to the powers that now or hereafter can be granted to directors under the DGCL and to all other powers granted under any other provision of these By-Laws, the DGCL or the Certificate of Incorporation, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Corporation, to exercise all powers set forth in Article THIRD of the Certificate of Incorporation and to effectuate the purposes set forth in Article THIRD of the Certificate of Incorporation, including the following:
(a)the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;
(b)the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Corporation;

(c)the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Corporation or the merger or other combination of the Corporation with or into another Person (subject, however, to any prior approval of stockholders that may be required by the Certificate of Incorporation, these By-Laws or pursuant to applicable law);
(d)the use of the assets of the Corporation (including cash on hand) for any purpose consistent with the terms of the Certificate of Incorporation or these By-Laws, including the financing of the conduct of the operations of the Corporation and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Corporation and its Subsidiaries; and the making of capital contributions to any stockholder of the Corporation or any of its Subsidiaries;
(e)the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Corporation under contractual arrangements to all or particular assets of the Corporation);
(f)the declaration and payment of distributions of cash or other assets to stockholders;
(g)the selection and dismissal of officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;
(h)the maintenance of insurance for the benefit of the Company Group and the Indemnified Persons;
(i)the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;
(j)the control of any matters affecting the rights and obligations of the Corporation, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;
(k)the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(l)the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such exchange;
(m)the issuance, sale or other disposition, and the purchase or other acquisition, of Shares or options, rights, warrants or appreciation rights relating to Shares;
(n)the undertaking of any action in connection with the Corporation’s interest or participation in any Group Member;
(o)the registration of any offer, issuance, sale or resale of Shares or other securities issued or to be issued by the Corporation under the Securities Act and any other applicable securities laws (including any resale of Shares or other securities by stockholders or other securityholders); and
(p)the execution and delivery of agreements with Affiliates of the Corporation to render services to a Group Member.
Section 3.2Meetings
The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. The Board of Directors may, by resolution, provide the time and place (if any) for the holding of regular meetings without any other notice than such resolution. Unless otherwise determined by the Board of Directors, the Secretary of the Corporation shall act as Secretary at all regular meetings of the Board of Directors and in the Secretary’s absence a temporary Secretary shall be appointed by the chairman of the meeting. Special meetings of the Board of Directors may be called by the Chairman or any Co-Chairman of the Board, the Chief Executive Officer, or, upon a resolution adopted by the Board of Directors, by the Secretary on forty-eight (48) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
Section 3.3Organization
The Board of Directors may elect one of its members as Chairman of the Board (the “Chairman of the Board”), or two or more of its members as Co-Chairmen of the Board (each, a “Co-Chairman of the Board”). At each meeting of the Board of Directors, the

Chairman or any Co-Chairman of the Board or, in the absence of a Chairman or Co-Chairman of the Board, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 3.4Chairman of the Board of Directors
The Chairman of the Board (a) shall not be the Chief Executive Officer of the Corporation and (b) shall be independent under the listing standards of any National Securities Exchange on which the Shares are listed or quoted for trading, any applicable rules of the Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s Directors. If elected, the Chairman of the Board or any Co-Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and shall have such other powers and duties as designated in the Certificate of Incorporation and these By-Laws and as from time to time may be assigned to him, her or them by the Board of Directors.
Section 3.5Resignations and Removals of Directors
Any Director may resign as a member of the Board of Directors or any committee thereof at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Chairman or any Co-Chairman of the Board, if there be one, the Chief Executive Officer or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. In an uncontested election for Directors, any incumbent Director who fails to be reelected shall promptly submit an offer to resign from the Board of Directors, to be accepted or rejected by the Board of Directors. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of Preferred Shares then outstanding, any Director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of a Share Majority. Any Director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors. The vacancy in the Board of Directors caused by any such resignation or removal shall be filled by the Board of Directors as provided in clause (3) of Article SIXTH of the Certificate of Incorporation.
Section 3.6Quorum
Except as otherwise required by law, the Certificate of Incorporation, these By-Laws or the rules and regulations of any National Securities Exchange on which the Shares are listed or quoted for trading, (a) at all meetings of the Board of Directors, a majority of the then total number of Directors in office shall constitute a quorum for the transaction of business, (b) at all meetings of any committee of the Board of Directors, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum and (c) the act of a majority of the Directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.
Section 3.7Actions of the Board by Written Consent
Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if all the members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or writings or electronic transmission or transmissions. A consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person, whether or not then a Director, may provide, through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event) no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a Director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.
Section 3.8Meetings by Means of Conference Telephone

Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
Section 3.9Committees
The Board of Directors may, by resolution or resolutions passed by a majority of the then total number of members of the Board of Directors, designate one or more other committees consisting of one or more Directors of the Corporation, which, to the extent permitted by law and provided in such resolution or resolutions, shall have and may exercise, subject to the provisions of these By-Laws, the DGCL and the Certificate of Incorporation, the powers and authority of the Board of Directors granted hereunder; but no such committee shall have the power to fill vacancies in the Board of Directors or any committee or in their respective membership, to approve or adopt, or recommend to the stockholders, any action or matter, other than the election or removal of Directors, expressly required by these By-Laws, the DGCL or the Certificate of Incorporation to be submitted to stockholders for their approval, or to authorize the issuance of Shares, except that such a committee may, to the extent provided in such resolutions and subject to the provisions of these By-Laws, the DGCL and the Certificate of Incorporation (including any Share Designation), (a) grant and authorize options and other rights with respect to the Shares pursuant to and in accordance with any plan or authorizing resolutions approved by the Board of Directors and (b) function as the pricing committee with respect to any offering of Shares authorized by the Board of Directors. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any National Securities Exchange on which the Shares are listed or quoted for trading. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time. The Secretary of the Corporation shall act as Secretary of any committee, unless otherwise provided by the Board of Directors or the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.
Section 3.10Remuneration
The Board of Directors or a duly authorized committee thereof may establish reasonable remuneration for any Director’s services as a member of the Board of Directors (including for service on any committee of the Board of Directors) at any time and from time to time by resolution. The Board of Directors may also likewise provide that the Corporation shall reimburse each Director for any reasonable and documented expenses actually paid by such Director on account of such Director’s attendance at any meeting. Nothing in this Section 3.10 of Article III shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.
Section 3.11Interested Directors
Except for a controlling stockholder transaction, which shall be subject to Section 144(b) or (c) of the DGCL, as applicable, an act or transaction involving or between the Corporation, or one or more of the Corporation’s subsidiaries, on the one hand, and one or more of the Corporation’s Directors or Officers, on the other hand, or involving or between the Corporation or one or more of the Corporation’s subsidiaries, on the one hand, and any other corporation, partnership (general or limited), limited liability company, statutory trust, association, or any other entity or organization in which one or more of its Directors or Officers are directors, stockholders, partners, managers, members, or officers, or have a financial interest, on the other hand, may not be the subject of equitable relief, or give rise to an award of damages, against a Director or Officer of the Corporation because of the foregoing circumstances or the receipt of any benefit by any such Director, Officer, entity, or organization or because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the act or transaction or was involved in the initiation, negotiation, or approval of the act or transaction (including by virtue of a Director’s vote being counted for such purpose), if: (a) the material facts as to the Director’s or Officer’s relationship or interest and as to the act or transaction, including any involvement in the initiation, negotiation, or approval of the act or transaction, are disclosed or are known to all members of the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee in good faith and without gross negligence authorizes the act or transaction by the affirmative votes of a majority of the disinterested Directors then serving on the Board of Directors or such committee (as applicable), even though the disinterested Directors be less than a quorum; provided that if a majority of the Directors are not disinterested Directors with respect to the act or transaction, such act or transaction shall be approved (or recommended for approval) by a committee of the Board of Directors that consists of two or more Directors, each of whom the Board of Directors has determined to be a disinterested Director with respect to the act or transaction; or (b) the act or transaction is approved or ratified by an informed, uncoerced, affirmative vote of a majority of the votes cast by the disinterested stockholders; or (c) the act or transaction is fair as to the Corporation and the Corporation’s stockholders as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes such contract or transaction.
ARTICLE IV
OFFICERS
Section 4.1General
The Board of Directors shall have the power and authority to appoint such officers with such titles, authority and duties as determined by the Board of Directors. Such Persons so designated by the Board of Directors shall be referred to as “Officers.” Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Article IV. The Officers of the Corporation may include a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, one or more Presidents or Co-Presidents, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant” or otherwise, as the Board of Directors shall determine), a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders and as necessary to fill vacancies. Each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any number of offices may be held by the same Person. The compensation of Officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such Officers as may be designated by resolution of the Board of Directors.
Section 4.2Resignation and Removal
Any Officer may resign at any time upon written notice to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at a later time. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. Any Officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time. The Board of Directors hereby also delegates the power of removal as to Officers, agents and employees who have not been appointed by the Board of Directors to the Chairman of the Board. Such removal shall be without prejudice to a Person’s contract rights, if any, but the appointment of any Person as an Officer, agent or employee of the Corporation shall not of itself create contract rights.
Section 4.3Voting Securities Owned by the Corporation
Unless otherwise directed by the Board of Directors, the Chief Executive Officer, any President or Co-President, the Chief Financial Officer, the Chief Operating Officer or any other Officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of members of or with respect to any action of equity holders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entities.
Section 4.4Chief Executive Officer
Subject to the control and oversight of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, day-to-day business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he or she may employ and discharge employees and agents of the Corporation except such as shall be appointed by the Board of Directors, and he or she may delegate these powers; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation, and shall have such other powers and duties as designated in accordance with the Certificate of Incorporation and these By-Laws and as from time to time may be assigned to him or her by the Board of Directors.
Section 4.5Senior Officers
Unless the Board of Directors otherwise determines, the Chief Financial Officer, Chief Operating Officer and every President and Co-President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation. Unless the Board of Directors otherwise determines, in the absence of the Chairman of the Board or any

Co-Chairman of the Board or if there be no Chairman of the Board or Co-Chairman of the Board, the Board of Directors may designate the Chief Financial Officer, Chief Operating Officer or a President or Co-President to preside at all meetings of the stockholders and (should he or she be a Director) of the Board of Directors. The Chief Financial Officer, Chief Operating Officer and each President and Co-President shall have such other powers and duties as designated in accordance with the Certificate of Incorporation and these By-Laws and as from time to time may be assigned to him or her by the Board of Directors. In the absence of a Chief Financial Officer, Chief Operating Officer, President or Co-President or in the event of an inability or refusal of the Chief Financial Officer, Chief Operating Officer and all Presidents and Co-Presidents to act, a Vice President designated by the Board of Directors shall perform the duties of a President, and when so acting shall have all the powers of and be subject to all the restrictions upon a President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of a President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of uninterrupted time as a Vice President of the Corporation shall so act. A Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, each Vice President will have authority to act within his or her respective areas and to sign contracts relating thereto.
Section 4.6Treasurer and Assistant Treasurer
The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation and shall have such other powers and duties as designated in the Certificate of Incorporation and these By-Laws and as from time to time may be assigned to the Treasurer by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer, the Chief Financial Officer and the Board of Directors. Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in the Certificate of Incorporation and these By-Laws and as from time to time may be assigned to him or her by the Chief Executive Officer, the Chief Financial Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that Officer’s absence or inability or refusal to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.
Section 4.7Secretary and Assistant Secretary
The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other Person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.
Section 4.8Other Officers
The Board of Directors may from time to time delegate the powers or duties of any Officer to any other Officers or agents, notwithstanding any provision hereof.

ARTICLE V
STOCK
Section 5.1Certificates
Notwithstanding anything to the contrary herein, unless the Board of Directors shall determine otherwise in respect of some or all of any or all classes of Shares, Shares shall not be evidenced by certificates. Certificates that are issued shall be executed on behalf of the Corporation by the Chairman of the Board, President, Chief Executive Officer or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the Corporation. No Certificate for a class of Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent for such class of Shares; provided, however, that if the Board of Directors elects to cause the Corporation to issue Shares of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the Corporation. The Shares of the Corporation shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of Shares. The Shares of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third-party registrar or the Transfer Agent, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of Shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated Shares and upon compliance with appropriate procedures for transferring Shares in uncertificated form, at which time the Corporation shall issue a new certificate to the person entitled thereto (if the Shares are then represented by certificates), cancel the old certificate and record the transaction upon its books.
Section 5.2Signatures
Each certificated Share shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. In case any officer, the Transfer Agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Corporation on certificates representing Shares is expressly permitted by these By-Laws.
Section 5.3Lost or Mutilated Certificates
If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Corporation shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The appropriate Officers on behalf of the Corporation shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (a) makes proof by affidavit, in form and substance satisfactory to the Corporation, that a previously issued Certificate has been lost, destroyed or stolen; (b) requests the issuance of a new Certificate before the Corporation has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) if requested by the Corporation, delivers to the Corporation a bond, in form and substance satisfactory to the Corporation, with surety or sureties and with fixed or open penalty as the Corporation may direct to indemnify the Corporation and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation. If a stockholder fails to notify the Corporation within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Corporation or the Transfer Agent receives such notification, the stockholder shall be precluded from making any claim against the Corporation or the Transfer Agent for such transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section 5.3 of Article V, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.
Section 5.4Transfer of Shares
The Board of Directors shall have the power and authority to make all such rules and regulations concerning the issue, transfer and registration or the replacement of certificates for Shares of the Corporation to the extent permitted by applicable law. The Corporation may enter into additional agreements with stockholders to restrict the transfer of Shares of the Corporation in any manner not prohibited by the DGCL.
Section 5.5Settlement of Transactions
Nothing contained in these By-Laws shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed or quoted for trading.
Section 5.6Dividend Record Date
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 5.7Record Owners
The Corporation shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Corporation shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed or quoted for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Corporation on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.
Section 5.8Splits and Combinations
(a)Subject to the provisions of the DGCL, the Corporation may make a pro rata distribution of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series so long as, after any such event and subject to the effect of Section 5.8(d) of Article V, each stockholder shall have the same proportionate ownership of such class or series of Shares of capital stock of the Corporation as before such event, and any amounts calculated on a per Share basis or stated as a number of Shares are proportionately adjusted.
(b)Whenever such a distribution, subdivision or combination of Shares is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least twenty (20) days prior to such Record Date to each Record Holder as of a date not more than ten (10) days prior to the date of such notice.
(c)Promptly following any such distribution, subdivision or combination, the Corporation may issue Certificates to the Record Holders of Shares as of the applicable Record Date representing the new number of Shares held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares Outstanding, the Corporation shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.
(d)The Corporation shall not issue fractional Shares upon any distribution, subdivision or combination of Shares.

ARTICLE VI
NOTICES
Section 6.1Notices
Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting and, in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called. Unless otherwise required by law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting. Any document enclosed with, annexed to, or appended to a notice of meeting shall be deemed part of such notice for purposes of determining whether notice was duly given.
Section 6.2Waivers of Notice
Whenever notice to the stockholders is required to be given under applicable law, the Certificate of Incorporation or these By-Laws, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the stockholders in person or represented by proxy, shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws. All waivers and approvals shall be filed with the Corporation records or made part of the minutes of the meeting.

ARTICLE VII
GENERAL PROVISIONS
Section 7.1Disbursements
All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other Person or Persons as the Board of Directors may from time to time designate.
Section 7.2Fiscal Year
The fiscal year of the Corporation shall be a calendar year ending December 31, unless otherwise determined by the Board of Directors.
Section 7.3Corporate Seal
The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 7.4Title to Corporation Assets
Title to Corporation assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Corporation as an entity, and no stockholder, Director or Officer, individually or collectively, shall have any ownership interest in such Corporation assets or any portion thereof. Title to any or all of the Corporation assets may be held in the name of the Corporation or one or more nominees, as the Board of Directors may determine. All Corporation assets shall be recorded as the property of the Corporation in its books and records, irrespective of the name in which record title to such Corporation assets is held.
Section 7.5Construction
Unless the context requires otherwise: (a) any pronoun used in these By-Laws shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of these By-Laws; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.
Section 7.6Formation
The Corporation has been converted to, and incorporated as, a corporation pursuant to the provisions of the DGCL. Except as expressly provided to the contrary in the Certificate of Incorporation or these By-Laws, the rights, duties, liabilities and obligations of the stockholders and the administration, dissolution and termination of the Corporation shall be governed by the DGCL. All Shares shall constitute personal property of the owner thereof for all purposes and a stockholder has no interest in specific Corporation property.
Section 7.7Records and Accounting
The Board of Directors shall keep or cause to be kept at the principal office of the Corporation appropriate books and records with respect to the Corporation’s business, including all books and records necessary to provide to the stockholders any information required to be provided pursuant to these By-Laws or under applicable law. Any books and records maintained by or on behalf of the Corporation in the regular course of its business, including the record of the stockholders, books of account and records of Corporation proceedings, may be kept on, or by means of, or be in the form of any information storage device, method, or one (1) or more electronic networks or databases; provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Corporation shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles.
Section 7.8Reports
(a)As soon as practicable, but in no event later than one hundred and twenty (120) days after the close of each fiscal year of the Corporation, the Board of Directors shall use commercially reasonable efforts to cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board of Directors, an annual report containing financial statements of the Corporation for such fiscal year of the Corporation, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board of Directors.

(b)As soon as practicable, but in no event later than ninety (90) days after the close of each Quarter except the last Quarter of each fiscal year, the Board of Directors shall use commercially reasonable efforts to cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Corporation and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Shares are listed or quoted for trading, or as the Board of Directors determines to be necessary or appropriate.
(c)The Corporation shall be deemed to have made a report available to each Record Holder as required by this Section 7.8 of Article VII if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Corporation.
Section 7.9Invalidity of Provisions
If any provision of these By-Laws is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby and these By-Laws shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.
Section 7.10Definitions
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in these By-Laws.
(a)“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(b)“Associate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.
(c)“Beneficial owner” or “beneficially owned” shall have the meaning set forth in Section 13(d) of the Exchange Act, and “owned beneficially” shall have the correlative meaning.
(d)“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.
(e)“Certificate” means a certificate in such form as may be adopted by the Board of Directors, issued by the Corporation evidencing ownership of one or more Shares.
(f)“Class A Share” shall have the same meaning as set forth in the Certificate of Incorporation.
(g)“Commission” means the United States Securities and Exchange Commission.
(h)“Company Group” means the Corporation and each Subsidiary of the Corporation.
(i)“Director” means a member of the Board of Directors of the Corporation.
(j)“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
(k)“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.
(l)“Group Member” means a member of the Company Group.
(m)“Indemnified Person” means (a) any Person who is or was a Director or Officer of the Corporation or its predecessor, (b) any Person who is or was serving at the request of the Corporation or its predecessor as an officer, director, member, manager, partner, fiduciary or trustee of another Person (including any Subsidiary); provided that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (c) any Person the Board of Directors designates as an “Indemnified Person” for purposes of these By-Laws following the effectiveness of these By-Laws.

(n)“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.
(o)“Outstanding” means, with respect to Shares, all Shares that are issued by the Corporation and reflected as outstanding on the Corporation’s books and records as of the date of determination.
(p)“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.
(q)“Preferred Shares” shall have the same meaning as set forth in the Certificate of Incorporation.
(r)“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Corporation.
(s)“Record Date” means the date established by the Board of Directors for determining (i) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of stockholders or entitled to exercise rights in respect of any lawful action of stockholders or (ii) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
(t)“Record Holder” or “holder” means (a) with respect to any Class A Shares, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the books that the Corporation has caused to be kept as of the opening of business on such Business Day.
(u)“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
(v)“Share” shall have the same meaning as set forth in the Certificate of Incorporation.
(w)“Share Majority” means a majority of the total votes that may be cast in the election of Directors by holders of all Outstanding Voting Shares.
(x)“Subsidiary” shall have the same meaning as set forth in the Certificate of Incorporation.
(y)“transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or becomes a stockholder, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.
(z)“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Corporation or one of its Affiliates) as shall be appointed from time to time by the Corporation to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Corporation shall act in such capacity.
(aa)“Voting Shares” means the Class A Shares, the Preferred Shares, and any other class of Shares that entitles the Record Holder thereof to vote on any matter submitted for consent or approval of stockholders pursuant to the DGCL, these By-Laws or the Certificate of Incorporation (including any Share Designation).

ARTICLE VIII
INDEMNIFICATION
Section 8.1Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation
Subject to Section 8.3 of Article VIII, the Corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of his or her status as such against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnified Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnified Person’s conduct was unlawful.

Section 8.2Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation
Subject to Section 8.3 of Article VIII, the Corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of his or her status as such against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection with the defense or settlement of such action or suit if such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 8.3Authorization of Indemnification
Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 of Article VIII, as the case may be. Such determination shall be made, with respect to an Indemnified Person who is a Director or Officer at the time of such determination, (a) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (c) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders. Such determination shall be made, with respect to any other Indemnified Person, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith, without the necessity of authorization in the specific case.
Section 8.4Good Faith Defined
For purposes of any determination under Section 8.3 of Article VIII, an Indemnified Person shall be deemed to have acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such Indemnified Person’s conduct was unlawful, if such Indemnified Person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such Indemnified Person by the Officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 8.4 of Article VIII shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnified Person may be deemed to have met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 of Article VIII, as the case may be.
Section 8.5Indemnification by a Court
Notwithstanding any contrary determination in the specific case under Section 8.3 of Article VIII, and notwithstanding the absence of any determination thereunder, any Indemnified Person may apply to the Court of Chancery or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 8.1 or Section 8.2 of Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 of Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 8.3 of Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.5 of Article VIII shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
Section 8.6Expenses Payable in Advance
Expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by Indemnified Persons that are former Directors or Officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
Section 8.7Nonexclusivity of Indemnification and Advancement of Expenses
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such Indemnified Person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the Persons specified in Section 8.1 and Section 8.2 of Article VIII shall be made to the fullest extent permitted by law. The right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these By-laws shall not be eliminated or impaired by an amendment to or repeal or elimination of a provision of the Certificate of Incorporation or these By-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any Person who is not specified in Section 8.1 or Section 8.2 of Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.
Section 8.8Insurance
The Corporation may purchase and maintain insurance on behalf of any Indemnified Person against any liability asserted against such Indemnified Person and incurred by such Indemnified Person in any capacity as an Indemnified Person, or arising out of such Person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such Person against such liability under the provisions of this Article VIII.
Section 8.9Certain Definitions
For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any Person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such Person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such Person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director or Officer with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
Section 8.10Survival of Indemnification and Advancement of Expenses
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such a Person.
Section 8.11Limitation on Indemnification
Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5 of Article VIII), the Corporation shall not be obligated to indemnify any Indemnified Person (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such Person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 8.12Indemnification of Employees and Agents
The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to Indemnified Persons.
Section 8.13Indemnification with Respect to Employee Benefit Plans
Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Corporation (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Article VIII, to the maximum extent permitted by law.

ARTICLE IX
FORUM FOR ADJUDICATION OF CERTAIN DISPUTES
Section 9.1Forum for Adjudication of Certain Disputes.
(a)Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former Director, Officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former Director or Officer or other employee of the Corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-Laws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former Director or Officer or other employee of the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided, however, that, in the event that the Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, as amended. Any person or entity purchasing or otherwise acquiring any interest in Shares of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.1 of Article IX.
(b)If any provision or provisions of this Section 9.1 of Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9.1 of Article IX (including, without limitation, each portion of any sentence of this Section 9.1 of Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
(c)To the fullest extent permitted by law, if any action the subject matter of which is within the scope of Section 9.1(a) of Article IX is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 9.1(a) of Article IX (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
ARTICLE X
AMENDMENTS
Section 10.1    General

Except as provided in the Certificate of Incorporation or Sections 10.2, 10.3 and 10.4 of Article X, the Board of Directors may amend any of the terms of these By-Laws but only in compliance with the terms, conditions and procedures set forth in this Section 10.1 of Article X. If the Board of Directors desires to amend any provision of these By-Laws other than pursuant to Section 10.3 of Article X, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (a) call a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment, (b) direct that the amendment proposed be considered at the next annual meeting of the stockholders in accordance with these By-Laws or (c) seek the written consent of the stockholders. Such special or annual meeting shall be called and held upon notice in accordance with these By-Laws. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable. At the meeting, a vote of stockholders entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a Share Majority, unless a greater percentage is required under the Certificate of Incorporation (including any Share Designation), these By-Laws, applicable law or the rules and regulations of any National Securities Exchange on which the Shares are listed or quoted for trading.
Section 10.2    Super-Majority Amendments
Notwithstanding Section 10.1 of Article X, the affirmative vote of the holders of Outstanding Voting Shares representing at least two-thirds of the total votes that may be cast by all Outstanding Voting Shares in the election of Directors, voting together as a single class, shall be required to alter or amend any provision of this Section 10.2 or Section 10.4(b) of Article X.
Section 10.3    Amendments to be Adopted Solely by the Board of Directors
Notwithstanding Section 10.1 of Article X, the Board of Directors, without the approval of any stockholder, may amend any provision of these By-Laws, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
(a)a change in the name of the Corporation, the location of the principal place of business of the Corporation, the registered agent of the Corporation or the registered office of the Corporation;
(b)a change that, in the sole discretion of the Board of Directors, it determines (i) does not adversely affect the stockholders (including adversely affecting the holders of any particular class or series of Shares as compared to other holders of other classes or series of Shares) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the DGCL), (iii) to be necessary, desirable or appropriate to facilitate the trading of the Shares or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are or will be listed or quoted for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Corporation and the stockholders, (iv) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 5.8 of Article V or (v) is required to effect the intent of the provisions of the Certificate of Incorporation or these By-Laws or is otherwise contemplated by the Certificate of Incorporation or these By-Laws;
(c)a change in the fiscal year or taxable year of the Corporation and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Corporation;
(d)an amendment that the Board of Directors determines, based on the advice of counsel, to be necessary or appropriate to prevent the Corporation or its Directors, Officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
(e)an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Shares pursuant to Article FOURTH of the Certificate of Incorporation;
(f)any amendment expressly permitted in the Certificate of Incorporation or these By-Laws to be made by the Board of Directors acting alone;
(g)an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with the Certificate of Incorporation and these By-Laws;
(h)an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Corporation of, or investment by the Corporation in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Corporation of activities permitted by the terms of Article THIRD of the Certificate of Incorporation;

(i)a merger, conversion or conveyance approved in accordance with the requirements of the DGCL, the Certificate of Incorporation and these By-Laws; or
(j)any other amendments substantially similar to the foregoing.
Section 10.4    Amendment Requirements
(a)Notwithstanding the provisions of Section 10.1 of this Article X, no provision of the Certificate of Incorporation or these By-Laws that establishes a percentage of Outstanding Voting Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote (including by written consent) of holders of Outstanding Voting Shares whose aggregate Outstanding Voting Shares constitute not less than the voting requirement sought to be reduced.
(b)Notwithstanding the provisions of Sections 10.1 and 10.3 of Article X (other than Section 10.3(b)(iv) of Article X), but subject to the provisions of Section 10.2 of Article X, no amendment to the Certificate of Incorporation or these By-Laws may (i) enlarge the obligations of any stockholder without its consent, unless such shall occur as a result of an amendment approved pursuant to Section 10.4(c) of Article X or (ii) change the term of the Corporation.
(c)Without limitation of the Board of Directors’ authority to adopt amendments to the Certificate of Incorporation or these By-Laws without the approval of any stockholders as contemplated in Section 10.1 of Article X, and notwithstanding the provisions of Section 10.1 of Article X, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Shares in relation to other classes or series of Shares must be approved by the holders of a majority of the Outstanding Shares of the class or series affected.
* * *
First adopted as of: August 3, 2020
Last Amended as of: [●], 2026

ANNEX C

AMENDED AND RESTATED
NEW FORTRESS ENERGY INC.
2019 OMNIBUS INCENTIVE PLAN
(as amended and restated as of [●], 2026)
Section 1.Purpose of Plan.
The name of the Plan is the Amended and Restated New Fortress Energy Inc. 2019 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to selected officers, employees, non-employee directors, independent contractors, and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses, Other Share-Based Awards, Cash Awards or any combination of the foregoing.
Section 2.Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee, which shall administer the Plan in accordance with Section 3 hereof.
(b)“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.
(c)“Award” means any Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Share Bonus, Other Share-Based Award or Cash Award granted under the Plan.
(d)“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan. Each Participant who is granted an Award shall enter into an Award Agreement with the Company containing such terms and conditions as the Administrator shall determine in its sole discretion.
(e)“Base Price” has the meaning set forth in Section 8(b) hereof.
(f)“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(g)“Board” means the Board of Directors of the Company.
(h)“Cash Award” means an Award granted pursuant to Section 12 hereof.
(i)“Cause” has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Cause,” Cause means (i) the commission of an act of fraud or dishonesty by the Participant in the course of the Participant’s employment or service; (ii) the indictment of, or conviction of, or entering of a plea of guilty or nolo contendere by, the Participant for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) the commission of an act by the Participant which would make the Participant or the Company (including any of its Subsidiaries or Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) gross negligence or willful misconduct in connection with the Participant’s performance of his or her duties in connection with the Participant’s employment by or service with the Company (including any Subsidiary or Affiliate for whom the Participant may be employed by or providing services to at the time) or the Participant’s failure to comply with any of the restrictive covenants to which the Participant is subject; (v) the Participant’s willful failure to comply with any material policies or procedures of the Company as in effect from time to time; provided that the Participant shall have been delivered a copy of such policies or notice that they have been posted on a Company website prior to such compliance failure; or (vi) the Participant’s failure to perform the material duties in connection with the Participant’s position, unless the Participant remedies the failure referenced in this clause (vi) no later than ten (10) days following delivery to the Participant of a written notice from the Company (including any of its Subsidiaries or Affiliates) describing such failure in reasonable detail (provided that the Participant shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (vi)).
(j)“Change in Capitalization” means any (1) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, or other property), share split, reverse share split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure or sale or disposition of assets, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares, the Company or any Award such that an adjustment pursuant to Section 5 hereof is appropriate.
(k)“Change in Control” means an event set forth in any one of the following clauses shall have occurred:
(1)any Person or group of Persons is or becomes the Beneficial Owner of Company securities (not including any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in a transaction described in clause (A) of paragraph (2) below;
(2)there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other entity, other than (A) a merger or consolidation (i) which results in the Company’s voting securities outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (ii) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner of the Company’s securities (not including any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or
(3)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (i) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (ii) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a Subsidiary, the ultimate parent thereof.
Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
(l)“Class A Shares” means Class A shares of common stock of the Company.
(m)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(n)“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable stock exchange on which the Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the organizational documents of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(o)“Company” means New Fortress Energy Inc., a Delaware corporation or any successor company.
(p)“Disability” has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant, as determined by the Administrator in its sole discretion, is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.
(q)“Effective Date” has the meaning set forth in Section 20 hereof.

(r)“Eligible Recipient” means an officer, employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code; provided, further, that an Eligible Recipient must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Shares.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(t)“Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase such Class A Shares issuable upon the exercise of such Option.
(u)“Fair Market Value” of Shares or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, except as otherwise determined by the Administrator, (i) if the Shares or other security are admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no Shares or other securities were traded on such date, on the last preceding date for which there was a sale of a Share or other security on such exchange, or (ii) if the Shares or other security are then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.
(v)“Free Standing Right” has the meaning set forth in Section 8(a) hereof.
(w)“Good Reason” has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Good Reason,” Good Reason and any provision of this Plan that refers to Good Reason shall not be applicable to such Participant.
(x)“ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(y)“Nonqualified Share Option” means an Option that is not designated as an ISO.
(z)“Option” means an option to purchase Class A Shares granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Share Option” and “ISO.”
(aa)“Other Share-Based Award” means an Award granted pursuant to Section 10 hereof.
(ab)“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 hereof, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.
(ac)“Performance Goals” means performance goals based on criteria selected by the Administrator in its sole discretion. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Affiliate thereof, or a division or strategic business unit of the Company or any Affiliate thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The Administrator shall have the authority to make equitable adjustments to the Performance Goals as may be determined by the Administrator, in its sole discretion.
(ad)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
(ae)“Plan” has the meaning set forth in Section 1 hereof.
(af)“Preferred Shares” means shares of the Company's Series A Convertible Preferred Stock, which are subject to a mandatory conversion feature pursuant to which each then-outstanding Preferred Share automatically converts on the third anniversary of the Effective Date (the “Mandatory Conversion Date”) into a specified number of Class A Shares equal to the applicable conversion rate (the “Conversion Rate”) in accordance with the terms and conditions set forth in the certificate of designations.
(ag)“Related Right” has the meaning set forth in Section 8(a) hereof.

(ah)“Restricted Shares” means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period or periods.
(ai)“Restricted Share Unit” means the right, granted pursuant to Section 9 hereof, to receive an amount in cash or Shares (or any combination thereof) equal to the Fair Market Value of a Share subject to certain restrictions that lapse at the end of a specified period or periods.
(aj)“Rule 16b-3” has the meaning set forth in Section 3(a) hereof.
(ak)“Shares” means Class A Shares and Preferred Shares, as applicable.
(al)“Share Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof.
(am)“Share Bonus” means a bonus payable in fully vested Shares granted pursuant to Section 11 hereof.
(an)“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.
(ao)“Transfer” has the meaning set forth in Section 18 hereof.
Section 3.Administration.
(a)The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.
(b)Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(1)to select those Eligible Recipients who shall be Participants;
(2)to determine whether and to what extent Awards are to be granted hereunder to Participants;
(3)to determine the number and type of Shares to be covered by each Award granted hereunder;
(4)to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (ii) the Performance Goals and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Share Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the type of Shares subject to each Award, (vi) the number of Shares or amount of cash or other property subject to each Award and (vii) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating or waiving the vesting schedule or other conditions of such Awards);
(5)to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;
(6)to determine the Fair Market Value in accordance with the terms of the Plan;
(7)to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment or service for purposes of Awards granted under the Plan;
(8)to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(9)to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan or an Award Agreement; and

(10)to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c)All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. The provisions and administration of each Award need not be the same with respect to each Participant. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, consistent with the Company’s Certificate of Incorporation and to the maximum extent permitted by applicable law (as it now exists or may hereafter be amended), be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
(d)The Administrator may, in its sole discretion, delegate its authority, in whole or in part, under this Section 3 (including, but not limited to, its authority to grant Awards under the Plan, other than its authority to grant Awards under the Plan to any Participant who is subject to reporting under Section 16 of the Exchange Act) to one or more officers of the Company, subject to the requirements of applicable law or any stock exchange on which the Shares are traded.
Section 4.Shares Reserved for Issuance; Certain Limitations.
(a)Subject to adjustment as provided in Section 5 hereof, the maximum number of Shares reserved for issuance under the Plan shall be (i) [●]1 Class A Shares and (ii) [●]2 Preferred Shares, provided that, effective as of the Mandatory Conversion Date, (x) no Preferred Shares shall be available for issuance under the Plan, (y) the number of Class A Shares reserved for issuance under the Plan shall be automatically increased by a number of Class A Shares equal to the number of Preferred Shares reserved for issuance under the Plan multiplied by the Conversion Rate and (z) each then-outstanding Award relating to Preferred Shares shall be converted into an Award relating to a number of Class A Shares equal to the number of Preferred Shares relating to such Award multiplied by the Conversion Rate.
(b)Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Additionally, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Share Appreciation Right under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall also be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for Awards under the Plan. Shares, if any, that are repurchased by the Company using the proceeds received by the Company from the exercise of any Option or Share Appreciation Right or from the payment of any purchase price with respect to any other Award shall not be added to the aggregate number of Shares available for Awards under the Plan. In addition, (i) to the extent an Award is denominated in Shares, but paid or settled in cash, the number of Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.
Section 5.Equitable Adjustments.
(a)In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, in the manner determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Share Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares, or the amount of cash or amount or type of other property, subject to outstanding Restricted Shares, Restricted Share Units, Share Bonuses and Other Share-Based Awards granted under the Plan or (iv) the Performance Goals and performance periods applicable to any Awards granted under the Plan; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made in the manner determined by the Administrator, in its sole discretion.
1 NTD: To represent (i) 10% of the total number of Class A Shares outstanding as of the Restructuring Effective Date, giving effect to the Class A Shares issued on the Restructuring Effective Date and including the Class A Shares reserved for issuance hereby plus (ii) the number of shares of Class A Shares subject to outstanding Awards as of the Restructuring Effective Date.
2 NTD: To represent 7% of the total number of Preferred Shares outstanding as of the Restructuring Effective Date.

(b)Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the Shares, cash or other property covered by such Award, the Board may cancel such Award without the payment of any consideration to the Participant.
(c)The determinations made by the Administrator pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.
Section 7.Options.
(a)General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Share Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Share Option). More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.
(b)Exercise Price. The Exercise Price of Class A Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related Class A Shares on the date of grant.
(c)Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.
(d)Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a Class A Share.
(e)Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Class A Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Class A Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Class A Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Class A Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Class A Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.
(f)ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company. All of the Class A Shares reserved for issuance under the Plan as of the Effective Date pursuant to Section 4(a) hereof (subject to adjustment as provided in Section 5 hereof) may be granted as ISOs.
(i) ISO Grants to 10% Shareholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or “subsidiary corporation” (as such term is defined in Section 424(f) of the Code), the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Class A Shares on the date of grant.

(ii) $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Class A Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Share Options.
(iii) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Class A Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Class A Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Class A Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Class A Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Class A Shares.
(iv) No Liability. Neither the Company nor the Administrator will be liable to a Participant, or to any other party, if an ISO fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code.
(g)Rights as Shareholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Class A Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Class A Shares and has satisfied the requirements of Section 17 hereof.
(h)Termination of Employment or Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.
(i)Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.
Section 8.Share Appreciation Rights.
(a)General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Class A Shares to be awarded, the Base Price, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Class A Shares than are subject to the Option to which it relates. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)Base Price. Each Share Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related Class A Shares on the date of grant (such amount, the “Base Price”).
(c)Rights as Shareholder. A Participant shall have no rights to dividends, dividend equivalents or any other rights of a shareholder with respect to the Class A Shares, if any, subject to a Share Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 17 hereof.
(d)Exercisability.
(1)Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(2)Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8.
(e)Consideration Upon Exercise.
(1)Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Class A Shares equal in value to (i) the excess of the Fair Market Value of a Class A Share as of the date of exercise over the Base Price per Class A Share specified in the Free Standing Right, multiplied by (ii) the number of Class A Shares in respect of which the Free Standing Right is being exercised.

(2)A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Class A Shares equal in value to (i) the excess of the Fair Market Value of a Class A Share as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Class A Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(3)Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Class A Shares and cash).
(f)Termination of Employment or Service.
(1)In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.
(2)In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(g)Term.
(1)The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(2)The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(h)Other Change in Employment or Service Status. Share Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.
Section 9.Restricted Shares and Restricted Share Units.
(a)General. Restricted Shares and Restricted Share Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Share Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Share Units; the period of time prior to which Restricted Shares or Restricted Share Units become vested and free of restrictions on Transfer (the “Restricted Period”); the Performance Goals (if any); and all other conditions of the Restricted Shares and Restricted Share Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Share Units, in accordance with the terms of the grant.
(b)Awards and Certificates.
(1)Except as otherwise provided in Section 9(c) hereof, (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a transfer form, endorsed in blank, relating to the Shares covered by such award. Certificates for unrestricted Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares.
(2)With respect to an Award of Restricted Share Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the Shares underlying such Restricted Share Units may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of Shares underlying the Award of Restricted Share Units.
(3)Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Share Units to be settled in Shares (at the expiration of the Restricted Period) may, in the Company’s sole discretion, be issued in uncertificated form.

(4)Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Share Units, at the expiration of the Restricted Period, Shares (either in certificated or uncertificated form) or cash, as applicable, shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made no later than March 15th of the calendar year following the year of vesting or within such other period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.
(c)Restrictions and Conditions. The Restricted Shares and Restricted Share Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:
(1)The Award Agreement may provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as set forth in the Award Agreement, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 13 hereof.
(2)Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period, including the right to vote such Shares and to receive any dividends declared with respect to such Shares (to the extent applicable); provided, however, that except as provided in the applicable Award Agreement, any dividends declared during the Restricted Period with respect to such Shares shall only become payable if (and to the extent) the underlying Restricted Shares vests. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a shareholder with respect to Shares subject to Restricted Share Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to any dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Share Units may, to the extent set forth in an Award Agreement, be paid or distributed to the Participant when accrued, or at the time (and to the extent) that Shares in respect of the related Restricted Share Units are delivered to the Participant.
(d)Termination of Employment or Service. The rights of Participants granted Restricted Shares or Restricted Share Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.
(e)Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Share Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.
Section 10.Other Share-Based Awards.
Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Shares, including, but not limited to, dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Share Appreciation Rights) under the Plan. Dividends or dividend equivalents awarded hereunder may be paid or distributed when accrued, or may be subject to the same restrictions, conditions and risks of forfeiture as the underlying Awards and only become payable if (and to the extent) the underlying Awards vest. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted, the number of Shares to be granted pursuant to such Other Share-Based Awards, or the manner in which such Other Share-Based Awards shall be settled (e.g., in Shares, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Share-Based Awards.
Section 11.Share Bonuses.
In the event that the Administrator grants a Share Bonus, the Shares constituting such Share Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Share Bonus is payable.
Section 12.Cash Awards.
The Administrator may grant Awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of Performance Goals.

Section 13.Change in Control Provisions.
Unless otherwise determined by the Administrator prior to a Change in Control or evidenced in an Award Agreement, in the event that (a) a Change in Control occurs and (b) the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:
(a)any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and
(b)the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.
Section 14.Voting Proxy.
The Company reserves the right to require the Participant, to the fullest extent permitted by applicable law, to appoint the Company’s Secretary (or another person at the request of the Administrator) as the Participant’s proxy with respect to all applicable unvested Awards of which the Participant may be the record holder of from time to time to (A) attend all meetings of the holders of Shares, with full power to vote and act for the Participant with respect to such Awards in the same manner and extent that the Participant might were the Participant personally present at such meetings, and (B) execute and deliver, on behalf of the Participant, any written consent in lieu of a meeting of the holders of Shares in the same manner and extent that the Participant might but for the proxy granted pursuant to this sentence.
Section 15.Amendment and Termination.
The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment to the Plan that would require such approval in order to satisfy any rules of the stock exchange on which the Shares is traded or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 hereof and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.
Section 16.Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 17.Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to (i) require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company, (ii) withhold from delivery of Shares or other property, or (iii) accept delivery of already owned unrestricted Shares, in each case in the sole and absolute discretion of the Administrator. The Shares withheld or accepted as payment for taxes must have a value not exceeding the applicable taxes to be withheld, determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Company. For purposes of this Section 17, Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company.
Section 18.Transfer of Awards.
Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or Share Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.
Section 19.Continued Employment or Service.
Neither the adoption of the Plan nor the grant of an Award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
Section 20.Effective Date.
The Plan was adopted by the Board on May 6, 2026 and shall become effective without further action as of the closing of the Company’s Restructuring Transaction (as described in the Company’s Definitive Proxy Statement on Schedule 14A, dated as of May 27, 2026) (the “Effective Date”), subject to approval by the Company’s stockholders of the Plan.
Section 21.Term of Plan.
No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.
Section 22.Securities Matters and Regulations.
(a)Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator and the listing requirements of any securities exchange on which the Shares are traded. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.
(b)Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.
(c)In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such Participant is acquired for investment only and not with a view to distribution.
Section 23.Notification of Election Under Section 83(b) of the Code.
If any Participant shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.
Section 24.No Fractional Shares.
No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
Section 25.Beneficiary.
A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 26.Paperless Administration.
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
Section 27.Severability.
If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
Section 28.Clawback.
Notwithstanding any other provisions in this Plan, any Award, including any Shares, cash or other property subject to or purchased or received pursuant to an Award, which is subject to recovery under any law, government regulation, stock exchange listing requirement or pursuant to any policy adopted by the Company, as approved by the Board, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or policy adopted by the Company, including, without limitation, the Company’s Clawback Policy, as may be amended and/or restated from time to time, and any successor thereto.
Section 29.Section 409A of the Code.
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Administrator shall have the sole authority to make any accelerated distributions permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants with respect to any deferred amounts, provided that such distributions meets the requirements of Treas. Reg. Section 1.409A-3(j)(4). The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
Section 30.Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.
Section 31.Titles and Headings.
The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
Section 32.Successors.
The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
Section 33.Relationship to other Benefits.
No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

ANNEX D

Certificate of Designations
Series A Mandatorily Convertible Preferred Stock
of New Fortress Energy Inc.
[•], 2026
On [•], 2026, the Board of Directors of New Fortress Energy Inc., a Delaware corporation (the “Corporation”), adopted the following resolution designating and creating, subject to and conditioned upon the consummation of the transactions contemplated by the Restructuring Support Agreement, dated as of March 17, 2026 (the “Restructuring Support Agreement”), among the Corporation, certain of its subsidiaries, the information agent and certain of the Corporation’s supporting creditors and the English law restructuring plan under Part 26A of the Companies Act proposed by NFE Global Holdings Limited, out of the authorized and unissued Preferred Shares (as defined in the Certificate of Incorporation) of the Corporation, 2,641,052 authorized shares of a series of Preferred Shares of the Corporation titled the “Series A Mandatorily Convertible Preferred Stock”:
RESOLVED that, pursuant to the authority of the Board of Directors pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of Preferred Shares of the Corporation titled the “Series A Mandatorily Convertible Preferred Stock,” and having a par value of $0.01 per share and an initial number of authorized shares equal to 2,641,052, is hereby designated and created, subject to and conditioned upon the consummation of the transactions contemplated by the Restructuring Support Agreement, out of the authorized and unissued Preferred Shares of the Corporation, which series has the rights, designations, preferences, voting powers and other provisions set forth below:
1.DEFINITIONS.
“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.
“Asset Sale” means a Disposition of assets by the Corporation or any of its Subsidiaries or the issuance or sale of Capital Stock (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any of the Corporation’s Subsidiaries, in each case to a third party.
“Bankruptcy Event” means the occurrence of any of the following with respect to the Corporation or any Material Subsidiary:
(i)any voluntary or involuntary liquidation, dissolution or winding up;
(ii)the commencement of an involuntary case or proceeding or the filing of an involuntary petition in a court of competent jurisdiction seeking (A) an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, arrangement, adjustment, reorganization, dissolution, composition or other relief in respect of the Corporation or a Material Subsidiary, or a substantial part of the property or assets of the Corporation or its Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, or other relief with respect to it or its debts or (B) the appointment of a receiver, administrator, administrative receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official for the Corporation or a Material Subsidiary, or a substantial part of the property or assets of the Corporation or a Material Subsidiary; in each case if such involuntary case, proceeding or involuntary petition continues undismissed and unstayed for 75 days or an order for relief or order appointing such receiver, administrator, administrative receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official, as the case may be, is entered in such involuntary case or proceeding or with respect to such involuntary petition; or
(iii)the (A) voluntary commencement by the Corporation or any Material Subsidiary of any case or proceeding, or any other voluntary action seeking an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, arrangement, adjustment, reorganization, dissolution, composition or other relief in respect of the Corporation or a Material Subsidiary, or a substantial part of the property or assets of the Corporation or its Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, or other relief with respect to it or its debts, (B) application for or consent by the Corporation to the institution of, or failure to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (ii) above, (C) application for or consent or acquiescence to the appointment of a receiver, administrator, administrative receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official for the Corporation or any Material Subsidiary, or a substantial part of the property or assets of the Corporation, (D) filing by the Corporation or any Material Subsidiary of an answer admitting the material allegations of a petition filed against it in any such proceeding or other action, (E) making by the Corporation or a Material Subsidiary of a general assignment for the benefit of creditors or (F) the inability or admission in writing of the Corporation or a Material Subsidiary of its inability or failure generally to pay its debts as they become due.
“Board of Directors” means the Corporation’s board of directors or a committee of such board duly authorized to act with the authority of such board.

“Business Day” means any calendar day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Bylaws” means the Amended and Restated Bylaws of the Corporation, effective as of [•], 20261, as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time.
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Cash Flow from Operations” means cash provided by operating activities of the Corporation and its Subsidiaries as reported under GAAP.
“Certificate of Designations” means this Certificate of Designations, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Certificate of Incorporation” means the Corporation’s Amended and Restated Certificate of Incorporation, dated as of [•], 20262, as the same has been and may be further amended, amended and restated, supplemented or otherwise modified from time to time.
“Close of Business” means 5:00 p.m., New York City time.
“Common Stock” means the Class A common stock, $0.01 par value per share, of the Corporation, subject to Section 9(f).
“Common Stock Change Event” has the meaning set forth in Section 9(f).
“Common Stock Equivalents” means any securities (directly or indirectly) convertible into or exchangeable or exercisable for shares of Common Stock.
“Compounded Dividends” has the meaning set forth in Section 5(b).
“Consolidated Total Debt” means, at any date of determination, an amount equal to the aggregate principal amount of all Indebtedness (plus the amount of any accrued but unpaid interest, unpaid fees, premiums and other amounts thereon) of the Corporation and its Subsidiaries on a consolidated basis and determined in accordance with GAAP.
“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
“Conversion Agent” has the meaning set forth in Section 3(e).
“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable or deliverable to settle such conversion, determined in accordance with Section 9.
“Conversion Rate” initially means 45.954631 shares of Common Stock for each share of Convertible Preferred Stock, subject to adjustment pursuant to Section 9(c)(i). Each reference in this Certificate of Designations to the Conversion Rate as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Rate immediately before the Close of Business on such date.
“Conversion Share” means any share of Common Stock delivered or deliverable upon conversion of any Convertible Preferred Stock.
“Convertible Preferred Stock” has the meaning set forth in Section 3(a).
“Corporation” has the meaning set forth in the preliminary paragraph hereto.
“Current Market Price” means the Volume-Weighted Average Price per share of Common Stock for the twenty (20) Trading Days ending on, but excluding, the date in question. If the Common Stock is not traded on any U.S. national or regional securities exchange or quotation system, the Current Market Price shall be the price per share of Common Stock that the Corporation could obtain from a willing buyer for shares of Common Stock sold by the Corporation from authorized but unissued shares of Common Stock, as such price shall be reasonably determined in good faith by the Board of Directors.
“Deficit Shares” has the meaning set forth in Section 9(e)(i).
1 NTD: To be the Initial Issue Date.
2 NTD: To be the Initial Issue Date.

“Depositary” means DTC or its nominee or any successor appointed by the Corporation.
“Disposition” means, with respect to any property, any sale, assignment, conveyance, transfer, exclusive license, lease, sale and leaseback, conveyance, transfer or other disposition thereof (including, to the extent applicable based on the use of the term in this Certificate of Designations, any sale or issuance of Capital Stock by such Person or by a Subsidiary of such Person), including any sale, assignment, conveyance, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dividend Rate” means (i) three percent (3.0%) per annum from the Initial Issue Date to, but not including, [•], 20273, (ii) five percent (5.0%) per annum from [•], 20274 to, but not including, [•], 20285, and (iii) seven percent (7.0%) per annum thereafter to, but not including, the Mandatory Conversion Date.
“Dividends” has the meaning set forth in Section 5(a).
“Equity Interests” means the Capital Stock of the Corporation, and all warrants, options or other rights to acquire such Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, such Capital Stock.
“Equity Treatment Limitation” has the meaning set forth in Section 9(e)(i).
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exempt Issuance” means (a) the Corporation’s issuance or grant of shares of Common Stock or Common Stock Equivalents directly or upon the exercise of options or by way of other forms of equity compensation awarded to directors, officers, employees, or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation; and (b) the Corporation’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock and are outstanding as of the Initial Issue Date; (c) the Corporation’s issuance of the Convertible Preferred Stock and any shares of Common Stock upon conversion thereof; and (d) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.
“GAAP” means U.S. generally accepted accounting principles, consistently applied and as in effect from time to time.
“Global Preferred Certificate” has the meaning set forth in Section 13(a).
“Global Preferred Shares” has the meaning set forth in Section 13(a).
“Holder” means a person in whose name any Convertible Preferred Stock is registered on the Register.
“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures, loan agreements or similar instruments, (c) capital lease obligations, (d) other short- and long-term obligations under debt agreements, lines of credit and extensions of credit, (e) indebtedness (excluding prepaid interest thereon) secured by a lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and (f) all guarantees of such Person in respect of any of the foregoing.
“Initial Issue Date” means [•], 2026.
“Issue Date Consolidated Total Debt” means the $[•] aggregate principal amount of Consolidated Total Debt outstanding immediately following the closing of the Restructuring.
“Junior Securities” means collectively, the Common Stock and each other class or series of Capital Stock now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Convertible Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
3 NTD: To be the Initial Issue Date.
4 NTD: To be the first anniversary of the Initial Issue Date.
5 NTD: To be the second anniversary of the Initial Issue Date.

“Last Reported Sale Price” of the Common Stock or the Convertible Preferred Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Corporation selects.
“Liquidation Event” means the occurrence of any of the following:
(iv)(A) a consolidation, merger, statutory conversion, statutory exchange, transfer, domestication, continuance or similar business combination or transaction to which the Corporation is a party (whether or not the Corporation is the surviving corporation) or (B) a consolidation, merger, statutory conversion, statutory exchange, transfer, domestication, continuance or similar business combination or transaction to which a Subsidiary is a party, if approved by the Board of Directors or if the Corporation issues shares of its Capital Stock pursuant to such transaction (in either (A) or (B) of this clause (i)), other than an applicable transaction involving the Corporation or a Subsidiary in which the shares of Capital Stock of the Corporation outstanding immediately prior to such transaction continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such consolidation or merger, at least a majority of the Voting Stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such transaction, the parent corporation of such surviving or resulting corporation;
(v)a Disposition of assets of the Corporation or its Subsidiaries that, taken as a whole, represent greater than 80% of the aggregate book value of the consolidated assets of the Corporation and its Subsidiaries as determined at the time of such Disposition in accordance with GAAP (including the Disposition of one or more Subsidiaries if the sale of all of the assets of such Subsidiary or Subsidiaries would meet or exceed the foregoing threshold described in this clause (ii), except where such Disposition is to a Wholly Owned Subsidiary of the Corporation);
(vi)the Corporation consummating a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another entity whereby such other entity acquires more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) making or party to, or associated or affiliated with such other “person” or “group” making or party to, such stock purchase agreement or other business combination) of the Corporation; provided, that any repurchase, redemption, or acquisition by one or more of the Corporation and its Affiliates of the capital stock of the Corporation, whether by open market purchase, tender offer, or otherwise, that results in a person acquiring at least a majority, by voting power, of the capital stock of the Corporation shall not be deemed to be a Liquidation Event; or
(vii)a Bankruptcy Event.
“Liquidation Preference” has the meaning set forth in Section 5(a).
“Mandatory Conversion Date” means [•], 2029.6
“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Material Subsidiary” means, as of any date of determination, any Subsidiary of the Corporation that, together with its respective Subsidiaries on a consolidated basis: (a) contributed or is otherwise directly or indirectly responsible for 80% or more of the consolidated revenue of the Corporation and its Subsidiaries at any point during the eighteen-month (18-month) period ending on the date of the most recent audited financial statements of the Corporation; (b) owned, leased, licensed, used, or held for use assets with an aggregate fair market value representing 80% or more of the consolidated total assets of the Corporation and its Subsidiaries at any point during the eighteen (18) month period prior to the date of determination.
“Number of Reserved Shares” means, as of any time, the number of shares of Common Stock that, at such time, the Corporation has reserved (out of its authorized but unissued shares of Common Stock that are not reserved for any other purpose) for delivery upon conversion of the Convertible Preferred Stock.
“Original Liquidation Preference” means, with respect to any share of Convertible Preferred Stock, as of the Initial Issue Date, $1,000, subject to adjustment for any stock split, reverse split, stock dividend or similar transaction, in each case, of the Convertible Preferred Stock.
6 NTD: To be the third anniversary of the Initial Issue Date.

“Parity Interests” means, subject to the consent rights over issuance thereof under Section 8(a)(i)(2), Parity Securities of the Corporation, and all warrants, options or other rights to acquire such Parity Securities, but excluding any debt security that is convertible into, or exchangeable for, such Parity Securities.
“Parity Securities” means, subject to the consent rights over issuance thereof under Section 8(a)(i)(2), any class or series of Capital Stock of the Corporation (other than Convertible Preferred Stock), the terms of which expressly provide that such class ranks pari passu with the Convertible Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary bankruptcy, liquidation, dissolution or winding up of the affairs of the Corporation.
“Paying Agent” has the meaning set forth in Section 3(e)(h).
“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.
“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.
“Redemption” has the meaning set forth in Section 7(a).
“Redemption Date” has the meaning set forth in Section 7(a).
“Redemption Notice” has the meaning set forth in Section 7(c).
“Redemption Price” has the meaning set forth in Section 7(b).
“Reference Property” has the meaning set forth in Section 9(f)(i).
“Reference Property Unit” has the meaning set forth in Section 9(f)(i).
“Register” has the meaning set forth in Section 3(e)(ii).
“Registrar” has the meaning set forth in Section 3(e)(i).
“Requisite Holders” means, as of any relevant time, the Holders constituting at least two-thirds (2/3) of the outstanding voting power of the Convertible Preferred Stock.
“Restructuring” has the meaning set forth in the Restructuring Support Agreement.
“Restructuring Support Agreement” has the meaning set forth in the preliminary paragraph hereto.
“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security” means any share of Convertible Preferred Stock or Conversion Share.
“Senior Interests” means, subject to the consent rights over issuance thereof under Section 8(a)(i)(2), Senior Securities of the Corporation, and all warrants, options or other rights to acquire such Senior Securities, but excluding any debt security that is convertible into, or exchangeable for, such Senior Securities.
“Senior Securities” means, subject to the consent rights over issuance thereof under Section 8(a)(i)(2), any class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks senior to the Convertible Preferred Stock, has preference or priority over the Convertible Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Conversion Agent.
“Share Reserve Requirement” means, as of any time, a number of shares of Common Stock equal to the number of shares of Common Stock that would be deliverable (without regard to any limitations on conversion) upon conversion of all Convertible Preferred Stock outstanding as of such time (assuming such conversion occurred as of such time).

“Subsidiary” with respect to any Person:
(a)any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and
(b)any partnership, joint venture, limited liability company or similar entity of which:
(i)more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and
(ii)such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Certificate of Designations, regardless of whether such entity is consolidated on the Corporation’s or any of its Subsidiaries’ financial statements. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Corporation.
“Successor Person” has the meaning set forth in Section 9(e)(iii).
“Trading Day” means any calendar day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Transfer Agent” shall initially mean Equiniti Trust Company, LLC.
“Volume-Weighted Average Price” means, with respect to any security and a period of Trading Days, (i) the volume weighted average price of such security during the regular trading session of each Trading Day during such period (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported by the principal U.S. national or regional securities exchange or quotation system on which such security is then listed or quoted, as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), or (ii) if such volume weighted average price is unavailable or in manifest error as reasonably determined in good faith by the Board of Directors, the market value of one unit of such security during such period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution selected by the Board of Directors.
“Voting Stock” means, with respect to any Person, shares of such Person’s Capital Stock that are at the time generally entitled, without regard to contingencies, to vote in the election of the board of directors of such Person.
“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more wholly owned Subsidiaries of such Person.
2.RULES OF CONSTRUCTION. For purposes of this Certificate of Designations:
(a)“or” is not exclusive;
(b)“including” means “including without limitation”;
(c)“will” expresses a command;
(d)the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(e)a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;
(f)words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(g)“herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h)references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and
(i)the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.
3.THE CONVERTIBLE PREFERRED STOCK.
(a)Designation; Par Value. A series of stock of the Corporation titled the “Series A Mandatorily Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued Preferred Shares of the Corporation. The par value of the Convertible Preferred Stock is $0.01 per share.
(b)Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is two million six hundred forty-one thousand, fifty-two (2,641,052); provided, however, that, subject to Section 8, by resolution of the Board of Directors, the total number of shares of Convertible Preferred Stock may be increased (but not above the total number of authorized Preferred Shares) or reduced (but not below the number of shares of Convertible Preferred Stock then outstanding).
(c)Form, Dating and Denominations.
(i)Uncertificated Shares. The Convertible Preferred Stock will be represented in the form of uncertificated shares as set forth in Section 13. The Corporation shall evidence the share(s) of Convertible Preferred Stock in the form of an electronic book entry maintained by the Corporation or the Transfer Agent.
(ii)Legend; Interpretation. For purposes of this Certificate of Designations, uncertificated shares will be deemed to include the text set forth in Exhibit A. Any reference in this Certificate of Designations to the “delivery” of the shares will be deemed to be satisfied upon the registration of the electronic book entry representing such shares of Convertible Preferred Stock in the name of the applicable Holder.
(iii)No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.
(d)Method of Payment; Delay When Payment Date is Not a Business Day.
(i)Method of Payment. The Corporation will pay (or cause the Paying Agent to pay) all cash amounts due on any Convertible Preferred Stock, out of funds legally available therefor, by wire transfer of immediately available funds.
(ii)Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the Federal Reserve Bank of New York or the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”
(e)Transfer Agent, Registrar, Paying Agent and Conversion Agent.
(i)Generally. The Corporation designates its principal U.S. executive offices, and any office of the Transfer Agent in the continental United States, as an office or agency where Convertible Preferred Stock may be presented for (1) registration of transfer or for exchange (the “Registrar”); (2) payment (the “Paying Agent”); and (3) conversion (the “Conversion Agent”). At all times when any Convertible Preferred Stock is outstanding, the Corporation will maintain an office in the continental United States constituting the Registrar, Paying Agent and Conversion Agent.
(ii)Maintenance of the Register. The Corporation will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Corporation and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.
(iii)Subsequent Appointments. By notice to each Holder, the Corporation may, at any time, appoint any Person (including any Subsidiary of the Corporation) to act as Registrar, Paying Agent or Conversion Agent. If the Corporation or any of its Subsidiaries acts as Paying Agent, then (1) it will segregate for the benefit of the Holders all money and other property held by it as Paying Agent; and (2) references in this Certificate of

Designations to the Paying Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent, in each case, for payment or delivery to any Holders or with respect to the Convertible Preferred Stock, will be deemed to refer to cash or other property so segregated, or to the segregation of such cash or other property, respectively.
(f)Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.
(i)Provisions Applicable to All Transfers and Exchanges.
(1)Generally. Shares of Convertible Preferred Stock may be transferred or exchanged by a Holder to or with one or more other Persons from time to time without the prior written consent of the Corporation. The Corporation will cause the transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second Business Day after the date of the transfer or exchange request. The Corporation will cause the Registrar to record each such transfer or exchange in the Register.
(2)No Services Charge; Transfer Taxes. The Corporation and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Corporation, the Transfer Agent, the Registrar and the Conversion Agent may require payment by the applicable Holder of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock; provided, that (A) any such taxes or charges incurred in connection with the original issuance of the Convertible Preferred Stock that are legally required to be paid by the Corporation shall be paid and borne by the Corporation; and (B) any such taxes or charges incurred in connection with a conversion of the Convertible Preferred Stock pursuant to Section 9 shall be paid and borne as provided in Section 11(b).
(3)No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers and exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.
(ii)Transfers of Shares Subject to Redemption or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Corporation, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Convertible Preferred Stock that has been called for Redemption.7
(g)Status of Retired or Treasury Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed, automatically and without any further action of the Board of Directors, to be retired and to resume the status of an authorized and unissued Preferred Share of the Corporation, and such share cannot thereafter be reissued as Convertible Preferred Stock.
(h)Registered Holders. Only the Holder of any share of Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such share of Convertible Preferred Stock.
(i)Shares Held by the Corporation or its Subsidiaries. Without limiting the generality of Section 3(j), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Corporation or any of its Subsidiaries will be deemed not to be outstanding.
(j)Outstanding Shares.
(i)Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares indicated as outstanding in the Register (absent manifest error), excluding those shares of Convertible Preferred Stock that have theretofore been (1) paid in full upon their conversion or upon their redemption or repurchase in accordance with this Certificate of Designations; or (2) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii) or (iii) of this Section 3(j).
(ii)Shares to Be Redeemed. If, on a Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding; and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7.
(iii)Shares to Be Converted. If any shares of Convertible Preferred Stock remain outstanding as of the Close of Business on the Mandatory Conversion Date, then (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 9 upon such conversion): (1) such Convertible Preferred
7 NTD: DTC transfer mechanics to be updated as necessary.

Stock will be deemed to cease to be outstanding; and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 9.
(k)Repurchases of Convertible Preferred Stock. The Corporation, its Subsidiaries and its Affiliates may, from time to time and subject to prior authorization of the Board of Directors, repurchase Convertible Preferred Stock in open market purchases or in negotiated transactions without delivering prior notice to the Holders.
4.RANKING. With respect to payment of dividends and distributions and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all shares of the Convertible Preferred Stock shall rank (a) senior to all Junior Securities, (b) pari passu with any Parity Securities in issue from time to time and (c) junior to all Senior Securities. For the avoidance of doubt, all shares of the Convertible Preferred Stock shall rank senior to all existing and future equity securities of the Corporation (including the Common Stock), unless otherwise approved or consented to by the Requisite Holders pursuant to Section 8(a)(i)(2).
5.DIVIDENDS.
(a)Accrual of Dividends. From and after the Initial Issue Date, cumulative dividends (“Dividends”) on each share of Convertible Preferred Stock shall accrue on a daily basis in arrears at the applicable Dividend Rate on the sum of (i) the Original Liquidation Preference thereof plus (ii) once compounded, any Compounded Dividends thereon (the Original Liquidation Preference plus, at any time of determination, the accumulated Compounded Dividends, the “Liquidation Preference”). Dividends on the Convertible Preferred Stock shall accrue on the basis of a 360-day year, consisting of twelve (12), thirty (30) calendar day periods, and shall accrue daily commencing on the Initial Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.
(b)Compounding of Dividends. All Dividends shall compound quarterly on the last day of March, June, September and December of each calendar year, and shall be automatically added to the then current Liquidation Preference (“Compounded Dividends”).
(c)Restriction on Dividends. Without the prior written consent of Requisite Holders, for so long as any shares of Convertible Preferred Stock remain outstanding:
(i)no dividends or other distributions (other than in shares of Common Stock or in shares of any class or series of convertible Preferred Shares that the Corporation may issue ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation for which an adjustment to the Conversion Rate has been made in accordance with this Certificate of Designations) shall be declared or paid or set aside for payment upon any other class or series of capital stock of the Corporation; and
(ii)any shares of capital stock that the Corporation may issue other than, subject to Section 3(k), the Convertible Preferred Stock, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, except (a) by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, other Capital Stock of the Corporation that it may issue ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, (b) in the case of the distribution of assets upon liquidation, dissolution or winding up, (c) repurchases of fractional shares of Capital Stock of the Corporation upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Corporation or upon the vesting of any profits interests, restricted stock units or similar incentive interests in an aggregate amount not to exceed $1,000,000, or (d) “net” or “cashless” exercises of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Corporation (for purposes of exercising such warrants, options or other securities convertible into or exchangeable for Capital Stock of the Corporation, including any transfer for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such warrants, options or other securities convertible into or exchangeable for Capital Stock of the Corporation), in each case if such Capital Stock represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise upon such exercise or vesting, as applicable.
(d)Participation in Common Stock Dividends. Holders shall fully participate in any dividends or distributions declared or paid on Common Stock as if each share of Convertible Preferred Stock were converted into a number of shares of Common Stock (without regard to any limitations on conversion) equal to the Conversion Rate in effect on such Record Date (an “as-converted basis”).
6.RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.
(a)Generally. Unless waived in whole or in part by the Requisite Holders, upon the occurrence of a Liquidation Event, subject to the rights of any of the Corporation’s creditors or holders of any outstanding Senior Securities, the Corporation shall pay to the Holder of each share of Convertible Preferred Stock the Liquidation Preference of such share of Convertible Preferred Stock in cash, plus any accrued and unpaid Dividends in respect of the Convertible Preferred Stock not previously added to the Liquidation

Preference, whether or not declared out of the Corporation’s assets or funds legally available for distribution to the Corporation’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Junior Securities.
(b)Upon payment of such amount in full in cash on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Corporation’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Parity Securities, if any, then, subject to the rights of any of the Corporation’s creditors or holders of any outstanding Senior Securities, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Parity Securities in proportion to the full respective distributions to which such shares would otherwise be entitled.
7.REDEMPTION AT THE OPTION OF THE CORPORATION.
(a)Corporation’s Right to Redeem. The Corporation may redeem the Convertible Preferred Stock in cash by written notice out of funds legally available therefor:
(i)in full or in part, at any time and on one or more Redemption Dates, with proceeds from (A) Cash Flow from Operations, (B) Asset Sales, (C) sales of Junior Securities and (D) incurrence of Indebtedness, to the extent such incurrence (after giving effect to the use of proceeds therefrom) would not result in the Corporation’s Consolidated Total Debt exceeding the Issue Date Consolidated Total Debt; and
(ii)in full at any time, with proceeds from the incurrence of Indebtedness.
Each such redemption pursuant to this Section 7(a) shall be referred to as a “Redemption,” and shall occur on a date chosen by the Corporation (each such date, a “Redemption Date”).
(b)Redemption Price. The Redemption Price (the “Redemption Price”) with respect to a share of Convertible Preferred Stock shall equal the Liquidation Preference as of the Redemption Date, plus any accrued and unpaid Dividends in respect of such share of Convertible Preferred Stock not previously added to the Liquidation Preference to, but not including, the Redemption Date. The Redemption Price shall be payable in cash.
(c)Redemption Notices. Any election to redeem shares of Convertible Preferred Stock by the Corporation pursuant to this Section 7(c) shall be made by delivery to the Holders of written notice (the “Redemption Notice”) of the Corporation’s election to redeem, at least 10 calendar days but no more than 60 calendar days prior to the applicable Redemption Date  (provided that, if the shares of Convertible Preferred Stock are held in book-entry form through the Depositary, the Corporation may give such notice in any manner permitted by the Depositary), which Redemption Notice shall state:
(i)that a Redemption is being made and the number of shares of Convertible Preferred Stock being redeemed;
(ii)the Redemption Price;
(iii)any conditions to the consummation of the Redemption; and
(iv)the Redemption Date (or, to the extent not ascertainable at the time of such notice, a good faith estimate of the Redemption Date).
(d)Payment of the Redemption Price. On the Redemption Date, the Corporation shall cause to be paid in cash the aggregate Redemption Price for such shares of Convertible Preferred Stock to such Holders at an account or accounts designated by such Holders. Upon such payment in full, such shares of Convertible Preferred Stock will be deemed to have been redeemed, and Dividends with respect to such redeemed shares of Convertible Preferred Stock shall cease to accumulate and all designations, rights, preferences, powers, qualifications, restrictions and limitations of such redeemed shares shall forthwith terminate. If any shares of Convertible Preferred Stock are not redeemed on the Redemption Date for any reason, until such shares are redeemed, all such unredeemed shares of Convertible Preferred Stock shall remain outstanding and continue to accumulate Dividends thereon until the date on which the Corporation redeems and pays in full the Redemption Price for such Convertible Preferred Stock.
(e)Conditional Redemption. Any Redemption Notice may, at the Corporation’s discretion, be subject to one or more conditions precedent.
(f)Partial Redemption. All Redemptions shall be made on a pro rata basis among all Holders in proportion to the number of shares of Convertible Preferred Stock held by such Holders, treating holders of vested warrants, options or other rights to acquire Convertible Preferred Stock as the Holders thereof. Upon the consummation of a Redemption of less than all of the outstanding Convertible Preferred Stock, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of the Convertible Preferred Stock represented by the global certificate by making a notation on the global certificate or otherwise notating such reduction in the register maintained by such Transfer Agent and Registrar.

8.VOTING RIGHTS. The Convertible Preferred Stock will have the voting, consent or waiver rights set forth in this Section 8 or as otherwise provided in the Certificate of Incorporation (including this Certificate of Designations) or required by the General Corporation Law of the State of Delaware.
(a)Voting, Consent and Waiver Rights with Respect to Specified Matters.
(i)Generally. Subject to the other provisions of this Section 8(a), each of the following events will require, and cannot be effected without (and any such actions will be void ab initio), the prior written affirmative vote, consent or waiver of Requisite Holders:
(1)any amendment, modification, repeal or waiver of any provision of the organizational documents of the Corporation (including the Certificate of Incorporation (including this Certificate of Designations) or Bylaws) that disproportionately and adversely affects the rights, preferences, privileges or powers of the Holders with respect to such Holders’ Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 8(a)(ii));
(2)authorization or issuance of any Parity Interests or Senior Interests, or reclassification, alteration or amendment of any existing Equity Interests into, or issuance of any Equity Interests or debt securities convertible into or exchangeable or exercisable for, Parity Interests or Senior Interests;
(3)increase or decrease in the number of authorized but unissued shares of Convertible Preferred Stock or effecting of any stock split, combination, or other similar recapitalization or reorganization with respect to the Convertible Preferred Stock; and
(4)any mandatory exchange, reclassification or cancellation of all or part of the Convertible Preferred Stock.
provided, however, that each of the following will be deemed not to adversely affect the special rights, preferences or voting powers of the Convertible Preferred Stock and will not require any vote, consent or waiver pursuant to Section 8(a)(i)(1):
(A)any increase in the number of authorized shares of Convertible Preferred Stock as necessary with respect to issuances of shares of Convertible Preferred Stock pursuant to the terms of the Corporation’s Amended and Restated 2019 Omnibus Incentive Plan, dated as of [•], 20268 (the “Incentive Plan”), as may be further amended, amended and restated, supplemented or otherwise modified from time to time;
(B)notwithstanding the provisions of Section 242(b)(2) of the DGCL and except as provided in Section 8(a)(i)(3), the creation and issuance, or increase in the authorized or issued number, of any shares of any class or series of stock; and
(C)the application of Section 9(f), including the execution and delivery of any supplemental instruments pursuant to Section 9(f)(ii) solely to give effect to such provision; provided that no such supplemental instrument shall reduce any right, preference, or privilege of the Convertible Preferred Stock or impose any additional obligation on Holders without Requisite Holder consent.
(ii)Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 8(a)(i)(1), the Corporation may amend, modify or repeal any of the terms of the Convertible Preferred Stock in a manner that does not, directly or indirectly, disproportionately and adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock without the vote, consent or waiver of any Holder to amend or correct this Certificate of Designations to cure any bona fide ambiguity or correct any bona fide mistake, omission, defect or inconsistency; provided that the Corporation shall provide written notice to the Holders not less than ten (10) Business Days prior to the effectiveness of any such amendment, modification or repeal, along with a description of such amendment, modification or repeal in reasonable detail.
(b)Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in this Section 8, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote, consent or waiver by the holders of the Common Stock, and, for these purposes, (i) each share of the Convertible Preferred Stock of each Holder will entitle such Holder to be treated in respect of each such share as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock (without regard to any limitations on conversion) equal to the Conversion Rate in effect on such Record Date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws of the Corporation, and the General Corporation Law of the State of Delaware as if the Holders were holders of Common Stock. Notwithstanding the foregoing, the aggregate voting power of the Convertible Preferred Stock when voting with the holders of the Common Stock shall be limited to the extent necessary to comply with the NASDAQ Listing Standard Rules, and any resulting limitation on the voting rights of the Convertible Preferred Stock shall
8 NTD: To be the Initial Issue Date.

apply pro rata among the Holders thereof; provided that the Corporation shall use commercially reasonable efforts to seek any stockholder approval or take any other action necessary to eliminate such limitation at the earliest practicable opportunity.
(c)Procedures for Voting, Consents and Waivers.
(i)Rules and Procedures Governing Votes, Consents or Waivers. If any vote, consent or waiver of the Holders will be held or solicited, including at an annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 8; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders, of directors for election; provided, however, that with respect to any rights of the Holders pursuant to Section 8(b), such rules and procedures will be the same rules and procedures that apply to holders of the Common Stock with respect to the applicable matter referred to in Section 8(b).
(ii)Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock outstanding as of the applicable record date will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.
(iii)Written Consent in Lieu of Stockholder Meeting. Notwithstanding anything to the contrary otherwise set forth in the Certificate of Incorporation, the Bylaws or otherwise, an affirmative vote, consent or waiver of the Holders pursuant to Section 8(a) may be given or obtained in writing without a meeting.
9.CONVERSION.
(a)Generally. Each outstanding share of the Convertible Preferred Stock shall automatically convert (unless previously repurchased or redeemed pursuant to Section 8) on the Mandatory Conversion Date into a number of shares of Common Stock equal to the Conversion Rate as of immediately before the Close of Business on the Business Day immediately prior to the Mandatory Conversion Date.
(b)Settlement Upon Conversion.
(i)Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 12(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Corporation will, to the extent it is legally able to do so and permitted under the terms of its Indebtedness, pay cash equal to such fraction multiplied by the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the Mandatory Conversion Date.
(ii)Delivery of Conversion Consideration. Except as provided in Section 9(e), the Corporation will pay and deliver the Conversion Consideration due upon conversion of any Convertible Preferred Stock through book-entry transfer through the facilities of the Depositary, together with delivery by the Corporation to the Holders of any cash in lieu of fractional share to which the Holders are entitled, on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable taxes and duties pursuant to Section 11(b), if any.
(c)Conversion Rate Adjustments.
(i)Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:
(1)Stock Dividends, Splits and Combinations. If the Corporation issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Corporation effects a stock split or a stock combination of the Common Stock or similar event (in each case, excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 9(e) will apply), then the Conversion Rate will be adjusted based on the following formula:
CR1 = CR0* OS1 ÷ OS0
where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend, distribution or other similar event, or immediately before the Close of Business on the effective date of such stock split, stock combination or other similar event, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split, stock combination or other similar event; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split, stock combination or other similar event.
If any dividend, distribution, stock split, stock combination or other similar event of the type described in this Section 9(c)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Corporation determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
(2)Certain Issuances of Equity Interests. In the event the Corporation shall at any time after the Initial Issue Date issue Equity Interests, without consideration or for a consideration per share less than the Current Market Price as of the date of issuance of such Equity Interests, then the Conversion Rate shall be increased, concurrently with such issue, to a price determined in accordance with the following formula:
CR1 = CR0* (OS1*CMP) ÷ [(OS0*CMP) + AC]
where:

CMP	=	Current Market Price

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Trading Day immediately prior to the date of announcement of such issuance;

CR1	=	the Conversion Rate in effect immediately after the issuance;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the issuance (includes outstanding shares of Common Stock, all shares of Convertible Preferred Stock on an as converted basis, and all outstanding options on an as-exercised basis);

OS1	=	the number of shares of Common Stock outstanding immediately after the issuance (includes outstanding shares of Common Stock, all shares of Convertible Preferred Stock on an as converted basis, and all outstanding options on an as-exercised basis);

AC	=
the aggregate consideration received by the Corporation in respect of the issuance, equal to the sum of (x) the purchase price payable solely in cash of all such securities, plus (y) the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock plus (z) the fair market value (as determined in good faith by the Board of Directors) of any consideration that consists all or in part of property other than cash;

provided, however, that the Conversion Rate will not be adjusted pursuant to this Section 9(c)(i)(2) solely as a result of an Exempt Issuance. Such adjustment shall become effective immediately after the public announcement of such issuance. In the event that such issuance is announced but not completed, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such issuance had not been announced.
(ii)No Adjustments in Certain Cases. The Corporation will not be required to adjust the Conversion Rate except pursuant to Section 9(c).

(iii)Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Corporation has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, such separation will require, at the time of such separation, distribution of such rights to the holders of Convertible Preferred Stock on an as-converted basis.
(iv)Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 9(c)(i), the number of shares of Common Stock outstanding at any time will exclude shares of Common Stock held in the Corporation’s treasury (unless the Corporation pays any dividend or makes any distributions on shares of Common Stock held in its treasury).
(v)Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a cent (with 5/100,000ths rounded upward).
(vi)Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 9(c)(i), the Corporation will, as soon as reasonably practicable, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Rate in effect immediately after such adjustment; and (3) the effective time of such adjustment.
(d)Voluntary Conversion Rate Increases.
(i)Generally. To the extent permitted by law and applicable stock exchange rules, the Corporation, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (1) the Board of Directors determines that such increase is in the Corporation’s best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such increase is in effect for a period of at least twenty (20) Business Days; and (3) such increase is irrevocable during such period; provided, however, that any such increase that would be reasonably expected to result in any income tax imposed on holders of Convertible Preferred Stock shall require the affirmative vote or consent of the Requisite Holders.
(ii)Notice of Voluntary Increase. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 9(d)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 9(d)(i), the Corporation will send notice to each Holder, the Transfer Agent and the Conversion Agent of such increase to the Conversion Rate, the amount thereof and the period during which such increase will be in effect.
(e)Restriction on Conversions.
(i)Equity Treatment Limitation.
(1)Generally. Notwithstanding anything to the contrary in this Certificate of Designations, the Corporation will in no event be required to deliver any shares of Common Stock in settlement of the conversion of any Convertible Preferred Stock to the extent, but only to the extent, the Corporation does not then have sufficient authorized and unissued shares of Common Stock that are not reserved for other purposes (the limitation set forth in this sentence, the “Equity Treatment Limitation,” and any shares of Common Stock that would otherwise be deliverable in excess of the number of such authorized and unissued shares, the “Deficit Shares”). If any Deficit Shares are withheld pursuant to the Equity Treatment Limitation and, at any time thereafter, some or all of such Deficit Shares could be delivered without violating the Equity Treatment Limitation, then (A) the Corporation will deliver such Deficit Shares to the extent, but only to the extent, such delivery is permitted by the Equity Treatment Limitation; and (B) the provisions of this sentence will continue to apply until there are no remaining Deficit Shares.
(2)Share Reserve Provisions. On the Initial Issue Date, the Number of Reserved Shares is not less than the Share Reserve Requirement. The Corporation shall at all times reserve and keep available a number of Reserved Shares to be no less than the Share Reserve Requirement at any time when any Convertible Preferred Stock is outstanding (including, if applicable, by seeking the approval of its stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock). The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance, which shall be immediately delivered by the Corporation upon each such issuance).

(f)Effect of Common Stock Change Event.
(i)Generally. If there occurs any:
(1)recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;
(2)consolidation, merger, combination or binding or statutory share exchange involving the Corporation;
(3)sale, lease or other transfer of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person; or
(4)other similar event,
which does not constitute a Liquidation Event and as a result of which the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,
(A)from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in Section 7, Section 9 or Section 10, or in any related definitions, were instead a reference to the same number of Reference Property Units; and
(B)if such Reference Property Unit consists entirely of cash, then the Corporation will pay the cash due in respect of all conversions occurring on the Mandatory Conversion Date no later than the tenth (10th) Business Day after the Mandatory Conversion Date.
If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Corporation will notify the Holders of such weighted average as soon as practicable after such determination is made.
(ii)Compliance Covenant. The Corporation will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 9(f).
(iii)Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Corporation and, if applicable, the resulting, surviving or transferee Person (if not the Corporation) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Corporation reasonably determines are necessary or desirable, to (1) provide for subsequent adjustments to the Conversion Rate pursuant to Section 9(c)(i) in a manner consistent with this Section 9(f); and (2) give effect to such other provisions, if any, as the Corporation reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 9(f)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s), if any, and such supplemental instrument(s) will contain such additional provisions, if any, that the Corporation reasonably determines are appropriate to preserve the economic interests of Holders.
(iv)Notice of Common Stock Change Event. The Corporation will provide notice of each Common Stock Change Event to Holders as promptly as possible after the effective date of the Common Stock Change Event, together with a description in reasonable detail of material terms of the anticipated impact on the rights of the Holders.
10.ISSUANCE OF COMMON STOCK. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued share and will be duly authorized and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Corporation will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.
11.TAXES.
(a)The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock (that are legally required to be paid by the Corporation) or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates evidencing such shares or securities. However, in the case of conversion of Convertible Preferred Stock, the Corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, shares of Common Stock or other securities to a beneficial owner other than the Holder of the Convertible Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
(b)All payments, dividends and distributions on, or in redemption of, or upon conversion of, the Convertible Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, and amounts withheld, if any, shall be paid over to the applicable governmental authority to the extent required by law and shall be treated as received by the applicable Holder of such Convertible Preferred Stock in respect of which such amounts were withheld. The Corporation shall have the right to take measures necessary to obtain cash to satisfy the Corporation’s withholding requirements with respect to any non-cash, deemed or constructive payment, dividend or distribution to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control, including any stock deliverable upon conversion of any Convertible Preferred Stock or any cash payable to the applicable Holder following such payment, dividend or distribution.
(c)The Corporation and each Holder agree not to treat the Convertible Preferred Stock as “preferred stock” within the meaning of Section 305(b)(4) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations Section 1.305-5(a) or as “nonqualified preferred stock” within the meaning of Section 351(g)(2) of the Code on any tax return or in the conduct of any tax audit or similar proceeding, in each case, unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.
12.CALCULATIONS.
(a)Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Corporation will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Rate, the Last Reported Sale Price and accumulated Dividends, whether or not declared, on the Convertible Preferred Stock. The Corporation will make all calculations in good faith. The Corporation will provide a schedule of such calculations to any Holder upon written request. If the Requisite Holders dispute any calculations called for under this Certificate of Designations or the Convertible Preferred Stock, if such dispute is not promptly resolved by discussion between the Requisite Holders and the Corporation, the Corporation shall submit the disputed issues to an independent outside accountant (reasonably acceptable to the requisite Holders) within fifteen (15) Business Days of receipt of notice of such dispute. The accountant, at the Corporation’s expense, shall promptly audit the calculations and notify the holder of the results no later than fifteen (15) Business Days from the date it receives the disputed calculations. The accountant’s calculation shall be deemed conclusive, absent manifest error.
(b)Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted on the Mandatory Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.
13.BOOK-ENTRY FORM.
(a)The Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Convertible Preferred Stock in definitive, fully registered form eligible for book-entry settlement with the global legend as set forth on the form of Convertible Preferred Stock certificate attached hereto as Exhibit A (each, a “Global Preferred Certificate” and the shares of Convertible Preferred Stock represented by such Global Preferred Certificate, the “Global Preferred Shares”), which is hereby incorporated in and expressly made part of this Certificate of Designations. The Global Preferred Certificates may have notations, legends or endorsements required by law, stock exchange rules or agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Certificates shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for the Depositary, and registered in the name of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Certificate may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. The Corporation shall cause the Global Preferred Certificates to be deposited with the Registrar as custodian for the Depositary, and accepted for book-entry settlement by the Depositary, on or as promptly as practicable after the Initial Issue Date and shall use commercially reasonable efforts to maintain the eligibility of the Convertible Preferred Stock for clearance and settlement through the facilities of the Depositary at all times while any Convertible Preferred Stock remains outstanding.

This Section 13 shall apply only to a Global Preferred Certificate deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 13, countersign and deliver any Global Preferred Certificate that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares, this Certificate of Designations or the Certificate of Incorporation.
Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Convertible Preferred Stock, unless (x) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Certificates shall be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal Liquidation Preference, and such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.
(b)Signatures. Any authorized Officer shall sign each Global Preferred Certificate for the Corporation, in accordance with the Corporation’s Bylaws and applicable Delaware law, by manual, facsimile or electronic signature. If an Officer whose signature is on a Global Preferred Certificate no longer holds that office at the time the Registrar countersigned such Global Preferred Certificate, such Global Preferred Certificate shall be valid nevertheless. A Global Preferred Certificate shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Certificate. Each Global Preferred Certificate shall be dated the date of its countersignature. The foregoing paragraph shall likewise apply to any certificate representing shares of Convertible Preferred Stock.
(c)If the Global Preferred Shares shall be listed on Nasdaq or any other stock exchange, the Depositary may, with the written approval of the Corporation, appoint a registrar (acceptable to the Corporation) for registration of such Global Preferred Shares in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Registrar upon the request or with the written approval of the Corporation.
14.NOTICES. The Corporation will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt requested from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register. Unless otherwise specified herein, all notices and communications hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service.
15.FACTS ASCERTAINABLE. When the terms of this Certificate of Designations refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Corporation shall also maintain a written record of the Initial Issue Date, the number of shares of Convertible Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.
16.SEVERABILITY. If any term of the Convertible Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.
17.NO OTHER RIGHTS. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly executed as of the date first written above.
New Fortress Energy Inc.

By:
Name:    Christopher S. Guinta
Title:    Chief Financial Officer

EXHIBIT A
FORM OF CONVERTIBLE PREFERRED STOCK CERTIFICATE
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES OF CONVERTIBLE PREFERRED STOCK. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]9
9 NTD: Include for Global Preferred Stock Certificate.

New Fortress Energy Inc.
Series A Mandatorily Convertible Preferred Stock
Certificate No. [ ]
New Fortress Energy Inc., a Delaware corporation (the “Corporation”), certifies that [ ] is the registered owner of [ ] shares of the Corporation’s Series A Mandatorily Convertible Preferred Stock (the “Convertible Preferred Stock”) evidenced by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Corporation establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.
The shares of Convertible Preferred Stock are subject to restrictions on transfer set forth in the Certificate of Designations. The Corporation will give to the holder of Convertible Preferred Stock a copy of the Certificate of Designations then in effect without charge, promptly after receipt of a written request to the following address:
New Fortress Energy Inc.
111 W. 19th Street, 8th Floor
New York, New York, 10011
Attention: General Counsel
Additional terms of this Certificate are set forth on the other side of this Certificate.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, New Fortress Energy Inc. has caused this instrument to be duly executed as of the date set forth below.

NEW FORTRESS ENERGY INC.

Date: ______________	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE
Equiniti Trust Company, LLC, as Transfer Agent, certifies that this Certificate evidences shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date: __________________	By:
Authorized Signatory

New Fortress Energy Inc.
Series A Mandatorily Convertible Preferred Stock
This Certificate evidences duly authorized, issued and outstanding shares of Convertible Preferred Stock. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.
1.Countersignature. This Certificate will not be valid until countersigned by the Transfer Agent.
2.Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).
* * *
To request a copy of the Certificate of Designations, which the Corporation will provide to any Holder at no charge, please send a written request to the following address:
New Fortress Energy Inc.
111 W. 19th Street, 8th Floor
New York, New York, 10011
Attention: General Counsel

ASSIGNMENT FORM
New Fortress Energy Inc.
Series A Mandatorily Convertible Preferred Stock
Subject to the terms of the Certificate of Designations, the undersigned Holder of the within Convertible Preferred Stock assigns to:

Name:

Address:

Social security or tax identification number
its Convertible Preferred Stock and all rights thereunder and irrevocably appoints:
as agent to transfer the Convertible Preferred Stock on the books of the Corporation. The agent may substitute another to act for him/her.

Date: _________
(Legal Name of Holder)

Name:
Title:

ANNEX E

SEPARATION AGREEMENT
by and among
NFE BRAZIL HOLDINGS LIMITED,
BRADFORD COUNTY HOLDINGS LIMITED
and
NEW FORTRESS ENERGY INC.

Dated as of [●], 2026

TABLE OF CONTENTS
Page
Section 1.1    General    2
Section 1.2    References; Interpretation    30
Section 1.3    Effective Time    31
ARTICLE II

THE SEPARATION
Section 2.1    General    31
Section 2.2    Transfer of Assets; Assumption and Satisfaction of Liabilities    32
Section 2.3    Intergroup Accounts    36
Section 2.4    Limitation of Liability; Intergroup Contracts    37
Section 2.5    Transfers Not Effected on or Prior to the Effective Time; Transfers Deemed Effective as of the Effective Time    38
Section 2.6    Wrong Pockets; Mail & Other Communications; Payments    40
Section 2.7    Conveyancing and Assumption Instruments    42
Section 2.8    Further Assurances    42
Section 2.9    Novation of Liabilities    43
Section 2.10    Guarantees and Credit Support Instruments    44
Section 2.11    Bank Accounts; Cash Balances    47
Section 2.12    Disclaimer of Representations and Warranties    47
ARTICLE III

CLOSING
Section 3.1    Equity Transfer Pursuant to the RSA, the Restructuring Plan and the Transaction Implementation Deed    48
Section 3.2    BrazilCo Fractional Shares    49
Section 3.3    Effectiveness of Closing    49
ARTICLE IV

CERTAIN COVENANTS
Section 4.1    Auditors and Audits; Financial Statements and Accounting    49
Section 4.2    Separation of Information    51
Section 4.3    Nonpublic Information    53
Section 4.4    Cooperation    53
Section 4.5    Permits and Financial Assurance    54
Section 4.6    Transitional Trademark License.    55
Section 4.7    IP Cross-License.    56
Section 4.8    Cybersecurity Cooperation    58
Section 4.9    Tax Matters    58
ARTICLE V

INDEMNIFICATION
Section 5.1    Release of Pre-Closing Claims    61
Section 5.2    Indemnification by CoreCo    63
Section 5.3    Indemnification by BrazilCo    63
Section 5.4    Procedures for Third Party Claims    63
Section 5.5    Procedures for Direct Claims    66
Section 5.6    Cooperation in Defense and Settlement    67
Section 5.7    Indemnification Payments    69
Section 5.8    Indemnification Obligations Net of Insurance Proceeds and Other Amounts    69

Section 5.9    Management of Existing Actions    70
Section 5.10    Additional Matters; Survival of Indemnities    72
ARTICLE VI

CONFIDENTIALITY; ACCESS TO INFORMATION
Section 6.1    Preservation of Corporate Records    72
Section 6.2    Provision of Corporate Records    73
Section 6.3    Disposition of Information    77
Section 6.4    Witness Services    77
Section 6.5    Reimbursement; Other Matters    77
Section 6.6    Confidentiality; Non-Use    78
Section 6.7    Privileged Matters    80
Section 6.8    Conflicts Waiver    83
Section 6.9    Ownership of Information    84
Section 6.10    Personal Data    84
ARTICLE VII

DISPUTE RESOLUTION
Section 7.1    Negotiation and Arbitration    86
Section 7.2    Continuity of Service and Performance    90
ARTICLE VIII

INSURANCE
Section 8.1    Access to Insurance Policies for Pre-Closing Matters    90
Section 8.2    Cyber Insurance    93
Section 8.3    “Tail” or Prior Acts Coverage    93
Section 8.4    Directors and Officers Indemnification    93
Section 8.5    Insurance for Post-Closing Matters    94
Section 8.6    No Assignment of Entire Insurance Policies    94
ARTICLE IX

MISCELLANEOUS
Section 9.1    Complete Agreement; Construction    94
Section 9.2    Ancillary Agreements    95
Section 9.3    Counterparts    95
Section 9.4    Survival of Agreements    95
Section 9.5    Expenses    95
Section 9.6    Notices    95
Section 9.7    Waivers    96
Section 9.8    Amendments    96
Section 9.9    Assignment    96
Section 9.10    Successors and Assigns    97
Section 9.11    Certain Termination and Amendment Rights    97
Section 9.12    Payment Terms    97
Section 9.13    No Circumvention    98
Section 9.14    Subsidiaries    98
Section 9.15    Third Party Beneficiaries    98
Section 9.16    Title and Headings    99
Section 9.17    Exhibits and Schedules    99
Section 9.18    Governing Law    99

Section 9.19    Specific Performance    99
Section 9.20    Severability    99
Section 9.21    No Duplication; No Double Recovery    100
Section 9.22    Public Announcements    100
Section 9.23    Tax Treatment of Payments    100

INDEX OF DEFINED TERMS
2029 New Noteholders    2
2029 New Notes    2
Acceptable Alternative Arrangement    2, 34
Action    2
Adverse Tax Effect    2, 61
Affiliate    2
Agreement    1, 3
Ancillary Agreements    3
Arbitral Tribunal    3, 87
Assets    3
Assume    3, 32
Audited Party    3, 50
Benefit Plan    3
Bradford County LLC    1, 3
Bradford County LLC Transfer    1, 3
Bradford HoldCo    1, 3
Bradford HoldCo Equity    1, 3
Brazil Parent    4
BrazilCo    4
BrazilCo Accounts    4, 47
BrazilCo Assets    4
BrazilCo Benefit Plan    7
BrazilCo Business    7
BrazilCo Contracts    8
BrazilCo Controlled Existing Actions    8, 70
BrazilCo CSIs    8, 46
BrazilCo Discontinued and/or Divested Operations and Business Liabilities    8
BrazilCo Discontinued and/or Divested Operations and Businesses    8
BrazilCo Employees    4, 8
BrazilCo Environmental Liabilities    8
BrazilCo Equity Transfer    8
BrazilCo Financing Arrangements    9
BrazilCo Group    9
BrazilCo Indemnitees    9
BrazilCo Inventory    7, 9
BrazilCo Joint Ventures and Minority Investments    4, 9
BrazilCo Legacy Site    9
BrazilCo Liabilities    9
BrazilCo Real Property    5, 11
BrazilCo Shared Contracts    11
BrazilCo Specified Corporate Contracts    8
BrazilCo Specified Leased Real Property    5, 11
BrazilCo Specified Owned Real Property    4, 11
Business    11
Business Day    11
Cash and Cash Equivalents    12
Chair    12, 87
Closing    12
Closing Date    12
Code    12
Collective Benefit Services    12, 80
Commission    12
Confidential Information    12
Consents    12
Contract    12
Controller    13
Controlling Party    13

Conveyancing and Assumption Instruments    13
Copyrights    13
CoreCo    1, 13
CoreCo Accounts    13, 47
CoreCo Assets    13
CoreCo Benefit Plan    16
CoreCo Business    16
CoreCo Contracts    16
CoreCo Controlled Existing Actions    16, 71
CoreCo Counsel    16, 83
CoreCo CSIs    16, 46
CoreCo Environmental Liabilities    17
CoreCo Financing Arrangements    17
CoreCo Group    17
CoreCo House Marks    17
CoreCo Indemnitees    17
CoreCo Inventory    16, 17
CoreCo Liabilities    17
CoreCo Marks    19
CoreCo Shared Contracts    19
CoreCo Specified Corporate Contracts    16
Credit Support Instruments    19
Damages    19
Data Protection Laws    19
Data Subject    20
Decision on Interim Relief    20, 89
Discontinued and/or Divested Operations and Businesses    20
Dispute    20, 86
Effective Time    20
Emergency Arbitrator    20
Engineering Models and Databases    20
Environmental Laws    20
Environmental Liabilities    21
Environmental Permit    21
ERISA    21
Financing Disclosure Documents    21
Force Majeure Event    21
GDPR    19, 21
General Dispute Notice    21, 86
General Negotiation Period    21, 86
Governmental Entity    21
Group    22
Guaranty Release    22, 45
Hazardous Substances    22
ICDR    22, 87
Indebtedness    22
Indemnifiable Loss    22
Indemnifiable Losses    22
Indemnifying Party    22, 64
Indemnitee    22, 63
Indemnity Payment    22, 69
Information    23
Insurance Policies    23
Insurance Proceeds    23
Insurer    23
Intellectual Property    23
Intergroup Accounts    23, 36
Interim Relief    23, 88

Internal Control Audit and Management Assessments    24, 50
Internal Reorganization    2, 24
IT Assets    24
Joint Actions    24, 71
Know-How    24
Law    24
Legacy BrazilCo Environmental Liabilities    24
Legacy Site    20, 24
Liabilities    24
Liable Party    25, 44
Managing Party    25, 71
Mixed Contract    25
New York Court    25, 89
NFE Brazil    1, 25
NFE Brazil Equity    1, 25
NFE Financing    25
Non-Assumable Third Party Claims    25, 64
Non-Managing Party    25, 71
Non-Shared Contract    25
Non-Transferred Permit    25, 54
Notice Recipient    25, 35
Notifying Party    25, 35
Off-Site Environmental Liabilities    25
Other Party    25, 43
Other Party’s Auditors    26, 50
Other Surviving Intergroup Accounts    26, 36
Partial Assignment    26, 33
Parties    1, 26
Party    1, 26
Patent    26
Permit Transferee    26
Permit Transferor    26
Permits    26
Permitted IP Transfer    26, 57
Permitted IP Transferee    26, 57
Person    26
Personal Data    26
Personal Data Breach    26
Plant Operating Documents    27
Policies    27
Privilege    27, 80
Privileged Information    27, 80
Processing    27
R-2 Revolving Credit Facility Debt    27
RCF-2/TLA Holders    27
Record Date    27
Records    27
Registrations    27
Release    27
Restructuring    28
Restructuring Plan    28
RSA    1, 28
Rules    28, 87
Security Interest    28
sell-off period    28, 56
Series I Loan    28
Series I Loan Agreement    28
Series I Loan Debt    28

Series II Loan    28
Series II Loan Agreement    28
Series II Loan Debt    28
Shared Contract    28
Shared Permit    29, 55
Software    29
Sole Benefit Services    29, 80
Specified BrazilCo Assets    6, 29
Specified BrazilCo Liabilities    11, 29
Specified CoreCo Assets    14, 29
Specified CoreCo Liabilities    18, 29
Subsidiary    29
Tax    29
Tax Return    30
Taxes    29
Term Loan A Debt    30
Third Party Claim    30, 63
Third Party Proceeds    30, 69
Trademark License Period    30, 55
Trademarks    30
Transaction Implementation Deed    30
Transfer    30, 32
Transfer Taxes    30
Transferred    30
Transition Services Agreement    30
UK GDPR    19, 30

SEPARATION AGREEMENT
SEPARATION AGREEMENT (this “Agreement”), dated as of [●], 2026, by and among New Fortress Energy Inc., a Delaware corporation (“CoreCo”), NFE Brazil Holdings Limited, a Bermuda exempted company limited by shares (“NFE Brazil”) and Bradford County Holdings Limited, a Bermuda exempted company limited by shares (“Bradford HoldCo”, and together with NFE Brazil, “BrazilCo”). Each of CoreCo and BrazilCo is sometimes referred to herein as a “Party”, and collectively, as the “Parties”.
W I T N E S S E T H:
WHEREAS, CoreCo, acting through its direct and indirect Subsidiaries, currently conducts (a) the BrazilCo Business and (b) the CoreCo Business;
WHEREAS, CoreCo and certain of its Subsidiaries have entered into that certain Restructuring Support Agreement, dated as of March 17, 2026 (the “RSA”), pursuant to which CoreCo, certain of its Subsidiaries and the Supporting Creditors (as defined therein) have agreed to support a comprehensive restructuring of CoreCo’s indebtedness (the “Restructuring”), which shall be implemented in accordance with the Restructuring Plan;
WHEREAS, pursuant to the RSA, the Restructuring Plan and the Transaction Implementation Deed, CoreCo will, or will cause its applicable Subsidiary or Subsidiaries to, Transfer (a) one hundred percent (100%) of the membership interests of Bradford County Real Estate Partners LLC, a Delaware limited liability company (“Bradford County LLC”), to Bradford HoldCo (the “Bradford County LLC Transfer”), (b) [●] percent ([●]%) of the common shares of NFE Brazil, par value one cent ($0.01) per share (the “NFE Brazil Equity”), to the 2029 New Noteholders and [●] percent ([●]%) of the NFE Brazil Equity to the RCF-2/TLA Holders, (c) one hundred percent (100%) of the common shares of Bradford HoldCo, par value one cent ($0.01) per share (the “Bradford HoldCo Equity”), to the 2029 New Noteholders (clauses (b) and (c) together, the “BrazilCo Equity Transfer”), and (d) one hundred percent (100%) of the interests in the Series I Loan Debt and the Series II Loan Debt to the 2029 New Noteholders, in full satisfaction of the 2029 New Notes and in partial satisfaction of the R-2 Revolving Credit Facility Debt and the Term Loan A Debt at the Closing;
WHEREAS, in order to effect the separation of the BrazilCo Business from the CoreCo Business, the Board of Directors of CoreCo has determined that it is appropriate, desirable and in the best interests of CoreCo and its stockholders (a) to undertake a series of transactions with respect to the allocation and transfer or assignment of Assets and Liabilities, including by means of the Conveyancing and Assumption Instruments, resulting in (i) CoreCo and/or one or more members of the CoreCo Group, collectively, owning all of the CoreCo Assets, assuming or retaining (or indemnifying the BrazilCo Indemnitees against) all of the CoreCo Liabilities and, except as provided in any Ancillary Agreement, operating the CoreCo Business, and (ii) BrazilCo and/or one or more members of the BrazilCo Group, collectively, owning all of the BrazilCo Assets, assuming or retaining (or indemnifying the CoreCo Indemnitees against) all of the BrazilCo Liabilities and, except as provided in any Ancillary Agreement, operating the BrazilCo Business, in each case (such transactions described in this clause (a), the “Internal Reorganization”), and (b) for CoreCo to effect, or cause to effect, the BrazilCo Equity Transfer; and
WHEREAS, each of CoreCo and BrazilCo has determined that it is necessary and desirable to agree to the corporate transactions required to effect the Internal Reorganization (to the extent not already effected prior to the date hereof) and the BrazilCo Equity Transfer and to agree to other agreements that will govern certain other matters following the Effective Time.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION
1.General. As used in this Agreement, the following terms shall have the following meanings:
(1)“2029 New Noteholders” shall mean the holders of the 2029 New Notes.
(2)“2029 New Notes” shall have the meaning set forth in the RSA.
(3)“Acceptable Alternative Arrangement” shall have the meaning set forth in Section 2.2(c)(i).
(4)“Action” shall mean any demand, action, claim, cause of action, suit, countersuit, arbitration, audit, examination, inquiry, case, litigation, subpoena, proceeding or investigation (whether civil, criminal or administrative) by or before any court or grand jury, any Governmental Entity or any arbitration or mediation tribunal or authority.
(5)“Adverse Tax Effect” shall have the meaning set forth in Section 4.9(g).
(6)“Affiliate” shall mean, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For the avoidance of doubt, notwithstanding the foregoing, in no event shall (a) any member of the CoreCo Group or BrazilCo Group be considered an Affiliate of any investment fund affiliated with Fortress Investment Group, LLC, or any portfolio company of any investment fund affiliated with Fortress Investment Group, LLC, (b) any investment fund affiliated with Fortress Investment Group, LLC, or any portfolio company of any investment fund affiliated with Fortress Investment Group, LLC, be considered to be an Affiliate of any member of the CoreCo Group or BrazilCo Group, (c) any member of the CoreCo Group or BrazilCo Group be considered an Affiliate of Capital Research and Management Company or any of the funds that it or its affiliates advise, sub-advise or manage, or any accounts or sub-accounts that Capital Research and Management Company or any of the funds that it or its affiliates advise, sub-advise or manage, or (d) Capital Research and Management Company or any of the funds that it or its affiliates advise, sub-advise or manage, or any accounts or sub-accounts that Capital Research and Management Company or any of the funds that it or its affiliates advise, sub-advise or manage, be considered to be an Affiliate of any member of the CoreCo Group or BrazilCo Group. For the purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise. It is expressly agreed that no Party or member of either Group shall be deemed to be an Affiliate of the other Party or member of such other Party’s Group solely by reason of having one or more directors in common or by reason of having been under common control of CoreCo or CoreCo’s stockholders prior to the Effective Time.
(7)“Agreement” shall have the meaning set forth in the preamble hereto.
(8)“Ancillary Agreements” shall mean all of the written Contracts, instruments, assignments or other arrangements (other than this Agreement) entered into in connection with the transactions contemplated hereby, including the Transition Services Agreement and any other agreements to be entered into by and between any member of the BrazilCo Group and any member of the CoreCo Group, at, prior to or after the Closing in connection with the Closing, but shall exclude the Conveyancing and Assumption Instruments.
(9)“Arbitral Tribunal” shall have the meaning set forth in Section 7.1(c)(i).
(10)“Assets” shall mean all right, title and ownership interests in and to all properties, claims, Contracts, businesses or assets (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible or intangible, whether accrued, contingent or otherwise, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.
(11)“Assume” shall have the meaning set forth in Section 2.2(b).
(12)“Audited Party” shall have the meaning set forth in Section 4.1(c).
(13)“Benefit Plan” shall mean each “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject thereto), and all other employment, consulting, severance, termination, retirement, profit sharing, pension, savings, bonus, commission, incentive, deferred compensation, retention or change in control plan, program, arrangement, agreement or commitment, or stock option, restricted equity or other equity or equity-based, life, health, disability, accident, medical, insurance, vacation, other welfare fringe benefit or any other compensation or benefit plan, program, arrangement, agreement, fund or commitment.
(14)“Bradford County LLC” shall have the meaning set forth in the recitals hereto.
(15)“Bradford County LLC Transfer” shall have the meaning set forth in the recitals hereto.
(16)“Bradford HoldCo” shall have the meaning set forth in the preamble hereto.
(17)“Bradford HoldCo Equity” shall have the meaning set forth in the recitals hereto.
(18)“Brazil Parent” shall mean NFE Brazil Investments LLC, a Delaware limited liability company.
(19)“BrazilCo” shall have the meaning set forth in the preamble hereto.
(20)“BrazilCo Accounts” shall have the meaning set forth in Section 2.11(a).
(21)“BrazilCo Assets” shall mean any and all right, title and interest in and to the following Assets of (x) any member of the BrazilCo Group at the time of the Closing, and (y) any member of the CoreCo Group at the time of the Closing:
(i)(A) all interests in the capital stock of, or any other equity interests in, the members of the BrazilCo Group (other than BrazilCo) set forth on Schedule 1.1(33), and (B) the interests in the capital stock of, or any other equity, partnership, membership, joint venture and similar interests in the Persons as set forth on Schedule 1.1(21)(i) under the caption “Joint Ventures and Minority Interests” (the “BrazilCo Joint Ventures and Minority Investments”), and in each case (clauses (A) and (B)), any and all rights related thereto;
(ii)the Assets set forth on Schedule 1.1(21)(ii);

(iii)the employees who provide services to BrazilCo and are employed by BrazilCo (the “BrazilCo Employees”);
(iv)the sponsorship of and all Assets of any BrazilCo Benefit Plan;
(v)any and all rights and interests of the BrazilCo Group under this Agreement;
(vi)(A) all rights, title and interest in and to the owned real property set forth on Schedule 1.1(21)(vi)(A), including, in each case, all land and land improvements, structures, buildings and building improvements, tidelands or other marine leases, other improvements, fixtures, rights of ingress and egress, rights under any covenants, conditions and/or restrictions, all contract rights, if any, relating to the operation of the land or any improvements thereon, all riparian rights, surface and underground water rights, all rights or permits related to the storage or sale of any petrochemicals or other similar commodities, and any and all other water rights pertaining to the land, and any and all licenses, permits, registrations, approvals and authorizations which have been issued by any Governmental Entity related to the land and all easements and rights of way pertaining thereto or accruing to the benefit thereof and appurtenances located thereon or associated therewith (except to the extent otherwise set forth on Schedule 1.1(21)(vi)(A) under the heading “Other Parties in Possession”) (the “BrazilCo Specified Owned Real Property”) and (B) all rights, title and interest in, and to and under the leases or subleases of the real property set forth on Schedule 1.1(21)(vi)(B), including, in each case, to the extent provided for in such leases, any land and land improvements, structures, buildings and building improvements, tidelands or other marine leases, other improvements, fixtures, rights of ingress and egress, rights under any covenants, conditions and/or restrictions, all contract rights, if any, relating to the operation of the land or any improvements thereon, all riparian rights, surface and underground water rights, all rights or permits related to the storage or sale of any petrochemicals or other similar commodities, and any and all other water rights pertaining to the land, and any and all licenses, permits, registrations, approvals and authorizations which have been issued by any Governmental Entity related to the land and all easements and rights of way pertaining thereto or accruing to the benefit thereof and appurtenances (except to the extent otherwise set forth on Schedule 1.1(21)(vi)(B) under the heading “Other Parties in Possession”) (the “BrazilCo Specified Leased Real Property”, and together with the BrazilCo Specified Owned Real Property, the “BrazilCo Real Property”);
(vii)any and all BrazilCo Shared Contracts; provided, however, that any such BrazilCo Shared Contracts shall be subject to Section 2.2(c);
(viii)any and all (A) Intellectual Property (including Intellectual Property rights in or to Plant Operating Documents, Engineering Models and Databases and other Know-How, and excluding IT Assets (which for clarity is governed by Section 1.1(21)(x)), Patents and Trademarks), in each case, owned by CoreCo or BrazilCo, or any of their respective Affiliates, that is exclusively related to, or exclusively used or held for use in, the conduct of the BrazilCo Business, and (B) Patents or Trademarks set forth on Schedule 1.1(21)(viii)(B); provided that no domain names, social media accounts or addresses or favicons that include or incorporate any CoreCo House Mark or any variation or derivation thereof shall constitute a BrazilCo Asset;
(ix)any and all Assets in respect of accruals, counterclaims, insurance claims, rights to coverage under applicable insurance policies, warranties, contractual indemnities, control rights and other rights similar to the foregoing, in each case, to the extent related to any BrazilCo Liability;
(x)any and all IT Assets owned, licensed to or by, or held by CoreCo or BrazilCo, or any of their respective Affiliates, that are exclusively related to, or exclusively used or held for use in, the conduct of the BrazilCo Business, in each case, excluding any IT Assets that are “end user devices”;
(xi)any and all IT Assets that are “end user devices” (e.g., mobile phones, laptop computers, desktop computers and tablets, as well as associated peripherals) and which are assigned (formally or de facto (which, for the avoidance of doubt, does not include computers commonly used by a specific individual but that are part of a computer room or other shared computing space)) exclusively to any BrazilCo Employee, excluding any and all IT Assets constituting Contracts or which are leased by Contract;
(xii)any and all BrazilCo Contracts (other than those that constitute IT Assets);
(xiii)subject to Section 6.10, and other than Intellectual Property and IT Assets, any and all Information exclusively related to the BrazilCo Business, and, to the extent not exclusively related to the BrazilCo Business, any and all (A) Information to the extent related to the BrazilCo Business or any BrazilCo Asset or BrazilCo Liability, (B) books and records held at the BrazilCo Real Property and (C) corporate or similar legal entity books and records of any Person described in clause (i) of this definition of “BrazilCo Assets” (subject to any agreements with third parties as to the ownership of corporate or similar legal entity books and records for any BrazilCo Joint Ventures and Minority Investments);
(xiv)any and all Permits, Consents and Registrations, in each case, that are exclusively related to, used in or held for use in the conduct of the BrazilCo Business;
(xv)all Tax refunds and Tax attributes of any member of the BrazilCo Group (clauses (i) through (xv), the “Specified BrazilCo Assets”);

(xvi)if and to the extent not constituting a Specified CoreCo Asset or a Specified BrazilCo Asset, subject to the express terms thereof:
(a)any and all rights, title and interest in, and to, any Asset (excluding IT Assets and Intellectual Property) of CoreCo or any of its Subsidiaries as of immediately prior to the Closing that is not related to any Business (other than in a de minimis respect) (e.g., corporate or enterprise-wide Assets) set forth on Schedule 1.1(21)(xvi)(a);
(b)(I) any and all Cash and Cash Equivalents, notes, interest receivables and other financial assets owned by any member of the BrazilCo Group, and (II) any and all derivative instruments owned by any member of the BrazilCo Group and held in accounts titled in the name of a member of the BrazilCo Group;
(c)any and all accounts and notes receivable to the extent related to the BrazilCo Business, including those set forth on Schedule 1.1(21)(xvi)(c);
(d)any and all credits, prepaid expenses, rebates, deferred charges, advance payments, security deposits and prepaid items, in each case, to the extent they are (I) related to, used or held for use in, or arise out of, the operation or conduct of the BrazilCo Business (including, for the avoidance of doubt, such portion of any credits, prepaid expenses, rebates, deferred charges, advance payments, security deposits and prepaid items of the CoreCo Group to the extent they are related to, used or held for use in, or arise out of, the operation or conduct of the BrazilCo Business), and/or (II) owned by a member of the BrazilCo Group, and are not related to any Business (other than in a de minimis respect);
(e)any and all furniture that is not related to any Business (other than in a de minimis respect) if, at the time of the Closing, such furniture is held at any BrazilCo Specified Owned Real Property or, except as may be provided pursuant to the terms of a lease with any Person other than the Parties and their respective Group members and Affiliates, BrazilCo Specified Leased Real Property; and
(f)any and all rights, claims, causes of action and credits to the extent relating to any BrazilCo Asset that do not relate to any Business (other than in a de minimis respect) and do not relate to any CoreCo Liability (other than in a de minimis respect), including those arising under any guaranty, warranty, indemnity, right of recovery, right of set-off or similar right; and
(xvii)if and to the extent not addressed by the Assets described in clauses (i) through (xvi) of this definition, subject to the express terms thereof, any and all Assets primarily or exclusively related to, used in or held for use in the conduct of the BrazilCo Business, including in the following categories, but, in each case, excluding Intellectual Property, IT Assets, the Specified CoreCo Assets and the Assets described in clause (xiv) of the definition of “CoreCo Assets”:
(a)except for IT Assets and BrazilCo Inventory, any and all tangible personal property and interests therein, including machinery, furniture, tools, equipment, vehicles, in each case, that are primarily or exclusively related to, used in or held for use in the conduct of the BrazilCo Business;
(b)any and all raw materials, works-in-process, supplies, ingredients, inputs, parts, packaging, finished goods and products and other inventories, in each case, that are primarily or exclusively related to, used in or held for use in the conduct of the BrazilCo Business (the “BrazilCo Inventory”); and
(c)any and all interests in the capital stock of, or other equity interests in, any Person that is not a member of the BrazilCo Group or CoreCo Group that, in each case, is primarily or exclusively related to, used in or held for use in the conduct of the BrazilCo Business.
In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions and the provisions of the definition of CoreCo Assets, such inconsistency shall be resolved using the following order of precedence: (i) any Specified BrazilCo Asset listed on Schedules 1.1(21)(i), 1.1(21)(ii), 1.1(21)(vi)(A) and (B) (except to the extent otherwise set forth on Schedules 1.1(21)(vi)(A) and (B) under the heading “Other Parties in Possession”) and 1.1(21)(viii)(B) constitutes a BrazilCo Asset, (ii) any Shared Contract listed on Schedule 1.1(40) constitutes a BrazilCo Asset (subject to Section 2.2(c)), (iii) any Asset listed on Schedule 1.1(21)(xvi)(a) shall give rise to a rebuttable presumption in favor of BrazilCo that such Asset is not related to any Business (other than in a de minimis respect) and (iv) any Asset listed on Schedule 1.1(21)(xvi)(c) constitutes a BrazilCo Asset. Notwithstanding anything to the contrary herein, this Agreement and the Ancillary Agreements do not purport to transfer ownership of any of the Parties’ Insurance Policies, and any assignment of rights to coverage under such Insurance Policies is governed by Article VIII herein.
(22)“BrazilCo Benefit Plan” means each Benefit Plan sponsored, maintained or contributed to by any member of the BrazilCo Group.
(23)“BrazilCo Business” shall mean (i) the business, activities and operations (whether covered independently or in association with one or more third parties through a partnership, joint venture or other mutual enterprise) in or with respect to the production, manufacture, supply, marketing and sale of natural gas and liquefied natural gas and the construction of liquefied natural gas receiving terminals and gas-fired power plants, in each case, as conducted in Brazil, and as conducted prior to the Closing by any member of the CoreCo Group or BrazilCo Group (or any of their current or former Affiliates, Subsidiaries, divisions, businesses or predecessors), and (ii) the business, activities and operations of Bradford HoldCo.
(24)“BrazilCo Contracts” shall mean Contracts to which CoreCo or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of their respective Assets is bound, whether or not in writing, which fall within any of the following categories:
(i)any and all Contracts that relate exclusively to the BrazilCo Business, the BrazilCo Assets and/or the BrazilCo Liabilities; and
(ii)any and all Contracts to which CoreCo or any of its Subsidiaries was a party as of the time of the Closing (and any amendments, extensions or replacements thereof) that are not related in any respect (other than in a de minimis respect) to any Business and are set forth on Schedule 1.1(21)(xvi)(a) (the “BrazilCo Specified Corporate Contracts”).
(25)“BrazilCo Controlled Existing Actions” shall have the meaning set forth in Section 5.9(b).
(26)“BrazilCo CSIs” shall have the meaning set forth in Section 2.10(d).
(27)“BrazilCo Discontinued and/or Divested Operations and Business Liabilities” shall mean any and all Liabilities to the extent arising out of or related to any BrazilCo Discontinued and/or Divested Operations and Businesses of any member (at any point in time) of CoreCo (or any of their respective predecessors).
(28)“BrazilCo Discontinued and/or Divested Operations and Businesses” shall mean (a) the companies, businesses, business units, product lines or business operations set forth on Schedule 1.1(28)(a) and (b) any Discontinued and/or Divested Operations and Businesses that, at the time of sale, transfer, conveyance or other disposition or abandonment, closure, discontinuation or other cessation thereof, were managed in all but de minimis respects by or exclusively associated with the BrazilCo Business or any portion thereof as then conducted.
(29)“BrazilCo Employees” shall have the meaning set forth in the definition of “BrazilCo Assets”.
(30)“BrazilCo Environmental Liabilities” means (a) any and all Environmental Liabilities to the extent related to, arising out of or resulting from any ownership or operation of any BrazilCo Real Property; (b) any and all Environmental Liabilities to the extent related to, arising out of, or resulting from the operation or conduct of the BrazilCo Business; (c) any and all Legacy BrazilCo Environmental Liabilities; and (d) any and all Off-Site Environmental Liabilities to the extent related to, arising out of or resulting from wastes generated by the BrazilCo Business or at the BrazilCo Real Property.
(31)“BrazilCo Equity Transfer” shall have the meaning set forth in the recitals hereto.
(32)“BrazilCo Financing Arrangements” shall mean the financing arrangements described on Schedule 1.1(32).
(33)“BrazilCo Group” shall mean BrazilCo, and each Person (other than any member of the CoreCo Group) that is a direct or indirect Subsidiary of BrazilCo immediately prior to the Closing (but after giving effect to the Internal Reorganization), in each case, identified as such on Schedule 1.1(33), and each Person that becomes a Subsidiary of BrazilCo following the Closing.
(34)“BrazilCo Indemnitees” shall mean each member of the BrazilCo Group and each of their Affiliates from and after the Effective Time and each member of the BrazilCo Group’s and their respective current, former and future Affiliates’ respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.
(35)“BrazilCo Inventory” shall have the meaning set forth in the definition of “BrazilCo Assets”.
(36)“BrazilCo Joint Ventures and Minority Investments” shall have the meaning set forth in the definition of “BrazilCo Assets”.
(37)“BrazilCo Legacy Site” shall mean any (a) site or plant (or portion thereof) set forth on Schedule 1.1(37)(a) and (b) other Legacy Site that, at the time of sale, transfer, conveyance or other disposition or abandonment, closure, discontinuation or other cessation thereof, was managed in all but de minimis respects by or exclusively associated with the BrazilCo Business or any portion thereof as then conducted.
(38)“BrazilCo Liabilities” shall mean any and all Liabilities of (x) any member of the BrazilCo Group at the time of the Closing, and/or (y) any member of the CoreCo Group at the time of the Closing, in each case of clause (x) or (y), in the following categories and regardless of (1) when or where such Liabilities arose or arise, (2) where or against whom such Liabilities are asserted or determined, (3) regardless of whether arising from or alleged to arise from negligence, gross negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the BrazilCo Group or CoreCo Group, as the case may be, or any of their past or present respective directors, officers, employees, agents, Subsidiaries or Affiliates, and (4) which entity is named in any Action associated with any Liability:

(i)any and all Liabilities that are expressly assumed by or allocated to the BrazilCo Group pursuant to this Agreement or any Ancillary Agreement, including any obligations and Liabilities of any member of the BrazilCo Group under this Agreement or any Ancillary Agreement, including those pursuant to Section 9.5 hereof;
(ii)any and all Liabilities (including under applicable federal and state securities Laws) relating to, arising out of or resulting from (A) the Financing Disclosure Documents in connection with any offer for sale or registration of the Transfer or distribution of securities or indebtedness of the BrazilCo Group, including in connection with the BrazilCo Financing Arrangements, except for statements expressly relating to the CoreCo Business, or (B) the BrazilCo Financing Arrangements;
(iii)any and all of the Liabilities set forth on Schedule 1.1(38)(iii);
(iv)any and all BrazilCo Environmental Liabilities;
(v)other than BrazilCo Environmental Liabilities, any and all BrazilCo Discontinued and/or Divested Operations and Business Liabilities;
(vi)any and all Liabilities to the extent related to, arising out of or resulting from the BrazilCo Specified Corporate Contracts;
(vii)any and all Liabilities in respect of Taxes of any member of the BrazilCo Group for any taxable period;
(viii)any and all Liabilities in respect of Transfer Taxes arising in connection with the transactions contemplated by this Agreement that are apportioned to BrazilCo pursuant to Section 4.9(a);
(ix)any and all Liabilities relating to, arising out of or resulting from any (x) indemnification obligations to any current or former director or officer of the BrazilCo Group and/or (y) ownership of the BrazilCo Joint Ventures and Minority Investments, including any Liabilities relating to, arising out of or resulting from any credit agreement, guarantee, indemnity or Credit Support Instrument given or obtained for the benefit of any BrazilCo Joint Venture and Minority Investment;
(x)any and all Liabilities related to, arising out of or resulting from (a) the Actions set forth on Schedule 1.1(38)(x)(a) or any other Actions exclusively related to the BrazilCo Business, BrazilCo Assets or (without giving effect to this Section 1.1(38)(x)) BrazilCo Liabilities and (b) (1) the Joint Actions set forth on Schedule 1.1(38)(x)(b) or (2) any other Action that is not exclusively related to the BrazilCo Business, BrazilCo Assets or (without giving effect to this Section 1.1(38)(x)) BrazilCo Liabilities, or the CoreCo Business, CoreCo Assets or (without giving effect to Section 1.1(74)(ix)) CoreCo Liabilities, for which the claim underlying such Action would constitute (without giving effect to this clause (b)) in part both a CoreCo Liability and a BrazilCo Liability (excluding those Actions set forth on Schedule 1.1(38)(x)(b)), but in the case of each of clauses (b)(1) and (b)(2), to the extent related to the BrazilCo Business or the BrazilCo Assets or (without giving effect to this Section 1.1(38)(x)) the BrazilCo Liabilities;
(xi)any and all Liabilities related to, arising out of or resulting from (A) any current or former employee or other service provider of any member of the BrazilCo Group, whether occurring prior to, on or following the Closing, (B) any BrazilCo Employees, whether occurring prior to, on or following the Closing, and (C) BrazilCo Benefit Plans;
(xii)any and all Liabilities for Indebtedness of the BrazilCo Group or of the type described in clauses (a), (d) and (g) (but in case of clause (g) solely with respect to clauses (a) and (d)) of the definition of Indebtedness of the CoreCo Group that was incurred by any member of the BrazilCo Group (and any such Indebtedness guaranteed by any of CoreCo’s Subsidiaries that is a member of the BrazilCo Group) (clauses (i) through (xii) of this Section 1.1(38), the “Specified BrazilCo Liabilities”);
(xiii)unless constituting a Specified CoreCo Liability or a Specified BrazilCo Liability, subject to the express terms thereof, any and all checks issued but not drawn and accounts payable to the extent related (other than in de minimis respects) to the BrazilCo Business, including those set forth on Schedule 1.1(38)(xiii); and
(xiv)if and to the extent not addressed by the Liabilities described in clauses (i) through (xiii) of this definition, any and all Liabilities to the extent relating to, arising out of or resulting from the operation or conduct of the BrazilCo Business, including in the following categories, but in each case, excluding the Specified CoreCo Liabilities and the Liabilities described in clause (xii) of the definition of CoreCo Liabilities:
(a)any and all Liabilities to the extent related to, arising out of or resulting from any of the BrazilCo Contracts; and
(b)any and all Liabilities to the extent related to, arising out of or resulting from any of the BrazilCo Assets (other than Specified CoreCo Liabilities).
In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions and the provisions of the definition of CoreCo Liabilities, such inconsistency shall be resolved using the following order of precedence: (i)

any Specified BrazilCo Liability listed on Schedules 1.1(38)(iii), 1.1(38)(x)(a) and 1.1(38)(x)(b) constitutes a BrazilCo Liability and (ii) any Liability listed on Schedule 1.1(38)(xiii) constitutes a BrazilCo Liability. In addition, the allocation set forth in clause (iv) of this definition of “BrazilCo Liabilities” is not intended to affect or impact the share of any such Environmental Liability attributable to third parties.
(39)“BrazilCo Real Property” shall have the meaning set forth in the definition of “BrazilCo Assets”.
(40)“BrazilCo Shared Contracts” shall mean any and all Shared Contracts set forth on Schedule 1.1(40), but excluding any BrazilCo Specified Corporate Contract or any CoreCo Specified Corporate Contract.
(41)“BrazilCo Specified Leased Real Property” shall have the meaning set forth in the definition of “BrazilCo Assets”.
(42)“BrazilCo Specified Owned Real Property” shall have the meaning set forth in the definition of “BrazilCo Assets”.
(43)“Business” shall mean (a) with respect to BrazilCo, the BrazilCo Business, or (b) with respect to CoreCo, the CoreCo Business.
(44)“Business Day” shall mean any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in The City of New York.
(45)“Cash and Cash Equivalents” shall mean (a) cash and (b) checks, certificates of deposit having a maturity of less than one year, money orders, bills of exchange, marketable securities, money market funds, commercial paper, short-term instruments, funds in time and demand deposits or similar accounts, and any evidence of indebtedness issued or guaranteed by any Governmental Entity, minus the amount of any outbound checks, plus the amount of any deposits in transit.
(46)“Chair” shall have the meaning set forth in Section 7.1(c)(i).
(47)“Closing” shall mean the consummation of the BrazilCo Equity Transfer.
(48)“Closing Date” shall mean the date on which the Closing occurs.
(49)“Code” shall mean the United States Internal Revenue Code of 1986, as amended.
(50)“Collective Benefit Services” shall have the meaning set forth in Section 6.7(a).
(51)“Commission” shall mean the United States Securities and Exchange Commission.
(52)“Confidential Information” shall mean all nonpublic, confidential or proprietary Information concerning a Party and/or its Subsidiaries or with respect to BrazilCo, the BrazilCo Business, any BrazilCo Asset or any BrazilCo Liabilities, or with respect to CoreCo, the CoreCo Business, any CoreCo Assets or any CoreCo Liabilities, which, prior to or following the Effective Time, has been disclosed by a Party or its Subsidiaries to the other Party or its Subsidiaries, or otherwise has come into the possession of, the other, including pursuant to the access provisions of Article VI or any other provision of this Agreement, including any data or documentation resident, existing or otherwise provided in a database or in a storage medium, permanent or temporary, intended for confidential, proprietary and/or privileged use by a Party (except to the extent that such Information can be shown to have been (a) in the public domain or known to the public through no fault of the receiving Party or its Subsidiaries, (b) lawfully acquired by the receiving Party or its Subsidiaries from other sources not known to be subject to confidentiality obligations with respect to such Confidential Information or (c) independently developed by the receiving Party or its Subsidiaries after the Closing without reference to or use of any Confidential Information). As used herein, by example and without limitation, Confidential Information shall mean any Information of a Party marked as confidential, proprietary and/or privileged.
(53)“Consents” shall mean any consents, waivers, notices, reports or other filings obtained, made or to be obtained from or made, including with respect to any Contract, or any registrations, licenses, permits, approvals, authorizations obtained or to be obtained from, or approvals from, or notification requirements to, any Person including a Governmental Entity.
(54)“Contract” shall mean any agreement, contract, subcontract, obligation, note, indenture, instrument, option, lease, sublease, promise, arrangement, release, warranty, license, sublicense, insurance policy, purchase order or legally binding commitment or undertaking of any nature (whether written or oral and whether express or implied).
(55)“Controller” shall mean, in addition to any definition for any corollary term provided by Data Protection Laws, the Person who or that determines the purposes and means of the Processing of Personal Data.
(56)“Controlling Party” shall mean, with respect to any Action relating to Taxes of any member of the BrazilCo Group, BrazilCo; with respect to any Action relating to Taxes of any member of the CoreCo Group, CoreCo; and, with respect to any Action relating to Taxes of members of both the CoreCo Group and the BrazilCo Group, CoreCo.

(57)“Conveyancing and Assumption Instruments” shall mean, collectively, the various Contracts and other documents entered into prior to the Effective Time and to be entered into to effect the Transfer of Assets and the Assumption of Liabilities in the manner contemplated by this Agreement and the Internal Reorganization, or otherwise relating to, arising out of or resulting from the Transfer of Assets and/or Assumption of Liabilities between members of the two (2) Groups, in such form or forms as the applicable parties thereto agree, which shall be on an “as is”, “where is” and “with all faults” basis, and in the case of Conveyancing and Assumption Instruments relating to real property, subject to the further provisions of Section 2.7.
(58)“Copyrights” shall mean copyrightable works, works of authorship, copyrights (including in product label or packaging artwork or templates), moral rights, mask work rights, database rights and design rights, in each case, whether or not registered, and registrations and applications for registration thereof.
(59)“CoreCo” shall have the meaning set forth in the preamble hereto.
(60)“CoreCo Accounts” shall have the meaning set forth in Section 2.11(a).
(61)“CoreCo Assets” shall mean any and all right, title and interest in and to any and all Assets of (x) any member of the BrazilCo Group at the time of the Closing, and (y) any member of the CoreCo Group at the time of the Closing, in each case, other than the BrazilCo Assets, including, but not limited to, the following:
(i)(A) all interests in the capital stock of, or any other equity interests in, the members of the CoreCo Group (other than CoreCo), and (B) all interests in the capital stock of, or any other equity, partnership, membership, joint venture and similar interests in any Person (other than the members of the BrazilCo Group and the BrazilCo Joint Ventures and Minority Investments), in each case (clauses (A) and (B)), any and all rights related thereto;
(ii)the Assets set forth on Schedule 1.1(61)(ii);
(iii)any and all employees other than the BrazilCo Employees;
(iv)the sponsorship of and all Assets of any CoreCo Benefit Plan;
(v)any and all rights and interests of the CoreCo Group under this Agreement;
(vi)any and all CoreCo Shared Contracts; provided, however, that any such CoreCo Shared Contracts shall be subject to Section 2.2(c);
(vii)any and all (A) Intellectual Property (excluding IT Assets, which for clarity are governed by Section 1.1(61)(ix), and Patents and Trademarks) owned by CoreCo or BrazilCo, or any of their respective Affiliates, other than such Intellectual Property that constitute BrazilCo Assets, and (B) Patents or Trademarks (including for the avoidance of doubt, all CoreCo House Marks) owned by CoreCo or BrazilCo, or any of their respective Affiliates, that are not set forth on Schedule 1.1(21)(viii)(B);
(viii)any and all Assets in respect of accruals, counterclaims, insurance claims, rights to coverage under applicable insurance policies, warranties, contractual indemnities, control rights and other rights similar to the foregoing, in each case, to the extent related to any CoreCo Liability;
(ix)any and all IT Assets owned, licensed to or by, or held by CoreCo or BrazilCo, or any of their respective Affiliates, other than such IT Assets that constitute BrazilCo Assets;
(x)any and all CoreCo Contracts (other than those that constitute IT Assets);
(xi)subject to Section 6.10, other than Intellectual Property and IT Assets, any and all Information exclusively related to the CoreCo Business, and, to the extent not exclusively related to the CoreCo Business, any and all (A) Information not described in Section 1.1(21)(xiii), (B) books and records held at any site that is not BrazilCo Real Property and (C) corporate or similar legal entity books and records of any Person described in clause (i) of this definition of “CoreCo Assets”;
(xii)any and all Permits, Consents and Registrations, in each case, that do not constitute BrazilCo Assets;
(xiii)any and all Tax refunds and Tax attributes of any member of the CoreCo Group (clauses (i) through (xiii), the “Specified CoreCo Assets”);
(xiv)if and to the extent not constituting a Specified BrazilCo Asset or a Specified CoreCo Asset, subject to the express terms thereof:
(a)any and all rights, title and interest in, and to, any Asset (excluding IT Assets and Intellectual Property) of CoreCo or any of its Subsidiaries as of immediately prior to the Closing that is not related to any

Business (other than in a de minimis respect) (e.g., corporate or enterprise-wide Assets), excluding those set forth on Schedule 1.1(21)(xvi)(a);
(b)(I) any and all Cash and Cash Equivalents, notes, interest receivables and other financial assets owned by any member of the CoreCo Group, and (II) any and all derivative instruments owned by any member of the CoreCo Group;
(c)any and all accounts and notes receivable to the extent related to the CoreCo Business;
(d)any and all accounts and notes receivable in respect of goods or services sold or provided by CoreCo or its Subsidiaries that are not related to any Business (other than in a de minimis respect), excluding those set forth on Schedule 1.1(21)(xvi)(c);
(e)any and all credits, prepaid expenses, rebates, deferred charges, advance payments, security deposits and prepaid items, in each case, to the extent they are (I) used or held for use in, or arise out of, the operation or conduct of the CoreCo Business (including, for the avoidance of doubt, such portion of any credits, prepaid expenses, rebates, deferred charges, advance payments, security deposits and prepaid items of the BrazilCo Group to the extent they are used or held for use in, or arise out of, the operation or conduct of the CoreCo Business), and/or (II) owned by a member of the CoreCo Group, and are not related to any Business (other than in a de minimis respect);
(f)any and all furniture that is not related to any Business (other than in a de minimis respect) if, at the time of the Closing, such furniture is held at a site that is not a BrazilCo Specified Owned Real Property or, except as may be provided pursuant to the terms of a lease with any Person other than the Parties and their respective Group members and Affiliates, BrazilCo Specified Leased Real Property; and
(g)any and all rights, claims, causes of action and credits to the extent relating to any CoreCo Asset that do not relate to any Business (other than in a de minimis respect) and do not relate to any BrazilCo Liability (other than in a de minimis respect), including those arising under any guaranty, warranty, indemnity, right of recovery, right of set-off or similar right; and
(xv)if and to the extent not addressed by the Assets described in clauses (i) through (xiv) of this definition, subject to the express terms thereof, any and all Assets primarily or exclusively related to, used in or held for use in the conduct of the CoreCo Business, including in the following categories, but, in each case, excluding Intellectual Property, IT Assets, the Specified BrazilCo Assets and the Assets described in clause (xvi) of the definition of “BrazilCo Assets”:
(a)except for IT Assets and CoreCo Inventory, any and all tangible personal property and interests therein, including machinery, furniture, tools, equipment, vehicles, in each case, that are primarily or exclusively related to, used in or held for use in the conduct of the CoreCo Business;
(b)any and all raw materials, works-in-process, supplies, ingredients, inputs, parts, packaging, finished goods and products and other inventories, in each case, that are primarily or exclusively related to, used in or held for use in the conduct of the CoreCo Business or that are not related to any Business in more than a de minimis respect (the “CoreCo Inventory”); and
(c)any and all interests in the capital stock of, or other equity interests in, any Person that is not a member of the BrazilCo Group or CoreCo Group that is primarily or exclusively related to, used in or held for use in the conduct of the CoreCo Business.
In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions and the provisions of the definition of BrazilCo Assets, such inconsistency shall be resolved using the following order of precedence: any Specified CoreCo Asset listed on Schedule 1.1(61)(ii) constitutes a CoreCo Asset. Notwithstanding anything to the contrary herein, this Agreement and the Ancillary Agreements do not purport to transfer ownership of any of the Parties’ Insurance Policies, and any assignment of rights to coverage under such Insurance Policies is governed by Article VIII herein.
(62)“CoreCo Benefit Plan” means each Benefit Plan sponsored, maintained or contributed to solely by any member of the CoreCo Group (other than any BrazilCo Benefit Plan).
(63)“CoreCo Business” shall mean the business, activities and operations (whether covered independently or in association with one or more third parties through a partnership, joint venture or other mutual enterprise) other than the BrazilCo Business, in each case, as conducted prior to the Closing by any member of the CoreCo Group or BrazilCo Group (or any of their current or former Affiliates, Subsidiaries, divisions, businesses or predecessors).
(64)“CoreCo Contracts” shall mean any and all Contracts to which CoreCo or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of their respective Assets is bound, whether or not in writing, which fall within any of the following categories:

(i)any and all Contracts, other than (A) the BrazilCo Contracts and (B) the BrazilCo Shared Contracts; provided, however, that any CoreCo Shared Contracts shall be subject to Section 2.2(c);
(ii)any and all Contracts to which CoreCo or any of its Subsidiaries was a party as of the time of the Closing (and any amendments, extensions or replacements thereof) that are not related in any respect (other than in a de minimis respect) to any Business, other than the BrazilCo Specified Corporate Contracts (the “CoreCo Specified Corporate Contracts”).
(65)“CoreCo Controlled Existing Actions” shall have the meaning set forth in Section 5.9(c).
(66)“CoreCo Counsel” shall have the meaning set forth in Section 6.8.
(67)“CoreCo CSIs” shall have the meaning set forth in Section 2.10(d).
(68)“CoreCo Environmental Liabilities” shall mean all Environmental Liabilities other than the BrazilCo Environmental Liabilities.
(69)“CoreCo Financing Arrangements” shall mean the financing arrangements described on Schedule 1.1(69).
(70)“CoreCo Group” shall mean CoreCo, and each Person (other than any member of the BrazilCo Group) that is a direct or indirect Subsidiary of CoreCo immediately prior to the Closing (but after giving effect to the Internal Reorganization), and each Person that becomes a Subsidiary of CoreCo following the Closing (and shall not include the Persons on Schedule 1.1(33)).
(71)“CoreCo House Marks” shall mean the Trademarks set forth on Schedule 1.1(71).
(72)“CoreCo Indemnitees” shall mean each member of the CoreCo Group and each of their Affiliates from and after the Effective Time and each member of the CoreCo Group’s and their respective current, former and future Affiliates’ respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.
(73)“CoreCo Inventory” shall have the meaning set forth in the definition of “CoreCo Assets”.
(74)“CoreCo Liabilities” shall mean any and all Liabilities of (x) any member of the BrazilCo Group at the time of the Closing, and/or (y) any member of the CoreCo Group at the time of the Closing, in each case, other than the BrazilCo Liabilities, including in the following categories, in each case, regardless of (1) when or where such Liabilities arose or arise, (2) where or against whom such Liabilities are asserted or determined, (3) regardless of whether arising from or alleged to arise from negligence, gross negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the BrazilCo Group or CoreCo Group, as the case may be, or any of their past or present respective directors, officers, employees, agents, Subsidiaries or Affiliates, and (4) which entity is named in any Action associated with any Liability:
(i)any and all Liabilities that are expressly assumed by or allocated to the CoreCo Group pursuant to this Agreement or any Ancillary Agreement, including any obligations and Liabilities of any member of the CoreCo Group under this Agreement or any Ancillary Agreement, including those pursuant to Section 9.5 hereof;
(ii)any and all Liabilities (including under applicable federal and state securities Laws) relating to, arising out of or resulting from (A) the Financing Disclosure Documents in connection with any offer for sale or registration of the Transfer or distribution of securities or indebtedness of the CoreCo Group, including in connection with the CoreCo Financing Arrangements, except for statements expressly relating to the BrazilCo Business, or (B) the CoreCo Financing Arrangements;
(iii)any and all of the Liabilities set forth on Schedule 1.1(74)(iii);
(iv)any and all CoreCo Environmental Liabilities;
(v)any and all Liabilities to the extent related to, arising out of or resulting from the CoreCo Specified Corporate Contracts;
(vi)any and all Liabilities in respect of Taxes of any member of the CoreCo Group for any taxable period;
(vii)any and all Liabilities in respect of Transfer Taxes arising in connection with the transactions contemplated by this Agreement that are apportioned to CoreCo pursuant to Section 4.9(a);
(viii)any and all Liabilities relating to, arising out of or resulting from any indemnification obligations to any current or former director or officer of the CoreCo Group (other than any Liability of any current or former director or officer of the CoreCo Group under the securities laws with respect to the Financing Disclosure Documents);

(ix)any and all Liabilities related to, arising out of or resulting from (a) the Actions set forth on Schedule 1.1(74)(ix)(a) and (b) the Joint Actions set forth on Schedule 1.1(74)(ix)(b), but in the case of this clause (b), to the extent related to the CoreCo Business or the CoreCo Assets or (without giving effect to this clause (b)) the CoreCo Liabilities;
(x)any and all Liabilities related to, arising out of or resulting from (A) any current or former employee or other service provider of the CoreCo Group (other than the BrazilCo Employees), whether occurring prior to, on or following the Closing, and (B) CoreCo Benefit Plans;
(xi)any and all Liabilities for Indebtedness of the type described in clauses (a), (d) and (g) (but in case of clause (g) solely with respect to clauses (a) and (d)) of the definition of Indebtedness of CoreCo or any of its Subsidiaries that was incurred by any member of the CoreCo Group (and any such Indebtedness guaranteed by any of CoreCo’s Subsidiaries that is a member of the CoreCo Group) (clauses (i) through (xi) of this Section 1.1(74), the “Specified CoreCo Liabilities”);
(xii)unless constituting a Specified BrazilCo Liability or a Specified CoreCo Liability, subject to the express terms thereof:
(a)any and all checks issued but not drawn and accounts payable to the extent related (other than in de minimis respects) to the CoreCo Business; and
(b)any and all Liabilities of CoreCo or any of its Subsidiaries for any and all checks issued but not drawn and accounts payable of CoreCo or any of its Subsidiaries as of immediately prior to the Closing, which are not related to any Business (other than in a de minimis respect), excluding those set forth on Schedule 1.1(38)(xiii); and
(xiii)if and to the extent not addressed by the Liabilities described in clauses (i) through (xii) of this definition, any and all Liabilities to the extent relating to, arising out of or resulting from the operation or conduct of the CoreCo Business, including in the following categories, but in each case, excluding the Specified BrazilCo Liabilities and the Liabilities described in clause (xiii) of the definition of BrazilCo Liabilities:
(a)any and all Liabilities to the extent related to, arising out of or resulting from any of the CoreCo Contracts; and
(b)any and all Liabilities to the extent related to, arising out of or resulting from any of the CoreCo Assets (other than BrazilCo Liabilities).
In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions and the provisions of the definition of BrazilCo Liabilities, such inconsistency shall be resolved using the following order of precedence: any Specified CoreCo Liability listed on Schedules 1.1(74)(iii), 1.1(74)(ix)(a) and 1.1(74)(ix)(b) constitutes a CoreCo Liability. In addition, the allocation set forth in clause (iv) of this definition of “CoreCo Liabilities” is not intended to affect or impact the share of any such Environmental Liability attributable to third parties.
(75)“CoreCo Marks” means any and all Trademarks included in the CoreCo Assets that are used in the operation of the BrazilCo Business as of immediately prior to the Closing and are listed on Schedule 1.1(75).
(76)“CoreCo Shared Contracts” shall mean any and all Shared Contracts that are not BrazilCo Shared Contracts, BrazilCo Specified Corporate Contracts or any CoreCo Specified Corporate Contracts.
(77)“Credit Support Instruments” shall mean any letters of credit, performance bonds, surety bonds, banker’s acceptances or other similar arrangements.
(78)“Damages” shall mean any loss, damage, injury, claim, demand, payments (including those arising out of any settlement or judgment relating to any proceeding), award, fine, penalty, Tax, fee (including reasonable out of pocket attorneys’ or advisors’ fees and disbursements incurred in the defense thereof), charge, cost (including reasonable costs of investigation) or expense of any nature, excluding, except as set forth in Section 7.1(c)(v), any incidental, indirect, special, exemplary, punitive or consequential damages (including lost revenues or profits), but including amounts paid or payable to third parties in respect of any third party claim for which indemnification hereunder is otherwise required (including components of such third party claim relating to incidental, indirect, special, exemplary, punitive or consequential damages (including lost revenues or profits)).
(79)“Data Protection Laws” shall mean the following to the extent applicable from time to time: (a) the California Consumer Privacy Act, as amended by the California Privacy Rights Act and other amendments or supplements issued from time to time; (b) the General Data Protection Regulation (2016/679) (“GDPR”), the GDPR as transposed into the national laws of the United Kingdom (“UK GDPR”) and any national law supplementing the GDPR and UK GDPR; (c) the Brazilian Lei Geral de Proteção de Dados Pessoais; and (d) any other data protection or privacy Laws or binding codes of practice issued by or with the approval of a relevant data protection authority applicable to the Processing of Personal Data (as amended and/or replaced from time to time).

(80)“Data Subject” shall mean, in addition to any definition for any corollary term provided by Data Protection Laws, any identified or identifiable natural person to whom the Personal Data Processed pursuant to this Agreement or any Ancillary Agreement relates.
(81)“Decision on Interim Relief” shall have the meaning set forth in Section 7.1(c)(ix).
(82)“Discontinued and/or Divested Operations and Businesses” shall mean any (a)(v) company, (w) business, (x) business unit, (y) product line or (z) business operation operated or conducted, and (b) any site or plant (and in each case (clauses (a)(v) through (z) and (b)), any portion thereof) that was owned, leased, occupied or otherwise used by (or on behalf of) any member of either Group (or any predecessor thereto) or any former Affiliate thereof (but for former Affiliates, in each case, only to the extent arising out of, relating to or resulting from occurrences prior to the date such Persons ceased to be Affiliates of either Group or the applicable predecessor thereof) (or for which any member of either Group has become liable other than to the extent related to the conduct of the BrazilCo Business and CoreCo Business) at any time prior to the Closing and that was not owned, operated or conducted or, with respect to plants and sites, used by (or on behalf of) a member of either Group in the active conduct of the BrazilCo Business or CoreCo Business as of the Closing, in each case, whether as a result of sale, transfer, conveyance or other disposition or abandonment, closure, discontinuation or other cessation (other than any temporary cessation or closure of a site (or any portion thereof) that has been resolved by the placement of such site or portion thereof back into active use by the Group to which such Asset has been allocated pursuant to this Agreement prior to the Closing (as evidenced in writing prior to the Closing) of any (I)(v) company, (w) business, (x) business unit, (y) product line or (z) business operation operated or conducted and (II) any site or plant (and in each case (clauses (I)(v) through (z) and (II)), any portion thereof (clause (b), a “Legacy Site”))).
(83)“Dispute” shall have the meaning set forth in Section 7.1(a).
(84)“Effective Time” shall mean [●] A.M., New York City Time, on the Closing Date.
(85)“Emergency Arbitrator” shall mean an emergency arbitrator appointed by the ICDR in accordance with the Rules, as specified in Section 7.1.
(86)“Engineering Models and Databases” shall mean (a) physical property databases, (b) empirical or mathematical dynamic or steady state models of processes, equipment and/or reactions and databases containing data resulting from such models, (c) computations of equipment or unit operation operating conditions including predictive or operational behavior and (d) databases with historical operational data.
(87)“Environmental Laws” shall mean all Laws relating to pollution or protection of the environment or, as such relates to exposure to Hazardous Substances, to human health or safety, including Laws relating to the exposure to, or Release, threatened Release or the presence of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Substances and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances, and all Laws relating to endangered or threatened species of fish, wildlife and plants and damage to and the protection of natural resources.
(88)“Environmental Liabilities” shall mean any Liabilities, arising out of or resulting from any Environmental Law, Contract or agreement relating to the environment, Hazardous Substances or human exposure to Hazardous Substances, including (a) fines, penalties, judgments, awards, settlements, claims, demands, complaints, Damages, losses, costs or expenses, including fees and expenses of counsel, whether or not arising out of, relating to or in connection with any Actions, (b) costs of defense and other responses to any administrative or judicial action (including notices, claims, complaints, suits and other assertions of liability), (c) responsibility for any investigation, remediation, monitoring or cleanup costs, response costs, removal costs, injunctive relief, natural resource damages, and any other environmental compliance or remedial measures, and (d) costs and expenses relating to correcting violations of or non-compliance with applicable Environmental Laws.
(89)“Environmental Permit” shall mean any permit, license, approval or other authorization under any applicable Law or of any Governmental Entity relating to Environmental Laws or Hazardous Substances.
(90)“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.
(91)“Financing Disclosure Documents” shall mean any prospectus, offering memorandum, offering circular (including franchise offering circular or any similar disclosure statement) or similar disclosure document, whether or not filed with the Commission or any other Governmental Entity, which offers for sale or registers the Transfer or distribution of securities or indebtedness of the BrazilCo Group or CoreCo Group, as applicable.
(92)“Force Majeure Event” shall mean, with respect to a Party, an event beyond the control of such Party (or any Person acting on its behalf), which by its nature could not have been foreseen by such Party (or such Person), or, if it could have been foreseen, was unavoidable, and includes acts of God, storms, floods, riots, pandemics, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities or other national or international calamity or one or more acts of terrorism or failure of energy sources or distribution facilities.
(93)“GDPR” shall have the meaning set forth in the definition of “Data Protection Laws”.

(94)“General Dispute Notice” shall have the meaning set forth in Section 7.1(b)(i).
(95)“General Negotiation Period” shall have the meaning set forth in Section 7.1(b)(i).
(96)“Governmental Entity” shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau or court, whether domestic, foreign, multinational or supranational exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government and any executive official thereof.
(97)“Group” shall mean (a) with respect to BrazilCo, the BrazilCo Group, and (b) with respect to CoreCo, the CoreCo Group.
(98)“Guaranty Release” shall have the meaning set forth in Section 2.10(b).
(99)“Hazardous Substances” shall mean (a) any substances defined, listed, classified or regulated as “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “pollutants”, “solid wastes”, “contaminants”, “radioactive materials”, “petroleum”, “oils” or designations of similar import under any Environmental Law, or (b) any other chemical, material or substance for which standards of conduct are, or liability can be, imposed under any Environmental Law, including per- and poly-fluoroalkyl substances.
(100)“ICDR” shall have the meaning set forth in Section 7.1(c).
(101)“Indebtedness” shall mean, with respect to any Person, (a) the principal value, prepayment and redemption premiums and penalties and other breakage costs (if any), unpaid fees and other monetary obligations (including interest) in respect of any indebtedness for borrowed money, whether short term (including overdrawn bank accounts) or long term, and all obligations evidenced by bonds, debentures, notes, other debt securities or similar instruments, (b) any indebtedness arising under any capital leases (excluding, for the avoidance of doubt, any real estate leases), whether short term or long term, (c) all liabilities secured by any Security Interest on any assets of such Person, (d) all liabilities under any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement or other similar agreement designed to protect such Person against fluctuations in interest rates, (e) all interest bearing indebtedness for the deferred purchase price of property or services, (f) all liabilities under any Credit Support Instruments, (g) all interest, fees and other expenses owed with respect to indebtedness described in the foregoing clauses (a) through (f), and (h) without duplication, all guarantees of indebtedness referred to in the foregoing clauses (a) through (g).
(102)“Indemnifiable Loss” and “Indemnifiable Losses” shall mean any and all Damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder).
(103)“Indemnifying Party” shall have the meaning set forth in Section 5.4(a).
(104)“Indemnitee” shall have the meaning set forth in Section 5.4(a).
(105)“Indemnity Payment” shall have the meaning set forth in Section 5.8(a).
(106)“Information” shall mean information, content, and data in written, oral, electronic, computerized, digital or other tangible or intangible media, including (a) books and records, whether accounting, legal or otherwise; ledgers, studies, reports, surveys, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples and flow charts; marketing plans, customer names and information (including prospects); technical information, including such information relating to the design, operation, maintenance, testing, test results, development, and manufacture of any Party’s or its Group’s products or facilities (including product or facility specifications and documentation; engineering, design, and manufacturing drawings, diagrams, layouts, maps and illustrations; formulations and material specifications; laboratory studies and benchmark tests; quality assurance policies procedures and specifications; maintenance and inspection procedures and records; evaluation and/validation studies; process control and/or shop-floor control strategy, logic or algorithms; assembly code, Software, firmware, programming data, databases, and all information referred to in the same); product costs, margins and pricing; product marketing studies and strategies; product stewardship and safety; all other Know-How related to research, engineering, development and manufacturing; communications, correspondence, materials, product literature, artwork, files and documents; (b) information contained in Patents and Know-How; and (c) financial and business information, including earnings reports and forecasts, macro-economic reports and forecasts, all cost information (including supplier records and lists), sales and pricing data, business plans, market evaluations, surveys, credit-related information, and other such information as may be needed for reasonable compliance with reporting, disclosure, filing or other requirements, including under applicable securities laws or regulations of securities exchanges.
(107)“Insurance Policies” shall mean all Policies of the Parties and their respective Subsidiaries.

(108)“Insurance Proceeds” shall mean those monies (a) received by an insured from an insurer or (b) paid by an insurer on behalf of an insured, in either case, net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention or cost of reserve paid or held by or for the benefit of such insured.
(109)“Insurer” shall mean the insuring entity issuing and/or subscribing to one or more Insurance Policies.
(110)“Intellectual Property” shall mean any and all rights (created or arising in any jurisdiction anywhere in the world, whether statutory, common law, or otherwise) to the extent arising from or related to intellectual property, including (a) Patents, (b) Trademarks, (c) Copyrights, (d) rights in Know-How, (e) rights in Software, (f) all other intellectual property or proprietary rights, (g) all registrations and applications for registration of any of the foregoing clauses (a) through (f), and (h) all actions and rights to sue at law or in equity for any past, present or future infringement, misappropriation or other violation of any of the foregoing.
(111)“Intergroup Accounts” shall have the meaning set forth in Section 2.3.
(112)“Interim Relief” shall have the meaning set forth in Section 7.1(c)(ix).
(113)“Internal Control Audit and Management Assessments” shall have the meaning set forth in Section 4.1(b).
(114)“Internal Reorganization” shall have the meaning set forth in the recitals hereto.
(115)“IT Assets” shall mean all Software, computer systems, information technology, telecommunications equipment, databases, internet protocol addresses, data rights, and documentation, reference, resource and training materials to the extent relating thereto, and all Contracts (including Contract rights) relating to any of the foregoing (including software license agreements, source code escrow agreements, support and maintenance agreements, electronic database access contracts, domain name registration agreements, website hosting agreements, software or website development agreements, outsourcing agreements, service provider agreements, interconnection agreements, Permits, radio licenses and telecommunications agreements), other than, in each case, Know-How contained therein that is not intrinsically related to the operation or maintenance of such IT Assets.
(116)“Joint Actions” shall have the meaning set forth in Section 5.9(d).
(117)“Know-How” shall mean all Confidential Information or other proprietary information, including trade secrets, know-how and technical data, including any that comprise financial, business, scientific, technical, economic or engineering information and instructions, including any confidential or proprietary raw materials, material lists, raw material specifications, manufacturing or production files or specifications, plans, drawings, blueprints, design tools, quality assurance and control procedures, simulation capability, research data, manuals, compilations, reports, including technical reports and research reports, analyses, formulas, formulations, designs, prototypes, methods, techniques, processes, rights in research, development, manufacturing, financial, marketing and business data, pricing and cost information, customer and supplier lists and information, procedures, inventions and invention disclosure documents, as well as Plant Operating Documents, and Engineering Models and Databases, in each case, other than Patents.
(118)“Law” shall mean any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, constitution, law, ordinance, regulation, rule, code, income tax treaty, order, requirement or rule of law (including common law) or other binding directives, in each case, enacted, promulgated, issued, entered into or taken by any Governmental Entity.
(119)“Legacy BrazilCo Environmental Liabilities” shall mean (a) any and all Environmental Liabilities relating to, arising out of or resulting from any ownership or operation of any BrazilCo Legacy Site; (b) any and all Environmental Liabilities that are BrazilCo Discontinued and/or Divested Operations and Business Liabilities; and (c) any and all Off-Site Environmental Liabilities to the extent related to, arising out of or resulting from wastes generated by the BrazilCo Discontinued and/or Divested Operations and Businesses.
(120)“Legacy Site” shall have the meaning set forth in the definition of “Discontinued and/or Divested Operations and Businesses”.
(121)“Liabilities” shall mean any and all Indebtedness, liabilities, Taxes, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, reserved or unreserved, or determined or determinable, including those arising under any Law (including Environmental Law), Action, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity and those arising under any Contract or any fines, Damages or equitable relief which may be imposed and including all costs and expenses related thereto.
(122)“Liable Party” shall have the meaning set forth in Section 2.9(b).
(123)“Managing Party” shall have the meaning set forth in Section 5.9(d).
(124)“Mixed Contract” shall mean any Contract that is related to (a) either the BrazilCo Business or CoreCo Business (in either case, other than in a de minimis respect), on the one hand, and (b) the other Business, on the other hand (other than in a de minimis respect).

(125)“New York Court” shall have the meaning set forth in Section 7.1(c)(x).
(126)“NFE Brazil” shall have the meaning set forth in the preamble hereto.
(127)“NFE Brazil Equity” shall have the meaning set forth in the recitals hereto.
(128)“NFE Financing” shall mean NFE Financing LLC, a Delaware limited liability company.
(129)“Non-Assumable Third Party Claims” shall have the meaning set forth in Section 5.4(b).
(130)“Non-Managing Party” shall have the meaning set forth in Section 5.9(d).
(131)“Non-Shared Contract” shall mean any Mixed Contract that is an IT Asset or set forth on Schedule 1.1(131).
(132)“Non-Transferred Permit” shall have the meaning set forth in Section 4.5(a).
(133)“Notice Recipient” shall have the meaning set forth in Section 2.2(c)(vi).
(134)“Notifying Party” shall have the meaning set forth in Section 2.2(c)(vi).
(135)“Off-Site Environmental Liabilities” shall mean any and all Environmental Liabilities arising or associated with any third party location that is not as of the time of the Closing nor has ever been owned, leased or operated by CoreCo or any of its Subsidiaries to the extent arising out of occurrences prior to the time of the Closing; provided that for purposes of clarification, Off-Site Environmental Liabilities shall not include Liability arising or associated with any third party locations or environmental media that have been impacted by Hazardous Substances Released from any property owned, leased or operated by CoreCo or any of its Subsidiaries at or prior to the time of the Closing.
(136)“Other Party” shall have the meaning set forth in Section 2.9(a).
(137)“Other Party’s Auditors” shall have the meaning set forth in Section 4.1(b).
(138)“Other Surviving Intergroup Accounts” shall have the meaning set forth in Section 2.3.
(139)“Partial Assignment” shall have the meaning set forth in Section 2.2(c)(i).
(140)“Party” or “Parties” shall have the meaning set forth in the preamble hereto.
(141)“Patent” shall mean patents, patent applications (including patents issued thereon) and statutory invention registrations, patents of importation, patents of improvement, certificates of addition, design patents and utility models, including reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations thereof.
(142)“Permit Transferee” shall mean BrazilCo or CoreCo, or another member of their respective Group, that requires a permit, including any Environmental Permit, to be transferred or issued to it with respect to the properties, businesses, and operations being conveyed or Transferred to it pursuant to this Agreement.
(143)“Permit Transferor” shall mean each of BrazilCo or CoreCo or another member of its respective Group, as applicable, that currently holds a permit, including any Environmental Permit, that must be transferred, or in respect of which a new permit must be issued, to a member of the BrazilCo Group or CoreCo Group, or a relevant Subsidiary, in connection with the transfer of any properties, businesses, or operations of the BrazilCo Group or CoreCo Group, respectively.
(144)“Permits” shall mean permits, approvals, authorizations, consents, licenses, registrations, exemptions or certificates issued by any Governmental Entity (other than Registrations, which are addressed separately).
(145)“Permitted IP Transfer” shall have the meaning set forth in Section 4.7(c)(iii).
(146)“Permitted IP Transferee” shall have the meaning set forth in Section 4.7(c)(iii).
(147)“Person” shall mean any natural person, firm, individual, corporation, business trust, joint venture, association, bank, land trust, trust company, company, limited liability company, partnership or other organization or entity, whether incorporated or unincorporated, or any Governmental Entity.
(148)“Personal Data” shall mean (a) any information that can identify, relate to, describe, be associated with, or be reasonably capable of being associated with a particular individual, and (b) any information that constitutes “personal information”, “personal data”, “personally identifiable information” or other corollary term under Data Protection Laws.

(149)“Personal Data Breach” shall mean the accidental or unlawful destruction, loss, alteration, unauthorized disclosure, exfiltration, or theft of, or access to, Personal Data, or other corollary terms under Data Protection Laws.
(150)“Plant Operating Documents” shall mean (a) plot plans, (b) construction, technical, engineering, electrical, instrument drawings, as-built or as-modified drawings including piping and instrument diagrams, 3-D (three-dimensional) models, wiring diagrams, flowsheets, structural designs, map and physical layouts, (c) process flow diagrams, (d) process control schematics, process control and/or shop-floor control strategies, logic or algorithms, (e) standard operating procedures, maintenance and inspection procedures and records, safety audit reports, investigations, safety incident investigation reports, process hazard reviews, capital projects, upgrades, improvements, designs for such projects, upgrades and/or improvements and (f) standard operating instructions and operating data (including product quality and safety data and maintenance and inspection data).
(151)“Policies” shall mean insurance policies and insurance Contracts of any kind (other than life and benefits policies or Contracts), including primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, workers’ compensation and employee dishonesty insurance policies and bonds, together with the rights, benefits and privileges thereunder (which, for the avoidance of doubt, includes insurance policies and insurance Contracts issued, executed or otherwise in effect both before and after the Closing Date).
(152)“Privilege” shall have the meaning set forth in Section 6.7(a).
(153)“Privileged Information” shall have the meaning set forth in Section 6.7(a).
(154)“Processing” (and its cognates) shall mean, in addition to any definition for any corollary term provided by Data Protection Laws, any operation or set of operations which is performed on Personal Data or on sets of Personal Data, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.
(155)“R-2 Revolving Credit Facility Debt” shall have the meaning set forth in the RSA.
(156)“RCF-2/TLA Holders” shall mean each holder of R-2 Revolving Credit Facility Debt or Term Loan A Debt as of the Closing.
(157)“Record Date” shall have the meaning set forth in the RSA.
(158)“Records” shall mean any Contracts, documents, books, records or files.
(159)“Registrations” shall mean all registrations, consents, approvals, licenses or other authorizations required by applicable Law and/or granted by or from any Governmental Entity which permit the manufacture for commercial sale, sale or distribution of a product.
(160)“Release” shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.
(161)“Restructuring” shall have the meaning set forth in the recitals hereto.
(162)“Restructuring Plan” shall have the meaning set forth in the RSA.
(163)“RSA” shall have the meaning set forth in the recitals hereto.
(164)“Rules” shall have the meaning set forth in Section 7.1(c).
(165)“Security Interest” shall mean any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-entry, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever, excluding restrictions on transfer under securities Laws and licenses of Intellectual Property.
(166)“sell-off period” shall have the meaning set forth in Section 4.6(b).
(167)“Series I Loan” shall mean the loans and others extensions of credit made under the Series I Loan Agreement.
(168)“Series I Loan Agreement” shall mean that certain Credit Agreement, dated as of November 22, 2024, by and among CoreCo, the guarantors from time to time party thereto, the Brazil Parent, as lender, and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent.

(169)“Series I Loan Debt” shall mean all present and future moneys, debts and liabilities due, owing or incurred from time to time by CoreCo or any of its Affiliates to the lenders of the Series I Loan under or in connection with the Series I Loan (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise), which will be assigned to NFE Financing by Brazil Parent immediately prior to the BrazilCo Equity Transfer.
(170)“Series II Loan” shall mean the loans and others extensions of credit made under the Series II Loan Agreement.
(171)“Series II Loan Agreement” shall mean that certain Credit Agreement, dated as of December 6, 2024, by and among CoreCo, the guarantors from time to time party thereto, NFE Financing, as lender, and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent.
(172)“Series II Loan Debt” shall mean all present and future moneys, debts and liabilities due, owing or incurred from time to time by CoreCo or any of its Affiliates to the lenders of the Series II Loan under or in connection with the Series II Loan (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise).
(173)“Shared Contract” shall mean any Mixed Contract that is not a Non-Shared Contract.
(174)“Shared Permit” shall have the meaning set forth in Section 4.5(a).
(175)“Software” shall mean (i) all computer programs (whether in source code, object code, or other form), software implementations of algorithms, including all modules, routines, sub-routines, updates, upgrades, releases and versions thereof; and (ii) related documentation and materials, including software architecture, programmers’ notes or comments and code annotations, user requirements, programming languages, flowcharts and other logic and design diagrams, technical, functional and other specifications, orthographic representations, file structures, coding sheets, user and training materials, or other documentation and computer generated works to the extent related to any of the foregoing.
(176)“Sole Benefit Services” shall have the meaning set forth in Section 6.7(a).
(177)“Specified BrazilCo Assets” shall have the meaning set forth in the definition of “BrazilCo Assets”.
(178)“Specified BrazilCo Liabilities” shall have the meaning set forth in the definition of “BrazilCo Liabilities”.
(179)“Specified CoreCo Assets” shall have the meaning set forth in the definition of “CoreCo Assets”.
(180)“Specified CoreCo Liabilities” shall have the meaning set forth in the definition of “CoreCo Liabilities”.
(181)“Subsidiary” shall mean with respect to any Person (a) a corporation, greater than fifty percent (50%) of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by such Person and (b) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which such Person, directly or indirectly, owns greater than fifty percent (50%) of the equity or economic interest thereof or has the power to elect or direct the election of greater than fifty percent (50%) of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership); provided that Subsidiaries shall not include the BrazilCo Joint Ventures and Minority Investments.
(182)“Tax” or “Taxes” shall mean (a) all U.S. and non-U.S. federal, national, provincial, state or local taxes, charges, fees, levies, duties, tariffs, imposts, or other similar assessments or liabilities in the nature of taxes, including gross income, net income, capital gains, gross receipts, estate, branch profits, estimated, alternative or minimum, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, stamp, registration, recording, documentary, customs, import, export, services, withholding, employment, unemployment, severance, social security, disability, national health insurance, payroll and franchise taxes imposed by a Governmental Entity, together with any interest, penalties, assessments or additions to tax, whether disputed or not, imposed by any Governmental Entity, and (b) any liability for any of the items described in clause (a) above resulting from having been a member of a group filing an affiliated, consolidated, combined or unitary income Tax Return, by operation of any other Law, or pursuant to a contract.
(183)“Tax Return” shall mean all reports, returns, forms, declarations, statements or other information, including any supplement, schedule or attachment thereto and any amendment thereof, supplied to or required to be supplied to a Governmental Entity in connection with the determination, assessment, administration, or collection of Taxes.
(184)“Term Loan A Debt” shall have the meaning set forth in the RSA.
(185)“Third Party Claim” shall have the meaning set forth in Section 5.4(a).
(186)“Third Party Proceeds” shall have the meaning set forth in Section 5.8(a).

(187)“Trademarks” shall mean trademarks, certification marks, service marks, trade names, domain names, favicons, social media addresses, service names, trade dress and logos, and other similar designations of source or origin including all goodwill associated therewith, in each case, whether or not registered, and registrations and applications for registration thereof, and all reissues, extensions and renewals of any of the foregoing.
(188)“Trademark License Period” shall have the meaning set forth in Section 4.6(a).
(189)“Transaction Implementation Deed” shall mean the deed giving effect to the Restructuring Plan and the other transactions contemplated by the RSA, formalizing the consents, instructions, directions, waivers, conditions precedent, steps and timing to implement the Restructuring.
(190)“Transfer” shall have the meaning set forth in Section 2.2(a)(i) and the term “Transferred” shall have its correlative meaning.
(191)“Transfer Taxes” shall mean any sales, use, transfer, real property transfer, registration, documentary, value added, stamp or other similar Taxes and related fees and costs.
(192)“Transition Services Agreement” shall mean that certain Transition Services Agreement, dated as of the date hereof, by and between CoreCo, as service provider, and BrazilCo, as service recipient.
(193)“UK GDPR” shall have the meaning set forth in the definition of “Data Protection Laws”.
2.References; Interpretation. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules to this Agreement unless otherwise specified; (c) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation”, unless otherwise specified; (f) the word “or” shall not be exclusive (unless the context indicates otherwise); (g) references to “written” or “in writing” include in electronic form; (h) the Parties have each participated in the negotiation and drafting of this Agreement, and except as otherwise stated herein, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (i) a reference to any Person includes such Person’s successors and permitted assigns; (j) any reference to “days” means calendar days unless Business Days are expressly specified; (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (l) any statute or Contract defined or referred to herein means such statute or Contract as from time to time amended, modified or supplemented, unless otherwise specifically indicated; (m) the use of the phrases “the date of this Agreement”, “the date hereof”, “of even date herewith” and terms of similar import shall be deemed to refer to the date set forth in the preamble to this Agreement; (n) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase; (o) the phrase “to the extent related to” shall mean, for the avoidance of doubt, with respect to any business, activities, operations, Assets or Liabilities, the portion or degree, and only such portion or degree, in respect of which such business, activities, operations, Assets or Liabilities relate to, arise out of or result from the business, activities, operations, Assets or Liabilities, as applicable, subject to such phrase, unless the context requires otherwise; (p) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; and (q) any consent given by any Party pursuant to this Agreement shall be valid only if contained in a written instrument signed by such Party. References in this Agreement to “BrazilCo” (1) shall be deemed to refer to both NFE Brazil and Bradford HoldCo, unless the context requires otherwise (including any consent, approval, agreement, determination, waiver or other similar action to be exercised individually by NFE Brazil or Bradford HoldCo, as applicable) and (2) as a “Party” shall be deemed to refer to NFE Brazil and Bradford HoldCo, collectively, unless the context requires otherwise (including any right or obligation that specifically pertains to either NFE Brazil or Bradford HoldCo, individually). Unless the context requires otherwise, references in this Agreement to “BrazilCo” shall also be deemed to refer to the applicable member of the BrazilCo Group, references to “CoreCo” shall also be deemed to refer to the applicable member of the CoreCo Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by BrazilCo or CoreCo shall be deemed to require BrazilCo or CoreCo, as the case may be, to cause the applicable members of the BrazilCo Group or the CoreCo Group, respectively, to take, or refrain from taking, any such action.
3.Effective Time. This Agreement shall be effective as of the Effective Time.

ARTICLE II
THE SEPARATION
1.General. Subject to the terms and conditions of this Agreement, each Party shall use, and shall cause the other members of its Group and its respective then-Affiliates to use, their respective reasonable best efforts to consummate the transactions contemplated hereby (including the Internal Reorganization), a portion of which have already been implemented prior to the date hereof.
2.Transfer of Assets; Assumption and Satisfaction of Liabilities.
(a)To the extent the Internal Reorganization has not been completed as of the Effective Time and, in each case, pursuant to the Conveyancing and Assumption Instruments and, in connection with the Internal Reorganization:
(i)Subject to Section 2.2(c) (Treatment of Shared Contracts), Section 2.5 (Transfers Not Effected on or Prior to the Effective Time; Transfers Deemed Effective as of the Effective Time) and Section 2.6 (Wrong Pockets; Mail & Other Communications; Payments), CoreCo shall, and shall cause the other members of its Group to, as applicable, transfer, contribute, assign and/or convey or cause to be transferred, contributed, assigned and/or conveyed (“Transfer”) to BrazilCo or another member of the BrazilCo Group all of its and the other members of its Group’s right, title and interest in and to the BrazilCo Assets, and the applicable member(s) of the BrazilCo Group, as applicable, shall accept from CoreCo and the applicable members of the CoreCo Group, all of CoreCo’s and the other members of the CoreCo Group’s respective direct or indirect rights, title and interest in and to the BrazilCo Assets, respectively; and
(ii)Subject to Section 2.2(c) (Treatment of Shared Contracts), Section 2.5 (Transfers Not Effected on or Prior to the Effective Time; Transfers Deemed Effective as of the Effective Time) and Section 2.6 (Wrong Pockets; Mail & Other Communications; Payments), BrazilCo shall, and shall cause the other members of its Group to, as applicable, Transfer to CoreCo or another member of the CoreCo Group all of its and the other members of its Group’s right, title and interest in and to the CoreCo Assets, and the applicable member(s) of the CoreCo Group, as applicable, shall accept from BrazilCo and the applicable members of the BrazilCo Group, all of BrazilCo’s and the other members of the BrazilCo Group’s respective direct or indirect rights, title and interest in and to the CoreCo Assets, respectively.
(b)Assumption of Liabilities. Subject to Section 2.2(c) (Treatment of Shared Contracts), Section 2.5 (Transfers Not Effected on or Prior to the Effective Time; Transfers Deemed Effective as of the Effective Time) and Section 2.9 (Novation of Liabilities), (i) CoreCo shall, or shall cause a member of the CoreCo Group to, accept, assume (or, as applicable, retain) and perform, discharge and fulfill, in accordance with their respective terms (“Assume”), all of the CoreCo Liabilities, and (ii) BrazilCo shall, or shall cause a member of the BrazilCo Group to, Assume all of the BrazilCo Liabilities.
(c)Treatment of Shared Contracts. Without limiting the generality of the obligations set forth in Section 2.2(a):
(i)Unless the benefits of a Shared Contract are conveyed to the applicable Party (or member of its Group) pursuant to an Ancillary Agreement, (A) each of CoreCo and BrazilCo shall, and shall cause the applicable member(s) of their Group to, use commercially reasonable efforts to assign in part any Contract that is a Shared Contract to the applicable member(s) of the applicable Group, if so assignable, or appropriately amend, bifurcate, replicate or otherwise modify such Shared Contract (in a form reasonably acceptable to CoreCo and BrazilCo) prior to, on or after the Effective Time, so that each Party or the members of their respective Groups shall be entitled to the rights and benefits, and shall Assume the related portion of any Liabilities, inuring to their respective Businesses (each, a “Partial Assignment”); provided, however, that (x) in no event shall any member of either Group be required to assign (or amend) any Shared Contract in its entirety or to assign a portion of any Shared Contract (including any Policy) which is not assignable (or cannot be amended or otherwise modified) by its terms (including any terms imposing Consents or conditions on an assignment where such Consents or conditions have not been obtained or fulfilled) or under applicable Law and (y) if any Shared Contract cannot be so partially assigned by its terms or otherwise, cannot be amended, bifurcated, replicated or otherwise modified, or if such assignment or amendment, bifurcation, replication or modification would impair the benefit the parties thereto derived from such Shared Contract, the Parties shall, and shall cause each of their respective Affiliates to, take such other commercially reasonable and permissible actions to cause a member of the CoreCo Group or the BrazilCo Group, as the case may be, to, in each case, (I) receive the benefit of that portion of each Shared Contract that relates to the BrazilCo Business or the CoreCo Business (net of the amount of any related Tax costs imposed on any member of BrazilCo and its Affiliates or CoreCo and its Affiliates), as the case may be (in each case, to the extent so related) as if such Shared Contract had been assigned to (or amended or otherwise modified for the benefit of) a member of the applicable Group pursuant to this Section 2.2(c) (including enforcing on the applicable Group’s behalf any and all of such Group’s rights against such third party under such Shared Contract solely to the extent related to the applicable Group’s respective Business (or applicable portion thereof)) and (II) bear the burden of the corresponding Liabilities (including any Liabilities that may arise by reason of such arrangement) as if such Liabilities had been Assumed by a member of the applicable Group pursuant to this Section 2.2(c), including expenses related to enforcing rights under such Shared Contract against the third party counterparty thereto solely to the extent related to the applicable Group’s respective Business (or applicable portion thereof) (including the amount of any related Tax benefit obtained by BrazilCo, CoreCo or any of their respective Affiliates, as applicable); and indemnifying each other Group against all Indemnifiable Losses to the extent arising out of any actions (or omissions to act) taken by such other Group with respect to such Shared Contract at the direction of such first Party (except to the extent arising out of or related to gross negligence, fraud or willful misconduct by such other Group) (for the avoidance of doubt, in the event that any rights in connection with a Force Majeure Event or similar event are exercised under a Shared Contract, the benefits and burdens with respect to such Shared Contract (as modified by such Force Majeure Event or similar event) shall, if reasonably practicable, be shared proportionally or, if not reasonably practicable, in such other manner as would be most equitable, among the Groups related to such Contract (or in any other manner as may be agreed in good faith by the relevant Parties whose Group is related to such contract), in each case, to the extent so related to the BrazilCo Business or the CoreCo Business), and (B) to the extent that the Parties cannot effect a Partial Assignment in accordance with this Section 2.2(c), or cannot implement the arrangements set forth in clause (A), within one hundred and eighty (180) days of the Closing Date, the Parties shall use commercially reasonable efforts to, if requested by any Party, seek mutually acceptable alternative arrangements (including subcontracting, sublicensing, subleasing or entering into a back-to-back agreement) for the purpose of allocating rights, liabilities and obligations to each Group under such Shared Contract reflecting the principles set forth in clause (A) of this provision (an “Acceptable Alternative Arrangement”).
(ii)Each Party shall, and shall cause the other members of its Group to, use its commercially reasonable efforts to obtain the required Consents to complete a Partial Assignment of any Shared Contract as contemplated by this Agreement. Notwithstanding anything herein to the contrary, no Partial Assignment of any Shared Contract or Acceptable Alternative Arrangement shall be completed if it would violate any applicable Law or the rights of any third party to such Shared Contract.
(iii)To the extent permitted by applicable Law, each of CoreCo and BrazilCo shall, and shall cause their respective Affiliates to, (A) treat for all Tax purposes the portion of each Shared Contract inuring to its respective Businesses as Assets owned by, and/or Liabilities of, as applicable, such Party or its Affiliates, as applicable, not later than the Closing, and (B) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by a change in applicable Tax Law or good faith resolution of a Tax Action).
(iv)With respect to Liabilities pursuant to, under or relating to a Shared Contract to the extent relating to occurrences from and after the Closing (including Liabilities related to obtaining any required Consents), such Liabilities shall, unless otherwise allocated pursuant to this Agreement or any Ancillary Agreement, be allocated among CoreCo and BrazilCo as follows:
(A)If such Liability is incurred (x) exclusively in respect of the BrazilCo Business, such Liability shall be allocated to BrazilCo or the applicable member of its Group, or (y) exclusively in respect of the CoreCo Business, such Liability shall be allocated to CoreCo or the applicable member of its Group;
(B)If such Liability cannot be so allocated under clause (A) above, such Liability shall be allocated to CoreCo or BrazilCo, as the case may be, based on the relative proportions of total benefit received (over the term of the Shared Contract remaining as of the date of the Closing) by the BrazilCo Business or the CoreCo Business, respectively, under the relevant Shared Contract after the Closing; and
(C)Notwithstanding the foregoing in clauses (A) and (B) above, each of BrazilCo or CoreCo shall be responsible for any and all such Liabilities to the extent arising from its (or its Affiliate’s) breach after the Closing of the relevant Shared Contract.
(v)None of CoreCo, BrazilCo or any of the members of their respective Group or their Affiliates shall be required to commence any litigation or offer or pay any money or otherwise grant any accommodation (financial or otherwise) to any third party to (x) obtain any new Contract or Partial Assignment with respect to any Shared Contract, as the case may be or (y) obtain any Consent necessary to enter into an Acceptable Alternative Arrangement; provided, however, that any Party to which the benefit of a new Contract, Partial Assignment or Acceptable Alternative Arrangement would inure pursuant to this Section 2.2(c) may request that the Party that is allocated such Shared Contract as a BrazilCo Asset or CoreCo Asset, as the case may be, commence litigation in furtherance of obtaining such new Contract, Partial Assignment or Acceptable Alternative Arrangement, which request shall be considered in good faith by such Party; provided, further, that such Party’s good faith determination not to commence litigation shall not in and of itself constitute a breach of this Section 2.2(c)(v), but the foregoing shall not preclude consideration of a Party’s good faith for purposes of determining compliance with this Section 2.2(c)(v).
(vi)From and after the Closing, the Party to whose Group a Shared Contract has been allocated shall not (and shall cause the other members of its Group not to), without the consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed) (x) waive any rights under such Shared Contract to the extent related to the Business, Assets or Liabilities of such other Party, (y) terminate (or consent to be terminated by the counterparty) such Shared Contract except in connection with (A) the expiration of such Shared Contract in accordance with its terms (it being understood, for the avoidance of doubt, that sending a notice of non-renewal to the counterparty to such Shared Contract in accordance with the terms of such Shared Contract is expressly permitted) or (B) a partial termination of such Shared Contract that would not reasonably be expected to adversely impact in a material manner any rights under such Shared Contract related to the Business, Assets or Liabilities of such other Party or any of its Subsidiaries, or (z) amend, modify or supplement such Shared Contract in a manner material (relative to the existing rights and obligations related to such other Party’s Business, Assets or Liabilities under such Shared Contract) and adverse to the Business, Assets or Liabilities of such other Party or any of its Subsidiaries. From and after the Closing, if a member of a Group (the “Notice Recipient”) receives from a counterparty to a Shared Contract a formal notice of breach of such Shared Contract, the Notice Recipient shall provide written notice to the other Party as soon as reasonably practicable (and in no event later than five (5) Business Days following receipt of such notice) and the Parties shall reasonably consult with respect to the actions proposed to be taken regarding the alleged breach. If a Group (the “Notifying Party”) intends to send to a counterparty to a Shared Contract a formal notice of breach of such Shared Contract, the Notifying Party shall provide prior written notice to the other Party as soon as reasonably practicable (and in any event no less than five (5) Business Days prior to sending such notice of breach to the counterparty), and the Parties shall reasonably consult with each other regarding such alleged breach. From and after the Closing, no Party shall (and each Party shall cause the other members of its Group not to) breach any Shared Contract to the extent such breach would reasonably be expected to result in a loss of rights, or acceleration of obligations, of any member of the other Party’s Group (or related to its Business, Assets or Liabilities under such Shared Contract) pursuant to (I) such Shared Contract, (II) any Partial Assignment related to such Shared Contract or (III) any other Contract with the counterparty to such Shared Contract (or any of its Affiliates) in existence at the time of the Closing that contains cross-default or similar provisions related to such Shared Contract.
(d)Consents. Each Party shall, and shall cause each member of its Group to, use its commercially reasonable efforts to obtain the required Consents for the Transfer of any Assets, Contracts and Permits issued by any Governmental Entity or parts thereof as contemplated by this Agreement. Notwithstanding anything herein to the contrary, no Contract or other Asset shall be transferred if it would violate applicable Law or, in the case of any Contract, the rights of any third party to such Contract; provided that (i) Sections 2.2(c) and 2.5, to the extent provided therein, shall apply thereto, and (ii) the Parties acknowledge and agree that commercially reasonable efforts shall not require either Party to incur material costs or commercially incentivize any relevant third party in order to obtain any required Consent.
(e)Each Party understands and agrees on behalf of itself and each member of its Group that certain of the Transfers referenced in Section 2.2(a) or Assumptions referenced in Section 2.2(b) have heretofore occurred and, as a result, no additional Transfers or Assumptions by any member of the CoreCo Group or BrazilCo Group, as applicable, shall be deemed to occur upon the execution of this Agreement with respect thereto. To the extent that a member of the CoreCo Group owns a CoreCo Asset or is liable for any CoreCo Liability, in either case, as of the Effective Time, there shall be no need for such member of the CoreCo Group to Transfer any such asset in connection with the operation of Section 2.2(a) or to Assume any such CoreCo Liability in connection with the operation of Section 2.2(b). To the extent that a member of the BrazilCo Group owns a BrazilCo Asset or is liable for any BrazilCo Liability, in either case, as of the Effective Time, there shall be no need for such member of the BrazilCo Group to Transfer such Asset in connection with the operation of Section 2.2(a) or to Assume such BrazilCo Liability in connection with the operation of Section 2.2(b).
3.Intergroup Accounts. Except as set forth in Section 5.1(b), any and all intercompany receivables, payables, loans and balances (other than (x) as specifically provided for under this Agreement or under any Ancillary Agreement or (y) as otherwise set forth on Schedule 2.3 (the matters set forth on Schedule 2.3, the “Other Surviving Intergroup Accounts”)) between any member of the CoreCo Group or BrazilCo Group, on the one hand, and any member of the other Group, on the other hand, which exist as of immediately prior to the Closing (the “Intergroup Accounts”), shall, prior to the Closing, be satisfied and/or settled in full by means of a cash payment, dividend, capital contribution, a combination of the foregoing, or otherwise canceled and terminated or extinguished, and, if not settled prior to such time, shall be deemed terminated and released at such time. For the avoidance of doubt, the Other Surviving Intergroup Accounts (a) shall be an obligation of the relevant Party (or the relevant member of such Party’s Group), each responsible for fulfilling its (or a member of such Party’s Group’s) obligations in accordance with the terms and conditions applicable to such obligation or if such terms and conditions are not set forth in writing, such obligation shall be satisfied within the payment terms set forth therefor on Schedule 2.3 or within thirty (30) days of a written request by the beneficiary of such obligation given to the corresponding obligor thereunder, and (b) shall be for each relevant Party (or the relevant member of such Party’s Group) an obligation to a third party and shall no longer be an intercompany account. Each Party shall, and shall cause the other members of its Group to, execute and deliver such agreements, instruments and other papers as may be required to effect the foregoing pursuant to this Section 2.3 if so requested by the other Party.
4.Limitation of Liability; Intergroup Contracts.
(a)No Party shall have any Liability to the other Party in the event that any information exchanged or provided pursuant to this Agreement (but excluding any such information included in a Financing Disclosure Document) is found to be inaccurate.
(b)Except as set forth in Section 2.4(c), no Party or any other member of its Group shall be liable to the other Party or any other member of such other Party’s Group based upon, arising out of or resulting from any Contract, arrangement, course of dealing or understanding existing on or prior to the Closing (other than this Agreement, the Ancillary Agreements and the Other Surviving Intergroup Accounts) and each Party (on behalf of itself and each other member of its Group) hereby terminates any and all Contracts, arrangements, course of dealings or understandings between or among it or any of its other Group members, on the one hand, and the other Party or any of its respective Group members, on the other hand, effective as of the Closing (other than this Agreement, the Ancillary Agreements, the Other Surviving Intergroup Accounts, the Conveyancing and Assumption Instruments and such Contracts, arrangements, courses of dealing or understandings with respect to goods in transit for which title has not transferred to the CoreCo Group (if in respect of assets that would otherwise be CoreCo Assets) or the BrazilCo Group (if in respect of assets that would otherwise be BrazilCo Assets) at the time of the Closing). No such terminated Contract, arrangement, course of dealing or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Closing. Each Party shall, and shall cause the other members of its Group to, execute and deliver such agreements, instruments and other papers as may be required to terminate any such Contract, arrangement, course of dealing or understanding pursuant to this Section 2.4(b) if so requested by the other Party.
(c)The provisions of Section 2.4(b) shall not apply to any of the following Contracts, arrangements, course of dealings or understandings (or to any of the provisions thereof): any agreements, arrangements, commitments or understandings to which any Person other than the Parties and their respective Affiliates is a Party (it being understood that (x) to the extent that the rights and obligations of the Parties and the members of their respective Groups under any such Contracts constitute BrazilCo Assets or BrazilCo Liabilities, or CoreCo Assets or CoreCo Liabilities, such Contracts shall be assigned or retained pursuant to this Article II, and (y) the obligations of any member of a Group to the other Group shall be deemed terminated as of time of the Closing with no further liability to such other Group as a result thereof).
(d)If any Contract, arrangement, course of dealing or understanding is terminated pursuant to Section 2.4(b), and, but for the mistake or oversight of any Party, would have been listed as an Ancillary Agreement or an Other Surviving Intergroup Account and is reasonably necessary for such affected Party to be able to continue to operate its Business in substantially the same manner in which such Businesses were operated prior to the Closing, then, at the request of such affected Party made within fifteen (15) months following the Closing, the Parties shall negotiate in good faith to determine whether and to what extent (including the terms and conditions relating thereto), if any, notwithstanding such termination, such Contract, arrangement, course of dealing or understanding should continue, or as appropriate, be re-instated, following the Closing; provided, however, that either Party may determine, in its sole discretion, not to re-instate or otherwise continue any such Contract, arrangement, course of dealing or understanding.
(e)Each of the Parties shall take the actions set forth on Schedule 2.4(e) subject to the terms and conditions therein.
5.Transfers Not Effected on or Prior to the Effective Time; Transfers Deemed Effective as of the Effective Time.
(a)To the extent that any Transfers or Assumptions contemplated by this Article II, shall not have been consummated at or prior to the Effective Time, the Parties shall use commercially reasonable efforts to effect such Transfers or Assumptions as promptly following the Effective Time as shall be practicable. Nothing herein shall be deemed to require or constitute the Transfer of any Assets or the Assumption of any Liabilities which by their terms or operation of Law cannot be Transferred; provided, however, that the Parties and their respective Affiliates shall cooperate and use commercially reasonable efforts to seek to obtain, in accordance with applicable Law, any necessary Consents for the Transfer of all Assets and Assumption of all Liabilities contemplated to be Transferred or Assumed pursuant to this Article II to the fullest extent permitted by applicable Law. In the event that any such Transfer of Assets or Assumption of Liabilities has not been consummated, from and after the Effective Time (i) the Party (or relevant member in its Group) retaining such Asset shall thereafter hold (or shall cause such member in its Group to hold) such Asset in trust for the use and benefit of the Party entitled thereto (at the expense of the Party entitled thereto) and (ii) the Party intended to Assume such Liability shall, or shall cause the applicable member of its Group to, pay or reimburse the Party retaining such Liability for all amounts paid or incurred in connection with the retention of such Liability. To the extent the foregoing applies to any Contracts (other than Shared Contracts, which shall be governed solely by Section 2.2(c)) to be assigned for which any necessary Consents are not received prior to the Effective Time, the treatment of such Contracts shall, for the avoidance of doubt, also be subject to Section 2.9 and Section 2.10, to the extent applicable. In addition, the Party retaining such Asset or Liability (or relevant member of its Group) shall (or shall cause such member in its Group to) treat, insofar as reasonably possible and to the extent permitted by applicable Law, such Asset or Liability in the ordinary course of business and take such other actions as may be reasonably requested by the Party to which such Asset is to be Transferred or by the Party responsible for Assuming such Liability in order to place such Party, insofar as reasonably possible and to the extent permitted by applicable Law, in the same position as if such Asset or Liability had been Transferred or Assumed as contemplated hereby and so that all the benefits and burdens relating to such Asset or Liability, including possession, use, risk of loss, potential for income and gain, and dominion, control and command over such Asset or Liability, are to inure from and after the Effective Time to the relevant member or members of the CoreCo Group or BrazilCo Group entitled to the receipt of such Asset or required to Assume such Liability. In furtherance of the foregoing, each Party agrees (on behalf of itself and each other member of its Group) that, as of the Effective Time, subject to Section 2.2(b) and Section 2.9(b), each Party and/or each member of its Group shall (A) be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have Assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such Party is entitled to acquire or required to Assume pursuant to the terms of this Agreement and (B)(I) enforce at the other Party’s (or relevant member of its Group’s) request, or allow the other Party’s Group to enforce in a commercially reasonable manner, any rights of the Party or its Group under such Assets and Liabilities against any other Persons, (II) not waive any rights related to such Assets or Liabilities to the extent related to the Business, Assets or Liabilities of the other Party’s Group, (III) not terminate (or consent to be terminated by the counterparty) any Contract that constitutes such Asset except in connection with the expiration of such Contract in accordance with its terms, (IV) not amend, modify or supplement any Contract that constitutes such Asset and (V) provide written notice to the other Party as soon as reasonably practicable (and in no event later than five (5) Business Days following receipt) after receipt of any formal notice of breach received from a counterparty to any Contract that constitutes such Asset; provided that the costs and expenses incurred by the responding Party or its Group in respect of any request by the other Party in respect of such Assets or Liabilities shall be borne solely by the requesting Party or its Group.
(b)If and when the Consents and/or conditions, the conflict, absence, non-satisfaction, existence or potential violation of which caused the deferral of Transfer of any Asset or deferral of the Assumption of any Liability pursuant to Section 2.5(a), are obtained or satisfied, the Transfer, assignment, Assumption or novation of the applicable Asset or Liability shall be effected by the applicable Party (or relevant member of its Group) as promptly as reasonably practicable, without further consideration, in accordance with and subject to the terms of this Agreement (including Section 2.2 and this Section 2.5) and/or the applicable Ancillary Agreement, and shall, to the extent possible without the imposition of any undue or otherwise unreasonable cost on any Party, be deemed to have become effective as of the Effective Time.
(c)The Party (or relevant member of its Group) retaining any Asset or Liability due to the deferral of the Transfer of such Asset or the deferral of the Assumption of such Liability pursuant to Section 2.5(a) or otherwise shall (i) not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced, assumed, or agreed in advance to be reimbursed by the Party (or relevant member of its Group) entitled to such Asset or the Person intended to be subject to such Liability, other than reasonable attorneys’ fees and recording or similar or other incidental fees, all of which shall be promptly reimbursed by the Party (or relevant member of its Group) entitled to such Asset or the Person intended to be subject to such Liability and (ii) be indemnified for all Indemnifiable Losses or other Liabilities arising out of any actions (or omissions to act) of such retaining Party taken at the direction of the other Party (or relevant member of its Group) in connection with and relating to such retained Asset or Liability, as the case may be. Except as otherwise expressly provided herein, none of CoreCo or BrazilCo or any of their respective Affiliates shall be required to commence any litigation or offer or pay any money or otherwise grant any accommodation (financial or otherwise) to any third party with respect to any Assets or Liabilities not Transferred as of the Effective Time; provided, however, that any Party to which such Asset or Liability has not been Transferred or Assumed, respectively, due to the deferral of the Transfer of such Asset or the deferral of the Assumption of such Liability, may request that the Party retaining such Asset or Liability commence litigation in furtherance of such Transfer or Assumption, which request shall be considered in good faith by the Party retaining such Asset or Liability; provided, further, that a Party’s good faith determination not to commence litigation shall not in and of itself constitute a breach of this Section 2.5(c), but the foregoing shall not preclude consideration of a Party’s good faith for purposes of determining compliance with this Section 2.5(c).
(d)Notwithstanding anything else set forth in this Section 2.5 to the contrary, (i) neither CoreCo nor any of its Affiliates shall be required by this Section 2.5 to take any action that may, in the good faith judgment of CoreCo, (x) result in a violation of any obligation which CoreCo or any such Affiliate has to any third party or (y) violate applicable Law, and (ii) neither BrazilCo nor any of its Affiliates shall be required by this Section 2.5 to take any action that may, in the good faith judgment of BrazilCo, (x) result in a violation of any obligation which BrazilCo or any such Affiliate has to any third party or (y) violate applicable Law.
(e)The failure to obtain a Consent shall not in and of itself constitute a breach of this Agreement; provided that the foregoing shall not preclude consideration of a Party’s efforts in pursuing such Consent for purposes of determining compliance with this Section 2.5.
(f)To the extent permitted by applicable Law, with respect to Assets and Liabilities described in Section 2.5(a), each of CoreCo and BrazilCo shall, and shall cause their respective Affiliates to, (i) treat for all Tax purposes (A) the deferred Assets as assets having been Transferred to and owned by the Party entitled to such Assets not later than the Closing and (B) the deferred Liabilities as liabilities having been Assumed and owned by the Person intended to be subject to such Liabilities not later than the Closing and (ii) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by a change in applicable Tax Law or good faith resolution of a Tax Action).
6.Wrong Pockets; Mail & Other Communications; Payments.
(a)Subject to Section 2.2(c) (Treatment of Shared Contracts) and Section 2.5 (Transfers Not Effected on or Prior to the Effective Time; Transfers Deemed Effective as of the Effective Time), (i) if at any time within twenty-four (24) months after the Closing, any Party discovers that any BrazilCo Asset is held by any member of the CoreCo Group or any of its respective then-Affiliates, CoreCo shall, and shall cause the other members of its Group and its and their then-Affiliates to, use their respective reasonable best efforts to promptly procure the Transfer of the relevant BrazilCo Asset to BrazilCo or an Affiliate of BrazilCo designated by BrazilCo for no additional consideration; or (ii) if at any time within twenty-four (24) months after the Closing, any Party discovers that any CoreCo Asset is held by any member of the BrazilCo Group or any of its then-Affiliates, BrazilCo shall, and shall cause the other members of its Group and its and their respective then-Affiliates to, use their respective reasonable best efforts to promptly procure the Transfer of the relevant CoreCo Asset to CoreCo or an Affiliate of CoreCo designated by CoreCo for no additional consideration; provided that in the case of clause (i), neither CoreCo nor any of its Affiliates, or in the case of clause (ii), neither BrazilCo nor any of its Affiliates, shall be required to commence any litigation or offer or pay any money or otherwise grant any accommodation (financial or otherwise) to any third party. If reasonably practicable and permitted under applicable Law, such Transfer may be effected by rescission of the applicable portion of a Conveyancing and Assumption Instrument as may be agreed by the relevant Parties.
(b)At any time on or prior to the twenty-four (24) month anniversary following the Closing, if any Party or any member of its Group or (or any of its or their respective then-Affiliates) owns any Asset, that, although not Transferred pursuant to this Agreement, is agreed by such Party and the other Party in their good faith judgment to be an Asset that more properly belongs to such other Party or a member of its Group, or is an Asset that such other Party or a member of its Group was intended to have the right to continue to use (other than (for the avoidance of doubt), as between any two Parties, any Asset acquired from an unaffiliated third party by a Party or member of such Party’s Group following the Closing), then the Party or a member of its Group (or applicable then-Affiliate) owning such Asset shall, as applicable, (i) Transfer any such Asset to the Party or a member of its Group identified as the appropriate transferee and following such Transfer, such Asset shall be a BrazilCo Asset or CoreCo Asset, as the case may be, or (ii) grant such mutually agreeable rights with respect to such Asset to permit such continued use, subject to, and consistent with this Agreement, including with respect to Assumption of associated Liabilities. If reasonably practicable and permitted under applicable Law, such Transfer may be effected by rescission of the applicable portion of a Conveyancing and Assumption Instrument as may be agreed by the relevant Parties.
(c)After the Effective Time, each Party (or any member of its Group and any of its or their respective then-Affiliates) may receive mail, packages and other communications properly belonging to the other Party (or any member of its Group). Accordingly, at all times after the Effective Time, each Party (or any member of its Group and any of its or their respective then-Affiliates) is hereby authorized to receive and, to the extent reasonably necessary to identify the proper recipient in accordance with this Section 2.6(c), open all mail, packages and other communications received by such Party (or member of its Group or its or their then-Affiliate) that belongs to such other Party (or member of such other Party’s Group), and to the extent that they do not relate to the business of the receiving Party, the receiving Party shall as promptly as reasonably practicable deliver or cause to be delivered such mail, packages or other communications (or, in case the same also relates to the business of the receiving Party or the other Party, copies thereof) to such other Party as provided for in Section 9.6; provided that, if a Party (or any member of its Group and any of its or their respective then-Affiliates) receives any claim or demand against the other Party (or any member of such other Party’s Group), or any notice or other communication regarding any Action involving the other Party (or any member of such other Party’s Group), such Party shall, and shall cause the other members of its Group to, as promptly as practicable (and, in any event, use commercially reasonable efforts to do so within fifteen (15) days after receipt thereof) notify such other Party (including such other Party’s legal department) of the receipt of such claim, demand, notice or other communication, and shall promptly deliver such claim, demand, notice or other communication (or, in case the same also relates to the business of the receiving Party or the other Party, copies thereof) to such other Party; provided, however, that the failure to provide such notice shall not constitute a breach of this Section 2.6(c) except to the extent that any such Party shall have been actually prejudiced as a result of such failure. The provisions of this Section 2.6(c) are not intended to, and shall not be deemed to, constitute an authorization by any Party or any other member of either Group (or any of their Affiliates from time to time) to permit the other to accept service of process on its behalf and no Party is or shall be deemed to be the agent of the other Party or any other member of either Group or any of their respective then-Affiliates for service of process purposes.
(d)After the Closing, BrazilCo shall, or shall cause the other members of its Group and its and any of its respective then-Affiliates to, promptly pay or deliver to CoreCo (or its designee) any monies or checks that have been received by BrazilCo (or another member of its Group or its or its respective then-Affiliates) after the Closing to the extent they are (or represent the proceeds of) a CoreCo Asset (it being understood and agreed that any such amounts shall be paid and delivered on a monthly basis, in each case, to the applicable members of the CoreCo Group; provided that if the aggregate amount not yet paid or delivered exceeds fifty thousand dollars ($50,000) before such monthly payment and delivery, such amount shall be paid and delivered to the applicable members of the CoreCo Group within seven (7) days).
(e)After the Closing, CoreCo shall, or shall cause the other members of its Group and its and any of its respective then-Affiliates to, promptly pay or deliver to BrazilCo (or its designee; provided that such designee shall not result in CoreCo or any of its Affiliates bearing additional Taxes) any monies or checks that have been received by CoreCo (or another member of its Group or its or its respective then-Affiliates) after the Closing to the extent they are (or represent the proceeds of) a BrazilCo Asset (it being understood and agreed that any such amounts shall be paid and delivered on a monthly basis, in each case, to the applicable members of the BrazilCo Group; provided that if the aggregate amount not yet paid or delivered exceeds fifty thousand dollars ($50,000) before such monthly payment and delivery, such amount shall be paid and delivered to the applicable members of the BrazilCo Group within seven (7) days).
7.Conveyancing and Assumption Instruments. In connection with, and in furtherance of, the Transfers of Assets and the acceptance and Assumptions of Liabilities contemplated by this Agreement, the Parties shall execute or cause to be executed, on or prior to the Closing, by the appropriate entities, the Conveyancing and Assumption Instruments necessary to evidence the valid and effective Assumption by the applicable Party of its Assumed Liabilities and the valid Transfer to the applicable Party or member of such Party’s Group of all right, title and interest in and to its accepted Assets, in substantially the form contemplated hereby for Transfers and Assumptions to be effected pursuant to Delaware Law or the Laws of one of the other states of the United States or, if not appropriate for a given Transfer or Assumption, and for Transfers and Assumptions to be effected pursuant to non-U.S. Laws, in such other form as the Parties shall reasonably agree; provided that Section 5.4(f) shall apply to each Transfer and Assumption contemplated by this Agreement.
8.Further Assurances.
(a)In addition to and without limiting the actions specifically provided for elsewhere in this Agreement and subject to the limitations expressly set forth in this Agreement, including Section 2.5, each of the Parties shall, and shall cause the other members of its Group to, cooperate with each other and use commercially reasonable efforts, on and after the Effective Time, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable Law or contractual obligations to consummate and make effective the transactions contemplated by this Agreement.
(b)Without limiting the foregoing, on and after the Effective Time, each Party shall, and shall cause the other members of its Group to, cooperate with the other Party (or the relevant member of its Group), and without any further consideration, but at the expense (unless allocated to the Group of the requested Party pursuant to the other terms of this Agreement) of the requesting Party (or the relevant member of its Group) (except as provided in Sections 2.2(c)(v) and 2.5(c)) from and after the Effective Time, to execute and deliver, or use commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of Transfer, and to make all filings with, and to obtain all Consents, any Permit, Contract, indenture or other instrument, and to take all such other actions as such Party (or the relevant member of its Group) may reasonably be requested to take by the other Party (or the relevant member of its Group) from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the Transfers of the applicable Assets and the assignment and Assumption of the applicable Liabilities and the other transactions contemplated hereby. Without limiting the foregoing, each Party shall, and shall cause the other members of its Group to, at the reasonable request, cost and expense (unless allocated to the Group of the requested Party (or other member of its Group) pursuant to the other terms of this Agreement) of the other Party, take such other actions as may be reasonably necessary to vest in such other Party (or other member of its Group) such title and such rights as possessed by the transferring Party (or its Group) to the Assets allocated to such Party (or member of its Group) under this Agreement, free and clear of any Security Interest.
(c)Without limiting the foregoing, each Party shall, and shall cause each member of its Group or its applicable Affiliates to, from and after the Effective Time, until five (5) years after the Effective Time, execute and deliver such documents and instruments, and take such other actions, as may be reasonably necessary to (i) record the transfer, assignment or ownership of Intellectual Property as contemplated by this Agreement with applicable Governmental Entities, intellectual property registries and domain name registrars, (ii) perfect the ownership interest of the transferee Party in such Intellectual Property and (iii)

cooperate in good faith and use commercially reasonable efforts to cause any inventor, author or other creator of Intellectual Property who is or was employed by or provided services to a member or an Affiliate of either Group to execute any assignments, declarations or other documents necessary to effectuate the allocation of Intellectual Property contemplated by this Agreement. The costs of recording any such transfers or assignments shall be borne by the Party to whose Group (or an Affiliate of such Group) the applicable Intellectual Property is allocated.
9.Novation of Liabilities.
(a)Each Party, at the request of the other Party (such other Party, the “Other Party”), shall use commercially reasonable efforts to obtain, or to cause to be obtained, any Consent, release, substitution or amendment required to novate or assign to the fullest extent permitted by Law all obligations under Contracts (other than Shared Contracts, which shall be governed by Section 2.2(c)), and other obligations or Liabilities (other than with regard to guarantees or Credit Support Instruments, which shall be governed by Section 2.10), in each case, for which a member of such Party’s Group and a member of the Other Party’s Group are jointly or severally liable and that do not constitute Liabilities of such Other Party as provided in this Agreement, or to obtain in writing the unconditional release of the Other Party to such arrangements (other than any member of the Group who Assumed or retained such Liability as set forth in this Agreement), so that, in any such case, the members of the applicable Group will be solely responsible for such Liabilities; provided, however, that no Party shall be obligated to pay any consideration therefor to any third party from whom any such Consent, substitution or amendment is requested (unless such Party is fully reimbursed by the requesting Party). Upon either Party’s reasonable request (not to exceed twice per fiscal quarter) after the Closing, the Other Party shall deliver to such requesting Party a list of the Consents, releases, substitutions or amendments required to novate or assign to the fullest extent permitted by Law all obligations under Contracts (other than Shared Contracts, which shall be governed by Section 2.2(c)), and other obligations or Liabilities (other than with regard to guarantees or Credit Support Instruments, which shall be governed by Section 2.10) for which a member of such Party’s Group and a member of the Other Party’s Group are jointly or severally liable and that do not constitute Liabilities of such Other Party as provided in this Agreement, along with the status and anticipated timing for obtaining such Consents, releases, substitutions or amendments required.
(b)If the Parties are unable to obtain, or to cause to be obtained, any such required Consent, release, substitution or amendment, the Other Party or a member of such Other Party’s Group shall continue to be bound by such Contract or other obligation that does not constitute a Liability of such Other Party and, unless not permitted by Law or the terms thereof, as agent or subcontractor for such Party, the Party or member of such Party’s Group who Assumed or retained such Liability as set forth in this Agreement (the “Liable Party”) shall, or shall cause a member of its Group to, directly pay, perform and discharge fully all the obligations or other Liabilities of such Other Party or member of such Other Party’s Group thereunder from and after the Effective Time. The Other Party shall, without further consideration, promptly pay and remit, or cause to be promptly paid or remitted, to the Liable Party or to another member of the Liable Party’s Group, all money, rights and other consideration received by it or any member of its Group in respect of such performance by the Liable Party (unless any such consideration is an Asset of such Other Party pursuant to this Agreement). If and when any such Consent, release, substitution or amendment shall be obtained or such agreement, lease or other rights or obligations shall otherwise become assignable or able to be novated, the Other Party shall promptly Transfer all rights, obligations and other Liabilities thereunder of any member of such Other Party’s Group to the Liable Party or to another member of the Liable Party’s Group without payment of any further consideration and the Liable Party, or another member of such Liable Party’s Group, without the payment of any further consideration, shall Assume such rights and Liabilities. Each of the Parties shall, and shall cause their respective Affiliates to, take all actions and do all things reasonably necessary on its part, or such Affiliates’ part, under applicable Law or contractual obligations to consummate and make effective the transactions contemplated by this Section 2.9(b).
10.Guarantees and Credit Support Instruments.
(a)(i) CoreCo shall, and shall cause the other members of its Group to, (with the reasonable cooperation of BrazilCo) use commercially reasonable efforts to (A) cause a member of the CoreCo Group to be substituted in all respects for a member of the BrazilCo Group, and/or (B) have all members of the BrazilCo Group removed or released as guarantor of or obligor for any CoreCo Liability (including any credit agreement, guarantee (including guarantees for performance or payment under Contracts), indemnity or Credit Support Instrument given or obtained by any member of the BrazilCo Group for the benefit of any member of the CoreCo Group) to the fullest extent permitted by applicable Law, including in respect of those guarantees set forth on Schedule 2.10(a)(i), and (ii) BrazilCo shall, and shall cause the other members of its Group to, (with the reasonable cooperation of CoreCo) use commercially reasonable efforts to (A) cause a member of the BrazilCo Group to be substituted in all respects for a member of the CoreCo Group, and/or (B) have all members of the CoreCo Group removed or released as guarantor of or obligor for any BrazilCo Liability (including any credit agreement, guarantee (including guarantees for performance or payment under Contracts), indemnity or Credit Support Instrument given or obtained by any member of the CoreCo Group for the benefit of any member of the BrazilCo Group) to the fullest extent permitted by applicable Law, including in respect of those guarantees set forth on Schedule 2.10(a)(ii), in each case (clauses (i) and (ii)), on or prior to the Closing or as soon as reasonably practicably thereafter. Except as otherwise provided in Section 2.10(b), no member of the BrazilCo Group or CoreCo Group or any of their respective Affiliates from time to time shall be required to commence any litigation or offer or pay any money or otherwise grant any accommodation (financial or otherwise) to any third party with respect to any such guarantees.
(b)On or prior to the Closing or as soon as reasonably practicable thereafter, to the extent required to obtain a release from a guaranty (a “Guaranty Release”) (i) of any member of the CoreCo Group, BrazilCo shall, and shall cause its Affiliates or the other members of the BrazilCo Group to, as applicable, execute a guaranty agreement in the form of the existing guaranty, except to the extent that such existing guaranty contains representations, covenants or other terms or provisions either (A) with which any member of the BrazilCo Group would be reasonably unable to comply or (B) which would be reasonably expected to be breached, and (ii) of any member of the BrazilCo Group, CoreCo shall, and shall cause the other members of the CoreCo Group to, as applicable, execute a guaranty agreement in the form of the existing guaranty, except to the extent that such existing guaranty contains representations, covenants or other terms or provisions either (A) with which any member of the CoreCo would be reasonably unable to comply or (B) which would be reasonably expected to be breached.
(c)If either CoreCo or BrazilCo is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a) and (b) of this Section 2.10, (i) the Party whose Group is the relevant beneficiary shall indemnify and hold harmless the guarantor or obligor for any Indemnifiable Loss arising from or relating thereto (in accordance with the provisions of Article V) and shall, or shall cause one of the other members of its Group, as agent or subcontractor for such guarantor or obligor, to pay, perform and discharge fully all of the obligations or other Liabilities of such guarantor or obligor thereunder, (ii) each of CoreCo and BrazilCo agrees not to (and to cause the members of their respective Groups not to) renew or extend the term of, increase its obligations under, or Transfer to a third party, any guarantees or Credit Support Instruments, for which the other Party is or may be liable, without the prior written consent of such other Party (such consent not to be unreasonably withheld, conditioned or delayed), unless all obligations of such other Party and the other members of such Party’s Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to such Party; provided, however, that with respect to guarantees included in leases for real property, in the event a Guaranty Release is not obtained and such Party wishes to extend the term of such guaranteed lease, then such Party shall have the option of extending the term until a date not to exceed the fourth (4th) anniversary of the Closing if it provides such security as is reasonably satisfactory to the guarantor under such guaranteed lease and (iii) the relevant beneficiary shall pay to the guarantor or obligor a fee payable at the end of each calendar quarter that commences on or after the Closing Date based on a rate of three percent (3%) per annum on the average outstanding amount of the obligation underlying such guarantee or obligation during such quarter.
(d)Each Party shall, and shall cause the other members of their respective Groups to cooperate with respect to the obligations set forth in this Section 2.10(d) and (i) BrazilCo shall, and shall cause its Affiliates and the other members of its Group to, use commercially reasonable efforts to replace, to the extent that the relevant beneficiary requires a replacement Credit Support Instrument, all Credit Support Instruments issued or procured by CoreCo or other members of the CoreCo Group, on behalf of or in favor of any member of the BrazilCo Group or the BrazilCo Business, including in respect of those Credit Support Instruments set forth on Schedule 2.10(d)(i) (the “BrazilCo CSIs”), as promptly as practicable with Credit Support Instruments from BrazilCo or a member of the BrazilCo Group as of the Effective Time, and (ii) CoreCo shall, and shall cause the other members of its Group to, use commercially reasonable efforts to replace, to the extent that the relevant beneficiary requires a replacement Credit Support Instrument, all Credit Support Instruments issued or procured by BrazilCo or other members of the BrazilCo Group, on behalf of or in favor of any member of the CoreCo Group or the CoreCo Business, including in respect of those Credit Support Instruments set forth on Schedule 2.10(d)(ii) (the “CoreCo CSIs”), as promptly as practicable with Credit Support Instruments from CoreCo or a member of the CoreCo Group as of the Effective Time:
(i)With respect to any BrazilCo CSIs that remain outstanding after the Effective Time, a schedule of which shall be delivered to the Parties at or promptly following the Effective Time, (x) BrazilCo shall, and shall cause the members of the BrazilCo Group to, jointly and severally, indemnify and hold harmless the CoreCo Indemnitees for any Liabilities arising from or relating to the such BrazilCo CSIs, including any fees in connection with the issuance and maintenance thereof and any funds drawn by (or for the benefit of), or disbursements made to, the beneficiaries of such BrazilCo CSIs in accordance with the terms thereof, (y) BrazilCo shall pay to CoreCo a fee payable at the end of each calendar quarter that commences on or after the Closing Date based on a rate of three percent (3%) per annum on the average outstanding balance (which, for the avoidance of doubt, shall mean any amount where the guarantor or obligor has not been released from the obligation or liability), during such quarter of any outstanding BrazilCo CSIs issued by CoreCo or any member of the CoreCo Group, respectively, and (z) without the prior written consent of CoreCo, BrazilCo shall not, and shall not permit any member of the BrazilCo Group to, enter into, renew or extend the term of, increase its obligations under, or Transfer to a third party, any loan, lease, Contract or other obligation in connection with which CoreCo or any member of the CoreCo Group, respectively, has issued any Credit Support Instruments which remain outstanding. None of CoreCo or the members of the CoreCo Group will have any obligation to renew any Credit Support Instruments issued on behalf of or in favor of any member of the BrazilCo Group or the BrazilCo Business after the expiration of such BrazilCo CSI.
(ii)With respect to any CoreCo CSIs that remain outstanding after the Effective Time, a schedule of which shall be delivered to the Parties at or promptly following the Effective Time, (x) CoreCo shall, and shall cause the members of the CoreCo Group to, jointly and severally, indemnify and hold harmless the BrazilCo Indemnitees for any Liabilities arising from or relating to the such CoreCo CSIs, including any fees in connection with the issuance and maintenance thereof and any funds drawn by (or for the benefit of), or disbursements made to, the beneficiaries of such CoreCo CSIs in accordance with the terms thereof, (y) CoreCo shall pay to BrazilCo a fee payable at the end of each calendar quarter that commences on or after the Closing Date based on a rate of three percent (3%) per annum on the average outstanding balance (which, for the avoidance of doubt, shall mean any amount where the guarantor or obligor has not been released from the obligation or liability) during such quarter of any outstanding CoreCo CSIs issued by BrazilCo or any member of the BrazilCo Group, respectively, and (z) without the prior written consent of BrazilCo, CoreCo shall not, and shall not permit any member of the CoreCo Group to, enter into, renew or extend the term of, increase its obligations under, or Transfer to a third party, any loan, lease, Contract or other obligation in connection with which BrazilCo or any member of the BrazilCo Group, respectively, has issued any Credit Support Instruments which remain outstanding. None of BrazilCo or the members of the BrazilCo Group will have any obligation to renew any Credit Support Instruments issued on behalf of or in favor of any member of the CoreCo Group or the CoreCo Business after the expiration of such CoreCo CSI.
11.Bank Accounts; Cash Balances.

(a)Each of CoreCo and BrazilCo shall, and shall cause the respective members of their Group to, use their commercially reasonable efforts to take all actions necessary to amend all Contracts governing each bank and brokerage account owned by BrazilCo and any other member of the BrazilCo Group, including those bank and brokerage accounts set forth on Schedule 2.11(a) and identified as a “BrazilCo Account” (collectively, the “BrazilCo Accounts”), so that from and after the time of the Closing such BrazilCo Accounts, if currently linked (whether by automatic withdrawal, automatic deposit or any other authorization to transfer funds from or to, hereinafter “linked”) to any bank or brokerage account owned by CoreCo or any member of the CoreCo Group, including those bank and brokerage accounts set forth on Schedule 2.11(a) and identified as a “CoreCo Account” (collectively, the “CoreCo Accounts”) are de-linked from such BrazilCo Accounts.
(b)Each of CoreCo and BrazilCo shall, and shall cause the respective members of their Group to, use their commercially reasonable efforts to take all actions necessary to amend all Contracts governing the CoreCo Accounts so that from and after the time of the Closing, such CoreCo Accounts, if currently linked to any BrazilCo Account, are de-linked from such BrazilCo Accounts.
(c)With respect to any outstanding checks issued by CoreCo, BrazilCo or any of the respective members of their Group prior to the Closing, such outstanding checks shall be honored from and after the Closing by the Person or Group owning the account on which the check is drawn, without modifying in any way the allocation of Liability (and rights to reimbursement) for such amounts under this Agreement or any Ancillary Agreement.
12.Disclaimer of Representations and Warranties. EACH OF CORECO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE CORECO GROUP) AND BRAZILCO (ON BEHALF OF ITSELF, ITS AFFILIATES AND EACH MEMBER OF THE BRAZILCO GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT, NO PARTY TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE ASSETS, BUSINESSES, INFORMATION OR LIABILITIES CONTRIBUTED, TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, AS TO NONINFRINGEMENT, VALIDITY OR ENFORCEABILITY OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR OTHER ASSET, INCLUDING ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN OR THEREIN, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, WITHOUT LIABILITIES OR WARRANTIES EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT) AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST OR OTHER MATTER WHETHER OR NOT OF RECORD AND (II) ANY NECESSARY CONSENTS ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

ARTICLE III
CLOSING
1.Equity Transfer Pursuant to the RSA, the Restructuring Plan and the Transaction Implementation Deed. Upon the terms and subject to the conditions of the RSA, the Restructuring Plan and the Transaction Implementation Deed, at the Closing, concurrently with the transfer by NFE Financing to the 2029 New Noteholders of all of the interests in the Series I Loan Debt and the Series II Loan Debt, CoreCo hereby agrees to, or to cause its applicable Subsidiary or Subsidiaries to, consummate the BrazilCo Equity Transfer pursuant to and in accordance with the RSA, the Restructuring Plan and the Transaction Implementation Deed. The transfer of the applicable NFE Brazil Equity and the Bradford HoldCo Equity to the 2029 New Noteholders hereunder, together with the transfer by NFE Financing to the 2029 New Noteholders of all of the interests in the Series I Loan Debt and the Series II Loan Debt shall be treated for applicable tax purposes as payment in full satisfaction by NFE Financing of the 2029 New Notes. The transfer of the applicable NFE Brazil Equity to the RCF-2/TLA Holders hereunder shall be treated for applicable tax purposes as though such NFE Brazil Equity were distributed by NFE Financing (through applicable intermediate entities) to CoreCo, and then transferred by CoreCo to the RCF-2/TLA Holders in partial satisfaction of the R-2 Revolving Credit Facility Debt or the Term Loan A Debt, as applicable.
2.BrazilCo Fractional Shares. The 2029 New Noteholders holding a number of 2029 New Notes on the Record Date which would entitle such noteholders to receive less than one whole share of NFE Brazil Equity or Bradford HoldCo Equity in the Closing, will receive fractional shares. The RCF-2/TLA Holders holding a portion of R-2 Revolving Credit Facility Debt or Term Loan A Debt which would entitle such holders to receive less than one whole share of NFE Brazil Equity in the Closing, will receive fractional shares. Fractional shares of NFE Brazil Equity and Bradford HoldCo Equity will be distributed in the Closing or credited to book-entry accounts.
3.Effectiveness of Closing. The Closing shall be deemed to occur at the Effective Time.

ARTICLE IV
CERTAIN COVENANTS
1.Auditors and Audits; Financial Statements and Accounting. Each Party agrees (on behalf of itself and each other member of its Group) that, following the Closing until the completion of each Party’s audit for the fiscal year ending December 31 of the calendar year in which the Closing Date occurs, and in any event solely with respect to (x) any statutory audit with respect to any fiscal year ending prior to the Closing or for any portion of a fiscal year prior to the Closing, in each case, in respect of which the Party requesting such reasonable assistance and access was an Affiliate (or relevant member of its Group) of the other Party’s Group, (y) the preparation and audit of each of the Party’s financial statements for the year ended December 31 of the calendar year in which the Closing occurs (and, if the Closing occurs in the first quarter of a calendar year, also for the previous fiscal year) or amendments thereto, or the printing, filing and public dissemination thereof, as applicable, and (z) the audit of each Party’s internal controls over financial reporting and management’s assessment thereof and management’s assessment of each Party’s disclosure controls and procedures in respect of the year ended December 31 of the calendar year in which the Closing occurs (and, if the Closing occurs in the first quarter of a calendar year, also for the previous fiscal year), in each case, as applicable; provided that in the event that any Party changes its auditors within one (1) year of the completion of each Party’s audit for the fiscal year occurring after the Closing Date, then such Party may request reasonable access on the terms set forth in this Section 4.1 for a period of up to one hundred eighty (180) days from such change; provided, further, that, notwithstanding the foregoing, access of the type described in this Section 4.1 shall be afforded by and to each of the Parties (from time to time following the Closing), as applicable, to the extent reasonably necessary to respond (and for the limited purpose of responding) to any written request or official comment from a Governmental Entity, such as in connection with responding to a comment letter from the Commission, or as reasonably necessary to meet a filing, reporting or similar obligation required under applicable Law:
(a)Timetable for Completion of Audit. (i) BrazilCo shall use commercially reasonable efforts to enable its auditors to complete their audit for the fiscal year ending December 31 of the calendar year in which the Closing occurs on a timetable that enables CoreCo to meet its timetable for the printing, filing and public dissemination of CoreCo’s annual financial statements for such fiscal year, and (ii) CoreCo shall use commercially reasonable efforts to enable their auditors to complete their audit for the fiscal year ending December 31 of the calendar year in which the Closing occurs on a timetable that enables BrazilCo to meet its timetable for the preparation of BrazilCo’s annual financial statements for such fiscal year, as applicable;
(b)Annual Financial Statements. (i) Each Party shall provide or provide access to the other Party on a timely basis all Information reasonably required to meet such other Party’s schedule for the preparation, printing, filing, and public dissemination, as applicable, of such other Party’s annual financial statements for the fiscal year ending December 31 of the calendar year in which the Closing occurs (and, if the Closing occurs in the first quarter of a calendar year, also for the previous fiscal year) and for management’s assessment, as applicable, of the effectiveness of such Party’s disclosure controls and procedures and its internal controls over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K and, to the extent applicable to such Party, its auditor’s audit of its internal controls over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the Commission’s and Public Company Accounting Oversight Board’s rules and auditing standards thereunder, if required (such assessments and audit being referred to as the “Internal Control Audit and Management Assessments”) for the fiscal year ending December 31 of the calendar year in which the Closing occurs (and, if the Closing occurs in the first quarter of a calendar year, also for the previous fiscal year), and (ii) without limiting the generality of the foregoing clause (i), each Party shall provide all required financial and other Information with respect to itself and its Subsidiaries to its auditors in a sufficient and reasonable time and in sufficient detail to permit its auditors to take all steps and perform all reviews necessary to provide sufficient assistance to the other Party’s auditors (each such other Party’s auditors, collectively, the “Other Party’s Auditors”) with respect to Information to be included or contained in such other Party’s annual financial statements for the fiscal year ending December 31 of the calendar year in which the Closing occurs (or, if the Closing occurs in the first quarter of a calendar year, the previous fiscal year) and to permit CoreCo’s auditors and management to complete the Internal Control Audit and Management Assessments, if required; and
(c)Access to Personnel and Records. Subject to the confidentiality provisions of this Agreement (including, for the avoidance of doubt, those set forth in Article VI) and to the extent it relates to the time prior to the Closing, (i) each Party shall authorize and request its respective auditors to make reasonably available to the Other Party’s Auditors both the personnel who performed or are performing the annual audits of such audited Party (each such Party with respect to its own audit, the “Audited Party”) and work papers related to the annual audits of such Audited Party, in all cases, within a reasonable period of time prior to such Audited Party’s auditors’ opinion date, so that the Other Party’s Auditors are able to perform the procedures they reasonably consider necessary to take responsibility for the work of the Audited Party’s auditors as it relates to their auditors’ report on such Other Party’s financial statements, all within sufficient time to enable such Other Party to meet its timetable for the printing, filing and public dissemination, as applicable, of its annual financial statements with the Commission for the fiscal year ending December 31 of the calendar year in which the Closing occurs (or, if the Closing occurs in the first quarter of a calendar year, the previous fiscal year), and (ii) each Party shall use commercially reasonable efforts to make reasonably available to the Other Party’s Auditors and management its personnel and Records in a reasonable time prior to the Other Party’s Auditors’ opinion date and the Other Party’s management’s assessment date so that the Other Party’s Auditors and management are able to perform the procedures they reasonably consider necessary to conduct the Internal Control Audit and Management Assessments, as applicable; provided, however, that for matters pertaining to the provision of Tax records, Section 4.9 shall govern.

Nothing in this Section 4.1 shall require any Party to violate any Contract with any third party regarding the confidentiality of confidential and proprietary Information relating to that third party or its business; provided, however, that in the event that a Party is required under this Section 4.1 to disclose any such Information, such Party shall use commercially reasonable efforts to seek to obtain such third party’s written consent to the disclosure of such Information.
2.Separation of Information.
(a)BrazilCo shall, and shall cause any members of the BrazilCo Group or its other Affiliates to, use commercially reasonable efforts to deliver to CoreCo (or its designee) as promptly as practicable (and, in any event, no later than twelve (12) months following the Closing) all Information that constitutes a CoreCo Asset but is commingled in any member of the BrazilCo Group’s or its other Affiliates’ current records or archives (whether stored with a third party or directly by any member of the BrazilCo Group or its Affiliates) (for the avoidance of doubt, BrazilCo may redact Information that is a BrazilCo Asset to which a member of the CoreCo Group does not have a license pursuant to any Ancillary Agreement (to the extent such Information is not reasonably necessary to exercise a license pursuant to any Ancillary Agreement) or that is not otherwise related to the CoreCo Business); provided that with respect to any Information to which a member of the CoreCo Group has a license pursuant to any Ancillary Agreement (or such Information is reasonably necessary to exercise such license), such Information shall be delivered only to the extent of such license (or such reasonable need for related Information) or access thereto and otherwise subject to the terms of the applicable Ancillary Agreement.
(b)If CoreCo identifies in writing particular Information (whether in written, electronic documentary or other archival documentary form) that CoreCo reasonably believes constitutes a CoreCo Asset (or to which a member of its Group has a license pursuant to an Ancillary Agreement (or such Information is reasonably necessary to exercise such license)) or is otherwise related to the CoreCo Business but is held by or on behalf of any member of the BrazilCo Group or its Affiliates (or any transferee thereof), BrazilCo shall, and shall cause any applicable member or Affiliate of the BrazilCo Group to, request that the archive holder deliver such item to BrazilCo for review as soon as reasonably practicable, and BrazilCo shall review such request and deliver the requested material to CoreCo as promptly as reasonably practicable and in any event within fifteen (15) Business Days of receiving the material from the archive holder; provided that if the requested material is not specific and requires a longer period of review in light of the breadth of the request, BrazilCo shall deliver the material to CoreCo as promptly as reasonably practicable and shall notify CoreCo of the expected timeframe to allow CoreCo to narrow such request if desired; provided, further, that with respect to any Information to which a member of the CoreCo Group has a license pursuant to any Ancillary Agreement (or such Information is reasonably necessary to exercise such license), such Information shall be delivered only to the extent of such license (or such reasonable need for related Information) or access thereto and otherwise subject to the terms of the applicable Ancillary Agreement; provided, further, that if such requested material does not constitute a CoreCo Asset (and a member of the CoreCo Group is not otherwise granted a license pursuant to an Ancillary Agreement (and such Information is not reasonably necessary to exercise such license)) or is not otherwise related to the CoreCo Business, BrazilCo shall not deliver the material to CoreCo, but shall provide CoreCo with an explanation in reasonable detail of such determination and discuss with CoreCo in good faith.
(c)CoreCo shall, and shall cause any members of the CoreCo Group or its other Affiliates to, use commercially reasonable efforts to deliver to BrazilCo (or its designee) as promptly as practicable (and, in any event, no later than twelve (12) months following the Closing) all Information that constitutes a BrazilCo Asset but is commingled in any member of the CoreCo Group’s or its other Affiliates’ current records or archives (whether stored with a third party or directly by any member of the CoreCo Group or its Affiliates) (for the avoidance of doubt, CoreCo may redact Information that is a CoreCo Asset to which a member of the BrazilCo Group does not have a license pursuant to any Ancillary Agreement (to the extent such Information is not reasonably necessary to exercise a license pursuant to any Ancillary Agreement) or that is not otherwise related to the BrazilCo Business); provided that with respect to any Information to which a member of the BrazilCo Group, as applicable, has a license pursuant to any Ancillary Agreement (or such Information is reasonably necessary to exercise such license), such Information shall be delivered only to the extent of such license (or such reasonable need for related Information) or access thereto and otherwise subject to the terms of the applicable Ancillary Agreement.
(d)If BrazilCo identifies in writing particular Information (whether in written, electronic documentary or other archival documentary form) that BrazilCo reasonably believes constitutes a BrazilCo Asset (or to which a member of its Group has a license pursuant to an Ancillary Agreement (or such Information is reasonably necessary to exercise such license)) or is otherwise related to the BrazilCo Business but is held by or on behalf of any member of the CoreCo Group or its Affiliates (or any transferee thereof), CoreCo shall, and shall cause any applicable member or Affiliate of the CoreCo Group to, request that the archive holder deliver such item to CoreCo for review as soon as reasonably practicable, and CoreCo shall review such request and deliver the requested material to BrazilCo as promptly as reasonably practicable and in any event within fifteen (15) Business Days of receiving the material from the archive holder; provided that if the requested material is not specific and requires a longer period of review in light of the breadth of the request, CoreCo shall deliver the material to BrazilCo as promptly as reasonably practicable and shall notify BrazilCo of the expected timeframe to allow BrazilCo to narrow such request if desired; provided, further, that with respect to any Information to which a member of the BrazilCo Group has a license pursuant to any Ancillary Agreement (or such Information is reasonably necessary to exercise such license), such Information shall be delivered only to the extent of such license (or such reasonable need for related Information) or access thereto and otherwise subject to the terms of the applicable Ancillary Agreement; provided, further, that if such requested material does not constitute a BrazilCo Asset (and a member of the BrazilCo Group is not otherwise granted a license pursuant to an Ancillary Agreement (and such Information is not reasonably necessary to exercise such license)) or is not otherwise related to the CoreCo Business, CoreCo shall not deliver the material to BrazilCo, but shall provide BrazilCo with an explanation in reasonable detail of such determination and discuss with BrazilCo in good faith.
3.Nonpublic Information. Each Party acknowledges on behalf of itself and the other members of its Group that Information provided under Section 4.1 may constitute material, nonpublic information, and trading in the securities of a member of either Group (or the securities of such Person’s Affiliates, or partners) while in possession of such material, nonpublic material information may constitute a violation of the U.S. federal securities Laws.
4.Cooperation. For a period of twelve (12) months following the Closing, and subject to the terms and limitations contained in this Agreement and the Ancillary Agreements, each Party shall, and shall cause the other members of its Group, their respective then-Affiliates, each of its and their respective Affiliates and its and their employees to (a) provide reasonable cooperation and assistance to the other Party (and any member of such Party’s Group) in connection with the completion of the Internal Reorganization and the transactions contemplated herein and in each Ancillary Agreement (including assisting in the preparation of the Closing), (b) provide knowledge transfer in reasonable detail at the reasonable request of the other Party regarding the Business, Assets or Liabilities of such other Party (for the avoidance of doubt, knowledge transfer is not required pursuant to this Section 4.4(b) with respect to Intellectual Property or Information constituting an Asset of the requested Party’s Group (unless a license or access thereto has been granted to a member of the requesting Party’s Group pursuant to Section 4.6 or 4.7 of this Agreement or an Ancillary Agreement (but in such case, Information shall be delivered only to the extent of such license (and only to the extent reasonably necessary to exercise such license) or access and otherwise subject to the terms of the applicable Ancillary Agreement))), (c) reasonably assist each Party (or member of its respective Group) in the orderly and efficient transition in becoming an independent company, (d) reasonably assist the other Party (or member of its respective Group) to the extent such Party (or member of such Party’s Group) is providing or has provided services, as applicable, pursuant to the Transition Services Agreement, in connection with requests for Information from, audits or other examinations of, such other Party (or member of such Party’s Group) by a Governmental Entity, and (e) provide reasonable cooperation and assistance to the other Party (and any member of its respective Group) in (i) seeking and obtaining all Consents of Governmental Entities under applicable Law with respect to the transactions contemplated by this Agreement and (ii) gathering, preparing and submitting any Information or documentary material that may be requested by any Governmental Entity in connection with obtaining such Consents, in each case (clauses (a) through (e)), at no additional cost to the Party (or member of such Party’s Group) requesting such assistance other than for the actual out-of-pocket costs (which shall not include the costs of salaries and benefits of employees of such Party (or its Group) or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing) incurred by any such Party (or its Group), if applicable. The cooperation and assistance provided for in this Section 4.4 shall not be required to the extent such cooperation and assistance would result in an undue burden on any Party (or any member of its Group) or would unreasonably interfere with any of its employees’ normal functions and duties. In furtherance of, and without limiting, the foregoing, each Party shall, and shall cause the other members of its Group (or their then-current Affiliates) to, make reasonably available those employees with particular knowledge of any function or service of which the other Party was not allocated the employees involved in such function or service in connection with the Internal Reorganization (including employee benefits functions, risk management, etc.).
5.Permits and Financial Assurance.
(a)Prior to the Closing, the Permit Transferor shall be responsible for preparing and submitting, on a timely basis, all filings required to effect, as applicable (i) the Transfer to the applicable Permit Transferee of all permits, including Environmental Permits, that constitute Assets that are allocated to the Permit Transferee’s Group pursuant to this Agreement, and (ii) the issuance of all permits, including Environmental Permits, necessary for the conduct of the Business of the Permit Transferee’s Group as it is conducted as of the time of the Closing after giving effect to the Ancillary Agreements. The Permit Transferee shall cooperate with the Permit Transferor with respect to the filing of such transfer or reissuance requests, including executing any necessary forms as required and providing Information in the Permit Transferee’s possession to the Permit Transferor that is necessary for any such transfer or reissuance request. Following the Closing, notwithstanding Section 2.6, the Permit Transferor shall, and shall cause the other members of its Group to, use commercially reasonable efforts to (A) assist the Permit Transferee by providing any Information necessary to allow the Permit Transferee to apply to the applicable Governmental Entity for issuance of a new permit, including Environmental Permits, to the Permit Transferee, to the extent that such application was not submitted prior to the Closing pursuant to this Section 4.5(a), (B) of the type in clauses (i) and (ii) above, maintain each permit, including any Environmental Permit, that was not Transferred to the Permit Transferee prior to the Closing (a “Non-Transferred Permit”), in full force and effect in all material respects in the ordinary course of business consistent with past practice (or, if greater, the level of effort agreed to maintain and administer its own permits, including any Environmental Permit) and taking into account the transactions contemplated by this Agreement, until such time as the permit has been transferred or reissued to the Permit Transferee; provided that the Permit Transferor’s obligation hereunder is conditioned on the Permit Transferee undertaking prompt action to apply for and prosecute the reissuance or a transfer of said Non-Transferred Permit, (C) cooperate in any reasonable and lawful arrangement designed to provide to the Permit Transferee the benefits arising under each Non-Transferred Permit, including accepting such reasonable direction as the Permit Transferee shall request of the Permit Transferor, and (D) enforce at the Permit Transferee’s reasonable request, or allow the Permit Transferee to enforce in a commercially reasonable manner, any rights of the Permit Transferor under such Non-Transferred Permit (to the extent related to the Business of the Permit Transferee); provided that (x) the costs and expenses incurred by the Permit Transferor related to the foregoing clauses (A) and (B) shall be borne solely by the Permit Transferor and (y) the costs and expenses incurred by the Permit Transferor related to the foregoing clauses (C) and (D) shall be borne solely by the Permit Transferee. Following the Closing, the Permit Transferee shall be responsible for compliance by the Business of its Group with all of the terms and conditions of any permit, including any Environmental Permit, which is a Non-Transferred Permit. The Permit Transferee shall be responsible for all Liabilities related thereto and shall indemnify the Permit Transferor pursuant to Article V for all Indemnifiable Losses to the extent relating to or arising in connection with or resulting from a Permit, including any Environmental Permit, which is a Non-Transferred Permit due to the Business of its Group, including fines or penalties arising from violations by its Group of any terms and/or conditions of the Non-Transferred Permit. The covenants and agreements set forth in this Section 4.5(a) of a Permit Transferor or Permit Transferee that (x) is a member of the CoreCo Group shall constitute CoreCo Liabilities, and (y) is a member of the BrazilCo Group shall constitute BrazilCo Liabilities. Notwithstanding Section 2.5 or Section 2.6, but in furtherance of the foregoing, in the case of any Permits (including Environmental Permits) which are related to both of the CoreCo Business and BrazilCo Business (a “Shared Permit”), the holder of such Shared Permit shall be entitled to elect whether to (I) Transfer the applicable Shared Permit to a member of the other Party’s Group (as designed by such Party) and procure for itself any new Permits or

(II) procure the issuance for the other Party of such new Permits, including Environmental Permits, related to the existing Shared Permits (to the extent necessary for the conduct of the Business of such other Party’s Group as it is conducted as of the time of the Closing after giving effect to the Ancillary Agreements); provided that, in each case, and for the avoidance of doubt, if there is any delay in the Transfer or procurement of such Permit, clauses (A) through (D) of this Section 4.5(a) shall continue to apply.
(b)Subject to Article V, to the extent required by applicable Law and as soon as practicable after the Closing, but in any event no later than the applicable period provided by applicable Law, or, if no such date is set forth in applicable Law, then no later than thirty (30) days after the Closing, each of BrazilCo and CoreCo, as the case may be, shall, or shall cause another member of its Group to, take such action as may be required, including submitting to the appropriate regulatory agencies documentation satisfactory to such agencies that it has procured financial assurance, in compliance with applicable Laws, to obtain, replace or amend the financial assurance provided by members of the other Party’s Groups in respect of Environmental Liabilities that constitute BrazilCo Liabilities or CoreCo Liabilities, respectively, pursuant to such Laws. A schedule of the financial assurance related to Environmental Liabilities required to be obtained by each of the BrazilCo Group and CoreCo Group as of the date of this Agreement is set forth on Schedule 4.5(b). Subject to Article V, to the extent that the Environmental Liability underlying such financial assurance is a BrazilCo Liability or CoreCo Liability, BrazilCo or CoreCo, respectively, shall remain liable for the costs and expenses associated with maintaining such financial assurance, even in circumstances where an Indemnitee is required as a matter of applicable Law to obtain such financial assurance.
6.Transitional Trademark License.
(a)Effective as of, and conditioned upon the occurrence of, the Closing, CoreCo, on behalf of itself and its Subsidiaries, hereby grants to BrazilCo and its Subsidiaries a worldwide, non-exclusive, non-transferable, fully paid-up, royalty-free license, without the right to grant sublicenses, to use and display CoreCo Marks used in the BrazilCo Business as of the Closing in furtherance of the BrazilCo Business as they were used in the BrazilCo Business during the six (6) months immediately prior to the Closing, for a period of six (6) months after the Closing (such period, the “Trademark License Period”), including providing such authorization letters as may be required for proving the aforementioned license of such CoreCo Marks, subject to the remainder of this Section 4.6. This Section 4.6 does not include any rights to use any CoreCo Mark as all or part of any corporate name, trade name or fictitious name of BrazilCo Group, except to the extent that such use exists as of the Closing (in which case, the terms and conditions set forth in Section 4.6(b) shall apply).
(b)BrazilCo shall, and shall cause all the members of the BrazilCo Group and its other applicable Affiliates to, as soon as practicable after the Closing but in any case within six (6) months thereafter, ensure that: (i) CoreCo Marks are removed from (A) all products, datasheets, business stationery and other BrazilCo Assets that are intended to be used externally and (B) to the extent possible, all premises occupied by BrazilCo Group; (ii) products or inventory containing or bearing CoreCo Marks in the possession, custody or control of BrazilCo Group or any of its Affiliates are (A) sold or otherwise disposed of within the Trademark License Period in the ordinary course of business consistent with past practice (a “sell-off period”) or (B) following the expiration of such sell-off period, destroyed or otherwise modified to remove all CoreCo Marks; and (iii) the corporate names, trade names and fictitious names of BrazilCo Group or any of its Affiliates are changed to corporate names, trade names or fictitious names that do not contain, and are not confusingly similar to or derivative or dilutive of, any CoreCo Mark, or otherwise CoreCo Marks are ceased being used in the corporate names, trade names and fictitious names of BrazilCo Group or any of its Affiliates in a manner that is compliant with applicable Law.
(c)For the avoidance of doubt, this Section 4.6 shall not require BrazilCo or its Subsidiaries to change any internal records bearing CoreCo Marks that were created prior to the Closing or prevent BrazilCo or its Subsidiaries from using CoreCo Marks as otherwise permitted by fair use or other applicable Law.
(d)BrazilCo shall, and shall cause all members of the BrazilCo Group to, use the CoreCo Marks only in connection with goods and services of a quality at least equal to the quality of the goods and services offered under the CoreCo Marks as of the Closing. Neither BrazilCo nor any member or Affiliate of the BrazilCo Group shall use the CoreCo Marks in a manner that may reflect negatively on such marks or on CoreCo or any member of the CoreCo Group. BrazilCo shall promptly provide to CoreCo all information reasonably requested by CoreCo, and shall comply with any reasonable direction of CoreCo, in relation to the use of the CoreCo Marks.
(e)BrazilCo shall indemnify and hold harmless CoreCo and each member of the CoreCo Group for any and all Indemnifiable Losses arising from or relating to the use by BrazilCo or any member or Affiliate of the BrazilCo Group of the CoreCo Marks under this Section 4.6.
(f)From and after the Closing, BrazilCo shall not, and shall cause each member of the BrazilCo Group and each of its Affiliates not to, adopt, use, register or apply to register any Trademark that is identical to, confusingly similar to, or dilutive of, any CoreCo House Mark, or any abbreviation, derivation or variation thereof.
7.IP Cross-License.
(a)License to BrazilCo. Effective as of, and conditioned upon the occurrence of, the Closing, CoreCo hereby grants, and shall cause the applicable members of the CoreCo Group to grant, to BrazilCo and its Subsidiaries a perpetual, irrevocable, non-exclusive, royalty-free, fully paid-up license (with the right to sublicense solely to Subsidiaries of BrazilCo and solely for use in connection with the operation of the BrazilCo Business, but not for the independent use by or sublicense to third parties), under all Patents, Copyrights (other than Copyrights in advertising and promotional materials) and Know-How owned by any member of the CoreCo Group as of the Closing and used in the BrazilCo Business as of the Closing, to use and exploit such Intellectual Property solely in connection with the conduct of the BrazilCo Business as conducted as of the Closing and natural evolutions thereof; provided that this license shall not include any rights under (i) Trademarks (which are exclusively governed by Section 4.6) or (ii) IT Assets (which are exclusively governed by the applicable IT-related provisions of this Agreement and the Ancillary Agreements).
(b)License to CoreCo. Effective as of, and conditioned upon the occurrence of, the Closing, BrazilCo hereby grants, and shall cause the applicable members or Affiliates of the BrazilCo Group to grant, to CoreCo and its Subsidiaries a perpetual, irrevocable, non-exclusive, royalty-free, fully paid-up license (with the right to sublicense solely to Subsidiaries of CoreCo and solely for use in connection with the operation of the CoreCo Business, but not for the independent use by or sublicense to third parties), under all Patents, Copyrights (other than Copyrights in advertising and promotional materials) and Know-How owned by any member or Affiliate of the BrazilCo Group as of the Closing and used in the CoreCo Business as of the Closing, to use and exploit such Intellectual Property solely in connection with the conduct of the CoreCo Business as conducted as of the Closing and natural evolutions thereof; provided that this license shall not include any rights under (i) Trademarks (which are exclusively governed by Section 4.6) or (ii) IT Assets (which are exclusively governed by the applicable IT-related provisions of this Agreement and the Ancillary Agreements).
(c)Assignment and Sublicensing.
(i)The licenses granted under this Section 4.7 are non-transferable and non-assignable, except that each license may be assigned, in whole or in part, in connection with a sale, transfer, spin-off, carve-out or other divestiture of all or any portion of the business or assets of the licensee (or any member of its Group) to which such license relates (each, a “Permitted IP Transfer”), and the applicable transferee, acquirer or successor (a “Permitted IP Transferee”) shall be entitled to exercise the rights under such license solely to the extent relating to the business or assets so transferred; provided that (A) such license shall not be deemed to extend to any other businesses or Affiliates of any such Permitted IP Transferee (other than the transferred business and assets and natural evolutions thereof), (B) the Permitted IP Transferee shall be bound by all of the terms and limitations applicable to the licensee under this Section 4.7 (including the scope-of-use and sublicensing restrictions), and (C) the assigning Party shall provide written notice to the other Party of any such Permitted IP Transfer within thirty (30) days following the closing thereof.
(ii)For the avoidance of doubt, a Permitted IP Transfer may include the transfer or assignment of a portion of the license corresponding to a discrete line of business, product line, business unit or geographic business that is divested by the licensee or any member of its Group, and a Permitted IP Transferee of such partial assignment shall be entitled to use the licensed Intellectual Property solely in connection with the conduct of the divested business as conducted at the time of such divestiture and natural evolutions thereof.
(iii)No license granted under this Section 4.7 shall be construed to grant any right to the licensee (or any Permitted IP Transferee) to bring any Action against any third party for infringement, misappropriation or other violation of any Intellectual Property owned by the licensor.
(d)No Implied Licenses. Except as expressly set forth in this Section 4.7 and the Ancillary Agreements, nothing in this Agreement shall be construed as granting to either Party or any member of its Group any license or other right under any Intellectual Property of the other Party or any member of such other Party’s Group, whether by implication, estoppel or otherwise.
8.Cybersecurity Cooperation
. For a period of twenty-four (24) months following the Closing Date, each Party shall, and shall cause each member or applicable Affiliate of its Group to, (a) promptly notify the other Party upon becoming aware of any cybersecurity incident that has affected or could reasonably be expected to affect the information systems, IT Assets or data of the other Party or any member or Affiliate of the other Party’s Group, (b) provide reasonable cooperation and access to relevant logs, forensic data and personnel to investigate and remediate any such incident, and (c) not take any action with respect to shared IT infrastructure that would materially degrade the cybersecurity posture of the other Party or any member or Affiliate of the other Party’s Group without reasonable prior notice.
9.Tax Matters.
(a)Any Transfer Taxes arising in connection with the transactions contemplated by this Agreement shall be borne fifty percent (50%) by CoreCo and fifty percent (50%) by BrazilCo; provided, however, that if the indirect transfer of the Assets of Bradford County LLC pursuant to the Bradford County LLC Transfer and the transfer of Bradford HoldCo Equity contemplated by this Agreement result in more than one incurrence of real property Transfer Taxes, only the first such incurrence shall be shared in accordance with the foregoing and any such additional Transfer Taxes shall be borne by BrazilCo. The Parties shall cooperate in connection with the filing of Tax Returns related to Transfer Taxes and the payment of any Transfer Taxes when due and, to the extent either Party is responsible for any portion of such Transfer Tax pursuant to this Section 4.9(a) that was paid by the other Party, shall reimburse such other Party for its allocable share. The Parties agree to cooperate to minimize or eliminate any Transfer Taxes. The Parties shall cooperate in connection with the filing of Tax Returns related to Transfer Taxes.
(b)CoreCo and BrazilCo shall, and shall cause their respective Affiliates to, reasonably cooperate, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any Action, audit, litigation, or other proceeding with respect to Taxes.

(c)Except with the prior written consent of CoreCo (such consent not to be unreasonably withheld, conditioned or delayed), BrazilCo shall not, and shall not cause or permit any of its Affiliates to (i) cause or permit any member of the BrazilCo Group to take any action that could reasonably be expected to have an adverse effect on CoreCo on the Closing Date after the Closing outside the ordinary course of business; (ii) amend, refile, revoke or otherwise modify, or consent to the amendment, refiling, revocation or modification of, any Tax Returns, or make or change any accounting methods or Tax elections (including any entity classification election pursuant to Treasury Regulations Section 301.7701-3 or an election under Section 338 of the Code or Treasury Regulations Section 1.245A-5), which election or change would be effective on or prior to the day following the Closing Date, in each case, with respect to any member of the BrazilCo Group and relating to a taxable period (or portion thereof) ending on or before the Closing Date; (iii) unless otherwise required by applicable Law, file any Tax Return for any taxable period that begins on or before the Closing Date and ends after the Closing Date in a manner inconsistent with past practice or, in the absence of past practice, that could be reasonably expected to have an adverse effect on CoreCo; (iv) voluntarily approach any Governmental Entity regarding any Taxes or Tax Returns of or with respect to any member of the BrazilCo Group relating to a taxable period (or portion thereof) ending on or before the Closing Date if any adjustment of such Taxes or Tax Returns could reasonably be expected to increase the Tax liability of any member of the CoreCo Group for such taxable period; (v) cause or permit any member of the BrazilCo Group to take any action outside the ordinary course of business that could reasonably be expected to cause income or gain realized by any member of the BrazilCo Group arising in a taxable period (or portion thereof) beginning after the Closing Date to be included by CoreCo or any of its Affiliates under Section 951(a) or Section 951A of the Code; or (vi) take any action or refrain from taking any action, in each case, that could reasonably be expected to increase the Tax liability of any member of the CoreCo Group for a taxable period (or portion thereof) beginning on or before the Closing Date.
(d)Except with the prior written consent of BrazilCo (such consent not to be unreasonably withheld, conditioned or delayed), CoreCo shall not, and shall not cause or permit any of its Affiliates to (i) cause or permit any member of the CoreCo Group to take any action that could reasonably be expected to have an adverse effect on BrazilCo on the Closing Date after the Closing outside the ordinary course of business; (ii) amend, refile, revoke or otherwise modify, or consent to the amendment, refiling, revocation or modification of, any Tax Returns, or make or change any accounting methods or Tax elections, which election or change would be effective on or prior to the day following the Closing Date and which could reasonably be expected to have an adverse effect on BrazilCo, in each case, with respect to any member of the CoreCo Group and relating to a taxable period (or portion thereof) ending on or before the Closing Date; (iii) unless otherwise required by applicable Law, file any Tax Return with respect to or which includes any member of the BrazilCo Group for any taxable period that begins on or before the Closing Date and ends after the Closing Date in a manner inconsistent with past practice or, in the absence of past practice, that could be reasonably expected to have an adverse effect on BrazilCo; (iv) voluntarily approach any Governmental Entity regarding any Taxes or Tax Returns of or with respect to any member of the CoreCo Group relating to a taxable period (or portion thereof) ending on or before the Closing Date if any adjustment of such Taxes or Tax Returns could reasonably be expected to increase the Tax liability of any member of the BrazilCo Group for such taxable period; or (v) take any action or refrain from taking any action, in each case, that could reasonably be expected to increase the Tax liability of any member of the BrazilCo Group for a taxable period (or portion thereof) beginning on or before the Closing Date.
(e)CoreCo and BrazilCo shall, and shall cause their respective Affiliates to, reasonably cooperate to (1) make an election to close the tax year of NFE Brazil for purposes of Section 951(a)(2) of the Code (which may include making an election under U.S. Treasury regulations Section 1.245A-5(e), to the extent such an election is available, but not an election under Section 338 of the Code or an entity classification election pursuant to Treasury Regulations Section 301.7701-3) to the extent permitted by Law, and (2) if no such election is available, to apply the provisions of Section 951(a)(2) of the Code such that, to the maximum extent permitted by Law, the amount of any income required to be included by CoreCo or any of its Affiliates under Section 951(a) or Section 951A of the Code with respect to the taxable year of the Closing corresponds as closely as possible to income computed based on a closing of the books and records on the close of the Closing Date (in the event that the Closing Date is not the last day of the taxable period, as if the Closing Date were the last day of the applicable taxable period), subject to adjustment for items accrued on the Closing Date that are properly allocable to a taxable period following the Closing, as mutually determined by the Parties in good faith; provided that for any apportionment under clause (2) above, any exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) will be allocated between the period ending at the close of the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each taxable period.
(f)Notwithstanding anything to the contrary in this Agreement, neither CoreCo nor any of its Affiliates shall be required to disclose to BrazilCo or any of its Affiliates any Tax Return of CoreCo or an Affiliate thereof (other than a member of the BrazilCo Group) or any Tax Return that is filed on a combined, consolidated or unitary basis with CoreCo or an Affiliate thereof (other than a Tax Return of a group that consists solely of members of the BrazilCo Group), or any related work papers, except, in each case, for materials or portions thereof that relate solely to a member of the BrazilCo Group, nor shall BrazilCo or any of its Affiliates have any right to inspect, review, comment on or approve any such Tax Return or to control or participate in any Tax proceeding or other proceeding related thereto, and all rights with respect to each such Tax Return shall remain solely with CoreCo and its Affiliates (other than members of the BrazilCo Group).
(g)Each of CoreCo or BrazilCo shall promptly notify the other in writing upon the receipt of any notice of Action relating to Taxes from the relevant Governmental Entity or upon becoming aware of an actual or potential Action by a Governmental Entity that may affect the liability of any member of the BrazilCo Group or the CoreCo Group, respectively, for Taxes under this Agreement; provided that a Party’s right to indemnification under this Agreement shall not be limited in any way by a failure to so notify, except to the extent that the Indemnifying Party is actually prejudiced by such failure. The applicable Controlling Party shall have the right to control, at its own expense, any Action relating to Taxes of any member of the applicable Group or Groups and shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any Action described in the preceding sentence; provided, however, that to the extent such Action could reasonably be expected to result in any member of the non-Controlling Party’s Group becoming responsible for a payment of Taxes, give rise to an indemnity obligation of the non-Controlling Party under Article V, or otherwise materially and adversely affect any member of the non-Controlling Party’s Group (an “Adverse Tax Effect”), the Controlling Party shall, in each case solely to the extent relating to items or matters that could reasonably be expected to result in an Adverse Tax Effect to any member of the non-Controlling Party’s Group, (i) keep the non-Controlling Party reasonably informed of all material developments and events relating to any such Action, (ii) consult with the non-Controlling Party before taking any significant or material action in connection with such Action, (iii) permit the non-Controlling Party to participate at its own cost and expense in (but not to control) the defense of such Action and (iv) not settle, compromise or abandon such Action without obtaining the prior written consent of the non-Controlling Party (such consent not to be unreasonably withheld, conditioned or delayed).
(h)The covenants contained in this Section 4.9 shall survive until ninety (90) days after the expiration of the applicable statute of limitations (including any valid extensions thereof).

ARTICLE V
INDEMNIFICATION
1.Release of Pre-Closing Claims.
(a)Except (i) as provided in Section 5.1(b), (ii) as may be otherwise expressly provided in this Agreement and (iii) for any matter for which any Indemnitee is entitled to indemnification pursuant to this Article V, each Party, on behalf of itself and each member of its Group, and to the extent permitted by Law, all Persons who at any time prior to the Closing were directors, officers, agents or employees of any member of its respective Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns, do hereby knowingly, unconditionally and irrevocably and fully remise, release and forever discharge the other Party and the other members of such other Party’s Group and their respective successors and all Persons who at any time prior to the Closing were shareholders, directors, officers or employees of any member of such other Party’s Group (in their capacity as such), in each case, together with their respective heirs, executors, administrators, successors and assigns from any and all Liabilities whatsoever, whether at Law or in equity, whether arising under any Contract, by operation of Law or otherwise, in each case, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing, including in connection with the Internal Reorganization, the Closing and any of the other transactions contemplated hereunder and under the Ancillary Agreements; provided, however, that no employee shall be remised, released and discharged to the extent that such Liability relates to, arises out of or results from fraud, willful misconduct, willful default or gross negligence by such employee.
(b)Nothing contained in this Agreement, including Section 5.1(a) or Section 2.4, shall impair or otherwise affect any right of any Party, any member of either Group, or any Party’s or member of a Group’s respective heirs, executors, administrators, successors and assigns to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that continue in effect after the Closing pursuant to the terms of this Agreement or any Ancillary Agreement. In addition, nothing contained in Section 5.1(a) shall release any Person from:
(i)any Liability Assumed, Transferred or allocated to a Party or a member of such Party’s Group pursuant to or as contemplated by, or any other Liability of any member of such Group under, this Agreement or any Ancillary Agreement, including (A) with respect to BrazilCo, any BrazilCo Liability, and (B) with respect to CoreCo, any CoreCo Liability;
(ii)any Liability under any Other Surviving Intergroup Account;
(iii)any Liability in respect of any Contract that is entered into after the Closing between one Party (or a member of such Party’s Group), on the one hand, and the other Party (or a member of such Party’s Group), on the other hand;
(iv)any Liability that the Parties may have with respect to indemnification pursuant to this Agreement or any Ancillary Agreement or otherwise for claims or Actions brought against any Indemnitee by third parties, which Liability shall be governed by the provisions of this Agreement and, in particular, this Article V, or, in the case of any Liability arising out of an Ancillary Agreement, the applicable provisions of the Ancillary Agreement; or
(v)any Liability the release of which would result in a release of any Person other than the Persons released in Section 5.1(a); provided that the Parties agree not to bring any Action or permit any other member of their respective Group to bring any Action against a Person released in Section 5.1(a) with respect to such Liability.
In addition, nothing contained in Section 5.1(a) shall release (x) CoreCo from indemnifying any director, officer or employee of BrazilCo who was a director, officer or employee of CoreCo or any of its Subsidiaries on or prior to the Closing, to the extent such director, officer or employee is or becomes a named defendant in any Action with respect to which he or she was entitled to such indemnification pursuant to obligations existing prior to the Closing; it being understood that if the underlying obligation giving rise to such Action is a BrazilCo Liability, BrazilCo shall indemnify CoreCo for such Liability (including CoreCo’s costs to indemnify the director, officer or employee) in accordance with the provisions set forth in this Article V, and (y) BrazilCo from indemnifying any director, officer or employee of CoreCo who was a director, officer or employee of BrazilCo or any of its Subsidiaries on or prior to the Closing, as the case may be, to the extent such director, officer or employee is or becomes a named defendant in any Action with respect to which he or she was entitled to such indemnification pursuant to obligations existing prior to the Closing; it being understood that if the underlying obligation giving rise to such Action is a CoreCo Liability, CoreCo shall indemnify BrazilCo for such Liability (including BrazilCo’s costs to indemnify the director, officer or employee) in accordance with the provisions set forth in this Article V.
(c)From and after the time of the Closing, each Party shall not, and shall not permit any member of its Group, or any of their respective Affiliates, to, make any (or fail to withdraw any previously existing) claim, demand or offset, or commence any (or fail to withdraw any previously existing) Action asserting any claim, demand or offset, including any claim for indemnification, against the other Party or any member of such other Party’s Group, or any other Person released pursuant to Section 5.1(a) or their respective successors with respect to any Liabilities released pursuant to Section 5.1(a).
(d)It is the intent of each Party, by virtue of the provisions of this Section 5.1, to provide for, at the time of the Closing, a knowing, unconditional and irrevocable and a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Closing, whether known or unknown, between any Party (and/or a member of such Party’s Group), on the one hand, and the other Party (and/or a member of such Party’s or parties’ Group), on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Closing), except as specifically set forth in Sections 5.1(a) and 5.1(b). At any time, at the reasonable request of the other Party, each Party shall cause each member of its respective Group and, to the extent practicable each other Person on whose behalf it released Liabilities pursuant to this Section 5.1 to execute and deliver releases reflecting the provisions hereof.
2.Indemnification by CoreCo. In addition to any other provisions of this Agreement requiring indemnification and except as otherwise specifically set forth in any provision of this Agreement, following the Closing, CoreCo shall, and shall cause the other members of the CoreCo Group to, indemnify, defend and hold harmless the BrazilCo Indemnitees from and against any and all Indemnifiable Losses of the BrazilCo Indemnitees, to the extent relating to, arising out of or resulting from (a) the CoreCo Liabilities or any Third Party Claim that would, if resolved in favor of the claimant, constitute a CoreCo Liability or (b) any breach by CoreCo of any provision of this Agreement.
3.Indemnification by BrazilCo. In addition to any other provisions of this Agreement requiring indemnification and except as otherwise specifically set forth in any provision of this Agreement, following the Closing, BrazilCo shall, and shall cause the other members of the BrazilCo Group to, indemnify, defend and hold harmless the CoreCo Indemnitees from and against any and all Indemnifiable Losses of the CoreCo Indemnitees, to the extent relating to, arising out of or resulting from (a) the BrazilCo Liabilities or any Third Party Claim that would, if resolved in favor of the claimant, constitute a BrazilCo Liability or (b) any breach by BrazilCo of any provision of this Agreement.
4.Procedures for Third Party Claims.
(a)If a claim or demand is made against a CoreCo Indemnitee or a BrazilCo Indemnitee (each, an “Indemnitee”) by any Person who is not a member of the BrazilCo Group or CoreCo Group (a “Third Party Claim”) as to which such Indemnitee is or may be entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Party which is or may be required pursuant to this Article V to make such indemnification (the “Indemnifying Party”) in writing, and in reasonable detail, of the Third Party Claim as promptly as practicable (and in any event within thirty (30) days of the later of (i) receipt by such Indemnitee of written notice of the Third Party Claim and (ii) such Indemnitee forming a reasonable belief that it is or may be entitled to indemnification pursuant to this Agreement with respect to such Third Party Claim) after receipt by such Indemnitee of written notice of the Third Party Claim. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, as promptly as practicable (and in any event within five (5) Business Days) after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim. Notwithstanding the foregoing, failure to provide such written notice or copies shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually materially prejudiced as a result of such failure.
(b)Other than in the case of (i) Taxes, which shall be governed by Section 4.9 or (ii) indemnification by a beneficiary Party of a guarantor Party pursuant to Section 2.10(c) (the defense of which shall be controlled by the beneficiary Party), (A) an Indemnifying Party shall be entitled (but shall not be required) to assume and control the defense of any Third Party Claim, and (B) if it does not assume the defense of such Third Party Claim, to participate in the defense of such Third Party Claim, in each case, at such Indemnifying Party’s own cost and expense and by such Indemnifying Party’s own counsel that is reasonably acceptable to the applicable Indemnitees (after consultation in good faith with the applicable Indemnitees), if it gives prior written notice of its intention to do so to the applicable Indemnitees within thirty (30) days of the Indemnifying Party’s receipt of notice of the relevant Third Party Claim from the applicable Indemnitees pursuant to Section 5.4(a) (and, in the event the Indemnifying Party does not provide notice within such thirty (30) days of its intention to assume or participate in the defense of such Third Party Claim, the Indemnifying Party shall be deemed to have waived its right to do so); provided, however, that the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim pursuant to this Section 5.4(b) to the extent such Third Party Claim (x) is an allegation of a criminal violation, (y) seeks injunctive, equitable or other relief other than monetary damages against the Indemnitee (provided that such Indemnitee shall reasonably cooperate with the Indemnifying Party, at the request of the Indemnifying Party, in seeking to separate any such claims from any related claim for monetary damages if this clause (y) is the sole reason that such Third Party Claim is a Non-Assumable Third Party Claim) or (z) is made by a Governmental Entity (clauses (x), (y) and (z), the “Non-Assumable Third Party Claims”). After notice from an Indemnifying Party to an Indemnitee of the Indemnifying Party’s election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, at its own expense and, in any event, shall cooperate with the

Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent Information, materials and other information in such Indemnitee’s possession or under such Indemnitee’s control relating thereto as are reasonably required by the Indemnifying Party; provided, however, that in the event a conflict of interest exists, or is reasonably likely to exist, that would make it inappropriate in the reasonable judgment of the applicable Indemnitee(s) for the same counsel to represent both the Indemnifying Party and the applicable Indemnitee(s), such Indemnitee(s) shall be entitled to retain, at the Indemnifying Party’s expense, separate counsel. In the event that the Indemnifying Party exercises the right to assume and control the defense of a Third Party Claim as provided above, (I) the Indemnifying Party shall keep the Indemnitee(s) apprised of all material developments in such defense, (II) the Indemnifying Party shall not withdraw from the defense of such Third Party Claim without providing advance notice to the Indemnitee(s) reasonably sufficient to allow the Indemnitee(s) to prepare to assume the defense of such Third Party Claim, and (III) the Indemnifying Party shall conduct the defense of the Third Party Claim actively and diligently, including the posting of any bonds or other security required in connection with the defense of such Third Party Claim.
(c)Other than in the case of a Non-Assumable Third Party Claim, if an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim or fails to notify an Indemnitee of its election as provided in Section 5.4(b), or if the Indemnifying Party fails to actively and diligently defend the Third Party Claim (including by withdrawing or threatening to withdraw from the defense thereof), the applicable Indemnitee(s) may defend such Third Party Claim at the cost and expense of the Indemnifying Party. If the Indemnitee is conducting the defense of any Third Party Claim, the Indemnifying Party shall cooperate with the Indemnitee in such defense and make available to the Indemnitee, at the Indemnifying Party’s expense, all witnesses, pertinent Information, material and information in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as are reasonably required by the Indemnitee pursuant to a joint defense agreement to be entered into by Indemnitee and the Indemnifying Party; provided, however, that such access shall not require the Indemnifying Party to disclose any information the disclosure of which would, in the reasonable judgment of the Indemnifying Party, result in the loss of any existing attorney-client privilege with respect to such information or violate any applicable Law.
(d)No Indemnitee may admit any liability with respect to, consent to entry of any judgment of, or settle, compromise or discharge any Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. If an Indemnifying Party has failed to assume the defense of a Third Party Claim, it shall not be a defense to any obligation to pay any amount in respect of such Third Party Claim that the Indemnifying Party was not consulted in the defense thereof, that such Indemnifying Party’s views or opinions as to the conduct of such defense were not accepted or adopted, that such Indemnifying Party does not approve of the quality or manner of the defense thereof or that such Third Party Claim was incurred by reason of a settlement rather than by a judgment or other determination of liability.
(e)In the case of a Third Party Claim, the Indemnifying Party shall not admit any liability with respect to, consent to entry of any judgment of, or settle, compromise or discharge, the Third Party Claim without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement or judgment (i) completely and unconditionally releases the Indemnitee in connection with such matter, (ii) provides relief consisting solely of money damages borne by the Indemnifying Party and (iii) does not involve any admission by the Indemnitee of any wrongdoing or violation of Law.
(f)Notwithstanding anything herein or in any Ancillary Agreement or any Conveyancing and Assumption Instrument to the contrary, other than (x) actions for specific performance or injunctive or other equitable relief pursuant to Section 9.19, and (y) the indemnification provisions in Section 2.2(c), Section 2.5(c), Section 2.10 and Section 4.5, (i) the indemnification provisions of this Article V shall be the sole and exclusive remedy of the Parties, the parties to the Conveyancing and Assumption Instruments and any Indemnitee for any breach of this Agreement or any Conveyancing and Assumption Instrument and for any failure to perform and comply with any covenant or agreement in this Agreement or in any Conveyancing and Assumption Instrument; (ii) each Party and each Indemnitee knowingly, unconditionally and irrevocably and expressly waives and relinquishes any and all rights, claims or remedies it may have with respect to the foregoing other than under this Article V against any Indemnifying Party; (iii) none of the Parties, the members of their respective Groups or any other Person may bring a claim under any Conveyancing and Assumption Instrument; (iv) any and all claims arising out of, resulting from, or in connection with the Internal Reorganization or the other transactions contemplated in this Agreement must be brought under and in accordance with the terms of this Agreement; and (v) no breach of this Agreement or any Conveyancing and Assumption Instrument shall give rise to any right on the part of any Party or party thereto, after the consummation of the Closing, to rescind this Agreement, any Conveyancing and Assumption Instrument or any of the transactions contemplated hereby or thereby, except as expressly provided in Section 2.6(a) and Section 2.6(b); provided, however, that with respect to the transactions contemplated by this Agreement (including the Internal Reorganization and Closing), the Parties may also bring claims with respect to Taxes under and in accordance with Section 4.9. Each Party shall cause its Affiliates to comply with this Section 5.4(f).
(g)The provisions of this Article V shall apply to Third Party Claims that are already pending or asserted as well as Third Party Claims brought or asserted after the date of this Agreement. There shall be no requirement under this Section 5.4 to give notice with respect to the existence of any Third Party Claim that exists as of the Closing. Each Party on behalf of itself and each other member of its Group acknowledges that Liabilities for Actions (regardless of the parties to the Actions) may be partly CoreCo Liabilities and partly BrazilCo Liabilities. If the Parties cannot agree on the allocation of any such Liabilities for Actions, they shall resolve the matter of such allocation pursuant to the procedures set forth in Article VII. No Party shall, nor shall any Party permit the other members of its Group (or their respective then-Affiliates) to, file Third Party Claims or cross-claims against the other Party or any members of the other Group in an Action in which a Third Party Claim is being resolved.
(h)This Section 5.4, Section 5.5 and Section 5.6 shall not apply to Actions related to Taxes, which shall be governed exclusively by Section 4.9.

5.Procedures for Direct Claims. An Indemnitee shall give the Indemnifying Party written notice of any matter that an Indemnitee has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement (other than a Third Party Claim which shall be governed by Section 5.4(a)), within thirty (30) days of such determination, stating the amount of the Indemnifiable Loss claimed, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed by such Indemnitee or arises; provided, however, that the failure to provide such written notice shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually materially prejudiced as a result of such failure.
6.Cooperation in Defense and Settlement.
(a)With respect to any Third Party Claim that implicates both Parties (or any member of such Parties’ respective Groups or their respective then-Affiliates) in a material respect, including due to the allocation of Liabilities, the reasonably foreseeable impact on the Businesses of the relief sought or the responsibilities for management of defense and related indemnities pursuant to this Agreement, each Party agrees to, and shall cause the members of such Parties’ respective Group to (i) as promptly as practicable, consult in good faith with the applicable member of such other Party’s respective Group to determine which Party (or Parties) shall be responsible for managing the defense of any such Third Party Claim (provided that the Parties agree to consult in good faith to reassess such determination as additional material facts with respect to any such Third Party Claim become known), and (ii) use reasonable best efforts to cooperate fully (including providing signatures required in connection with the resolution of any Third Party Claim in accordance with Section 5.4 and this Section 5.6) and maintain a joint defense (in a manner that will preserve for all Parties any Privilege). The Party that is not responsible for managing the defense of any such Third Party Claim shall be consulted with respect to material matters relating thereto and may, if necessary or helpful, retain counsel to assist in the defense of such claims. Notwithstanding the foregoing, nothing in this Section 5.6 shall derogate from any Party’s rights to control the defense of any Action in accordance with Section 5.4.
(b)(i) Notwithstanding anything to the contrary in this Agreement, with respect to any Third Party Claim where the resolution of such Third Party Claim by order, judgment, settlement or otherwise, would reasonably be expected to include any condition, limitation or other stipulation that would, in the reasonable judgment of CoreCo, materially and adversely impact the business or conduct of the CoreCo Business or result in a material adverse change to any member of the CoreCo Group at shared locations where any member of the BrazilCo Group and any member of the CoreCo Group, as applicable, have operating agreements, governmental permits or joint obligations to a Governmental Entity with interdependencies, CoreCo shall have, at CoreCo’s expense, the reasonable opportunity to consult, advise and comment in all preparation, planning and strategy regarding any such Third Party Claim, including with regard to any drafts of notices and other conferences and communications to be provided or submitted by any member of the BrazilCo Group to any third party involved in such Third Party Claim (including any Governmental Entity), to the extent that CoreCo’s participation does not affect any Privilege in a material and adverse manner, such that BrazilCo shall comply with this Section 5.6(b) to the fullest extent possible without materially and adversely affecting such Privilege; provided that to the extent that any such Third Party Claim requires the submission by any member of the BrazilCo Group of any Information relating to any current or former officer or director of any member of the CoreCo Group, such Information will only be submitted in a form approved by CoreCo in its reasonable discretion, and (ii) notwithstanding anything to the contrary in this Agreement, with respect to any Third Party Claim where the resolution of such Third Party Claim by order, judgment, settlement or otherwise, would reasonably be expected to include any condition, limitation or other stipulation that would, in the reasonable judgment of BrazilCo, materially and adversely impact the business or conduct of the BrazilCo Business or result in a material adverse change to any member of the BrazilCo Group at shared locations where any member of the BrazilCo Group and any member of the CoreCo Group, as applicable, have operating agreements, governmental permits or joint obligations to a Governmental Entity with interdependencies, BrazilCo shall have, at BrazilCo’s expense, the reasonable opportunity to consult, advise and comment in all preparation, planning and strategy regarding any such Third Party Claim, including with regard to any drafts of notices and other conferences and communications to be provided or submitted by any member of the CoreCo Group to any third party involved in such Third Party Claim (including any Governmental Entity), to the extent that BrazilCo’s participation does not affect any Privilege in a material and adverse manner, such that CoreCo shall comply with this Section 5.6(b) to the fullest extent possible without materially and adversely affecting such Privilege; provided that to the extent that any such Third Party Claim requires the submission by any member of the CoreCo Group of any Information relating to any current or former officer or director of any member of the BrazilCo Group, such Information will only be submitted in a form approved by BrazilCo in its reasonable discretion. Notwithstanding anything to the contrary in this Agreement, with regard to the matters specified in the preceding clause (i), CoreCo shall have a right to consent to any compromise or settlement related thereto by any member of the BrazilCo Group to the extent that the effect on any member of the CoreCo Group would reasonably be expected to result in a material adverse effect on the financial condition or results of operations of CoreCo and its Subsidiaries at such time or the CoreCo Business conducted thereby at such time, taken as a whole, and such material adverse effect would reasonably be expected to be greater with respect to the CoreCo Group, taken as a whole, than the effect on the BrazilCo Group, taken as a whole, and (B) with regard to the matters specified in the preceding clause (ii), BrazilCo shall have a right to consent to any compromise or settlement related thereto by any member of the CoreCo Group to the extent that the effect on any member of the BrazilCo Group would reasonably be expected to result in a material adverse effect on the financial condition or results of operations of BrazilCo and its Subsidiaries at such time or the BrazilCo Business conducted thereby at such time, taken as a whole, and such material adverse effect would reasonably be expected to be greater with respect to the BrazilCo Group, taken as a whole, than the effect on the CoreCo Group, taken as a whole.
(c)Each of CoreCo and BrazilCo agrees on behalf of itself and the other members of its Group that at all times from and after the Closing, if an Action is commenced by a third party naming both Parties (or any member of such Parties’ respective Groups or their respective then-Affiliates) as defendants and with respect to which one or more named Parties (or any member of such Party’s respective Group or their respective then-Affiliates) is a nominal defendant and/or such Action is otherwise not a Liability allocated to such named Party under this Agreement, then the other Party shall use, and shall cause the other members of its respective Group to use, commercially reasonable efforts to cause such nominal defendant to be removed from such Action, as soon as reasonably practicable (including using commercially reasonable efforts to petition the applicable court to remove such Party (or member of its Group or their respective then-Affiliates) as a defendant to the extent such Action relates solely to Assets or Liabilities that the other Party (or Group) has been allocated pursuant to this Agreement). In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, each Party shall, and shall cause the other members of its Group to, endeavor to substitute the Indemnifying Party for the named defendant, if at all practicable and advisable under the circumstances. Notwithstanding any applicable confidentiality or Privilege provisions to the contrary in this Agreement, any Party endeavoring to remove or substitute such defendant pursuant to this Agreement shall be entitled to submit any necessary provisions of this Agreement, including the Schedules and Exhibits hereto, to the applicable court solely for the purpose of supporting such Party’s commercially reasonable efforts to remove or substitute such defendant. In the event any Party endeavoring to remove or substitute such defendant pursuant to this Agreement submits any necessary provisions of this Agreement, including the Schedules and Exhibits hereto, to the applicable court, such Party shall take all steps reasonably within its power to cause such application, and any exhibits (including copies of any provisions of this Agreement, including the Schedules and Exhibits hereto, that are not otherwise publicly filed) to be filed under seal, shall oppose any challenge by any third party to such sealing, and shall give the other Party immediate notice of such challenge. If such substitution or addition cannot be achieved for any reason or is not requested, management of the Action shall be determined as set forth in this Article V.
7.Indemnification Payments. Indemnification required by this Article V shall be made by periodic payments of the amount of Indemnifiable Loss in a timely fashion during the course of the investigation or defense, as and when bills are received or an Indemnifiable Loss or Liability is incurred. The applicable Indemnitee shall deliver to the Indemnifying Party, upon request, reasonably satisfactory documentation setting forth the basis for the amount of such payments, including documentation with respect to calculations made and consideration of any Insurance Proceeds or Third Party Proceeds that actually reduce the amount of such Indemnifiable Losses; provided that the delivery of such documentation shall not be a condition to the payments described in the first sentence of this Section 5.7, but the failure to deliver such documentation may be the basis for the Indemnifying Party to contest whether the applicable Indemnifiable Loss or Liability was incurred by the applicable Indemnitee.
8.Indemnification Obligations Net of Insurance Proceeds and Other Amounts.
(a)Any Indemnifiable Loss subject to indemnification pursuant to this Article V, shall be calculated (i) net of Insurance Proceeds that actually reduce the amount of the Indemnifiable Loss and (ii) net of any proceeds received by the Indemnitee from any third party (net of any deductible, retention amount or increased insurance premiums incurred by the Indemnifying Party in obtaining such recovery) for such Liability that actually reduce the amount of the Indemnifiable Loss (“Third Party Proceeds”). Accordingly, the amount which any Indemnifying Party is required to pay pursuant to this Article V to any Indemnitee pursuant to this Article V shall be reduced by any Insurance Proceeds or Third Party Proceeds theretofore actually recovered by or on behalf of the Indemnitee in respect of the related Indemnifiable Loss. If an Indemnitee receives a payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Loss (an “Indemnity Payment”) and subsequently receives Insurance Proceeds or Third Party Proceeds, then the Indemnitee shall pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds or Third Party Proceeds had been received, realized or recovered before the Indemnity Payment was made.
(b)The Parties hereby agree that an insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto and, solely by virtue of the indemnification provisions hereof, shall not have any subrogation rights with respect thereto, and that no insurer or any other third party shall be entitled to a “windfall” (e.g., a benefit it would not otherwise be entitled to receive, or the reduction or elimination of an insurance coverage obligation that it would otherwise have, in the absence of the indemnification or release provisions) by virtue of any provision contained in this Agreement. The Indemnitee shall use commercially reasonable efforts to seek to collect or recover any Insurance Proceeds and any Third Party Proceeds to which the Indemnitee is entitled in connection with any Indemnifiable Loss for which the Indemnitee seeks indemnification pursuant to this Article V; provided that the Indemnitee’s inability, following such efforts, to collect or recover any such Insurance Proceeds or Third Party Proceeds shall not limit the Indemnifying Party’s obligations hereunder.
(c)No Indemnitee shall be entitled to any payment or indemnification more than once with respect to the same Indemnifiable Loss.
(d)In addition to the provisions of Section 5.8(a), any Indemnifiable Loss subject to indemnification pursuant to this Article V, shall (i) be reduced by the amount of any reduction in cash Taxes payable for which the Indemnitee is responsible actually realized as a result of the event giving rise to the payment by the end of the taxable year in which the payment is made, and (ii) be increased if and to the extent necessary to ensure that, after all required Taxes on the payment are paid (including Taxes attributable to any increases in the payment under this Section 5.8(d)), the Indemnitee receives the amount it would have received if the payment was not taxable or did not result in an increase in Taxes.
9.Management of Existing Actions.
(a)Notwithstanding the procedures set forth in Section 5.4, the Parties desire to set forth certain terms with respect to the management of certain Actions known to them as of the Effective Time, and accordingly this Section 5.9 shall govern the management and direction (including settlement) of certain pending Actions as set forth in Section 5.9(b), Section 5.9(c), and Section 5.9(d), but shall not alter the allocation of Liabilities otherwise set forth in this Agreement.
(b)From and after the Effective Time, subject to the terms of this Section 5.9, BrazilCo shall direct the defense or prosecution of those Actions which are entirely BrazilCo Liabilities, including if they have CoreCo or any member of the CoreCo Group as a named party thereunder, and are described on Schedule 5.9(b) (the “BrazilCo Controlled Existing Actions”), including the development and implementation of the legal strategy for each BrazilCo Controlled Existing Action, the filing of any motions, pleadings or briefs, the conduct of discovery and related fact finding, the conduct of any trial, any decision to appeal or not to appeal any decisions, judgment or order, and any decision or consent to a settlement, compromise or discharge of any BrazilCo Controlled Existing Action or any aspect thereof. BrazilCo (or the applicable member of its Group) shall be responsible for selecting its own counsel in connection with the conduct and control of the BrazilCo Controlled Existing Actions. Notwithstanding anything to the contrary in this Section 5.9(b), none of BrazilCo or any member of its Group shall consent to entry of any judgment or enter into any settlement of any BrazilCo Controlled Existing Action without the prior written consent of CoreCo (not to be unreasonably withheld, conditioned or delayed); provided that such consent shall not be required if (i) none of CoreCo or any member of its Group is presently a named party in such Action or (ii) if (A) in connection with such entry of judgment or settlement CoreCo and the applicable members of its Group are completely and unconditionally released, (B) such entry of judgment or settlement involves only monetary relief that BrazilCo has agreed to pay in full, and (C) does not involve any admission of any (i) wrongdoing or violation of Law by CoreCo or any member of its Group or (ii) facts that may be used in litigation or give rise to liability on the part of CoreCo or any member of its Group in a BrazilCo Controlled Existing Action or any other Action.
(c)From and after the Effective Time, subject to the terms of this Section 5.9, CoreCo shall direct the defense or prosecution of those Actions that are neither BrazilCo Controlled Existing Actions nor Joint Actions, including those set forth on Schedule 5.9(c) (the “CoreCo Controlled Existing Actions”), including the development and implementation of the legal strategy for each CoreCo Controlled Existing Action, the filing of any motions, pleadings or briefs, the conduct of discovery and related fact finding, the conduct of any trial, any decision to appeal or not to appeal any decisions, judgment or order, and any decision or consent to a settlement, compromise or discharge of any CoreCo Controlled Existing Action or any aspect thereof. CoreCo (or the applicable member of its Group) shall be responsible for selecting its own counsel in connection with the conduct and control of the CoreCo Controlled Existing Actions. Notwithstanding anything to the contrary in this Section 5.9(c), none of CoreCo or any member of its Group shall consent to entry of any judgment or enter into any settlement of any CoreCo Controlled Existing Action without the prior written consent of BrazilCo (not to be unreasonably withheld, conditioned or delayed); provided that such consent shall not be required if (i) none of BrazilCo or any member of its Group is presently a named party in such Action or (ii) if (A) in connection with such entry of judgment or settlement BrazilCo and the applicable members of its Group are completely and unconditionally released, (B) such entry of judgment or settlement involves only monetary relief that CoreCo has agreed to pay in full, and (C) does not involve any admission of any (i) wrongdoing or violation of Law by BrazilCo or any member of its Group or (ii) facts that may be used in litigation or give rise to liability on the part of BrazilCo or any member of its Group in a CoreCo Controlled Existing Action or any other Action.
(d)From and after the Effective Time, with respect to the Actions set forth on Schedule 5.9(d) (“Joint Actions”), the Party specified on such Schedule 5.9(d) shall be solely responsible for controlling and directing the defense and prosecution of any such Action (the “Managing Party”) and the Parties shall, and shall cause members of their Group to, cooperate in good faith and take all reasonable actions to permit the applicable Managing Party to control and direct each such Action. The Party who hereunder is, or whose member of its Group is, the Managing Party, shall consult with the other Party (the “Non-Managing Party”) from time to time with respect to the Joint Actions; provided that the Managing Party shall have sole authority to select counsel for any Joint Action and be reimbursed for reasonable fees and expenses of such counsel in accordance with the allocation of Liability for such Joint Action and the Non-Managing Party, if it elects to retain its own counsel, shall do so solely at its own expense. No Managing Party pursuant to this Section 5.9 shall consent to entry of any judgment or enter into any settlement of any Joint Action without the prior written consent of the Non-Managing Party (not to be unreasonably withheld, conditioned or delayed).
(e)To the maximum extent permitted by applicable Law, the rights to recovery of each member of a Party’s respective Group in respect of any past, present or future Action is hereby delegated to such Party. It is the intent of the Parties that the foregoing delegation shall satisfy any Law requiring such delegation to be effected pursuant to a power of attorney or similar instrument. The Parties and their respective Affiliates shall execute such further instruments or documents as may be necessary to effect such delegation.
(f)In the case of BrazilCo Controlled Existing Actions and CoreCo Controlled Existing Actions, if a Party or a member of its respective Group is named therein and is not liable for such Action hereunder, each Party shall use, and shall cause the other members of its respective Group to use, commercially reasonable efforts to cause such nominal defendant to be removed from such Action, as soon as reasonably practicable (including using commercially reasonable efforts to petition the applicable court to remove such Party (or member of its Group or their respective then-Affiliates) as a defendant to the extent such Action relates solely to Assets or Liabilities that the other Party (or Group) has been allocated pursuant to this Agreement). Notwithstanding any applicable confidentiality or Privilege provisions to the contrary in this Agreement, any Party endeavoring to remove such defendant pursuant to this Agreement shall be entitled to submit any necessary provisions of this Agreement to the applicable court solely for the purpose of supporting such Party’s commercially reasonable efforts to remove such defendant. In the event any Party endeavoring to remove or substitute such defendant pursuant to this Agreement submits any necessary provisions of this Agreement to the applicable court, such Party shall take all steps reasonably within its power to cause such application, and any exhibits (including copies of any provisions of this Agreement) to be filed under seal, shall oppose any challenge by any third party to such sealing, and shall give the other Party immediate notice of such challenge. If such removal cannot be achieved for any reason, management of the Action shall be determined as set forth in this Article V.
10.Additional Matters; Survival of Indemnities.
(a)The indemnity agreements contained in this Article V shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee; (ii) the knowledge by the Indemnitee of

Indemnifiable Losses for which it might be entitled to indemnification hereunder; and (iii) any termination of this Agreement. The indemnity agreements contained in this Article V shall survive the Closing.
(b)The rights and obligations of any member of the CoreCo Group or any member of the BrazilCo Group, in each case, under this Article V shall survive the sale or other Transfer, in each case, direct or indirect, by any Party or its respective Affiliates of any Assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such Assets, businesses or Liabilities.

ARTICLE VI
CONFIDENTIALITY; ACCESS TO INFORMATION
1.Preservation of Corporate Records.
(a)Except to the extent otherwise contemplated by any Ancillary Agreement, a Party providing (or causing to be provided) Records or access to Information to the other Party under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other reasonable out-of-pocket expenses (which shall not include the costs of salaries and benefits of employees of such Party (or its Group or any of its or their respective then-Affiliates) or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing), as are reasonably incurred in providing such Records or access to Information.
(b)Except as otherwise required or agreed to in writing, or as otherwise provided in any Ancillary Agreement, with regard to any Information referenced in Section 6.2, each Party shall, and shall cause the other members of its Group (and any of their successors and assigns) to, use commercially reasonable efforts, at such Party’s sole cost and expense, to retain, until the latest of, as applicable, (i) ten (10) years after the Closing, (ii) the date on which such Information is no longer required to be retained pursuant to any “litigation hold” issued by either CoreCo or any of its Subsidiaries prior to the Closing, (iii) the concluding date of any period as may be required by any applicable Law, (iv) with respect to any pending or threatened Action arising after the Closing Date, to the extent that any member of the Group in possession of such Information has been notified in writing pursuant to a “litigation hold” by the other Party of such pending or threatened Action, the concluding date of any such “litigation hold”, and (v) the concluding date of any period during which the destruction of such Information would reasonably be expected to interfere with a pending or threatened investigation by a Governmental Entity which is known to any member of the Group in possession of such Information at the time any retention obligation with regard to such Information would otherwise expire. The Parties agree that upon reasonable written request from the other Party that certain Information relating to the BrazilCo Business, the CoreCo Business, the BrazilCo Assets, the CoreCo Assets, the BrazilCo Liabilities, the CoreCo Liabilities or the transactions contemplated hereby be retained in connection with an Action, each Party shall, and shall cause the other members of its Group (and any of their respective then-Affiliates) to use reasonable efforts (at the requesting Party’s sole cost and expense) to preserve and not to destroy or dispose of such Information without the consent (such consent not to be unreasonably withheld, conditioned or delayed) of the requesting Party (for the avoidance of doubt, reasonable efforts shall include issuing a “litigation hold”).
(c)CoreCo and BrazilCo intend, and acknowledge that each member of its respective Group intends, that any Transfer of Information that would otherwise be within the attorney-client or attorney work product privileges shall not operate as a waiver of any potentially applicable Privilege.
2.Provision of Corporate Records. Other than in circumstances in which indemnification is sought pursuant to Article V (in which event the provisions of such Article V will govern) or for matters related to the provision of Tax records (in which event Section 4.9 will govern) or for matters related to the separation of Information (which shall be governed by Section 4.2), and subject to appropriate restrictions for Privileged Information (as defined below) or Confidential Information:
(a)After the Closing Date and until the date on which CoreCo was required to retain, or cause to be retained, the Information requested pursuant to this Section 6.2(a) in accordance with CoreCo’s obligations under Section 6.1(b), and subject to compliance with the terms of the Ancillary Agreements, upon the prior written reasonable request by, and at the expense of, BrazilCo for specific and identified Information (i) which (x) constitutes an Asset of the BrazilCo Group and the Transfer of such Asset has not been consummated as of the Closing Date, or (y) relates to the BrazilCo Group or the conduct of the BrazilCo Business, as the case may be, up to the Closing Date, solely to the extent reasonably necessary for the Parties to complete the separation of Assets (including Records) as contemplated hereby (or for such other reasonable purposes as may be agreed by the Parties), CoreCo shall, and shall cause the other members of the CoreCo Group (and each of its and their respective then-Affiliates) to, provide, as soon as reasonably practicable following the receipt of such request, BrazilCo and its designated representatives reasonable access during normal business hours to the written or electronic documentary Information or appropriate copies of such Information (or the originals thereof if the Party making the request has a reasonable need for such originals) in the possession or control of any member of the CoreCo Group, but only to the extent such items (or copies thereof) so relate and are not already in the possession or control of the requesting Party (or any member of its Group); provided that, except in the case of clause (x) of this Section 6.2(a)(i), to the extent any originals are delivered to BrazilCo pursuant to this Agreement or the Ancillary Agreements, BrazilCo shall, and shall cause the other members of its Group (and each of its and their respective then-Affiliates) to, at its own expense, return such Information to CoreCo within a reasonable period of time after the need to retain such originals has ceased; provided, further, that, in the event that CoreCo, in its sole discretion, determines that any such access or the provision of any such Information would reasonably be expected to be materially adverse to CoreCo or any member of the CoreCo Group or would violate any Law or Contract with a third party or would reasonably result in the waiver of any Privilege (unless the Privilege with respect to any such Privileged Information is solely related (other than in any de minimis respect) to Sole Benefit Services of the requesting Party), CoreCo shall not be obligated to, and shall not be obligated to cause the other members of the CoreCo Group (and each of its and their respective then-Affiliates) to, provide such Information requested by BrazilCo; provided, however, in the event access or the provision of any such Information would reasonably be expected to be materially adverse to CoreCo or any member of the CoreCo Group or violate a Contract with a third party, CoreCo shall, and shall cause the other members of the CoreCo Group (and any of its or their then-Affiliates) to, use commercially reasonable efforts to seek to mitigate any such harm or consequence of, or to obtain the Consent of such third party to, the disclosure of such Information, or (ii) that (x) is required by any member of the BrazilCo Group with regard to reasonable compliance with reporting, disclosure, filing or other requirements imposed on such Person (including under applicable securities Laws) by a Governmental Entity having jurisdiction over such Person or (y) is for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, Action or other similar requirements, as applicable, CoreCo shall, and shall cause the other members of the CoreCo Group (and each of its and their respective then-Affiliates) to, provide, as soon as reasonably practicable following the receipt of such request, BrazilCo and its designated representatives reasonable access during normal business hours to the Information or appropriate copies of such written or electronic documentary Information (or the originals thereof if the applicable member of the BrazilCo Group has a reasonable need for such originals) in the possession or control of CoreCo or any other member of the CoreCo Group (or any of its or their respective then-Affiliates), but only to the extent such items so relate and are not already in the possession or control of BrazilCo (or another member of its Group, or any of their respective then-Affiliates); provided that, to the extent any originals are delivered to BrazilCo pursuant to this Agreement or the Ancillary Agreements, BrazilCo shall, at its own expense, return such Information to CoreCo within a reasonable period of time after the need to retain such originals has ceased; provided, further, that, in the event that CoreCo, in its sole discretion, determines that any such access or the provision of any such Information (including Information requested under Section 4.1) would violate any Law or Contract with a third party or would reasonably be expected to result in the waiver of any attorney-client privilege, the work product doctrine or other applicable Privilege (unless the application of such privilege, doctrine or Privilege with respect to such matter is solely related (other than in any de minimis respect) to the Assets, Business and/or Liabilities of the requesting Party), CoreCo shall not be obligated to provide such Information requested by BrazilCo; provided, further, that in the event access or the provision of any such Information would violate a Contract with a third party, CoreCo shall, and shall cause the other members of the CoreCo Group (and any of its or their respective then-Affiliates) to, use commercially reasonable efforts to seek to obtain the Consent of such third party to the disclosure of such Information.
(b)After the Closing Date and until the date on which BrazilCo was required to retain, or cause to be retained, the Information requested pursuant to this Section 6.2(b) in accordance with BrazilCo’s obligations under Section 6.1(b), and subject to compliance with the terms of the Ancillary Agreements, upon the prior written reasonable request by, and at the expense of, CoreCo for specific and identified Information (i) which (x) constitutes an Asset of the CoreCo Group and the Transfer of such Asset has not been consummated as of the Closing Date or (y) relates to the CoreCo Group or the conduct of the CoreCo Business, as the case may be, up to the Closing Date solely to the extent reasonably necessary for the Parties to complete the separation of Assets (including Records) as contemplated hereby (or for such other reasonable purposes as may be agreed by the Parties), BrazilCo shall, and shall cause the other members of the BrazilCo Group (and each of its and their respective then-Affiliates) to, provide, as soon as reasonably practicable following the receipt of such request, CoreCo and its designated representatives reasonable access during normal business hours to the written or electronic documentary Information or appropriate copies of such Information (or the originals thereof if the Party making the request has a reasonable need for such originals) in the possession or control of any member of the BrazilCo Group, but only to the extent such items (or copies thereof) so relate and are not already in the possession or control of the requesting Party (or any member of its Group); provided that, except in the case of clause (x) of this Section 6.2(b)(i), to the extent any originals are delivered to CoreCo pursuant to this Agreement or the Ancillary Agreements, CoreCo shall, and shall cause the other members of its Group (and each of its and their respective then-Affiliates) to, at its own expense, return such Information to BrazilCo within a reasonable period of time after the need to retain such originals has ceased; provided, further, that, in the event that BrazilCo, in its sole discretion, determines that any such access or the provision of any such Information would reasonably be expected to be materially adverse to BrazilCo or any member of the BrazilCo Group or would violate any Law or Contract with a third party or would reasonably result in the waiver of any Privilege (unless the Privilege with respect to any such Privileged Information is solely related (other than in any de minimis respect) to Sole Benefit Services of the requesting Party), BrazilCo shall not be obligated to, and shall not be obligated to cause the other members of the BrazilCo Group (and each of its and their respective then-Affiliates) to, provide such Information requested by CoreCo, provided, however, in the event access or the provision of any such Information would reasonably be expected to be materially adverse to BrazilCo or any member of the BrazilCo Group or violate a Contract with a third party, BrazilCo shall, and shall cause the other members of the BrazilCo Group (and any of its or their then-Affiliates) to, use commercially reasonable efforts to seek to mitigate any such harm or consequence of, or to obtain the Consent of such third party to, the disclosure of such Information or (ii) that (x) is required by any member of the CoreCo Group with regard to reasonable compliance with reporting, disclosure, filing or other requirements imposed on such Person (including under applicable securities Laws) by a Governmental Entity having jurisdiction over such Person or (y) is for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, Action or other similar requirements, as applicable, BrazilCo shall, and shall cause the other members of the BrazilCo Group (and each of its and their respective then-Affiliates) to, provide, as soon as reasonably practicable following the receipt of such request, CoreCo and its designated representatives reasonable access during normal business hours to the Information or appropriate copies of such written or electronic documentary Information (or the originals thereof if the applicable member of the CoreCo Group has a reasonable need for such originals) in the possession or control of BrazilCo or any other member of the BrazilCo Group (or any of its or their respective then-Affiliates), but only to the extent such items so relate and are not already in the possession or control of CoreCo (or another member of its Group, or any of their respective then-Affiliates); provided that, to the extent any originals are delivered to CoreCo pursuant to this Agreement or the Ancillary Agreements, CoreCo shall, at its own expense, return such Information to BrazilCo within a reasonable period of time after the need to retain such originals has ceased; provided, further, that, in the event that BrazilCo, in its sole discretion, determines that any such access or the provision of any such Information (including Information requested under Section 4.1) would violate any Law or Contract with a third party or would reasonably be expected to result in the waiver of any attorney-client privilege, the work product doctrine or other applicable Privilege (unless the application of such privilege, doctrine or

Privilege with respect to such matter is solely related (other than in any de minimis respect) to the Assets, Business and/or Liabilities of the requesting Party), BrazilCo shall not be obligated to provide such Information requested by CoreCo; provided, further, that in the event access or the provision of any such Information would violate a Contract with a third party, BrazilCo shall, and shall cause the other members of the BrazilCo Group (and any of its or their respective then-Affiliates) to, use commercially reasonable efforts to seek to obtain the Consent of such third party to the disclosure of such Information.
(c)Any Information provided by or on behalf of or made available by or on behalf of any Party (or any other member of either Group) pursuant to this Article VI shall be on an “as is”, “where is” basis and no Party (or any member of either Group) is making any representation or warranty with respect to such Information or the completeness thereof.
(d)Each of CoreCo and BrazilCo shall, and shall cause each other member of its Group to, inform its and their respective officers, employees, agents, consultants, advisors, authorized accountants, counsel and other designated representatives who have or have access to the Confidential Information or other Information of any member of any other Group provided pursuant to Section 4.1 or this Article VI of their obligation to hold such Information confidential in accordance with the provisions of this Agreement.
3.Disposition of Information.
(a)Each Party, on behalf of itself and each other member of its Group, acknowledges that Information in its or in a member of its Group’s possession, custody or control as of the Closing may include Information owned by the other Party or a member of such other Party’s Group and not related to (i) it or its Business or (ii) any Ancillary Agreement to which it or any member of its Group is a Party.
(b)Notwithstanding such possession, custody or control, such Information shall remain the property of such other Party or member of such other Party’s Group. Each Party agrees, on behalf of itself and each other member of its Group, subject to legal holds and other legal requirements and obligations, (i) that any such Information is to be treated as Confidential Information of the Party or Parties to which it relates and (ii) subject to Section 6.1, to use commercially reasonable efforts to, within a reasonable period of time, (A) purge such Information from its databases, files and other systems and not retain any copy of such Information (including, if applicable, by transferring such Information to the Party to which such Information belongs) or (B) if such purging is not practicable, to encrypt or otherwise make unreadable or inaccessible such Information.
4.Witness Services. At all times from and after the Closing Date, except as in the case of an adversarial Action, each of CoreCo and BrazilCo shall use its commercially reasonable efforts to make reasonably available to the others, upon reasonable written request, its and any member of its Group’s former, current and future officers, directors, employees and agents (taking into account the business demands of such individuals) as witnesses (in the presence of counsel for such officer, director, employee or agent, if any, and, if requested by the providing Group, counsel or other representatives designated by the providing Group) to the extent that (a) such Persons may reasonably be required to testify, or the testimony of such Persons would reasonably be expected to be beneficial to the requesting Party (or any member of its Group), in connection with the prosecution or defense of any Action or in anticipation of any threatened or contemplated Action in which the requesting Party may from time to time be involved and (b) there is no conflict in the Action between the requesting Party (or any member of its Group) and the requested Party (or any member of its Group). A Party providing, or causing to be provided, a witness to the other Party (or member of such other Party’s Group) under this Section 6.4 shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for all reasonable out-of-pocket costs and expenses incurred by such Party or a member of its Group in connection therewith (which shall not include the costs of salaries and benefits of employees who are witnesses or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service as witnesses), as may be properly paid under applicable Law.
5.Reimbursement; Other Matters. Except to the extent otherwise contemplated by this Agreement or any Ancillary Agreement, a Party (or a member of such Party’s Group) providing, or causing to be provided, Information or access to Information to the other Party (or a member of such other Party’s Group) under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other reasonable out-of-pocket expenses (which shall not include the costs of salaries and benefits of employees of such Party or any other member of its Group or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing), as may be reasonably incurred in providing such Information or access to such Information.
6.Confidentiality; Non-Use.
(a)Notwithstanding any termination of this Agreement and except as otherwise provided in the Ancillary Agreements, each Party shall, and shall cause its Affiliates and each of the other members of its Group to, hold, and cause each of their respective officers, employees, agents, consultants and advisors to hold, in strict confidence, and not to disclose or release or except as otherwise permitted by this Agreement or as otherwise provided in the Ancillary Agreements, use, including for any ongoing or future commercial purpose, any and all Confidential Information concerning or belonging to the other Party or any member of its Group, without such Party’s prior written consent (which may be withheld in such Party’s sole and absolute discretion); provided that each Party may disclose, or may permit disclosure of, such Confidential Information (i) to its (or any member of its Group’s) respective auditors, attorneys and other appropriate consultants and advisors who have a need to know such Confidential Information for auditing and other non-commercial purposes and are informed of the confidentiality and non-use obligations to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if any Party or any member of its Group is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule, (iii) to the extent required in connection with any Action by one Party (or its Affiliates or a member of its Group) against the other Party (or its Affiliates or a member of such other Party’s Group) or in respect of claims by one Party (or its Affiliates or a member of its Group) against the other Party (or its Affiliates or a member of such other Party’s Group) brought in an Action, (iv) to the extent necessary in order to permit a Party (or member of its Group) to prepare and disclose its financial statements in connection with any regulatory filings or Tax Returns, (v) to the extent necessary for a Party (or member of its Group) to enforce its rights or perform its obligations under this Agreement and except as otherwise provided in the Ancillary Agreements, (vi) to Governmental Entities in accordance with applicable procurement regulations and contract requirements or (vii) to other Persons in connection with their evaluation of, and negotiating and consummating, a potential strategic transaction, to the extent reasonably necessary in connection therewith; provided that an appropriate and customary confidentiality agreement has been entered into with the Person receiving such Confidential Information. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made by a third party that relates to clause (ii), (iii), (v) or (vi) above, each Party, as applicable, shall promptly notify (to the extent permissible by Law) the Party to whom (or to whose Group) the Confidential Information relates of the existence of such request, demand or disclosure requirement and shall provide such Party (and/or any applicable member of its Group) a reasonable opportunity to seek an appropriate protective order or other remedy, which such Parties shall, and shall cause the other members of their respective Group to, cooperate in obtaining to the extent reasonably practicable. In the event that such appropriate protective order or other remedy is not obtained, the Party who is (or whose Group’s member is) required to make such disclosure shall or shall cause the applicable member of its Group to furnish (at the expense of the Party seeking to limit such request, demand or disclosure requirement), or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded to such Confidential Information (at the expense of the Party seeking (or whose Group’s member is seeking) to limit such request, demand or disclosure requirement).
(b)Notwithstanding anything to the contrary set forth herein, (i) a Party shall be deemed to have satisfied its obligations hereunder with respect to Confidential Information if it exercises, and causes the other members of its Group to exercise, at least the same degree of care (but no less than a commercially reasonable degree of care) as such Party takes to preserve confidentiality for its own similar Information and (ii) confidentiality obligations provided for in any agreement between each Party or another member of its Group and its or their respective past and/or present employees as of the Closing Date shall remain in full force and effect. Notwithstanding anything to the contrary set forth herein, Confidential Information and Personal Data (which shall exclusively be governed by Section 6.10 and other applicable Ancillary Agreements) of any Party (or another member of its Group) rightfully in the possession of and used by the other Party (or another member of its Group) in the operation of its Business as of the Closing Date may continue to be used by such Party (and/or the applicable members of its Group) in possession of such Confidential Information in and only in the operation of the BrazilCo Business or the CoreCo Business, as the case may be; provided that, except as otherwise provided in the Ancillary Agreements, such Confidential Information may only be used by such Party and/or the applicable members of its Group and its and their respective officers, employees, agents, consultants and advisors in the specific manner and for the specific purposes for which it is used as of the date of this Agreement and may only be shared with additional officers, employees, agents, consultants and advisors of such Party (or Group member) on a need-to-know basis exclusively with regard to such specified use; provided, further, that such use is not competitive in nature, and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of Section 6.6(a), except that such Confidential Information may be disclosed to third parties other than those listed in Section 6.6(a); provided that such disclosure to such other third parties and any associated use of such Information must be pursuant to a written agreement containing confidentiality obligations at least as protective of the Parties’ rights to such Confidential Information as those contained in this Agreement. For the avoidance of doubt, the continued right to use Confidential Information pursuant to this Section 6.6(b) shall not be construed to grant any license or other right under any Intellectual Property of the disclosing Party, which is governed exclusively by Section 4.6, Section 4.7 and the Ancillary Agreements. Such continued right to use may not be transferred (directly or indirectly) to any third party without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of the applicable Party, except pursuant to Section 9.9.
(c)Each of CoreCo and BrazilCo acknowledges, on behalf of itself and each other member of its Group, that it and the other members of its Group may have in their possession confidential or proprietary Information of third parties that was received under confidentiality or non-disclosure agreements with each such third party while such Party and/or members of its Group were Subsidiaries of CoreCo. Each of CoreCo and BrazilCo shall, and shall cause its Affiliates and the other members of its Group to, hold and cause its and their respective representatives, officers, employees, agents, consultants and advisors (or potential buyers) to hold, in strict confidence the confidential and proprietary Information of third parties to which they or any other member of their respective Groups has access, in accordance with the terms of any agreements entered into prior to the Closing between one or more members of the CoreCo Group and/or BrazilCo Group (whether acting through, on behalf of, or in connection with, their respective Businesses) and such third parties.
(d)For the avoidance of doubt and notwithstanding any other provision of this Section 6.6, (i) the disclosure and sharing of Privileged Information shall be governed solely by Section 6.7, and (ii) to the extent that an Ancillary Agreement or another Contract pursuant to which a Party or its Affiliate is bound that specifically provides that certain information covered under this Section 6.6 shall be held confidential on a basis that is more protective of such information or for a longer period of time than provided for in this Section 6.6, then the applicable provisions contained in such Ancillary Agreement or other Contract shall control with respect thereto.
7.Privileged Matters.
(a)Pre-Closing Services. The Parties recognize that legal and other professional services that have been and will be provided prior to the Closing have been and will be rendered either for (i) the collective benefit of each of the members of the CoreCo Group and the BrazilCo Group (“Collective Benefit Services”), or (ii) the sole benefit of (x) CoreCo (or a member of CoreCo’s Group) in the case of legal and other professional services provided solely in respect of a CoreCo Asset, a

CoreCo Liability or the CoreCo Business, or (y) BrazilCo (or a member of BrazilCo’s Group) in the case of legal and other professional services provided solely in respect of a BrazilCo Asset, a BrazilCo Liability or the BrazilCo Business, as the case may be (“Sole Benefit Services”). For the purposes of asserting all privileges, immunities or other protections from disclosure which may be asserted under applicable Law, including attorney-client privilege, business strategy privilege, joint defense privilege, common interest privilege, and protection under the work-product doctrine (“Privilege”), (x) each of the members of the CoreCo Group and the BrazilCo Group shall be deemed to be the client with respect to Collective Benefit Services, and (y) CoreCo or BrazilCo (or the applicable member of such Party’s Group), as the case may be, shall be deemed to be the client with respect to Sole Benefit Services. With respect to all Information subject to Privilege (“Privileged Information”), (A) the Parties shall have a shared Privilege for Privileged Information to the extent relating to Collective Benefit Services, and (B) CoreCo or BrazilCo (or the applicable member of such Party’s Group), as the case may be, shall have Privilege for Privileged Information to the extent relating to Sole Benefit Services and shall control the assertion or waiver of such Privilege. For the avoidance of doubt, Privileged Information includes, but is not limited to, services rendered by legal counsel retained or employed by any Party (or any member of such Party’s respective Group), including outside counsel and in-house counsel. Notwithstanding the foregoing or anything else in this Article VI, the Parties acknowledge and agree that CoreCo shall exclusively own all Privileges arising out of the negotiations, structuring and transactions contemplated by this Agreement, the RSA, the Restructuring Plan, the Transaction Implementation Deed, the Ancillary Agreements and any other agreement related to the transactions contemplated hereby or thereby and/or the negotiations, structuring and transactions contemplated hereby and thereby, and CoreCo shall be entitled, in its sole and absolute discretion, to control all such Privileges, including any assertion or waiver of such Privileges, in connection with Collective Benefit Services relating to such matters.
(b)Post-Closing Services. Each Party, on behalf of itself and each other member of its Group, acknowledges that legal and other professional services will be provided following the Closing which will be rendered solely for the benefit of CoreCo (or a member of its Group) or BrazilCo (or a member of its Group), as the case may be, while other such post-separation services following the Closing may be rendered with respect to claims, proceedings, litigation, disputes, or other matters which involve members of both Groups. With respect to such post-separation services and related Privileged Information, each of the Parties, on behalf of itself and each other member of its Group, agrees as follows:
(i)CoreCo shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the CoreCo Business, whether or not the Privileged Information is in the possession of or under the control of any member of the CoreCo Group or BrazilCo Group. CoreCo shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting CoreCo Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by any member of the CoreCo Group, whether or not the Privileged Information is in the possession of or under the control of any member of the CoreCo Group or BrazilCo Group; and
(ii)BrazilCo shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the BrazilCo Business, whether or not the Privileged Information is in the possession of or under the control of any member of the CoreCo Group or BrazilCo Group. BrazilCo shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting BrazilCo Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by any member of the BrazilCo Group, whether or not the Privileged Information is in the possession of or under the control of any member of the CoreCo Group or BrazilCo Group.
(iii)If the Parties do not agree as to whether certain information not allocated pursuant to Sections 6.7(b)(i)-(ii) is Privileged Information, then such information shall be treated as Privileged Information, and the Party that believes that such information is Privileged Information shall be entitled to control the assertion or waiver of all Privileges in connection with any such information until such time as it is finally determined pursuant to Section 7.1(c) that such information is not Privileged Information or the Parties otherwise agree in writing.
(c)Subject to the remaining provisions of this Section 6.7, the Parties agree that CoreCo shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges not allocated pursuant to Section 6.7(b) in connection with any Actions or threatened or contemplated Actions or other matters that involve both Parties (or one or more members of their respective Groups) and in respect of which both Parties have Liabilities under this Agreement. CoreCo agrees, on behalf of itself and each member of the CoreCo Group, not to intentionally disclose or otherwise intentionally waive any such Privilege without consulting BrazilCo. Upon the reasonable request of CoreCo or BrazilCo, in connection with any Action or threatened or contemplated Action contemplated by this Article VI, other than any adversarial Action or threatened or contemplated adversarial Action, CoreCo and BrazilCo will enter into a mutually acceptable common interest agreement so as to maintain to the extent practicable any Privilege of any member of either Group.
(d)If any dispute arises between the Parties or any members of their respective Groups regarding whether any Privilege should be waived to protect or advance the interests of either Party or any member of their respective Groups, each Party agrees that it shall (i) negotiate with the other Party in good faith, (ii) endeavor to minimize any prejudice to the rights of the other Party and the members of its Group and (iii) not unreasonably withhold, delay or condition consent to any request for waiver by the other Party.
(e)Upon receipt by either Party, or by any member of its respective Group, of any subpoena, discovery or other request (or of written notice that it will or has received such subpoena, discovery or other request) that may reasonably be expected to result in the production or disclosure of Privileged Information subject to a shared Privilege or as to which the other Party has the sole right hereunder to assert a Privilege, or if either Party obtains knowledge or becomes aware that any of its, or any member of its respective Group’s, current or former directors, officers, agents or employees have received any subpoena, discovery or other requests (or have received written notice that they will or have received such subpoena, discovery or other requests) that may reasonably be expected to result in the production or disclosure of such Privileged Information, such Party shall promptly notify the other Party of the existence of any such subpoena, discovery or other request and shall provide the other Party a reasonable opportunity to review the Privileged Information and to assert any rights it or they may have, under this Section 6.7 or otherwise, to prevent the production or disclosure of such Privileged Information; provided that if such Party is prohibited by applicable Law from disclosing the existence of such subpoena, discovery or other request, such Party shall provide written notice of such related information for which disclosure is not prohibited by applicable Law and use reasonable best efforts to inform the other Party of any related information such Party reasonably determines is necessary or appropriate for the other Party to be informed of to enable the other Party to review the Privileged Information and to assert its rights, under this Section 6.7 or otherwise, to prevent the production or disclosure of such Privileged Information.
(f)Except for Information provided in the context of any adversarial Action or contemplated adversarial Action between the Parties, the Parties agree that their respective rights to any access to Information, witnesses and other Persons, the furnishing of notices and documents and other cooperative efforts between the Parties contemplated by this Agreement, and the transfer of Privileged Information between the Parties and members of their respective Groups pursuant to this Agreement, are pursuant to a common legal interest, and such Privileged Information shall remain Privileged notwithstanding the exchange of such Privileged Information between the Parties. The Parties further agree that (i) the exchange by one Party to the other Party of any Information that should not have been exchanged pursuant to the terms of this Section 6.7 shall not be deemed to constitute a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise with respect to such Privileged Information and (ii) the Party receiving such Privileged Information shall promptly return such Privileged Information to the Party who has the right to assert the Privilege.
(g)Notwithstanding the foregoing in this Section 6.7 except as expressly set forth in the final sentence of Section 6.7(a), the Parties acknowledge and agree that in any Action or Dispute with respect to this Agreement, the RSA, the Restructuring Plan, the Transaction Implementation Deed, the Ancillary Agreements and any other agreement related to the transactions contemplated hereby or thereby and/or the negotiations, structuring and transactions contemplated hereby and thereby, in each case, in which CoreCo, on the one hand, is adverse to BrazilCo, on the other hand: (i) any and all Privileged Information with respect to such matters belonging to or possessed by the CoreCo Group or the BrazilCo Group prior to the Closing shall be deemed to relate solely to the CoreCo Business; (ii) any advice given by or communications with each of the parties constituting CoreCo Counsel, to the extent it relates to this Agreement, the RSA, the Restructuring Plan, the Transaction Implementation Deed, the Ancillary Agreements or any other agreement related to the transactions contemplated hereby or thereby, and/or negotiations, structuring and transactions contemplated hereby or thereby, shall not be a shared Privilege and shall be deemed to relate solely to the CoreCo Business; and (iii) any advice given or communications with in-house counsel of CoreCo prior to the Closing, to the extent it relates to this Agreement, the RSA, the Restructuring Plan, the Transaction Implementation Deed, the Ancillary Agreements or any other agreement related to the transactions contemplated hereby or thereby, and/or the negotiations, structuring and transactions contemplated hereby or thereby, shall not be a shared Privilege and shall be deemed to relate solely to the CoreCo Business.
(h)The transfer of all Information pursuant to this Agreement is made in reliance on the agreement of CoreCo and BrazilCo as set forth in Sections 6.6 and 6.7, to maintain and cause to be maintained the confidentiality of Privileged Information and to assert and maintain, and cause to be asserted and maintained, all applicable Privileges, including, but not limited to, attorney-client or attorney work product privileges. The access to Information being granted pursuant to Sections 4.1, 5.4 and 6.2 hereof, the agreement to provide witnesses and individuals pursuant to Sections 4.1, 5.4 and 6.4 hereof, the furnishing of notices and documents and other cooperative efforts contemplated by Sections 4.1 and 5.4 hereof, and the transfer of Privileged Information between and among the Parties and the members of their respective Groups pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.
8.Conflicts Waiver. Each Party hereby agrees, on behalf of itself and each of its past, present and future Affiliates, that the counsel(s) set forth on Schedule 6.8 (“CoreCo Counsel”) has exclusively acted as counsel to CoreCo in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. BrazilCo, on behalf of itself and each of its past, present and future Affiliates, agrees that, following consummation of the transactions contemplated hereby and thereby, such representation by CoreCo Counsel shall not preclude CoreCo Counsel from serving as counsel to CoreCo, any of its then-Affiliates or any directors, officers, employees, agents, representatives, limited partners, members, shareholders or other equityholders of CoreCo or such then-Affiliate, in connection with any Action arising out of or relating to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby (even if there exists at any time a separate attorney-client relationship between CoreCo Counsel, on the one hand, and BrazilCo or any of its past, present or future Affiliates, on the other hand, pursuant to which CoreCo Counsel has obtained confidential information relating to BrazilCo, the BrazilCo Business, the BrazilCo Assets or the BrazilCo Liabilities). BrazilCo shall not, and shall cause any and all of its past, present and future Affiliates not to, seek to have CoreCo Counsel disqualified from any such representation. BrazilCo, on behalf of itself and each of its past, present and future Affiliates, hereby consents thereto and waives any such conflict of interest, and BrazilCo shall cause any and all of its past, present and future Affiliates to consent to such waive any conflict of interest. BrazilCo, on behalf of itself and each of its past, present and future Affiliates, acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that BrazilCo, on behalf of itself and each of its past, present and future Affiliates, has consulted with counsel or has been advised it should do so in connection herewith. BrazilCo, on behalf of itself and each of its past, present and future Affiliates, further acknowledges that none of this Agreement, the Ancillary Agreements nor the transactions contemplated hereby and thereby are intended to create an attorney-client relationship between CoreCo Counsel, on the one hand, and BrazilCo or any of its past, present or future Affiliates, on the other hand, or any other relationship pursuant to which BrazilCo or any of its past, present or future Affiliates would have a right to object to

CoreCo Counsel’s representation of any Person under any circumstance. The covenants, consent, and waiver contained in this Section 6.8 shall not be deemed exclusive of any other rights to which CoreCo Counsel is entitled whether pursuant to Law, Contract, or otherwise.
9.Ownership of Information. Any Information owned by one Party or any member of its Group or its other Affiliates that is provided to a requesting Party pursuant to this Article VI shall be deemed to remain the property of the providing Party (or its applicable Affiliate or member of its Group). Unless expressly and specifically set forth herein, nothing contained in this Agreement or any Ancillary Agreement shall be construed as granting or conferring rights to any Party (or its applicable Affiliate or member of its Group) of license or otherwise in any such Information or any Intellectual Property contained therein, whether by implication, estoppel or otherwise, except as expressly set forth in Sections 4.6 and 4.7 of this Agreement or in an Ancillary Agreement.
10.Personal Data.
(a)Each Party and its Affiliates shall at all times comply, and ensure that their Processing of Personal Data hereunder and under any Ancillary Agreement complies, with Data Protection Laws (including by taking appropriate technical and organizational measures against the unauthorized disclosure or unlawful processing, access to, accidental loss or destruction of, or damage to, Personal Data) and shall use reasonable efforts to avoid acts or omissions that place the other Party in breach of its obligations under any applicable Data Protection Laws.
(b)The Parties acknowledge that after the Closing, each Party and its Affiliates shall act as a separate and independent Controller with respect to the Processing of any Personal Data pursuant to this Agreement or any Ancillary Agreement (subject to the express terms thereof).
(c)To the extent that a Party or its Affiliate transfers Personal Data included in the CoreCo Assets (with respect to transfers by BrazilCo or its Affiliates) or BrazilCo Assets (with respect to transfers by CoreCo or its Affiliates) internationally following the Closing, the transferring Party shall ensure that such transfer is effected by way of a valid data transfer mechanism in compliance with applicable Data Protection Laws, if and to the extent applicable.
(d)To the maximum extent permitted under applicable Law, each Party shall (i) promptly (and in any event within five (5) Business Days) notify the other Party if it or its Affiliate receives a complaint, notice or communication (including request from a Data Subject to exercise their rights under Data Protection Laws) in relation to any Personal Data processed pursuant to this Agreement or any Ancillary Agreement, and (ii) without undue delay (and in any event within forty-eight (48) hours) if it becomes aware of, or reasonably suspects, a Personal Data Breach affecting the Personal Data of the other Party or its Affiliates.
(e)Following notification of a Personal Data Breach pursuant to Section 6.10(d)(ii), the Parties shall reasonably cooperate, and shall cause their respective Affiliates to reasonably cooperate, in (i) investigating the cause and scope of such breach, (ii) mitigating any harm resulting from such breach, (iii) preparing and issuing any required notifications to Data Subjects, Governmental Entities or data protection authorities, and (iv) responding to any investigation or enforcement action by a Governmental Entity or data protection authority. Each Party shall bear its own costs in connection with such cooperation, except that the Party whose act or omission caused or materially contributed to the Personal Data Breach shall reimburse the other Party for reasonable out-of-pocket costs incurred in connection with such cooperation to the extent arising from or attributable to such breach.
(f)Each Party shall, and shall cause its Affiliates to, implement and maintain commercially reasonable administrative, technical and organizational security measures appropriate to the nature of the Personal Data Processed by or on behalf of such Party (including, at a minimum, measures consistent with industry standards and applicable Data Protection Laws, and the Brazilian Lei Geral de Proteção de Dados Pessoais specifically) to protect against any Personal Data Breach.
(g)Each Party shall, and shall cause its Affiliates to, reasonably cooperate with the other Party in responding to requests from Data Subjects exercising their rights under applicable Data Protection Laws (including rights of access, rectification, erasure, restriction, data portability and objection), to the extent that such cooperation is reasonably necessary for the other Party to comply with its obligations under Data Protection Laws.
(h)To the extent that, following the Closing, a Party or its Affiliates holds Personal Data that constitutes an Asset of the other Party’s Group and is not required for the performance of obligations under this Agreement or any Ancillary Agreement, such Party shall, and shall cause the applicable Affiliates to, as promptly as reasonably practicable (and in any event within ninety (90) days of written request by the other Party), either (i) return such Personal Data to the other Party in a commonly used, machine-readable format or (ii) securely delete or destroy such Personal Data and certify such deletion or destruction in writing to the other Party, in each case, in compliance with applicable Data Protection Laws.
(i)To the extent that either Party Processes Personal Data on behalf of the other Party in connection with any services provided under the Ancillary Agreements (including the Transition Services Agreement), the Parties shall enter into a data processing agreement on terms that comply with applicable Data Protection Laws (including, where required, incorporating standard contractual clauses or other lawful data transfer mechanisms for international transfers of Personal Data).

ARTICLE VII
DISPUTE RESOLUTION
1.Negotiation and Arbitration.
(a)In the event of a controversy, any dispute or Action between the Parties arising out of, in connection with, or in relation to this Agreement or any of the transactions contemplated hereby, including with respect to the interpretation, performance, nonperformance, validity or breach thereof, and including, but not limited to, any question of the arbitral tribunal’s jurisdiction, the existence, scope or validity of this arbitration agreement or the arbitrability of any claim, and any controversy, dispute or Action related to Section 6.7 concerning Privilege issues (a “Dispute”), the following provisions shall apply, unless expressly specified herein.
(b)Negotiation. The following procedures shall apply with respect to Disputes, except in cases of Disputes related to Section 6.7 concerning Privilege issues (in which case the procedure in Section 6.7(c) shall apply):
(i)At such time as a Dispute arises, (A) either Party shall deliver written notice of such Dispute to the other Party (a “General Dispute Notice”) and (B) the general counsels of the Parties and/or such other executive officer designated by a Party in writing shall thereupon negotiate for a reasonable period of time to settle such Dispute; provided, however, that such reasonable period shall not, unless otherwise agreed by each Party in writing, exceed ninety (90) days from the date of receipt by the relevant Party of the General Dispute Notice (the “General Negotiation Period”).
(ii)With respect to the subject Dispute, neither Party shall be entitled to rely upon the expiry of any limitations period or contractual deadline during the period between the date of receipt of the relevant General Dispute Notice and the earlier to occur of (A) the date of any arbitration being commenced under this Section 7.1 with respect to the Dispute and (B) the later to occur of (x) one hundred and eighty (180) days after the date of receipt of the relevant General Dispute Notice and (y) the expiration of the applicable General Negotiation Period.
(iii)All offers, promises, conduct and statements, whether oral or written, made in the course of the discussions and negotiations related to the relevant General Negotiation Period by any Party or the members of their respective Groups (and its and their respective Affiliates), their respective agents, employees, experts and attorneys are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the Parties or the members of their respective Groups (and its and their respective Affiliates) and, in any Action, shall not be admissible in any future Action between the Parties, any member of their respective Groups and/or any Indemnitee; provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the negotiation or discussion.
(c)Arbitration. If the Dispute has not been resolved in writing for any reason as of the expiration of the General Negotiation Period, such Dispute shall be submitted, at the request of any Party, to final and binding arbitration administered by the American Arbitration Association’s International Centre for Dispute Resolution (the “ICDR”) in accordance with its International Arbitration Rules then in effect (the “Rules”), except as modified herein.
(i)The arbitration shall be conducted by a three-member arbitral tribunal (the “Arbitral Tribunal”). The claimant(s), collectively, and the respondent(s), collectively, shall each appoint one arbitrator within thirty (30) days of receipt by respondent(s) of the demand for arbitration. The two arbitrators so appointed shall, in consultation with the parties, appoint the third and presiding arbitrator (the “Chair”) within thirty (30) days of the appointment of the second arbitrator. If any Party fails to appoint an arbitrator, or if the two Party-appointed arbitrators fail to appoint the Chair, within the time periods specified herein, then any such arbitrator shall, upon any Party’s request, be appointed by the ICDR in accordance with the Rules.
(ii)In resolving any Dispute to the extent it involves contractual issues under this Agreement, the arbitrators shall apply the governing law specified herein.
(iii)Arbitration under this Section 7.1 shall be the sole and exclusive remedy for any Dispute, and any award rendered by the arbitrators shall be final and binding on the Parties and judgment thereupon may be entered in any court of competent jurisdiction having jurisdiction thereof, including any court having jurisdiction over the relevant Party or its Assets.
(iv)The Arbitral Tribunal shall be entitled, if appropriate, to award any remedy, including monetary damages, specific performance and all other forms of legal and equitable relief that is in accordance with the terms of this Agreement; provided, however, that the Arbitral Tribunal shall have no authority or power to (A) limit, expand, alter, modify, revoke or suspend any condition or provision of this Agreement, (B) award punitive, exemplary, treble or similar damages, except as set forth in Section 7.1(c)(v), or (C) review, resolve or adjudicate, or render any award or grant any relief in respect of, any issue, matter, claim or Dispute other than the specific Dispute or Disputes submitted by the parties to such

Arbitral Tribunal for final and binding arbitration, including any Disputes consolidated therewith in accordance with Section 7.1(c)(viii).
(v)The Arbitral Tribunal shall have the power to award the prevailing party its attorneys’ fees and costs reasonably incurred in the arbitration (including the fees and expenses of the arbitration, the Arbitral Tribunal’s fees and the fees and expenses of the ICDR). If any Party files an Action in contravention of the arbitration agreement in this Section 7.1, the other Party shall be entitled to an award of any costs they may incur in defending such an Action, including a fee in an amount equal to ten million dollars ($10,000,000), multiplied by 1.05 raised to the power of the number of years elapsed since the Closing Date (expressed in decimal form), as well as such additional punitive, exemplary, treble or similar damages as may be awardable under applicable Law. Each of the Parties acknowledges and agrees that if any Party files an Action in contravention of the arbitration agreement in this Section 7.1, the non-breaching Party shall suffer reputational loss as a direct consequence of such Action for which it is entitled to damages.
(vi)The arbitration shall be seated in, and the award shall be rendered, in New York County, New York, in the English language.
(vii)The arbitration and this arbitration agreement shall be governed by the Federal Arbitration Act (9 U.S.C. § 1 et seq.).
(viii)A Party may request consolidation of two (2) or more arbitrations pending under the Rules into a single arbitration pursuant to the Rules. The Parties agree that two or more arbitration proceedings may be consolidated in accordance with this Section 7.1(c)(viii) and subject to the Rules even if the parties to such arbitration proceedings are not identical. Any order of consolidation issued pursuant to the Rules shall be final and binding upon the parties to the new Dispute, prior pending or subsequently-filed arbitrations. The Parties waive any right they have to appeal or to seek interpretation, revision or annulment of such order of consolidation under the Rules or in any court.
(ix)The Arbitral Tribunal (and, if applicable, Emergency Arbitrator) shall have the full authority to grant any pre-arbitral injunction, pre-arbitral attachment, interim or conservatory measure or other order in aid of arbitration proceedings (“Interim Relief”). The Parties shall exclusively submit any application for Interim Relief to only: (A) the Arbitral Tribunal; or (B) prior to the constitution of the Arbitral Tribunal, an Emergency Arbitrator appointed in the manner provided for in the Rules. Any Interim Relief so issued shall, to the extent permitted by applicable Law, be deemed a final arbitration award for purposes of enforceability, and, moreover, shall also be deemed a term and condition of this Agreement subject to specific performance in Section 9.19. The foregoing procedures shall constitute the exclusive means of seeking Interim Relief; provided, however, that (I) the Arbitral Tribunal shall have the power to continue, review, vacate or modify any Interim Relief granted by an Emergency Arbitrator, and the Arbitral Tribunal shall apply a de novo standard of review to the factual and legal findings of the Emergency Arbitrator and conduct any such proceeding with respect to the actions of the Emergency Arbitrator on an expedited basis; and (II) in the event an Emergency Arbitrator or the Arbitral Tribunal issues an order granting, denying or otherwise addressing Interim Relief (a “Decision on Interim Relief”), any Party may apply to enforce or require specific performance of such Decision on Interim Relief in any court of competent jurisdiction.
(x)The Parties consent and submit to the non-exclusive jurisdiction of any federal court located in the State of New York or, where such court does not have jurisdiction, any New York state court, in either case, located in the Borough of Manhattan, New York City, New York (“New York Court”) to enforce the dispute resolution provisions in this Section 7.1, or to enforce any award, relief or decision issued by an Arbitral Tribunal (or, if applicable, Emergency Arbitrator). In any such action: (A) each of the Parties irrevocably waives, to the fullest extent it may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any New York Court; (B) each of the Parties irrevocably consents to service of process by the mailing of copies of the process to the Parties as provided in Section 9.6, with service effected in this manner becoming effective five (5) days after the mailing of the process; and (C) each of the Parties waives any right to trial by jury in any court.
(xi)EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.1.
(xii)Confidentiality. Without limiting the provisions of the Rules, unless otherwise agreed in writing by or among the Parties or permitted by this Agreement, the Parties shall keep, and shall cause the members of their applicable Group to keep, confidential all matters relating to the arbitration (including the existence of the proceeding and all of its elements and including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions) or the award, and any negotiations, conferences and discussions pursuant to this Article VII shall be treated as compromise and settlement negotiations; provided that such matters may be disclosed (i) to the extent reasonably necessary in any proceeding brought to enforce this Article VII or the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by Law or the rules of any stock exchange on which a Party’s securities may be listed. Nothing said or disclosed, nor any document produced, in the course of any negotiations, conferences and discussions that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration. In the event any Party makes application to any court in connection with this Section 7.1(d) (including any proceedings to enforce a final award or any Interim Relief), such Party shall take all steps reasonably within its power to cause such application, and any exhibits (including copies of any award or decisions of the Arbitral Tribunal or Emergency Arbitrator) to be filed under seal, shall oppose any challenge by any third party to such sealing, and shall give the other Party immediate notice of such challenge.
2.Continuity of Service and Performance. Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article VII with respect to all matters not subject to such dispute resolution.

ARTICLE VIII
INSURANCE
1.Access to Insurance Policies for Pre-Closing Matters.
(a)With respect to Liabilities of CoreCo that (x) constitute BrazilCo Liabilities (other than those incurred by a member of the CoreCo Group) or (y) are otherwise incurred by a member of the BrazilCo Group, in each case, to the extent related to or arising from occurrences, acts, omissions or other matters occurring at or prior to the Closing Date, any rights to insurance coverage applicable to those Liabilities under Insurance Policies issued to any members of the CoreCo Group, including the Insurance Policies referenced in Section 8.3, are hereby assigned by CoreCo (on behalf of itself and the applicable members of its Group) to the applicable members of the BrazilCo Group on that same date. CoreCo shall, or shall cause the applicable member of its Group to, provide the applicable member of the BrazilCo Group with, from and after the Closing Date, access to, and the right to make claims under, the applicable Insurance Policy; provided that such access to, and the right to make claims under, such Insurance Policy shall be subject to the terms, conditions and exclusions of such Insurance Policy, including any notice or reporting requirements, any limits on coverage or scope, and any deductibles, retentions, retrospective premiums, and other chargeback amounts, fees, costs and expenses, and shall be subject to the following:
(i)to the extent permitted under such Insurance Policy, the applicable member of the BrazilCo Group shall be responsible for the submission, administration and management of any such claims under such Insurance Policy; provided that BrazilCo shall provide reasonable written notice to the applicable member of the CoreCo Group prior to submitting any such claims;
(ii)if such Insurance Policy does not permit the applicable member of the BrazilCo Group to directly submit claims thereunder, BrazilCo shall, or shall cause the applicable member of its Group to, report any such claims under such Insurance Policy as soon as practicable to CoreCo, and CoreCo shall, or shall cause the applicable member of its Group to, submit such claims directly to the applicable Insurer; provided that BrazilCo (or the applicable member of its Group) shall (x) be responsible for the administration and management of such claims, including preparing any documents required for the submission of such claims and (y) provide CoreCo (or the applicable member of its Group) with such documents or other information necessary for the submission of such claims on behalf of BrazilCo (or the applicable member of its Group);
(iii)CoreCo (or the applicable member of its Group) shall reasonably cooperate with BrazilCo (or the applicable member of its Group) in the pursuit of any such claims, including by providing BrazilCo (or the applicable member of its Group) with commercially reasonable access to the applicable Insurance Policy upon the written request of BrazilCo and promptly remitting insurance proceeds to BrazilCo (or the applicable member of its Group);
(iv)BrazilCo (or the applicable member of its Group) shall be responsible for any payments to the applicable Insurer under such Insurance Policy relating to its claims submissions and shall indemnify, hold harmless and reimburse CoreCo (and the applicable member of its Group) for any losses, liabilities, costs or expenses incurred or payable by CoreCo (or the applicable member of its Group) to the extent resulting from any access to, or any claims made by BrazilCo (or any members of its Group) under, any such Insurance Policy in accordance with this Section 8.1(a) (with respect to BrazilCo Liabilities), including any deductibles, retentions, retrospective premiums and other chargeback amounts, fees, costs and expenses, indemnity payments, settlements, judgments, attorneys’ fees, allocated claims expenses and claim handling fees, whether such claims are submitted directly or indirectly by BrazilCo, a member of the BrazilCo Group, its or their employees or third parties;
(v)BrazilCo (or the applicable member of its Group) shall bear (and none of the CoreCo Group shall have any obligation to repay or reimburse the BrazilCo Group for) and shall be liable for all excluded, uninsured, uncovered, unavailable or uncollectible amounts of all such claims made by or on behalf of any members of the BrazilCo Group under such Insurance Policy (unless otherwise constituting a CoreCo Liability); and
(vi)No member of the BrazilCo Group, in connection with making a claim under any such Insurance Policy pursuant to this Section 8.1(a), shall take any action or fail to take any action that would be reasonably likely to (w) have an adverse impact on the then-current relationship between any member of the CoreCo Group, on the one hand, and the applicable Insurer, on the other hand; (x) result in the applicable Insurer terminating or reducing coverage for, or increasing the amount of any premium owed by, any member of the CoreCo Group under such Insurance Policy; (y) otherwise compromise, jeopardize or interfere with the rights of any member of the CoreCo Group under such Insurance Policy; or (z) otherwise compromise or impair the ability of CoreCo to enforce its rights with respect to any indemnification under or arising out of this Agreement, and CoreCo shall have the right to cause BrazilCo to desist, or cause any other member of the BrazilCo Group to desist, from any action that CoreCo reasonably determines would compromise or impair its rights in accordance with this clause (z); provided that this Section 8.1(a)(vi) shall not preclude or otherwise restrict any member of the BrazilCo Group from reporting claims to Insurers in the ordinary course of business.
(b)The provisions of Section 8.1(a) shall apply mutatis mutandis with respect to any Liabilities of BrazilCo that (i) constitute CoreCo Liabilities (other than those incurred by a member of the BrazilCo Group) or (ii) are otherwise incurred by a member of the CoreCo Group, in each case, to the extent related to or arising from occurrences, acts, omissions or other matters occurring at or prior to the Closing Date.
(c)With respect to any Insurance Policies whose rights are shared between CoreCo and BrazilCo (or any member of their respective Groups), claims shall be paid, any self-insurance pertaining thereto shall be applied, and the applicable limits under such Insurance Policies shall be reduced, in each case, in accordance with the terms of such Insurance Policies; provided, however, (i) in the event that there are claims under any such Insurance Policy by both a member of the CoreCo Group and a member of the BrazilCo Group, then the limits of such Insurance Policy and any applicable deductible or retention under such Insurance Policy shall be allocated between the applicable members of the CoreCo Group and the BrazilCo Group in accordance with their respective bona fide losses covered under such Insurance Policy; and (ii) none of CoreCo or BrazilCo (or any member of their respective Groups) shall accelerate or delay the notification, submission, adjustment, handling or resolution of claims or the receipt of Insurance Proceeds in a manner that would differ from that which each would follow in the ordinary course when acting without regard to sufficiency of limits or the terms of self-insurance.
(d)The members of each Group shall use commercially reasonable efforts not to take any action or fail to take any action that would be reasonably likely to eliminate or substantially reduce the coverage of any member of the other Group under any Insurance Policy in respect of any occurrence, act, omission or other matter occurring at or prior to the Closing without the Consent of any such member of the other Group (or the Consent of CoreCo or BrazilCo, as applicable, on behalf of such member); provided that (i) the expiration of any such Insurance Policies in accordance with their respective terms (including sending a notice of non-renewal) is expressly permitted; and (ii) the submission and pursuit of a claim by any member of one Group shall not constitute an action that is reasonably likely to eliminate or substantially reduce the coverage of any member of the other Group.
(e)In the event of any Action by or against members of both Groups to recover Insurance Proceeds under an Insurance Policy governed by this Section 8.1, with respect to claims that relate to the same or related occurrences, acts, omissions or other matters, then CoreCo and BrazilCo (or the applicable members of their Groups) may jointly prosecute or defend any such Action, in which case CoreCo and BrazilCo shall, or shall cause the applicable members of their respective Groups to, waive any conflict of interest to the extent necessary to conduct such joint prosecution or defense.
2.Cyber Insurance
.
(a)On or prior to the Closing Date, CoreCo shall maintain in effect any existing cyber liability Insurance Policies covering the CoreCo Group and the BrazilCo Group, and BrazilCo shall be entitled to the benefit of such coverage with respect to any cybersecurity incidents, data breaches or related events occurring at or prior to the Closing Date, subject to the terms, conditions and limits of such policies.
(b)For a period of six (6) months following the Closing Date, CoreCo shall use commercially reasonable efforts to maintain (or procure a “tail” or “run-off” policy providing) cyber liability insurance coverage for the benefit of the BrazilCo Group with respect to cybersecurity incidents, data breaches or related events occurring at or prior to the Closing Date; provided that the financial responsibility for the incremental cost of extending such coverage to the BrazilCo Group beyond the Closing Date shall be borne by BrazilCo.
(c)From and after the Closing Date, each Group shall be responsible, at its sole cost and expense, for securing its own cyber liability insurance with respect to cybersecurity incidents, data breaches and related events occurring from and after the Closing Date.
3.“Tail” or Prior Acts Coverage.
(a)For a period of six (6) years from and after the Closing Date, CoreCo shall use commercially reasonable efforts to maintain, or obtain six (6) year “tail” insurance providing, directors and officers liability, fiduciary liability, and employment practices liability insurance for the benefit of the CoreCo Group and the BrazilCo Group and their respective insured persons with respect to acts, omissions or other matters occurring at or prior to the Closing; provided that the financial responsibility for the incremental cost of maintaining or obtaining such insurance for the BrazilCo Group and its insured persons shall be borne by BrazilCo, as reasonably determined by CoreCo.

(b)On or prior to the Closing Date, to be effective on the Closing Date, BrazilCo shall purchase “tail” insurance with a six (6) year reporting period for any local Brazil directors and officers liability Insurance Policy(ies) covering the BrazilCo Group and their respective insured persons with respect to acts, omissions or other matters occurring at or prior to the Closing.
(c)For a period of three (3) years from and after the Closing Date, CoreCo shall use commercially reasonable efforts to maintain, or obtain three (3) year “tail” insurance providing, cyber insurance for the benefit of the CoreCo Group and the BrazilCo Group and their respective insured persons with respect to acts, omissions, incidents, events or other matters occurring at or prior to the Closing; provided that the financial responsibility for the incremental cost of maintaining or obtaining such insurance for the BrazilCo Group shall be borne by BrazilCo, as reasonably determined by CoreCo.
4.Directors and Officers Indemnification. For a period of six (6) years from and after the Closing Date, (i) the Certificate of Incorporation and Bylaws of CoreCo, in each case, as amended and restated or otherwise modified from time to time, shall contain provisions no less favorable with respect to indemnification than are set forth in the Certificate of Incorporation and Bylaws of CoreCo immediately before the Closing, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from and after the Closing Date in any manner that would adversely affect the rights thereunder of individuals who, at or prior to the Closing, were indemnified under such Certificate of Incorporation and Bylaws, except to the extent such amendment, repeal, or modification is required by Law or approved by CoreCo’s stockholders, and (ii) the Certificate of Incorporation and Bylaws of BrazilCo, in each case, as amended and restated or otherwise modified from time to time, shall contain provisions no less favorable with respect to indemnification than are set forth in the Certificate of Incorporation and Bylaws of BrazilCo immediately before the Closing, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from and after the Closing Date in any manner that would adversely affect the rights thereunder of individuals who, at or prior to the Closing, were indemnified under such Certificate of Incorporation and Bylaws, except to the extent such amendment, repeal, or modification is required by Law or approved by BrazilCo’s stockholders.
5.Insurance for Post-Closing Matters
. For the avoidance of doubt, each Group shall be responsible, at its sole cost and expense, for securing all insurance it deems appropriate for the operation of its Group and all of its Assets and Liabilities with respect to occurrences, acts, omissions or other matters occurring after the Closing.
6.No Assignment of Entire Insurance Policies. This Agreement shall not be considered as an attempted assignment of any Insurance Policy in its entirety (as opposed to an assignment of rights and proceeds under an Insurance Policy), nor is it considered to be itself a contract of insurance. This Agreement shall not be construed to waive any right or remedy of any Party under or with respect to any Insurance Policy, and the Parties reserve all their rights thereunder.

ARTICLE IX
MISCELLANEOUS
1.Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, the Ancillary Agreements and, solely to the extent and for the limited purpose of effecting the Internal Reorganization, the Conveyancing and Assumption Instruments shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Exhibit or Schedule hereto, the Exhibit or Schedule shall prevail. In the event and to the extent that there shall be a conflict between the provisions of (a) this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control (except with respect to any provisions relating to the Transfer of Assets to, or the Assumption of Liabilities by, a Party or a member of its Group, the Internal Reorganization, the Closing, the covenants and obligations set forth in Article IV, Article V, Article VI, Article VII and Article VIII or the application of Article IX to the terms of this Agreement (or, in each case, any indemnification rights pursuant to this Agreement in respect thereof and/or any other remedies pursuant to this Agreement in respect of any breach of any covenant or obligation under this Agreement), in which case this Agreement shall control), (b) this Agreement and any Conveyancing and Assumption Instrument, this Agreement shall control and (c) this Agreement and any agreement which is not an Ancillary Agreement (other than a Conveyancing and Assumption Instrument), this Agreement shall control unless both (x) it is specifically stated in such agreement that such agreement controls and (y) such agreement has been executed by a member of the Group that it is to be enforced against.
2.Ancillary Agreements. Except as expressly set forth herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.
3.Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, each of which when executed shall be deemed to be an original, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

4.Survival of Agreements. Except as otherwise contemplated by this Agreement or any Ancillary Agreement, all covenants and agreements of the Parties contained in this Agreement and each Ancillary Agreement shall survive the Closing and remain in full force and effect in accordance with their applicable terms.
5.Expenses. Except as otherwise provided in this Agreement or any Ancillary Agreement, the costs and expenses incurred by the members of the CoreCo Group or the BrazilCo Group prior to the Closing and directly related to the consummation of the transactions contemplated hereby and/or the Restructuring, including third party professional fees (e.g., outside legal and accounting fees) and other fees and expenses incurred in connection with the preparation, execution and delivery and implementation of this Agreement, and costs and expenses incurred in connection with the Internal Reorganization, shall be borne by CoreCo and BrazilCo as set forth on, and in accordance with, Schedule 9.5; provided; however, in the event of any inconsistency between this Section 9.5, on the one hand, and Article I with respect to specific allocations of BrazilCo Liabilities and CoreCo Liabilities, on the other hand, such clauses in the definitions of BrazilCo Liabilities and CoreCo Liabilities in Article I shall control.
6.Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received, (a) on the date of transmission if sent via email (provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 9.6 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 9.6 (excluding “out of office” or other automated replies)), (b) when delivered, if delivered personally to the intended recipient, and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a Party at the address for such Party set forth on a schedule to be delivered by each Party to the address set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.6):
To CoreCo:
[●]
with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Attention: Peter D. Serating; Blair T. Thetford; Jonathan M. Lee
Email: Peter.Serating@skadden.com; Blair.Thetford@skadden.com; Jonathan.Lee@skadden.com
To BrazilCo:

[●]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Attention: Peter D. Serating; Blair T. Thetford; Jonathan M. Lee
Email: Peter.Serating@skadden.com; Blair.Thetford@skadden.com; Jonathan.Lee@skadden.com
7.Waivers. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party (and the members of its Group).
8.Amendments. Subject to the terms of Section 9.11 hereof, this Agreement may not be modified or amended except by an agreement in writing specifically designated as an amendment hereto signed by each of the Parties.
9.Assignment. Except as otherwise provided for in this Agreement, neither this Agreement nor any right, interest or obligation shall be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Party, and any attempt to assign any rights, interests or obligations arising under this Agreement without such consent shall be void; except, that a Party may assign this Agreement or any or all of the rights, interests and obligations hereunder in connection with a merger, reorganization or consolidation transaction in which such Party is a constituent party but not the surviving entity or the sale by such Party of all or substantially all of its Assets; provided that the surviving entity of such merger, reorganization or consolidation transaction or the transferee of such Assets shall assume all the obligations of the relevant Party by operation of law or pursuant to an agreement in writing, reasonably satisfactory to the other Party, to be bound by the terms of this Agreement as if named as a “Party” hereto; provided, however, that in the case of each of the preceding clauses, no assignment permitted by this Section 9.9 shall release the assigning Party from Liability for the full performance of its obligations under this Agreement, unless agreed to in writing by the non-assigning Parties.
10.Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.
11.Certain Termination and Amendment Rights. This Agreement may not be terminated or amended except by an agreement in writing signed by each of the Parties. Notwithstanding the foregoing, Article V, Section 8.3 or Section 8.4 shall not be terminated or amended in a manner adverse to the third party beneficiaries thereof without the Consent of any such Person.
12.Payment Terms.
(a)Except as set forth in Article V or as otherwise expressly provided to the contrary in this Agreement, any amount to be paid or reimbursed by a Party (and/or a member of such Party’s Group), on the one hand, to the other Party (and/or a member of such other Party’s respective Group), on the other hand, under this Agreement shall be paid or reimbursed hereunder within thirty (30) days after presentation of an invoice or a written demand therefor and setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.
(b)Except as set forth in Article V or as expressly provided to the contrary in this Agreement, any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within thirty (30) days of such bill, invoice or other demand) shall bear interest at a rate per annum equal to SOFR (in effect on the date on which such payment was due) plus three percent (3%) calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment; provided, however, in the event that SOFR is no longer commonly accepted by market participants, then an alternative floating rate index that is commonly accepted by market participants, which BrazilCo and CoreCo shall jointly determine, each acting in good faith.
(c)In the event of a dispute or disagreement with respect to all or a portion of any amounts requested by any Party (and/or a member of such Party’s Group) as being payable, the payor Party shall in no event be entitled to withhold payments for any such amounts (and any such disputed amounts shall be paid in accordance with Section 9.12(a), subject to the right of the payor Party to dispute such amount following such payment); provided that in the event that following the resolution of such dispute it is determined that the payee Party (and/or a member of the payee Party’s Group) was not entitled to all or a portion of the payment made by the payor Party, the payee Party shall repay (or cause to be repaid) such amounts to which it was not entitled, including interest, to the payor Party (or its designee), which amounts shall bear interest at a rate per annum equal to SOFR plus three percent (3%), calculated for the actual number of days elapsed, accrued from the date on which such payment was made by the payor Party to the payee Party.
(d)Without the Consent of the Party receiving any payment under this Agreement specifying otherwise, all payments to be made by CoreCo or BrazilCo under this Agreement shall be made in U.S. dollars. Except as expressly provided herein, any amount which is not expressed in U.S. dollars shall be converted into U.S. dollars by using the Bloomberg fixing rate at 5:00 p.m. New York City Time on the day before the date the payment is required to be made or, as applicable, on which an invoice is submitted (provided, however, that with regard to any payments in respect of Indemnifiable Losses for payments made to third parties, the date shall be the day before the relevant payment was made to the third party) or in the Wall Street Journal on such date if not so published on Bloomberg. Except as expressly provided herein, in the event that any indemnification payment required to be made hereunder may be denominated in a currency other than U.S. dollars, the amount of such payment shall be converted into U.S. dollars on the date in which notice of the claim is given to the Indemnifying Party.
13.No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) the intended purpose of which is to undermine the effectiveness of any of the provisions of this Agreement (including adversely affecting the rights or ability of any Party to successfully pursue indemnification or payment pursuant to Article V).
14.Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party on and after the Closing Date.
15.Third Party Beneficiaries. Except (a) as provided in Article V relating to Indemnitees and for the release under Section 5.1 of any Person provided therein, (b) as provided in Section 8.3 relating to insured persons and Section 8.4 relating to the directors, officers, employees, fiduciaries or agents provided therein, (c) as provided in Section 6.8 relating to CoreCo Counsel, and (d) as specifically provided in any Ancillary Agreement, this Agreement is solely for the benefit of, and is only enforceable by, the Parties and their permitted successors and assigns and should not be deemed to confer upon third parties any remedy, benefit, claim, liability, reimbursement, claim of Action or other right of any nature whatsoever, including any rights of employment for any specified period, in excess of those existing without reference to this Agreement. For the avoidance of doubt, no term or provision of this Agreement (including any agreement or covenant to Assume or cause other members of any Group to Assume any Liabilities) shall create or otherwise give rise to any third party beneficiary right or be deemed to confer upon any third parties any remedy, benefit, claim, liability, reimbursement, claim of Action or other right of any nature whatsoever to enforce, whether directly or derivatively, (i) any of the CoreCo Liabilities against any member of the CoreCo Group or BrazilCo Group or (ii) any of the BrazilCo Liabilities against any member of the

BrazilCo Group or CoreCo Group, or any other right, in each case, other than as expressly set forth in the immediately preceding sentence.
16.Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
17.Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Nothing in the Exhibits or Schedules constitutes an admission of any Liability or obligation of any member of the CoreCo Group or the BrazilCo Group or any of their respective Affiliates to any third party, nor, with respect to any third party, an admission against the interests of any member of the CoreCo Group or the BrazilCo Group or any of their respective Affiliates. The inclusion of any item or Liability or category of item or Liability on any Exhibit or Schedule is made solely for purposes of allocating potential Liabilities among the Parties and shall not be deemed as or construed to be an admission that any such Liability exists.
18.Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
19.Specific Performance. The Parties acknowledge and agree that irreparable harm would occur in the event that the Parties do not perform any provision of this Agreement in accordance with its specific terms or otherwise breach this Agreement and the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any Indemnifiable Loss. Accordingly, from and after the Effective Time, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Parties to this Agreement who are or are to be thereby aggrieved shall, subject and pursuant to the terms of this Article IX (including for the avoidance of doubt, after compliance with all notice and negotiation provisions herein), have the right to seek specific performance and injunctive or other equitable relief of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.
20.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term, provision, covenant or restriction is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify to the fullest extent permitted by applicable Law this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
21.No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances (including with respect to the rights, entitlements, obligations and recoveries that may arise out of one or more of the following Sections: Section 5.2, Section 5.3 and Section 5.4).
22.Public Announcements. From and after the Effective Time, CoreCo and BrazilCo hereby agree to (a) coordinate with the other Party on the Parties’ respective initial press releases with respect to the transactions contemplated herein and (b) that no press release or similar public announcement or external communication shall, if prior to, or after, the Effective Time, be made or be caused to be made (including by such Party’s Affiliates) concerning the execution or performance of this Agreement until such Party has consulted with the other Party, and provided meaningful opportunity for review and given due consideration to reasonable comment by the other Party, except (x) as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system and (y) as may pertain to disputes between one Party or any member of its Group, on the one hand, and the other Party or any member of its Group, on the other hand; provided that in the case of clause (y), any Party that intends to issue a press release or similar public announcement or external communication regarding such dispute shall provide reasonable advance written notice to the other Party in accordance with Section 9.6, which notice shall include a copy of the press release or similar public announcement or external communication, or where no such copy is available, a description of the press release or similar public announcement or external communication.
23.Tax Treatment of Payments. To the extent permitted by applicable Law, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code, this Agreement or otherwise agreed to among the Parties, for U.S. federal Tax purposes, any payment made pursuant to this Agreement shall be treated as an adjustment to the consideration treated as paid to CoreCo for the NFE Brazil Equity and the Bradford HoldCo Equity.
* * * * *
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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.
NEW FORTRESS ENERGY INC.
By:
    Name:
    Title:
NFE BRAZIL HOLDINGS LIMITED
By:
    Name:
    Title:
BRADFORD COUNTY HOLDINGS LIMITED
By:
    Name:
    Title:

ANNEX F

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
NFE FLNG 2 LLC
Dated as of [●], 2026

THE SECURITIES REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM.
THE SECURITIES REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THIS AGREEMENT, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH RESTRICTIONS HAVE BEEN SATISFIED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH RESTRICTIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER THEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
NFE FLNG 2 LLC
THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (together with the schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) of NFE FLNG 2 LLC (f/k/a NFE Fast LNG 2 LLC), a Delaware limited liability company (the “Company”), dated as of this [●] day of [●] 2026 (the “Effective Date”), is adopted by, executed, and agreed to, by and among the Company, New Fortress Energy Inc., a Delaware corporation (the “Managing Member”), and each of the other Persons admitted as a Member from time to time in accordance with this Agreement.
RECITALS
WHEREAS, the Company was formed under and pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. §18-101 et seq. (as amended from time to time, the “Act”), upon the filing of the Certificate of Formation (the “Certificate of Formation”) with the Secretary of State of the State of Delaware on February 22, 2022, by NFE Fast LNG Holdings LLC (the “Original Member”);
WHEREAS, the Company was initially governed by that certain Limited Liability Company Agreement of the Company, dated as of February 22, 2022 (the “Original LLC Agreement”);
WHEREAS, the Company entered into Amendment No. 1 to the Limited Liability Company Agreement of NFE FLNG 2 LLC, dated as of March 23, 2022 (the “First Amendment”), for the purpose of amending certain provisions of the Original LLC Agreement;
WHEREAS, the Company entered into Amendment No. 2 to the Limited Liability Company Agreement of NFE FLNG 2 LLC, dated as of February 22, 2024 (the “Second Amendment,” and together with the Original LLC Agreement and the First Amendment, the “Prior LLC Agreement”), for the purpose of amending certain provisions of the First Amendment;
WHEREAS, prior to the Effective Date, the prior sole member of the Company, Atlantic Energy Holdings LLC, distributed all of the outstanding limited liability company membership interests in the Company indirectly to the Managing Member;
WHEREAS, as of the Effective Date, concurrently with the execution and delivery of this Agreement, and in connection with the consummation of the transactions contemplated by and pursuant to the Transaction Implementation Deed, the Managing Member is exchanging all of its limited liability company membership interests in the Company for (a) Common Interests, (b) Preferred Interests and (c) the FLNG 2 Debt;
WHEREAS, as of the Effective Date, immediately after the exchange of its limited liability company membership interests in the Company for (a) Common Interests, (b) Preferred Interests and (c) the FLNG 2 Debt, and in connection with the consummation of the transactions contemplated by and pursuant to the Transaction Implementation Deed, the Managing Member is Transferring all such Preferred Interests and the FLNG 2 Debt to the Lenders, directly or indirectly,10 in partial satisfaction of certain indebtedness of the Managing Member, which is intended for U.S. federal income tax purposes pursuant to Revenue Ruling 99-5, 1999-1 C.B. 434, Situation 1, to be treated as though: (a) the Managing Member Transferred a portion of the assets of the Company to the Lenders in partial satisfaction of such indebtedness; (b) the Lenders and the Managing Member contributed part of their respective portions of the assets of the Company to the Company in exchange for their respective Interests in the Company in a transaction described in Section 721(a) of the Code; and (c) the Lenders exchanged the remainder of their respective portions of the assets of the Company with the Company in exchange for the FLNG 2 Debt, which FLNG 2 Debt is allocated to the Preferred Members under Section 752 of the Code; and
WHEREAS, in connection with the consummation of the transactions contemplated by and pursuant to the Transaction Implementation Deed, the Managing Member desires to amend and restate the Prior LLC Agreement in its entirety for the purposes of, among other things, admitting the Lenders as Preferred Members hereunder, and providing for the rights and obligations of the respective holders of Common Interests and Preferred Interests.
10 Note to Draft: The Preferred Interests will be issued to a single blocker entity which will hold the Preferred Interests for all Lenders and in turn issue substantially identical preferred equity interests in the blocker entity for the Lenders.

NOW THEREFORE, the Prior LLC Agreement is hereby amended and restated to read in its entirety as follows:
ARTICLE 1
DEFINITIONS
ARTICLE 1Definitions. For purposes of this Agreement, each of the following terms has the meaning given to such term in this Section 1.1.
“Adjusted Capital Account Deficit” means with respect to any Capital Account of any Person as of the end of any Fiscal Year, the amount by which the balance in such Capital Account is less than $0. For purposes of this definition, such Person’s Capital Account balance shall be (a) reduced for any items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (b) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to Member liabilities to the Company) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain or Member Nonrecourse Debt Minimum Gain), after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Treasury Regulations Section 1.704-2(d)) and in minimum gain attributable to any partner for nonrecourse debt (as determined under Treasury Regulations Section 1.704-2(i)(3)).
“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” shall have correlative meanings.
“Asset Sale” shall have the meaning set forth in the FLNG 2 Term Loan Credit Facility Agreement.
“Available Cash” means all cash and Cash Equivalents received by the Company or any of its Subsidiaries, other than any such cash and Cash Equivalents required or validly elected to be paid or reserved pursuant to and in accordance with the FLNG 2 Term Loan Credit Facility Agreement, as though the FLNG 2 Term Loan Credit Facility remained in effect on the relevant date of determination and notwithstanding any prior discharge of obligations thereunder (including for the payment of (i) any management fees and expenses due to the Managing Member or its Affiliates and (ii) any cash payments in respect of awards under the FLNG 2 MIP), and net of any taxes, costs, expenses and similar amounts owed by the Company or any of its Subsidiaries as a result of receipt of such cash and Cash Equivalents.
“Bankruptcy Event” means the occurrence of any of the following with respect to the Company or any Material Subsidiary:
(i)any voluntary or involuntary liquidation, dissolution or winding up;
(ii)the commencement of an involuntary case or proceeding or the filing of an involuntary petition in a court of competent jurisdiction seeking (A) an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, arrangement, adjustment, reorganization, dissolution, composition or other relief in respect of the Company, any Material Subsidiary, or a substantial part of the property or assets of the Company or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, or other relief with respect to it or its debts or (B) the appointment of a receiver, administrator, administrative receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary, or a substantial part of the property or assets of the Company or any Material Subsidiary; in each case if such involuntary case, proceeding or involuntary petition continues undismissed and unstayed for 75 days or an order for relief or order appointing such receiver, administrator, administrative receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official, as the case may be, is entered in such involuntary case or proceeding or with respect to such involuntary petition; or
(iii)the (A) voluntary commencement by the Company of any case or proceeding, or any other voluntary action seeking an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, arrangement, adjustment, reorganization, dissolution, composition or other relief in respect of the Company or a substantial part of the property or assets of the Company or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, or other relief with respect to it or its debts,

(B) application for or consent by the Company to the institution of, or failure to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (ii) above, (C) application for or consent or acquiescence to the appointment of a receiver, administrator, administrative receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official for the Company, or a substantial part of the property or assets of the Company, (D) filing by the Company of an answer admitting the material allegations of a petition filed against it in any such proceeding or other action, (E) making by the Company or any Material Subsidiary of a general assignment for the benefit of creditors or (F) the admission in writing of the Company of its inability or failure generally to pay its debts as they become due.
“Book Depreciation” means, with respect to any Company asset for each Fiscal Year, the Company’s depreciation, amortization or other cost recovery deductions determined for United States federal income tax purposes, except that if the Book Value of an asset differs from its adjusted tax basis at the beginning of such Fiscal Year, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the United States federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided that if the adjusted tax basis for United States federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Book Depreciation shall be determined with reference to such beginning Book Value using any method selected by the Managing Member.
“Book Value” means, with respect to any of the Company’s property, unless otherwise determined by the Managing Member, the Company’s adjusted basis for United States federal income tax purposes, except that:
(a)the initial Book Value of any property contributed by a Member to the Company (other than cash) shall be the gross Fair Market Value of such property as of the date of such contribution;
(b)immediately prior to the Distribution by the Company of property to a Member, the Book Value of such asset shall be adjusted to its gross Fair Market Value as of the date of such Distribution;
(c)the Book Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values (taking Section 7701(g) of the Code into account), as determined by the Managing Member, in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) except as otherwise provided herein, as of the following times:
(i)the date of the acquisition of any additional Interests by any new or existing Member in exchange for more than a de minimis Capital Contribution;
(ii)the date of the Distribution of more than a de minimis amount of Company Property (other than a pro rata Distribution) to a Member;
(iii)the date of the actual liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);
(iv)the date of the acquisition of any additional Interests (other than a de minimis Interest) by any new or existing Member as consideration for the performance of services to or for the benefit of the Company;
(v)in connection with an agreement to change (other than a de minimis change) the manner in which the Members share any item or class of items of income, gain, loss, deduction or credit of the Company under this Agreement, pursuant to proposed Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(v); or
(vi)any other time at which revaluations of property are permitted to be made under Treasury Regulations Section 1.704-1(b)(2)(iv) or that are necessary or advisable in order to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2; provided that adjustments pursuant to clauses (i), (ii) and (v) above, and this clause (vi) shall be made only if the Managing Member determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members;
(d)the Book Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Book Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member determines that an adjustment pursuant to subsection (c) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and
(e)if the Book Value of a Company asset has been determined or adjusted pursuant to subsections (a), (c) or (d) above, such Book Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member pursuant to Section 5.4(a).
“Capital Contribution” means the total value of cash and the initial Book Value of property contributed or deemed contributed to the Company by or on behalf of a Member.
“Cash Equivalents” shall have the meaning set forth in the FLNG 2 Term Loan Credit Facility Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Member” means any Member who holds a Common Interest. As of the Effective Date, the Managing Member is the sole Common Member.
“Company Property” means all interests in assets (including all cash, real or personal property, securities (including marketable securities), tangible or intangible assets or other property) and rights of any type with respect thereto, in each case, held or owned by the Company or any Subsidiary thereof.
“Confidential Information” means any non-public information provided by or on behalf of the Company to any Member relating to the business, clients, affairs or financial structure, position or results of the Company or its Affiliates or any dispute that is not generally known to the public, which shall include, for the avoidance of doubt, this Agreement, including Schedules A and B hereto. Confidential Information shall not include the portion of any information: (a) of which such Person (or its Affiliates) became aware from sources other than the Company or its Subsidiaries, so long as such source did not disclose such information in violation of any other obligation of confidentiality or nonuse with respect to such information, (b) was or becomes available to the public from a source other than as a result of such Person (or its Affiliates), so long as such source did not disclose such information in violation of any other obligation of confidentiality or nonuse with respect to such information or (c) was or is independently developed by such Person or its Affiliates without reference to the Confidential Information.
“CoreCo Plan” shall have the meaning set forth in the Transaction Implementation Deed.
“Deemed Liquidation Event” means the occurrence of any of the following:
(i)(A) a consolidation, merger, statutory conversion, statutory exchange, transfer, domestication, continuance or similar business combination or transaction to which the Company is a party (whether or not the Company is the surviving company) or (B) a consolidation, merger, statutory conversion, statutory exchange, transfer, domestication, continuance or similar business combination or transaction to which a Subsidiary is a party, in either (A) or (B) of this clause (i), other than an applicable transaction involving the Company or a Subsidiary in which the equity securities of the Company outstanding immediately prior to such transaction continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such consolidation, merger, statutory conversion, statutory exchange, transfer, domestication, continuance or similar business combination or transaction, at least a majority of the equity securities of (1) the surviving or resulting company; or (2) if the surviving or resulting company is a wholly-owned subsidiary of another company immediately following such transaction, the parent company of such surviving or resulting company;
(ii)a Disposition of assets of the Company or its Subsidiaries that, taken as a whole, represent greater than 65% of the aggregate book value of the consolidated assets of the Company and its Subsidiaries as determined at the time of such Disposition in accordance with GAAP (including the Disposition of one or more Subsidiaries if the sale of all of the assets of such Subsidiary or Subsidiaries would meet or exceed the foregoing threshold described in this clause (ii), except where such Disposition is to a wholly owned Subsidiary of the Company);
(iii)the Company consummating an equity purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with another “person” or

“group” (as such terms are used in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934, as amended) whereby such other “person” or “group” acquires more than 50% of the outstanding Common Interests or voting equity securities of the Company; or
(iv)a Bankruptcy Event.
“Deemed Liquidation Preference” means, subject to Section 7.7(b), an amount in cash equal to $1,000 per Preferred Interest; provided that the Deemed Liquidation Preference shall be automatically adjusted to account for any interest split, reverse split, interest dividend or similar transaction, in each case, in respect of the Preferred Interests (and, for the avoidance of doubt, excluding any such transaction taken in respect of the Common Interests).
“Disposition” means, with respect to any property, any sale, assignment, conveyance, transfer, exclusive license, lease, sale and leaseback, conveyance, transfer or other disposition thereof (including, to the extent applicable based on the use of the term in this Agreement, any sale or issuance of equity securities by such Person or by a Subsidiary of such Person), including any sale, assignment, conveyance, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Distribution” means each distribution made by the Company to a Member pursuant to Section 7.7 or Section 8.2, whether in cash or property and whether by liquidating distribution or otherwise.
“equity securities” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Fair Market Value” means, as of the date of determination, (a) with respect to any cash, the amount thereof in U.S. dollars as of such date, (b) with respect to any security that is listed on a U.S. national securities exchange, the price per share of such security at the close of the trading day prior to such date (as such price is reported by an authoritative source) and (c) with respect to any other asset, the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as determined by the Managing Member with the prior written consent of the Required Preferred Members (not to be unreasonably withheld or delayed).
“FLNG 2 Debt” means the $400 million loans being made to the Company on the Effective Date.
“FLNG 2 MIP” shall have the meaning set forth in the FLNG 2 Term Loan Credit Facility Agreement.
“FLNG 2 Term Loan Credit Facility Agreement” shall have the meaning set forth in the Transaction Implementation Deed.
“GAAP” means U.S. generally accepted accounting principles, consistently applied and as in effect from time to time.
“IRS” means the United States Internal Revenue Service, or any successor agency thereto.
“Lenders” means the R-1 Revolving Facility Lenders, the R-2 Revolving Facility Lenders, the TLA Lenders and the TLB Lenders (or any acquisition vehicle(s) formed by any of the foregoing for purposes of consummating the transactions contemplated by and pursuant to the Transaction Implementation Deed, if applicable).
“Losses” means items of the Company’s loss and deduction determined in accordance with Section 5.4(b).
“Material Subsidiary” means, as of any date of determination, any Subsidiary of the Company that, together with its respective Subsidiaries on a consolidated basis: (a) contributed or is otherwise directly or indirectly responsible for 65% or more of the consolidated revenue of the Company and its Subsidiaries at any point during the eighteen-month (18-month) period ending on the date of the most recent audited financial statements of the Company (or the most recent consolidated audited financial statements of the Managing Member and its Subsidiaries); or (b) owned, leased, licensed, used, or held for use assets with an aggregate fair market value representing 65% or more of the consolidated total assets of the Company and its Subsidiaries at any point during the eighteen (18) month period prior to the date of determination;
“Member” means each of the Persons listed on Schedule A and Schedule B hereto, and any other Person admitted to the Company in accordance with this Agreement, but, in each case, only for so long as such Person is the owner of one or more Interests.

“Member Nonrecourse Debt” means “partner nonrecourse debt,” as determined pursuant to Treasury Regulations Section 1.704-2(b)(4).
“Member Nonrecourse Debt Minimum Gain” means “partner nonrecourse debt minimum gain,” as determined pursuant to Treasury Regulations Section 1.704-2(i).
“Member Nonrecourse Deductions” means “partner nonrecourse deductions,” as defined in Treasury Regulations Section 1.704-2(i)(2). The amount of Member Nonrecourse Deductions shall be determined as set forth in Treasury Regulations Section 1.704-2(i).
“Minimum Gain” means the “partnership minimum gain,” as determined pursuant to Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
“Nonrecourse Debt” means “nonrecourse liability,” as defined in Treasury Regulations Section 1.752-1(a)(2).
“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Treasury Regulations Section 1.704-2(c).
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a governmental entity.
“Preferred Member” means any Member who holds a Preferred Interest.
“Profits” means items of the Company’s income and gain determined according to Section 5.4(b).
“R-1 Revolving Facility Lender” shall have the meaning set forth in the Transaction Implementation Deed.
“R-2 Revolving Facility Lender” shall have the meaning set forth in the Transaction Implementation Deed.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means, with respect to any applicable Person, any other Person of which such applicable Person, directly or indirectly, owns greater than 50% of the outstanding voting power of the securities thereof, or the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise (including directly or indirectly being the manager or general partner (or similar governing bodies) of a Person or directly or indirectly possessing control over the power to appoint or remove such manager or general partner (or similar governing bodies), or the power to appoint the majority of the members of the board of directors or board of managers (or similar governing bodies) of such Person).
“Substituted Member” means a Transferee of all or a portion of the Interests of a Member and who is admitted as a Member.
“Tax” or “Taxes” means any United States federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, surtax, employee or other withholding, or other tax, of any kind whatsoever, including any transferee liability and any interest, penalties or additions to tax or additional amounts in respect of the foregoing.
“Tax Distribution” shall have the meaning set forth in Section 7.7(d).
“TLA Lender” shall have the meaning set forth in the Transaction Implementation Deed.
“TLB Lender” shall have the meaning set forth in the Transaction Implementation Deed.
“Transaction Implementation Deed” means the Transaction Implementation Deed, dated as of [●], 2026, by and among NFE Global Holdings Limited, NFE Brazil NewCo Limited, the Managing Member, NFE Financing LLC, the Company, NFE Brazil Investments LLC, NFE Brazil Holdings Limited, certain creditors and certain other parties listed therein.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other disposition or encumbrance of any Interests (whether with or without consideration, whether voluntarily or involuntarily or by operation of law). The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” have the correlative meanings.
“Treasury Regulations” means the final or temporary income Tax regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.
Construction. Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Articles, Sections and Schedules means the Articles, Sections and Schedules of this Agreement; (b) all references to statutes and related regulations include all amendments of the same and any successor or replacement statutes and regulations; (c) words using the singular or plural number also include the plural and singular number, respectively; (d) references to “hereof,” “herein,” “hereby” and similar terms refer to this entire Agreement; (e) references to any Person shall be deemed to include the successors and permitted assigns of such Person; (f) the term “including” shall mean “including, without limitation”; (g) every covenant, term and provision of this Agreement shall be construed according to its fair meaning and not for or against any Member; and (h) all pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.
ARTICLE 2
THE LIMITED LIABILITY COMPANY
1.Formation. The Original Member has previously caused the formation of the Company as a limited liability company pursuant to the provisions of the Act. The Certificate of Formation has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act.
2.Name. The name of the Company shall be “NFE FLNG 2 LLC” and its business shall be carried on in such name with such variations and changes as the Managing Member shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.
3.Business Purpose; Powers. The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.
4.Registered Office and Agent. The location of the registered office of the Company shall be 1209 Orange Street, Wilmington, Delaware 19801. The Company’s Registered Agent at such address shall be The Corporation Trust Company.
5.Term. Subject to the provisions of Article 8 below, the Company shall have a perpetual existence.
6.Fiscal Year. Except as may otherwise be required by Section 706 of the Code, the fiscal year and taxable year of the Company shall begin on the first day of January and end on the last day of December each year, or such other annual accounting period as may be established by the Managing Member (the “Fiscal Year”).
7.Entity Classification. Subject to Section 12.6, the Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.
ARTICLE 3
MEMBERSHIP
1.Members. The name, address and Preferred Interests percentage or Common Interests percentage, as applicable, of each of the Members of the Company, immediately after giving effect to the consummation of the transactions contemplated by the Transaction Implementation Deed, are set forth on Schedules A and B, which shall be amended by the Managing Member from time to time to reflect the admission of new Members, the issuance of additional Interests or the Transfer of Interests of any Member, each to the extent permitted by the terms of this Agreement. Schedules A and B shall, respectively, contain current lists (immediately after giving effect to the consummation of the transactions contemplated by the Transaction Implementation Deed) of Common Members and Preferred Members and shall include the number of Common Interests or Preferred Interests, as applicable, held by each Member. Each of the Preferred Members is hereby admitted as a Member of the Company, effective as of the consummation of the transactions contemplated by the Transaction Implementation Deed, subject to receipt by the Company of a counterpart signature page to this Agreement executed by or on behalf of such Person (including pursuant to the power of attorney granted pursuant to the CoreCo Plan) agreeing to be bound by the terms of this Agreement.

2.Limitation of Liability. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member; provided that a Member shall be required to return to the Company any distribution made to it in clear and manifest accounting or similar error, or as otherwise required by the Act. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on any Member for liabilities of the Company.
3.Lack of Authority. Unless delegated such power in accordance with Section 4.2 or as otherwise provided in this Agreement, no Member in its capacity as a Member shall have the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company, or to make any expenditures on behalf of the Company, and the Members hereby consent to the exercise by the Managing Member and the officers appointed by the Managing Member in accordance with this Agreement of the powers and rights conferred upon them by applicable law and this Agreement.
4.No Right of Partition. No current or former Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.
5.Confidentiality. Each Member, other than the Managing Member, expressly agrees, whether or not at the time a Member of the Company or providing services to the Company or any of its Subsidiaries, to maintain the confidentiality of, and not disclose to any Person other than the Company, its officers or any financial, legal or other advisor to the Company, any Confidential Information; provided that such Member may disclose any such Confidential Information (a) to the extent, in the opinion of counsel (which may be internal counsel), required by any applicable law, rule, regulation or legal, regulatory, or judicial process or proceeding or by the order of any national securities exchange, banking supervisory authority or other governmental or self-regulatory organization of competent jurisdiction or authority (provided that, to the extent permitted by applicable law, such Member notifies the Company of such requirement prior to making such disclosure and reasonably cooperates with the Company, at the Company’s sole cost and expense, in seeking to prevent or minimize such disclosure), (b) to his, her or its Affiliates and its and their respective officers, directors, agents, employees and other representatives (who shall agree to abide by the terms of this Section 3.5 or be subject to obligations of confidentiality at least as protective as the terms set forth herein), (c) to his, her or its legal counsel, financial advisors, accountants, consultants and other similar advisors (who shall agree to abide by the terms of this Section 3.5 or be subject to obligations of confidentiality at least as protective as the terms set forth herein), (d) to his, her or its equity owners and investors, co-investors or managed accounts, as applicable, who are subject to obligations of confidentiality at least as protective as the terms set forth herein and in confidential materials delivered to prospective investors, limited partners or other similar Persons and their respective equity owners, as applicable, who are subject to obligations of confidentiality at least as protective as the terms set forth herein, in each case in the ordinary course of business or in connection with customary marketing and reporting activities, (e) to a bona fide potential purchaser or seller of Common Interests or Preferred Interests held by such Member if such bona fide potential purchaser or seller executes a confidentiality agreement with such Member containing terms at least as protective as the terms set forth in this Section 3.5 and which, among other things, provides for third-party beneficiary rights in favor of the Company to enforce the terms thereof or (f) with the prior written consent of the Company. The limitations in this Section 3.5 are in addition to, and not in lieu of, any other restrictions that a Member may be bound by (whether by contract or otherwise).
6.Members’ Right to Act. For situations for which the approval of the Members (rather than solely the approval of the Managing Member) is required, the Members shall act through meetings and written consents as described in this Section 3.6.
(a)Meetings and Notices. Except as otherwise provided by this Agreement, any action by the Members permitted hereunder may be taken at a meeting called (i) by holders of a majority of the Common Interests, (ii) in respect of a meeting to approve or consent to any action or inaction for which the approval or consent of the Preferred Members is specifically required hereunder, by holders of a majority of the Preferred Interests (the “Required Preferred Members”), or (iii) by the Managing Member, in each case, by delivering a notice of such meeting to the Members entitled to vote or consent at such meeting, which shall state the purpose or purposes for which such meeting is being called, which notice shall be provided not less than five (5) nor more than sixty (60) days before the date of the meeting. No annual general meeting of the Members is required. Any meeting of the Members may be held by conference telephone call, video-conference or through similar communications equipment by means of which all Persons participating in the meeting can communicate with each other. By attending any such meeting, a Member (x) waives objection to lack of notice or defective notice of such meeting unless the Member, at the beginning of the meeting, or promptly upon arrival, objects to the holding of the meeting or the transaction of business at the meeting and (y) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Member objects to considering the matter when it is presented. The actions taken by the Members entitled to vote or consent at any such meeting held by conference, telephone call, video-conference or through similar communications equipment (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice. A Member entitled to vote or consent at the applicable meeting may and, if requested prior to the meeting of such Members, the Company will ensure that each Member entitled to vote or consent at the applicable meeting can, participate and act at any meeting of such Members through the use of a conference telephone, video-conference or similar communications equipment by means of which all Persons participating in the meeting can communicate with each other. Participation in a telephonic meeting held pursuant to this Section 3.6(a) shall constitute presence in person at such meeting.
(b)Proxies. Any Member entitled to vote or consent at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another Person or Persons to act for such Member by proxy. An email or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 3.6(b). No proxy shall be voted or acted upon after eleven (11) months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two (2) or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.
(c)Quorum. At each meeting of the Members, the presence in person, by telephone or other electronic means or by proxy of the Member entitled to vote or consent at the applicable meeting holding at least a majority of the Interests held by all Members entitled to vote or consent at the applicable meeting (unless such Member is present (including by proxy) solely to object to the meeting) shall constitute a quorum of the Members for purposes of conducting business at such meeting. Once a quorum is present at the applicable meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice other than announcement at the meeting.
(d)Record Date. The Managing Member shall determine the record date for the purpose of determining Members entitled to notice of or to vote at any meeting of Members or to receive any Distribution by the Company; provided that, absent such determination of the Managing Member, the date on which notice of the meeting is sent or the date of such Distribution, as the case may be, shall be the record date for such determination.
(e)Voting; Approval Requirements. Except as otherwise expressly provided by this Agreement (including Section 6.3) or the Act, (i) the Members holding Common Interests shall be entitled to one (1) vote per Common Interest on all matters to be voted on by the Members, and (ii) the Preferred Members shall have no voting rights on any matter, including any merger, consolidation, conversion, division or sale of all or substantially all of the assets of the Company. Unless otherwise expressly specified herein, subject to Section 6.3, when a quorum is present, the affirmative vote (whether in person, by telephone or other electronic means or by proxy), of Members holding at least a majority of the Interests (or, in respect of any decision, action, approval or consent required or permitted to be taken by Members holding a specific class or classes of Interests, as applicable, the Members holding at least a majority of such specific class or classes of Interests, as applicable) entitled to vote on the subject matter shall be the act of the Members.
(f)Actions Without Meeting. Unless otherwise expressly specified herein, any decision, action, approval or consent required or permitted to be taken by the Members (or Members holding a specific class or classes of Interests, as applicable) or that may otherwise come before the Members (or such Members holding a specific class or classes of Interests, as applicable) for decision, action, approval or consent may be taken or decided without a meeting, without prior notice and without a vote, if a consent of the Members (or such specific class of Members, as applicable) in writing (or by electronic transmission or by any other means permitted by the Act), setting forth the action so taken or such decision, approval or consent (as applicable), shall be signed by such of the Members (or such of the Members holding a specific class or classes of Interests, as applicable), including by proxy, having not less than the minimum number of votes that would be necessary to authorize, approve, ratify, consent to or otherwise take such action at a meeting at which all Members (or Members holding a specific class or classes of Interests, as applicable) entitled to vote or consent thereon were present and voted or consented in accordance with this Agreement (including Section 3.6(e)) (which may be less than all of such Members (or Members holding a specific class or classes of Interests, as applicable), in which event a copy thereof shall be sent to each of the Members entitled to vote with respect thereto who did not sign the consent no more than thirty (30) days after the date on which such consent became effective; provided, however, that failure to provide such copy will not impair the effectiveness of such consent). Action taken by written consent shall be effective according to its terms when the last required Member (or Members holding a specific class or classes of Interests, as applicable) signs the consent, unless the consent specifies a different effective date, in which event the action taken shall be effective as of the date specified therein. All consents executed in accordance with this Section 3.6(f) shall be included in the minutes or filed with the records of the Company. Any action taken pursuant to this Section 3.6(f) shall have the same force and effect as if taken by the Members (or such specific class of Members, as applicable) at a meeting thereof.
7.Investment Opportunities and Conflicts of Interest. Each of the Members, including the Managing Member, and each of their respective Affiliates may engage in and possess interests in business ventures of any and every type and description, independently or with others, including ones in competition with the Company or any of its Subsidiaries or any of their respective Affiliates, with no obligation to offer to the Company, any Member, or any Affiliate of any Member the right to participate therein. Subject to Section 6.3, the Company may transact business with any Member (including the Managing Member) or any Affiliate thereof. No Member (including the Managing Member), or Affiliate thereof shall have any duty or obligation, implied, fiduciary or otherwise, to offer to the Company or the Members any opportunity to participate in any such business venture or to account to, or to share the results or profits of such business activities with, the Company, any Member, or any Affiliate thereof by reason of such business activities. Without limiting the elimination of fiduciary duties pursuant to Section 10.1, the provisions of this Section 3.7 constitute an agreement to modify or eliminate, as applicable, fiduciary duties pursuant to the provisions of Section 18-1101 of the Act. In furtherance of the foregoing, but subject to Section 6.3, each of the Company, each Member (including the Managing Member), and each of their respective Affiliates renounces and waives in advance each and every interest or expectancy it or any of its Affiliates might be considered to have by reason of its membership in the Company in any business opportunity, or in any opportunity to participate in any business opportunity, in a business or industry in which any Member (including the Managing Member), or any

Affiliate thereof, or any present or future partner, member, director, officer, manager, supervisor, employee, agent or representative of the Company, any Member (including the Managing Member), or any of their respective Affiliates now or in the future engages and any other duty or other obligation, if any, to the fullest extent permitted by the Act to the extent necessary to give effect to the terms of this Section 3.7.
8.Waiver. In no event shall Members be entitled to any appraisal rights, dissenters’ rights or similar rights, whether in connection with any merger, consolidation, conversion, division, sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or in connection with any other transaction or event.
ARTICLE 4
MANAGEMENT
1.Management of the Company. The management of the Company is fully reserved to the Managing Member, and the Managing Member shall constitute a “manager” within the meaning of the Act. Except for situations in which the approval of the Preferred Members is required by the terms of this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managing Member, who shall make all decisions and take all actions for the Company. Decisions or actions taken by the Managing Member in accordance with this Agreement shall constitute decisions or action by the Company and shall be binding on the Company. Other than the Managing Member, no Member shall have any right or authority to take any action on behalf of the Company with respect to third parties.
2.Delegation of Authority. The Managing Member may, from time to time, delegate to one or more Persons such of its authority and powers as the Managing Member may deem advisable. Such delegation by the Managing Member shall not cause the Managing Member to cease to be the manager of the Company or cause the Managing Member to cease to have management authority of the Company. The Managing Member also may assign titles (including, but not limited to, chief executive officer, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any Member or other Person and may delegate to such Member or other Person certain of its authority and powers. Any number of titles may be held by the same Member or other Person. Any delegation pursuant to this Section 4.2 may be revoked at any time by the Managing Member in its sole discretion.
3.Officers and Authorized Signatories. The Managing Member shall have the authority, at any time, to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Managing Member deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties. The following officers and authorized signatories (which authorized signatories are not officers) of the Company are appointed by the Managing Member as of the Effective Date:
Matthew Reinhard – Authorized Signatory
Kevin Sullivan – Authorized Signatory
Christopher Guinta – Chief Financial Officer
4.Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Member as herein set forth (including any delegation of such authority effected in accordance with this Agreement).
5.Related Party Transactions. All transactions between the Managing Member or any of its Subsidiaries or Affiliates, on the one hand, and the Company or any of its direct Subsidiaries, on the other hand, shall be conducted on an arm’s length basis.
ARTICLE 5
INTERESTS AND CONTRIBUTIONS
1.Interests. As of the Effective Date, concurrently with the execution and delivery of this Agreement, and in connection with the consummation of the transactions contemplated by and pursuant to the Transaction Implementation Deed, the Managing Member is exchanging all of its limited liability company membership interests in the Company for (a) Common Interests, (b) Preferred Interests and (c) the FLNG 2 Debt. In accordance therewith, as of the Effective Date, immediately after giving effect to the consummation of the transactions contemplated by the Transaction Implementation Deed, the limited liability company membership interests of the Company shall consist of one class of one hundred (100) common limited liability company membership interests (the “Common Interests”), and one class of two hundred thousand (200,000) non-convertible, non-voting perpetual preferred limited liability company membership interests (the “Preferred Interests,” and together with the Common Interests, the “Interests”), each of which such Interests shall be issued and outstanding as of the Effective Date, immediately after giving effect to the consummation of the transactions contemplated by the Transaction Implementation Deed. The Interests shall be uncertificated, unless the Managing Member determines to issue certificates to any Members representing the Interests held by such Members.

(a)Common Interests. All Common Interests shall be identical with each other in every respect and shall be subject to the rights, powers, obligations, preferences and other terms of this Agreement. The ownership of the Common Interests as of the Effective Date, after giving effect to the consummation of the transactions contemplated by the Transaction Implementation Deed, is set forth on Schedule A, which shall be amended by the Managing Member from time to time to reflect the admission of new Common Members, the issuance of additional Common Interests or the Transfer of Common Interests of any Common Member, each to the extent permitted by the terms of this Agreement.
(b)Preferred Interests. All Preferred Interests shall be identical with each other in every respect and shall be subject to the rights, powers, obligations, preferences and other terms of this Agreement (including Article 7). The ownership of the Preferred Interests as of the Effective Date, after giving effect to the consummation of the transactions contemplated by the Transaction Implementation Deed, is set forth on Schedule B, which shall be amended by the Managing Member from time to time to reflect the admission of new Preferred Members, the issuance of additional Preferred Interests or the Transfer of Preferred Interests of any Preferred Member, each to the extent permitted by the terms of this Agreement.
2.Issuance of Additional Interests. Subject to compliance with Section 6.3, if applicable, and except as otherwise expressly provided in this Agreement, the Managing Member is hereby authorized, at any time and for any purpose, without the vote, consent or approval of any Member or any other Person, (a) to create and to issue Interests (including additional Common Interests, Preferred Interests or Interests of any other existing class or series) and to create and issue one or more new classes, groups or series of equity interests in the Company, with such voting powers, full or limited or no voting powers, and such distinctive designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions as determined by the Managing Member, (b) to admit the recipients thereof as Members on such terms as the Managing Member determines and (c) to issue options or warrants to purchase Interests, restricted Interests, Interest appreciation rights, phantom Interests and other securities convertible, exchangeable or exercisable for Interests, on such terms as may be determined by the Managing Member from time to time. In connection with the foregoing, the Managing Member shall have the power to make such amendments to this Agreement (including Schedules A and B) in order to provide for such additional Interests, Members or securities, and such powers (including voting powers), designations, preferences and rights as the Managing Member, in its sole and absolute discretion, deems necessary or appropriate to give effect to such additional authorization or issuance. No Person shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Interests or rights to acquire Interests pursuant to the terms of this Agreement or their ownership of any Interests.
3.Capital Contributions. From time to time, the Managing Member may determine that the Company requires capital and may make capital contribution(s) in an amount determined by the Managing Member. The Managing Member may request that any Member contribute additional capital to the Company from time to time in such amounts as may be requested, and any such Member shall have the right, but not the obligation, to contribute such additional requested capital to the Company. The Members shall have no obligation to make any capital contributions to the Company. No creditor or other third party having dealings with the Company shall have the right to cause any Member to make a capital contribution to the Company or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by the Company and its Members. None of the rights of the Members herein set forth to make capital contributions to the Company, if any, shall be deemed an asset of the Company for any purpose by any creditor or other third party nor may such rights be Transferred by the Company and such rights may not be pledged or otherwise encumbered to secure any debt or other obligation of the Company or any Member. No interest shall be paid on the capital of the Company or on any subsequent contributions of capital, and no Member shall have any obligation to restore any deficit balance in any Capital Account.
4.Capital Accounts.
(a)The Company shall maintain a separate Capital Account for each Member. The Capital Account shall be maintained by the Company for each Member on the Company’s books and records in accordance with the following provisions:
(i) To each Member’s Capital Account, there shall be added (A) such Member’s distributive share of Profits and any items of income or gain which are allocated to such Member pursuant to Section 7.1, (B) the sum of the amount of any cash Capital Contributions and the Book Value of any other Capital Contributions made by such Member (net of liabilities assumed from such Member and the liabilities to which such contributed property is subject), and (C) without duplication to any amount taken into account pursuant to Section 5.4(a)(ii)(A), the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member; and
(ii) From each Member’s Capital Account, there shall be subtracted (A) the sum of the amount of any cash and the Book Value of any other property distributed to such Member (net of liabilities assumed by such Member and the liabilities to which such property is subject), (B) such Member’s distributive share of Losses and any items of loss or deduction of the Company allocated to such Member pursuant to Section 7.1, and (C) without duplication to any amount taken into account pursuant to Section 5.4(a)(i)(B), the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.
(iii) In determining the amount of any liability for purposes of this Section 5.4(a), there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations.

(iv) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1 and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations and any amendment or successor provision thereto. The Managing Member may modify the manner in which the Capital Accounts are maintained in order to comply with such Treasury Regulations. The Managing Member also may (i) make any adjustments to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1 or Section 1.704-2. Notwithstanding anything to the contrary in this Agreement, the Partnership Representative in its discretion is expressly authorized to take any action necessary or appropriate to comply with the Partnership Audit Rules or to appropriately allocate the burden of any assessments thereunder among the Members, as determined by the Partnership Representative.
(b)For purposes of computing the amount of any item of the Company’s income, gain, loss or deduction to be allocated pursuant to Article 7 and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for United States federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose) determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss); provided that:
(i) the computation of all items of income, gain, loss and deduction shall include those items described in Section 705(a)(1)(B) of the Code or Section 705(a)(2)(B) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for United States federal income tax purposes;
(ii) any gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for United States federal income tax purposes shall be computed by reference to the Book Value of the property so disposed, notwithstanding that the adjusted tax basis of such property differs from its Book Value;
(iii) in lieu of any items of depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account the Book Depreciation for such Fiscal Year;
(iv) in the event the Book Value of any Company asset is adjusted pursuant to subsection (iii) or (iv) of the definition of Book Value, the amount of such adjustment (i.e., the hypothetical gain or loss from the revaluation of the Company asset) shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;
(v) to the extent an adjustment to the adjusted tax basis of any asset pursuant to Sections 732(d), 734(b) or 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a Distribution (other than in liquidation of a Member’s interest in the Company), the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and
(vi) all items of income, gain, loss or deduction allocated pursuant to Section 7.2 shall not be taken into account in computing such taxable income or loss.
5.Negative Capital Account. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).
6.No Withdrawal. Except upon a dissolution and liquidation of the Company effected in accordance with Article 8 hereof, no Person shall have the right to withdraw any part of such Person’s Capital Contributions or Capital Account from the Company.
7.No Interest. Except as otherwise expressly provided herein, no Member shall be entitled to receive interest from the Company in respect of any positive balance in its Capital Account, and no Member shall be liable to pay interest to the Company in respect of any negative balance in its Capital Account.
8.Transfer of Capital Accounts. The original Capital Account established for each Substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such Substituted Member succeeds to the extent of the Interests Transferred to such Substituted Member, at the time such Substituted Member is admitted as a Member of the Company. The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of (a) the Transfer to such Member of all or part of the Interests of another Member, or the Transfer by such Member of all or part of the Interests to another Member or (b) the repurchase or forfeiture of Interests, shall be appropriately adjusted to reflect such Transfer, repurchase or forfeiture. Any reference in this Agreement to a Capital Contribution of, or Distribution to, any Member that has succeeded any other Member shall include any Capital Contributions or Distributions previously made by or to such other Member on account of the Interests of such other Member Transferred to such Member.
ARTICLE 6
PREFERRED INTERESTS
1.Ranking. The Preferred Interests shall be subordinated to all existing and future indebtedness of the Company. The Preferred Interests shall be senior to all existing and future equity securities of the Company (including the Common Interests) with respect to rights upon any Deemed Liquidation Event, unless otherwise approved or consented to by the Required Preferred Members pursuant to Section 6.3(b).
2.Redemption.
(a)The Company shall have the right, but not the obligation (except as set forth in Section 6.2(c)), to redeem the outstanding Preferred Interests in cash at any time and from time to time, in full or in part, at a redemption price per Preferred Interest equal to the Deemed Liquidation Preference (the “Redemption Price”).
(b)The Company shall deliver a notice of redemption (the “Redemption Notice”) to each holder of a Preferred Interest not less than five (5) calendar days nor more than sixty (60) calendar days before the date on which such Preferred Interests shall be redeemed (the “Redemption Date”). Each Redemption Notice shall identify the number of Preferred Interests to be redeemed (the “Redemption Interests”), and shall state the Redemption Date, the aggregate Redemption Price of the Redemption Interests and any conditions to the effectiveness of such redemption.
(c)Until the Deemed Liquidation Preference of each Preferred Interest has been reduced to zero (taking into account any Redemption Notice for which the Redemption Price has not yet been paid), no later than five (5) business days following receipt by the Company or any of its Subsidiaries of any portion of the proceeds of any Asset Sale which results in the existence of Available Cash, the Company shall deliver a Redemption Notice to each holder of a Preferred Interest providing for the payment in cash of each such Preferred Interest’s pro rata share of the total amount of such Available Cash. Each such Redemption Notice shall state the applicable number of Redemption Interests, a Redemption Date that is not less than five (5) calendar days nor more than sixty (60) calendar days following the date of delivery of such Redemption Notice, the aggregate Redemption Price of such Redemption Interests and any conditions to the effectiveness of such redemption (which may include payment of any cash or Cash Equivalents required or validly elected to be paid pursuant to and in accordance with the FLNG 2 Term Loan Credit Facility Agreement).
(d)Once a Redemption Notice is delivered in accordance with Section 6.2(b) or Section 6.2(c), the aggregate Redemption Price of the applicable Redemption Interests called for redemption shall become irrevocably due and payable on the Redemption Date, subject to any conditions specified in the Redemption Notice. In any case, failure to deliver such Redemption Notice or any defect in such Redemption Notice to any holder of a Preferred Interest shall not affect the validity of the proceedings for the redemption of any other Preferred Interest.
(e)All redemptions shall be made on a pro rata basis among all holders of Preferred Interests in proportion to the number of Preferred Interests held thereby.
(f)The Preferred Interests are non-participating. The sole economic entitlement of each Preferred Interest shall be to receive the Deemed Liquidation Preference upon a Deemed Liquidation Event (pursuant to Section 7.7(b)) or upon redemption (pursuant to this Section 6.2). The Preferred Members shall not participate in any Distributions to the Common Members in excess of the aggregate Deemed Liquidation Preference. No dividends, interest, coupon or other periodic return shall accrue on or be payable in respect of the Preferred Interests.
3.Consent Rights. Notwithstanding anything in this Agreement to the contrary, for so long as any Preferred Interest is outstanding, the prior affirmative vote or written consent of the Required Preferred Members shall be required with respect to the following actions of the Company and its Subsidiaries:
(a)amendments, modifications, repeals or waivers of this Agreement that disproportionately and adversely affect the rights, preferences, privileges or powers of the Preferred Interests related to the holders of other Interests (other than an amendment, modification or repeal to cure any ambiguity or correct any bona fide mistake, omission, defect or inconsistency);
(b)authorization or issuance of any new or additional equity securities, or reclassifications, alterations or amendments of any existing equity securities into, or issuances of any equity or debt securities convertible into or exchangeable or exercisable for, equity securities of the Company or any Subsidiary, including any equity securities the terms of which expressly provide that such securities rank senior to, pari passu with or junior to the Preferred Interests as to dividend rights and rights on the distribution of assets on any Deemed Liquidation Event;
(c)Transfers of Common Interests by Common Members;

(d)increases or decreases in the number of authorized Preferred Interests or effecting of any interest split, combination, or other similar recapitalization or reorganization with respect to the Preferred Interests;
(e)redemptions, purchases or other acquisitions for consideration by the Company of equity securities that the Company may issue, except (i) by conversion into or exchange for, or options, warrants or rights to purchase or subscribe for, other equity securities ranking junior to the Preferred Interests as to dividends and upon a Deemed Liquidation Event, (ii) in the case of the distribution of assets upon a Deemed Liquidation Event, dissolution or winding up, (iii) repurchases of equity securities of the Company upon the exercise of warrants, options or other securities convertible into or exchangeable for equity securities of the Company or upon the vesting of any profits interests, restricted stock units or similar incentive interests, or (iv) “net” or “cashless” exercises of warrants, options or other securities convertible into or exchangeable for equity securities of the Company (for purposes of exercising such warrants, options or other securities convertible into or exchangeable for equity securities of the Company, including any Transfer for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such warrants, options or other securities convertible into or exchangeable for equity securities of the Company), in each case if such equity securities represent all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for equity securities as part of a “cashless” exercise upon such exercise or vesting, as applicable; and
(f)entry into any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking or obligation to take any of the actions described in this Section 6.3 or that would restrict or require the approval or consent (with or without notice, lapse of time or both) of any other person with respect to any Disposition of the Company or any Subsidiary of the Company.
4.Representations and Warranties of Preferred Members. Each Preferred Member represents and warrants to the Company, severally, and neither jointly nor jointly and severally, as of the Effective Date, as follows:
(a)Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.
(b)Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.
(c)No Conflicts. The execution, delivery and performance by it of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or violate its certificate of incorporation or bylaws (or other organizational documents) or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it is a party.
(d)Governmental Consents. The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.
(e)Binding Obligation. Upon the Effective Date, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
(f)Good Standing. It is validly existing and in good standing under the laws of the state or jurisdiction of its organization.
(g)Accredited Investor. It acknowledges that the Preferred Interests have not been registered under the Securities Act, or under any other applicable securities laws. It is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investments hereunder and have the net worth to undertake such risks. It is in a financial position to hold the Preferred Interests for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of its investment therein. It recognizes that its investment involves a high degree of risk, including, but not limited to, the risk of economic losses from operations of the Company and its Subsidiaries. It is acquiring the Preferred Interests for its own account, for investment purposes only and not with a view to the distribution thereof. It has been given access to full and complete information regarding the Company and its Subsidiaries, has had the opportunity to meet with representatives of the Company and its Subsidiaries to ask questions of, and receive answers from such representatives concerning the Company and its Subsidiaries, and has utilized such access to its satisfaction for the purpose of obtaining the information it believes is relevant to making its decision to acquire the Preferred Interests. It acknowledges that the Preferred Interests are being issued pursuant to exemptions from the registration requirements of the United States and the state of its residence, that no securities commission or regulatory authority has approved, passed upon, or endorsed the merits of this offering, nor is it intended that any such agency will do so.

ARTICLE 7
PROFITS, LOSSES AND DISTRIBUTIONS
1.Profits and Losses. Except as otherwise provided in Sections 7.2 or 7.3, Profits or Losses for each Fiscal Year or other applicable period shall be allocated among the Members in such a manner as to reduce or eliminate, to the extent possible, any difference, between (a) the sum of (i) the Capital Account of each Member, (ii) such Member’s share of Minimum Gain (as determined according to Treasury Regulations Section 1.704-2(g)) and (iii) such Member’s share of Member Nonrecourse Debt Minimum Gain (as determined according to Treasury Regulations Section 1.704-2(i)(3)) and (b) the respective net amounts of cash, positive or negative, which would be distributed to them or for which they would be liable to the Company under the Act, respectively, during such Fiscal Year or other applicable period, determined as if the Company were to (i) dissolve and terminate, (ii) wind up its affairs and sell all of the assets of the Company for an amount equal to their Book Value (which Book Value, for the avoidance of doubt, shall not be adjusted to reflect the hypothetical liquidation), (iii) satisfy its liabilities in accordance with their terms (limited with respect to each Nonrecourse Debt to the Book Value of the assets securing such Nonrecourse Debt), and (iv) distribute the net proceeds of such liquidation pursuant to Section 8.2 (determined without regard to the limitation set forth in Section 7.9).
2.Regulatory Allocations.
(a)Member Nonrecourse Debt Minimum Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4) and any IRS revenue rulings, revenue procedures or notices issued with respect thereto, notwithstanding any other provision of this Article 7, if there is a net decrease during a Fiscal Year in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt, Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) shall be allocated to the Members with a share of such Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt (as determined under Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of the year in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain, as determined according to Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 7.2(a) is intended to be a partner nonrecourse minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(i) and shall be interpreted and applied in a manner consistent therewith.
(b)Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 7, if there is a net decrease in the Minimum Gain during any Fiscal Year, each Member shall be allocated Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 7.2(b) is intended to be a partnership minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted and applied in a manner consistent therewith.
(c)Qualified Income Offset. If any Member that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Fiscal Year, computed after the application of the other provision of this Article 7, then items of Company income and gain for such Fiscal Year shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as soon as possible (and, if two or more Members have such deficits, in proportion to their deficits). This Section 7.2(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent therewith.
(d)Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount (if any) that such Member is obligated to restore to the Company upon complete liquidation of such Member’s interest in the Company and (ii) the amount that such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 7.2(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 7 have been tentatively made as if Section 7.2(c) and this Section 7.2(d) were not in this Agreement.
(e)Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in proportion to their respective interests in the assets of the Company in a liquidation of the Company as described in Section 7.1(b) (or, to the extent required by Treasury Regulations Section 1.704-2(b), in accordance with the Members’ interests in the Company as so determined). Each Member’s share of “excess nonrecourse liabilities” (within the meaning of Treasury Regulations Section 1.752-3(a)(3)) shall be allocated first using the “additional method” under Treasury Regulations Section 1.752-3(a)(3), and any remaining excess nonrecourse liabilities shall be allocated to the Members in proportion to their respective interests in the assets of the Company in a liquidation of the Company as described in Section 7.1(b).

(f)Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated in accordance with Treasury Regulations Section 1.704-2(i) to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.752-3. If more than one Member bears the economic risk of loss for a Member Nonrecourse Debt, any Member Nonrecourse Deductions attributable to that Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss.
(g)Limitation on Allocation of Net Loss. To the extent that any allocation of Loss (or items of loss) would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Loss (or items of loss) shall be reallocated among the other Members in accordance with their respective positive Capital Account balances in the Company.
(h)Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(m)(2) or (4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Sections of the Treasury Regulations.
(i)Regulatory Allocations. The allocations set forth in Sections 7.2(a) through 7.2(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Losses of the Company or make the Company’s distributions. Accordingly, notwithstanding the other provisions of this Article 7, but subject to the Regulatory Allocations, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 7.2(i), and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Losses (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations and the allocations under this Section 7.2(i). When making allocations pursuant to this Section 7.2(i), the Company shall take into account future Regulatory Allocations under Sections 7.2(a) and 7.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 7.2(e).
3.Tax Allocations.
(a)Allocations Generally. The income, gains, losses, deductions and credits of the Company will be allocated for United States federal, state and local income Tax purposes among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, the Company’s income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts and in accordance with the provisions of Section 704(b) and 704(c) of the Code and the Treasury Regulations promulgated thereunder.
(b)Code Section 704(c) Allocations. Items of the Company’s taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Section 704(c) of the Code so as to take account of any variation between the adjusted basis of such property to the Company for United States federal income tax purposes and its Book Value. In addition, if the Book Value of any asset of the Company is adjusted pursuant to the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), then subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for United States federal income tax purposes and its Book Value in the same manner as under Section 704(c) of the Code, using the “remedial allocation method” described in Treasury Regulations Section 1.704-3(d). The Company shall not change the foregoing method of allocation under Section 704(c) of the Code without the prior written consent of the Required Preferred Members.
(c)Allocations; Forfeiture; and Capital Accounts. In the event that a Member’s Capital Account is debited (and the Capital Accounts of the other Members are credited by, in the aggregate, a corresponding amount) pursuant to Section 5.4 in connection with the forfeiture of an Interest, or any other contribution, distribution or allocation made pursuant to this Agreement would (but for this Section 7.3(c)) cause the amounts allocated to a Member for United States federal and applicable state and local income tax purposes to not ultimately be consistent with the cumulative distributions such Member receives, the Company shall, to the extent possible and solely for United States federal and applicable state and local income tax purposes, allocate its future income, gains, losses, deductions and credits among the Members in a manner which shall result in the cumulative United States federal and applicable state and local income tax allocations of Profits, items of income and gain to each Member being as nearly consistent with the cumulative Distributions to each Member under Section 7.7 or Section 8.2, as the case may be, as possible.
(d)Allocation of Tax Credits, Tax Credit Recapture, Etc. Tax credits, Tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Managing Member taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).
(e)Effect of Allocations. Allocations pursuant to this Section 7.3 are solely for purposes of United States federal, state and local Taxes and shall not affect, or in any way be taken into account in computing, any Member’s share of Profits, Losses, Distributions or other items of income, gain, deduction and loss pursuant to any provision of this Agreement.

4.Change in Membership Interest. If there is a change in any Member’s Interests in the Company during any Fiscal Year, the principles of Section 706(d) of the Code shall apply in allocating Profits and Losses and items thereof for such Fiscal Year to account for the variation. For purposes of applying Section 706(d) of the Code, the Managing Member may adopt any method or convention permitted under applicable Treasury Regulations; provided, however, that in the event of a Transfer of Interests solely between a transferor Member and a transferee Member, such transferor Member and transferee Member shall be entitled to determine the allocation method and convention under Section 706(d) of the Code applicable as between such Members with respect to any and all allocations under Section 706(d) of the Code that affect solely such transferor Member and transferee Member; provided, further, that with respect to any Transfer or redemption involving Preferred Interests, the Managing Member shall not adopt any method or convention that would disproportionately and adversely affect the Preferred Members’ Deemed Liquidation Preference without the prior written consent of the Required Preferred Members.
5.Modification of Allocations. The allocations set forth in this Article 7 are intended to comply with certain requirements of the Treasury Regulations. Notwithstanding the other provisions of this Agreement, the Managing Member shall be authorized to make appropriate amendments to the allocations of Profits and Losses (and to individual items of income, gain, loss, deduction and credit) pursuant to this Agreement as are required (i) in order to comply with Section 704 of the Code or applicable Treasury Regulations, (ii) to allocate properly Profits and Losses (and individual items of income, gain, loss, deduction and credit) to those Members who bear the economic burden or benefit associated therewith, or (iii) to otherwise cause the Members to achieve the economic objectives underlying this Agreement, in each case, as determined by the Managing Member. If there are any changes after the date of this Agreement in applicable tax law, regulations or interpretation, or any errors, ambiguities, inconsistencies or omissions in this Agreement with respect to allocations to be made to Capital Accounts which would, individually or in the aggregate, cause the Members not to achieve in any material respect the economic objectives underlying this Agreement, the Managing Member shall make appropriate adjustments to such allocations in order to achieve or approximate such economic objectives. Notwithstanding the foregoing, no amendment, adjustment or other action pursuant to this Section 7.5 shall be made if it would disproportionately and adversely affect the Preferred Members relative to the Common Members without the prior written consent of the Required Preferred Members.
6.Consent of Members. The allocation methods of items of income, gain, loss and deduction are hereby expressly consented to by each Member as a condition of becoming a Member.
7.Distributions.
(a)Ordinary Distributions. Distributions on Common Interests may be paid by the Company from time to time when, as and if declared by the Managing Member; provided, however, that no Distribution shall be made on the Common Interests or any other equity securities junior to the Preferred Interests at any time that any Preferred Interests remain outstanding. After the aggregate Deemed Liquidation Preference has been paid in full and no Preferred Interests remain outstanding, one hundred percent (100%) of available cash that the Managing Member determines to distribute shall be distributed to the holders of Common Interests in proportion to each such holder’s Common Interest percentage as set forth on Schedule A. For the avoidance of doubt, no dividends, interest, coupon or other periodic return shall accrue on or be payable in respect of the Preferred Interests.
(b)Deemed Liquidation Event Distributions. In the event of any Deemed Liquidation Event, Distributions shall be made as follows: (i) first, to the Preferred Members, in accordance with their Preferred Interests percentage set forth on Schedule B, until each Preferred Member has received an amount equal to the Deemed Liquidation Preference for each Preferred Interest held; provided that holders of at least a majority of the Preferred Interests may agree, on behalf of all Preferred Members, that the amount per Preferred Interest payable in connection with any such Deemed Liquidation Event shall be less than $1,000 per Preferred Interest and (ii) second, to the Common Members, in accordance with their Common Interests percentage set forth on Schedule A. Upon payment of the Deemed Liquidation Preference in full to a Preferred Member in connection with a Deemed Liquidation Event, the Preferred Interests held by such Preferred Member shall be deemed canceled and such Preferred Member shall have no further rights under this Agreement with respect to such Preferred Interests.
(c)Non-Participation. For the avoidance of doubt, Preferred Interests are non-participating. The Preferred Members shall not be entitled to receive any Distributions except for payment of the Deemed Liquidation Preference per Preferred Interest in accordance with, and subject to the terms and conditions of, this Agreement.
(d)Tax Distributions. Solely (i) during the period in which all of the Preferred Interests are held either by a single Preferred Member classified as a corporation for U.S. federal income tax purposes or by a combination of such Preferred Member, the Company, the Managing Member and the Managing Member’s Subsidiaries and (ii) to the extent permitted under the terms of the Company’s indebtedness, the Company shall distribute to each Member an amount in cash equal to the cumulative net taxable income allocated to such Member for a Fiscal Year under this Article 7 (net of cumulative losses previously allocated and not previously taken into account) multiplied by the highest combined marginal U.S. federal, state and local income tax rate then applicable to a corporation incorporated under the laws of Delaware that conducts no activities and holds no assets other than the Common Interests or Preferred Interests, less the aggregate Tax Distributions previously made to such Member with respect to such Fiscal Year, if any (each, a “Tax Distribution”). Tax Distributions shall be made out of Available Cash pro rata based on each Member’s relative deemed tax liability under this Section 7.7(d). Tax Distributions shall not be treated as advances against, and shall not reduce, any Distributions (including the Deemed Liquidation Preference) otherwise payable to such Member under Section 7.7(b) or Section 8.2. For the avoidance of doubt, no Tax Distribution to a Preferred Member shall reduce the Deemed Liquidation Preference or otherwise diminish the aggregate amounts to which the Preferred Members are entitled under Section 6.2 or Section 7.7(b).

8.Distributions in Kind. Except with respect to payment of the Deemed Liquidation Preference, assets of the Company may be distributed in kind, and in such event, such assets will be distributed on the basis of Fair Market Value, as determined by the Managing Member. All such Distributions will be in the same proportion as if such Distribution had been made in cash and distributed pursuant to Section 7.7.
9.No Creation or Increase in a Deficit Capital Account. Notwithstanding any other provision of this Agreement to the contrary, no Distribution will be made to a Member if the effect of such Distribution would be (or could be expected) to create or increase a deficit Capital Account balance in such Member’s Capital Account as of the close of the Fiscal Year in which the Distribution is made.
10.Withholding. If the Company is required by law to pay any Tax that is specifically attributable to a Member (or the status of a Member), including United States federal or state withholding Taxes, state personal property Taxes and state unincorporated business Taxes, then such Member shall indemnify and reimburse the Company the amount of such Tax (including any interest or penalties); provided, that prior to withholding, deducting or otherwise paying any such Tax, the Company shall use commercially reasonable efforts to (i) provide the affected Member with written notice describing in reasonable detail the basis for such withholding or payment and the amount thereof, (ii) afford such Member a reasonable opportunity to provide forms, certifications or other documentation (including IRS Forms W-8, W-9 and any treaty-based or statutory exemption certifications, and any certifications under Sections 1445, 1446 or 1446(f) of the Code) sufficient to reduce or eliminate the requirement to withhold or pay, and (iii) reasonably cooperate in good faith with such Member to apply any available reduced rate of, or exemption from, withholding (including under any applicable income tax treaty or the portfolio interest exemption) and to obtain any refund of amounts so withheld or paid. Any amounts paid by the Company for Taxes under this section shall be treated as Distributions to the Member for whom the Taxes were paid. The Company may offset Distributions to any Member that it is otherwise entitled to receive under this Agreement against such Member’s obligation. A Member’s obligation to indemnify and make contributions to the Company under this provision shall survive such Member Transferring its Interests in the Company and the termination, dissolution, liquidation or winding up of the Company. The Company may pursue remedies against any Member, including instituting a lawsuit to collect such indemnification and contribution with interest calculated at a rate equal to ten percent (10%) per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each fiscal quarter, so long as such amount remains unpaid. Any contributions made pursuant to this section shall increase the Member’s Capital Account, but shall not be treated as a Capital Contribution for purposes of this Agreement.
11.Restrictions on Distributions. Notwithstanding the foregoing, the Company shall not be required to make such distributions in the event that such distributions would violate: (a) any applicable law (including Section 18-607 of the Act) and (b) the terms of any loan agreement or other agreement evidencing or governing the terms of any indebtedness of the Company or its Subsidiaries.
ARTICLE 8
DISSOLUTION AND LIQUIDATION
1.Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of either of the following events (each, an “Event of Dissolution”):
(a)the Managing Member votes for dissolution;
(b)a judicial dissolution of the Company under Section 18-802 of the Act; or
(c)the termination of the legal existence of the last remaining holder of Interests or the occurrence of any other event that terminates the continued membership of the last remaining holder of Interests, unless the Company is continued without dissolution in a manner provided under this Agreement or the Act.
The Company shall not be dissolved by the admission of Members in accordance with the terms of this Agreement. The death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of an event that terminates the continued membership of a Member in the Company, shall not cause the Company to be dissolved and its affairs wound up so long as the Company at all times has at least one Member. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution.
2.Liquidation. Upon dissolution, the Company shall be liquidated in an orderly manner. The Managing Member shall act as the liquidator (the “Liquidation Representative”) to wind up the affairs of the Company pursuant to this Agreement and the Act and terminate the Company. The costs of liquidation shall be borne by the Company. The Liquidation Representative shall have all of the powers, authorities and responsibilities with respect to the assets and liabilities of the Company in connection with the dissolution and liquidation of the Company, with respect to the assets and liabilities of the Company during the term of the Company, and the Liquidation Representative is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation of the Company and the Transfer of any assets or liabilities of the Company. The Liquidation Representative shall have the right from time to time, by revocable powers of attorney, to delegate to one or more Persons any or all of such powers, authorities and responsibilities and power to execute documents and, in connection therewith, to fix the reasonable compensation of each such Person, which compensation shall be charged as an expense of liquidation. Subject to section 18-804 of the Act, the proceeds of liquidation shall be applied in the following order of priority:

(a)the Liquidation Representative shall pay, satisfy and discharge all debts, obligations and other liabilities of the Company to its creditors (including all sales commissions or other expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including establishing cash reserves to be held in escrow for contingent or unforeseen liabilities of the Company, in such amounts and for such holding periods as the liquidators may reasonably determine); and
(b)after payment or provision for payment of all of the Company’s liabilities has been made in accordance with clause (a) above, all remaining assets of the Company shall be distributed to the Members in accordance with Section 7.7(b).
3.Certificate of Cancellation. Upon the completion of the winding up of the Company’s affairs and distribution of the Company’s assets, the Company shall be terminated and the Members shall cause the Company to execute and file a Certificate of Cancellation in accordance with Section 18-203 of the Act.
ARTICLE 9
TRANSFER OF INTERESTS IN THE COMPANY
1.Generally.
(a)Subject to applicable law and Section 6.3, each Common Member shall have the right to Transfer any or all of its Common Interests and, upon receipt by the Company of a counterpart signature page to this Agreement executed by the Person to whom such Common Interests are to be Transferred agreeing to be bound by the terms of this Agreement, such Person shall be admitted as a Member.
(b)Subject to applicable law, each Preferred Member shall have the right to Transfer all or any portion of its Preferred Interests and, upon receipt by the Company of a counterpart signature page to this Agreement executed by the Person or entity to whom such Preferred Interests are to be Transferred agreeing to be bound by the terms of this Agreement, such Person shall be admitted as a Preferred Member.
(c)Notwithstanding anything to the contrary in Section 9.1(a) or Section 9.1(b), no Transfer of Interests shall be permitted unless such Transfer is made pursuant to a valid exemption from registration under the Securities Act and any applicable state securities law and in accordance with such securities laws.
(d)Each Member agrees that it shall provide the Managing Member with prior written notice of any proposed Transfer of its Interests.
(e)Notwithstanding anything to the contrary in this Section 9.1, no Transfer shall be permitted, and the Company shall not recognize any such Transfer, if such Transfer would (i) cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations thereunder (and the Company shall use its commercially reasonable efforts to ensure that all Transfers of Interests qualify for one or more safe harbors under Treasury Regulations Section 1.7704-1, including the private placement safe harbor under Treasury Regulations Section 1.7704-1(h)), (ii) cause the Company to be treated as having more than one hundred (100) partners for purposes of Treasury Regulations Section 1.7704-1(h)(1)(ii), or (iii) cause the Company to be treated other than as a partnership for U.S. federal income tax purposes. The Managing Member may impose such reasonable transfer restrictions or require such reasonable representations and certifications from the Transferee as are necessary to ensure compliance with this Section 9.1(e).
(f)Any purported Transfer of Interests that is not in accordance with this Agreement shall be null and void.
2.Effect of Transfers.
(a)Upon any Transfer of Common Interests effected in compliance with the provisions of Section 9.1(a), (i) the Transferee of such Transferred Common Interests shall be entitled to receive the Distributions and allocations of income, gain, loss, deduction, credit or similar items to which the Transferring Member would be entitled with respect to the Common Interests Transferred, and (ii) such Transferee shall not be entitled to exercise any of the other rights or receive any of the other benefits of a Member, unless and until such Transferee is admitted to the Company as a Substituted Member pursuant to Section 9.3 hereof. In the event of any purported or attempted Transfer of Interests by a Member that does not comply with this Agreement, the purported transferee or successor by operation of law shall not be deemed to be a Member of the Company for any purpose and shall not be entitled to any of the rights of a Member, including the right to vote the Interests or to receive distributions on or with respect to the Interests.
(b)Upon any Transfer of Preferred Interests effected in compliance with the provisions of Section 9.1(b), the Transferee shall become a Preferred Member for all purposes of this Agreement and (i) the Transferee shall be entitled to receive the Distributions and allocations of income, gain, loss, deduction, credit or similar items to which the Transferring Member would be entitled with respect to the Preferred Interests Transferred, and (ii) the Transferee shall be entitled to exercise all of the other rights and receive all of the other benefits of a Preferred Member.

(c)Upon any Member’s Transfer of Interests held by such Member effected in compliance with the provisions of this Article 9, such Member shall automatically be withdrawn as a Member with respect to such Interests and shall cease to have any rights, or be entitled to any benefits, of a Member, or otherwise relating to the Company.
3.Admission of Transferees as Substituted Members. Upon a determination by the Managing Member that a Transfer of Common Interests has been effected in accordance with the provisions of this Article 9, and upon receipt by the Company of a counterpart to this Agreement, executed by such Transferee, agreeing to be bound by the terms of this Agreement, the Transferee of such Common Interests shall be admitted as a Substituted Member. For the avoidance of doubt, a Transferee of Preferred Interests shall become a Preferred Member as described in Section 9.2(b) and no determination by the Managing Member shall be required to admit such Transferee as a Preferred Member.
4.Admission of Additional Members. Subject to compliance with the terms of this Agreement and Section 6.3, if applicable, a Person shall be admitted as an additional Member of the Company only upon (a) the prior written approval of the Managing Member and (b) receipt by the Company of a counterpart signature page to this Agreement executed by such Person agreeing to be bound by the terms of this Agreement (an “Additional Member”).
ARTICLE 10
EXCULPATION AND INDEMNIFICATION
1.Elimination of Fiduciary Duties. To the fullest extent permitted by Section 18-1101(c) of the Act, no Covered Person (in his or her capacity as such) or any Affiliate or agent of any such Covered Person shall owe any duties at law or in equity (including fiduciary duties) to the Company, any Subsidiary of the Company, the Managing Member, any other Member, any of their respective Affiliates or any other Person. The limitation set forth in this Section 10.1 shall not eliminate the implied contractual covenant of good faith and fair dealing. Without limiting the foregoing, no Covered Person acting in accordance with this Agreement shall be liable to the Company, any Subsidiary of the Company, any Member or any of their respective Affiliates for their good faith reliance on the provisions of this Agreement, and the provisions of this Agreement, to the extent that they eliminate or restrict the duties of a Covered Person otherwise existing at law or in equity, are agreed by all parties hereto to replace such other duties to the greatest extent permitted under applicable law.
2.Exculpation. Notwithstanding any other provisions of this Agreement, and to the fullest extent permitted by applicable law, none of the Common Members, their Affiliates nor the Company’s officers, directors,managers (including the Managing Member), stockholders, partners, employees, Affiliates, representatives or agents (individually, a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Company or any other person for any claims, expenses (including reasonable attorneys’ fees and disbursements), judgments, fines, penalties, interest, amounts paid in settlement or other monetary damages incurred by such Covered Person (a) by reason of any act or omission performed or omitted by such Covered Person in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement in his or her capacity as such or (b) otherwise arising out of or relating to the Company or its Affiliates, or their respective businesses, affairs and liabilities, except that a Covered Person shall be liable for any such claims, expenses, judgments, fines, penalties, interest, amounts paid or settlements if and to the extent that a court of competent jurisdiction has entered a final, non-appealable judgment that, in respect of the matter in question, the Covered Person has engaged in fraud or willful misconduct; provided, however, that nothing herein shall eliminate liability for a bad faith violation of the implied contractual covenant of good faith and fair dealing; provided, further, that nothing herein shall eliminate a party’s liability for breach of any provision of this Agreement. To the maximum extent permitted by law, the Person bringing a claim against any Covered Person shall bear the burden of establishing a prima facie case that a Covered Person is not entitled to the benefit of the exculpation provisions set forth in this Section 10.2. A Covered Person shall, in the performance of his or her duties, or in taking any action (or omitting to take any action) or in connection with any consent or approval given or withheld, or otherwise relating to the Company or its business and affairs, be fully protected in relying in good faith upon the records of the Company or any of its Affiliates and upon such information, opinions, reports or statements presented to the Company or any of its Affiliates by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or any of its Affiliates, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid. For the avoidance of doubt, nothing set forth in this Section 10.2 shall be deemed to modify, qualify or otherwise diminish any elimination, restriction or waiver of fiduciary duties that is expressly set forth in this Agreement, including pursuant to Section 10.1.
3.Indemnification.
(a)To the fullest extent permitted by the Act, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, penalties, interest, amounts paid in settlements and other amounts (“Indemnified Costs”) incurred in connection with, or arising out of, any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company), and whether formal or informal and including appeals (“Claims”), in which such Covered Person is, was or may be involved, or is threatened to be involved, as a party, a witness or otherwise, by reason of such Person’s status as a Covered Person, whether arising out of or relating to any act or omission performed or omitted, or any consent or approval given or withheld, by such Covered Person or otherwise arising out of or relating to the Company or any of its Affiliates, and their respective businesses, affairs and liabilities, except that no Covered Person shall be entitled to be indemnified and held harmless in respect of any Indemnified Cost incurred by such Covered Person if and to the extent that a court of competent jurisdiction has entered a final, non-

appealable judgment that, in respect of the matter for which the Covered Person is seeking indemnification pursuant to this Section 10.3, the Covered Person engaged in fraud or willful misconduct; provided, however, that nothing herein shall eliminate liability for a bad faith violation of the implied contractual covenant of good faith and fair dealing. Notwithstanding the foregoing, the Company shall not be required to indemnify a Covered Person in connection with any Claim commenced (i) by such Covered Person, unless the commencement of such claim, demand, action, suit or proceeding by such Covered Person was authorized by the Managing Member or (ii) by the Company against such Covered Person upon the prior approval of the Managing Member, in each case, except if and to the extent that such Covered Person is successful on the merits in a final, non-appealable determination by a court of competent jurisdiction. For the avoidance of doubt, nothing set forth in this Section 10.3(a), shall be deemed to modify, qualify or otherwise diminish any elimination, restriction or waiver of fiduciary duties that is expressly set forth in this Agreement, including pursuant to Section 10.1.
(b)Expenses, including reasonable attorneys’ fees and expenses, incurred by any Covered Person in connection with any Claim for which indemnification is available under Section 10.3 shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 10.3.
(c)The indemnification and advancement of expenses provided by or granted pursuant to this Section 10.3 shall not be deemed exclusive or in limitation of, and shall be in addition to and cumulative with, any other rights to which a Covered Person may be entitled under any agreement, as a matter of law or equity, or otherwise, both as to an action in the Covered Person’s capacity as a Covered Person, and as to an action in another capacity, and shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of each Covered Person. A Covered Person shall not be denied indemnification in whole or in part under this Section 10.3 solely because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was not otherwise prohibited by the terms of this Agreement. If this Section 10.3 or any portion hereof shall be invalidated on any ground by a final, non-appealable determination by a court of competent jurisdiction, the Company shall nevertheless indemnify each Covered Person, to the fullest extent permitted by applicable law and any applicable portion of this Section 10.3 that shall not have been so invalidated.
4.Amendments. The provisions of this Article 10 shall be deemed to be a contract between the Company and each Covered Person for so long as they and the relevant provisions of applicable law remain in effect, and no repeal or modification of such provisions or any other provision hereof shall in any manner terminate, reduce, impair or otherwise adversely affect any rights of any past, present or future Covered Person pursuant to this Article 10, including the right to indemnification and to the advancement of expenses, nor the obligations of the Company to indemnify or advance the expenses, of a Covered Person under and in accordance with the terms thereof as in effect immediately prior to the time of such repeal or modification with respect to any claims arising from or relating to matters occurring, in whole or in part, prior to such repeal or modification, regardless of when such claims may arise or be asserted, and provided such Person became a Covered Person hereunder prior to such repeal or modification. In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all of its properties and assets to any Person or (iii) is dissolved, then, in each such case, proper provision shall be made so that the successors and assigns of the Company shall assume all of the obligations of the Company set forth in Section 10.2 and Section 10.3.
ARTICLE 11
BOOKS AND RECORDS
1.Books and Records. The Company shall maintain complete and accurate books and records of the Company. The rights of each Member to information under this Section 11.1 shall replace, to the fullest extent permitted by law, any and all rights to information that such Member may otherwise have under Section 18-305(a) of the Act. Each Member shall have the right, at its own expense, to inspect and copy, during normal business hours upon reasonable prior written notice to the Managing Member, the books and records of the Company; provided that (a) such right shall be limited to one inspection per Fiscal Year per Member or group of affiliated Members; (b) the Company shall not be required to disclose information that is protected by attorney-client privilege or attorney work product doctrine; and (c) the Company shall not be required to disclose information the disclosure of which is prohibited by applicable law or any binding agreement to which the Company is a party or that is determined by the Managing Member in its sole discretion to be competitively sensitive. Beginning with the fiscal quarter ending June 30, 2026, the Company shall furnish to each Preferred Member, within ninety (90) days after the end of each fiscal quarter, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and of cash flows for such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year (subject to normal year-end audit adjustments and the absence of footnotes).
2.Tax Information. The Company shall provide the Members (i) within seventy-five (75) days after the end of each Fiscal Year, an estimated Schedule K-1 (together with estimated Schedules K-2 and K-3) and any other information reasonably necessary for each Member (and its direct or indirect owners) to file its own estimated tax returns, claim any extensions and make timely estimated tax payments for the relevant period, and (ii) no later than August 31 following the end of each Fiscal Year (and, in any event, in sufficient time to permit each Member to file its own U.S. federal income tax return on a timely basis taking into account any extensions thereof), a final Schedule K-1 (together with Schedules K-2 and K-3) to IRS Form 1065 with respect to the Company for such Fiscal Year.

ARTICLE 12
TAX MATTERS
1.Generally. All elections and decisions required or permitted to be made by the Company under any applicable Tax law shall (unless otherwise provided in this Agreement) be made by the Managing Member; provided, that the Company shall use reasonable best efforts to make a valid and timely election under Section 754 of the Code effective no later than the first taxable year in which the Company becomes aware that there has been a Transfer of Common Interests or Preferred Interests, and shall maintain such election in effect at all times thereafter and shall not revoke or modify such election without the prior written consent of the Required Preferred Members. If any such election is inadvertently not made, revoked, or otherwise rendered ineffective, the Company shall use commercially reasonable efforts to cure, including by filing any available remedial elections, accounting method changes or other filings (and, if applicable, seeking IRS relief) to restore such election to effectiveness. The Managing Member shall cause all income Tax returns required to be filed by the Company to be prepared and filed on a timely basis. Each Member shall furnish to the Managing Member all pertinent information in its possession relating to Company operations that is necessary to enable the Company’s and Members’ income Tax returns to be prepared and filed in a timely manner. Any balance sheet and Capital Account included in the preparation of the Company’s United States federal income Tax return (and to the extent applicable, any state and local income Tax returns) will be based upon the Company’s method of accounting and principles under United States federal income Tax law, rather than generally accepted accounting principles, Capital Account or other principles.
2.Partnership Representative. The Managing Member is hereby designated to act as the Company’s partnership representative within the meaning of Section 6223 of the Code (the “Partnership Representative”), and the Managing Member shall designate a natural person as the “designated individual” of the Managing Member for such purpose, in each case until such time as such designations are no longer effective pursuant to Section 6223 of the Code and the Treasury Regulations thereunder, in which case the Managing Member shall select a replacement Partnership Representative, and such replacement Partnership Representative shall, if necessary, select a replacement “designated individual.” The Members hereby consent to such designation. The Partnership Representative, in such capacity, is authorized to participate in any audit of the Company’s return of income and consent to assessments by the IRS (or other tax authority) that may be adverse to the Members, including former Members, or the Company and, in connection therewith, to make elections, negotiate, settle and make agreements and adjustments with respect to the Company’s tax returns, including Schedules K-1, K-2 or K-3, as applicable, binding upon the Members (including former Members); provided, that the Partnership Representative shall (i) provide the Preferred Members with prompt written notice of any audit, examination, administrative or judicial proceeding, request for administrative adjustment, settlement, election or other material action by the Partnership Representative under the Partnership Audit Rules that could reasonably be expected to materially affect any Preferred Member, and (ii) not enter into any settlement or agreement with the IRS or other tax authority, or take any other action under the Partnership Audit Rules, that disproportionately and adversely affects the Preferred Members relative to the Common Members without the prior written consent of the Required Preferred Members (such consent not to be unreasonably withheld, conditioned or delayed). Such authority shall include the authorization to make any election or take any other action on behalf of or with respect to the Company authorized or required by Subchapter C of Chapter 63 of Subtitle F of the Code as amended by the Bipartisan Budget Act of 2015, P.L. 114-74, or any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations and guidance relating thereto (the “Partnership Audit Rules”), including the authority to make the election described in Section 6221(b) (electing out of certain determinations at the Company level), to make the election described in Section 6226 of the Code (alternative to payment of imputed underpayment), to file a request for an administrative adjustment under Section 6227 of the Code, to designate a different Partnership Representative, and is hereby authorized to exercise any similar rights, powers, authority or obligations as provided for under state, local or foreign law; provided, that the Partnership Representative shall use commercially reasonable efforts to make the elections under Section 6221(b) of the Code and Section 6226 of the Code (or any similar state, local or foreign law). Each Member and former Member shall provide such information as shall reasonably be requested by the Managing Member or the Partnership Representative in order to reduce the amount of the Company’s liability for any imputed underpayment in accordance with the procedures under Section 6225(c) of the Code. Each Member (or former Member) shall bear such Member’s (or former Member’s) own costs and expenses incurred in connection with making any amended tax filings or complying with the alternative procedure in Treasury Regulations Section 301.6225-2(d)(2)(x).
3.Partnership Audit Payments. To the extent the imputed underpayment, interest and penalties paid by the Company for any taxable year (collectively, “Partnership Audit Payments” for the “Reviewed Year”), the economic burden of such payments shall be apportioned by the Partnership Representative among the Members and former Members. Such apportionment shall be based on the manner in which the adjusted tax items were allocated among the Members under this Agreement for the Reviewed Year and taking into account the extent to which the Company’s imputed underpayment was modified by adjustments (to the extent approved by the Service) attributable to (a) a particular Member’s tax classification, tax rates, tax attributes, the character of tax items to which the adjustment relates, and similar factors, or (b) the Member’s filing of an amended return and payment of taxes in a manner that complies with Section 6225(c)(2) of the Code. Each Member and former Member shall, within twenty (20) business days after written notice of apportionment, pay to the Company its apportioned share of any Partnership Audit Payments, and no portion of any Partnership Audit Payments attributable to Common Members or former Common Members is intended to be borne economically by the Preferred Members.
4.Withholding; Payment; Former Members. The portion of the Partnership Audit Payments that the Partnership Representative apportions to a former Member of the Company shall be treated as a withholding payment under Section 7.10 with respect to both such former Member and such former Member’s transferee(s) or assignee(s), as applicable, and the Partnership Representative may in its discretion exercise the Company’s rights and remedies pursuant to Section 7.10 in respect of either or both of the former Member and its transferee or assignee.

5.Push Out Election. If the Company makes an election under Section 6226(a)(1) of the Code (or, in filing a request for administrative adjustment under Section 6227 of the Code, elects under Section 6227(b)(2) of the Code to apply rules similar to Section 6226 of the Code), the Partnership Representative shall furnish or cause to be furnished to the IRS and each person that was a Member during the Reviewed Year a statement of such Member’s share of any adjustment to income, gain, loss, deduction or credit for the Reviewed Year.
6.Classification. Each Member acknowledges that the Company is classified as a partnership for United States federal and state income Tax purposes, and hereby agrees not to elect under Section 761 of the Code or applicable state law to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.
7.Survival. The provisions of this Article 12 shall survive the termination of the Company and the withdrawal of any Member and shall remain binding on all current and former Members for as long as is necessary to resolve all matters regarding the taxation of the Company or the Members and former Members.
ARTICLE 13
MISCELLANEOUS
1.Power of Attorney. Each Member does hereby constitute and appoint the Managing Member with full power (subject to the provisions of Article 4 and Section 6.3 hereof), as such Member’s true and lawful representative and attorney-in-fact, in such Member’s name, place and stead, to make, execute, sign, acknowledge and deliver or file in such form and substance as is approved by the Managing Member (a) all instruments, documents and certificates which may from time to time be required by any law to effectuate, implement and continue the valid and subsisting existence of the Company, or to qualify or continue the qualification of the Company in the State of Delaware and in all jurisdictions in which the Company may conduct business or own property, and any amendment to, modification to, restatement of or cancellation of any such instrument, document or certificate, (b) all instruments, documents and certificates which the Managing Member shall deem appropriate to record any amendment, change, modification or restatement of this Agreement approved in accordance with the terms hereof or any other action or change permitted by this Agreement, (c) all conveyances and other instruments, documents and certificates which may be required to effectuate the dissolution and termination of the Company approved in accordance with the terms of this Agreement and (d) all instruments relating to the admission, withdrawal or substitution of any Member in accordance with the terms hereof. The powers of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive the death, disability, incompetency, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of such Member’s Common Interests or Preferred Interests, as applicable, and shall extend to such Member’s heirs, successors, assigns and personal representatives.
2.Further Assurances. The Members shall execute and deliver all documents, instruments and certificates, provide all information, and take or refrain from taking all such further actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement and effect the provisions hereof, as determined by the Managing Member.
3.Title to Company Assets. The Company’s assets will be deemed to be owned by the Company as an entity, and no Member, individually or collectively, will have any ownership interest in any Company asset or any portion thereof.
4.Amendments. Subject to Section 6.3, amendments to this Agreement and to the Certificate of Formation shall be approved in writing by the Managing Member. Subject to Section 6.3, an amendment shall become effective as of the date specified in the approval of the Managing Member or, if none is specified, as of the date of such approval or as otherwise provided in the Act.
5.Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the Company and its Members, whether so expressed or not.
6.Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement, or the applicable of such a provision to any Person or circumstance, is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
7.Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or (d) emailed to the recipient if emailed before 5:00 p.m., New York, New York time, on a business day, and otherwise on the next business day (provided that, in each case, the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient). Such notices, demands and other communications shall be sent to the following addresses:

If to the Company, to:
NFE FLNG 2 LLC

111 W. 19th Street, 8th Floor
New York, New York 10011
Attention:	General Counsel
Email:	legal@newfortressenergy.com
and if to any of the Members, to the addresses or electronic mail addresses set forth beside each of such Members’ respective names on Schedules A and B, or to such other address or electronic mail address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.
8.Complete Agreement. This Agreement, the documents expressly referred to herein, and the related documents of even date herewith embody the complete agreement and understanding among the parties hereto and terminate, supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.
9.Specific Performance. The parties hereto acknowledge and agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, a non-breaching party shall be entitled to seek specific performance (including an injunction or other equitable relief) to prevent breaches or threatened breaches of this Agreement and the specific enforcement of the terms and provisions hereof by the parties hereto, in addition to any other remedy to which they are entitled in law or in equity, without the need to prove actual harm. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction.
10.Governing Law; Jurisdiction.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.
(b)To the maximum extent permitted by applicable law, any legal suit, action or proceeding against any of the Members arising out of or relating to this Agreement shall be instituted in the Delaware Court of Chancery, and each Member hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery, in any such suit, action or proceeding, provided, if (and only if) the Delaware Court of Chancery, does not have jurisdiction over such suit, action or proceeding or otherwise declines to hear such suit, action or proceeding, such suit, action or proceeding shall be instituted in any federal or state court in the State of Delaware, and each Member hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Each Member hereby agrees to venue in such courts and hereby waives, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum.
11.Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH MEMBER HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day first above written.
NFE FLNG 2 LLC

____________________________________
Name:     [●]
Title:    [●]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day first above written.

NEW FORTRESS ENERGY INC.

____________________________________
Name:     Christopher Guinta
Title:    Chief Financial Officer

[IN WITNESS WHEREOF, the undersigned has duly executed this Agreement, on behalf of the Lenders, as of the day first above written, pursuant to the power of attorney granted to the undersigned in Clause 3 of the CoreCo Plan.

NFE GLOBAL HOLDINGS LIMITED

____________________________________
Name:     [●]
Title:    [●]]11

11 Note to Draft: Subject to update pending finalization of transaction structure.

SCHEDULE A

Common Members

Name	Address for Notice	Common Interests
New Fortress Energy Inc.	c/o New Fortress Energy 111 West 19th Street, 8th Floor New York, NY 10011	100%

SCHEDULE B

Preferred Members

Name	Address for Notice	Preferred Interests
[●]	[●]	[●]%

ANNEX G

REGISTRATION RIGHTS AGREEMENT
REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2026, by and among New Fortress Energy Inc., a Delaware corporation (the “Company”) and each undersigned Investor (as defined herein) party hereto.
WHEREAS:
A.    On March 17, 2026, the Company entered into a Restructuring Support Agreement by and among the Company, certain of the Company’s subsidiaries (collectively with the Company, the “Group”), and certain of the Group’s lenders and noteholders (together with all exhibits, annexes, schedules, and appendices thereto, the “Restructuring Support Agreement”) setting forth the terms and conditions to govern a recapitalization of the Group’s outstanding indebtedness (the “Restructuring Transaction”).
B.    Pursuant to the terms of the Restructuring Support Agreement, the Company has agreed to issue to certain of the Group’s lenders and noteholders, including the Investors, (i) up to 2,456,178 shares of the Company’s Series A Mandatorily Convertible Preferred Stock, par value $0.01 per share (the “Convertible Preferred Shares”), which shall be convertible into shares of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”) and (ii) 530,477,178 shares of Common Stock (the “Common Shares”).
C.    To induce the Investors to enter into the Restructuring Support Agreement and to participate in the transactions contemplated thereby, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, or any similar successor statutes and the rules and regulations thereunder (collectively, the “Securities Act”).
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:
1.DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:
a.“Affiliate” means, as to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, (ii) any executive officer, director, trustee or general partner of the specified Person and (iii) any legal entity for which the specified Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly, or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities, partnership interests or other equity interests or otherwise.
b.A Person shall be deemed to “Beneficially Own” securities if such Person is deemed to be a “beneficial owner” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement.
c.“Board” shall mean the Board of Directors of the Company.
d.“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.
e.“Closing Date” means [●], 2026.1
f.“Company Securities” shall mean (i) the Common Shares, (ii) the Convertible Preferred Shares, (iii) the Conversion Shares (as defined below) and (iv) any shares of capital stock of the Company (or any successor or assign of the Company, whether by merger, reorganization, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to the Common Shares, the Convertible Preferred Shares or the Conversion Shares, as a result of any stock split, stock dividend, recapitalization, exchange, conversion, combination, merger, consolidation or similar event or otherwise.
1 NTD: To be the Restructuring Effective Date.

g.“Conversion Shares” means the shares of Common Stock issued or issuable upon conversion of any Convertible Preferred Shares.
h.“Exchange Act” means, collectively, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statutes.
i.“Governmental Authority” means the government of the United States of America or the government of any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company or any of its subsidiaries, or any of their respective properties, assets or undertakings.
j.“Initial Filing Deadline” means the date that is ten (10) Business Days after the Closing Date.
k.“Initial Registration Statement” means a Registration Statement (as defined below) or Registration Statements filed under the Securities Act pursuant to Section 2.a.i hereof covering the Registrable Securities (which shall include, at any particular time, each document incorporated or deemed to be incorporated by reference therein).
l.“Initial Required Registration Amount” means 100% of the Registrable Securities as of the trading day immediately preceding the applicable date of determination.
m.“Investor” means each Person initially party hereto, or any transferee or assignee thereof to whom such Person assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10 and such a transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10.
n.“National Securities Exchange” means The New York Stock Exchange, The Nasdaq Global Select Market or the Nasdaq Global Market.
o.“Permitted Transfer” means the transfer of the Company Securities (i) to any Affiliate of the Investor; (ii) to any investment fund or other entity under common control or management by entities that are Affiliates of the Investor; (iii) by operation of law or pursuant to the order of any regulatory agency, (iv) pursuant to any bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Company Securities shall remain subject to the provisions of this Agreement or (v) with the prior consent of the Company.
p.“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof, or any other legal entity.
q.“Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.
r.“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such registration statement(s) by the SEC.
s.“Registrable Securities” means any Company Securities currently owned or hereinafter acquired by any Investor; provided, however, that any Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities has become effective under the Securities Act and such securities are disposed of in accordance with such Registration Statement, (ii) such securities are sold in accordance with Rule 144 or an applicable exemption from registration under the Securities Act, (iii) both (A) such securities are eligible to be sold by the holder thereof pursuant to Rule 144 without limitation, restriction or condition (including any holding period, current public information requirement, limitation on volume, manner of sale restrictions or notice requirement) thereunder and (B) all restrictive legends and any “stop transfer” notations, instructions or similar transfer restrictions imposed under securities laws have been removed from such securities or (iv) such securities are sold to the Company. For purposes of calculating any amounts of Registrable Securities, the Convertible Preferred Shares shall be treated as if converted to Conversion Shares.

t.“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities and the resale thereof (which shall include, at any particular time, each document incorporated or deemed to be incorporated by reference therein).
u.“Required Investors” means the Investors holding of a majority of the then-outstanding Registrable Securities. For purposes of this Agreement, Registrable Securities held by an Investor and its Affiliates (and/or by investment funds or other entities under common control or management with such Investor) shall be aggregated in determining whether any Investor (or group of Investors) satisfies any ownership threshold, consent right, demand right, or other approval requirement under this Agreement.
v.“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule.
w.“Rule 415” means Rule 415 promulgated under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.
x.“SEC” means the United States Securities and Exchange Commission.
y.“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering (as defined below) and not as part of such dealer’s market-making activities.
z.“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.
2.REGISTRATION.
a.Shelf Registration Statement.
i.The Company shall prepare, and, as soon as reasonably practicable, but in no event later than the Initial Filing Deadline, file with the SEC a Registration Statement on Form S-1 (“Form S-1”) or applicable successor form covering the resale of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Investors may reasonably specify. The Initial Registration Statement prepared pursuant hereto shall register for resale the number of Registrable Securities equal to the Initial Required Registration Amount. The Company shall use commercially reasonable efforts to have the Initial Registration Statement declared effective by the SEC as soon as reasonably practicable, but not later than thirty (30) days after the filing thereof (or ninety (90) days after the filing thereof if the SEC notifies the Company that it will “review” the Initial Registration Statement). The Company shall use commercially reasonable efforts to have the Initial Registration Statement remain continuously effective, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep the Initial Registration Statement continuously effective under the Securities Act until the earlier of (A) such date that all Registrable Securities have ceased to be Registrable Securities or (B) such date on which a Registration Statement on Form S-3 (“Form S-3”) (or any successor short form registration statement available for such resale that permits incorporation by reference at least to the same extent as such form) has become effective.
ii.Once the Company shall have qualified for the use of a Registration Statement on Form S-3 (or any successor short form registration statement available for such resale that permits incorporation by reference at least to the same extent as such form), and at such time the Company has an outstanding Registration Statement on Form S-1, the Company will use commercially reasonable efforts to, as promptly as practicable, convert such outstanding Registration Statement on Form S-1 into a Registration Statement on Form S-3. If the Company does not have an outstanding Registration Statement on Form S-1 at such time, the Company will use commercially reasonable efforts to, as soon as reasonably practicable, file a new Registration Statement on Form S-3 (or similar or successor form) covering any then-remaining Registrable Securities. The Company shall use commercially reasonable efforts to have the Registration Statement on Form S-3 remain continuously effective, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep the Registration Statement on Form S-3 continuously effective under the Securities Act until the earlier of (A) such date that all Registrable Securities have ceased to be Registrable Securities and (B) such date on which the Investors have sold all of the Registrable Securities covered by such Registration Statement in accordance with such Registration Statement or pursuant to Rule 144.
iii.At any time that a Registration Statement provided for in subsection 2.a.i and subsection 2.a.ii is not available for use by the Investors following such Registration Statement being declared effective by the SEC (a “Demand Registration Period”), subject to this subsection 2.a.iii and Section 2.f, at any time and from time to time during such Demand Registration Period, Investors holding Registrable Securities representing in the aggregate at least ten percent (10%) of the Registrable Securities then outstanding

(the “Demanding Investors”) shall have the right to make a written demand from time to time to effect one or more Registration Statements under the Securities Act covering all or any part of their Registrable Securities, by delivering a written demand therefor to the Company, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof. Any such request by any Demanding Investor pursuant to this subsection 2.a.iii is referred to herein as a “Demand Registration Request,” and the registration so requested is referred to herein as a “Demand Registration” (with respect to any Demand Registration, the Demanding Investors making such demand for registration being referred to as the “Initiating Investors”). Subject to Section 2.f, the Demanding Investors shall be entitled to request (and the Company shall be required to effect) an unlimited number of Demand Registrations pursuant to this subsection 2.a.iii. The Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to each of the Investors of record of Registrable Securities as soon as reasonably practicable but no later than two (2) Business Days after receipt of the Demand Registration Request. The Company, subject to Section 2.f, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Investors and (y) the Registrable Securities of any other Investor of Registrable Securities which shall have made a written request to the Company for inclusion in such registration pursuant to this subsection 2.a.iii (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Investor) within five (5) days following the receipt of any such Demand Exercise Notice. The Company shall, as expeditiously as possible, but subject to Section 2.f, use its reasonable best efforts to (x) file or confidentially submit with the SEC (no later than (A) sixty (60) days from the Company’s receipt of the applicable Demand Registration Request if the Demand Registration is on Form S-1 or similar long-form registration or (B) thirty (30) days from the Company’s receipt of the applicable Demand Registration Request if the Demand Registration is on Form S-3 or any similar short-form registration), (y) cause to be declared effective as soon as reasonably practicable such Registration Statement under the Securities Act that includes the Registrable Securities which the Company has been so requested to register, for distribution in accordance with the intended method of distribution and (z) if requested by the Initiating Investors, obtain acceleration of the effective date of the Registration Statement relating to such registration.
iv.Subject to Section 2.f, the Demanding Investors may make a written demand from time to time to elect to sell all or any part of their Registrable Securities pursuant to an Underwritten Offering pursuant to a Registration Statement effected pursuant to subsection 2.a.i, subsection 2.a.ii or subsection 2.a.iii above, provided the gross proceeds from such sale are reasonably expected to exceed, in the aggregate, the lower of (A) $25,000,000 and (B) 10% of the aggregate amount of then-outstanding Registrable Securities (the “Minimum Demand Threshold”). Such written demand shall describe the amount and type of securities to be included in such registration, the intended method(s) of distribution thereof and the identity of the Investor(s) making such demand. The Demanding Investors shall make such election by delivering to the Company a written request (a “Shelf Underwriting Request”) for such Underwritten Offering specifying the number of Registrable Securities that the Demanding Investors desire to sell pursuant to such Underwritten Offering (the “Shelf Underwriting”). As soon as reasonably practicable, but no later than two (2) Business Days after receipt of a Shelf Underwriting Request, the Company shall give written notice (the “Shelf Underwriting Notice”) of such Shelf Underwriting Request to the Investors of record of other Registrable Securities registered on such Registration Statement (“Shelf Registrable Securities”). The Company, subject to Section 2.f, shall include in such Shelf Underwriting (A) the Registrable Securities of the Demanding Investors and (B) the Shelf Registrable Securities of any other Investor of Shelf Registrable Securities that shall have made a written request to the Company for inclusion in such Shelf Underwriting (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Investor) within five (5) days after the receipt of the Shelf Underwriting Notice. The Company shall, as expeditiously as possible (and in any event within fifteen (15) Business Days after the receipt of a Shelf Underwriting Request), but subject to Section 2.f, use its reasonable best efforts to effect such Shelf Underwriting. The Company shall, at the request of any Demanding Investors, file any prospectus supplements, post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the Demanding Investors or any other Investor of Shelf Registrable Securities to effect such Shelf Underwriting pursuant a Registration Statement provided for in subsection 2.a.i, subsection 2.a.ii or subsection 2.a.iii hereto. Once a Registration Statement has been declared effective, the Demanding Investors may request, and the Company shall be required to facilitate, (x) not more than five (5) Shelf Underwritings pursuant to this subsection 2.a.iv in the aggregate and (y) not more than two (2) Shelf Underwritings pursuant to this subsection 2.a.iv in any twelve-month period; provided, however, that, in each case, a Shelf Underwriting shall not be counted for such purposes unless a Registration Statement has become effective and all of the Registrable Securities requested by the Demanding Investors to be registered on behalf of the Demanding Investors in such Shelf Underwriting have been sold. Notwithstanding the foregoing, if a Demanding Investor wishes to engage in an underwritten block trade or similar transaction or other transaction with a two-day or less marketing period (collectively, “Underwritten Block Trade”) off of a Registration Statement, then notwithstanding the foregoing time periods, such Demanding Investor need only notify the Company of the Underwritten Block Trade three (3) Business Days prior to the day such offering is to commence. The Company shall give notice to the other Investors of such Underwritten Block Trade as promptly as practicable and in any event within two (2) Business Days after receipt of the Underwritten Block Trade request. Other Investors may elect to participate in such Underwritten Block Trade to the extent practicable given the marketing timetable and securities law considerations; provided that any cutbacks shall be made in accordance with Section 2.c. The Demanding Investor requesting such Underwritten Block Trade shall use commercially reasonable efforts to work with the Company and the Underwriters prior to making such request in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Underwritten Block Trade.
b.Legal Counsel. The Company shall be responsible for the fees and documented out-of-pocket costs of one legal counsel to be selected by the Required Investors to review and oversee any registration pursuant to this Section 2 (the “Legal Counsel”).The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations under this Agreement.
c.Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Shelf Underwriting or Demand Registration, in good faith, advise the Company, the Demanding Investors and any other Investors participating in the Underwritten Registration (if any) (the “Requesting Investors”) in writing that the dollar amount or number of Registrable Securities that such Investors desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and the shares of Common Stock, if any, as to which a registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows:
i.first, the Registrable Securities of the Demanding Investors and the Requesting Investors (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Investor and Requesting Investor (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Investors and Requesting Investors have collectively requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; provided, that any securities thereby allocated to an Investor that exceed such Investor’s request shall be reallocated among the remaining Investors in like manner;
ii.second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other equity securities the Company is obligated to register pursuant to the Shareholders’ Agreement;
iii.third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other equity securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and
iv.fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i)-(iii), the shares of Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.
d.Demand Registration Withdrawal. A majority-in-interest of the Demanding Investors initiating a Shelf Underwriting or Demand Registration, pursuant to a registration under Section 2.a shall have the right in their sole discretion to withdraw from a registration pursuant to such Demand Registration upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such registration prior to (i) in the case of a Shelf Underwriting, the filing of a preliminary prospectus supplement setting forth the terms of the Underwritten Offering with the SEC and (ii) in the case of a Demand Registration, the effectiveness of the Registration Statement filed with the SEC with respect to the registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses (as defined herein) incurred in connection with a registration pursuant to a Shelf Underwriting or Demand Registration prior to its withdrawal under this Section 2.d.
e.Piggy-back Registration.
i.Piggy-back Rights. If, at any time on or after the date hereof, the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company, other than a registration statement (A) filed in connection with any employee stock option or other benefit plan, (B) for an exchange offer, as part of a merger, consolidation or similar transaction or for an offering of securities solely to the Company’s existing stockholders, (C) for an offering of debt that is convertible into equity securities of the Company, (D) for a dividend reinvestment plan, (E) filed pursuant to Section 2 hereof or (F) filed in connection with an Underwritten Block Trade for its own account, then the Company shall give written notice of such proposed filing to the Investors as soon as reasonably practicable (but not less than five (5) Business Days prior to the filing by the Company with the SEC of any Registration Statement with respect thereto; provided that, for any Underwritten Block

Trade, three (3) Business Days’ notice shall be sufficient), which notice shall (x) describe the amount and type of securities to be included in such offering, the proposed date of filing of such registration statement with the SEC, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters in such offering (if any and if known), and (y) offer to each Investor holding at least five percent (5%) of the Registrable Securities then outstanding (each, a “Piggy-back Eligible Investor”) the opportunity to register the sale of such number of Registrable Securities as such Piggy-back Eligible Investors may request in writing within five (5) Business Days after receipt of such written notice (such registration, a “Piggy-back Registration”); provided that, for any Underwritten Block Trade, such election must be made as promptly as practicable (and in any event within three (3) Business Days after receipt of such notice). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggy-back Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Piggy-back Eligible Investors pursuant to this Section 2.e.i to be included in a Piggy-back Registration on the same terms and conditions as any similar securities of the Company included in such registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Piggy-back Eligible Investors proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.e.i shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company. The Company may postpone or withdraw the filing or the effectiveness of a Piggy-back Registration at any time in its sole discretion.
ii.Reduction of Piggy-back Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggy-back Registration, in good faith, advises the Company and the Piggy-back Eligible Investors participating in the Piggy-back Registration in writing that the dollar amount or number of the shares of Common Stock that the Company desires to sell, taken together with (i) the securities of the Company, if any, as to which registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Investors hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.e.i hereof, and (iii) the securities of the Company, if any, as to which registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:
(1)If the registration is undertaken for the Company’s account, the Company shall include in any such registration:
(a)first, the equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities;
(b)second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Piggy-back Eligible Investors exercising their rights to register their Registrable Securities pursuant to Section 2.e.i hereof, together with any shares of Common Stock or other equity securities the Company is obligated to sell pursuant to the Shareholders’ Agreement, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; provided, that any securities thereby allocated to a Piggy-back Eligible Investor that exceed such Piggy-back Eligible Investor’s request shall be reallocated among the remaining Piggy-back Eligible Investors and sellers pursuant to the Shareholders’ Agreement, in like manner; and
(c)third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the equity securities as to which registration has been requested pursuant to written contractual registration rights of other stockholders of the Company, pro rata based on the number of securities each such other stockholder has requested be included (or in accordance with pre-existing contractual obligations of the Company existing as of the date hereof), which can be sold without exceeding the Maximum Number of Securities. Notwithstanding anything to the contrary herein, no registration rights granted by the Company after the date hereof may have priority over Investors in any cutback under this Section 2.e.ii without the prior written consent of the Required Investors.
(2)If the registration is pursuant to a request by persons or entities other than the Piggy-back Eligible Investors, then the Company shall include in any such registration:
(a)first, the equity securities of such requesting persons or entities, which can be sold without exceeding the Maximum Number of Securities;

(b)second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Piggy-back Eligible Investors exercising their rights to register their Registrable Securities pursuant to Section 2.e.i, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; provided, that any securities thereby allocated to a Piggy-back Eligible Investor that exceed such Piggy-back Eligible Investor’s request shall be reallocated among the remaining Piggy-back Eligible Investors in like manner;
(c)third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the equity securities that the Company desires to sell which can be sold without exceeding the Maximum Number of Securities; and
(d)fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, pro rata based on the number of securities each such other person or entity has requested be included (or in accordance with pre-existing contractual obligations of the Company existing as of the date hereof), which can be sold without exceeding the Maximum Number of Securities. Notwithstanding anything to the contrary herein, no registration rights granted by the Company after the date hereof may have priority over Investors in any cutback under this Section 2.e.ii without the prior written consent of the Required Investors.
iii.Piggy-back Registration Withdrawal. Any Piggy-back Eligible Investor shall have the right to withdraw from a Piggy-back Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggy-back Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggy-back Registration. The Company (in its sole discretion or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may postpone or withdraw the filing or effectiveness of a Piggy-back Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggy-back Registration prior to its withdrawal under this Section 2.e.iii.
iv.Unlimited Piggy-back Registration Rights. For purposes of clarity, any registration effected pursuant to Section 2.e hereof shall not be counted as a registration pursuant to a Shelf Underwriting or Demand Registration effected under Section 2.a hereof.
f.Restrictions on Registration Rights. Any deferral or suspension of a Shelf Underwriting, Demand Registration or Piggyback Registration shall be governed exclusively by the Grace Period provisions set forth in Section 3.s and the stop order provisions set forth in Section 3.g. Except as expressly permitted under Section 3.s (Grace Period) and Section 3.g (stop orders), the Company may not delay, defer or refuse to effect any properly requested Shelf Underwriting, Demand Registration or Piggyback Registration.
3.RELATED OBLIGATIONS. At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2, the Company will use best efforts to effect the registration of the Registrable Securities to permit the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:
a.The Company shall use commercially reasonable efforts to, as soon as reasonably practicable, prepare and file with the SEC a Registration Statement with respect to the applicable Registrable Securities (but in no event later than the applicable filing deadline) and, if necessary, use commercially reasonable efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as reasonably practicable after such filing. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date on which the Investors have sold all of the Registrable Securities covered by such Registration Statement in accordance with such Registration Statement or pursuant to Rule 144, (ii) the date that all Registrable Securities have ceased to be Registrable Securities and, (iii) solely in the case of the Initial Registration Statement, the date on which a Registration Statement on Form S-3 has become effective (the “Registration Period”). No Investor shall be named as an “underwriter” in the Registration Statement without such Investor’s prior written consent, except that an Investor may be named as a “statutory underwriter” if such Investor is, or is affiliated with, a broker dealer and states such fact in writing to the Company (unless such Investor represents in writing to the Company that (A) it purchased such securities in the ordinary course of business; and (B) at the time of purchase of the securities being registered for resale, the Investor had no agreements or understandings, directly or indirectly, with any person to distribute the securities); provided, however, that if naming as a statutory underwriter is legally required for the registration and an Investor withholds consent to be so named, the Company may exclude that Investor from that particular registration or offering without prejudice to such Investor’s registration rights under this Agreement for future registrations or offerings. Such Registration Statement (including any amendments or supplements thereto and any Prospectuses (preliminary, final, summary or free writing)) contained therein or related thereto shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.
b.The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the Prospectus used in connection with such Registration Statement, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement during the Registration Period. The Company shall promptly notify each Investor of any request by the SEC or any other Governmental Authority, during the period of effectiveness of a Registration Statement, for amendments or supplements to such Registration Statement or related Prospectus or for additional information.
c.The Company shall provide the Initial Registration Statement (which Registration Statement shall contain a “plan of distribution” and a “selling stockholder” section) and all other Registration Statements (and all amendments and supplements to all Registration Statements (except for annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and any similar or successor reports)) to each Investor at least seven (7) Business Days prior to their filing with the SEC, which documents shall be subject to the reasonable review and comment by each Investor; provided, however, that for prospectus supplements or other documents related to expedited takedowns, including Underwritten Block Trades, such drafts shall be provided as early as practicable and, to the extent practicable, no later than twenty-four (24) hours prior to filing. The Company shall promptly provide to each Investor copies of any correspondence from the SEC to the Company or its representatives relating to any Registration Statement and shall provide each Investor the opportunity to review and comment upon the Company’s responses to any such correspondence.
d.The Company shall provide to each Investor, upon request, without charge, such documents, including copies of any Prospectus (preliminary, final, summary or free writing), as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.
e.The Company shall use best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investors of the Registrable Securities covered by a Registration Statement under the securities or applicable state blue sky or state securities laws (“Blue Sky”) laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions or obtain exemptions from the registration and qualification requirements of such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.e, (y) subject itself to general taxation in any jurisdiction, or (z) file a general consent to service of process in any jurisdiction in which it is not currently so qualified or subject to general taxation or has not currently so consented. The Company shall promptly notify each Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification (or exemption from qualification) of any of the Registrable Securities for sale under the securities or Blue Sky laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.
f.The Company shall notify each Investor of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which, in the case of a Registration Statement, it includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus included in a Registration Statement, it includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus until the requisite changes have been made (provided that in each notice the Company shall not disclose any material non-public information to any Investor unless otherwise requested in writing by such Investor which Investor agrees in writing to hold such information in confidence until such time as it is disclosed in the Company’s sole discretion), and, subject to Section 3.s, promptly prepare and file with the SEC a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to each Investor (or such other number of copies as each Investor may reasonably request). The Company shall also promptly notify each Investor in writing (i) when a Prospectus or any

Prospectus supplement or post-effective amendment has been filed, and, if necessary, when a Registration Statement or any post-effective amendment has become effective (promptly providing written notice of such effectiveness to each Investor), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or related information and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. By 9:30 a.m. New York City time on the date following the date any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement.
g.The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement (other than during an Allowable Grace Period (as defined below)), or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and to notify each Investor of the issuance of such order or suspension and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.
h.The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
i.The Company shall use best efforts to cause all the Registrable Securities covered by a Registration Statement to be listed on the primary securities exchange or trading market on which securities of the same class or series issued by the Company are listed, and with the same CUSIP. For the avoidance of doubt, and subject to Section 5, the Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3.i.
j.The Company shall cooperate with the Investors that hold Registrable Securities being offered and the Underwriters, if any, and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be sold pursuant to a Registration Statement and enable such certificates to be in such names and denominations or amounts, as the case may be, and/or the timely delivery of the Registrable Securities to be sold pursuant to a Registration Statement through the Direct Registration System (DRS) of The Depository Trust Company (the “DTC”) or crediting of the Registrable Securities to be sold pursuant to a Registration Statement to the applicable account (or accounts) with DTC through its Deposit/Withdrawal At Custodian (DWAC) system, in any such case as each Investor may reasonably request.
k.The Company covenants that it will use commercially reasonable efforts to ensure that the Common Stock, the Convertible Preferred Shares and any Conversion Shares are DTC-eligible as promptly as practicable. If any such shares are required to bear a restrictive legend, the Company shall use commercially reasonable efforts to have such shares issued through the facilities of DTC under a restricted CUSIP if feasible, or otherwise in book-entry form. The Company shall use commercially reasonable efforts to remove restrictive legends and stop-transfer instructions as soon as removal is permitted under applicable law, including promptly obtaining and delivering to the transfer agent legal opinions customarily required for legend removal upon the request of the holder.
l.The Company shall provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the applicable Registration Statement and, will promptly in connection with any sale of Registrable Securities pursuant to such Registration Statement or Rule 144, and, if required by the transfer agent, provide to the transfer agent any authorizations, certificates and directions (including legal opinions) required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend in connection with the sale by the holder of such shares of Registrable Securities under such Registration Statement or Rule 144.
m.If requested by an Investor, the Company shall (i) as soon as reasonably practicable, incorporate in a prospectus supplement or post-effective amendment such information as such Investor requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to such Investor, the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as reasonably practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as reasonably practicable, supplement or amend any Registration Statement as reasonably requested by such Investor.

n.The Company shall otherwise use best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.
o.To the extent not made by the Underwriters in the case of an Underwritten Offering, the Company shall make such filings with the Financial Industry Regulatory Authority (“FINRA”) pursuant to FINRA Rule 5110 or otherwise (including providing all required information and paying required fees thereto), as and when requested by any Investor, or in the case of an Underwritten Offering, by any Underwriter, and make all other filings and take all other actions reasonably necessary to expedite and facilitate the disposition by the Investors pursuant to a Registration Statement, including promptly responding to any comments received from FINRA.
p.The Company shall enter into such customary agreements (including, in the case of Underwritten Offering, an underwriting agreement) and take such other actions as any of the Investors or Underwriters, if any, may reasonably request in order to expedite and facilitate the disposition of the Registrable Securities covered by a Registration Statement.
q.Following the Closing Date, the Company shall use commercially reasonable efforts to remain subject to the reporting requirements of the Exchange Act and to timely file all reports required thereunder. If at any time after the Closing Date, the Common Shares and the Convertible Preferred Shares are not listed on a National Securities Exchange, the Investors holding of a majority of the number of Convertible Preferred Shares outstanding as of the Closing Date may require the Company to use commercially reasonable efforts to cause the Common Shares and, after the Company satisfies applicable listing standards, the Convertible Preferred Shares, to be listed on a National Securities Exchange as soon as reasonably practicable.
r.In the event of an Underwritten Offering:
i.the Company shall obtain for the managing Underwriter or Underwriters of such offering a “cold comfort” letter from the Company’s independent registered public accountants;
ii.the Company shall obtain for the managing Underwriter or Underwriters of such offering an opinion of counsel representing the Company covering legal matters with respect to the registration;
iii.if requested by any Underwriter, the Company shall agree, and shall cause any directors or officers of the Company to agree, to be bound by customary “lock-up” agreements restricting the ability to dispose of Company Securities; and
iv.if reasonably requested by the managing Underwriter(s) (or the initiating Investors acting through the managing Underwriter(s)), the Company shall use commercially reasonable efforts to make available senior executives of the Company to participate in customary ‘road show’ presentations that may be reasonably requested by the managing Underwriter(s).
s.Grace Period.
i.Notwithstanding anything to the contrary in Section 3.f, and subject to the provisions of this Section 3.s and a good faith determination by the Board (or a duly authorized committee thereof) that it is necessary to delay, defer or refuse to effect any registration or suspend the use of any Registration Statement, following the effectiveness of such Registration Statement (and the filings with any federal or state securities commissions), the Company, by written notice to the Investors, may (x) defer its obligation to effect any Shelf Underwriting, Demand Registration or Piggy-back Registration, (y) suspend the use of any Registration Statement covering Registrable Securities, or (z) direct the Investors to suspend sales of the Registrable Securities pursuant to such Registration Statement, in each case for such times as the Company reasonably may determine is necessary and advisable (a “Grace Period”), if (each, a “Grace Period Event”):
(1)such action would require disclosure of material non-public information that the Company has bona fide business purpose for preserving as confidential;
(2)such action would materially interfere with a significant bona fide business opportunity (including the acquisition or disposition of assets (other than in the ordinary course of business)), corporate reorganization, or other similar transaction involving the Company; or
(3)such action would render the Company unable to comply with requirements under the Securities Act or the Exchange Act.

ii.The Company shall (A) promptly provide written notice to the Investors of the occurrence giving rise to a Grace Period (provided that, the Company shall not disclose the content of such material non-public information) and the date on which the Grace Period will begin (a “Grace Period Notice”), which Grace Period Notice shall include a statement that the Board (or a duly authorized committee thereof) has made the good faith determination required by Section 3.s.i and shall specify the clause of Section 3.s.i pursuant to which the Grace Period is being invoked, and (B) as soon as such date may be determined, promptly provide written notice to the Investors of the date on which the Grace Period ends (an “End of Grace Period Notice”).
iii.Any Grace Period Notice shall state that such Grace Period shall continue only for so long as the Grace Period Event or its effect is continuing and that the Company is taking all reasonable steps to terminate suspension of the effectiveness of the Registration Statement as promptly as possible. The Investors shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after it has received a Grace Period Notice from the Company and prior to receipt of an End of Grace Period Notice. The Investors may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) upon receipt of an End of Grace Period Notice from the Company, which notice shall be given by the Company promptly following the conclusion of any Grace Period Event.
iv.The delivery of a Grace Period Notice shall be subject to the following conditions: (A) the Company may deliver a Grace Period Notice no more than two (2) times in any calendar year, (B) no single Grace Period shall exceed forty-five (45) consecutive days, (C) the total number of Grace Period days shall not exceed an aggregate of ninety (90) days during any three hundred sixty-five (365) day period, and (D) no Grace Period may begin less than ten (10) trading days after the last day of any prior Grace Period (each Grace Period that satisfies all of the conditions of this Section 3.s.iv being referred to as an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive a Grace Period Notice and shall end on and include the later of the date the Investors receive the End of Grace Period Notice and the date referred to in such notice. The provisions of Section 3.f hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3.f with respect to the information giving rise thereto unless such material non-public information is no longer applicable.
v.Upon the earlier to occur of (A) the Company delivering to the Investors an End of Grace Period Notice or (B) the end of the maximum permissible Grace Period, the Company shall use its commercially reasonable efforts to promptly amend or supplement the Registration Statement on a post-effective basis, if necessary, or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Investors to resume sales of the Registrable Securities as soon as possible.
4.OBLIGATIONS OF THE INVESTORS.
a.At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement and at least seven (7) Business Days prior to the filing of any amendment or supplement to a Registration Statement, the Company shall notify each Investor in writing of the information, if any, the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement or, with respect to an amendment or a supplement, if such Investor’s Registrable Securities are included in such Registration Statement (each, an “Information Request”). Provided that the Company shall have complied with its obligations set forth in the preceding sentence, it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that, at least five (5) Business Days prior to the anticipated filing date, such Investor shall have furnished to the Company, in response to an Information Request, such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities.
b.Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.
c.Each Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3.f, Section 3.g, or Section 3.s, such Investor will discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.f or receipt of notice from the Company in writing that no supplement or amendment is required or that the Allowable Grace Period has ended. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the

Company of the happening of any event of the kind described in Section 3.f, Section 3.g or Section 3.s and for which the Investor has not yet settled.
5.EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 2 and Section 3, including all registration, listing, FINRA, Blue Sky and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, as well as all other costs and expenses incurred in connection with the Company’s compliance with its obligations under this Agreement, shall be paid by the Company (including reasonable fees and disbursements of one counsel for the selling holders of Registrable Securities pursuant to Section 2.b) (collectively, “Registration Expenses”). Each Investor shall pay all underwriting discounts and commissions, broker or similar fees and transfer taxes, if any, relating to the sale or disposition of such Investor’s Registrable Securities.
6.PARTICIPATION IN UNDERWRITTEN OFFERINGS. The Company shall have the right to select an Underwriter or Underwriters in connection with any Underwritten Offering initiated by the Company. In connection with any Underwritten Offering pursuant to a Shelf Underwriting initiated by the Demanding Investors (or other Investors entitled to initiate such offering under this Agreement), the Demanding Investors shall have the right to select an Underwriter or Underwriters, subject to the Company’s approval (not to be unreasonably withheld, conditioned or delayed, it being understood that approval shall be deemed given if the proposed Underwriter is a nationally recognized investment bank with experience underwriting offerings of similarly situated issuers). No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a registration initiated by the Company or a Demanding Investor hereunder unless such person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company or the Demanding Investor, as applicable, and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.
7.INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement:
a.By the Company. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, and its respective directors, officers, managers, employees and agents, and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable and documented attorneys’ fees, amounts paid in settlement, joint or several, and any reasonable and documented expenses (collectively, “Indemnified Damages”), incurred in investigating, preparing or defending any action, claim, suit, proceeding, investigation or appeal taken from the foregoing by or before any court or Governmental Authority or other administrative or regulatory agency or body (including the SEC and any state commission or authority or self-regulatory organization or securities exchange in the United States or elsewhere), whether pending or threatened (each, a “Claim” and collectively, “Claims”), to which any of them may become subject insofar as such Claim (or actions or proceedings, whether commenced or threatened, in respect thereof) or Indemnified Damages arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other Blue Sky laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, including any preliminary Prospectus, free writing Prospectus or final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto, and including all information incorporated by reference therein), or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 7.c, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable and documented expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7.a: (x) shall not apply to a Claim or Indemnified Damages sought by an Indemnified Person to the extent arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (y) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive any transfer of Registrable Securities by any Investor pursuant to Section 10.

b.By the Investors. In connection with any Registration Statement in which an Investor’s Registrable Securities are included, each such Investor agrees, severally and not jointly, to indemnify, hold harmless and defend the Company, each of its directors, each of its officers who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), to the same extent and in the same manner as is set forth in Section 7.a with respect to the Indemnified Persons, against any Claim or Indemnified Damages to which any of them may become subject insofar as such Claim or Indemnified Damages arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other Blue Sky laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, any Violations, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with the preparation of the Registration Statement or any amendment thereof or supplement thereto; and, subject to Section 7.c, such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 7.b and the agreement with respect to contribution contained in Section 8 shall not apply to amounts paid in settlement of any Claim or Indemnified Damages if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, that an Investor shall be liable under this Section 7.b for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive any transfer of Registrable Securities by any Investor pursuant to Section 10.
c.Notice. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 7 of the written threat of or notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim or Indemnified Damages, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, promptly deliver to the indemnifying party a written notice of the written threat of or notice of the commencement of such action or proceeding; provided that failure to so notify the indemnifying party will not relieve the indemnifying party from any liability it may have to such indemnified party hereunder except to the extent that the indemnifying party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Claim to the extent then known. In case any such action or proceeding is brought against any Indemnified Party or Indemnified Person and such Indemnified Party or Indemnified Person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In any such proceeding, any Indemnified Person or Indemnified Party may retain its own counsel, but the fees and expenses of that counsel will be at the expense of that Indemnified Person or Indemnified Party, as the case may be, unless (i) the indemnifying party and the Indemnified Person or Indemnified Party, as applicable, shall have mutually agreed to the retention of that counsel, (ii) the indemnifying party does not assume the defense of such proceeding in a timely manner or (iii) in the opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel for the Indemnified Person or Indemnified Party, as applicable, and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by counsel to the indemnifying party in such proceeding. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or proceeding or Claim or Indemnified Damages by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action, proceeding or Claim or Indemnified Damages. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, as the case may be, consent to entry of any judgment or enter into any settlement or other compromise with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not the Indemnified Party or Indemnified Person is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as applicable) of a full release from all liability with respect to such Claim or Indemnified Damages or which includes any admission as to fault or culpability on the part of such Indemnified Party or Indemnified Person. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action or proceeding as a result of such failure.
d.The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. The Indemnified Party or Indemnified Person shall promptly reimburse the indemnifying party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party or Indemnified Person is finally judicially determined to not be entitled to indemnification hereunder.
e.The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
8.CONTRIBUTION. If the indemnification provided for in Section 7 is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such Indemnified Party or Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Party or Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the Indemnified Party or Indemnified Person on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of the indemnifying party, on the one hand, and of the Indemnified Party or Indemnified Person on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Party or Indemnified Person, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the indemnifying party be greater in amount than the amount which such indemnifying party would have been obligated to pay if indemnification pursuant to Section 7.a or Section 7.b, as applicable, had been available.
9.REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144, the Company agrees to use commercially reasonable efforts to:
a.make and keep public information available, as those terms are understood and defined in Rule 144;
b.file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and
c.furnish to each Investor, unless otherwise available at no charge by access electronically to the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or successor thereto), so long as such Investor owns Registrable Securities, promptly upon request, (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (ii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.
10.ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by the Investors (i) in connection with any Permitted Transfer and (ii) to any transferee of all or any portion of Registrable Securities if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company; (b) the Company is furnished with written notice within three (3) Business Days of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned; and (c) the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.
11.AMENDMENT AND WAIVER. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to each of the Investors. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of an Investor whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Investors may be given solely by such Investor.
12.TERMINATION. The rights of any particular Investor under this Agreement shall terminate with respect to such Investor on the date upon which such Investor no longer holds any Registrable Securities. This Agreement shall terminate on the date on which no Registrable Securities remain issuable or outstanding.
13.MISCELLANEOUS.

a.A Person is deemed to be a holder of Registrable Securities (or a transferee or assignee of Registrable Securities, as applicable) whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.
b.Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon receipt, when delivered via email, personally or by a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:
If to the Company:
New Fortress Energy Inc.,
11 W. 19th Street, 8th Floor
New York, New York 10011
Attention: Kevin Sullivan; Matthew Reinhard
With copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: Michael J. Schwartz
If to Investors, at the most current address given by the transfer agent and registrar of the Company Securities.
c.Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
d.All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
e.This Agreement and the other documents executed in contemplation thereof (the “Transaction Documents”) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.
f.Subject to the requirements of Section 10, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g.The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
h.This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.
i.Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
j.The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.
k.Each Investor shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Investor has been granted at any time under any other agreement or contract and all of the rights that such Investor has under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.
l.This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 7 and Section 8 hereof, each Indemnified Person and Indemnified Party, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
m.From the date hereof, the Company shall not grant any Person any registration rights with respect to shares of Common Stock or any other securities of the Company other than registration rights that will not adversely affect the rights of the Investors hereunder (including by limiting in any way the number of Registrable Securities that could be included in any Registration Statement pursuant to Rule 415) and shall not otherwise enter into any agreement that is inconsistent with the rights granted to the Investors hereunder.
n.The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Securities remain outstanding; provided, however, that the Company’s obligations under Section 7, Section 8 and Section 13 of this Agreement shall remain in full force and effect following such time.
o.The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.
p.Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation and (v) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified.
* * * * * *

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.
COMPANY:
NEW FORTRESS ENERGY INC.
By:
Name:    Christopher S. Guinta
Title:    Chief Financial Officer

INVESTORS:

NAME OF INVESTOR:
[●]
[By: [●]]

By:
Name:
Title:

ANNEX H
UNAUDITED PRO FORMA FINANCIAL INFORMATION
On March 17, 2026, New Fortress Energy Inc. (“NFE,” the “Company,” “we,” “our” and “us”) entered into a restructuring support agreement (together with all exhibits, annexes and schedules thereto, the “RSA”) with certain of its lenders and noteholders that contemplates a comprehensive recapitalization transaction (the “Restructuring Transaction”). The Company expects to complete the Restructuring Transaction through restructuring plans promoted by each of two indirect subsidiaries of the Company, (i) NFE Global Holdings Limited (“NFE Global”) and (ii) NFE Brazil Newco Limited (“NFE Brazil Newco”) (each, a “PlanCo”) under Part 26A of the UK Companies Act 2006 (for each PlanCo, the “Restructuring Plan,” and together, the “Restructuring Plans”) and sanctioned by the High Court of Justice in England and Wales (the “High Court”). The PlanCos will seek recognition of the Restructuring Plans in the United States pursuant to chapter 15 of the U.S. Bankruptcy Code.
As part of the Restructuring Transaction, the Company will separate into two independent companies: one comprising the Company’s businesses and assets in Brazil and land in Wyalusing, Pennsylvania (“BrazilCo”), and the other comprising the Company’s remaining businesses and assets, which will be retained by NFE (“CoreCo”). The Company’s existing obligations will be exchanged for a combination of consideration, including:
•100% of the common equity interests in BrazilCo;
•approximately $571.3 million in senior secured term loans incurred by CoreCo (the “New CoreCo Term Loans”);
•convertible preferred stock of CoreCo with an aggregate liquidation preference of $2.46 billion (the “CoreCo Convertible Preferred Stock”);
•such number of shares of Common Stock as is sufficient for the Supporting Creditors to hold 65% of NFE common stock as of the closing date of the Restructuring Transaction;
•$400 million in non-recourse term loans (the “FLNG 2 Term Loans”) incurred or issued by the subsidiary that owns the Company’s FLNG 2 assets (“FLNG 2 Co”); and
•$200 million in non-convertible, preferred equity (the “FLNG 2 Preferred Equity”) issued by FLNG 2 Co.
The Company has reflected the exchange of its existing obligations for the consideration described above in the unaudited pro forma condensed consolidated financial statements in a manner consistent with management’s current expectation that such exchange will be accounted for as a troubled debt restructuring, a debt extinguishment or a debt modification based on the analysis performed on a lender-by-lender basis, under accounting principles generally accepted in the United States of America (“US GAAP”). In addition, the Restructuring Transaction contemplates certain other negotiated arrangements with unsecured creditors, which are reflected in the accompanying unaudited pro forma condensed consolidated financial statements.
In connection with the separation, certain intercompany balances, loans and other arrangements between BrazilCo and CoreCo will be terminated or eliminated, and the net intercompany claim between BrazilCo and CoreCo will be replaced with a new receivable due to CoreCo.
The following unaudited pro forma condensed consolidated financial statements (which we refer to as the “pro forma financial statements”) have been prepared from the Company’s historical consolidated financial statements, adjusted to give effect to the Restructuring Transaction. The unaudited pro forma condensed consolidated financial statements also give effect to the proposed 1-for-50 reverse stock split described in this Proxy Statement in connection with the Restructuring Transaction.
The Restructuring Transaction is expected to close by the third quarter of 2026, subject to the satisfaction of certain conditions, including the High Court’s entry of an order sanctioning the Restructuring Plans and the recognition of that order in the United States pursuant to chapter 15 of the U.S. Bankruptcy Code, completion of definitive documents acceptable to the parties in accordance with standards set forth in the RSA, approval of certain matters by the Company’s stockholders, receipt of required regulatory and third-party consents and approvals, and satisfaction of certain process “milestones.”
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2026 reflects the Company’s financial position as if the Restructuring Transaction had occurred on March 31, 2026. The unaudited pro forma condensed consolidated income statement for the three months ended March 31, 2026 and for the year ended December 31, 2025 give effect to the Restructuring Transaction as if it were completed on January 1, 2025. The unaudited pro forma condensed consolidated income statements for the three months ended March 31, 2026 and for the years ended December 31, 2025, 2024 and 2023 reflect the removal of BrazilCo as discontinued

operations for all periods presented. The adjustments reflected in the “BrazilCo Separation” column represent the removal of assets, liabilities, equity and results of operations attributable to BrazilCo, which qualifies for discontinued operations presentation in accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations, under US GAAP.
The unaudited pro forma condensed consolidated financial statements have been prepared based on information currently available and certain assumptions that management believes are reasonable, as further described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. They are not intended to be a complete representation of the Company’s financial position or results of operations had the Restructuring Transaction occurred as of the period indicated. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s future results of operations or financial condition had the Restructuring Transaction and related transactions been completed on the date assumed. The unaudited pro forma condensed consolidated financial statements and the notes thereto should be read in conjunction with (i) the audited historical financial statements of the Company, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on April 13, 2026, as amended by the Company’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2026, (ii) the Company’s unaudited condensed consolidated financial statements and related notes included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included therein, filed with the SEC on May 14, 2026, and (iii) the Company’s Preliminary Proxy Statement filed with the SEC on May 8, 2026.
The preparation of the unaudited pro forma condensed consolidated financial statements includes transaction accounting adjustments that are based on reasonable estimates and assumptions further described in the accompanying notes. These transaction accounting adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing the unaudited pro forma condensed consolidated financial statements.

New Fortress Energy Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2026
(in thousands)

	Historical NFE Inc.	BrazilCo Separation (Note 2)	NFE Inc. Continuing Operations	Transaction accounting adjustments (Note 3)	Notes	Pro Forma
Assets
Current assets
Cash and cash equivalents	$92,389	$(15,576)	$76,813	$(7,500)	(g)	$69,313
Restricted cash	97,492	(58,282)	39,210	—		39,210
Receivables, net of allowances	370,322	(135,620)	234,702	—		234,702
Inventory	152,946	(14,748)	138,198	—		138,198
Prepaid expenses and other current assets	445,599	(30,158)	415,441	(16,069)	(a)	399,372
Total current assets	1,158,748	(254,384)	904,364	(23,569)		880,795
Construction in progress	3,823,852	(2,092,053)	1,731,799	—		1,731,799
Property, plant and equipment, net	4,860,875	(333,023)	4,527,852	(86,483)	(h)	4,441,369
Right-of-use assets	244,823	(6,494)	238,329	—		238,329
Intangible assets, net	192,409	(155,441)	36,968	—		36,968
Other non-current assets, net	113,631	—	113,631	—		113,631
Total assets	$10,394,338	$(2,841,395)	$7,552,943	$(110,052)		$7,442,891

Liabilities
Current liabilities
Current portion of long-term debt and short-term borrowings	$7,181,301	$(1,328,693)	$5,852,608	$(5,687,801)	(a)(g)(h)	$164,807
Accounts payable	634,700	(28,975)	605,725	—		605,725
Accrued liabilities	844,064	(181,366)	662,698	(380,432)	(a)(g)(i)	282,266
Current lease liabilities	26,926	(341)	26,585	—		26,585
Other current liabilities	239,807	(30,826)	208,981	(4,129)	(p)	204,852
Total current liabilities	8,926,798	(1,570,201)	7,356,597	(6,072,362)		1,284,235
Long-term debt	1,105,839	(590,148)	515,691	1,177,246	(b)(e)(g)(h)	1,692,937
Non-current lease liabilities	259,827	(6,203)	253,624	—		253,624
Deferred tax liabilities, net	73,936	(54,241)	19,695	13,929	(p)	33,624
Other long-term liabilities	82,974	(11,411)	71,563	(5,061)	(p)	66,502
Total liabilities	10,449,374	(2,232,204)	8,217,170	(4,886,248)		3,330,922

Commitments and contingencies

Convertible preferred stock, par value $0.01	—	—	—	2,459,269	(c)	2,459,269
Redeemable non-controlling interest	—	—	—	200,000	(f)	200,000
Total mezzanine equity	—	—	—	2,659,269		2,659,269

Stockholders' equity
Class A common stock	2,856	—	2,856	7,357	(d)	10,213
Additional paid-in capital	1,779,052	—	1,779,052	(613,405)	(c)(d)(f)(j)	1,165,647
(Accumulated deficit) retained earnings	(2,050,538)	(521,189)	(2,571,727)	2,722,975	(j)	151,248
Accumulated other comprehensive income	88,388	(84,263)	4,125	—		4,125
Total stockholders’ equity attributable to NFE	(180,242)	(605,452)	(785,694)	2,116,927		1,331,233
Non-controlling interest	125,206	(3,739)	121,467	—		121,467
Total stockholders’ equity	(55,036)	(609,191)	(664,227)	2,116,927		1,452,700
Total liabilities, mezzanine equity and stockholders’ equity	$10,394,338	$(2,841,395)	$7,552,943	$(110,052)		$7,442,891

New Fortress Energy Inc.
Unaudited Pro Forma Condensed Consolidated Income Statement
For the three months ended March 31, 2026
(in thousands, except share and per share data)

	Historical NFE Inc.	BrazilCo Separation (Note 2)	NFE Inc. Continuing Operations	Transaction accounting adjustments (Note 3)	Notes	Pro Forma
Operating revenue	$185,214	$(35,649)	$149,565	$—		$149,565
Vessel charter revenue	11,228	—	11,228	(7,272)	(h)	3,956
Contract novation income	943	—	943	—		943
Other revenue	29,568	—	29,568	—		29,568
Total revenues	226,953	(35,649)	191,304	(7,272)		184,032

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	199,685	(43,592)	156,093	—		156,093
Vessel operating expenses	654	—	654	—		654
Operations and maintenance	48,265	(1,332)	46,933	—		46,933
Selling, general and administrative	47,494	(14,937)	32,557	—		32,557
Transaction and integration costs	53,284	(122)	53,162	(53,162)	(i)	—
Depreciation and amortization	41,082	(6,529)	34,553	(1,761)	(h)	32,792
Goodwill impairment expense	—	—	—	—		—
Asset impairment expense	61,864	—	61,864	—		61,864
Total operating expenses	452,328	(66,512)	385,816	(54,923)		330,893
Operating (loss)	(225,375)	30,863	(194,512)	47,651		(146,861)
Interest expense	186,880	(24,864)	162,016	(77,873)	(g)(h)(l)(m)	84,143
Other (income) expense, net	(43,192)	44,590	1,398	—		1,398
(Loss) before income taxes	(369,063)	11,137	(357,926)	125,524		(232,402)
Tax provision	31,541	4,357	35,898	(12,204)	(p)	23,694
Net (loss)	$(400,604)	$6,780	$(393,824)	$137,728		$(256,096)

Net (loss) attributable to common stockholders	$(399,945)	$6,780	$(393,165)	$137,728		$(255,437)

Net (loss) per share – basic	$(1.40)				(o)	$(0.35)
Net (loss) per share – diluted	$(1.40)				(o)	$(0.35)

Weighted average number of shares outstanding – basic	285,702,846				(n)	816,166,380
Weighted average number of shares outstanding – diluted	285,702,846				(n)	816,166,380

Give effect to assumed 1-for-50 reverse stock split:
Net (loss) per share – basic	$(69.99)				(o)	$(17.59)
Net (loss) per share – diluted	$(69.99)				(o)	$(17.59)

Weighted average number of shares outstanding – basic	5,714,057				(n)	16,323,328
Weighted average number of shares outstanding – diluted	5,714,057				(n)	16,323,328

New Fortress Energy Inc.
Unaudited Pro Forma Condensed Consolidated Income Statement
For the year ended December 31, 2025
(in thousands, except share and per share data)

	Historical NFE Inc.	BrazilCo Separation (Note 2)	NFE Inc. Continuing Operations	Transaction accounting adjustments (Note 3)	Notes	Pro Forma
Operating revenue	$1,179,508	$(203,872)	$975,636	$—		$975,636
Vessel charter revenue	190,504	—	190,504	(28,974)	(h)	161,530
Contract novation income	6,366	—	6,366	—		6,366
Other revenue	127,659	—	127,659	—		127,659
Total revenues	1,504,037	(203,872)	1,300,165	(28,974)		1,271,191

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	918,603	(90,853)	827,750	—		827,750
Vessel operating expenses	26,594	—	26,594	—		26,594
Operations and maintenance	218,511	(13,973)	204,538	—		204,538
Selling, general and administrative	307,442	(84,060)	223,382	—		223,382
Transaction and integration costs	161,756	(6,108)	155,648	62,396	(i)	218,044
Depreciation and amortization	203,508	(31,693)	171,815	(7,046)	(h)	164,769
Goodwill impairment expense	598,110	—	598,110	—		598,110
Asset impairment expense	860,865	(25,479)	835,386	—		835,386
(Gain) loss on sale, net	(670,938)	—	(670,938)	42,953	(h)	(627,985)
Total operating expenses	2,624,451	(252,166)	2,372,285	98,303		2,470,588
Operating (loss)	(1,120,414)	48,294	(1,072,120)	(127,277)		(1,199,397)
Interest expense	777,845	(117,985)	659,860	(250,422)	(g)(h)(l)(m)	409,438
Other (income), net	(147,593)	124,089	(23,504)	—		(23,504)
Loss (gain) on extinguishment of debt, net	19,937	(392)	19,545	(551,252)	(k)	(531,707)
Gain on restructuring of debt	—	—	—	(1,565,225)	(g)(k)	(1,565,225)
(Loss) income before income taxes	(1,770,603)	42,582	(1,728,021)	2,239,622		511,601
Tax provision	61,350	(25,998)	35,352	16,943	(p)	52,295
Net (loss) income	$(1,831,953)	$68,580	$(1,763,373)	$2,222,679		$459,306

Net (loss) income attributable to common stockholders	$(1,844,910)	$81,777	$(1,763,133)	$2,222,679		$459,546

Net (loss) per share – basic	$(6.63)				(o)	$(0.62)
Net (loss) per share – diluted	$(6.63)				(o)	$(0.62)

Weighted average number of shares outstanding – basic	278,474,487				(n)	808,938,021
Weighted average number of shares outstanding – diluted	278,474,487				(n)	808,938,021

Give effect to assumed 1-for-50 reverse stock split:
Net (loss) per share – basic	$(331.25)				(o)	$(30.78)
Net (loss) per share – diluted	$(331.25)				(o)	$(30.78)

Weighted average number of shares outstanding – basic	5,569,490				(n)	16,178,760
Weighted average number of shares outstanding – diluted	5,569,490				(n)	16,178,760

New Fortress Energy Inc.
Unaudited Pro Forma Condensed Consolidated Income Statement
For the year ended December 31, 2024
(in thousands, except share and per share data)

	Historical NFE Inc.	BrazilCo Separation (Note 2)	Pro Forma
Operating revenue	$1,697,464	$(3,339)	$1,694,125
Vessel charter revenue	209,386	—	209,386
Contract novation income	295,558	—	295,558
Other revenue	156,536	—	156,536
Total revenues	2,358,944	(3,339)	2,355,605

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,065,181	(1,579)	1,063,602
Vessel operating expenses	33,372	—	33,372
Operations and maintenance	170,763	(1,473)	169,290
Selling, general and administrative	293,378	(47,026)	246,352
Transaction and integration costs	12,279	(535)	11,744
Depreciation and amortization	158,791	(21,028)	137,763
Asset impairment expense	16,494	(478)	16,016
Loss on sale of assets, net	80,207	—	80,207
Total operating expenses	1,830,465	(72,119)	1,758,346
Operating income	528,479	68,780	597,259
Interest expense	316,337	(71,488)	244,849
Other expense, net	116,308	(116,138)	170
Loss on extinguishment of debt, net	270,063	(24,956)	245,107
(Loss) income before income taxes	(174,229)	281,362	107,133
Tax provision	70,308	14,420	84,728
Net (loss) income	$(244,537)	$266,942	$22,405

Net (loss) attributable to common stockholders	$(272,256)	$266,942	$(5,314)

Net (loss) per share – basic	$(1.25)		$(0.02)
Net (loss) per share – diluted	$(1.26)		$(0.02)

Weighted average number of shares outstanding – basic	217,578,487		217,578,487
Weighted average number of shares outstanding – diluted	218,622,419		218,622,419

Give effect to assumed 1-for-50 reverse stock split:
Net (loss) per share – basic	$(62.57)		$(1.22)
Net (loss) per share – diluted	$(62.27)		$(1.22)

Weighted average number of shares outstanding – basic	4,351,570		4,351,570
Weighted average number of shares outstanding – diluted	4,372,448		4,372,448

New Fortress Energy Inc.
Unaudited Pro Forma Condensed Consolidated Income Statement
For the year ended December 31, 2023
(in thousands, except share and per share data)

	Historical NFE Inc.	BrazilCo Separation (Note 2)	Pro Forma
Operating revenue	$2,060,212	$(37,230)	$2,022,982
Vessel charter revenue	252,343	(3,328)	249,015
Other revenue	78,050	—	78,050
Total revenues	2,390,605	(40,558)	2,350,047

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	879,221	(23,192)	856,029
Vessel operating expenses	45,439	66	45,505
Operations and maintenance	175,559	(5,519)	170,040
Selling, general and administrative	203,385	(20,791)	182,594
Transaction and integration costs	6,946	(122)	6,824
Depreciation and amortization	161,424	(8,276)	153,148
Asset impairment expense	10,958	—	10,958
(Gain) on sale of assets, net	(27,978)	—	(27,978)
Total operating expenses	1,454,954	(57,834)	1,397,120
Operating income	935,651	17,276	952,927
Interest expense	284,019	(31,846)	252,173
Other expense, net	10,408	41,433	51,841
Income before income from equity method investments and income taxes	641,224	7,689	648,913
Income from equity method investments	9,972	—	9,972
Tax provision	102,972	(16,650)	86,322
Net income	$548,224	$24,339	$572,563

Net income attributable to common stockholders	$547,230	$24,339	$571,569

Net income per share – basic	$2.66		$2.78
Net income per share – diluted	$2.65		$2.77

Weighted average number of shares outstanding – basic	205,942,837		205,942,837
Weighted average number of shares outstanding – diluted	206,481,977		206,481,977

Give effect to assumed 1-for-50 reverse stock split:
Net income per share – basic	$132.86		$138.77
Net income per share – diluted	$132.51		$138.41

Weighted average number of shares outstanding – basic	4,118,857		4,118,857
Weighted average number of shares outstanding – diluted	4,129,640		4,129,640

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Note 1 – Basis of Presentation
The unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of the Company as adjusted to give effect to the Restructuring Transaction. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2026 gives effect to the Restructuring Transaction as if it were completed on March 31, 2026. The unaudited pro forma condensed consolidated income statements for the three months ended March 31, 2026 and for the year ended December 31, 2025 give effect to the Restructuring Transaction as if it were completed on January 1, 2025. The unaudited pro forma condensed consolidated income statements for the three months ended March 31, 2026 and for the years ended December 31, 2025, 2024 and 2023 reflect the removal of the results of operations attributable to BrazilCo for all periods presented. The unaudited pro forma condensed consolidated financial statements have been prepared in a manner consistent with management’s current expectation that the exchange of certain of the Company’s existing funded debt obligations contemplated by the RSA will be accounted for as a troubled debt restructuring under US GAAP. The determination of whether a transaction should be accounted for as a troubled debt restructuring is dependent on whether a concession is granted by the creditors, among other factors. The determination of whether a concession is granted requires the determination of the fair value of the various instruments, including equity instruments provided to the creditors. The estimation of the fair values of these instruments requires judgment and the Company's management has utilized assumptions based on the best available information and inputs. The fair values may change significantly as the assumptions and inputs are updated through the date of closing of the Restructuring Transaction, which could change the determination of whether a concession was granted, the measurement of the carrying value to record the new debt instruments and the measurement of any gains and losses. The final accounting for the Restructuring Transaction, including related valuation conclusions, remains subject to change based on the final terms of the definitive agreements and the final lender elections that will govern the debt and equity to be issued as part of the Restructuring Transaction and completion of management’s accounting analysis and valuation procedures.
The Restructuring Transaction and the related adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. In the opinion of the Company’s management, all material adjustments have been made that are necessary to present the significant effects of the Restructuring Transaction, in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations of the Company that would have occurred if the Restructuring Transaction had occurred on the dates indicated, nor are they indicative of the Company’s future financial position or results of operations.
Note 2 – BrazilCo Separation Adjustments
These adjustments reflect the elimination of assets, liabilities, equity and operations attributable to BrazilCo. This disposal meets the criteria for BrazilCo to be presented as discontinued operations in accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations. Land in Wyalusing, Pennsylvania is excluded from these adjustments as this component does not meet the criteria for discontinued operations presentation.
Note 3 - Transaction Accounting Adjustments
The transaction accounting adjustments are based on estimates and assumptions that the Company’s management believes are reasonable. These transaction accounting adjustments include those adjustments that are directly attributable to the Restructuring Transaction and factually supportable. The final accounting for the Restructuring Transaction may differ materially from the pro forma adjustments presented herein. These transaction accounting adjustments are described below:
(a) Reflects the derecognition of certain of the Company’s existing funded debt obligations that are expected to be exchanged pursuant to the RSA. The aggregate carrying amount of such obligations removed was $6,008.9 million, inclusive of related accrued interest. Related unamortized deferred financing costs, unamortized discount and unamortized premium were also derecognized.
(b) Reflects the issuance of New CoreCo Term Loans with an outstanding principal balance of $571.3 million and a carrying value of $730.7 million. The New CoreCo Term Loans are initially recorded at carrying value, which includes $121.0 million of future interest payments and other contingent payments as required from the application of troubled debt restructuring accounting under US GAAP for a group of the lenders receiving New CoreCo Term Loans. The carrying value also includes a $38.4 million adjustment relating to debt premium and deferred financing costs for the group of lenders where troubled debt restructuring accounting is not applied.

The aggregate principal amount may be increased by up to $35.0 million (after giving effect to any original issue discount) to the extent necessary to satisfy the minimum liquidity condition, which requires CoreCo to have consolidated liquidity of not less than $100.0 million beginning on the effective date of the Restructuring Transaction. No such increase has been reflected in the transaction accounting adjustments.
(c) Reflects the issuance of CoreCo Convertible Preferred Stock with an aggregate liquidation preference of $2,459.3 million. The CoreCo Convertible Preferred Stock is classified as mezzanine equity as it contains redemption features that may be outside the Company’s control. The CoreCo Convertible Preferred Stock is recorded at its redemption value as the instrument will be currently redeemable upon issuance. The CoreCo Convertible Preferred Stock is initially recorded at its estimated fair value of $1,675.2 million, and, as the instrument is currently redeemable, an accretion adjustment of $784.1 million is immediately recorded to present the CoreCo Convertible Preferred Stock at redemption value. The day one accretion is treated as a deemed dividend within equity and, accordingly, is not reflected in the unaudited pro forma condensed consolidated income statements in any period presented.
If not already redeemed, the instrument will mandatorily convert on the third anniversary of the closing date into shares of NFE common stock representing 87% of the fully diluted common stock of NFE as of the closing date of the Restructuring Transaction.
(d) Reflects the issuance of CoreCo common stock. Under the RSA, creditors will receive shares representing 65% of NFE common stock outstanding at closing, before giving effect to any incentive plan and before any conversion of the CoreCo Convertible Preferred Stock. Existing stockholders will retain shares representing 35% on that same basis.
(e) Reflects the issuance by FLNG 2 Co of FLNG 2 Term Loans with an outstanding principal balance of $400.0 million and a carrying value of $452.4 million. The FLNG 2 Term Loans are initially recorded at carrying value, which includes $36.2 million of future interest payments and other contingent payments as required from the application of troubled debt restructuring accounting under US GAAP for a group of the lenders receiving FLNG 2 Term Loans. The carrying value also includes a $16.2 million adjustment relating to debt premium and deferred financing costs for the group of lenders where troubled debt restructuring accounting is not applied.
(f) Reflects the issuance of FLNG 2 Preferred Equity with an aggregate liquidation preference upon issuance of $200.0 million. The FLNG 2 Preferred Equity is classified as mezzanine equity because it contains redemption features that may be outside the Company’s control. The FLNG 2 Preferred Equity is presented at its redemption value as the instrument will be currently redeemable upon issuance. The FLNG 2 Preferred Equity is initially recorded at its estimated fair value of $101.1 million, and as the instrument is currently redeemable, an accretion adjustment of $98.9 million is immediately recorded to present the FLNG 2 Preferred Equity at redemption value. The day one accretion is treated as a deemed dividend within equity, and accordingly, is not reflected in the unaudited pro forma condensed consolidated income statements in any period presented.
(g) Reflects the settlement of certain obligations under the Company's EB-5 loan agreement, including the derecognition of $99.1 million of existing obligations and $3.6 million of accrued interest associated with such obligations. All of the assets associated with the Company's ZeroParks hydrogen project, including $7.5 million of cash, will be transferred to the creditors, and the Company will issue a new unsecured note with an outstanding principal balance of $22.5 million and a carrying value of $39.4 million. The assets of the ZeroParks hydrogen project were impaired during the year ended December 31, 2025, and as such, this settlement results in a gain of $55.8 million, which is reflected in the unaudited pro forma condensed consolidated income statement for the year ended December 31, 2025. The carrying value of the new unsecured note incorporates certain adjustments for the accounting of anticipated troubled debt restructuring under US GAAP to include the future interest payments and other contingent payments of $16.9 million. This adjustment is preliminary and may change based on the final terms of the agreements.
(h) Reflects the impact of amendments to certain charter and related support arrangements with Energos, including reduced hire rates for certain vessels and the cancellation and termination of the Company’s forward-starting charter agreement of the NR Satu. As the charter agreements with Energos are accounted for as a failed sale leaseback, the adjustments to the charter rate result in reductions to interest expense in the unaudited pro forma condensed consolidated income statements. Additionally, the termination of the forward starting charter for the NR Satu is expected to result in the sale of this vessel for accounting purposes, reducing property, plant and equipment and associated long-term debt. The amendments result in a reduction of $86.5 million related to property, plant and equipment, $45.3 million related to long-term debt, as well as a reclassification from long-term debt to short-term debt of $1.9 million. The unaudited pro forma condensed consolidated income statements for the three months ended March 31, 2026 and the year ended December 31, 2025 reflect decreases of (i)

$7.3 million and $29.0 million, respectively, related to third-party revenue, (ii) $1.8 million and $7.0 million related to depreciation expense, respectively, and (iii) $11.3 million and $32.6 million related to interest expense, respectively. The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2025 also reflects a $43.0 million loss on sale.
(i) Reflects estimated transaction costs expected to be incurred in connection with the Restructuring Transaction, including legal, advisory, professional, financing and other implementation costs. These costs are nonrecurring. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2026 reflects an accrual of approximately $57.5 million in accrued liabilities for a success fee payable to certain advisors upon consummation of the Restructuring Transaction. The unaudited pro forma condensed consolidated income statement for the three months ended March 31, 2026 reflects a reduction of $53.2 million of transaction costs incurred during the first quarter of 2026 as the pro forma financial statements have been prepared assuming that the Restructuring Transaction was completed on January 1, 2025. The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2025 reflects $62.4 million of such costs as if incurred during the period.
The Restructuring Transaction also contemplates (i) a fee payable to certain consenting creditors in consideration for agreeing to forbear from exercising remedies prior to consummation of the Restructuring Transaction (the “Standstill Fee”) and (ii) a 0.75% fee on the principal amount of eligible debt, payable in kind in the form of restructuring consideration (the “Early Consent Fee”). The Standstill Fee and Early Consent Fee are settled by issuing additional New CoreCo Term Loans and CoreCo Convertible Preferred Stock, respectively, and as such, are not reflected in the transaction costs above.
(j) Reflects the net effect to retained earnings and additional paid-in capital of (i) the transaction accounting adjustments in the amount of $2,584.8 million and (ii) the gain on the separation of BrazilCo of $138.2 million, based on the carrying value of the BrazilCo business disposed of and the estimated fair value of the BrazilCo common equity distributed to certain creditors. Since the unaudited pro forma condensed consolidated income statements only include continuing operations, the estimated gain on the separation is not included in any period presented. The gain on the separation of BrazilCo is nonrecurring.
(k) Reflects (i) the gain on troubled debt restructuring of $1,509.5 million, representing the excess of the carrying amount of the restructured debt over the sum of (a) the fair value of any equity issued to existing lenders and (b) the total future undiscounted cash payments on debt issued to such lenders, and (ii) the gain on debt extinguishment of $551.3 million, representing the difference between the carrying amount of the debt obligations derecognized and the estimated fair value of the related consideration issued, reduced by any lender fees and third party costs incurred. The gain on troubled debt restructuring and the gain on debt extinguishment are nonrecurring.
(l) Reflects the reduction in historical interest expense of $124.8 million and $450.8 million for the three months ended March 31, 2026 and the year ended December 31, 2025, respectively, associated with debt instruments derecognized or settled in connection with the Restructuring Transaction, including obligations settled under the Company’s EB-5 loan agreement.
(m) Reflects interest expense of $58.2 million and $233.0 million for the three months ended March 31, 2026 and the year ended December 31, 2025, respectively, associated with newly issued debt instruments contemplated by the Restructuring Transaction, including New CoreCo Term Loans and FLNG 2 Term Loans. As a portion of the New CoreCo Term Loans and the FLNG 2 Term Loans were accounted for as a troubled debt restructuring, the future interest payments were included in the carrying value of the debt on the unaudited pro forma condensed consolidated balance sheet. As such, no interest expense will be recognized in the unaudited pro forma condensed consolidated income statement for these creditors.
(n) The pro forma weighted-average shares outstanding for the period have been calculated as if the Restructuring Transaction had occurred on January 1, 2025. The unaudited pro forma condensed consolidated income statements present share and per-share amounts both before and after giving effect to the assumed 1-for-50 reverse stock split.
The pro forma weighted-average shares outstanding reflect (i) historical weighted-average shares outstanding and (ii) the issuance of shares of NFE common stock to holders of existing debt pursuant to the RSA.
The CoreCo Convertible Preferred Stock issued in connection with the Restructuring Transaction is included in the calculation of diluted earnings per share using the if-converted method, under which the preferred stock is assumed to have converted into NFE common stock at the beginning of the period, to the extent the effect is dilutive. The assumed conversion is based on the terms of the instrument and gives effect to the assumed 1-for-50 reverse stock split.

The following table presents the calculation of the pro forma weighted-average number of shares of NFE common stock outstanding.

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Weighted-average NFE shares outstanding – historical	285,702,846	278,474,487
Shares issued to holders of existing debt pursuant to the Restructuring Transaction	530,463,534	530,463,534
Pro forma consolidated weighted-average number of shares outstanding – basic	816,166,380	808,938,021
Pro forma consolidated weighted average number of shares of common stock – diluted	816,166,380	808,938,021

Give effect to assumed 1-for-50 reverse stock split:
Pro forma consolidated weighted-average number of shares outstanding – basic	16,323,328	16,178,760
Pro forma consolidated weighted average number of shares of common stock – diluted	16,323,328	16,178,760
(o) Pro forma net income attributable to common stockholders used in basic earnings per share reflects the impact of the CoreCo Convertible Preferred Stock issued in connection with the Restructuring Transaction, including (i) cumulative preferred dividends, which accrue through quarterly increases to liquidation preference at cumulative per annum rates of 3.0%, 5.0% and 7.0% in each of the three years prior to conversion, and (ii) accretion of the CoreCo Convertible Preferred Stock to redemption value, which is treated as a deemed dividend. Pro forma net income attributable to common stockholders used in basic earnings per share also reflects the impact of the FLNG 2 Preferred Equity issued in connection with the Restructuring Transaction, which is classified as redeemable non-controlling interest in mezzanine equity, including accretion to its redemption value.
For diluted earnings per share, the CoreCo Convertible Preferred Stock is evaluated under the if-converted method. Because the assumed conversion of the CoreCo Convertible Preferred Stock would be antidilutive for the period presented, the related preferred dividends and accretion have not been added back in calculating diluted earnings per share. The FLNG 2 Preferred Equity was not considered in the calculation of diluted earnings per share because it does not contain a conversion feature into common stock.
The following table reconciles the numerators of pro forma basic and diluted net (loss) per common share (in thousands).

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Pro forma consolidated net (loss) income	$(256,096)	$459,306
Add: Net loss attributable to noncontrolling interest	659	1,544
Less: Convertible preferred stock dividend	—	(1,304)
Less: Preferred dividends on CoreCo Convertible Preferred Stock	(31,674)	(74,612)
Less: Accretion of CoreCo Convertible Preferred Stock to redemption value	—	(784,038)
Less: Accretion of redeemable non-controlling interest to redemption value	—	(98,948)
Pro forma consolidated net (loss) attributable to common stockholders – basic	$(287,111)	$(498,052)
Pro forma consolidated net (loss) attributable to common stockholders – diluted	$(287,111)	$(498,052)
(p) Reflects the income tax effect of the pro forma pre-tax adjustments. For the three months ended March 31, 2026, the adjustments resulted in a decrease to deferred tax expense due to the change in foreign earnings partially offset by a release of the foreign valuation allowance. For the year ended December 31, 2025, the adjustments resulted in an increase to deferred tax expense primarily due to the utilization of U.S. tax attributes against the related income, partially offset by a release of the U.S. valuation allowance against certain of those attributes.

The RSA also contemplates certain post-closing arrangements, including a transition services agreement, management incentive plans and the termination or elimination of certain intercompany balances and arrangements between BrazilCo and CoreCo, including arrangements that may result in a new receivable due to CoreCo. No pro forma adjustment has been reflected for these items because the related terms are not finalized.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T01040-P54336 NEW FORTRESS ENERGY INC. 111 WEST 19TH STREET 8TH FLOOR NEW YORK, NY 10011 For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. &#9; Nominees: 01)&#9; Charles M. Sledge 02)&#9; Katherine E. Wanner NOTE: The Board of Directors may consider and act upon any other business properly presented at the Annual Meeting. If a proxy is properly executed, then the shares will be voted either in the manner you indicate, or if no direction is indicated, in the manner directed by the Board of Directors (including with respect to any matter not specified above that is properly presented at the Annual Meeting and any adjournment or postponement thereof). For detailed instructions on how to register and attend the meeting, please see the Proxy Statement. 2.&#9; To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for New Fortress Energy Inc. (the "Company") for the fiscal year ending December 31, 2026. 3.&#9; Conditioned in each case on the approval of the other Restructuring Transaction Proposals (as defined in the proxy statement), to approve and adopt, effective as of the closing of the Company's proposed restructuring transactions, an amendment and restatement to the Company’s amended and restated certificate of incorporation (the "Certificate of Incorporation") for the following amendments: 3a.&#9; To amend certain provisions of the Certificate of Incorporation to remove the existing staggered board; 3c.&#9; To amend the Certificate of Incorporation to increase the minimum size of the board of directors from one director to three directors; 3e.&#9; To amend the Certificate of Incorporation to provide for exculpation of certain of the Company’s officers from liability to the extent permitted by Delaware law, substantially aligning the protections for the Company’s officers with those currently afforded to the Company’s directors; 3b.&#9; To amend the Certificate of Incorporation to provide for the election of directors by a majority of the total votes that may be cast in the election of directors by holders of all issued and outstanding shares of the Company entitled to vote; 3d.&#9; To amend the Certificate of Incorporation to provide that holders of shares of Class A common stock of the Company will not be entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations and any other applicable designation of capital stock) that relates solely to the terms of one or more outstanding series of shares of preferred stock or other classes or series of capital stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations and any other applicable designation of capital stock) or pursuant to the General Corporation Law of the State of Delaware; 3f.&#9; To amend the Certificate of Incorporation to remove any and all references to shares of the Company’s Class B common stock, including the terms associated with such stock; 3g.&#9; To amend the Certificate of Incorporation to effect a reverse split of the Company’s issued and outstanding shares of Class A common stock at a reverse split ratio of 1-for-50; 3h.&#9; Conditioned upon the receipt of the requisite vote on Proposals 3a through 3g, to approve the proposed amended certificate of incorporation, in the form attached to this Proxy Statement as Annex A (the "Amended Certificate of Incorporation"), which includes the approval of all other changes in the Amended Certificate of Incorporation in connection with replacing the Certificate of Incorporation with the proposed Amended Certificate of Incorporation. 4.&#9; Conditioned on the approval of the other Restructuring Transaction Proposals, to approve, for the purposes of complying with Nasdaq Listing Rule 5635(d), and for all other relevant purposes, the potential issuance of shares of Class A common stock in excess of 20% of our outstanding shares of Class A common stock. 6.&#9; To adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of Proposals 1, 2, 3a through 3h, 4 and 5 at the time of the Annual Meeting. 5.&#9; Conditioned on the approval of the other Restructuring Transaction Proposals, to approve an amendment and restatement of the Company's 2019 Omnibus Incentive Plan. 1.&#9; Election of Class I Directors NEW FORTRESS ENERGY INC. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! !! ! ! ! ! !! ! !! ! !! ! !! ! ! ! ! !! ! !! ! !! ! !! ! !! For Against Abstain ! ! ! SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

T01041-P54336 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com NEW FORTRESS ENERGY INC. Annual Meeting of Stockholders June 17, 2026 9:00 AM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Christopher S. Guinta and Kevin Sullivan, or either of them, as proxy holders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of NEW FORTRESS ENERGY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time on June 17, 2026 at Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, One Manhattan West, New York, NY 10001, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED (i) "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND (ii) "FOR" PROPOSALS 2, 3A THROUGH 3H, 4, 5 AND 6. Please mark, sign, date and return this Proxy Card promptly using the enclosed reply envelope. Continued and to be signed on reverse side